UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LIV Capital Acquisition Corp.

(Name of Registrant as Specified in its Charter)

__________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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PROXY STATEMENT/PROSPECTUS FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF LIV CAPITAL ACQUISITION CORP.

PROXY STATEMENT/PROSPECTUS FOR 55,705,881 SHARES OF CLASS A COMMON STOCK AND 10,861,250 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK, IN EACH CASE OF LIV CAPITAL ACQUISITION CORP. AFTER ITS DOMESTICATION AS A CORPORATION INCORPORATED IN THE STATE OF DELAWARE, WHICH WILL BE RENAMED “AGILETHOUGHT, INC.” IN CONNECTION WITH THE BUSINESS COMBINATION.

The board of directors of LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK,” “we,” “our” or “us”), has unanimously approved the agreement and plan of merger, dated as of May 9, 2021 (as amended or modified from time to time, the “merger agreement”), by and between LIVK and AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which LIVK will domesticate as a Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein (the merger and the related transactions contemplated by the merger agreement, the “business combination”).

As described in this proxy statement/prospectus, LIVK’s shareholders are being asked to consider and vote upon (among other things) the business combination and the change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “domestication” and LIVK post-domestication, “New AT”). Assuming the domestication proposal is approved, the domestication is expected to be effectuated at least one day prior to the closing of the business combination (the “closing”). In connection with the business combination, LIVK will change its name to “AgileThought, Inc.”

The merger consideration (the “merger consideration”) to be received by (i) holders of AT’s common stock (each, an “AT common stock holder”) at the closing pursuant to the merger agreement will be paid in equity consideration and a number of Class A common stock, par value $0.0001 per share, of New AT (“Class A common stock”) equal to (A) $347,121,322 divided by (B) $10.00 (the “common merger consideration”) and (ii) holders of AT’s preferred stock (each, an “AT preferred stock holder,” and together with the AT common stock holders, the “AT equity holders”), including investment funds affiliated with LIVK’s sponsor, LIV Capital Acquisition Sponsor, L.P., at the closing pursuant to the merger agreement will be a number of shares of Class A common stock equal to the number of shares of AT’s preferred stock held by each such AT preferred stock holder as of immediately prior to the closing. Each AT common stock holder immediately prior to closing shall have the right to receive a proportionate interest (on a fully diluted basis as of immediately prior to the closing) of the common merger consideration.

Funds to repay certain outstanding indebtedness of AT upon closing of the business combination, pay costs and expenses incurred in connection with the business combination, and provide cash to New AT for general corporate purposes will consist of (i) $80,500,000 of proceeds from LIVK’s initial public offering (the “IPO”) and certain related transactions on deposit in the trust account (plus interest income accrued thereon since the IPO), net of (A) the business combination marketing fee of $2,817,500 from the IPO (subject to certain offsets for fees paid to placement agents), and (B) any redemptions of LIVK’s Class A ordinary shares in connection with the shareholder votes to be held at the extraordinary general meeting of LIVK shareholders to be held in connection with the business combination (the “general meeting”) and (ii) $26,500,000 of proceeds from the purchase by certain accredited investors, pursuant to subscription agreements entered into in connection with the business combination (the “subscription agreements”), of an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per share of Class A common stock of New AT in a private placement to close immediately prior to the closing, each as described more fully in the accompanying proxy statement/prospectus. The extent to which cash will be available to repay outstanding indebtedness of AT at the closing of the business combination will depend on a number of factors as described in the section entitled “Risk Factors — Risks Related to AT’s Business and Industry — Risks Related to AT’s Financial Position and Need for Additional Capital” in the accompanying proxy statement/prospectus.

Upon the consummation of the domestication, each of LIVK’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares, par value $0.0001 per share will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock. Similarly, all of LIVK’s outstanding warrants will become warrants to acquire shares of Class A common stock, and no other changes will be made to the terms of any outstanding warrants as a result of the domestication.

In connection with the business combination, New AT will issue 36,712,131 shares of Class A common stock to the AT equity holders (including investment funds affiliated with LIVK’s sponsor), and 2,650,000 shares of Class A common stock to investors pursuant to the subscription agreements. As a result, following the consummation of the business combination and related transactions, (i) LIVK’s public shareholders will hold 8,050,000 shares of Class A common stock, representing 16.3% of New AT’s total outstanding shares of common stock and (ii) AT equity holders (including investment funds affiliated with LIVK’s sponsor) will hold 36,712,131 shares of Class A common stock, representing 74.2% of New AT’s total outstanding shares of common stock (in each case, assuming that no holders of LIVK’s public shares elect to redeem their shares for a portion of the trust account and LIVK does not otherwise issue any additional shares in connection with the business combination, and not taking into account any warrants that will be outstanding as of the closing and may be exercised thereafter).

The accompanying statement/prospectus covers the following securities of New AT: (i) 10,132,500 shares of Class A common stock, representing LIVK’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares, to be issued in the domestication, (ii) 10,861,250 warrants to acquire shares of Class A common stock, representing LIVK’s currently issued and outstanding public warrants and private warrants, to be automatically converted by operation of law into warrants to acquire shares of Class A common stock as a result of the domestication, (iii) 10,861,250 shares of Class A common stock to be issued upon exercise of the warrants, and (iv) 34,712,131 shares of Class A common stock, representing the merger consideration to be received by AT equity holders in the business combination.

Our units, Class A ordinary shares originally sold as part of the units, and warrants originally sold as part of the units are currently listed on The Nasdaq Stock Market LLC (the “Nasdaq”) under the symbols “LIVKU,” “LIVK” and “LIVKW,” respectively. The Class A ordinary shares and warrants comprising the units began separately trading on January 14, 2020. We have applied to continue the listing of Class A common stock and warrants on the Nasdaq under the symbols “AGIL” and “AGILW,” respectively, following the closing. LIVK’s units will not be traded following the closing.

The accompanying proxy statement/prospectus provides you with detailed information about the business combination, domestication and other matters to be considered at the general meeting. We urge you to read the accompanying proxy statement/prospectus and the documents incorporated therein by reference carefully. In particular, you should review the matters discussed in the section entitled “Risk Factors” in the accompanying proxy statement/prospectus.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of either of the merger agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated July 29, 2021, and is first being mailed to LIVK shareholders on or about August 3, 2021.

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF LIV CAPITAL ACQUISITION CORP.

To Be Held On August 18, 2021

To the Shareholders of LIV Capital Acquisition Corp:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “general meeting”) of LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK,” “we,” “our” or “us”), will be held on August 18, 2021, at 10:00 a.m. (local time), at the offices of LIVK, located at Torre Virreyes, Pedregal No. 24, Piso 6-601, Col. Molino del Rey México, CDMX, 11040 for the following purposes:

1.      The Business Combination Proposal — To consider and vote upon a proposal to approve the transactions contemplated by the agreement and plan of merger, dated as of May 9, 2021 attached to the accompanying proxy statement/prospectus as Annex A (as amended or modified from time to time, the “merger agreement”), by and between LIVK and AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which LIVK will domesticate as a Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation (the “merger” and the transactions contemplated by the merger agreement, the “business combination” and such proposal, the “Business Combination Proposal”). A copy of the merger agreement is attached to the accompanying proxy statement/prospectus as Annex A.

2.      The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (the “Nasdaq”), the issuance by New AT (as defined below) of (i) shares of Class A common stock, par value $0.0001 per share, to certain accredited investors, in each case in a private placement, the proceeds of which will be used to repay certain outstanding indebtedness of AT, pay costs and expenses incurred in connection with the business combination, and/or provide cash to New AT for general corporate purposes and (ii) shares of Class A common stock, par value $0.0001 per share, to equity holders of AT, including certain investment funds affiliated with LIVK’s sponsor, LIV Capital Acquisition Sponsor, L.P. (the “Nasdaq Proposal”).

3.      The Domestication Proposal — To consider and vote upon, as a special resolution, a proposal that the jurisdiction of LIVK be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, LIVK be continued and domesticated as a corporation under the laws of the state of Delaware and, conditional upon, and with effect from, consummation of the merger, the name of LIVK be changed from “LIV Capital Acquisition Corp.” to “AgileThought, Inc.” (the “domestication” and such proposal, the “Domestication Proposal”).

4.      The Charter Amendment Proposal — To consider and vote upon, as a special resolution, a proposal that the existing amended and restated memorandum and articles of association of LIVK (together, the “existing organizational documents”) be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certificate of incorporation, substantially in the form attached to the accompanying proxy statement/prospectus as Annex B (the “proposed charter”) and the proposed new bylaws, substantially in the form attached to the accompanying proxy statement/prospectus as Annex C (the “proposed bylaws” and, together with the proposed charter, the “proposed organizational documents”) upon the domestication (the “Charter Amendment Proposal”);

5.      The Organizational Documents Proposals — To consider and vote upon six separate proposals (collectively, the “Organizational Documents Proposals”) with respect to material differences between the existing organizational documents and the proposed organizational documents of LIVK following its domestication as a Delaware corporation (the post-domestication and business combination entity, “New AT”);

6.      The Director Election Proposal — For the holders of LIVK’s Class B ordinary shares to consider and vote upon a proposal to elect (i) Gerardo Benitez, Roberto Langenauer and Mauricio Garduño, (ii) Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala and (iii) Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos, in each case, to serve staggered terms on New AT’s board of directors until the (a) 2022, (b) 2023 and (c) 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal (the “Director Election Proposal”);

7.      The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve the New AT 2021 Equity Incentive Plan to be effective after the closing of the business combination (the “Equity Incentive Plan Proposal”);

8.      The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve the New AT 2021 Employee Stock Purchase Plan to be effective after the closing of the business combination (the “Employee Stock Purchase Plan Proposal”); and

9.      The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal or the Employee Stock Purchase Plan Proposal (the “Adjournment Proposal” and, together with the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal, the “Transaction Proposals”).

The Business Combination Proposal, the Nasdaq Proposal, the Organizational Documents Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Pursuant to our existing organizational documents, until the closing, only holders of Class B ordinary shares can appoint or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee or re-nominee, as applicable, must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Approval of the Charter Amendment Proposal and the Domestication Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Each of the Transaction Proposals is more fully described in the accompanying proxy statement/prospectus, which we urge each LIVK shareholder to review carefully.

Only holders of record of LIVK’s Class A ordinary shares and Class B ordinary shares at the close of business on July 15, 2021 are entitled to notice of and to vote and have their votes counted at the general meeting and any adjournment of the general meeting.

We are providing the accompanying proxy statement/prospectus and accompanying proxy cards to our shareholders in connection with the solicitation of proxies to be voted at the general meeting and at any adjournment of the general meeting. Whether or not you plan to attend the general meeting, we urge you to read the accompanying proxy statement/prospectus (including the annexes thereto and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”

After careful consideration, LIVK’s board of directors has determined that each of the Transaction Proposals is in the best interests of LIVK and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of the Transaction Proposals.

The existence of financial and personal interests of LIVK’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of LIVK and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the Transaction Proposals. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion.

Pursuant to our existing organizational documents, we are providing the holders of our Class A ordinary shares originally sold as part of the units issued in our initial public offering (the “IPO”) (such shares, the “public shares” and the holders of such shares, the “public shareholders”) with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in the accompanying proxy statement/prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to the IPO underwriter. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2021 of $81,057,287, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants or the “founder shares” issued to LIV Capital Acquisition Sponsor, L.P. (our “sponsor”), as a holder of our Class B ordinary shares issued in a private placement prior to the IPO. Our sponsor has entered into agreements with us pursuant to which on behalf of itself and its permitted transferees our sponsor has agreed to waive its redemption rights with respect to the founder shares and any public shares our sponsor and its permitted transferees may have acquired after our IPO in connection with the completion of the business combination (and any permitted transferees of our sponsor have agreed to the same waiver).

We will pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the closing of the business combination. The closing of the business combination is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price.

The closing is conditioned on, among other things, the approval of the Transaction Proposals (other than the Adjournment Proposal) at the general meeting or at an adjournment thereof. The holders of 19.9% of our outstanding ordinary shares entitled to vote have agreed to vote any voting ordinary shares owned by them in favor of the Transaction Proposals.

We urge you to read the proxy statement/prospectus accompanying this notice (including the annexes thereto and the documents incorporated therein by reference) carefully for a more complete description of the business combination and related transactions and each of the Transaction Proposals. If you have any questions or need assistance voting your shares, please call our proxy solicitor, D.F. King & Co., Inc., at (800) 870-0653 (banks and brokers call collect at (212) 269-5550) or email at LIVK@dfking.com.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,
/s/ Alexander R. Rossi
Alexander R. Rossi
Chairman and Chief Executive Officer
July 29, 2021

i

ADDITIONAL INFORMATION

This document incorporates important business and financial information about LIVK from documents that LIVK has filed with the United States Securities and Exchange Commission (“SEC”) but that have not been included in or delivered with this document. You can obtain such documents free of charge through the SEC’s website (www.sec.gov). In addition, you can request LIVK’s documents in writing at the following address or by telephone at the following phone number:

LIV Capital Acquisition Corp.

Torre Virreyes

Pedregal No. 24, Piso 6-601

Col. Molino del Rey México, CDMX, 11040

Attn.: Secretary

+52 55 1100 2470

LIVK’s website address is http://livcapitalspac.mx. LIVK’s website and the information contained on, or that can be accessed through, LIVK’s website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

If you would like to request any documents, please do so by August 11, 2021 in order to receive them before the general meeting.

You should rely only on information contained in or incorporated by reference into this document. No one has been authorized to provide you with information that is different from the information contained in or incorporated by reference into this document. This document is dated July 29, 2021. You should not assume that the information contained in, or incorporated by reference into, this document is accurate as of any date other than that date. Neither our mailing of this document to LIVK shareholders, nor the issuance of equity by LIVK in connection with the business combination and the related transactions, subsequent to that date will create any implication to the contrary. For a listing of documents incorporated by reference into this document, please see the section entitled “Where You Can Find Additional Information; Incorporation by Reference.”

Information on the websites of LIVK or AT is not part of this document. You should not rely on that information in deciding how to vote. Information contained in this document regarding LIVK has been provided by LIVK and information contained in this document regarding AT has been provided by AT.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement/prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding LIVK’s, AT’s or their respective management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the business combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this proxy statement/prospectus and the documents incorporated by reference herein are based on current expectations and beliefs concerning future developments and their potential effects taking into account information currently available. There can be no assurance that future developments affecting LIVK or AT will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond LIVK’s or AT’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could result in the failure to consummate the business combination; (2) the outcome of any legal proceedings that may be instituted against LIVK or AT regarding the business combination; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of LIVK, to obtain financing to complete the business combination or to satisfy other conditions to closing in the definitive agreements with respect to the business combination; (4) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (5) the ability to meet and maintain Nasdaq’s listing standards following the consummation of the business combination; (6) the risk that the business combination disrupts current plans and operations of AT as a result of the announcement and consummation of the business combination; (7) costs related to the business combination; (8) changes in applicable laws or regulations; (9) the possibility that AT or New AT may be adversely affected by other economic, business, and/or competitive factors; (10) the risk that AT or New AT may not be able to raise financing in the future; (11) the risk that AT or New AT may not be able to retain or recruit necessary officers, key employees or directors following the business combination; (12) the risk that our or New AT’s public securities will be illiquid; (13) the risk that we will not be able to obtain the required approval for domestication or the subject of the other Transaction Proposals; (14) the risks related to the changes in shareholders’ rights as a result of domestication; (15) the risk that shareholders may experience adverse tax consequences with respect to their shares at the effective time of the domestication; (16) the risk that operating under the laws of the State of Delaware will affect the conduct of our or New AT’s business; (17) the risks and uncertainties described in the section entitled “Risk Factors” in this proxy statement/prospectus; and (18) other risks and uncertainties indicated from time to time in filings made with the SEC, including those risk factors described under “Item 1A. Risk Factors” of LIVK’s Annual Report on Form 10-K/A filed with the SEC on May 13, 2021, which is incorporated by reference herein and attached as Annex G to this proxy statement/prospectus. Should one or more of these risks or uncertainties materialize, they could cause actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements in deciding how to grant your proxy or instruct how your vote should be cast on the Transaction Proposals set forth in this proxy statement/prospectus.

Certain Defined Terms

Unless the context otherwise requires, references in this proxy statement/prospectus to:

“amended and restated registration rights agreement” are to the Amended and Restated Registration Rights Agreement to be entered into, by and among LIVK, our sponsor and certain post-merger New AT equity holders;

“AT” are to AgileThought, Inc., a Delaware corporation;

“AT equity holders” are to holders of shares of AT common stock and AT preferred stock immediately prior to the closing;

“AT lender conversion” are to the conversion of all amounts outstanding under the Second Lien Facility into AT common stock in accordance with the conversion agreement;

“business combination” are to the transactions contemplated by the merger agreement;

“business combination marketing fee” are to $2,817,500, such amount being 3.5% of the total gross proceeds raised in the IPO payable as underwriting commissions to the underwriter of the IPO from the proceeds held in the trust account, which the underwriter of the IPO is entitled to receive upon the closing in accordance with the trust agreement;

“CARES Act” are to the Coronavirus Aid, Relief, and Economic Security Act;

“certificate of merger” are to the certificate of merger to be filed in Delaware evidencing the merger, at the effective time, of AT with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation;

“Cayman Islands Companies Act” are to the Cayman Islands Companies Act (As Revised) of the Cayman Islands, as amended;

“Class A common stock” are to the shares of Class A common stock of New AT, par value $0.0001 per share;

“Class A ordinary shares” are to LIVK’s Class A ordinary shares, par value $0.0001 per share;

“Class B ordinary shares” are to LIVK’s Class B ordinary shares, par value $0.0001 per share;

“closing” are to the closing of the business combination;

“Code” are to the Internal Revenue Code of 1986, as amended;

“conversion agreement” are to the conversion agreement, dated as of May 9, 2021, by and among AT and the Second Lien Lenders;

“Credit Suisse” are to Credit Suisse Asset Management Mexico;

“Credit Suisse Lender” are to Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, como fiduciario del fideicomiso irrevocable F/17937-8, as Tranche A Lender and Tranche A-2 Lender;

“directors” are to LIVK’s current directors;

“DGCL” are to the Delaware General Corporation Law, as amended;

“DOJ” are to the U.S. Department of Justice;

“effective time” are to the time when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or such later time as may be agreed by LIVK and AT in writing and specified in the certificate of merger, but in any event following the consummation of the domestication;

v

“equity contribution agreement” are to the agreement between AT and certain investment funds affiliated with our sponsor (collectively, “LIV Fund IV”) pursuant to which such funds made, on March 19, 2021, an investment in 2,000,000 shares of preferred stock of AT that, by their terms, will be converted into 2,000,000 shares of Class A common stock in the business combination;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“existing organizational documents” are to our amended and restated memorandum and articles of association, effective December 10, 2019, as amended from time to time;

“First Lien Facility” are to the amended and restated credit agreement, dated as of July 18, 2019 and as amended, among AT, the other AT-related entities that are parties thereto, Monroe Capital Management Advisors, LLC, as administrative agent, and the financial institutions listed therein, as lenders;

“founder shares” are to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to our IPO (which from time to time may be transferred to certain of our sponsor’s permitted transferees in accordance with the terms of the sponsor IPO letter agreement) and the shares of Class A common stock that will be issued upon the automatic conversion of such Class B ordinary shares at the time of the domestication (and for the avoidance of doubt, founder shares do not include the representative shares (as defined below));

“GAAP” are to United States generally accepted accounting principles;

“general meeting” are to the extraordinary general meeting of LIVK shareholders to be held in connection with the business combination and to consider and vote upon the Transaction Proposals;

“holder of our founder shares” are to our sponsor and its affiliates and their respective permitted transferees that hold founder shares in accordance with the terms of the sponsor IPO letter agreement;

“IT” are to information technology;

“IPO” or “initial public offering” are to LIVK’s initial public offering of units, which closed on December 13, 2019;

“LIVK,” “we,” “our” or “us” are to LIV Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands;

“management” or our “management team” are to our offıcers and directors;

“merger” are to the merger evidenced by a certificate of merger between LIVK and AT pursuant to which, following the domestication of LIVK as a new Delaware corporation, AT will merge with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation;

“merger agreement” are to the agreement and plan of merger, dated as of May 9, 2021 as amended or modified from time to time, by and between LIVK and AT;

“Nasdaq” are to The Nasdaq Stock Market LLC;

“New AT” are to LIVK post-domestication, which shall be the surviving and continuing entity post-merger and shall be renamed at the effective time to “AgileThought, Inc.”;

“New AT warrants” are to the warrants to acquire shares of Class A common stock;

“Nexxus” are to Nexxus Capital, S.C.;

“ordinary shares” are to our Class A ordinary shares and Class B ordinary shares;

“PIPE subscription financing” are to the aggregate $26,500,000 of proceeds from the issuance of the subscription shares;

“private placement warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of our IPO (which from time to time may be transferred to certain of our sponsor’s permitted transferees in accordance with the terms of the sponsor IPO letter agreement);

“proposed bylaws” are to the proposed bylaws of New AT to be effective upon the effective time of the domestication, substantially in the form attached to this proxy statement/prospectus as Annex C;

“proposed charter” are to the proposed certificate of incorporation of New AT to be effective upon the effective time of the domestication, substantially in the form attached to this proxy statement/prospectus as Annex B;

“proposed organizational documents” are to the proposed charter and proposed bylaws;

“public shareholders” are to the holders of our public shares;

“public shares” are to our Class A ordinary shares sold as part of the units in our IPO (whether they were purchased in our IPO or thereafter in the open market);

“public warrants” are to our redeemable warrants sold as part of the units in our IPO (whether they were purchased in our IPO or thereafter in the open market), with each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50;

“registration rights agreement” are to the Registration Rights Agreement, dated December 10, 2019, between LIVK and our sponsor;

“related party” are to each of our directors, officers and substantial security holders;

“representative shares” are to the 70,000 Class B ordinary shares that we have issued to EarlyBirdCapital, Inc. (and/or its designees), which representative shares will automatically convert into Class A common stock at the time of consummation of the business combination;

“Second Lien Facility” are to the amended and restated credit agreement, dated as of July 18, 2019 and as amended, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, GLAS USA LLC, as administrative agent, GLAS AMERICAS LLC, as collateral agent, and the Second Lien Lenders;

“Second Lien Lenders” are to Nexxus Capital Private Equity Fund VI, L.P., Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, Division Fiduciaria, in its capacity as trustee of the trust “Nexxus Capital VI” and identified with number No. F-173183, as Tranche B Lender and Tranche B-2 Lender and Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, como fiduciario del fideicomiso irrevocable F/17937-8, as Tranche A Lender and Tranche A-2 Lender;

“Securities Act” are to the Securities Act of 1933, as amended;

“sponsor” are to LIV Capital Acquisition Sponsor, L.P., a Delaware limited liability company;

“sponsor IPO letter agreement” are to the letter agreement entered into between us and our sponsor on December 9, 2019;

“sponsor letter agreement” are to the letter agreement entered into between us, our sponsor, Alex Rossi, Humberto Zesati, Miguel Ángel Dávila and AT on May 9, 2021;

“subscription agreements” are to the subscription agreements by and among LIVK and the subscription investors, pursuant to which the subscription investors will purchase subscription shares in a privately negotiated transaction in connection with the consummation of the business combination;

“subscription investors” are to the accredited investors with whom LIVK entered into the subscription agreements, pursuant to which the subscription investors will purchase subscription shares in a privately negotiated transaction in connection with the consummation of the business combination;

“subscription shares” are to the shares issued to the subscription investors pursuant to the subscription agreements;

“Transaction Proposals” are to the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal;

“transfer agent” are to Continental Stock Transfer & Trust Company, as transfer agent of LIVK;

“trust account” are to the U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by the trustee, established to hold a portion of the net proceeds from the IPO and the sale of the private warrants;

“trust agreement” are to the Investment Management Trust Agreement, dated as of December 10, 2019, by and between LIVK and the trustee;

“trustee” are to Continental Stock Transfer & Trust Company, a New York corporation;

“units” are to LIVK’s units sold in the IPO, each of which consists of one Class A ordinary share and one warrant;

“warrant agent” are to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent;

“warrant agreement” are to the Warrant Agreement, dated as of December 10, 2019, by and between LIVK and the warrant agent;

“warrants” are to the public warrants and the private warrants;

“voting and support agreements” are to those certain Voting and Support Agreements, each dated as of May 9, 2021, by and among LIVK, AT and certain AT equity holders, certain of whom are employees of AT; and

“$,” “US$” and “U.S. dollar” each refer to the United States dollar.

Unless otherwise specified, the voting and economic interests of stockholders of New AT set forth in this proxy statement/prospectus (x) assume that (i) no public shareholders elect to have their public shares redeemed in connection with the business combination, (ii) none of LIVK’s existing shareholders or the investors who will become shareholders of New AT at the closing of the transactions contemplated by the subscription agreements purchase public shares in the open market, (iii) there are no other issuances of equity interests of LIVK and (iv) the closing occurs on or before August 20, 2021, and (y) do not take into account private warrants and public warrants that will be outstanding upon the closing and may be exercised thereafter.

Summary Term Sheet

This Summary Term Sheet and the sections entitled “Questions and Answers About the Transaction Proposals for LIVK Shareholders” and “Summary of the Proxy Statement/Prospectus” summarize certain information contained in this proxy statement/prospectus, but do not contain all of the information that may be important to you. You should carefully read this entire proxy statement/prospectus, including the attached annexes and the documents incorporated by reference herein, for a more complete understanding of the matters to be considered at the general meeting.

•        LIVK is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “initial business combination”).

•        AT is a leading provider of agile-first, end-to-end, digital solutions in the North American market using onshore and nearshore delivery.

•        There are currently an aggregate of 10,132,500 ordinary shares of LIVK issued and outstanding, consisting of 8,050,000 public shares and 2,082,500 Class B ordinary shares. In addition, there are currently 10,861,250 warrants of LIVK outstanding, consisting of 8,050,000 public warrants and 2,811,250 private warrants. Each whole warrant entitles the holder to purchase one ordinary share for $11.50 per share. The warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. Once the warrants become exercisable, LIVK may redeem the outstanding warrants (other than the private warrants, and any warrants underlying additional units issued to our sponsor, officers, directors, initial shareholder or their affiliates in payment of working capital loans made to us) in whole and not in part, at a price of $0.01 per warrant, if the last sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day before LIVK sends the notice of redemption to the warrant holders. The private warrants, however, are non-redeemable so long as our sponsor or its affiliates or their respective permitted transferees holds them. EarlyBirdCapital, Inc. (or its designees), the underwriter of our IPO, holds 70,000 of our Class B ordinary shares.

•        Holders of Class A ordinary shares and holders of Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by shareholders and will vote together as a single class on all matters submitted to a vote of our shareholders except (i) that prior to the completion of a business combination, only the holders of a majority of the Class B ordinary shares may appoint or remove a member of our board of directors and (ii) as otherwise required by law. The Class B ordinary shares, which are held by our sponsor or its affiliates and its or their respective permitted transferees and EarlyBirdCapital, Inc. (or its designees), will automatically convert, on a one-for-one basis, into 2,082,500 shares of Class A common stock at the completion of the domestication described below.

•        On May 9, 2021, we entered into the merger agreement with AT, pursuant to which LIVK will domesticate as a Delaware corporation and AT will subsequently merge with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation.

•        Pursuant to the merger agreement, the merger consideration to be paid in equity consideration and received by (i) holders of AT’s common stock (each, an “AT common stock holder”) at the closing pursuant to the merger agreement will be a number of Class A common stock equal to (A) $347,121,322 divided by (B) $10.00 (the “common merger consideration”) and (ii) holders of AT’s preferred stock (each, an “AT preferred stock holder”), including investment funds affiliated with LIVK’s sponsor, at the closing pursuant to the merger agreement will be a number of shares of Class A common stock equal to the number of shares of AT’s preferred stock held by each such AT preferred stock holder as of immediately prior to the closing. Each AT common stock holder immediately prior to closing shall have the right to receive a proportionate interest (on a fully diluted basis as of immediately prior to the closing) of the common merger consideration. Financing to repay certain outstanding indebtedness of AT upon closing of the business combination, pay costs and expenses incurred in connection with the business combination, and provide cash to New AT for general corporate purposes will consist of (i) $80,500,000 of proceeds from the IPO and certain related transactions on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of any redemptions of LIVK’s Class A ordinary shares in connection with the shareholder vote to be held at the general meeting, and (ii) $26,500,000 of proceeds from the purchase by the subscription investors of shares of Class A common stock of New AT pursuant to the subscription agreements entered into in connection with the entry into the merger agreement, each as described more fully herein. The extent to which cash will be available to repay outstanding indebtedness at the closing of the business combination will depend on a number of factors as described in the section entitled “Risk Factors — Risks Related to AT’s Business and Industry — Risks Related to AT’s Financial Position and Need for Additional Capital”.

•        At the closing, AT’s separate corporate existence will cease and New AT will be the surviving entity. For more information about the merger agreement and the business combination, see the section entitled “The Business Combination — The Merger Agreement.”

•        Unless waived by the parties to the merger agreement, the closing is subject to a number of conditions set forth in the merger agreement, including, among others, LIVK shareholder approval of the Transaction Proposals (other than the Adjournment Proposal). For more information about the closing conditions to the business combination, see the section entitled “The Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination.”

•        The merger agreement may be terminated at any time prior to the consummation of the business combination upon agreement of the parties thereto, or by LIVK or AT acting alone in specified circumstances. For more information about the termination rights under the merger agreement, see the section entitled “The Business Combination — The Merger Agreement — Termination.”

•        The business combination and related transactions involve numerous risks. For more information about these risks, please see the section entitled “Risk Factors.”

•        Pursuant to the conversion agreement, all of the outstanding total obligations due to the Second Lien Lenders under the Second Lien Facility will be converted into shares of AT common stock prior to the closing and into shares of Class A common stock in connection with the closing. Assuming the closing occurs on or before August 20, 2021, pursuant to the conversion agreement, the Second Lien Lenders will receive 115,923 shares of AT common stock immediately prior to the business combination.

•        At least one day prior to the closing, LIVK will change its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware. Post-domestication, in connection with the merger and at the effective time, LIVK will be renamed “AgileThought,” Inc. For more information about the domestication, see the section entitled “The Domestication.”

•        At the effective time of the domestication, all Class A ordinary shares and Class B ordinary shares will be converted into shares of Class A common stock.

•        Pursuant to our existing organizational documents, in connection with the business combination, our public shareholders may elect to have their Class A ordinary shares redeemed for cash at the applicable redemption price per share calculated in accordance with our existing organizational documents. As of March 31, 2021, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. If a holder exercises its redemption rights, then such holder will be exchanging its public shares for cash and will no longer own shares of LIVK or New AT following the closing and will not participate in the future growth of LIVK or New AT, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares to our transfer agent at least two business days prior to the general meeting. We will pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. See the section entitled “General Meeting of LIVK Shareholders — Redemption Rights.”

x

•        We entered into subscription agreements with the subscription investors concurrently with and following the execution of the merger agreement, pursuant to which such subscription investors committed to purchase an aggregate of 2,650,000 shares of Class A common stock of New AT, for $10.00 per share, for an aggregate purchase price of $26,500,000. The closing of the transactions contemplated by the subscription agreements will occur immediately prior to the closing, subject to the satisfaction or the waiver of the closing conditions therein. See the section entitled “The Business Combination — Related Agreements — Subscription Agreements.”

•        Concurrently with the execution of the merger agreement, LIVK, AT and certain AT equity holders, certain of whom are employees of AT, entered into voting and support agreements, pursuant to which such AT equity holders agreed to vote all of their equity interests in AT in favor of the merger agreement and related transactions and to take certain other actions in support of the merger agreement and related transactions. See the section entitled “The Business Combination — Related Agreements — Voting and Support Agreements.”

•        Concurrently with the execution of the merger agreement, LIVK, our sponsor and certain of our directors entered into the sponsor letter agreement with AT, pursuant to which our sponsor agreed to waive the anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing, not to redeem any founder shares and to vote in favor of the Transaction Proposals. See the section entitled “The Business Combination — Related Agreements — Sponsor Letter Agreement.”

•        Upon the closing, the size of our board of directors will be expanded to eleven (11) directors, who will be Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos. See the section entitled “Management After The Business Combination.”

•        Upon the closing, LIVK will cause the cause the registration rights agreement, dated December 10, 2019, to be amended and restated in the form of the amended and restated registration rights agreement. See the section entitled “The Business Combination — Related Agreements — Amended and Restated Registration Rights Agreement.”

•        Assuming there are no redemptions of our public shares and that no additional shares are issued prior to completion of the business combination, it is anticipated that, upon completion of the domestication, the business combination and related transactions (including the conversion of all Class B ordinary shares to shares of Class A common stock in accordance with the terms of the merger agreement), the ownership of New AT by our public shareholders, the subscription investors, the AT equity holders, the holders of the representative shares, our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), New AT’s executive officers and directors and their affiliated entities, and the AT equity holders will be as follows:

•        Our public shareholders would own 8,050,000 shares of Class A common stock, representing 16.3% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 5.4% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 2,012,500 shares of Class A common stock, representing 4.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 59.8% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 14.4% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by LIVK’s existing shareholders in New AT, and the ownership of other shareholders of New AT, following the business combination will be different. For example, if we assume that all 8,050,000 public warrants and 2,811,250 private warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of New AT by our public shareholders, the subscription investors, the holders of the representative shares, our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), New AT’s executive officers and directors and their affiliated entities, and the AT equity holders would be as follows:

•        Our public shareholders would own 16,100,000 shares of Class A common stock, representing 26.7% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 4.4% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 4,823,750 shares of Class A common stock, representing 8.0% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting, but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 49.0% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 11.8% of New AT’s total outstanding shares of common stock; and

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

•        At the effective time of the domestication, the founder shares and representative shares will automatically convert into Class A common stock on a one-for-one basis.

•        The public warrants and the private warrants will become exercisable 30 days after the completion of the business combination and will expire five years after the completion of the business combination or earlier upon redemption or liquidation. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

•        Our board of directors considered various factors in determining whether to approve the merger agreement. For more information about our board’s decision-making process, see the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination.”

•        In addition to voting on the proposal to approve and adopt the merger agreement and the transactions contemplated thereby at the general meeting, LIVK’s shareholders will also be asked to vote on:

•        approval, for purposes of complying with applicable listing rules of the Nasdaq, of the issuance by New AT of (i) Class A common stock to certain accredited investors, in each case in a private placement, the proceeds of which will be used to repay certain outstanding indebtedness of AT, pay costs and expenses incurred in connection with the business combination and/or provide cash to New AT for general corporate purposes and (ii) shares of Class A common stock to equity holders of AT, including LIV Fund IV;

•        approval by special resolution of the change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware;

•        approval by special resolution of the replacement of the existing organizational documents with the proposed organizational documents effective upon the effective time of the domestication;

•        approval of six separate proposals with respect to material differences between the existing organizational documents of LIVK and the proposed organizational documents of New AT;

•        the election of (i) Gerardo Benitez, Roberto Langenauer and Mauricio Garduño, (ii) Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala and (iii) Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos, in each case, to serve staggered terms on New AT’s board of directors until the (a) 2022, (b) 2023 and (c) 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified or until their earlier death, resignation or removal;

•        approval of the New AT 2021 Equity Incentive Plan;

•        approval of the New AT 2021 Employee Stock Purchase Plan; and

•        approval of the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Transaction Proposals; and

As soon as practicable following the closing, the New AT board of directors anticipates granting the value generation RSUs, as further described in the section titled, “Executive Compensation — New AT Executive Officer and Director Compensation Following the Business Combination — Value Generation RSUs.”

For more information, see the sections entitled “Proposal No. 1 — The Business Combination Proposal,” “Proposal No. 2 — The Nasdaq Proposal,” “Proposal No. 3 — The Domestication Proposal,” “Proposal No. 4 — The Charter Amendment Proposal,” “Proposal No. 5 — Organizational Documents Proposal A,” “Proposal No. 6 — Organizational Documents Proposal B,” “Proposal No. 7 — Organizational Documents Proposal C,” “Proposal No. 8 — Organizational Documents Proposal D,” “Proposal No. 9 — Organizational Documents Proposal E,” “Proposal No. 10 — Organizational Documents Proposal F,” “Proposal No. 11 — The Director Election Proposal,” “Proposal No. 12 — The Equity Incentive Plan Proposal,” “Proposal No. 13 — The Employee Stock Purchase Plan Proposal” and “Proposal No. 14 — The Adjournment Proposal.”

Questions and Answers About the Transaction Proposals for LIVK Shareholders

The following questions and answers briefly address some commonly asked questions relating to the Transaction Proposals to be presented at the general meeting, including proposals relating to the business combination. The following questions and answers do not include all the information that is important to LIVK shareholders. We urge LIVK shareholders to read carefully the remainder of this proxy statement/prospectus, including the attached annexes and the documents incorporated by reference herein.

Q:     Why am I receiving this proxy statement/prospectus?

A:     LIVK shareholders are being asked to consider and vote upon, among other things, a proposal to approve the transactions contemplated by the merger agreement. The merger agreement provides, subject to the terms and conditions contained therein, that LIVK will domesticate as a new Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation as New AT. Shareholder approval of the merger agreement and the transactions contemplated thereby is required by the merger agreement and the existing organizational documents, as well as to comply with Nasdaq listing rule 5635.

A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes and the documents incorporated by reference herein contain important information about the business combination and the other matters to be acted upon at the general meeting. You should read this proxy statement/prospectus, including the attached annexes and documents incorporated by reference herein, carefully and in their entirety.

In addition, if the Domestication Proposal is approved, LIVK will domesticate as a Delaware corporation. Upon the domestication, the currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert, on a one-for-one basis, into shares of Class A common stock. Similarly, all of LIVK’s outstanding warrants will become warrants to acquire shares of Class A common stock, but no other changes will be made to the terms of any outstanding warrants as a result of the domestication.

In connection with the domestication, the existing organizational documents will be replaced by the proposed organizational documents. The provisions of the proposed organizational documents will differ materially from those of the existing organizational documents. Please see “Questions and Answers About the Transaction Proposals For LIVK Shareholders — What amendments will be made to the existing organizational documents of LIVK?” below.

YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ATTACHED ANNEXES AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Q:     Why is LIVK proposing the business combination?

A:     LIVK is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

AT is a Delaware corporation. AT is a leading provider of agile-first, end-to-end, digital solutions in the North American market using onshore and nearshore delivery.

See the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination.”

Q:     What is being voted on at the general meeting?

A:     LIVK shareholders will vote on the following proposals at the general meeting:

1.      The Business Combination Proposal — To consider and vote upon a proposal to approve the transactions contemplated by the merger agreement, by and among LIVK and AT, pursuant to which LIVK will domesticate as a new Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein. A copy of the merger agreement is attached to this proxy statement/prospectus as Annex A;

2.      The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the Nasdaq, the issuance and sale by New AT of (i) Class A common stock, par value $0.0001 per share, to certain accredited investors, in each case in a private placement, the proceeds of which will be used to repay certain outstanding indebtedness of AT, pay costs and expenses incurred in connection with the business combination, and/or provide cash to New AT for general corporate purposes and (ii) shares of Class A common stock, par value $0.0001 per share, to equity holders of AT, including LIV Fund IV;

3.      The Domestication Proposal — To consider and vote upon a proposal to approve by special resolution the change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware;

4.      The Charter Amendment Proposal — To consider and vote upon a proposal to approve by special resolution that the existing organizational documents of LIVK be amended and restated by the deletion in their entirety and the substitution in their place of the proposed organizational documents of New AT effective upon the domestication;

5.      The Organizational Documents Proposals — To consider and vote upon six separate proposals with respect to material differences between the existing organizational documents and the proposed organizational documents of New AT;

6.      The Director Election Proposal — For the holders of Class B ordinary shares to consider and vote upon a proposal to elect (i) Gerardo Benitez, Roberto Langenauer and Mauricio Garduño, (ii) Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala and (iii) Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos, in each case, to serve staggered terms on New AT’s board of directors until the (a) 2022, (b) 2023 and (c) 2024 annual meetings of stockholders, respectively, and until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal;

7.      The Equity Incentive Plan Proposal — To consider and vote upon a proposal to approve the New AT 2021 Equity Incentive Plan to be effective after the closing of the business combination;

8.      The Employee Stock Purchase Plan Proposal — To consider and vote upon a proposal to approve the New AT 2021 Employee Stock Purchase Plan to be effective after the closing of the business combination; and

9.      The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Transaction Proposals.

After careful consideration, LIVK’s board of directors has determined that the Transaction Proposals are in the best interests of LIVK and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals. The existence of financial and personal interests of LIVK’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of LIVK and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the Transaction Proposals. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for a further discussion.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ATTACHED ANNEXES AND DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

Q:     Why is LIVK providing shareholders with the opportunity to vote on the Business Combination?

A:     Under our existing organizational documents, we must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of the business combination either in conjunction with a tender offer or in conjunction with a shareholder vote. For business and other reasons, we have elected to provide our shareholders with the opportunity to have their public shares redeemed in connection with a shareholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our shareholders of the Business Combination Proposal in order to allow our public shareholders to effectuate redemptions of their public shares in connection with the closing. The approval of our shareholders of the Business Combination Proposal is also a condition to the closing of the business combination in the merger agreement.

Q:     What is the relationship between LIVK and the investors who are investing in LIVK in private placements in connection with the business combination?

A:     Simultaneously with the consummation of our IPO and the sale of the units, we consummated a private placement of 2,811,250 warrants at a price of $1.00 per warrant, issued to our sponsor, generating total proceeds of $2,811,250.

Pursuant to the subscription agreements, the subscription investors have committed to purchase an aggregate of 2,650,000 shares of Class A common stock of New AT in privately negotiated transactions in connection with the consummation of the business combination, for $10.00 per share, for an aggregate purchase price of $26,500,000. In addition, on February 2, 2021, LIV Fund IV entered into the equity contribution agreement pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 that, by their terms, will be converted to 2,000,000 shares of Class A common stock in the business combination. The proceeds from the purchase were used to partially repay the First Lien Facility. Please see the section entitled “The Business Combination — Related Agreements” for more information.

For more information about the interests of our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), and our officers and directors in the business combination, see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”

Q:     Will the management of LIVK and AT change following the business combination?

A:     The business and affairs of New AT will be managed under the direction of its board of directors. Following the closing, New AT’s board will have eleven directors, be chaired by Manuel Senderos and include Alexander R. Rossi, current Chairman and Chief Executive Officer and director of LIVK. Subject to the terms of the proposed organizational documents, the number of directors will be fixed by New AT’s board of directors and will be at least seven and no more than twelve directors. AT’s officers will become New AT’s officers following the closing. Please see the section entitled “Management After The Business Combination” for more information.

Q:     What is the form of consideration that the AT equity holders will receive in return for the business combination between AT and LIVK?

A:     Upon the closing, the AT equity interests held by the AT equity holders will convert into the right to receive shares of Class A common stock in accordance with the merger agreement.

Each share of Class A common stock will provide the holder the rights to vote, receive dividends and share in distributions in connection with a liquidation and other stockholder rights with respect to New AT.

Q:     How were the transaction structure and consideration for the business combination determined?

A:     The business combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of LIVK’s management team and board of directors. The terms of the business combination were the result of extensive negotiations between LIVK, AT and the other parties to the business combination. Please see the section entitled “The Business Combination — Background of the Business Combination” for more information. At the closing, AT will be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation. The organizational structure is described in more detail below under “The Business Combination — The Merger Agreement — General Description of the Business Combination; Structure of the Business Combination.”

Q:     What conditions must be satisfied to complete the business combination?

A:     There are a number of closing conditions in the merger agreement, including the approval by our shareholders of the Transaction Proposals (other than the Adjournment Proposal) as well as certain regulatory approvals. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, see the section entitled “The Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination.”

Q:     What equity stake will current LIVK public shareholders, the subscription investors, the AT equity holders, the holders of representative shares and our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), officers and directors hold in New AT following the consummation of the business combination?

A:     Assuming there are no redemptions of our public shares and that no additional shares are issued prior to completion of the business combination, it is anticipated that, upon completion of the business combination and related transactions (including the conversion of all Class B ordinary shares to shares of Class A common stock in accordance with the terms of the merger agreement), the ownership of New AT by our public shareholders, the subscription investors, the holders of representative shares, our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), New AT’s executive officers and directors and their affiliated entities and the AT equity holders will be as follows:

•        Our public shareholders would own 8,050,000 shares of Class A common stock, representing 16.3% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 5.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 2,012,500 shares of Class A common stock, representing 4.1% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 59.8% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 14.4% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by LIVK’s existing shareholders in New AT, and the ownership of other shareholders of New AT, following the business combination will be different. For example, if we assume that all 8,050,000 public warrants and 2,811,250 private warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of New AT by our public shareholders, the subscription investors, the holders of representative shares, our sponsor (and affiliates of our sponsor and its and their respective permitted transferees), New AT’s executive officers and directors and their affiliated entities and the AT equity holders would be as follows:

•        Our public shareholders would own 16,100,000 shares of Class A common stock, representing 26.7% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 4.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 4,823,750 shares of Class A common stock, representing 8.0% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 49.0% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 11.8% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

You should read the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Q:     What equity stake will current AT equity holders hold in New AT following the consummation of the business combination?

A:     Upon the completion of the business combination (assuming, among other things, that no LIVK shareholders exercise redemption rights with respect to their ordinary shares upon completion of the business combination and the other assumptions described under the last paragraph of the section entitled “Certain Defined Terms”), the AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, are expected to own approximately 74.2% of New AT’s outstanding Class A common stock. The public shareholders are expected to own approximately 16.3% of New AT’s outstanding Class A common stock.

If any of LIVK’s shareholders exercise their redemption rights, the percentage of New AT’s outstanding shares of Class A common stock held by the public shareholders will decrease and the percentage held by the AT equity holders will increase, in each case relative to the percentage held if none of the LIVK ordinary shares are redeemed. All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the last paragraph of the section entitled “Certain Defined Terms.” Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:     Did the board of directors of LIVK obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the business combination?

A:     No. The board of directors of LIVK did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the business combination. LIVK’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and expertise of LIVK’s advisors, enabled them to make the necessary analyses and determinations regarding the business combination. Accordingly, investors will be relying solely on the judgment of the board of directors of LIVK in valuing AT’s business and assuming the risk that the board of directors of LIVK may not have properly valued such business.

Q:     Why is LIVK proposing the Nasdaq Proposal?

A:     LIVK is proposing the Nasdaq Proposal in order to comply with Nasdaq listing rules, which require, among other things, shareholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities or the issuance of stock or securities to any director, officer or “substantial shareholder” (as determined under the applicable Nasdaq listing rules). In connection with the business combination, LIVK is seeking shareholder approval for the issuance of 2,650,000 shares of Class A common stock to the subscription investors in a private placement simultaneously with the closing of the business combination and 36,712,131 shares of Class A common stock to AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder. Because the number of securities that New AT will issue in connection with the business combination to the subscription investors, and equity holders of AT, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, is equal to 20% or more of LIVK’s outstanding voting power and outstanding common stock, it is required to obtain shareholder approval of such issuances pursuant to Nasdaq listing rules. Shareholder approval of the Nasdaq Proposal is also a condition to closing in the merger agreement. See the section entitled “Proposal No. 2 — The Nasdaq Proposal” for additional information.

Q:     Why is LIVK proposing the Domestication Proposal?

A:     LIVK’s shareholders are also being asked to consider and vote upon a proposal to approve a change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware, which is referred to as the “domestication.” The Domestication Proposal allows LIVK to re-domicile as a Delaware entity. We believe that the domestication would, among other things, provide legal, administrative, and other similar efficiencies; relocate our jurisdiction of organization to one that is the choice of domicile for many publicly traded corporations, as there is an abundance of case law to assist in interpreting the DGCL, and the Delaware legislature frequently updates the DGCL to reflect current technology and legal trends; and provide a favorable corporate environment which will help us compete more effectively with other publicly traded companies in raising capital and in attracting and retaining skilled and experienced personnel. See the section entitled “Proposal No. 3 — The Domestication Proposal,” for additional information.

Q:     How will the domestication and the business combination affect my public shares, public warrants and units?

A:     Upon the consummation of the domestication, each of LIVK’s currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert by operation of law, on a one-for-one basis, into shares of Class A common stock. Similarly, all of LIVK’s outstanding warrants will become warrants to acquire shares of Class A common stock, and no other changes will be made to the terms of any outstanding warrants as a result of the domestication. LIVK’s units will not be traded following the closing.

Q:     What amendments will be made to the existing organizational documents of LIVK?

A:     In connection with the domestication, LIVK’s shareholders also are being asked to consider and vote upon, as a special resolution, a proposal to replace the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, which differ materially from the existing organizational documents.

	Existing Organizational Documents	Proposed Organizational Documents
Corporate Name (Organizational Documents Proposal A)	The existing organizational documents provide the name of the company is “LIV Capital Acquisition Corp.” See paragraph 1 of the existing organizational documents.	The proposed organizational documents provide the new name of the corporation will be “AgileThought, Inc.” following the merger. See Article 1 of the proposed charter.

Exclusive Forum (Organizational Documents Proposal A)	The existing organizational documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The proposed organizational documents adopt Delaware as the exclusive forum for certain stockholder litigation. See Article 7 of the proposed charter.

Perpetual Existence (Organizational Documents Proposal A)

The existing organizational documents provide that if we do not consummate a business combination (as defined in our existing organizational documents) by September 13, 2021, LIVK will cease all operations except for the purposes of winding-up, liquidation and dissolution and shall redeem the shares issued in its initial public offering and liquidate its trust account.

See Article 49.6 of the existing organizational documents.

The proposed organizational documents do not contain a provision with regard to the cessation of operations if we do not consummate a business combination by September 13, 2021, and New AT’s existence will be perpetual.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal A)

The existing organizational documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.

See Article 49 of the existing organizational documents.

The proposed organizational documents do not contain provisions related to our status as a blank check company prior to the consummation of the business combination and do not contain a provision with regard to the cessation of operations if we do not consummate a business combination.

Classified Board of Directors (Organizational Documents Proposal B)

The existing organizational documents provide that the board of directors will be divided into two classes, with each class generally serving for a term of two years and only one class of directors being elected in each year.

See Article 27 of the existing organizational documents.

The proposed organizational documents provide that the board of directors of New AT will be divided into three classes, with each class generally serving for a term of three years and only one class of directors being elected in each year.

See Article 5 of the proposed charter and Section 18 of the proposed bylaws.

	Existing Organizational Documents	Proposed Organizational Documents
Removal for Cause (Organizational Documents Proposal C)

The existing organizational documents provide that any director may be removed from office (i) if prior to the consummation of a business combination, by an ordinary resolution of the holders of the Class B ordinary shares and (ii) if following the consummation of a business combination, by an ordinary resolution of the holders of ordinary shares.

See Article 29 of the existing organizational documents.

The proposed organizational documents provide that any director may be removed from office at any time, but only for cause by the affirmative vote of the holders of 66 2/3% of the total voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

See Article 5 of the proposed charter and Section 22 of the proposed bylaws.

Ability of Stockholder to Call a Special Meeting (Organizational Documents Proposal D)

The existing organizational documents provide that the board of directors shall, on a shareholder’s request, proceed to convene an extraordinary general meeting of LIVK, provided that the requesting shareholders hold not less than 30% in par value of the issued shares entitled to vote at a general meeting.

See Article 20.3 and 20.4 of the existing organizational documents.

The proposed organizational documents do not permit the stockholders of New AT to call a special meeting. See Article 4 of the proposed charter and Section 22 of the proposed bylaws.

Action by Written Consent (Organizational Documents Proposal E)

The existing organizational documents provide that a resolution in writing signed by all the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Article 22.3 of the existing organizational documents.

The proposed organizational documents provide that any action required or permitted to be taken by New AT’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

See Article 5 of the proposed charter and Section 13 of the proposed bylaws.

Authorized Shares (Organizational Documents Proposal F)

Our existing organizational documents authorize the issuance of up to 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, each with par value $0.0001 per share.

See paragraph 5 of the existing organizational documents.

The proposed charter authorizes the issuance of shares of Class A common stock and shares of preferred stock, each with par value $0.0001 per share. See Article 4 of the proposed charter.

Q:     What happens if I sell or otherwise transfer my ordinary shares before the general meeting?

A:     The record date for the general meeting is earlier than the date that the business combination is expected to be completed. If you transfer your ordinary shares after the record date, but before the general meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the general meeting. However, you will not be able to seek redemption of your Class A ordinary shares because you will no longer be able to deliver them for cancellation upon consummation of the business combination in accordance with the provisions described herein. If you transfer your ordinary shares prior to the record date, you will have no right to vote those shares at the general meeting or have your Class A ordinary shares redeemed for a pro rata portion of the proceeds held in the trust account.

Q:     What vote is required to approve the Transaction Proposals presented at the general meeting?

A:     The Business Combination Proposal, the Nasdaq Proposal, the Organizational Documents Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Pursuant to our existing organizational documents, until the closing, only holders of Class B ordinary shares can appoint or remove directors prior to the consummation of the Business Combination. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee must be approved by an ordinary resolution of the holders of the Class B Shares as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B Shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Approval of the Charter Amendment Proposal and the Domestication Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Q:     May our sponsor, directors, officers, advisors or their affiliates purchase public shares or warrants prior to or in connection with the business combination?

A:     Prior to or in connection with the business combination, our sponsor, directors, officers, or advisors or their respective affiliates may purchase public shares or warrants. None of our sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases of public shares may be in privately negotiated transactions with shareholders who would have otherwise elected to have their public shares redeemed in connection with the business combination. In the event that our sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders may be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases of public shares may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account.

Q:     How many votes do I have at the general meeting?

A:     LIVK’s shareholders are entitled to one vote at the general meeting, on each proposal for which they are entitled to vote, for each ordinary share held of record as of July 15, 2021, the record date for the general meeting (the “record date”). As of the close of business on the record date, there were a combined 10,132,500 outstanding ordinary shares.

Q:     What constitutes a quorum at the general meeting?

A:     Holders of a majority of the issued shares entitled to vote at the general meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the general meeting. As of the record date for the general meeting, 5,066,251 ordinary shares, in the aggregate, would be required to achieve a quorum.

Q:     How will LIVK’s sponsor, directors and officers vote?

A:     In connection with the IPO, we entered into the sponsor IPO letter agreement with our sponsor and each of our directors and officers, pursuant to which each agreed to vote any ordinary shares owned by them in favor of the business combination. Concurrently with the merger agreement, we entered into the sponsor letter agreement with our sponsor, certain of our directors and AT, pursuant to which our sponsor agreed to waive the anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing, not to redeem any founder shares and to vote in favor of the Transaction Proposals. Currently, shareholders that have agreed to vote ordinary shares owned by them in favor of the

Transaction Proposals own approximately 19.9% of our issued and outstanding ordinary shares, in the aggregate, including the founder shares. See the section entitled “The Business Combination — Related Agreements — Sponsor Letter Agreement.”

Q:     What interests do the current officers and directors have in the business combination?

A:     In considering the recommendation of our board of directors to vote in favor of the business combination, shareholders should be aware that, aside from their interests as shareholders, our sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, those of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination and in recommending to shareholders that they approve the business combination. Shareholders should take these interests into account in deciding whether to approve the business combination. These interests include, among other things:

•        the fact that certain of our directors and officers are principals of our sponsor and its affiliates;

•        the fact that 2,012,500 founder shares held by our sponsor and its affiliates and its and their respective permitted transferees, for which our sponsor paid approximately $25,000, will convert on a one-for-one basis, into 2,012,500 shares of Class A common stock upon the closing, and such shares, if unrestricted and freely tradable would be valued at approximately $20,185,375, based on the closing price of our Class A ordinary shares on the Nasdaq on July 15, 2021;

•        the fact that our sponsor will lose its entire investment in us if we do not complete a business combination by September 13, 2021;

•        the fact that in connection with the business combination, we entered into the subscription agreements with the subscription investors, which provide for the purchase by the subscription investors of an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per share, in a private placement, the closing of which will occur immediately prior to the closing;

•        the fact that certain funds affiliated with our sponsor entered into the equity contribution agreement pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 which was used to partially repay the First Lien Facility, and that, by their terms, will be converted to shares of Class A common stock on a one-for-one basis in the business combination;

•        the fact that our sponsor has agreed to waive its and its permitted transferees’ rights to liquidating distributions from the trust account with respect to its and its permitted transferees’ founder shares if LIVK fails to complete an initial business combination, including the business combination, by September 13, 2021;

•        the fact that if the trust account is liquidated, including in the event LIVK is unable to complete an initial business combination by September 13, 2021, our sponsor has agreed that it will be liable to LIVK if and to the extent any claims by a third party (other than LIVK’s independent auditors) for services rendered or products sold to LIVK, or a prospective target business with which LIVK has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Alexander R. Rossi, one of our directors, will be a director of New AT;

•        the continued indemnification of LIVK’s current directors and officers and the continuation of LIVK’s directors’ and officers’ liability insurance after the business combination;

•        the fact that certain of New AT’s directors and officers may be eligible to participate in the New AT 2021 Equity Incentive Plan; and

•        the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by September 13, 2021.

Q:     Do I have redemption rights?

A:     Pursuant to our existing organizational documents, we are providing the public shareholders with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to the underwriter. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2021 of $81,057,287, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants. Our sponsor, as a holder of our Class B ordinary shares issued in a private placement prior to the IPO, has entered into the sponsor IPO letter agreement with us pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares and any public shares our sponsor may have acquired after our IPO in connection with the completion of the business combination. Permitted transferees of our sponsor will be subject to the same obligations.

Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to September 13, 2021, and such shares are tendered for redemption in connection with such different initial business combination.

We will pay the redemption price to any public shareholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination Proposal.

Q:     Will how I vote affect my ability to exercise redemption rights?

A:     No. You may exercise your redemption rights whether you vote your ordinary shares for or against, or abstain from voting on, the Business Combination Proposal or any other Transaction Proposal described in this proxy statement/prospectus. As a result, the business combination can be approved by shareholders who will redeem their shares and no longer remain shareholders.

Q:     How do I exercise my redemption rights?

A:     In order to exercise your redemption rights, you must (i) if you hold your ordinary shares through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares, and (ii) prior to 9:30 a.m., local time, on August 16, 2021 (two (2) business days before the general meeting), tender your shares electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Your written request should include a certification that you are not acting in concert or as a partnership, syndicate, or other “group” (as defined in Section 13 of the Exchange Act) with any other shareholder with respect to ordinary shares. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants.

Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares delivered electronically in order to exercise their redemption rights. Holders of outstanding units of LIVK must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using the Depository Trust & Clearing Corporation (“DTCC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination Proposal. If you tendered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares. You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

Q:     What are the U.S. federal income tax consequences of exercising my redemption rights?

A:     A U.S. Holder (as defined in the section entitled “U.S. Federal Income Tax Considerations”) of Class A ordinary shares (if the domestication does not occur) or New AT Class A common stock (if the domestication occurs) as the case may be, that exercises its redemption rights to receive cash from the trust account in exchange for such ordinary shares or common stock may (subject to the application of the PFIC rules) be treated as selling such ordinary shares or common stock, resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of ordinary shares or common stock, as the case may be, that a U.S. Holder owns or is deemed to own (including through the ownership of warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights by a U.S. Holder, see the sections entitled “U.S. Federal Income Tax Considerations — Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants

if the Domestication Does Not Occur — U.S. Holders — Redemption of Class A Ordinary Shares” and “U.S. Federal Income Tax Considerations — The Domestication — Tax Consequences of a Redemption of New AT Class A Common Stock.”

Additionally, because the domestication will occur (if it is approved) prior to the redemption of U.S. Holders that exercise redemption rights, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the Internal Revenue Code of 1986, as amended (the “Code”) and the PFIC rules as a result of the domestication. The tax consequences of Section 367 of the Code and the PFIC rules are discussed more fully in the section entitled “U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.

If the domestication occurs, a Non-U.S. Holder (as defined in the section entitled “U.S. Federal Income Tax Considerations”) of New AT Class A common stock that exercises its redemption rights to receive cash from the trust account in exchange for such common stock, like a U.S. Holder, will also generally be treated as selling such common stock. Gain recognized by a Non-U.S. Holder in connection with a redemption generally will not be subject to U.S. federal income tax unless certain exceptions apply. However, as with U.S. Holders, a redemption by a Non-U.S. Holder may be treated as a distribution for U.S. federal income tax purposes, depending on the amount of common stock that a Non-U.S. Holder owns or is deemed to own (including through the ownership of warrants). Any portion of such distribution that constitutes a dividend for U.S. federal income tax purposes will generally be subject to withholding tax at a rate of 30% of the gross amount of the dividend (unless such Non-U.S. Holder establishes that it is eligible for a reduced rate of withholding tax under an applicable income tax treaty or certain other exceptions apply).

Because the determination as to whether a redemption is treated as a sale or a distribution is dependent on matters of fact, withholding agents may presume, for withholding purposes, that all amounts paid to Non-U.S. Holders in connection with a redemption are treated as distributions in respect of such Non-U.S. Holder’s shares of New AT Class A common stock. Accordingly, a Non-U.S. Holder should expect that a withholding agent will likely withhold U.S. federal income tax on the gross proceeds payable to a Non-U.S. Holder pursuant to a redemption at a rate of 30% unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, or other applicable IRS Form W-8). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights by a Non-U.S. Holder, see the section entitled “U.S. Federal Income Tax Considerations — The Domestication — Tax Consequences of a Redemption of New AT Class A Common Stock.”

Q:     What are the U.S. federal income tax consequences of the Domestication Proposal?

A:     The domestication should constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Assuming that the domestication so qualifies, the following summarizes the consequences to U.S. Holders (as defined in the section entitled “U.S. Federal Income Tax Considerations”) of the domestication:

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares whose ordinary shares have a fair market value of less than $50,000 on the date of the domestication and who does not own actually and/or constructively 10% or more of the total combined voting power of all classes of LIVK shares entitled to vote or 10% or more of the total value of all classes of LIVK shares (that is, who is not a “10% shareholder”) will not recognize any gain or loss and will not be required to include any part of LIVK’s earnings in income.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% shareholder will generally recognize gain (but not loss) on the deemed receipt of New AT Class A common stock in the domestication. As an alternative to recognizing gain as a result of the domestication, such U.S. Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the regulations promulgated under the Code (the “Treasury Regulations”) under Section 367 of the Code) attributable to its Class A ordinary shares provided certain other requirements are satisfied.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares who on the date of the domestication is a 10% shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its Class A ordinary shares provided certain other requirements are satisfied.

•        As discussed further in the section entitled “U.S. Federal Income Tax Considerations,” LIVK believes that it is (and has been) treated as a PFIC for U.S. federal income tax purposes. In the event that LIVK is (or in some cases has been) treated as a PFIC, notwithstanding the foregoing, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain as a result of the domestication unless the U.S. Holder makes (or has made) certain elections discussed further in the section entitled “U.S. Federal Income Tax Considerations — The Domestication.” The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed regulations will be finalized and whether, in what form, and with what effective date, other final Treasury Regulations under Section 1291(f) of the Code will be adopted. Further, it is not clear how any such regulations would apply to the warrants. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the domestication, see the section entitled “U.S. Federal Income Tax Considerations.” Each U.S. Holder of Class A ordinary shares or warrants is urged to consult its own tax advisor concerning the application of the PFIC rules to the exchange of LIVK Class A ordinary shares for New AT Class A common stock and public warrants for New AT warrants pursuant to the domestication.

Additionally, the domestication may cause Non-U.S. Holders (as defined in the section entitled “U.S. Federal Income Tax Considerations”) to become subject to U.S. federal income withholding taxes on any dividends in respect of such Non-U.S. Holder’s New AT Class A common stock subsequent to the domestication.

The tax consequences of the domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the domestication, see the section entitled “U.S. Federal Income Tax Considerations.”

Q:     If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:     No. The holders of our warrants have no redemption rights with respect to our warrants.

Q:     Do I have appraisal rights if I object to the business combination?

A:     No. There are no appraisal or dissenter rights available to holders of ordinary shares in connection with the business combination under Cayman Islands law or the DGCL.

Q:     Do I have appraisal rights in connection with the Domestication Proposal?

A:     No. There are no appraisal or dissenter rights available to holders of ordinary shares in connection with the Domestication Proposal under Cayman Islands law or the DGCL.

Q:     What happens to the funds deposited in the trust account after consummation of the business combination?

A:     If the Business Combination Proposal is approved, LIVK intends to use a portion of the funds held in the trust account to pay (i) the business combination marketing fee from the IPO and (ii) for any redemptions of public shares. The remaining balance in the trust account, if any, together with proceeds received from the PIPE subscription financing will be used to repay certain outstanding indebtedness of AT upon closing of the business combination, pay costs and expenses incurred in connection with the business combination, and/or provide cash to New AT for general corporate purposes. The extent to which cash will be available to repay outstanding indebtedness of AT at the closing of the business combination will depend on a number of factors as described in the section entitled “Risk Factors — Risks Related to AT’s Business and Industry — Risks Related to AT’s Financial Position and Need for Additional Capital.”

Q:     What happens if the business combination is not consummated or is terminated?

A:     There are certain circumstances under which the merger agreement may be terminated. See the section entitled “The Business Combination — The Merger Agreement — Termination” for additional information regarding the parties’ specific termination rights. In accordance with our existing organizational documents, if an initial business combination is not consummated by September 13, 2021, LIVK will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses, and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

LIVK expects that the amount of any distribution its public shareholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the business combination, subject in each case to LIVK’s obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Holders of our founder shares have waived any right to any liquidating distributions with respect to those shares.

There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete a business combination by September 13, 2021.

Q:     When is the business combination expected to be consummated?

A:     It is currently anticipated that the business combination will be consummated as promptly as possible following the general meeting of LIVK shareholders to be held on August 18, 2021, provided that all the requisite shareholder approvals are obtained and other conditions to the consummation of the business combination have been satisfied or waived. The closing is subject to certain regulatory approvals, including expiration or termination of the waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the “HSR Act”) (the waiting period under the HSR Act expired on July 6, 2021), and as a result, may be subject to substantial delay. The merger agreement may be terminated and the business combination and the other transactions contemplated thereby may be abandoned at any time prior to the closing if the approval of LIVK’s shareholders in respect of any Transaction Proposal (other than the Adjournment Proposal) is not obtained at the LIVK general meeting or at an adjournment thereof. For a description of the conditions for the completion of the business combination, see the section entitled “The Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination.”

Q:     What do I need to do now?

A:     You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the section entitled “Risk Factors,” the annexes attached hereto, and the documents incorporated by reference herein, and to consider how the business combination will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:     How do I vote?

A:     If you were a holder of record of ordinary shares on July 15, 2021, the record date for the general meeting of LIVK shareholders, you may vote with respect to the Transaction Proposals in person at the general meeting or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the general meeting and vote in person, obtain a proxy from your broker, bank or nominee. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on “non-routine” proposals, such as the Business Combination Proposal and the Domestication Proposal.

Q:     What will happen if I abstain from voting or fail to vote at the general meeting?

A:     At the general meeting, LIVK will count a properly executed proxy marked “ABSTAIN” with respect to a particular Transaction Proposal as present for purposes of determining whether a quorum is present. For purposes of approval, abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals.

Q:     What will happen if I sign and submit my proxy card without indicating how I wish to vote?

A:     If a signed and dated proxy card is received by LIVK without an indication of how the shareholder intends to vote their shares on a Transaction Proposal, then the shareholder’s ordinary shares will be voted as recommended by the board of directors.

Q:     If I am not going to attend the general meeting in person, should I submit my proxy card instead?

A:     Yes. Whether you plan to attend the general meeting or not, please read this proxy statement/prospectus carefully and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:     What is a broker non-vote?

A:     Generally, a broker non-vote occurs when a bank, broker, custodian or other record holder that holds shares in “street name” is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker, custodian or other record holder how to vote, and (ii) the bank, broker, custodian, or other record holder lacks discretionary voting power to vote such shares. Absent specific voting instructions from the beneficial owners of such shares, a bank, broker, custodian or other record holder does not have discretionary voting power with respect to the approval of “non-routine” matters, such as the Business Combination Proposal and the Domestication Proposal.

Q:     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:     No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. If you decide to vote, you should provide instructions to your broker, bank or other nominee on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

Q:     May I change my vote after I have submitted my executed proxy card?

A:     Yes. You may change your vote by sending a later-dated, signed proxy card to LIVK’s Secretary at the address listed below so that it is received by our Secretary prior to the general meeting or attend the general meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to LIVK’s Secretary, which must be received prior to the general meeting.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:     Who can help answer my questions?

A:     If you have questions about the Transaction Proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

LIV Capital Acquisition Corp.
Torre Virreyes
Pedregal No. 24, Piso 6-601
Col. Molino del Rey México, CDMX, 11040
Attention: Secretary
+52 55 1100 2470

You may also contact our proxy solicitor at:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Telephone: (800) 870-0653
(banks and brokers call collect at (212) 269-5550)
Email: LIVK@dfking.com

To obtain timely delivery, our shareholders must request the materials no later than five (5) business days prior to the general meeting.

You may also obtain additional information about LIVK from documents filed with the United States Securities and Exchange Commission (the “SEC”) by following the instructions in the section entitled “Where You Can Find Additional Information; Incorporation by Reference.”

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your shares electronically to our transfer agent at least two business days prior to the general meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com

Q:     Who will solicit and pay the cost of soliciting proxies?

A:     LIVK will pay the cost of soliciting proxies for the general meeting. LIVK has engaged D.F. King & Co., Inc. (“D.F. King”) to assist in the solicitation of proxies for the general meeting. LIVK has agreed to pay D.F. King a fee of $25,000, plus disbursements. LIVK will reimburse D.F. King for reasonable out-of-pocket losses, damages and expenses. LIVK will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of ordinary shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Summary of the Proxy Statement/Prospectus

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the business combination and the Transaction Proposals to be considered at the general meeting, you should read this entire proxy statement/prospectus carefully, including the attached annexes and the documents incorporated by reference herein. See also the section entitled “Where You Can Find Additional Information; Incorporation by Reference.”

Parties to the Business Combination

LIV Capital Acquisition Corp

LIVK is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Our units, Class A ordinary shares and warrants are currently listed on the Nasdaq under the symbol “LIVKU,” “LIVK” and “LIVKW,” respectively. The units commenced public trading on December 11, 2019 and the Class A ordinary shares and warrants commenced public trading on January 14, 2020. In connection with the merger, we intend to change our name from “LIV Capital Acquisition Corp.” to “AgileThought, Inc.,” and we intend to apply to continue the listing of our Class A common stock and warrants on Nasdaq under the symbols “AGIL” and “AGILW” respectively. Our units will not be traded following the closing.

The mailing address of LIVK’s principal executive office is Torre Virreyes, Pedregal No. 24, Piso 6-60, Col. Molino del Rey México, CDMX, 11040. Its telephone number is +52 55 1100 2470. LIVK’s corporate website address is http://livcapitalspac.mx. LIVK’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

AgileThought, Inc.

AgileThought, Inc. is a Delaware corporation. Founded in 2000, AT is a leading provider of agile-first, end-to-end digital transformation services in the North American market using onshore and nearshore delivery.

The mailing address of AT’s principal executive office is 222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas 75039. Its telephone number is (971) 501-1440.

The Business Combination

On May 9, 2021, we entered into the merger agreement with AT, pursuant to which LIVK will domesticate from a Cayman Islands exempted company to a Delaware corporation and AT will be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein.

As a result of the domestication, each issued and outstanding Class A ordinary share and Class B ordinary share of LIVK will convert into a share of Class A common stock of New AT.

The merger consideration to be paid to the AT common stock holders at the closing of the business combination pursuant to the merger agreement will have a value of $347,121,322 and will be paid in equity consideration.

The merger consideration distributable to holders of AT preferred stock at the closing will be a number of shares of Class A common stock equal to the number of shares of AT preferred stock held by each such holder as of immediately prior to the closing.

For more information about the merger agreement and the business combination, see the section entitled “The Business Combination.”

Conditions to the Closing

Conditions to Obligations of LIVK and AT to Consummate the Business Combination

The obligations of LIVK and AT to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by applicable law) in writing by either party:

•        all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or been terminated (the waiting period under the HSR Act expired on July 6, 2021);

•        the shares of Class A common stock contemplated to be listed pursuant to the merger agreement must have been listed on Nasdaq and shall be eligible for continued listing on Nasdaq immediately following the closing (as if it were a new initial listing by an issuer that had never been listed prior to closing);

•        there must not be in force any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the business combination;

•        the approval of the Transaction Proposals (other than the Adjournment Proposal) by LIVK’s shareholders pursuant to this proxy statement/prospectus must have been obtained (the “LIVK shareholder approval”);

•        the approval of the holders of AT’s common stock with respect to the business combination must have been obtained;

•        the AT lender conversion must have occurred;

•        the registration statement of which this proxy statement/prospectus is a part must have become effective in accordance with the Securities Act, no stop order has been issued by the SEC with respect to the registration statement and no action seeking such stop order has been threatened or initiated;

•        LIVK must have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after LIVK’s shareholders have exercised their right to redeem their shares in connection with the closing; and

•        the domestication must have been consummated.

Conditions to Obligations of LIVK to Consummate the Business Combination

The obligations of LIVK to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by LIVK:

•        the representations and warranties of AT set forth in the merger agreement (without giving effect to any materiality or “company material adverse effect” or similar qualification therein), other than representations and warranties related to corporate organization of AT and its subsidiaries, due authorization to enter the merger agreement and related documentation, capitalization of AT and its subsidiaries, brokers’ fees and no occurrence of a material adverse effect, must be true and correct as of the date of the merger agreement and as of the closing date, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties must be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•        the representations and warranties of AT set forth in the merger agreement related to no occurrence of a material adverse effect must have been true and correct as of the date of the merger agreement and as of the closing, as if made anew at and as of such date;

•        the representations and warranties of AT set forth in the merger agreement related to corporate organization of AT and its subsidiaries, due authorization to enter the merger agreement and related documentation, capitalization of AT and its subsidiaries and brokers’ fees (without giving effect to any materiality or “material adverse effect” or similar qualifications therein), must have been true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of the closing, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty must have been true and correct in all respects except for de minimis inaccuracies as of such earlier date);

•        each of the covenants of AT to be performed as of or prior to the date of closing must have been performed in all material respects;

•        from the date of the merger agreement there must have not occurred a company material adverse effect; and

•        LIVK must have received (i) the audited financial statements of AT and its subsidiaries as of and for the year ended December 31, 2020 and 2019, prepared in accordance with GAAP and Regulation S-X and audited by AT’s independent auditor, (ii) the amended and restated registration rights agreement executed by AT, our sponsor and certain post-merger AT equity holders, (iii) a customary FIRPTA certificate satisfying the Treasury Regulations ions 1.897-2(h) and 1.1445-2(c)(3), (iv) evidence reasonably satisfactory to LIVK that the AT lender conversion has been consummated in accordance with the terms and conditions of the merger agreement and other agreements applicable to such AT lender conversion and (v) a certificate signed by an authorized officer of AT, dated as of the date of the closing, certifying that the preceding five bullets above have been satisfied.

Conditions to Obligations of AT to Consummate the Business Combination

The obligation of AT to consummate the business combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by AT:

•        each of the representations and warranties of LIVK set forth in the merger agreement (without giving effect to any materiality or “LIVK material adverse effect” or similar qualifications therein), other than the representations and warranties set forth in the merger agreement related to the corporate organization of LIVK, due authorization to enter the merger agreement and related documentation, capitalization of LIVK, brokers’ fees and no occurrence of a material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of closing, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a LIVK material adverse effect;

•        the representations and warranties of LIVK set forth in the merger agreement related to no occurrence of a LIVK material adverse effect representation have been true and correct as of the date of the merger agreement and as of the closing date, as if made anew at and as of such date;

•        each of the representations and warranties of LIVK set forth in the merger agreement related to corporate organization of LIVK, due authorization to enter the merger agreement and related documentation, capitalization of LIVK and brokers’ fees (without giving effect to any materiality or “LIVK material adverse effect” or similar qualifications therein), must have been true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of closing date, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and correct in all respects except for de minimis inaccuracies as of such earlier date);

•        each of the covenants of LIVK to be performed as of or prior to the closing must have been performed in all material respects;

•        from the date of the merger agreement there must not have been a LIVK material adverse effect;

•        AT must have received (i) the amended and restated registration rights agreement executed by New AT, our sponsor and certain post-merger AT equity holders and (ii) a certificate signed by an officer of New AT, dated the date of closing, certifying that the conditions described in the preceding five bullets above have been fulfilled; and

•        The available cash (as defined below) must be greater than or equal to $40,000,000.

Other Agreements

The following agreements were entered into or will be entered into in connection with the business combination, the merger agreement and the other transactions contemplated thereby:

Voting and Support Agreements

Concurrently with the execution of the merger agreement, certain AT equity holders entered into voting and support agreements (the “AT support agreement equity holders”) in favor of LIVK and AT and their respective successors.

In the voting and support agreements, the AT support agreement equity holders agreed to vote all of their AT equity interests in favor of the merger agreement, the business combination and related transactions and to take certain other actions in support of the merger agreement, the business combination and related transactions. The voting and support agreements also prevent the AT support agreement equity holders from transferring their voting rights with respect to their AT equity interests or otherwise transferring their AT equity interests prior to the closing, except for certain permitted transfers. The AT support agreement equity holders also each agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they receive as merger consideration under the merger agreement

See the section entitled “The Business Combination — Related Agreements — Voting and Support Agreements.”

Sponsor Letter Agreement

Concurrently with the execution of the merger agreement, our sponsor and certain individuals (the “insiders”) entered into the sponsor letter agreement with LIVK and AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK (along with the Class A common stock into which such shares are converted as a result of the domestication and the consummation of the transactions contemplated by the merger agreement, the “sponsor shares”) in favor of the business combination and related transactions and to take certain other actions in support of the merger agreement, the business combination and related transactions. Our sponsor and the insiders also agreed that, in the event that the amount of available cash is less than $50,000,000, then up to 20% of the sponsor shares will be deemed to be “deferred sponsor shares.” Our sponsor and the insiders also agreed that each of them will not transfer and, subject to the achievement of certain milestones, may be required to forfeit, any such deferred sponsor shares, subject to the terms of the sponsor letter agreement. Our sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing. No separate consideration was provided to our sponsor or the insiders in exchange for their execution of the sponsor letter agreement.

See the section entitled “The Business Combination — Related Agreements — Sponsor Letter Agreement.”

Amended and Restated Registration Rights Agreement

Currently, our sponsor has the benefit of registration rights with respect to our securities that it holds pursuant to a registration rights agreement entered into in connection with our IPO.

In connection with closing of the business combination, our sponsor and certain post-merger holders of New AT’s Class A common stock will enter into an amended and restated registration rights agreement with New AT. As a result, our sponsor and such post-merger holders of New AT’s Class A common stock will be able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of two such demand registrations for our sponsor and five such demand registrations for such post-merger holders of New AT’s Class A common stock party thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the amended and restated registration rights agreement.

In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by New AT subsequent to the consummation of the business combination.

New AT has also agreed to file within 45 days of closing of the business combination a resale shelf registration statement covering the resale of all registrable securities.

Finally, pursuant to the subscription agreements with the subscription investors, we have agreed that we will use our reasonable best efforts to:

•        file within 30 calendar days after the closing of the business combination a resale shelf registration statement with the SEC covering the resale of all shares of New AT’s Class A common stock issued pursuant to the subscription agreements; and

•        maintain the effectiveness of such registration statement until the earliest of (A) the fourth anniversary of the closing of the business combination, (B) the date on which the subscription investors cease to hold any shares of New AT’s Class A common stock issued pursuant to the subscription agreements, or (C) on the first date on which the subscription investors can sell all of their shares issued pursuant to the subscription agreements (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or amount of such securities that may be sold. New AT will bear the cost of registering these securities.

See the section entitled “The Business Combination — Related Agreements — Amended and Restated Registration Rights Agreement.”

PIPE Subscription Agreements

In connection with the execution of the merger agreement, we entered into subscription agreements with certain subscription investors pursuant to which we have agreed to issue and sell to the subscription investors, in the aggregate, $26,500,000 of LIVK’s Class A ordinary shares (or 2,650,000 shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) at a purchase price of $10.00 per share. The closing of the PIPE subscription financing will occur immediately prior to the closing, and is subject to customary closing conditions, including the satisfaction or waiver of the conditions set forth in the merger agreement. Such subscription investors were granted registration rights as described above under the heading “— Amended and Restated Registration Rights Agreement” above.

See the section entitled “The Business Combination — Related Agreements — PIPE Subscription Agreements.”

Conversion Agreement

Concurrently with the execution of the merger agreement, AT entered into the conversion agreement with the Second Lien Lenders, pursuant to which all of the outstanding total obligations due to each Second Lien Lender under the Second Lien Facility will be converted into shares of common stock of AT immediately prior to the business combination. Subsequently, at the effective time of the business combination, such shares of common stock of AT will automatically be converted into the right to receive the applicable portion of the common merger consideration and each Second Lien Lender will be entitled to receive their proportionate interest of the common merger consideration as a holder of AT common stock. Assuming the business combination closes prior to August 20, 2021, pursuant to the conversion agreement, the Second Lien Lenders will receive 115,923 shares of AT common stock immediately prior to the business combination.

See the section entitled “The Business Combination — Related Agreements — Conversion Agreement.”

Interests of Certain Persons in the Business Combination

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval of the business combination, our shareholders should be aware that our sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, the interests of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Our shareholders should take these interests into account in deciding whether to approve the business combination. These interests include:

•        the fact that certain of our directors and officers are principals of our sponsor;

•        the fact that 2,012,500 founder shares held by our sponsor and its affiliates and its and their respective permitted transferees, for which our sponsor paid approximately $25,000, will convert on a one-for-one basis, into 2,012,500 shares of Class A common stock in the domestication, and such shares, if unrestricted and freely tradable would be valued at approximately $20,185,375, based on the closing price of our Class A ordinary shares on the Nasdaq on July 15, 2021;

•        the fact that our sponsor will lose its entire investment in us if we do not complete a business combination by September 13, 2021;

•        the fact that in connection with the business combination, we entered into the subscription agreements with the subscription investors, which provide for the purchase by the subscription investors of an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per ordinary share, in a private placement, the closing of which will occur immediately prior to the closing;

•        the fact that certain funds affiliated with our sponsor entered into the equity contribution agreement pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 which was used to partially repay the First Lien Facility, and that, by their terms, will be converted to shares of Class A common stock on a one-for-one basis in the business combination;

•        the fact that our sponsor has agreed to waive its and its permitted transferees’ rights to liquidating distributions from the trust account with respect to its and its permitted transferees’ founder shares if LIVK fails to complete an initial business combination, including the business combination, by September 13, 2021;

•        the fact that if the trust account is liquidated, including in the event LIVK is unable to complete an initial business combination by September 13, 2021, our sponsor has agreed that it will be liable to LIVK if and to the extent any claims by a third party (other than LIVK’s independent auditors) for services rendered or products sold to LIVK, or a prospective target business with which LIVK has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Alexander R. Rossi, one of our directors, will be a director of New AT;

•        the continued indemnification of LIVK’s current directors and officers and the continuation of LIVK’s directors’ and officers’ liability insurance after the business combination;

•        the fact that certain of New AT’s directors and officers may be eligible to participate in the New AT 2021 Equity Incentive Plan; and

•        the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by September 13, 2021.

Reasons for Approval of the Business Combination

LIVK’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, LIVK’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of LIVK’s board of directors may have given different weight to different factors.

For a more complete description of LIVK’s reasons for the approval of the business combination and the recommendation of LIVK’s board of directors, see the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination.”

Redemption Rights

Pursuant to our existing organizational documents, we are providing the public shareholders with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to the underwriter. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2021 of $81,057,287, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants. Our sponsor, the holder of our founder shares, has entered into the sponsor IPO letter agreement with us pursuant to which our sponsor and its permitted transferees has agreed to waive its redemption rights with respect to its founder shares and any public shares our sponsor may have acquired after our IPO in connection with the completion of the business combination. Permitted transferees of our sponsor will be subject to the same obligations.

Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to September 13, 2021, and such shares are tendered for redemption in connection with such different initial business combination.

We will pay the redemption price to any public shareholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination Proposal.

Each redemption of public shares by our public shareholders will decrease the amount in our trust account, which held approximately $81,057,287 as of March 31, 2021. In no event will we redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001. See the section entitled “General Meeting of LIVK Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Conversion of Class B Ordinary Shares

The Class B ordinary shares held by our initial shareholders will automatically convert into Class A common stock on a one-for-one basis in connection with the domestication, subject to adjustment.

Impact of the Business Combination on LIVK’s Public Float

Assuming there are no redemptions of our public shares and that no additional shares are issued prior to completion of the business combination, it is anticipated that, upon completion of the business combination and related transactions (including the conversion of all Class B ordinary shares to shares of Class A common stock in accordance with the terms of the merger agreement), the ownership of New AT by our public shareholders, the subscription investors, the holders of the representative shares, our sponsor, New AT’s executive officers and directors and their affiliated entities and the AT equity holders will be as follows:

•        Our public shareholders would own 8,050,000 shares of Class A common stock, representing 16.3% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 5.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 2,012,500 shares of Class A common stock, representing 4.1% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting, but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 59.8% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 14.4% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by LIVK’s existing shareholders in New AT, and the ownership of other shareholders of New AT, following the business combination will be different. For example, if we assume that all 8,050,000 public warrants and 2,811,250 private warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of New AT by our public shareholders, the subscription investors, the holders of the representative shares, our sponsor, New AT’s executive officers and directors and their affiliated entities and the AT equity holders would be as follows:

•        Our public shareholders would own 16,100,000 shares of Class A common stock, representing 26.7% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 4.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 4,823,750 shares of Class A common stock, representing 8.0% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting, but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 49.0% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 11.8% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

For illustrative purposes, the table below sets forth the anticipated ownership of New AT upon completion of the business combination and related transactions (including the conversion of all Class B ordinary shares to Class A common stock in accordance with the terms of the merger agreement and assuming that no additional shares are issued prior to completion of the business combination) by our public shareholders, our subscription investors, the AT equity holders, the holders of the representative shares and our sponsor, officers and directors in three redemption scenarios: (i) assuming there are no redemptions of LIVK’s public shares, (ii) assuming that 50% of LIVK’s public shares are redeemed and (iii) assuming that all of LIVK’s public shares are redeemed.

	Assuming No Redemptions (Shares) %		Assuming 50% Redemptions (Shares) %		Assuming Maximum Redemptions (Shares) %
LIVK’s sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election in the general meeting who is an affiliate of our sponsor) and their respective permitted transferees(1)	2,012,500	4.1%	2,012,500	4.4%	1,871,625	4.5%
LIVK’s public shareholders	8,050,000	16.3%	4,025,000	8.9%	—	0.0%
Holders of representative shares and their permitted transferees	70,000	0.1%	70,000	0.2%	70,000	0.2%
Subscription investors	2,650,000	5.3%	2,650,000	5.8%	2,650,000	6.4%
AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder	36,712,131	74.2%	36,712,131	80.7%	36,712,131	88.9%
Pro Forma Class A Common Stock	49,494,631	100.0%	45,469,630	100.0%	41,303,756	100.0%

____________

(1)      The maximum redemption scenario excludes 140,875 shares of Class A common stock, which, pursuant to the sponsor letter agreement, in the event that the available cash under the merger agreement at the time of closing is no more than $46.5 million (which is the minimum amount that has already been received pursuant to the equity contribution agreement and is already committed under the subscription agreements for the PIPE financing) our sponsor and its permitted transferees have agreed not to transfer, and, subject to the failure to achieve certain milestones, may be required to forfeit.

Board of Directors of New AT Following the Business Combination

Upon the closing, assuming the election of each of the director nominees and re-nominees, New AT’s board of directors will consist of eleven (11) directors, Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos. See “Proposal No. 11 — The Director Election Proposal.”

Information about the current LIVK directors and executive officers can be found in the section entitled “Where You Can Find Additional Information; Incorporation by Reference — LIVK SEC Filings.”

Accounting Treatment

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LIVK is treated as the “acquired” company and AT is treated as the acquirer for financial statement reporting purposes. AT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        AT equity holders, through their ownership of the Class A common stock, will have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 50% of the voting interest in each scenario;

•        AT’s directors will represent the majority of the new board of directors of the combined company;

•        AT’s senior management will be the senior management of the combined company; and

•        AT is the larger entity based on historical operating activity and has the larger employee base.

Accordingly, for accounting purposes, the business combination will be treated as the equivalent of AT issuing stock for the net assets of LIVK, accompanied by a recapitalization. The net assets of LIVK will be stated at historical cost, with no goodwill or other intangible assets recorded.

Appraisal Rights

Appraisal rights are not available to LIVK shareholders in connection with the business combination.

Proposals to be Put to the Shareholders of LIVK General Meeting

The following is a summary of the Transaction Proposals to be put to the general meeting.

The Business Combination Proposal

Our shareholders are being asked to approve, by ordinary resolution, the transactions contemplated by the merger agreement, pursuant to which LIVK will domesticate as a new Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein.

For a more detailed summary of the merger agreement and the business combination, including the background of the business combination, LIVK’s board of directors’ reasons for the business combination and related matters, see the section entitled “The Business Combination.” Our shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. You are urged to read carefully the merger agreement in its entirety before voting on the Business Combination Proposal.

After consideration of the factors identified and discussed in the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination,” LIVK’s board of directors concluded that the business combination met all of the requirements disclosed in the prospectus for its IPO, including that the business of AT had a fair market value of at least 80% of the balance of the funds in the trust account at the time of execution of the merger agreement.

If there are insufficient votes to approve the Business Combination Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

The Nasdaq Proposal

For purposes of complying with the Nasdaq Stock Market Listing Rules 5635(a), (b) and (d), our shareholders are being asked to approve the issuance of an aggregate of (i) 2,650,000 shares of Class A common stock to the subscription investors pursuant to the subscription agreements and (ii) 36,712,131 shares of Class A common stock to AT’s equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, pursuant to the merger agreement.

If there are insufficient votes to approve the Nasdaq Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

For additional information, see “The Nasdaq Proposal” section of this proxy statement/prospectus.

The Domestication Proposal

Our shareholders are also being asked to approve, by special resolution, a change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware. Accordingly, while LIVK is currently governed by the Cayman Islands Companies Act, upon domestication, New AT will be governed by the DGCL. There are differences between the Cayman Islands Companies Act and the DGCL. Accordingly, we encourage shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.”

On the effective date of the domestication, the currently issued and outstanding Class A ordinary shares and Class B ordinary shares will automatically convert, on a one-for-one basis, into shares of Class A common stock.

If there are insufficient votes to approve the Domestication Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

See the section entitled “The Domestication” for more detailed information regarding the domestication.

The Charter Amendment Proposal

Our shareholders are also being asked to approve, by special resolution, a proposal that the existing organizational documents of LIVK be amended and restated by the deletion in their entirety and the substitution in their place of the proposed organizational documents of New AT effective upon the domestication. The proposed organizational documents differ in certain material respects from the existing organizational documents and we urge shareholders to carefully consult the information set out in the “Organizational Documents Proposals” sections, the relevant Questions and Answers (including the chart of material differences included therein) and the proposed organizational documents of New AT, attached hereto as Annexes B and C.

If there are insufficient votes to approve the Charter Amendment Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

The Organizational Documents Proposals

Our shareholders are also being asked to approve the Organizational Documents Proposals, in connection with the replacement of our existing organizational documents with the proposed organizational documents. The proposed organizational documents differ in certain material respects from the existing organizational documents and we urge shareholders to carefully consult the information set out in the “Organizational Documents Proposals” sections, the relevant Questions and Answers (including the chart of material differences included therein) and the proposed organizational documents of New AT, attached hereto as Annexes B and C.

LIVK’s shareholders are asked to consider and vote upon and to approve by ordinary resolution six separate proposals in connection with the replacement of the existing organizational documents with the proposed organizational documents. A brief summary of each of the Organizational Documents Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete text of the proposed organizational documents.

Our shareholders are also being asked to approve Organizational Documents Proposals A through F, which are, in the judgment of our board of directors, necessary to adequately address the needs of New AT after the business combination:

	Existing Organizational Documents	Proposed Organizational Documents
Corporate Name (Organizational Documents Proposal A)	The existing organizational documents provide the name of the company is “LIV Capital Acquisition Corp.” See paragraph 1 of the existing organizational documents.	The proposed organizational documents provide the new name of the corporation will be “AgileThought, Inc.” following the merger. See Article 1 of the proposed charter.

Exclusive Forum (Organizational Documents Proposal A)	The existing organizational documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The proposed organizational documents adopt Delaware as the exclusive forum for certain stockholder litigation. See Article 7 of the proposed charter.

Perpetual Existence (Organizational Documents Proposal A)

The existing organizational documents provide that if we do not consummate a business combination (as defined in our existing organizational documents) by September 13, 2021, LIVK will cease all operations except for the purposes of winding-up, liquidation and dissolution and shall redeem the shares issued in its initial public offering and liquidate its trust account.

See Article 49.6 of the existing organizational documents.

The proposed organizational documents do not contain a provision with regard to the cessation of operations if we do not consummate a business combination by September 13, 2021, and New AT’s existence will be perpetual.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal A)

The existing organizational documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.

See Article 49 of the existing organizational documents.

The proposed organizational documents do not contain provisions related to our status as a blank check company prior to the consummation of the business combination and do not contain a provision with regard to the cessation of operations if we do not consummate a business combination.

	Existing Organizational Documents	Proposed Organizational Documents
Classified Board of Directors (Organizational Documents Proposal B)

The existing organizational documents provide that the board of directors will be divided into two classes, with each class generally serving for a term of two years and only one class of directors being elected in each year.

See Article 27 of the existing organizational documents.

The proposed organizational documents provide that the board of directors of New AT will be divided into three classes, with each class generally serving for a term of three years and only one class of directors being elected in each year.

See Article 5 of the proposed charter and Section 18 of the proposed bylaws.

Removal for Cause (Organizational Documents Proposal C)

The existing organizational documents provide that any director may be removed from office (i) if prior to the consummation of a business combination, by an ordinary resolution of the holders of the Class B ordinary shares and (ii) if following the consummation of a business combination, by an ordinary resolution of the holders of ordinary shares.

See Article 29 of the existing organizational documents.

The proposed organizational documents provide that any director may be removed from office at any time, but only for cause by the affirmative vote of the holders of 66 2/3% of the total voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

See Article 5 of the proposed charter and Section 22 of the proposed bylaws.

Ability of Stockholder to Call a Special Meeting (Organizational Documents Proposal D)

The existing organizational documents provide that the board of directors shall, on a shareholder’s request, proceed to convene an extraordinary general meeting of LIVK, provided that the requesting shareholders hold not less than 30% in par value of the issued shares entitled to vote at a general meeting.

See Article 20.3 and 20.4 of the existing organizational documents.

The proposed organizational documents do not permit the stockholders of New AT to call a special meeting. See Article 4 of the proposed charter and Section 22 of the proposed bylaws.

Action by Written Consent (Organizational Documents Proposal E)

The existing organizational documents provide that a resolution in writing signed by all the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Article 22.3 of the existing organizational documents.

The proposed organizational documents provide that any action required or permitted to be taken by New AT’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

See Article 5 of the proposed charter and Section 13 of the proposed bylaws.

	Existing Organizational Documents	Proposed Organizational Documents
Authorized Shares (Organizational Documents Proposal F)

Our existing organizational documents authorize the issuance of up to 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, each with par value $0.0001 per share.

See paragraph 5 of the existing organizational documents.

The proposed charter authorizes the issuance of shares of Class A common stock and shares of preferred stock, each with par value $0.0001 per share. See Article 4 of the proposed charter.

If there are insufficient votes to approve the Organizational Documents Proposals at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

The Director Election Proposal

Our shareholders are also being asked to approve the Director Election Proposal. Pursuant to our existing organizational documents, prior to the closing, only holders of Class B ordinary shares can appoint or remove directors. As such, only holders of Class B ordinary shares will be entitled to vote at the general meeting to elect directors.

If there are insufficient votes to approve the Director Election Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

For additional information, see the section entitled “The Director Election Proposal” of this proxy statement/prospectus.

The Equity Incentive Plan Proposal

Our shareholders are also being asked to approve, by ordinary resolution, the Equity Incentive Plan Proposal. The purpose of the New AT 2021 Equity Incentive Plan is to secure and retain the services of employees, directors and consultants, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Class A common stock through the granting of awards thereunder.

If there are insufficient votes to approve the Equity Incentive Plan Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

For additional information, see “The Equity Incentive Plan Proposal” section of this proxy statement/prospectus.

The Employee Stock Purchase Plan Proposal

Our shareholders are also being asked to approve, by ordinary resolution, the Employee Stock Purchase Plan Proposal. The purpose of the New AT 2021 Employee Stock Purchase Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of New AT by purchasing Class A common stock from New AT on favorable terms and to pay for such purchases through payroll deductions.

If there are insufficient votes to approve the Employee Stock Purchase Plan Proposal at the general meeting, LIVK’s board of directors may submit the Adjournment Proposal for a vote.

For additional information, see “The Employee Stock Purchase Plan Proposal” section of this proxy statement/prospectus.

The Adjournment Proposal

In the event that there are insufficient votes to approve the other Transaction Proposals, LIVK’s board of directors may present a proposal to adjourn the general meeting to  or dates to permit further solicitation of proxies.

For additional information, see “The Adjournment Proposal” section of this proxy statement/prospectus.

Date, Time and Place of General Meeting

The general meeting will be held at 10:00 a.m., local time, on August 18, 2021, at the offices of LIVK, at Torre Virreyes, Pedregal No. 24, Piso 6-60, Col. Molino del Rey México, CDMX, 11040, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Transaction Proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the general meeting if you owned ordinary shares at the close of business on July 15, 2021, the record date for the general meeting. You are entitled to one vote for each ordinary share that you owned as of the close of business on the record date on each matter on which such shares are entitled to vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,050,000 Class A ordinary shares of LIVK outstanding and 2,082,500 Class B ordinary shares of LIVK outstanding.

Proxy Solicitation

LIVK has engaged D.F. King to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the general meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “General Meeting of LIVK Shareholders — Revoking Your Proxy.”

Quorum and Required Vote for Proposals for the General Meeting

A quorum of LIVK shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if a majority of the issued shares entitled to vote at the general meeting is represented in person or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals.

The Business Combination Proposal, the Nasdaq Proposal, the Organizational Documents Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Pursuant to our existing organizational documents, until the closing, only holders of Class B ordinary shares can appoint or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee or re-nominee, as applicable, must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Approval of the Charter Amendment Proposal and the Domestication Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals. A shareholder’s failure to vote by proxy or to vote in person at the general meeting will not be counted towards the number of ordinary shares required to validly establish a quorum, and if a valid quorum is otherwise established, will have no effect on the outcome of any vote on any of the Transaction Proposals.

The closing is conditioned on the approval of the Transaction Proposals (other than the Adjournment Proposal) at the general meeting.

Recommendation to LIVK Shareholders

After careful consideration, LIVK’s board of directors recommends that LIVK’s shareholders vote “FOR” each Transaction Proposal being submitted to a vote of LIVK’s shareholders at the general meeting.

For a more complete description of LIVK’s reasons for the approval of the business combination and the recommendation of LIVK’s board of directors, see the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination.”

When you consider the recommendation of the board of directors to vote in favor of approval of these Transaction Proposals, you should keep in mind that our sponsor and certain of our directors and officers have interests have interests in the business combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. Please see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”

Comparison of Corporate Governance and Shareholder Rights

The domestication will change LIVK’s jurisdiction of incorporation from the Cayman Islands to Delaware and, as a result, LIVK’s existing organizational documents will change and will be governed by the DGCL rather than Cayman Islands Companies Act. There are differences between Cayman Islands corporate law, which currently governs LIVK, and Delaware corporate law, which will govern New AT following the domestication. Additionally, there are differences between the proposed organizational documents of New AT and the existing organizational documents of LIVK.

For a summary of the material differences among the rights of holders of Class A common stock of New AT and holders of ordinary shares of LIVK see “Comparison of Corporate Governance and Shareholder Rights” and “The Organizational Documents Proposals.”

Regulatory Matters

The business combination and the transactions contemplated by the merger agreement are not subject to any additional federal or state regulatory requirements or approvals, except for (i) required filings under the HSR Act and (ii) upon approval of the Domestication Proposal, filings with the Cayman Islands and the State of Delaware necessary to effectuate the domestication. On June 7, 2021, LIVK made the filings required to be made under the HSR Act and the waiting period under the HSR Act expired on July 6, 2021.

Risk Factors

In evaluating the Transaction Proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes and the documents incorporated by reference herein, and especially consider the factors discussed in the section entitled “Risk Factors.”

Emerging Growth Company

LIVK is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to non-emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. LIVK intends to take advantage of the benefits of this extended transition period. This may make comparison of LIVK’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

LIVK will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering or (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) it is deemed to be a large accelerated filer, which means the market value of its Class A ordinary shares that are held by non-affiliates exceeds $700 million as of the prior June 30th, or (y) the date on which it has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.

Selected Historical FinanCial Information of LIVK

The following tables set forth a summary of our historical consolidated financial data as of, and for the periods ended on, the dates indicated. The selected historical statements of operations data of LIVK for the period from October 2, 2019 (inception) through December 31, 2019 and for the year ended December 31, 2020, and the historical balance sheet data as of December 31, 2020, are derived from LIVK’s audited financial statements included elsewhere in this proxy statement/prospectus. The selected historical statements of operations data of LIVK for the quarterly periods ended March 31, 2021 and March 31, 2020, and the historical balance sheet data as of March 31, 2021 and March 31, 2020, are also derived from LIVK’s audited financial statements included elsewhere in this proxy statement/prospectus. LIVK’s historical results are not necessarily indicative of the results that may be expected in the future. You should read the following selected historical financial data together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of LIVK” and LIVK’s financial statements and related notes in LIVK’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated herein and attached as Annex G to this proxy statement/prospectus, and in LIVK’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, which is incorporated herein and attached as Annex I to this proxy statement/prospectus.

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	As of and for the year ended December 31, 2020	As of and for the period from October 2, 2019, (Inception) to December 31, 2019
	(in thousands, except per share amounts)
Statement of Operations Data:
Total expenses	$105	$127	$674	$104
Other (income) expenses	$(1,036)	$(4,869)	$(565)	$430
Net income (loss)	$931	$4,742	$(109)	$(534)
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.00	$0.07	$0.06	$0.00
Basic and diluted net loss per share, Non-redeemable ordinary shares	$0.27	$1.25	$(0.17)	$(0.27)
Statement of Cash Flows Data:
Net cash used in operating activities	$(71)	$(226)	$(353)	$(84)
Net cash used in investing activities	$—	$—	$—	$(80,500)
Net cash (used in) provided by financing activities	$—	$—	$(40)	$81,113
Balance Sheet Data:
Total assets	$81,225	$81,489	$81,258	$81,088
Total liabilities	$8,469	$4,812	$9,432	$9,153
Total redeemable ordinary shares	67,756	71,677	66,826	66,935
Total shareholders’ equity	$5,000	$5,000	$5,000	$5,000

Selected Historical Financial and Operating Data of AT

The following tables set forth a summary of AT´s historical consolidated financial data as of, and for the periods ended on, the dates indicated. The selected historical consolidated statements of operations data and statements of cash flows data presented below for the three months ended March 31, 2021 and 2020, and the selected historical consolidated balance sheets data presented below as of March 31, 2021, are derived from our unaudited condensed consolidated financial statements included elsewhere in this proxy statement/prospectus. The selected historical consolidated statements of operations data and statements of cash flows data presented below for the years ended December 31, 2020, 2019 and 2018, and the selected historical consolidated balance sheets data presented below as of December 31, 2020 and 2019, are derived from our audited consolidated financial statements included elsewhere in this proxy statement/prospectus. In AT’s management’s opinion, the unaudited condensed consolidated financial statements include all adjustments necessary to state fairly AT’s financial position as of March 31, 2021, and the results of operations for the three months ended March 31, 2021 and 2020. AT´s historical results are not necessarily indicative of the results that may be expected in the future. You should read the following selected historical financial data together with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AT” and AT´s consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

	Three Months Ended,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in thousands)
Statements of Operations Data:
Net revenues	$37,213	$46,657	$163,987	$173,695	$110,527
Cost of revenue	26,231	33,773	113,465	114,447	73,506
Gross profit	10,982	12,884	50,522	59,248	37,021
Operating expenses:
Selling, general and administrative expenses	8,768	8,014	31,955	33,854	22,101
Depreciation and amortization	1,774	1,845	6,959	6,401	3,878
Change in fair value of embedded derivative liabilities	(1,410)	—	—	—	—
Change in fair value of contingent consideration obligations	—	—	(6,600)	2,349	(3,799)
Equity-based compensation expense	12	69	211	1,689	1,506
Impairment charges	—	—	16,699	6,639	547
Restructuring expenses	10	378	5,524	—	—
Other operating expense, net	572	287	6,997	3,285	604
Total operating expenses	9,726	10,593	61,745	54,217	24,837
Income (loss) from operations	1,256	2,291	(11,223)	5,031	12,184
Interest expense	(4,328)	(4,418)	(17,293)	(13,046)	(3,603)
Other (expense) income	(1,371)	(6,080)	4,525	(2,654)	(2,309)
(Loss) income before income tax	(4,443)	(8,027)	(23,991)	(10,669)	6,272
Income tax (benefit) expense	(608)	105	2,341	5,474	2,158
Net (loss) income	(3,835)	(8,312)	(26,332)	(16,143)	4,114
Net income (loss) attributable to noncontrolling stockholders	30	(129)	(155)	564	(188)
Net (loss) income attributable to AT	$(3,865)	$(8,183)	$(26,177)	$(16,707)	$4,302
	As of March 31, 2021	As of December 31,
		2020	2019
	(in thousands)
Balance Sheets Data:
Cash and cash equivalents	$2,689	$9,432	$6,366
Working capital(1)	(22,018)	(16,898)	(8,122)
Total assets	218,092	220,282	266,592
Total liabilities	188,341	202,084	208,221
Total equity	14,157	18,198	58,371

____________

(1)      Working capital is calculated as total current assets less total current liabilities in the historical financial statements of AT included elsewhere in this proxy statement/prospectus.

	Three Months Ended		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in thousands)
Statements of Cash Flows Data:
Net cash (used in) provided by operating activities	$(4,400)	$(26)	$(1,066)	$6,506	$8,949
Net cash used in investing activities	(229)	(289)	(1,585)	(47,036)	(52,151)
Net cash (used in) provided by financing activities	(2,004)	(701)	6,606	33,621	48,580

Selected Unaudited Pro Forma Condensed Combined Financial Information

The following selected unaudited pro forma condensed combined financial data (the “selected pro forma data”) gives effect to the business combination, domestication and PIPE subscription financing as described in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” included in this proxy statement/prospectus. The business combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, LIVK will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of AT issuing stock for the net assets of LIVK, accompanied by a recapitalization. The selected unaudited pro forma condensed combined balance sheet data as of March 31, 2021 gives pro forma effect to the business combination, domestication and PIPE subscription financing as if they had occurred on March 31, 2021. The selected unaudited pro forma condensed combined statements of operations data for the three months ended March 31, 2021 and year ended December 31, 2020 give pro forma effect to the business combination, domestication, and PIPE subscription financing as if they had occurred on January 1, 2020.

The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the “pro forma financial statements”) of the combined company appearing elsewhere in this proxy statement/prospectus and the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements and related notes of LIVK and AT for the applicable periods included in this proxy statement/prospectus. The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the business combination and related transactions been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of the combined company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of LIVK’s common stock:

•        Assuming No Redemptions — This presentation assumes that no LIVK shareholders exercise redemption rights with respect to their public shares. This scenario assumes that there are 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021).

•        Assuming Maximum Redemptions — This presentation assumes that all of LIVK’s public shareholders exercise redemption rights with respect to their public shares. This scenario assumes that 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021) are redeemed for an aggregate redemption payment of approximately $10.07, based on $81,057,287 in the trust account and 8,050,000 public shares outstanding as of March 31, 2021. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK.

	Combined Pro Forma
	Assuming No Redemptions	Assuming Maximum Redemptions
	(in thousands, except share and per share data)
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Three Months Ended March 31, 2021
Net revenues	$37,213	$37,213
Net income (loss)	2,061	(1,357)
Net income attributable to noncontrolling interests	30	30
Net income (loss) attributable to AT	2,031	(1,387)
Net income (loss) per share – basic and diluted	$0.04	$(0.03)
Weighted average shares outstanding – basic and diluted	49,494,631	41,303,756
Selected Unaudited Pro Forma Condensed Combined Statement of Operations Data
Year Ended December 31, 2020
Net revenues	$163,987	$163,987
Net loss	(9,801)	(19,962)
Net loss attributable to noncontrolling interests	(155)	(155)
Net loss attributable to AT	(9,646)	(19,807)
Net loss per share – basic and diluted	$(0.20)	$(0.48)
Weighted average shares outstanding – basic and diluted	49,494,631	41,303,756

Selected Unaudited Pro Forma Condensed Combined Balance Sheet Data
As of March 31, 2021
Total assets	$233,651	$228,975
Total liabilities	83,266	156,944
Total equity	150,385	72,031

Comparative Share Information

The following table sets forth selected historical comparative share and unit information for LIV Capital Acquisition Corp. and AT and unaudited pro forma condensed combined per share information of New AT after giving effect to the domestication and business combination, assuming two redemption scenarios, as follows:

•        Assuming No Redemptions:    This presentation assumes that no LIVK shareholders exercise redemption rights with respect to their public shares. This scenario assumes that there are 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021).

•        Assuming Maximum Redemptions:    This presentation assumes that all of LIVK’s public shareholders exercise redemption rights with respect to their public shares. This scenario assumes that 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021) are redeemed for an aggregate redemption payment of approximately $10.07, based on $81,057,287 in the trust account and 8,050,000 public shares outstanding as of March 31, 2021. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. Furthermore, LIVK will only proceed with the business combination if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination.

The pro forma book value information reflects the business combination as if it had occurred on March 31, 2021. The weighted average shares outstanding and net earnings per share information reflect the business combination as if they had occurred on January 1, 2020.

This information is only a summary and should be read together with the selected historical financial information included elsewhere in this proxy statement/prospectus, and the historical financial statements of LIVK and AT and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined per share information of LIVK and AT is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of LIVK and AT would have been had the companies been combined during the periods presented.

			Combined Pro Forma
	AT	LIVK	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the Three Months Ended March 31, 2021
Book value per share(1)	$30.39	$1.47	$3.04	$1.75
Net loss per share – basic and diluted Class A	(8.10)
Weighted average shares outstanding – basic and diluted Class A	439,723
Net loss per share – basic and diluted Class B	(8.10)
Weighted average shares outstanding – basic and diluted Class B	37,538
Net income per share – basic and diluted non-redeemable ordinary shares		0.27
Weighted average shares outstanding – basic and diluted non-redeemable ordinary shares		3,495,705
Net income (loss) per share – basic and diluted common stock			$0.04	$(0.03)
Basic and diluted weighted average shares outstanding			49,494,631	41,303,756
For the Year Ended December 31, 2020
Net loss per share – basic and diluted Class A	(54.87)
Weighted average shares outstanding – basic and diluted Class A	439,530
Net loss per share – basic and diluted Class B	(54.87)
Weighted average shares outstanding – basic and diluted Class B	37,538
Net loss per share – basic and diluted non-redeemable ordinary shares		(0.17)
Weighted average shares outstanding – basic and diluted non-redeemable ordinary shares		3,200,004
Net loss per share – basic and diluted common stock			(0.20)	(0.48)
Basic and diluted weighted average shares outstanding			49,494,631	41,303,756

____________

(1)      Book value per share is calculated as (1) total permanent equity less noncontrolling interest divided by (2) total number of shares outstanding classified in permanent equity.

Market Price and Dividend Information

LIVK

LIVK’s units, public shares and public warrants are currently listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “LIVKU,” “LIVK” and “LIVKW,” respectively.

The closing price of the units, Class A ordinary shares and public warrants on May 7, 2021, the last trading day before announcement of the execution of the merger agreement, was $10.63, $10.015 and $.6501, respectively. As of July 15, 2021, the record date for the extraordinary general meeting, the most recent closing price for each unit, Class A ordinary share and public warrant was $10.89, $10.03 and $1.15, respectively.

Holders of the units, public shares and public warrants should obtain current market quotations for their securities. The market price of LIVK’s securities could vary at any time before the business combination.

Holders

As of July 15, 2021, there was one holder of record of our units, one holder of record of our Class A ordinary shares, 26 holders of record of our Class B ordinary shares and 7 holders of record of our public warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, public shares and public warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

LIVK has not paid any cash dividends on the ordinary shares to date and does not intend to pay cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon New AT’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination, as well as the terms of any debt agreements to which New AT may be subject. The payment of any cash dividends subsequent to the business combination will be within the discretion of New AT’s board of directors at such time.

AT

Historical market price information for AT’s capital stock is not provided because there is no public market for AT’s capital stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AT.”

Risk Factors

The risks described below should be carefully considered before making an investment decision. These are the most significant risk factors, but they are not the only risk factors that should be considered in making an investment decision. This proxy statement/prospectus also contains and may incorporate by reference forward-looking statements that involve risks and uncertainties. See the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AT” in this proxy statement/prospectus. Please also see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in LIVK’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated herein and attached as Annex G to this proxy statement/prospectus. The value of your investment following the completion of the business combination will be subject to significant risks affecting, among other things, New AT’s business, consolidated financial condition or results of operations. The trading price of our securities could decline due to any of these risks, and investors in our securities may lose all or part of their investment.

Risks Related to AT’s Business and Industry

For purposes of this section and the subsections entitled “— Risks Related to AT’s Financial Position and Need for Additional Capital,” “— Risks Related to AT’s Business and Industry,” “— Risks Related to Becoming a Public Company,” “— Risks Related to AT’s Intellectual Property,” and “— Risks Related to AT’s International Operations,” only, “AT,” “the Company,” “we,” “us” or “our” refer to AgileThought, Inc. and its subsidiaries, unless the context otherwise requires.

Risks Related to AT’s Financial Position and Need for Additional Capital

We have a substantial amount of indebtedness under our First Lien Facility. Our ability to pay off such indebtedness in connection with the consummation of the business combination and PIPE subscription financing is dependent upon whether LIVK public shareholders exercise their rights to redeem their public shares. To the extent the cash we have available at closing is insufficient to repay a meaningful portion of our borrowings under the First Lien Facility, we may not have sufficient cash flows from operating activities to service such indebtedness and other obligations which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In November 2018, in connection with the acquisition of 4th Source, we entered into a credit agreement with Monroe Capital Management Advisors, LLC, or Monroe, as administrative agent and the financial institutions listed therein, as lenders. The credit agreement provided for a $5.0 million credit facility and $75.0 million term loan facility. In July 2019, in connection with the acquisition of AgileThought, we amended and restated the credit agreement and entered into the First Lien Facility, whereby we incurred an additional $23.0 million term loan facility, to a total of $97.0 million of term loan borrowings.

The extent to which we will be able to repay indebtedness under the First Lien Facility at closing depends primarily on the extent of New AT’s cash on hand, plus LIVK’s working capital cash prior to the closing and the amount of cash New AT receives at closing from the trust account, net of redemptions. Cash received by New AT at closing from the PIPE subscription financing and the trust account will be used:

•        first, to pay transaction-related expenses of approximately $15.8 million;

•        second, in accordance with the provisions of the First Lien Facility, to augment New AT’s cash reserves with additional cash so that such additional cash plus New AT’s cash on hand before closing and any working capital cash at LIVK equals $15 million (i.e., if New AT’s cash on hand before closing plus any working capital cash from LIVK equals $5 million, up to $10 million of the cash received by New AT at closing will be added to New AT’s cash reserves, and if New AT’s cash on hand before closing plus any working capital cash from LIVK equals $15 million, no amount of the cash received by New AT will be added to New AT’s cash reserves);

•        third, to pay amounts outstanding under the First Lien Facility with any remaining cash received by New AT at closing after the payments required under the first two bulletpoints above; and

•        thereafter, to augment New AT’s cash reserves with any remaining cash received by New AT at closing after the payments required under the first three bulletpoints above.

As of March 31, 2021, principal and interest outstanding under the First Lien Facility was $76.4 million.  Based on the payment waterfall above, in the no redemption scenario, assuming the same amount of principal and interest outstanding under the First Lien Facility at closing, $15.8 million in transaction-related expenses and $5 million for cash on hand before closing for New AT plus working capital cash from LIVK, the First Lien Facility would be repaid in full and New AT’s pro forma cash would be $20.4 million. Based on the payment waterfall above, in the maximum redemption scenario, assuming the same amount of principal and interest outstanding under the First Lien Facility at closing, $15.8 million in transaction-related expenses and $5 million for cash on hand before closing for New AT plus working capital cash from LIVK, $0.7 million would be repaid under the First Lien Facility and New AT’s pro forma cash on hand after giving effect to the payment waterfall described above would be $15 million.

To the extent an outstanding balance under the First Lien Facility remains after receipt of proceeds from the trust account and the PIPE subscription financing, we will continue to be required to make scheduled payments of principal and interest thereunder. Our ability to make payments on our indebtedness and other obligations and our ability to comply with the applicable covenants thereto depends on our results of operations, cash flows and financial condition, which in turn are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. We may not be able to maintain a level of cash flows from operating activities sufficient to pay the principal, premium, if any, and interest on our indebtedness and other obligations. If we are unable to repay, refinance or restructure our indebtedness when payment is due, the lenders could proceed against any collateral granted to them to secure such indebtedness or force us into bankruptcy or liquidation, and our business, financial condition, results of operations and prospects will be materially adversely affected.

In addition, our level of indebtedness could affect our ability to obtain financing or refinance existing indebtedness, require us to dedicate a significant portion of our cash flow from operations to interest and principal payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, growth initiatives and other general corporate purposes, increase our vulnerability to adverse general economic, industry or competitive developments or conditions and limit our flexibility in planning for, or reacting to, changes in its businesses and the industries in which we operate or in pursuing our strategic objectives.

The First Lien Facility is secured by substantially all of our assets and will require us, and any debt instruments we may enter into in the future may require us, to comply with various covenants that limit our ability to, among other things:

•        dispose of assets;

•        complete mergers or acquisitions;

•        incur or guarantee indebtedness;

•        sell or encumber certain assets;

•        pay dividends or make other distributions to holders of our shares;

•        make specified investments;

•        engage in different lines of business; and

•        engage in certain transactions with affiliates.

Under the terms of the First Lien Facility, we are also required to comply with net leverage ratio and fixed charge coverage covenants and other covenants, including providing financial information to our lenders at the times specified in the First Lien Facility. Our ability to meet these ratios and covenants can be affected by events beyond our control. We have not always met these ratios and covenants in the past and have had to obtain consents from the lenders under and amend the First Lien Facility to adjust the ratios and covenants so that we could remain in compliance. We may not meet these ratios and covenants in the future and may not be able to obtain consent from the lenders and amend the First Lien Facility to remain in compliance then should that happen again. A failure by us to comply with the ratios or covenants contained in the First Lien Facility could result in an event of default, which could adversely affect our ability to respond to changes in our business and manage our operations. Upon the occurrence of an event of default under the terms of the First Lien Facility, including the occurrence of a material adverse change, the lenders could elect to declare any amounts outstanding to be due and payable and exercise other remedies as set forth in the First Lien Facility. If any indebtedness under our First Lien Facility were to be accelerated, our business, financial condition, results of operations and prospects will be materially adversely affected.

We may need additional capital, and failure to raise additional capital on terms favorable to us, or at all, could limit our ability to meet our debt and other obligations, grow our business or develop or enhance our service offerings to respond to market demand or competitive challenges.

If we are unable to generate sufficient cash flow in the future to meet commitments, we may be required to adopt one or more alternatives, such as refinancing or restructuring indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. If we need to refinance all or part of our indebtedness at or before maturity, to the extent such indebtedness remains outstanding after the consummation of the business combination, the PIPE subscription financing and the other transactions contemplated by the merger agreement, there can be no assurance that we will be able to obtain new financing or to refinance any of our indebtedness on commercially reasonable terms or at all. We have at times entered into informal arrangements with suppliers under which we paid our suppliers later than the terms of our agreements required to manage our cash flows. If we are not able to meet our commitments in the future for any reason, our creditors could seek to enforce remedies against us, including actions to put us into bankruptcy proceedings or receivership, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may also require additional cash resources due to changed business conditions or other future developments, including our growth initiatives and any investments or acquisitions we may decide to pursue, or to refinance our existing indebtedness. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities, or obtain another credit facility. If we raise additional capital through the issuance of equity or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock. If we raise additional capital through equity, our existing stockholders may experience dilution. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would further restrict our operations, and the instruments governing such indebtedness could contain provisions that are as, or more, restrictive than our existing debt instruments. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including investors’ perception of, and demand for, securities of IT services companies, conditions in the capital markets in which we may seek to raise funds, our future results of operations and financial condition, the terms of our credit facilities and general economic and political conditions. Financing may not be available in amounts or on terms acceptable to us, or at all, and could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under current or new credit arrangements to finance required capital expenditures and other costs under new contracts and meet other cash needs, including earnout obligations in connection with prior acquisitions.

Our business generally requires significant upfront working capital and/or capital expenditures for software customization and implementation, systems and equipment installation and telecommunications configuration. In connection with the signing or renewal of a service contract, a customer may seek to obtain new equipment or impose new service requirements, which may require additional capital expenditures or other costs in order to enter into or retain the contract. Historically, we have funded these upfront costs through cash flows generated from operations, available cash on hand and borrowings under the First Lien Facility.

In addition, since we currently utilize third-party consultants to deliver a large portion of our services, we may incur upfront costs (which may be significant) prior to receipt of any revenue under such arrangements. Our ability to generate revenue and to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing on commercially reasonable terms.

In connection with prior acquisitions, we are required to make earnout payments to the sellers if certain metrics relating to the acquired businesses have been achieved. As of March 31, 2021, we had accrued $10.4 million in earnout payments as liabilities that we owe in connection with prior acquisitions. Out of the $10.4 million balance, approximately 75% is fixed and 25% is still contingent to the achievement of certain performance metrics in connection with the AgileThought LLC acquisition. The contingent earnout liability accrued is measured to fair value by an independent third-party expert. In order for us to make those earnout payments, in addition to having sufficient cash resources to make the payments themselves, we must be in pro forma compliance after giving effect to the earnout payments with liquidity and other financial and other covenants included in the First Lien Facility. We have not been able to satisfy those covenants to date in connection with the accrued earnout payments. If we are unable to satisfy those covenants and the First Lien Facility remains outstanding, or if we otherwise have insufficient cash flows from operating activities, cash on hand or access to borrowed funds, we will be unable to make the accrued earnout payments as well as future earnout payments that may accrue. As of December 31, 2020, under our agreements for prior acquisitions, there are up to $11.0 million in potential earnout payments that may become due based on metrics relating to the performance of the AgileThought LLC acquisition for the 2021 fiscal year, which would be payable in 2022 if the applicable metrics are achieved. There can be no assurance that in the event we are unable to make any such earnout payments, the sellers will not seek legal action against us, which could materially adversely affect our business, financial condition, results of operations and prospects.

If we do not have adequate liquidity or are unable to obtain financing for these upfront costs and other cash needs on favorable terms or at all, we may not be able to pursue certain contracts, which could result in the loss of business or restrict the ability to grow. Moreover, we may not realize the return on investment that we anticipate on new or renewed contracts due to a variety of factors, including lower than anticipated scope of or expansion in the services we provide to the applicable clients under the contracts, higher than anticipated capital or operating expenses and unanticipated regulatory developments or litigation. We may not have adequate liquidity to pursue other aspects of our strategy, including increasing our sales activities directed at the U.S. market or pursuing acquisitions. In the event we pursue significant acquisitions or other expansion opportunities or refinancing or repaying existing debt or other obligations, we may need to raise additional capital either through the public or private issuance of equity or debt securities, by entering into new credit facilities or by attempting to access the revolver portion of the First Lien Facility, which sources of funds may not necessarily be available on acceptable terms, if at all.

We have significant fixed costs related to lease facilities.

We have made and continue to make significant contractual commitments related to our leased facilities. Our operating lease expense related to land and buildings for 2020 and 2019 was $2.5 million and $1.7 million, net of reimbursements respectively. These expenses will have a significant impact on our fixed costs, and if we are unable to grow our business and revenue proportionately, our operating results may be negatively affected.

Risks Related to AT’s Business and Industry

The currently evolving outbreak of the novel coronavirus disease, or COVID-19, pandemic, has impacted demand for our services and disrupted our operations and may continue to do so.

The COVID-19 outbreak has emerged as a serious threat to the health and economic well-being of our customers, employees, and the overall economy. Since the beginning of the outbreak, many countries and states have taken dramatic action including, without limitation, ordering all non-essential workers to stay home, mandating the closure of schools and non-essential business premises and imposing isolation measures on large portions of the population. These measures, while intended to protect human life, have had serious adverse impacts on domestic and foreign economies and the severity and the duration of these is highly uncertain. The effectiveness of economic stabilization efforts, including proposed government payments to affected citizens and industries, continue to be uncertain and many economists are predicting extended local or global recessions. The accelerating number of deaths and hospitalizations resulting from this disease are further exacerbating the uncertainties and challenges facing our business.

The ongoing COVID-19 pandemic had a significant impact on several of our customers during 2020, as several larger customers either postponed projects or developed or undertook internally technology initiatives instead of using our services to do so. This has adversely affected and may continue to adversely affect our opportunities for growth, whether through an increase in business or through acquisitions. The effects of the ongoing COVID-19 pandemic in the global financial markets may also reduce our ability to access capital and could negatively affect our liquidity in the future. The financial uncertainty arising from the COVID-19 pandemic may also negatively impact pricing for our services or cause our clients to again reduce or postpone their technology spending significantly and/or in the long-term, which may, in turn, lower the demand for our services and negatively affect our revenue, profitability and cash flows, and our business, financial condition, results of operations and prospects may be adversely affected.

Furthermore, if any of our employees become ill with COVID-19 and are unable to work, then our ability to deliver for our clients and run our business could be negatively affected, which may in turn adversely affect our business, financial condition, results of operations and prospects.

In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business, financial condition, results of operations and prospects, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section which may materially and adversely affect our business, financial condition, results of operations and prospects.

We have taken certain precautions due to the ongoing COVID-19 pandemic that could harm our business.

From the beginning of the ongoing COVID-19 pandemic, we have taken precautionary measures intended to help minimize the risk of the virus to our employees, our customers, and the communities in which we participate, which we intend to continue and could negatively impact our business. As a company with employees, customers, partners and investors in many countries, we believe in upholding our company value of being good citizens by doing our part to help slow the spread of the virus. To this end, we have enabled substantially all of our employees to work remotely in compliance with relevant government advice and have generally suspended all non-essential travel worldwide for our employees. In addition, we have cancelled or postponed company-sponsored events, including employee attendance at industry events and non-essential in-person work-related meetings. While we have a distributed workforce and our employees are accustomed to working remotely or working with other remote employees, our workforce is not fully remote. Our employees travel frequently to establish and maintain relationships with one another and with our customers, and many of our business processes assume that employees can meet with customers and prospective customers in person. Although we continue to monitor the situation and may adjust our current policies and practices as more information and guidance become available, temporarily suspending travel and doing business in-person could negatively impact our marketing efforts, challenge our ability to enter into customer contracts in a timely manner, slow down our recruiting efforts, or create operational or other challenges, including decreased productivity, as we adjust to a fully-remote workforce, any of which could harm our business. There is no guarantee that any of these precautions will fully protect our employees and/or customers or enable us to maintain our productivity. The full extent to which the ongoing COVID-19 pandemic and our precautionary measures related thereto may adversely impact our business, financial condition, results of operations and prospects will depend on future developments, which are still uncertain and cannot be fully predicted at this time.

We are dependent on our largest clients, and if we fail to maintain these relationships or successfully obtain new engagements, we may not achieve our revenue growth and other financial goals.

Historically, a significant percentage of our annual revenue has come from our existing client base. For example, during 2020 and 2019, 92.5% and 77.5% of our revenue came from clients from whom we also generated revenue during the prior fiscal year, respectively. On a pro forma basis, giving effect of the AgileThought LLC acquisition as if it had occurred since January 1, 2018, 93.5% and 97.1% of our revenue during 2020 and 2019 came from clients from whom we also generated revenue during the prior fiscal year respectively. However, the volume of work performed for a specific client is likely to vary from year to year, especially since we generally do not have long-term contractual commitments from our clients and are often not our clients’ exclusive IT services provider. A major client in one year may not provide the same level of revenue for us in any subsequent year. Further, one or more of our significant clients could be acquired, and there can be no assurance that the acquirer would choose to use our services to the same degree as previously, if at all. Our largest client for each of the years ended December 31, 2020 and 2019 accounted for 17.6% and 13.1% of our revenue, respectively, and our ten largest clients for the years ended December 31, 2020 and 2019 accounted for 67.0% and 66.3% of our revenue, respectively.

In addition, the services we provide to our clients, and the revenue and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual client for a significant portion of our revenue may give that client a certain degree of pricing leverage against us when re-negotiating contracts and terms of service. In order to successfully perform and market our services, we must establish and maintain multi-year, close relationships with our clients and develop a thorough understanding of their businesses. Our ability to maintain these close relationships is essential to the growth and profitability of our business. If we fail to maintain these relationships or successfully obtain new engagements from our existing clients, we may not achieve our revenue growth and other financial goals.

We generally do not have long-term contractual commitments from our clients, and our clients may terminate engagements before completion or choose not to enter into new engagements with us.

We generally do not have long-term contractual commitments with our clients. Our clients can terminate many of our master services agreements and work orders with or without cause, in some cases subject only to 30 days’ prior notice in the case of termination without cause. Although a substantial majority of our revenue is typically generated from existing clients, our engagements with our clients are typically for projects that are singular in nature. Large and complex projects may involve multiple engagements or stages, and a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements.

Even if we successfully deliver on contracted services and maintain close relationships with our clients, a number of factors outside of our control could cause the loss of or reduction in business or revenue from our existing clients. These factors include, among other things:

•        the business or financial condition of that client or the economy generally;

•        a change in strategic priorities of that client, resulting in a reduced level of spending on IT services;

•        changes in the personnel at our clients who are responsible for procurement of IT services or with whom we primarily interact;

•        a demand for price reductions by that client;

•        mergers, acquisitions or significant corporate restructurings involving that client; and

•        a decision by that client to move work in-house or to one or more of our competitors.

The loss or diminution in business from any of our major clients could have a material adverse effect on our business, financial condition, results of operations and prospects. The ability of our clients to terminate agreements exacerbates the uncertainty of our future revenue. We may not be able to replace any client that elects to terminate or not renew its contract with us. Further, terminations or delays in engagements may make it difficult to plan our project resource requirements.

We may not be able to recover our or sustain revenue growth rate consistent with the rate prior to COVID-19 pandemic.

We have experienced rapid revenue growth in recent periods. Prior to the COVID-19 pandemic, our revenue increased by 57.2% from $110.5 million in the year ended December 31, 2018 to $173.7 million in the year ended December 31, 2019. Our business was adversely affected by the COVID-19 pandemic, and we experienced a decline in our revenue from $173.7 million in the year ended December 31, 2019 to $164.0 million in the year ended December 31, 2020. Our revenue for the three months ended March 31, 2021 was $37.2 million, a 20.2% decrease from $46.7 million for the three months ended March 31, 2020. We may not be able to recover our revenue growth consistent with the rate prior to the COVID-19 pandemic or at all. You should not consider our revenue growth in periods prior to the COVID-19 pandemic as indicative of our future performance. As we seek to grow our business, our future revenue growth rate may be impacted by a number of factors, such as the ongoing impact of COVID-19 pandemic fluctuations in demand for our services, increasing competition, difficulties in integrating acquired companies, decreasing growth of our overall market, our inability to engage and retain a sufficient number of information technology, or IT, professionals or otherwise scale our business, rising wages in the markets in which we operate or our failure, for any reason, to capitalize on growth opportunities, and our business, financial condition, results of operations and prospects may be adversely affected.

Recent acquisitions and potential future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources, which may adversely affect our business, financial condition, results of operations and prospects.

In July 2019 we (under our previous corporate name AN Global Inc.) completed our acquisition of AgileThought, LLC, or AgileThought, and in November 2018 we completed our acquisition of 4th Source, Inc., or 4th Source, both of which expanded our client base and business operations in the United States. In addition, we have completed nine other acquisitions during the last five fiscal years. In the future, we plan to acquire additional businesses that we believe could complement or expand our business. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. In addition, we have previously and may in the future use earn-out arrangements in connection with acquisitions. Using earn-out arrangements to consummate an acquisition, pursuant to which we agree to pay additional amounts of contingent consideration based on the achievement of a predetermined metric, has at times and may continue to make our integration efforts more complicated. We have also previously and may in the future negotiate restructured earn-out arrangements following the closing of acquisitions, which causes a diversion of management attention from ongoing business concerns and may result in additional cost in connection with the applicable acquisitions.

The failure to meet the integration challenges stemming from our acquisitions could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

•        our inability to achieve the operating synergies anticipated in the acquisitions;

•        diversion of management attention from ongoing business concerns to integration matters or earn-out calculations, restructurings or disputes;

•        challenges in consolidating and rationalizing IT platforms and administrative infrastructures;

•        complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

•        difficulties in retaining IT professionals and other key employees and achieving minimal unplanned attrition;

•        difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality service;

•        our inability to exert control of acquired businesses that include earn-out payments or the risk that actions incentivized by earn-out payments will hinder integration efforts;

•        our inability to demonstrate to our clients and to clients of acquired businesses that the acquisition will not result in adverse changes in client service standards or business focus;

•        possible cash flow interruption or loss of revenue as a result of transitional matters; and

•        inability to generate sufficient revenue to offset acquisition costs.

Acquired businesses may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, or failed to fulfill their contractual obligations to clients, we, as the successor owner, may be financially responsible for these violations and failures and may suffer financial or reputational harm or otherwise be adversely affected. Our acquisition targets may not have as robust internal controls over financial reporting as would be expected of a public company. Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairment in the future that could harm our financial results. We took impairment charges of $16.7 million and $6.6 million in 2020 and 2019, respectively, primarily related to prior acquisitions in Latin America, and we may take material impairment charges in the future related to acquisitions. We may also become subject to new regulations as a result of an acquisition, including if we acquire a business serving clients in a regulated industry or acquire a business with clients or operations in a country in which we do not already operate. In addition, if we finance acquisitions by incurring debt under credit facilities or issuing notes and are unable to realize the expected benefits of those acquisitions for any reason, we may be unable to repay, refinance or restructure that indebtedness when payment is due, and the lenders of that indebtedness could proceed against any collateral granted to secure such indebtedness or force us into bankruptcy or liquidation. If we finance acquisitions by issuing convertible debt or equity securities, our existing stockholders may also be diluted, which could affect the market price of our common stock. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to the integration of operations of the acquired business. The failure to successfully integrate the operations or otherwise to realize any of the anticipated benefits of the acquisition could seriously harm our results of operations.

Strategic acquisitions to complement and expand our business have been and will likely remain an important part of our competitive strategy. If we fail to acquire companies whose prospects, when combined with our company, would increase our value, then our business, financial condition, results of operations and prospects may be adversely affected.

We have expanded, and may continue to expand, our operations through strategically targeted acquisitions of additional businesses. On occasion, selective acquisitions have expanded our service capabilities, geographic presence, or client base. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses without substantial expense, delays or other operational or financial risks and problems. In addition, any client satisfaction or performance problems within an acquired business could have a material adverse impact on our corporate reputation and brand. We cannot assure you that any acquired businesses will achieve anticipated revenues and earnings. Any failure to manage our acquisition strategy successfully could have a material adverse effect on our business, financial condition, results of operations and prospects.

We must attract and retain highly skilled IT professionals. Failure to hire, train and retain IT professionals in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

In order to sustain our growth, we must attract and retain a large number of highly skilled and talented IT professionals. While our headcount decreased from December 31, 2019 to December 31, 2020, the decrease is primarily attributable to actions implemented in response to the COVID-19 pandemic, and our headcount increased in the first quarter of 2021 and we anticipate that we will need to significantly increase our headcount as our business grows. Our business is driven by people and, accordingly, our success depends upon our ability to attract, train, motivate, retain and effectively utilize highly skilled IT professionals in our delivery locations, which currently are principally located in Mexico and the United States. We believe that there is significant competition for technology professionals in the geographic regions in which our offices are located and in locations in which we intend to establish future offices and that such competition is likely to continue for the foreseeable future. Additionally, given our delivery locations in the United States, we must attract and retain a growing number of IT professionals with English language proficiency, which could further limit the talent base from which we can hire. Increased hiring by technology companies and increasing worldwide competition for skilled IT professionals may lead to a shortage in the availability of suitable personnel in the locations where we operate and hire. Our ability to properly staff projects, maintain and renew existing engagements and win new business depends, in large part, on our ability to recruit, train and retain IT professionals. We are currently focused on growing our workforce through university recruiting; however, this strategy and any other strategies we employ to hire, train and retain our IT professionals may be inadequate or may fail to achieve our objectives. Failure to hire, train and retain IT professionals in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

Furthermore, the technology industry generally experiences a significant rate of turnover of its workforce. There is a limited pool of individuals who have the skills and training needed to help us grow our company. We compete for such talented individuals not only with other companies in our industry but also with companies in other industries, such as healthcare, financial services and technology generally. High attrition rates of IT personnel would increase our hiring and training costs, reduce our revenues and could have an adverse effect on our ability to complete existing contracts in a timely manner, meet client objectives and expand our business.

We may not be successful in building a university recruiting and hiring program, which could hamper our ability to scale our business and grow revenue.

As part of our growth strategy, we are focused on growing our workforce through university recruiting. In particular, we intend to focus our university recruitment efforts on Mexico and the United States. We cannot guarantee that we will be able to recruit and train a sufficient number of qualified university hires or that we will be successful in retaining these future employees. We may not be successful in building a reputable brand on college campuses or deepening and sustaining relationships with university administrations which could hinder our ability to grow our workforce through university hiring. Increased university hiring by technology companies, particularly in Latin America and the United States, and increasing worldwide competition for skilled technology professionals may lead to a shortage in the availability of qualified university personnel in the locations where we operate and hire. Failure to hire and train or retain qualified university graduates in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

Increases in our current levels of attrition may increase our operating costs and adversely affect our business, financial condition, results of operations and prospects.

The technology industry generally experiences a significant rate of turnover of its workforce. Excluding resignations occurring within the first year of employment and adjusting for business dispositions or discontinued business and non-core projects, our total adjusted attrition rates for the years ended December 31, 2019 and 2020 were 17.0% and 20.8%, respectively. If our attrition rate were to increase, our operating efficiency and productivity may decrease. We compete for talented individuals not only with other companies in our industry but also with companies in other industries, such as software services, engineering services and financial services companies, among others. High attrition rates of IT personnel could have an adverse effect on our ability to expand our business, may cause us to incur greater personnel expenses and training costs, and may otherwise adversely affect our business, financial condition, results of operations and prospects.

Our revenue is dependent on a limited number of industry verticals, and any decrease in demand for IT services in these verticals or our failure to effectively penetrate new verticals could adversely affect our revenue, business, financial condition, results of operations and prospects.

Historically, we have focused on developing industry expertise and deep client relationships in a limited number of industry verticals. As a result, a substantial portion of our revenue has been generated by clients operating in financial services, healthcare and professional services industries. Our business growth largely depends on continued demand for our services from clients in the financial services, healthcare and professional services industries, and any slowdown or reversal of the trend to spend on IT services in these verticals could result in a decrease in the demand for our services and materially adversely affect our revenue, business, financial condition, results of operations and prospects.

In the verticals in which we operate, there are numerous competitors that may be entrenched with potential clients we target and which may be difficult to dislodge. As a result of these and other factors, our efforts to expand our client base may be expensive and may not succeed, and we therefore may be unable to grow our revenue. If we fail to further penetrate our existing industry verticals or expand our client base into new verticals, we may be unable to grow our revenue and our business, financial condition, results of operations and prospects may be harmed.

Other developments in the verticals in which we operate may also lead to a decline in the demand for our services, and we may not be able to successfully anticipate and prepare for any such changes. For example, consolidation or acquisitions, particularly involving our clients, may adversely affect our business. Our clients and potential clients may experience rapid changes in their prospects, substantial price competition and pressure on their profitability. This, in turn, may result in increasing pressure on us from clients and potential clients to lower our prices, which could adversely affect our revenue, business, financial condition, results of operations and prospects.

Our contracts could be unprofitable, and any failure by us to accurately estimate the resources required to complete a contract on time and on budget could have a material adverse effect on our business, financial condition, results of operations and prospects.

We perform our services primarily on a time-and-materials basis. Revenue from our time-and-materials contracts represented 87.5% and 88.2%, respectively, of total revenue for the years ended December 31, 2019 and 2020. We charge out the services performed by our employees under these contracts at daily or hourly rates that are specified in the contract. The rates and other pricing terms negotiated with our clients are highly dependent on our internal forecasts of our operating costs and predictions of increases in those costs influenced by wage inflation and other marketplace factors, as well as the volume of work provided by the client. Our predictions are based on limited data and could turn out to be inaccurate, resulting in contracts that may not be profitable. Typically, we do not have the ability to increase the rates established at the outset of a client project other than on an annual basis and often subject to caps. Independent of our right to increase our rates on an annual basis, client expectations regarding the anticipated cost of a project may limit our practical ability to increase our rates for ongoing work.

In addition to time-and-materials contracts, we also perform our services under fixed-price and managed services contracts. Revenue from our fixed-price and managed services contracts represented 12.5% and 11.8%, respectively, of total revenue for the year ended December 31, 2019 and 2020. Our pricing in fixed-price and managed services contracts is highly dependent on our assumptions and forecasts about the costs we expect to incur to complete the related project, which are based on limited data and could turn out to be inaccurate. Any failure by us to accurately estimate the resources, including the skills and seniority of our employees, required to complete a fixed-price or managed services contract on time and on budget or meet a service level on a managed services contract, or any unexpected increase in the cost of our employees assigned to the related project, office space or materials could expose us to risks associated with cost overruns and could have a material adverse effect on our business, financial condition, results of operations and prospects. Customers may be unable or unwilling to recognize phases or partial delivery of our services, thereby delaying their recognition of our work, which would impact our cash collection cycles. Customers may also not be able or willing to recognize phases or partial delivery of our services, which may delay payment for work we delivery, and which could negatively impact our cash collection cycles. In addition, any unexpected changes in economic conditions that affect any of our assumptions and predictions could render contracts that would have been favorable to us when signed unfavorable.

Our operating results could suffer if we are not able to maintain favorable pricing.

Our operating results are dependent, in part, on the rates we are able to charge for our services. Our rates are affected by a number of factors, including:

•        our clients’ perception of our ability to add value through our services;

•        our competitors’ pricing policies;

•        bid practices of clients and their use of third-party advisors;

•        the ability of large clients to exert pricing pressure;

•        employee wage levels and increases in compensation costs;

•        employee utilization levels;

•        our ability to charge premium prices when justified by market demand or the type of service; and

•        general economic conditions.

If we are not able to maintain favorable pricing for our services, our operating results could suffer.

If we do not maintain adequate employee utilization rates and productivity levels, our operating results may suffer and our business, financial condition, results of operations and prospects may be adversely affected.

Our operating results and the cost of providing our services are affected by the utilization rates of our employees in our delivery locations. If we are not able to maintain appropriate utilization rates for our employees involved in delivery of our services, our operating results may suffer. Our utilization rates are affected by a number of factors, including:

•        our ability to promptly transition our employees from completed projects to new assignments and to hire and integrate new employees;

•        our ability to forecast demand for our services and maintain an appropriate number of employees in each of our delivery locations;

•        our ability to deploy employees with appropriate skills and seniority to projects;

•        our ability to maintain continuity of existing resources on existing projects;

•        our ability to manage the attrition of our employees; and

•        our need to devote time and resources to training, including language training, professional development and other activities that cannot be billed to our clients.

Our revenue could also suffer if we misjudge demand patterns and do not recruit sufficient employees to satisfy demand. Employee shortages could prevent us from completing our contractual commitments in a timely manner and cause us to lose contracts or clients. Further, to the extent that we lack a sufficient number of employees with lower levels of seniority and daily or hourly rates, we may be required to deploy more senior employees with higher rates on projects without the ability to pass such higher rates along to our clients, which could adversely affect our operating results.

Additionally, our revenue could suffer if we experience a slowdown or stoppage of service for any clients or on any project for which we have dedicated employees and we are not be able to efficiently reallocate these employees to other clients to keep their utilization and productivity levels high. If we are not able to maintain high resource utilization levels without corresponding cost reductions or price increases, our operating results will suffer and our business, financial condition, results of operations and prospects may be adversely affected.

We are focused on growing our client base in the United States and may not be successful.

We are focused on geographic expansion, particularly in the United States. In 2019 and 2020, 48.9% and 69.0% of our revenue came from clients in the United States, respectively.

We have made significant investments to expand our business in the United States, including our acquisitions of 4th Source in November 2018 and of AgileThought in July 2019, which increased our sales presence in the United States and added onshore and nearshore delivery capacity in Latin America and in the United States. However, our ability to acquire new clients will depend on a number of factors, including market perception of our services, our ability to successfully add nearshore capacity and pricing, competition and overall economic conditions. If we are unable to retain existing clients and attract new clients in the United States or if our expansion plans take longer to implement than expected or their costs exceed our expectations, we may be unable to grow our revenue and our business, financial condition, results of operations and prospects could be adversely affected.

We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

We have experienced growth and significantly expanded our business over the past several years, both organically and through acquisitions. We intend to continue to grow our business in the foreseeable future and to pursue existing and potential market opportunities. We have also increased the size and complexity of the projects that we undertake for our clients and hope to continue being engaged for larger and more complex projects in the future. As we add new delivery sites, introduce new services or enter into new markets, we may face new market, technological and operational risks and challenges with which we are unfamiliar, and we may not be able to mitigate these risks and challenges to successfully grow those services or markets. We may not be able to achieve our anticipated growth or successfully execute large and complex projects, which could materially adversely affect our revenue, business, financial condition, results of operations and prospects.

Our future growth depends on us successfully recruiting, hiring and training IT professionals, expanding our delivery capabilities, adding effective sales staff and management personnel, adding service offerings, maintaining and expanding our engagements with existing clients and winning new business. Effective management of these and other growth initiatives will require us to continue to improve our infrastructure, execution standards and ability to expand services.

If we cannot maintain our culture as we grow, we could lose the innovation, creativity and teamwork fostered by our culture, and our business, financial condition, results of operations and prospects may be adversely affected.

We believe that a critical contributor to our success has been our culture, which is the foundation that supports and facilitates our distinctive approach. As we grow and are required to add more employees and infrastructure to support our growth, we may find it increasingly difficult to maintain our corporate culture. If we fail to maintain a culture that fosters career development, innovation, creativity and teamwork, we could experience difficulty in hiring and retaining IT professionals and other valuable employees. Failure to manage growth effectively could adversely affect the quality of the execution of our engagements, our ability to attract and retain IT professionals and other valuable employees, and our business, financial condition, results of operations and prospects. In addition, as we continue to integrate and acquire business as part of our growth strategy we risk preserving our culture, values and our entrepreneurial environment. Integrating acquisitions into our business can be particularly difficult due to different corporate cultures and values, geographic distance and other intangible factors.

We face intense competition.

The market for IT services is intensely competitive, highly fragmented and subject to rapid change and evolving industry standards and we expect competition to intensify. We believe that the principal competitive factors that we face are the ability to innovate; technical expertise and industry knowledge; end-to-end solution offerings; delivery location; price; reputation and track record for high-quality and on-time delivery of work; effective employee recruiting; training and retention; and responsiveness to clients’ business needs.

Our primary competitors include next-generation IT service providers, such as EPAM Systems, Inc., Endava Plc, Infosys Limited and Globant S.A., global consulting and traditional global IT service companies such as Accenture plc, Capgemini SE, Cognizant Technology Solutions Corporation and International Business Machines Corporation, or IBM; and in-house IT and development departments of our existing and potential clients. Many of our competitors have substantially greater financial, technical and marketing resources and greater name recognition than we do. As a result, they may be able to compete more aggressively on pricing or devote greater resources to the development and promotion of IT services. Companies based in some emerging markets also present significant price competition due to their competitive cost structures and tax advantages.

In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new market entrants. Further, there is a risk that our clients may elect to increase their internal resources to satisfy their IT service needs as opposed to relying on third-party service providers. The IT services industry may also undergo consolidation, which may result in increased competition in our target markets from larger firms that may have substantially greater financial, marketing or technical resources, may be able to respond more quickly to new technologies or processes and changes in client demands, and may be able to devote greater resources to the development, promotion and sale of their services than we can. Increased competition could also result in price reductions, reduced operating margins and loss of our market share. We cannot assure you that we will be able to compete successfully with existing or new competitors or that competitive pressures will not materially adversely affect our business, financial condition, results of operations and prospects.

We are dependent on members of our senior management team.

Our future success heavily depends upon the continued services of our senior management team. We currently do not maintain key person life insurance for any of the members of our senior management team. In addition, we do not have employment agreements with all of the members of our senior management team. Even those employees with whom we have employment agreements or other arrangements may terminate their employment with us with or without cause, often with limited notice. If one or more of our senior executives are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily, on a timely basis or at all. In addition, competition for senior executives in our industry is intense, and we may be unable to retain our senior executives or attract and retain new senior executives in the future, in which case our business may be severely disrupted, and our financial condition, results of operations and prospects may be adversely affected.

If any of our senior management team joins a competitor or forms a competing company, we may lose clients, suppliers, know-how and IT professionals and staff members to them. Also, if any of our sales executives or other sales personnel, who generally maintain close relationships with our clients, joins a competitor or forms a competing company, we may lose clients to that company, and our revenue, business, financial condition, results of operations and prospects may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, business practices or procedures by such personnel. Any non-competition, non-solicitation or non-disclosure agreements we have with our senior executives or key employees might not provide effective protection to us in light of legal uncertainties associated with the enforceability of such agreements.

Our CEO and Chairman of our board of directors has a personal loan which may become due if the business combination does not close.

Our CEO and Chairman of our board of directors has a personal loan which, absent repayment, will become due if the business combination does not close. The loan is with a large financial institution that is not affiliated with either us or LIVK, and, in connection with that loan, our CEO has pledged 30% of his shares of AT common stock as collateral. While our board and stockholders are aware of and have approved these arrangements, our CEO’s potential personal obligation to repay the loan in the event the business combination does not close is an interest that is different from and in addition to the interests of our other executive officers and directors. LIVK’s shareholders should take this interest into account in deciding whether to approve the business combination.

Forecasts of our market size may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all.

Growth forecasts included in this proxy statement/prospectus relating to our market opportunity and the expected growth in the market for our services are subject to significant uncertainty and are based on both internal and third-party assumptions and estimates which may prove to be inaccurate. Even if these markets meet our size estimates and experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many risks and uncertainties, including our success in implementing our business strategy. Accordingly, the forecasts of market growth included in this proxy statement/prospectus should not be taken as indicative of our future growth.

Our business, financial condition, results of operations and prospects will suffer if we are not successful in delivering contracted services.

Our operating results are dependent on our ability to successfully deliver contracted services in a timely manner. We must consistently build, deliver and support challenging and complex projects and managed services. Failure to perform or observe any contractual obligations could damage our relationships with our clients and could result in cancellation or non-renewal of a contract. Some of the challenges we face in delivering contracted services to our clients include:

•        maintaining high-quality control and process execution standards;

•        maintaining planned resource utilization rates on a consistent basis;

•        maintaining employee productivity and implementing necessary process improvements;

•        controlling costs;

•        maintaining close client contact and high levels of client satisfaction;

•        maintaining physical and data security standards required by our clients;

•        recruiting and retaining sufficient numbers of skilled IT professionals; and

•        maintaining effective client relationships.

If we are unable to deliver contracted services, our relationships with our clients will suffer and we may be unable to obtain new engagements. In addition, it could damage our reputation, cause us to lose business, impact our operating margins and adversely affect our business, financial condition, results of operations and prospects, as well as subject us to breach of contract claims.

If we do not successfully manage and develop our relationships with key partners or if we fail to anticipate and establish new partnerships in new technologies, our business, financial condition, results of operations and prospects could be adversely affected.

We have partnerships with companies whose capabilities complement our own. A significant portion of our revenue and services and solutions are based on technology or software provided by a few major partners.

The business that we conduct through these partnerships could decrease or fail to grow for a variety of reasons. The priorities and objectives of our partners may differ from ours, and our partners are not prohibited from competing with us or forming closer or preferred arrangements with our competitors. In addition, some of our partners are also large clients or suppliers of technology to us. The decisions we make vis-à-vis a partner may impact our ongoing relationship. In addition, our partners could experience reduced demand for their technology or software, including, for example, in response to changes in technology, which could lessen related demand for our services and solutions.

We must anticipate and respond to continuous changes in technology and develop relationships with new providers of relevant technology. We must secure meaningful partnerships with these providers early in their life cycle so that we can develop the right number of certified people with skills in new technologies. If we are unable to maintain our relationships with current partners and identify new and emerging providers of relevant technology to expand our network of partners, we may not be able to differentiate our services or compete effectively in the market.

If we do not obtain the expected benefits from our partnerships for any reason, we may be less competitive, our ability to offer attractive solutions to our clients may be negatively affected, and our business, financial condition, results of operations and prospects could be adversely affected.

Our sales of services and operating results may experience significant variability and our past results may not be indicative of our future performance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance.

Factors that are likely to cause these variations include:

•        the number, timing, scope and contractual terms of projects in which we are engaged;

•        delays in project commencement or staffing delays due to difficulty in assigning appropriately skilled or experienced professionals;

•        the accuracy of estimates on the resources, time and fees required to complete projects and costs incurred in the performance of each project;

•        inability to retain employees or maintain employee utilization levels;

•        changes in pricing in response to client demand and competitive pressures;

•        the business decisions of our clients regarding the use of our services or spending on technology;

•        the ability to further grow sales of services from existing clients and the ability to substitute revenue from engagements with governmental clients as we discontinue new engagements with governmental entities;

•        seasonal trends and the budget and work cycles of our clients;

•        delays or difficulties in expanding our operational facilities or infrastructure;

•        our ability to estimate costs under fixed price or managed services contracts;

•        employee wage levels and increases in compensation costs;

•        unanticipated contract or project terminations;

•        the timing of collection of accounts receivable;

•        our ability to manage risk through our contracts;

•        the continuing financial stability of our clients;

•        changes in our effective tax rate or unanticipated tax assessments;

•        impacts of any acquisitions and our ability to successfully integrate any acquisitions;

•        the implementation of new laws or regulations and/or changes to current applicable laws or regulations or their interpretation or application;

•        uncertainly and disruption to the global markets including due to public health pandemics, such as the ongoing COVID-19 pandemic;

•        fluctuations in currency exchange rates; and

•        general economic conditions.

As a result of these factors, our operating results may from time to time fall below our estimates or the expectations of public market analysts and investors.

We operate in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

The IT services industry is competitive and continuously evolving, subject to rapidly changing demands and constant technological developments. As a result, success and performance metrics are difficult to predict and measure in our industry. Because services and technologies are rapidly evolving and each company within the industry can vary greatly in terms of the services it provides, its business model, and its results of operations, it can be difficult to predict how any company’s services, including ours, will be received in the market. Neither our past financial performance nor the past financial performance of any other company in the IT services industry is indicative of how our company will fare financially in the future. Our future profits may vary substantially from those of other companies and those we have achieved in the past, making an investment in our company risky and speculative. If our clients’ demand for our services declines as a result of economic conditions, market factors or shifts in the technology industry, our business would suffer and our financial condition, results of operations and prospects could be adversely affected.

We have in the past experienced, and may in the future experience, a long selling and implementation cycle with respect to certain projects that require us to make significant resource commitments prior to realizing revenue for our services.

We have experienced, and may in the future experience, a long selling cycle with respect to certain projects that require significant investment of human resources and time by both our clients and us. Before committing to use our services, potential clients may require us to allocate substantial time and resources educating them on the value of our services and our ability to meet their requirements. Therefore, our selling cycle is subject to many risks and delays over which we have little or no control, including our clients’ decision to choose alternatives to our services (such as other IT service providers or in-house resources) and the timing of our clients’ budget cycles and approval processes. If our sales cycle unexpectedly lengthens for one or more projects, it could affect the timing of our recognition of revenue and hinder or delay our revenue growth. For certain clients, we may begin work and incur costs prior to executing the contract. A delay in our ability to obtain a signed agreement or other persuasive evidence of an arrangement, or to complete certain contract requirements in a particular financial period, could reduce our revenue in that financial period or render us entirely unable to collect payment for work already performed.

Implementing our services also involves a significant commitment of resources over an extended period of time from both our clients and us. Our clients may experience delays in obtaining internal approvals or delays associated with technology, thereby further delaying the implementation process. Our current and future clients may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential clients to which we have devoted significant time and resources. Any significant failure to generate revenue or delays in recognizing revenue after incurring costs related to our sales or services process could materially adversely affect our business, financial condition, results of operations and prospects.

If we provide inadequate service or cause disruptions in our clients’ businesses, it could result in significant costs to us, the loss of our clients and damage to our corporate reputation, and our business, financial condition, results of operations and prospects may be adversely affected.

Any defects or errors or failure to meet clients’ expectations in the performance of our contracts could result in claims for substantial damages against us. In addition, certain liabilities, such as claims of third parties for intellectual property infringement and breaches of data protection and security requirements, for which we may be required to indemnify our clients, could be substantial. The successful assertion of one or more large claims against us in amounts greater than those covered by our then-current insurance policies could materially adversely affect our business, financial condition, results of operations and prospects. Even if such assertions against us are unsuccessful, we may incur reputational harm and substantial legal fees. In addition, a failure or inability to meet a contractual requirement, in addition to subjecting us to breach of contract claims, could seriously damage our corporate reputation and limit our ability to attract new business.

In certain contracts, we agree to complete a project by a scheduled date or maintain certain service levels. We may suffer reputational harm and loss of future business if we do not meet our contractual commitments. In addition, if the project experiences a performance problem, we may not be able to recover the additional costs we will incur to remediate the problem, which could exceed revenue realized from a project. Under our managed services contracts, we may be required to pay liquidated damages if we are unable to maintain agreed-upon service levels, and our business, financial condition, results of operations and prospects may be adversely affected.

Our business depends on a strong brand and corporate reputation. Damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements resulting in a loss of business and could adversely affect our employee recruitment and retention efforts, which in turn could adversely affect our business, financial condition, results of operations and prospects.

Since many of our specific client engagements involve highly tailored solutions, our corporate reputation is a significant factor in our clients’ and prospective clients’ determination of whether to engage us. We believe our brand name and our reputation are important corporate assets that help distinguish our services from those of our competitors and also contribute to our efforts to recruit and retain talented IT professionals. Successfully maintaining and enhancing our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide reliable services that continue to meet the needs of our clients at competitive prices, our ability to maintain our clients’ trust, our ability to continue to develop new services, and our ability to successfully differentiate our services and capabilities from those of our competitors. Our brand promotion activities may not generate client awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, our business, financial condition, results of operations and prospects may suffer.

Our corporate reputation is susceptible to damage by actions or statements made by current or former employees or clients, competitors, vendors and adversaries in legal proceedings, as well as members of the investment community and the media. In addition, if errors are discovered in our historical financial data, we could suffer reputational damage. There is a risk that negative information about our company, even if based on false rumor or misunderstanding, could adversely affect our business. In particular, damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements, resulting in a loss of business, and could adversely affect our employee recruitment and retention efforts. Damage to our reputation could also reduce the value and effectiveness of our brand name and could reduce investor confidence in us and adversely affect our business, financial condition, results of operations and prospects.

If we do not continue to innovate and remain at the forefront of next-generation technologies and related market trends, we may lose clients and not remain competitive, and our business, financial condition, results of operations and prospects may be adversely affected.

Our success depends on delivering innovative solutions that leverage emerging next-generation technologies and emerging market trends to drive increased revenue. Technological advances and innovation are constant in the IT services industry. As a result, we must continue to invest significant resources to stay abreast of technology developments so that we may continue to deliver solutions that our clients will wish to purchase. If we are unable to anticipate technology developments, enhance our existing services or develop and introduce new services to keep pace with such changes and meet changing client needs, we may lose clients and our revenue, business, financial condition, results of operations and prospects could suffer. Our results of operations would also suffer if our employees are not responsive to the needs of our clients, not able to help clients in driving innovation and not able to help our clients in effectively bringing innovative ideas to market. Our competitors may be able to offer design and innovation services that are, or that are perceived to be, substantially similar or better than those we offer. This may force us to reduce our prices and to allocate significant resources in order to remain competitive, which we may be unable to do profitably or at all. Because many of our clients and potential clients regularly contract with other IT service providers, these competitive pressures may be more acute than in other industries.

Our ability to expand our business and procure new contracts or enter into beneficial business arrangements could be affected to the extent we enter into agreements with clients containing non-competition clauses.

We have in the past and may in the future enter into agreements with clients that restrict our ability to accept assignments from, or render similar services to, those clients’ customers, require us to obtain our clients’ prior written consent to provide services to their customers or restrict our ability to compete with our clients, or bid for or accept any assignment for which those clients are bidding or negotiating. These restrictions could hamper our ability to compete for and provide services to other clients in a specific industry in which we have expertise and could materially adversely affect our business, financial condition, results of operations and prospects.

Our cash flows and results of operations may be adversely affected if we are unable to collect on billed and unbilled receivables from clients, which may in turn adversely affect our business, financial condition and prospects.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed. We evaluate the financial condition of our clients and usually bill and collect on relatively short cycles. We maintain provisions against receivables. Actual losses on client balances could differ from those that we currently anticipate and, as a result, we may need to adjust our provisions. We may not accurately assess the creditworthiness of our clients. Macroeconomic conditions, such as a potential credit crisis in the global financial system, could also result in financial difficulties for our clients, including limited access to the credit markets, insolvency or bankruptcy. Such conditions could cause clients to delay payment, request modifications of their payment terms, or default on their payment obligations to us, all of which could increase our receivables balance. Timely collection of fees for client services also depends on our ability to complete our contractual commitments and subsequently bill for and collect our contractual service fees. If we are unable to meet our contractual obligations, we might experience delays in the collection of or be unable to collect our client balances, which would adversely affect our results of operations and our cash flows. In addition, if we experience an increase in the time required to bill and collect for our services, our cash flows and results of operations could be adversely affected, which in turn could adversely affect our business, financial condition and prospects.

If we are unable to comply with our security obligations or our computer systems are or become vulnerable to security breaches, we could face reputational damage and lose clients and revenue, and our business, financial condition, results of operations and prospects could be adversely affected.

The services we provide are often critical to our clients’ businesses. Certain of our client contracts require us to comply with security obligations, which could include breach notification and remediation obligations, maintaining network security and backup data, ensuring our network is virus-free, maintaining business continuity planning procedures, and verifying the integrity of employees that work with our clients by conducting background checks. Any failure in a client’s system, whether or not a result of or related to the services we provide, or breach of security relating to the services we provide to the client, could adversely affect our business, including by damaging our reputation or resulting in a claim for substantial damages against us. Our liability for security breaches of our or a client’s systems or breaches of data security requirements, for which we may be required to indemnify our clients, may be extensive. Any failure of our equipment or systems, or any disruption to basic infrastructure like power and telecommunications in the locations in which we operate, could impede our ability to provide services to our clients, have a negative impact on our reputation, cause us to lose clients, and adversely affect our business, financial condition, results of operations and prospects. Additionally, our failure to continuously upgrade or increase the reliability and redundancy of our infrastructure to meet the demands of our customers could adversely affect the functioning and performance of our services and could in turn affect our results of operations. Any steps we take to increase the security, reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures.

In addition, we often have access to or are required to collect, store and otherwise process confidential client data. If any person, including any of our employees or former employees, accidentally or intentionally, penetrates our network security, exposes our data or code, or misappropriates data or code that belongs to us, our clients, or our clients’ customers, we could be subject to significant liability from our clients or our clients’ customers for breaching contractual obligations or applicable privacy laws, rules and regulations. Unauthorized disclosure of sensitive or confidential client and customer data, including personal data, whether through breach of our computer systems, systems failure, loss or theft of confidential information or intellectual property belonging to our clients or our clients’ customers, or otherwise, could damage our brand and reputation, cause us to lose clients and revenue, and result in financial and other potential losses by us. For more information, see “Risk Factors—We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.”

We are also subject to numerous commitments in our contracts with our clients. Significant unavailability of our services due to attacks could cause users to claim breach of contract and cease using our services, which could materially and adversely affect our business, financial condition, results of operations and prospects. We also may be subject to liability claims if we breach our contracts, including as a result of any accidental or intentional breach of our security.

Despite the procedures, systems and internal controls we have implemented to comply with our contracts, we may breach these commitments, whether through a weakness in these procedures, systems and internal controls, the negligence or the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, which we only maintain in select jurisdictions, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, disruptions in our services, failures of or disruptions to our infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all, or our insurance could undergo a change in policy including premium increases or the imposition of large deductible or co-insurance requirements. Further, our insurance may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.

We, along with a significant number of our clients, are subject to a variety of federal, state, local and international laws, rules, regulations and industry standards related to data privacy and cybersecurity, and restrictions or technological requirements regarding the processing, collection, use, storage, protection, retention or transfer of data. The regulatory framework for privacy and security issues worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

For example, the European Union General Data Protection Regulation, or the GDPR, came into force in May 2018 and contains numerous requirements and changes from prior EU law, including more robust obligations on data processors and data controllers, heavier documentation requirements for data protection compliance programs, greater control over personal data by data subjects (e.g., the “right to be forgotten”), increased data portability for data subjects, data breach notification requirements and increased fines. In particular, under the GDPR, fines of up to €20 million or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information.

If our efforts to comply with GDPR or other applicable EU laws and regulations are not successful, or are perceived to be unsuccessful, it could adversely affect our business in the EU. Further, in July 2020, the European Court of Justice, or the ECJ, invalidated the EU-U.S. Privacy Shield, which had enabled the transfer of personal data from the EU to the U.S. for companies that had self-certified to the Privacy Shield. The ECJ decision also raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses, and EU regulators have issued additional guidance regarding considerations and requirements that we and other companies must consider and undertake when using the Standard Contractual Clauses. Although the EU has presented a new draft set of contractual clauses, at present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the Standard Contractual Clauses. To the extent that we were to rely on the EU-U.S. or Swiss-U.S. Privacy Shield programs, we will not be able to do so in the future, and the ECJ’s decision and other regulatory guidance or developments may impose additional obligations with respect to the transfer of personal data from the EU and Switzerland to the U.S., each of which could restrict our activities in those jurisdictions, limit our ability to provide our products and services in those jurisdictions, or increase our costs and obligations and impose limitations upon our ability to efficiently transfer personal data from the EU and Switzerland to the U.S.

Further, the exit of the United Kingdom, or the UK, from the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. Specifically, the UK exited the EU on January 31, 2020, subject to a transition period that ended December 31, 2020. As of January 1, 2021, following the expiry of such transition period, data processing in the UK is governed by a UK version of the GDPR (combining the GDPR and the UK’s Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. Additionally, under the post-Brexit Trade and Cooperation Agreement between the EU and the UK, the UK and the EU have agreed that transfers of personal data to the UK from EEA member states will not be treated as ‘restricted transfers’ to a non-EEA country for a period of up to four months from January 1, 2021, plus a potential further two months extension (the “Extended Adequacy Assessment Period”). Although the current maximum duration of the Extended Adequacy Assessment Period is six months, it may end sooner, for example, in the event that the European Commission adopts an adequacy decision in respect of the UK, or the UK amends the UK GDPR and/or makes certain changes regarding data transfers under the

UK GDPR/Data Protection Act 2018 without the consent of the EU (unless those amendments or decisions are made simply to keep relevant UK laws aligned with the EU’s data protection regime). If the European Commission does not adopt an ‘adequacy decision’ in respect of the UK prior to the expiry of the Extended Adequacy Assessment Period, from that point onwards the UK will be an ‘inadequate third country’ under the GDPR and transfers of personal data from the EEA to the UK will require a ‘transfer mechanism’ such as the Standard Contractual Clauses.

Another example is the recently adopted the California Consumer Privacy Act of 2018, or the CCPA, in the United States, which became effective on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for California residents, imposing special rules on the collection of data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA provides for severe civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability. In addition, it is anticipated the CCPA will be expanded on January 1, 2023, when the California Privacy Rights Act of 2020, or the CPRA, becomes operative. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal information, further restrict the use of cross-contextual advertising, establish restrictions on the retention of personal information, expand the types of data breaches subject to the CCPA’s private right of action, provide for increased penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the CCPA and the CPRA. While aspects of the CPRA and its interpretation remain to be determined in practice, they create further uncertainty and may result in additional costs and expenses in an effort to comply. Additionally, on March 2, 2021, the Virginia Consumer Data Protection Act, or the CDPA, was signed into law. The CDPA becomes effective beginning January 1, 2023, and contains provisions that require businesses to conduct data protection assessments in certain circumstances, and that require opt-in consent from consumers to process certain sensitive personal information. These laws could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business. Additionally, all 50 states now have data breach laws that require timely notification to individuals, and at times regulators, the media or credit reporting agencies, if a company has experienced the unauthorized access or acquisition of personal information. More than a dozen states require that reasonable information security protections be used to protect personal information. If we fail to comply with any applicable privacy laws, rules, regulations, industry standards and other legal obligations, we may be subject to the aforementioned penalties, our business, financial condition, results of operations and prospects could be adversely affected.

Also, in the United States, further laws, rules and regulations to which we may be subject include those promulgated under the authority of the Federal Trade Commission, the Gramm Leach Bliley Act and state cybersecurity and breach notification laws, as well as regulator enforcement positions and expectations. Globally, governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, rules, policies, regulations and standards covering user privacy, data security, technologies such as cookies that are used to collect, store or process data, marketing online, the use of data to inform marketing, the taxation of products and services, unfair and deceptive practices, and the collection, including the collection, use, processing, transfer, storage or disclosure of data associated with unique individual internet users. New regulation or legislative actions regarding data privacy and security, together with applicable industry standards, may increase the costs of doing business and could have a material adverse effect on our business, financial condition, results of operations and prospects.

While we have taken steps to mitigate the impact of the GDPR and other laws, rules, regulations and standards on us, including by implementing certain security measures and mechanisms, the efficacy and longevity of these mechanisms remains uncertain. Despite our ongoing efforts to bring practices into compliance, we may not be successful either due to various factors within our control, such as limited financial or human resources, or other factors outside our control. Our efforts could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of data. It is also possible that local data protection authorities may have different interpretations of the GDPR and other laws, rules, regulations and standards to which we are subject, leading to potential inconsistencies amongst various EU member states. Because the interpretation and application of many privacy and data protection laws, rules and regulations along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, imprisonment of company officials and public censure, other claims and penalties, significant costs for remediation and damage to our reputation, we could be required to fundamentally change our business activities and practices or modify our services and platform capabilities, any of which could have an adverse effect on our business, financial condition, results of operations and prospects.

Certain of our clients require solutions that ensure security given the nature of the content being distributed and associated applicable regulatory requirements. In particular, our U.S. healthcare industry clients may rely on our solutions to protect information in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996, the 2009 Health Information Technology for Economic and Clinical Health Act, the Final Omnibus Rule of January 25, 2013, and related regulations, which are collectively referred to as HIPAA, and which impose privacy and data security standards that protect individually identifiable health information by limiting the uses and disclosures of individually identifiable health information and requiring that certain data security standards be implemented to protect this information. As a “business associate” to “covered entities” that are subject to HIPAA, such as certain healthcare providers, health plans and healthcare clearinghouses, we also have our own compliance obligations directly under HIPAA and pursuant to the business associate agreements that we are required to enter into with our clients that are HIPAA-covered entities and any vendors we engage that access, use, transmit or store individually identifiable health information in connection with our business operations. Compliance efforts can be expensive and burdensome, and if we fail to comply with our obligations under HIPAA, our required business associate agreements or applicable state data privacy laws and regulations, we could be subject to regulatory investigations and orders, significant fines and penalties, mitigation and breach notification expenses, private litigation and contractual damages, corrective action plans and related regulatory oversight and reputational harm.

We make public statements about our use and disclosure of personal information through our privacy policies, information provided on our website and press statements. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices. Any concerns about our data privacy and security practices, even if unfounded, could damage the reputation of our business and harm our business, financial condition and results of operations.

Any failure or perceived failure, including as a result of deficiencies in our policies, procedures, or measures relating to privacy, data protection, marketing, client communications or information security, by us to comply with laws, rules, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to data privacy or security, may result in governmental investigations and enforcement actions, litigation, significant fines and penalties or adverse publicity, and could cause our clients and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, rules, regulations and industry standards relating to privacy, data protection, marketing, client communications and information security in the United States, the EU and other jurisdictions, and we cannot determine the impact such future laws, rules, regulations and standards may have on our business. Current and future laws, rules, regulations, standards and other obligations or any changed interpretation of existing laws, rules, regulations or standards could impair our ability to develop and market new services and maintain and grow our client base and increase revenue.

Our client relationships, revenue, business, financial condition, results of operations and prospects may be adversely affected if we experience disruptions in our internet infrastructure, telecommunications or IT systems.

Disruptions in telecommunications, system failures, internet infrastructure issues, computer attacks, natural disasters, terrorism and loss of adequate power could damage our reputation and harm our ability to deliver services to our clients, which could result in client dissatisfaction, a loss of business, damage to our brand and reputation and related reduction of our revenue. We may not be able to consistently maintain active voice and data communications between our various global operations and with our clients due to disruptions in telecommunication networks and power supply, system failures or computer attacks. Any failure in our ability to communicate could result in a disruption in business, which could hinder our performance and our ability to complete projects on time. Such failure to perform our client contracts could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects.

Our business, financial condition, results of operations and prospects could be adversely affected by negative publicity about offshore outsourcing or anti-outsourcing legislation in the countries in which our clients operate.

Concerns that offshore outsourcing has resulted in a loss of jobs, sensitive technologies and information to foreign countries have led to negative publicity concerning outsourcing in some countries. Many organizations and public figures in the United States have publicly expressed concern about a perceived association between offshore outsourcing IT service providers and the loss of jobs. Current or prospective clients may elect to perform services that we offer, or may be discouraged from transferring these services to offshore providers, to avoid any negative perceptions that may be associated with using an offshore provider or for data privacy and security concerns. As a result, our ability to compete effectively with competitors that operate primarily out of facilities located in the United States could be harmed. Legislation enacted in the United States and certain other jurisdictions in which we operate and any future legislation in countries in which we have clients that restricts the performance of services from an offshore location could also materially adversely affect our business, financial condition, results of operations and prospects.

Cybersecurity attacks, breaches or other technological failures or security incidents, and changes in laws and regulations related to the internet or changes in the internet infrastructure itself, may diminish the demand for our services and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. International, federal state and foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws, rules, regulations and standards affecting the use of the internet as a commercial medium. Changes in these laws, rules, regulations and standards could adversely affect the demand for our services or require us to modify our solutions in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally, resulting in reductions in the demand for IT services.

We and our vendors and outsourced data center operations are subject to cybersecurity attacks, breaches or other technological failures which can include ransomware, viruses, worms, malware, phishing attacks, data breaches, denial or degradation of service attacks, social engineering attacks, terrorism, service disruptions, failures during the process of upgrading or replacing software, unauthorized access attempts, including third parties gaining access to systems or client accounts using stolen or inferred credentials and similar malicious programs, behavior, and events. Our systems and our vendors’ systems are also subject to compromise from internal threats, such as theft, misuse, unauthorized access or other improper actions by employees and other third parties with otherwise legitimate access. In addition, we have experienced outages and other delays. In response to the COVID-19 pandemic, a majority of our office employees are working remotely, which may increase the risk of cyber incidents or data breaches. We could experience a security breach resulting in the unauthorized use or disclosure of certain types of data, including client data, and personal information, that could put individuals at risk of identity theft and financial or other harm, resulting in costs to us, including as related to loss of business, severe reputational damage, reduced demand for our services, regulatory investigations or inquiries, remediation costs, indemnity obligations, legal defense costs and liability to parties who are financially harmed, any of which could have an adverse effect on our business, financial condition, results of operations or prospects. Such events could also compromise our trade secrets or other confidential, proprietary or sensitive information and result in such information being disclosed to third parties and becoming less valuable. A cybersecurity attack could also result in significant degradation or failure of our computer systems, communications systems or any other systems in the performance of our services, which could cause our clients or their employees to suffer delays in their receipt of our services. These delays could cause substantial losses for our clients and their employees, and we could be liable to parties who are financially harmed by those failures. In addition, such failures could cause us to lose revenues, lose clients or damage our reputation, which could have an adverse effect on our business, financial condition, results of operations and prospects.

The frequency and impact of cybersecurity attacks and other malicious internet-based activity continue to increase and evolve in nature. Given the unpredictability of the timing, nature and scope of data security-related incidents and fraudulent activity, there can be no assurance that our efforts will prevent, detect or mitigate system failures, breaches in our systems or other cyber incidents or that we can remediate any such incidents in an effective or timely manner. Furthermore, because the methods of attack and deception change frequently, are increasingly complex and sophisticated, and can originate from a wide variety of sources, including third parties such as vendors and even nation-state actors, despite our reasonable efforts to ensure the integrity of our systems and website, it is possible that we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all security breaches and failures and fraudulent activity. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner. If our services or security measures are perceived as weak or are actually compromised as a result of third-party action, employee or client error, malfeasance, or otherwise, our clients may curtail or stop using our services, our brand and reputation could be damaged, our business may be harmed, and we could incur significant liability. As we increase our client adoption and our brand becomes more widely known and recognized, we may become more of a target for third parties seeking to compromise our security systems or gain unauthorized access to our or our clients’ data.

We also cannot ensure that insurance coverage will be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims related to a security incident or breach, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation and our business, financial condition, results of operations and prospects.

We may not be entitled to forgiveness of our recently received PPP Loans, and our application for the PPP Loans could in the future be determined to have been impermissible or could adversely affect our reputation and our business, financial condition, results of operations and prospects.

In May 2020, we received aggregate proceeds of approximately $9.2 million from loans under the Paycheck Protection Program of the CARES Act, or the PPP Loans, some of which have been and an additional portion of which may in the future be forgiven, which we used to retain current employees, maintain payroll and make lease and utility payments. The PPP Loans mature in May 2022 and bears annual interest at a rate of 1%. We submitted forgiveness applications on our four PPP Loans in November 2020, and have received $1,447,600 in forgiveness on three PPP Loans that had an original loan value of $1,715,600, including the forgiveness in full of one of the PPP Loans. A portion of the remaining PPP Loan may be forgiven by the SBA based upon our submitted application. We will be required to repay any portion of the outstanding principal that is not forgiven, along with accrued interest, and we cannot provide any assurance that we will be eligible for loan forgiveness, or that any additional amount of the PPP Loans will ultimately be forgiven by the SBA. Under the CARES Act, as amended by the Flexibility Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the 8 week or 24 week (at our election) period beginning on the date of loan approval. Not more than 40% of the forgiven amount may be for non-payroll costs. The amount of the PPP Loans eligible for forgiveness will be reduced if our full-time headcount declined, or if salaries and wages for employees with salaries of $100,000 or less annually were reduced by more than 25%. Furthermore, on April 28, 2020, the Secretary of the U.S. Department of the Treasury stated that the SBA will perform a full review of any PPP loan over $2.0 million before forgiving the loan.  We recently received notice from the SBA that at least one of our PPP loans will be fully reviewed by the SBA.  In accordance with the Flexibility Act, PPP loans received prior to June 5, 2020 may be extended to a five-year maturity if both the lender and the recipient agree. There can be no assurances made that we will seek a five-year term or if we ask for a five-year term, that it will be agreed upon and granted by the lender.

In order to apply for the PPP Loans, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loans, and that our receipt of the PPP Loans is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act, as amended by the Flexibility Act. The certification described above does not contain any objective criteria and is subject to interpretation. The lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy, particularly with respect to large or public companies applying for and receiving loans. If, despite our good-faith belief that given our circumstances we satisfied all eligible requirements for the PPP Loans, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loans, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loans, we may be subject to penalties, including significant civil, criminal and administrative penalties and could be required to repay the PPP Loans in their entirety. In addition, receipt of the PPP Loans may result in adverse publicity and damage to reputation, and a review or audit by the SBA or other government entity or claims under the False Claims

Act could consume significant financial and management resources. Should we be audited or reviewed by federal or state regulatory authorities as a result of filing an application for forgiveness of the PPP Loan or otherwise, such audit or review could result in the diversion of management’s time and attention and legal and reputational costs. If we were to be audited or reviewed and receive an adverse determination or finding in such audit or review, we could be required to return the full amount of the PPP Loans. Any of these events could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to Becoming a Public Company

We have not been managed as a public company, and our current resources may not be sufficient to fulfill our public company obligations.

Following the completion of the business combination, New AT will be subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Our current management team does not have experience in managing a public company. We have not historically had the resources typically found in a public company. Our internal infrastructure may not be adequate to support its increased reporting obligations, and it may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business could be adversely affected if its internal infrastructure is inadequate, if we are unable to engage outside consultants or if we are otherwise unable to fulfill public company obligations.

We will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional changes. We expect that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers. Although the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our results of operations and financial condition.

We have identified material weaknesses in our internal control over financial reporting and if our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In connection with the audit of our financial statements for the year ended December 31, 2020, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.  These material weaknesses identified relate to the timely reconciliation and analysis of certain key accounts, the segregation of duties and review of journal entries, and proper application of revenue recognition. We have concluded that these material weaknesses in our internal control over financial reporting occurred because we have been a highly acquisitive private company and did not have the necessary business processes, systems, personnel and formalized internal controls necessary to satisfy the accounting and financial reporting requirements of a public company.

While we intend to implement a plan to remediate these material weaknesses, we cannot predict the success of such plan or the outcome of our assessment of this plan at this time, and we can give no assurance that our planned implementation of a new financial system will remediate the deficiencies in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to successfully remediate the material weaknesses and otherwise establish and maintain an effective system of internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause covenant breaches under our debt and/or other agreements, cause us to fail to meet our periodic reporting obligations, reduce investor confidence in us, materially and adversely affect the value of our common stock, and have  a material adverse effect on our business, financial condition, results of operations and prospects.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements, cause covenant breaches under our debt and/or other agreements, cause us to fail to meet our periodic reporting obligations, reduce investor confidence in us, materially and adversely affect the value of our common stock, and have  a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to AT’s Intellectual Property

We may not secure sufficient intellectual property rights or obtain, maintain, protect, defend or enforce such rights sufficiently to comply with our obligations to our clients or protect our brand and we may not be able to prevent unauthorized use of or otherwise protect our intellectual property, thereby eroding our competitive advantages and harming our business.

Our contracts generally require, and our clients typically expect, that we will assign to them all intellectual property rights associated with the deliverables that we create in connection with our engagements. In order to validly assign these rights to our clients, we must ensure that we obtain all intellectual property rights that our employees and contractors may have in such deliverables. We endeavor to enter into agreements with our employees and contractors in order to limit access to and disclosure of our proprietary information, as well as to assign to us all intellectual property rights they develop in connection with their work for us. However, we cannot ensure that all employees and independent contractors — or any other party who has access to our confidential information or contributes to the development of our intellectual property — have signed assignment of inventions agreements with us validly assigning such rights to us or that we will be able to enforce our rights under any such agreements. Such agreements may not be self-executing or may be breached, and we may not have adequate remedies for any such breach. Given that we operate in a variety of jurisdictions with different and evolving legal regimes, particularly in Latin America and the United States, we face increased uncertainty regarding whether we fully own all intellectual property rights in such deliverables and whether we will be able to avail ourselves of the remedies provided for by applicable law.

Further, our current and former employees could challenge our exclusive rights to the software they have developed in the course of their employment. In certain countries in which we operate, an employer is deemed to own the copyrightable work created by its employees during the course, and within the scope, of their employment, but the employer may be required to satisfy additional legal requirements in order to make further use and dispose of such works. We cannot ensure that we have complied with all such requirements or fulfilled all requirements necessary to acquire all rights in software developed by our employees and independent contractors. These requirements are often ambiguously defined and enforced. As a result, we may not be successful in defending against any claim by our current or former employees or independent contractors challenging our exclusive rights over the use and transfer of works those employees or independent contractors created or requesting additional compensation for such works. Protecting our intellectual property is thus a challenge, especially after our employees or our contractors end their relationships with us, and, in some cases, decide to work for our competitors.

Our success also depends in part on our ability to obtain, maintain, protect defend and enforce our intellectual property rights, including our trademarks and certain methodologies, practices, tools and technical expertise we utilize in designing, developing, implementing and maintaining applications and other intellectual property rights. In order to protect our intellectual property rights, we rely upon a combination of nondisclosure and other contractual arrangements as well as trade secret, copyright and trademark laws, though we have not sought patent protection for any of our proprietary technology. However, the steps we take to obtain, maintain, protect, defend and enforce our intellectual property rights may be inadequate. We will not be able to protect our intellectual property rights if we are unable to enforce our rights, detect unauthorized use of our intellectual property rights or, with respect to our trademarks and brand name, obtain registered trademarks in the jurisdictions in which we operate. Other parties, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we may not be able to assert our intellectual property rights against such parties and our business, financial condition, results of operation or prospects may be harmed. Any trademarks or other intellectual property rights that we have or may obtain may be challenged or circumvented by others or invalidated, narrowed in scope or held unenforceable through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Trademark, trade secret and other intellectual property protection may not be available to us in every country in which our services are available. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. Moreover, policing unauthorized use of our technologies, trade secrets and intellectual property may be difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights.

We regard our intellectual property, including our trademarks, trade names and service marks, as having significant value, and our brand is an important factor in the marketing of our services. We intend to rely on both registration and common law protection for our trademarks. We own trademark registrations for the AGILETHOUGHT trademark and logo in the United States. We also own pending trademark applications and registrations for the AGILETHOUGHT trademark in other jurisdictions in which we operate or may operate in the future; for example, Mexico, Brazil, Canada, Chile, Argentina, Costa Rica and Colombia.

We cannot assure you that any future trademark registrations will be issued from pending or future trademark applications or that any registered trademarks will be enforceable or provide adequate protection of our proprietary rights, including with respect to branding. Our trademarks or trade names have in the past and may in the future be opposed, challenged, infringed, circumvented, diluted, declared generic, lapsed or determined to be infringing on other marks. For example, Sistemas Globales S.A. d/b/a Globant has opposed our application for AGILETHOUGHT in Argentina, based on its prior registration for AGILE PODS (Reg. No. 2706379). Opposition proceedings typically take 3-4 years to resolve in Argentina, and we cannot assure you that our application will survive such proceedings. We also own registrations for AGILETHOUGHT INSIGHTFUL SOLUTIONS :: INNOVATIVE TECHNOLOGIES and HUMAN POTENTIAL, DIGITALLY DELIVERED in the United States. During the trademark registration process, we have and may in the future receive Office Actions or other objections from the U.S. Patent and Trademark office, or the USPTO, or equivalent foreign offices objecting to the registration of our trademarks. Although we are given an opportunity to respond to those objections, we may be unable to overcome such objections. Additionally, in the USPTO and equivalent foreign offices in many jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings.

The value of our intellectual property could diminish if others assert rights in or ownership of our trademarks and other intellectual property rights, or trademarks that are similar to our trademarks. We may be unable to successfully resolve these types of conflicts to our satisfaction. In some cases, litigation or other actions may be necessary to protect, defend or enforce our trademarks and other intellectual property rights. We may not be able to protect our rights to our trademarks and trade names, which we need for name recognition by our current and potential clients. We may be subject to liability, required to enter into costly license agreements, required to rebrand our services or prevented from selling some of our services if third parties successfully oppose or challenge our trademarks or successfully claim that we infringe or otherwise violate their trademarks or other intellectual property rights. At times, competitors may adopt trade names or trademarks similar or identical to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to obtain a registered trademark, establish name recognition based on our trademarks and trade names or otherwise enforce or protect our proprietary rights related to our trademarks or other intellectual property, we may not be able to compete effectively, which could result in substantial costs and diversion of resources and could adversely impact our business, financial condition, results of operations and prospects.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and enforce these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Negative publicity related to a decision by us to initiate such enforcement actions against a client or former client, regardless of its accuracy, may adversely impact our other client relationships or prospective client relationships, harm our brand and business and could cause the market price of our common stock to decline. Our failure to obtain, maintain, protect, defend and enforce our intellectual property rights could adversely affect our brand and our business, financial condition, results of operations and prospects.

If we are unable to protect the confidentiality of our proprietary information, our business and competitive position may be harmed.

We consider proprietary trade secrets and confidential know-how to be important to our business. However, trade secrets and confidential know-how can be difficult to maintain as confidential. We cannot guarantee that we have entered into confidentiality agreements with each party that has or may have had access to our proprietary information, know-how and trade secrets. Moreover, no assurance can be given that any confidentiality agreements will be effective in controlling access to and distribution, use, misuse, misappropriation, reverse engineering or disclosure of our proprietary information, know-how and trade secrets. Such agreements may also be breached, and we may not have adequate remedies, including equitable remedies, for any such breach. We also seek to preserve the integrity and confidentiality of our data, trade secrets and know-how by maintaining physical security of our premises and physical and electronic security of our IT systems. While we have confidence in such systems and tools, agreements or security measures may be breached.

Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. We cannot guarantee that our trade secrets and other proprietary and confidential information have not or will not be disclosed or that competitors have not or will not otherwise gain access to our trade secrets. Current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and used trade secrets or confidential know-how could be expensive, time consuming and unpredictable. Trade secret violations are often a matter of state law, and the enforceability of confidentiality agreements and the criteria for protection of trade secrets may vary from jurisdiction to jurisdiction. In addition, the laws of foreign countries may not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our trade secrets from being exploited abroad, which could affect our ability to expand to foreign markets or require costly efforts to protect our proprietary rights. Furthermore, if a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information, which could harm our competitive position. If the steps taken to maintain our trade secrets are inadequate, we may have insufficient recourse against third parties for misappropriating our trade secrets.

Our failure to secure, protect and enforce our trade secrets and other confidential business information could substantially harm the value of our brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our services, substantially and adversely impact our commercial operations and harm our business. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors otherwise obtain our trade secrets, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We may be subject to claims by third parties asserting that we, our employees or companies we have acquired, have infringed, misappropriated or otherwise violated their intellectual property, or claiming ownership of what we regard as our own intellectual property, which may be costly and time consuming. Unfavorable results of legal and administrative proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to claims by third parties that we, our employees or companies that we have acquired, have infringed, misappropriated or otherwise violated the intellectual property of such third parties. We cannot assure you that the services and technologies that we have developed, are developing or may develop in the future will not infringe, misappropriate or otherwise violate existing or future intellectual property rights owned by third parties. Our employees may infringe, misappropriate or otherwise violate the intellectual property of their former employers. Many of our employees were previously employed at our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees do not use the proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these employees have used or disclosed such information of any such employee’s former employer. Time-consuming and expensive litigation may be necessary to defend against these claims. In addition, we are subject to additional risks as a result of our recent acquisitions and any future acquisitions we may complete. The developers of the technology that we have acquired or may acquire may not have appropriately created, obtained, protected, maintained or enforced intellectual property rights in such technology. Indemnification and other rights under acquisition documents may be limited in term and scope and may therefore provide little or no protection from these risks.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights, and if such defenses, counterclaims, or countersuits are successful, we could lose valuable intellectual property rights. Such intellectual property rights could be awarded to a third party. Regardless, policing unauthorized use of our technology is difficult and we may not detect all such use. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs, damage to our brand and reputation and distraction of management and key personnel. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of intellectual property-related litigation or proceedings could adversely affect our ability to compete in the marketplace.

In addition, we may be unsuccessful in executing intellectual property assignment agreements with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

If we are sued for alleged infringement, misappropriation or other violations of the intellectual property rights of others, our reputation, business, financial condition, results of operations and prospects may be adversely affected.

Our success largely depends on our ability to use and develop our technology, tools, code, methodologies and services without infringing, misappropriating or otherwise violating the intellectual property rights of third parties, including patents, copyrights, trade secrets and trademarks. However, we may not be aware that our products or services are infringing, misappropriating or otherwise violating third-party intellectual property rights. Third parties may claim that we are infringing, misappropriating or otherwise violating, or have infringed, misappropriated or otherwise violated, their intellectual property rights and we may be subject to litigation involving claims of infringement, misappropriation or other violation of intellectual property rights of third parties. As competition in our market grows, the possibility of infringement, misappropriation and other intellectual property claims against us increases. Parties making infringement claims may be able to obtain an injunction to prevent us from delivering our services or using technology involving the allegedly infringing intellectual property. Even if we were to prevail in such a dispute, intellectual property litigation can be expensive and time-consuming and could divert the attention of our management and key personnel from our business. A successful infringement claim against us, whether with or without merit, could, among others things, require us to pay substantial damages (including treble damages if we are found to have willfully infringed third-party intellectual property), develop substitute non-infringing technology, or rebrand our name or enter into royalty or license agreements that may not be available on favorable or commercially reasonable terms, if at all, and could require us to cease making, licensing or using products that may have infringed, misappropriated or otherwise violated a third party’s intellectual property rights. Protracted litigation could also result in existing or potential clients deferring or limiting their purchase or use of our services until resolution of such litigation, or could require us to indemnify our clients against infringement claims in certain instances. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments, which could, among other things, distract our management and employees from our business. Additionally, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Any intellectual property claim or litigation, whether we ultimately win or lose, could cause us to incur significant expenses, damage our reputation and materially adversely affect our business, financial condition, results of operations and prospects.

In addition, we typically indemnify clients who purchase our services and solutions against potential infringement, misappropriation or other violations of intellectual property rights, which subjects us to the risk of indemnification claims. Some of our customer agreements provide for uncapped liability and some indemnity provisions survive termination or expiration of the applicable agreement. These claims may require us to initiate or defend protracted and costly litigation on behalf of our clients, regardless of the merits of these claims, and are often not subject to liability limits or exclusion of consequential, indirect or punitive damages. If any of these claims succeed, we may be forced to pay damages on behalf of our clients, redesign or cease offering our allegedly infringing services or solutions, or obtain licenses for the intellectual property such services or solutions allegedly infringe. Large indemnity payments could harm our business, financial condition, results of operations and prospects. If we cannot obtain all necessary licenses on commercially reasonable terms, our clients may stop using our services or solutions.

We use third-party software, hardware and software-as-a-service, or SaaS, technologies from third parties that may be difficult to replace or that may cause errors or defects in, or failures of, the services or solutions we provide.

We rely on software, hardware and both hosted and cloud-based SaaS applications from various third parties to deliver our services and solutions. If any of these software, hardware or SaaS applications become unavailable due to extended outages, interruptions, system failures, cybersecurity attacks, software or hardware errors, financial insolvency or natural disasters or because they are no longer available on commercially reasonable terms, or at all, we could experience delays in the provisioning of our services until equivalent technology is either developed by us, or, if available from a third party, is identified, obtained and integrated, which could increase our expenses or otherwise harm our business. In addition, any errors or defects in or failures of this third-party software, hardware or SaaS applications could result in errors or defects in or failures of our services and solutions, which could harm our business, be costly to correct, and subject us to breach of contract claims with our clients. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our clients or third-party providers that could harm our reputation and increase our operating costs.

In the future we may identify additional third-party intellectual property we may need to license in order to engage in our business, including to develop or commercialize new products or services. However, such licenses may not be available on acceptable terms or at all. The licensing or acquisition of third-party intellectual property rights is a competitive area, and other companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. Other companies may have a competitive advantage over us due to their size, capital resources and greater development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us on reasonable pricing terms or at all. If we are unable to enter into the necessary licenses on acceptable terms or at all, it could adversely impact our business, financial condition, and results of operations.

We incorporate third-party open source software into our client deliverables and our failure to comply with the terms of the underlying open source software licenses could adversely impact our clients or our ability to sell our services, subject us to litigation or create potential liability.

Our client deliverables often contain software licensed by third parties under so-called “open source” licenses, including the GNU General Public License, or GPL, the GNU Lesser General Public License, or LGPL, the BSD License and others, and we expect to continue to incorporate open source software in our services in the future. Moreover, we cannot ensure that we have not incorporated open source software in our services in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. There have been claims against companies that distribute or use open source software in their products and services asserting that the use of such open source software infringes the claimants’ intellectual property rights. As a result, we and our clients could be subject to suits by third parties claiming that what we believe to be licensed open source software infringes, misappropriates or otherwise violates such third parties’ intellectual property rights, and we are generally required to indemnify our clients against such claims. Additionally, if an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we or our clients could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our services that contain the open source software and required to comply with onerous conditions or restrictions on these services, which could disrupt the distribution and sale of these services. Litigation could be costly for us to defend, have a negative effect on our business, financial condition, results of operations and prospects, or require us to devote additional research and development resources to change our services. Use of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, including with respect to security vulnerabilities. In addition, certain open source licenses require that source code for software programs that interact with such open source software be made available to the public at no cost and that any modifications or derivative works to such open source software continue to be licensed under the same terms as the open source software license, and we may be subject to such terms.

We cannot ensure that we have effectively monitored our use of open source software or that we are in compliance with the terms of all applicable open source licenses. The terms of many open source licenses have not been interpreted by courts in relevant jurisdictions, and there is a risk that these licenses could be construed in a way that could impose certain conditions or restrictions on our clients’ ability to use the software that we develop for them and operate their businesses as they intend. The terms of certain open source licenses may require us or our clients to release the source code of the software we develop for our clients and to make such software available under the applicable open source licenses. In the event that portions of client deliverables are determined to be subject to an open source license, we or our clients could be required to publicly release the affected portions of source code or re-engineer all, or a portion of, the applicable software. Disclosing our proprietary source code could allow our clients’ competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for our clients. Any of these events could create liability for us to our clients and damage our reputation, which could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects and the market price of our shares of common stock.

Risks Related to AT’s International Operations

General economic conditions in Mexico may have an adverse effect on our operations and business.

We have key facilities and personnel located in Mexico. The Mexican market and economy are influenced by economic and market conditions in other countries. Moreover, financial turmoil in any emerging market country tends to adversely affect prices in capital markets of emerging market countries, including Mexico, as investors move their money to more stable, developed markets. Financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Mexico and adversely affect the Mexican economy. A loss of investor confidence in the financial systems of other emerging markets may cause volatility in Mexican financial markets and to the Mexican economy in general, which may have an adverse effect on our business and operations. The economy in Mexico remains uncertain. Weak economic conditions could result in lower demand for our services, resulting in lower sales, revenue, earnings and cash flows.

Government intervention in the Mexican economy could adversely affect the economy and our results of operations or financial condition.

The ability of companies to efficiently conduct their business activities is subject to changes in government policy or shifts in political attitudes within Mexico that are beyond our control. Government policy may change to discourage foreign investment, nationalization of industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented. During recent years, the Mexican government has frequently intervened in the Mexican economy, including through discretionary interventions on government spending.

For example, in January 2019, Mexico’s president, Andres Manuel Lopez Obrador, officially suspended the construction of the partly-built $13.0 billion dollar Mexico City International Airport. This decision impacted not only the directly involved construction and development companies, advisors and contractors, but also investors and debtholders who had financially supported the project.

Interventions by the Mexican government, such as that relating to the new Mexico City International Airport, can have an adverse impact on the level of foreign investment in Mexico, the access of companies with significant Mexican operations to the international capital markets and Mexico’s commercial and diplomatic relations with other countries and, consequently, could adversely affect our business, financial condition, results of operations and prospects.

A significant number of individuals in our workforce in Mexico are employed by third-party service providers. If our third-party service providers fail to comply with applicable Mexican law, or if we are unable to comply with recent changes to Mexican law requiring reclassification of these individuals as our employees, our business, financial condition and results of operations could be materially adversely affected.

We historically have generally utilized specialized third-party consulting services to support specific developments within the delivery of our specialized solutions to customers. As of March 31, 2021, approximately 36% of the 1,650 personnel in our Mexican workforce were individuals hired by third-party service providers. Although our service providers are legally and contractually required to comply with applicable labor, tax and social security laws, it is a challenge to monitor our service providers’ compliance with such laws given the significant number of individuals employed by our service providers and the administrative complexities involved. Such laws are complex and subject to interpretation, which may vary from time to time, and it is also possible that a governmental authority could ultimately determine that we are subject to liability imposed under former and/or applicable Mexican law and regulations regarding our past and current commercial relationship with third-party consultants if such relationships are found to be non-compliant, and/or to the extent such third-party consultants do not absorb any liabilities imposed for such non-compliance, and our business and financial condition could be materially adversely affected. We also cannot provide any assurance that the service providers’ employees will not initiate legal actions against us seeking indemnification from us as the ultimate beneficiary of their services.

In April 2021, the Mexican government passed a new law that will require us to integrate our third-party service structure into our own workforce. The new law allows tax deductions from third-party service expenses only if they meet certain requirements, which are still to be fully defined. We are in the process of converting our third-party consultants to employee status and evaluating the expected impact of the new law on our operating results and client relationships. We currently expect an increase in payroll costs of approximately $3.4 million per year from conversion of our third-party consultants to employee status, but cannot assure you that our compliance efforts with respect to the new law or the new law’s interpretation and application by governmental authorities will not result in additional costs or liabilities to us or other adverse impacts on our operating performance or will not make it more difficult for us to establish, maintain and grow client relationships. We also cannot assure you that the Mexican government will not pursue further regulatory changes that may adversely affect our business, financial condition, results of operations and prospects. In addition, we cannot assure the Mexican government will not pursue further labor related laws that can result in further significantly material impact to us, nor that it could not apply retroactive reviews and assess the structure we have used in the past.

We and LIVK may be subject to Mexican antitrust laws in connection with the business combination.

Neither we nor LIVK have made filings under Mexico’s Ley Federal de Competencia Económica, or Mexico’s federal antitrust law, in connection with the business combination. Mexico’s federal antitrust law and related regulations are complicated statutes to interpret and apply, and, to the extent filings are required under those statutes and are not made prior to completion of the business combination, we may be fined or otherwise penalized by Mexico’s antitrust regulators. The amount of any such fines or penalties would be subject to the discretion of Mexico’s antitrust regulators.

The Mexican government may order salary increases to be paid to employees in the private sector, which could increase our operating costs and adversely affect our results of operations.

In the past, the Mexican government has passed laws, regulations and decrees requiring companies in the private sector to increase wages and provide specified benefits to employees, and may do so again in the future. Mexican employers, both in the public and private sectors, have experienced significant pressure from their employees and labor organizations to increase wages and to provide additional employee benefits. The Mexican government, as a result, increased the minimum salary by 16% in January 2019.

If future salary increases in the Mexican peso exceed the pace of the devaluation of the Mexican peso, such salary increases could have a material adverse effect on our expenses and business, financial condition, results of operations and prospects.

Corruption in Mexico could have an adverse effect on our business and operations.

Corruption could result in our competitors having an unfair advantage over us in securing business. In addition, false accusations of corruption or other alleged wrongdoing by us or our officers or directors may be spread by newspapers, competitors or others to gain a competitive advantage over us or for other reasons. Mexican press reports have also alleged selective investigations and prosecutions by the government to further its interests. In the event we become the target of corruption allegations, we may need to cease or alter certain activities or embark on expensive litigation to protect our business and employees, which could adversely affect our business, financial condition, results of operations and prospects.

Doing business with government clients could negatively impact our reputation, which in turn could adversely affect our business, financial condition, results of operations, and prospects.

While our current contracts with governmental entities, including the Mexican federal government and related entities, does not constitute a substantial portion of our revenue, nor do we expect it to constitute a substantial portion of our revenue in the future, there are risks associated with doing business with government clients. Agreements with governmental entities may be subject to periodic funding approval. Funding reductions or delays could adversely impact public sector demand for our products and services. Also, some agreements may contain provisions allowing the client to terminate without cause and providing for higher liability limits for certain losses. In addition, government contracts are generally subject to audits and investigations by government agencies. If the government discovers improper or illegal activities or contractual non-compliance (including improper billing), we may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with the government, which could negatively impact our reputation, which in turn could adversely affect our business, financial condition, results of operations and prospects.

If relations between the United States and foreign governments deteriorate, it could cause our business or potential target businesses or their goods and services to become less attractive, and our business, financial condition, results of operations and prospects may be adversely affected.

The relationship between the United States and foreign governments, including Mexico, could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. The Biden administration in the United States has recently proposed far-ranging federal tax legislation in the United States that could impact business like ours with substantial presences in Mexico that provide extensive services in the United States .Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause our business or potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for you to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

Our business, financial condition, results of operations and prospects may be materially adversely affected if general economic conditions in Latin America and the United States or the global economy worsen.

We derive a significant portion of our revenue from clients located in Latin America and the United States. The IT services industry is particularly sensitive to the economic environment, and tends to decline during general economic downturns. If the United States or Latin American economies weaken or slow, pricing for our services may be depressed and our clients may reduce or postpone their technology spending significantly, which may, in turn, lower the demand for our services, negatively affect our revenue and profitability and have an adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent to a certain extent upon the economic conditions prevalent in the United States and Latin American countries in which we operate. Latin American countries have historically experienced uneven periods of economic growth, as well as recession, periods of high inflation and economic instability. As a consequence of adverse economic conditions in global markets and diminishing commodity prices, the economic growth rates of the economies of many Latin American countries have slowed and some have entered mild recessions. Adverse economic conditions in any of these countries could have a material adverse effect on our business, financial condition, results of operations and prospects. To the extent that the prospect of national debt defaults in Latin America and other adverse economic conditions continue or worsen, they would likely have a negative effect on our business. If we are unable to successfully anticipate changing economic and political conditions affecting the markets in which we operate, we may be unable to effectively plan for or respond to those changes, and our business, financial condition, results of operations and prospects could be adversely affected.

Fluctuations in currency exchange rates and increased inflation could materially adversely affect our business, financial condition, results of operations and prospects.

We have offices located in Mexico, Costa Rica, Brazil, Argentina and the United States. As a result of the international scope of our operations, fluctuations in exchange rates, particularly between the Mexican peso and the U.S. dollar, may adversely affect us. The value of our common stock may be affected by the foreign exchange rate between the U.S. dollar and the Mexican peso, and between those currencies and other currencies in which our revenues and assets may be denominated. For example, a depreciation of the Mexican peso relative to the U.S. dollar will temporarily impact our operations in the following ways: (i) the operations in the United States that have a nearshore cost component will benefit at the gross margin level from a lower U.S. dollar denominated cost until the point where salary inflation in Mexico offsets that benefit; and (ii) on the Mexico operations side, a depreciation of the Mexican peso will result in an overall reduction of the value of our business in Mexico when translated to U.S. dollars for consolidation purposes, as the same number of Mexican pesos will now represent fewer U.S. dollars. While our current exposure is relatively balanced at the operating profit (loss) level — meaning the benefit on the U.S. operations from a Mexican peso depreciation on operating profit (loss) would largely offset the impact of our operating income (loss) of a reduction in the value of our business in Mexico, this may change in the future as our nearshore operations grow. If our operations in the United States and Mexico grow at different rates, fluctuations in the exchange rate between the Mexican peso and U.S. dollar could have negative impacts on our financial condition and results of operations and could materially adversely affect the market price of our common stock.

The banking and financial systems in less developed markets where we hold funds remain less developed than those in some more developed markets, and a banking crisis could place liquidity constraints on our business and materially adversely affect our business, financial condition, results of operations and prospects.

We have cash in banks in countries such as Mexico, Brazil, Argentina and Costa Rica, where the banking sector remains subject to periodic instability, banking and other financial systems generally do not meet the banking standards of more developed markets, and bank deposits made by corporate entities are not insured. A banking crisis, or the bankruptcy or insolvency of banks through which we receive or with which we hold funds, particularly in Mexico and Brazil, may result in the loss of our deposits or adversely affect our ability to complete banking transactions in that region, which could materially adversely affect our business, financial condition, results of operations and prospects.

Our international operations involve risks that could increase our expenses, adversely affect our results of operations and require increased time and attention from our management.

Managing a business, operations, personnel or assets in another country is challenging and costly. As of March 31, 2021, we had 2,323 employees and contractors, approximately 83% of whom work in nearshore offices in Mexico and other Latin American countries. We have operations in a number of countries, including Mexico and the United States, and we serve clients primarily in the United States and Latin America. As a result, we are subject to risks inherently associated with international operations. Our global operations expose us to numerous and sometimes conflicting legal, tax and regulatory requirements, and violations or unfavorable interpretation by the respective authorities of these regulations could harm our business. Risks associated with international operations include difficulties in enforcing contractual rights, potential difficulties in collecting accounts receivable, the burdens of complying with a wide variety of foreign laws, repatriation of earnings or capital and the risk of asset seizures by foreign governments. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with international operations. Such companies may have long-standing or well-established relationships with desired clients, which may put us at a competitive disadvantage. We may also face difficulties integrating new facilities in different countries into our existing operations, as well as integrating employees that we hire in different countries into our existing corporate culture. Our international expansion plans may be unsuccessful and we may not be able to compete effectively in other countries. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance. These factors could impede the success of our international expansion plans and limit our ability to compete effectively in other countries.

From time to time, some of our employees and contractors spend significant amounts of time at our clients’ facilities, often located outside our employees’ and contractors’ countries of residence, which exposes us to certain risks.

Some of our projects require a portion of the work to be undertaken at our clients’ facilities, which are often located outside our employees’ and contractors’ countries of residence. The ability of our employees and contractors to work in such locations may depend on different countries’ regulations relating to international travel in response to the COVID-19 pandemic, which may eliminate or severely curtail our employees’ and contractors’ ability to work on-site at clients’ facilities, as well as our employees’ and contractors’ ability to obtain the required visas and work permits, which process can be lengthy and difficult. Immigration laws are subject to legislative changes, as well as to variations in standards of application and enforcement due to political forces and economic conditions. In addition, we may become subject to taxation in jurisdictions where we would not otherwise be so subject as a result of the time that our employees spend in any such jurisdiction in any given year. While we seek to monitor the number of days that our employees spend in each country or state to avoid subjecting ourselves to any such taxation, there can be no assurance that we will be successful in these efforts.

We also incur risks relating to our employees and contractors working at our clients’ facilities, including: claims of misconduct, negligence or intentional malfeasance on the part of our employees. Some or all of these claims may lead to litigation and these matters may cause us to incur negative publicity with respect to these alleged problems. It is not possible to predict the outcome of these lawsuits or any other proceeding, and our insurance may not cover all claims that may be asserted against us.

If we are faced with immigration or work permit restrictions in any country where we currently have personnel onsite at a client location or would like to expand our delivery footprint, then our business, financial condition, results of operations and prospects may be adversely affected.

The success of our business is dependent on our ability to attract and retain talented and experienced professionals and be able to mobilize them to meet our clients’ needs. Immigration laws in the countries we operate in are subject to legislative changes, as well as to variations in the standards of application and enforcement due to political forces and economic conditions. A few countries have introduced new provisions and standards in immigration law which can impact our ability to provide services in those countries due to restrictive policies and additional costs involved. Our and our contractors’ future inability to obtain or renew sufficient work permits and/or visas due to the impact of these regulations, including any changes to immigration, work permit and visa regulations in jurisdictions such as the United States, could have a material adverse effect on our business, financial condition, results of operations and prospects. It is difficult to predict the political and economic events that could affect immigration laws, or the restrictive impact they could have on obtaining or renewing work visas for our employees or contractors.

Latin American governments have exercised and continue to exercise significant influence over the economies of the countries where we operate, which could adversely affect our business, financial condition, results of operations and prospects.

Historically, governments in Latin America have frequently intervened in the economies of their respective countries and have occasionally made significant changes in policy and regulations. Governmental actions to control inflation and other policies and regulations have often involved price controls, currency devaluations, capital controls and tariffs. Our business, financial condition, results of operations and prospects may be adversely affected by:

•        changes in government policies or regulations, including such factors as exchange rates and exchange control policies;

•        inflation rates and measures taken by the governments of these countries to control or otherwise address inflation;

•        interest rates;

•        tariff and inflation control policies;

•        price control policies;

•        liquidity of domestic capital and lending markets;

•        electricity rationing;

•        tax policies, royalty and tax increases and retroactive tax claims; and

•        other political, diplomatic, social and economic developments in or affecting the countries where we operate.

Our business, financial condition, results of operations and prospects may be adversely affected by the various conflicting legal and regulatory requirements imposed on us by the countries where we operate.

Since we maintain operations and provide services to clients throughout the world, we are subject to numerous, and sometimes conflicting, legal requirements on matters as diverse as import/export controls, content requirements, trade restrictions, tariffs, taxation, sanctions, government affairs, anti-bribery, whistle blowing, internal and disclosure control obligations, data protection and privacy and labor relations. Our failure to comply with these regulations in the conduct of our business could result in fines, penalties, criminal sanctions against us or our officers, disgorgement of profits, prohibitions on doing business, unfavorable publicity, adverse impact on our reputation and allegations by our clients that we have not performed our contractual obligations. Due to the varying degree of development of the legal systems of the countries in which we operate, local laws might be insufficient to defend us and preserve our rights.

We are also subject to risks relating to compliance with a variety of national and local laws including multiple tax regimes, labor laws, employee health safety and wages and benefits laws. Many of our employees and consultants, including members of our senior management team, perform services for us in multiple jurisdictions, making us subject to multiple, and sometimes conflicting labor law regimes. We may, from time to time, be subject to litigation or administrative actions resulting from claims against us by current or former employees or contractors individually or as part of class actions, including claims of wrongful terminations, discrimination, misclassification, improper income tax or other withholding or other violations of labor law or related tax laws or other alleged conduct. We may also, from time to time, be subject to litigation resulting from claims against us by third parties, including claims of breach of non-compete and confidentiality provisions of our employees’ former employment agreements with such third parties. Our failure to comply with applicable regulatory requirements could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects.

Foreign, national and local governments may also adopt new laws, regulations or requirements, or make changes to existing laws or regulations, that could impact the demand for, or value of, our services. If we are unable to adapt the solutions we deliver to our clients to changing legal and regulatory standards or other requirements in a timely manner, or if our solutions fail to allow our clients to comply with applicable laws and regulations, our clients may lose confidence in our services and could switch to services offered by our competitors, or threaten or bring legal actions against us, and our business, financial condition, results of operations and prospects may be adversely affected.

Many commercial laws and regulations in Latin America are relatively new and have been subject to limited interpretation. As a result, their application can be unpredictable. Government authorities have a high degree of discretion in certain countries in which we have operations and at times have exercised their discretion in ways that may be perceived as selective or arbitrary, and sometimes in a manner that is seen as being influenced by political or commercial considerations. These governments also have the power, in certain circumstances, to interfere with the performance of, nullify or terminate contracts. Selective or arbitrary actions against others have included withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions. Federal and local government entities have also used common defects in documentation as pretexts for court claims against others and other demands to invalidate and/or to void transactions, possibly for political purposes. In this environment, our competitors could receive preferential treatment from the government, potentially giving them a competitive advantage. Selective or arbitrary government action could materially adversely affect our business, financial condition, results of operations and prospects.

Changes and uncertainties in the tax system in the countries in which we have operations could materially adversely affect our business, financial condition, results of operations and prospects.

We conduct business globally and file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate could be materially adversely affected by several factors, including: changing tax laws, regulations and treaties, or the interpretation thereof (including based on advice from our tax advisers); tax policy initiatives and reforms under consideration (such as those related to the Organization for Economic Co-Operation and Development’s, Base Erosion and Profit Shifting Project and other initiatives); the practices of tax authorities in jurisdictions in which we operate; the resolution of issues arising from tax audits or examinations and any related interest or penalties; and our income before taxes being lower than anticipated in countries with lower statutory tax rates and higher than anticipated in countries with higher statutory tax rates. Such changes may include the taxation of operating income, investment income, dividends received or, in the specific context of withholding tax, dividends paid, and changes in deferred tax assets and liabilities.

In particular, there have been significant changes to the taxation systems in Latin American countries in recent years as the authorities have gradually replaced or introduced new legislation regulating the application of major taxes such as corporate income tax, value-added tax, corporate property tax, personal income taxes and payroll taxes.

In December 2017, legislation was enacted in the United States that significantly revised the Internal Revenue Code of 1986, as amended, or the Code. This legislation, among other things, contained significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted taxable income (except for certain small businesses), limitation of the deduction for net operating losses, or NOLs, to 80% of current year taxable income and elimination of NOL carrybacks (in each case applicable to NOLs arising after 2017), one-time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, elimination of U.S. tax on foreign earnings (subject to certain important exceptions), immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Notwithstanding the reduction in the corporate income tax rate, the overall impact of this tax reform is uncertain, and our business and financial condition could be adversely affected. In addition, it is uncertain if and to what extent states will conform to the 2017 federal legislation. The Biden administration in the United States has recently proposed additional and far-ranging federal tax legislation in the United States.

We are unable to predict what tax reforms may be proposed or enacted in the future or what effect such changes could have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our balance sheets, and otherwise affect our financial position, future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our stockholders and increase the complexity, burden and cost of tax compliance, which may adversely affect our business and prospects.

Tax authorities may examine or audit our tax returns, disagree with our positions and conclusions regarding certain tax positions, or may apply existing rules in an unforeseen manner, resulting in unanticipated costs, taxes or non-realization of expected benefits.

We are subject to the continuous examination of our tax returns by the United States Internal Revenue Service and other tax authorities around the world. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provisions for taxes. There can be no assurance that the outcomes from these examinations will not have an adverse effect on our business, financial condition, results of operations and prospects. For example, as a result of examinations by applicable tax authorities, we may be subject to an indirect tax liability relating to our previous acquisition of 4th Source and may have a contingent sales tax obligation in Tennessee which in aggregate total approximately $700,000 and each of which, if applicable, we anticipate paying in 2021.

In addition, U.S. state and local and foreign jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. Further, these jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, we could face the possibility of audits that could result in tax assessments, including associated interest and penalties. A successful assertion that we should be collecting additional sales, use, value added or other taxes in those jurisdictions where we have not historically done so could result in substantial tax liabilities and related penalties for past transactions, discourage customers from using our services or otherwise harm our business, financial condition, results of operations and prospects. For example, Mexican authorities recently issued assessments against us for $1.5 million in additional value added taxes and penalties that we are in the process of reviewing and may challenge, and regularly assess our returns for possible additional value added or other tax liability.

A tax authority may also disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service, the Mexican taxing authorities or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including methodologies for valuing developed technology and amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. Due to uncertainty in the application and interpretation of applicable tax laws in various jurisdictions, we may be exposed to sales and use, value added or other transaction tax liability, including with respect to transactions of the businesses we have acquired.

Tax authorities may take the position that material income tax liabilities, interest and penalties are payable by us, where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable. These uncertainties with respect to the application of tax laws, as well as the outcomes of tax examinations and audits and related tax assessments and liabilities, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Emerging markets are subject to greater risks than more developed markets, and financial turmoil in any emerging market could disrupt our business.

Latin American countries are generally considered to be emerging markets, which are subject to rapid change and greater legal, economic and political risks than more established markets. Financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Latin America and adversely affect the economy of the region. Political instability could result in a worsening overall economic situation, including capital flight and slowdown of investment and business activity. Current and future changes in governments of the countries in which we have or develop operations, as well as major policy shifts or lack of consensus between various branches of the government and powerful economic groups, could lead to political instability and disrupt or reverse political, economic and regulatory reforms, which could adversely affect our business and operations in those countries. In addition, political and economic relations between certain of the countries in which we operate are complex, and recent conflicts have arisen between certain of their governments. Political, ethnic, religious, historical and other differences have, on occasion, given rise to tensions and, in certain cases, military conflicts among Latin American countries which can halt normal economic activity and disrupt the economies of neighboring regions. The emergence of new or escalated tensions in Latin American countries could further exacerbate tensions between such countries and the United States and the European Union, which may have a negative effect on their economy, our ability to develop or maintain our operations in those countries and our ability to attract and retain employees, any of which could materially adversely affect our business, financial condition, results of operations and prospects.

In addition, banking and other financial systems in certain countries in which we have operations are less developed and regulated than in some more developed markets, and legislation relating to banks and bank accounts is subject to varying interpretations and inconsistent application. Banks in these regions often do not meet the banking standards of more developed markets, and the transparency of the banking sector lags behind international standards. Furthermore, in certain countries in which we operate, bank deposits made by corporate entities generally either are not insured or are insured only to specified limits. As a result, the banking sector remains subject to periodic instability. A banking crisis, or the bankruptcy or insolvency of banks through which we receive or with which we hold funds may result in the loss of our deposits or adversely affect our ability to complete banking transactions in certain countries in which we have operations, which could materially adversely affect our business, financial condition, results of operations and prospects.

Wage inflation and other compensation expense for our IT professionals could adversely affect our business, financial condition, results of operations and prospects.

Wage costs for IT professionals in Latin American countries are lower than comparable wage costs in more developed countries. However, wage costs in the IT services industry in these countries may increase at a faster rate than in the past and wage inflation for the IT industry may be higher than overall wage inflation within these countries. We may need to increase the levels of compensation for our personnel more rapidly than in the past to remain competitive, and we may not be able to pass on these increased costs to our clients. Unless we are able to continue to increase the efficiency and productivity of our personnel as well as the prices we can charge for our services, wage inflation may materially adversely affect our business, financial condition, results of operations and prospects.

We are subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws in the jurisdictions in which we operate, as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing our operations.

Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act, the Ley General de Responsabilidades Administrativas in Mexico and other anti-corruption laws that apply in countries where we do business. The FCPA and these other laws generally prohibit us and our employees and intermediaries from authorizing, promising, offering, or providing, directly or indirectly, improper or prohibited payments, or anything else of value, to government officials or other persons to obtain or retain business or gain some other business advantage. We operate in a number of jurisdictions that pose a high risk of potential FCPA violations, such as Mexico and Brazil. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United States and Mexico, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. We may not be completely effective in ensuring our compliance with all such applicable laws, which could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws by the United States, Mexico, or other authorities could also have an adverse impact on our reputation, our business, financial condition, results of operations and prospects.

Because many of our agreements may be governed by laws of jurisdictions other than the United States, we may not be able to enforce our rights within such jurisdictions or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Many of our agreements are governed by laws of jurisdictions other than the United States, such as agreements governed under Mexican law. The system of laws and the enforcement of existing laws and contracts in such jurisdictions may not be as certain in implementation and interpretation as in the United States. The judiciaries in Mexico, Brazil and other Latin American countries are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our current or future agreements could result in a significant loss of business and business opportunities and our business, financial condition, results of operations and prospects may be adversely affected.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by human-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire or flood, or a significant power outage could have a material adverse impact on our business, financial condition, results of operations and prospects. For instance, we have key facilities in Mexico City, which has been the site of numerous earthquakes. In the event we are hindered by any of the events discussed above, our ability to provide our services to clients could be delayed.

In addition, our facilities are vulnerable to damage or interruption from human error, intentional bad acts, pandemics, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster, power failure or an act of terrorism, vandalism or other misconduct could result in lengthy interruptions in provision of our services and failure to comply with our obligations to our clients. The occurrence of any of the foregoing events could damage our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business, that may result from interruptions in the provision of our services to clients as a result of system failures.

All of the aforementioned risks may be exacerbated if any of our various disaster recovery plans, which we maintain in select jurisdictions, prove to be inadequate. To the extent that any of the above results in delayed or reduced sales or increase our cost of sales, our business, financial condition, results of operations and prospects could be adversely affected.

Risks Related to LIVK and the Business Combination

For purposes of this subsection only, “we,” “us” or “our” refer to LIVK pre-domestication and to New AT after the consummation of the domestication, unless the context otherwise requires.

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the SEC issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). In light of the Statement and guidance in ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, our management evaluated the terms of the warrant agreement entered into in connection with our initial public offering and concluded that the warrants include provisions that, based on the Statement, preclude the warrants from being classified as components of equity. As a result, we have classified the warrants as liabilities. Under this accounting treatment, we are required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in our operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of our warrants and that such gains or losses could be material.

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, our management and our audit committee concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statements as of and for the period ended December 31, 2020. See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects. If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

Following the issuance of the SEC Statement, our management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of December 31, 2020 and for the period ended December 31, 2020. See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such restatement, we identified a material weakness in our internal controls over financial reporting. As a result of such material weakness, the restatement described above, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date hereof, we have no knowledge of any such litigation or dispute arising due to restatement or material weakness of our internal controls over financial reporting. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a business combination.

Future resales of Class A common stock after the consummation of the business combination may cause the market price of our securities to drop significantly, even if our business is doing well.

Pursuant to the sponsor IPO letter agreement, after the consummation of the business combination and subject to certain exceptions, the sponsor will be contractually restricted from selling or transferring any of its shares of Class A common stock until the earlier of (A) one year after the completion of the business combination or (B) subsequent to the business combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the business combination or (y) the date following the completion of the business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A common stock for cash, securities or other property. Pursuant to the voting and support agreements, after the consummation of the business combination and subject to certain exceptions, certain AT equity holders will be contractually restricted from selling or transferring any of their respective shares of common stock until 180 days after completion of the business combination. Permitted transferees of our sponsor will be subject to the same obligations.

However, following the expiration of the applicable lockups described in the preceding paragraph, the sponsor and the restricted AT equity holders will not be restricted from selling shares of our Class A common stock held by them, other than by applicable securities laws. The restricted AT equity holders include Nexxus and Credit Suisse, each of which will hold large amounts of Class A common shares of New AT following the business combination and which may sell those shares, when allowed to do so under applicable securities laws, in block trades or other large dispositions, the timing for which may be influenced for each of Nexxus and Credit Suisse by considerations particular to its specific fund, for example end of fund life considerations. Additionally, the subscription investors and LIV Fund IV with respect to its shares held as a pre-merger AT equity holder will not be restricted from selling any of their shares of our Class A common stock following the closing of the business combination, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A common stock.

The shares held by our sponsor and the restricted AT equity holders may be sold after the expiration of the applicable lock-up period under registration statements filed pursuant to the amended and restated registration rights agreement. As restrictions on resale end and registration statements (filed after the closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

After completion of the business combination, the AT equity holders, the subscription investors and our sponsor will own a significant portion of the outstanding voting shares of New AT, and representatives of our sponsor and two of AT’s largest stockholders will occupy a total of five of the eleven seats on New AT’s board of directors.

Upon completion of the business combination and the related transactions (based on the assumptions as described in the last paragraph of the section entitled “Certain Defined Terms”), the AT equity holders, including LIV Fund IV with respect to its shares held as a pre-merger AT equity holder, will own approximately 74.2% of New AT’s Class A common stock, the subscription investors will own approximately 5.3% of New AT’s Class A common stock, our sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder) and its and their respective permitted transferees will own approximately 4.1% of New AT’s Class A common stock and the holders of representative shares and their permitted transferees would own approximately 0.1% of New AT’s Class A common stock. In addition, upon completion of the business combination, the New AT board of directors will have one representative from our sponsor, and two from each of Nexxus and Credit Suisse, each of which will hold large amounts of Class A common stock of New AT following the business combination, for a total of five directors out of a total of 11 directors. As long as the AT equity holders (including Nexxus and Credit Suisse), the subscription investors, LIV Fund IV and our sponsor own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In addition, as long as our sponsor, Nexxus and Credit Suisse retain five of the 11 seats on New AT board of directors, they will have the ability to strongly influence all corporate action requiring approval of the New AT board of directors, including calling special meetings of stockholders, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including financing transactions and a sale of substantially all of our assets

The interests of the AT equity holders, including Nexxus and Credit Suisse, the subscription investors, LIV Fund IV and our sponsor and affiliates and their respective permitted transferees may not align with the interests of our other stockholders. Certain of the AT equity holders, including Nexxus and Credit Suisse, the subscription investors, LIV Fund IV and our sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Certain of the AT equity holders, including Nexxus and Credit Suisse, the subscription investors, LIV Fund IV and our sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Subsequent to the consummation of the business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although we have conducted due diligence on AT, we cannot assure you that this diligence revealed all material issues that may be present in AT’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of our and AT’s control will not later arise. As a result, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about New AT following the completion of the business combination or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

We and AT will be subject to business uncertainties and contractual restrictions while the business combination is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on us and AT. These uncertainties may impair AT’s ability to retain and motivate key personnel and could cause third parties that deal with AT to defer entering into contracts or making other decisions or seek to change existing business relationships. If employees depart because of uncertainty about their future roles and the potential complexities of the business combination or third parties defer entering into contracts with AT or making other decisions or seek to change their existing business relationships with AT, our or AT’s business could be harmed.

We are dependent upon our current executive officers and directors and their loss could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed the business combination.

Our ability to successfully effect the business combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of AT. The loss of such key personnel and our inability to hire and retain replacements could negatively impact the operations and profitability of New AT following the business combination.

Our ability to successfully effect the business combination and successfully operate the business is dependent upon the efforts of certain key personnel, including AT senior management. Although we contemplate that the majority of AT senior management team will remain associated with the combined company following the business combination, it is possible that additional members of the AT management team will depart. The loss of such key personnel and our inability to hire and retain replacements could negatively impact the operations and profitability of New AT following the business combination.

Certain of our existing shareholders have agreed to vote in favor of the business combination, regardless of how our public shareholders vote.

Certain of our existing shareholders, including our sponsor and our directors and officers, have agreed to vote the founder shares, as well as any public shares purchased during or after the IPO, in favor of a business combination. At the time of the general meeting, we expect that our sponsor and its affiliates and its and their respective permitted transferees and our directors and officers will collectively own approximately 19.9% of our outstanding ordinary shares. Accordingly, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their shares in accordance with the majority of the votes cast by our public shareholders.

Neither the board of directors of LIVK nor any committee thereof obtained a third party financial opinion in determining whether or not to pursue the business combination.

Neither the board of directors of LIVK nor any committee thereof obtained an opinion from an independent investment banking or accounting firm that the price that LIVK is paying for AT is fair to LIVK from a financial point of view. Neither the board of directors of LIVK nor any committee thereof obtained a third party valuation in connection with the business combination. In analyzing the business combination, the board of directors of LIVK and management conducted due diligence on AT and researched the industry in which AT operates. The board of directors of LIVK reviewed, among other things, financial due diligence materials prepared by professional advisors, including tax due diligence reports, financial and market data information on selected comparable companies, the implied purchase price multiple of AT and the financial terms set forth in the merger agreement, and concluded that the business combination was in the best interest of its shareholders. Accordingly, investors will be relying solely on the judgment of the board of directors and management of LIVK in valuing AT, and the board of directors and management of LIVK may not have properly valued such businesses. The lack of a third party valuation may also lead an increased number of shareholders to vote against the business combination or demand redemption of their shares, which could potentially impact our ability to consummate the business combination.

We do not intend to pay cash dividends for the foreseeable future.

Following the business combination, we currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

Because LIVK is incorporated under the laws of the Cayman Islands, in the event the business combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

Because LIVK is currently incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. federal courts may be limited prior to the domestication. LIVK is currently an exempted company under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon LIVK’s directors or officers, or enforce judgments obtained in the United States courts against LIVK’s directors or officers.

Until the domestication is effected, LIVK’s corporate affairs are governed by the existing organizational documents, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to LIVK under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of LIVK’s shareholders and the fiduciary responsibilities of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fulsome and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

LIVK has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against LIVK judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state and (ii) in original actions brought in the Cayman Islands, to impose liabilities against LIVK predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

The shareholders of LIVK may have more difficulty in protecting their interests in the face of actions taken by management, the members of the board of directors of LIVK or controlling shareholders than they would as public shareholders of a United States company.

In evaluating the target business for our business combination, our management has relied on the availability of all of the funds from the sale of the subscription shares to be used for any of a number of uses in connection with the business combination. If the sale of some or all of the subscription shares fails to close, we may lack sufficient funds to consummate the business combination.

In connection with the entry into the merger agreement, we entered into the subscription agreements pursuant to which the subscription investors agreed to purchase an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per share, or $26,500,000 in the aggregate, in a private placement to close immediately prior to our business combination. The funds from the PIPE subscription financing may be used to repay certain outstanding indebtedness of AT, to fund expenses in connection with the business combination and/or for working capital in AT post-closing. The obligations under the subscription agreements do not depend on whether any public shareholders elect to redeem their shares and provide us with a minimum funding level for the business combination. However, if the sales of the subscription shares do not close for any reason, including by reason of the failure by some or all of the subscription investors, as applicable, to fund the purchase price for their respective subscription shares, for example, we may lack sufficient funds to consummate the business combination. The subscription investors’ obligations to purchase the subscription shares are subject to fulfillment of customary closing conditions. The subscription investors’ obligations to purchase subscription shares pursuant to the subscription agreements are subject to termination prior to the closing of the sale of such subscription shares automatically upon termination of the merger agreement. In the event of any such failure to fund by a subscription investor, any obligation is so terminated or any such condition is not satisfied and not waived by such subscription investor, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall may result in New AT having more outstanding indebtedness immediately following closing than would otherwise be the case and reduce the amount of funds that we have available for working capital of AT post-business combination.

Our sponsor, directors, executive officers, advisors and their affiliates may elect to purchase public shares or public warrants from public shareholders, which may influence the vote on the business combination and reduce the public “float” of our Class A ordinary shares.

Our sponsor, directors, executive officers, advisors or any of their affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares or public warrants in such transactions.

The purpose of any such purchases of public shares could be to vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination. Any such purchases of our securities may result in the completion of our business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to comply with the procedures for redeeming its public shares, such shares may not be redeemed.

In order to validly redeem public shares, holders of our public shares will need to comply with the various procedures described in this proxy statement/prospectus. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. Therefore, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those public shares that such shareholder properly elected to redeem, subject to the limitations described herein and (ii) the redemption of our public shares if we are unable to complete an initial business combination by September 13, 2021, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

The business combination and AT becoming a publicly listed company as a result of the merger differs significantly from an underwritten initial public offering.

AT will become a publicly listed company upon the completion of the merger. The business combination and the transactions described in this proxy statement/prospectus are not an underwritten initial public offering of AT’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•        In an underwritten public offering of securities conducted by a licensed broker-dealer, underwriters and/or dealer-managers typically conduct due diligence on the issuer in order to satisfy statutory duties under federal securities laws, the rules of Financial Industry Regulatory Authority, Inc. and the national securities exchange where such securities are listed, as well as to establish a due diligence defense against liability claims under federal securities laws. Additionally, underwriters or dealer-managers conducting underwritten public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with such underwritten public offering. Because the business combination is not an underwritten initial public offering of AT, no underwriter has conducted due diligence in connection with the transactions described in this proxy statement/prospectus. Our stockholders must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of AT’s business or material misstatements or omissions in this proxy statement/prospectus.

•        Our sponsor, certain members of our board of directors and our officers, as well as their respective affiliates and permitted transferees, have interests in the business combination that are different from or are in addition to our shareholders and that would not be present in an underwritten public offering of AT’s securities. Such interests may have influenced our board of directors in making their recommendation that you vote in favor of the approval of the business combination proposal and the other proposals described in this proxy statement/prospectus.

•        Because there are no underwriters engaged in connection with the business combination, prior to the opening of trading on Nasdaq on the trading day immediately following the closing, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of the Class A common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of shares of the Class A common stock or helping to stabilize, maintain or affect the public price of the Class A common stock following the closing. Moreover, we will not engage in, and have not and will not, directly or indirectly, request the financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the Class A common stock that will be outstanding immediately following the closing. All of these differences from an underwritten public offering of AT’s securities could result in a more volatile price for the Class A common stock.

•        We will not conduct a traditional “roadshow” with underwriters prior to the opening of initial post-closing trading of the Class A common stock on Nasdaq. There can be no guarantee that any information made available in this proxy statement/prospectus and/or otherwise disclosed or filed with the SEC will have the same impact on investor education as a traditional “roadshow” conducted in connection with an underwritten initial public offering. As a result, there may not be efficient or sufficient price discovery with respect to the Class A common stock or sufficient demand among potential investors immediately after the closing, which could result in a more volatile price for the Class A common stock.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if AT became a publicly listed company through an underwritten initial public offering instead of upon completion of the merger.

Our sponsor, certain members of our board of directors and our officers have interests in the business combination that are different from or are in addition to other shareholders in recommending that shareholders vote in favor of approval of the business combination and the other proposals described in this proxy statement/prospectus.

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval of the business combination, our shareholders should be aware that our sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, the interests of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Our shareholders should take these interests into account in deciding whether to approve the business combination. These interests include:

•        the fact that certain of our directors and officers are principals of our sponsor and its affiliates;

•        the fact that 2,012,500 founder shares held by our sponsor and its affiliates and its and their respective permitted transferees, for which our sponsor paid approximately $25,000, will convert on a one-for-one basis, into 2,012,500 shares of Class A common stock upon the closing, and such shares, if unrestricted and freely tradable would be valued at approximately $20,185,375, based on the closing price of our Class A ordinary shares on the Nasdaq on July 15, 2021;

•        the fact that our sponsor will lose its entire investment in us if we do not complete a business combination by September 13, 2021;

•        the fact that in connection with the business combination, we entered into the subscription agreements with the subscription investors, which provide for the purchase by the subscription investors of an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per ordinary share, in a private placement, the closing of which will occur immediately prior to the closing;

•        the fact that certain funds affiliated with our sponsor entered into the equity contribution agreement pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 which was used to partially repay the First Lien Facility, and that, by their terms, will be converted to shares of Class A common stock on a one-for-one basis in the business combination.

•        the fact that our sponsor has agreed to waive its and its permitted transferees’ rights to liquidating distributions from the trust account with respect to its and its permitted transferees’ founder shares if LIVK fails to complete an initial business combination, including the business combination, by September 13, 2021;

•        the fact that if the trust account is liquidated, including in the event LIVK is unable to complete an initial business combination by September 13, 2021, our sponsor has agreed that it will be liable to LIVK if and to the extent any claims by a third party (other than LIVK’s independent auditors) for services rendered or products sold to LIVK, or a prospective target business with which LIVK has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Alexander R. Rossi, one of our directors will be a director of New AT;

•        the continued indemnification of LIVK’s current directors and officers and the continuation of LIVK’s directors’ and officers’ liability insurance after the business combination;

•        the fact that certain of New AT’s directors and officers may be eligible to participate in the New AT 2021 Equity Incentive Plan; and

•        the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by September 13, 2021.

Our sponsor, officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed.

At the closing, our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on LIVK’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on LIVK’s behalf. The personal and financial interests of our sponsor, executive officers and directors may influence their motivation in identifying and selecting a target business and completing the business combination.

We will incur significant transaction costs in connection with the business combination and related transactions.

We have incurred and expect to continue to incur significant, non-recurring costs in connection with consummating the business combination and related transactions. All expenses incurred in connection with the business combination and related transactions, including all legal, and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs and paid for at closing with proceeds from the PIPE subscription financing and the trust (including interest and net of redemptions). Such transaction expenses are currently estimated to be approximately $15.8 million, including $2,817,500 in accompanying business combination marketing fees, which are contingent upon the consummation of the closing, subject to certain offsets for fees paid to the placement agents for the PIPE subscription financing.

See the notes in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The unaudited pro forma condensed combined financial information included in this proxy statement/prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information for New AT giving effect to the business combination in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the business combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

We may waive one or more of the conditions to the business combination.

Subject to our obligations under the merger agreement, we may agree to waive any of the conditions to our obligations to complete the business combination under the merger agreement. For example, it is a condition to our obligations to close the business combination that AT has performed its covenants in all material respects. However, if our board of directors determines that any such breach is not material to the business of AT, then our board of directors may elect to waive that condition and close the business combination.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case, net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate a business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and we and our board of directors may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding up petition or an involuntary bankruptcy or winding up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of approximately $18,293 and to imprisonment for five years in the Cayman Islands.

We have agreed to issue shares of Class A common stock of New AT to the subscription investors to complete the business combination and may issue shares of Class A common stock of New AT, including under the New AT 2021 Equity Incentive Plan and the New AT 2021 Employee Stock Purchase Plan, after completion of the business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our existing organizational documents authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, $0.0001 per share. At December 31, 2020, There were 181,088,750 and 17,917,500 authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants, and 1,000,000 authorized but unissued preferred shares available for issuance.

The proposed charter authorizes the issuance of 210 million shares of Class A common stock and 10 million shares of preferred stock.

We have agreed to issue Class A common stock of New AT to the subscription investors in order to obtain PIPE subscription financing to complete our business combination. We will also issue Class A common shares to LIV Fund IV at closing in connection with the merger agreement (and the terms of the equity contribution agreement). Prior to the business combination, we may issue additional Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) and preferred shares in order to obtain additional equity financing, and we may issue additional shares of Class A common stock of New AT under the New AT 2021 Equity Incentive Plan and the New AT 2021 Employee Stock Purchase Plan after completion of our business combination. However, our existing organizational documents provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond September 13, 2021 or (y) amend the foregoing provisions. The issuance of additional ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) or preferred shares:

•        may significantly dilute the equity interest of holders of our public shares;

•        may subordinate the rights of holders of Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) if preferred shares are issued with rights senior to those afforded our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication); and

•        may adversely affect prevailing market prices for our units, Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) and/or warrants.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete the business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets, after payment of the business combination marketing fee, to be less than $5,000,001 upon completion of our initial business combination (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

The holders of our founder shares control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

The holders of our founder shares own approximately 19.9% of our issued and outstanding ordinary shares. Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support. If the holders of our founder shares purchase any additional Class A ordinary shares, this would increase their control. To our knowledge, none of our officers or directors has any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and LIVK. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or curing, correcting or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement, but requires the approval by the holders of at least a majority of then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us so long as they are held by our sponsor and its affiliates and its and their respective permitted transferees.

Our warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate an initial business combination.

We issued public warrants to purchase 8,050,000 of our Class A ordinary shares as part of the units sold in the IPO, including the exercise of the underwriter’s over-allotment option and, simultaneously with the closing of the IPO, we issued in the private placement an aggregate of 2,811,250 private warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share. Such warrants, when exercised, will increase the number of issued and outstanding Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) and reduce the value of the Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication).

Warrants, including warrants held by our shareholders who exercise redemption rights, will become exercisable for our Class A ordinary shares, which would increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders, including, after the business combination, our non-redeeming shareholders.

We issued public warrants to purchase 8,050,000 Class A ordinary shares as part of our IPO, including the exercise of the underwriter’s over-allotment option, and we issued an aggregate of 2,811,250 private warrants to our sponsor, each exercisable to purchase one whole Class A ordinary share (or one whole share of Class A common stock of New AT into which such share will convert in connection with the domestication) at $11.50 per whole share.

In addition, prior to consummating the business combination, nothing prevents us from issuing additional securities in a private placement so long as they do not participate in any manner in the trust account or vote as a class with the ordinary shares on a business combination. To the extent such warrants are exercised, additional Class A ordinary shares will be issued, which will result in dilution to then existing holders of our ordinary shares and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication). In addition, such dilution could, among other things, limit the ability of our current shareholders to influence management of AT through the election of directors following the business combination.

Our shareholders who exercise redemption rights with respect to their Class A ordinary shares will retain their public warrants, which will become warrants for Class A common stock of New AT upon completion of the business combination and may be exercised by such redeeming shareholders for shares of Class A common stock. Such exercises of warrants held by redeeming shareholders, as well as exercises of private warrants held by our sponsor and its permitted transferees, will result in dilution to our non-redeeming shareholders.

As of July 15, 2021, the record date for the extraordinary general meeting, the closing trading price of the public warrants was $1.15. As of May 10, 2021, the trading day on which the business combination was announced, the closing trading price of the public warrants was $0.67. Between May 10, 2021 and July 15, 2021, the closing trading price of the public warrants has ranged from $0.64 to $1.15.

The market for our securities may be volatile following the closing.

Following the business combination, the price of our securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. The price of our securities after the business combination can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports.

A significant portion of our total outstanding shares may be sold into the market in the near future. This could cause the market price of our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) to drop significantly, even if our business is doing well.

Sales of a substantial number of Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication). After the consummation of the business combination (based on the assumptions as described in the last paragraph of the section entitled “Certain Defined Terms”), the AT equity holders, including LIVK Fund IV with respect to its shares held as a pre-merger AT equity holder, will hold approximately 74.2% of our total outstanding shares, the subscription investors will hold approximately 5.3% of our total outstanding shares, our sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder) and its and their respective permitted transferees will hold approximately 4.1% of our total outstanding shares and the holders of representative shares and their permitted transferees would own approximately 0.1% of our total outstanding shares, which does not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter.

If the business combination’s benefits do not meet the expectations of investors, shareholders or financial analysts, the market price of our securities may decline.

If the benefits of the business combination do not meet the expectations of investors or securities analysts, the market price of our securities prior to the closing of the business combination may decline. The market values of our securities at the time of the business combination may vary significantly from their prices on the date the merger agreement was executed, the date of this proxy statement/prospectus, or the date on which our shareholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

Factors affecting the trading price of our securities following the business combination may include:

•        actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•        changes in the market’s expectations about our operating results;

•        success of competitors;

•        our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        changes in financial estimates and recommendations by securities analysts concerning New AT or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to New AT;

•        changes in laws and regulations affecting our business;

•        commencement of, or involvement in, litigation involving New AT;

•        changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of shares available for public sale;

•        major transactions New AT may undertake, such as acquisitions of other companies or all or substantially all of their assets;

•        any major change in our board of directors or management;

•        sales of substantial amounts of securities by our directors, executive officers or significant shareholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism; and

•        other developments affecting the industries in which we currently operate and anticipate operating in.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to New AT could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price for our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Following the business combination, if securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our Class A common stock could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover New AT change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A common stock would likely decline. If any analyst who may cover New AT were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Activities taken by affiliates of LIVK to purchase, directly or indirectly, public shares will increase the likelihood of approval of the business combination and other proposals and may affect the market price of our securities.

Prior to or in connection with the business combination, our sponsor, directors, officers, advisors or their affiliates may purchase public shares. None of our sponsor, directors, officers, advisors or their affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases may be made in privately negotiated transactions. Although none of our sponsor, directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by our sponsor, directors, officers, advisors or their affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the business combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the business combination and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the business combination positively, purchases of public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of our securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of our securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by LIVK or the persons described above have been entered into with any such investor or holder.

New AT may be unable to obtain additional financing to fund its operations or growth.

New AT may require additional financing to fund its operations or growth. The failure to secure additional financing could have a material adverse effect on the continued development or growth of New AT. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after the business combination.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and the Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Our shareholders will experience immediate dilution, including as a consequence of the issuance of Class A common stock, in connection with the business combination and may experience additional dilution as a result of the exercise of warrants following the business combination.

In connection with the business combination, we will issue 36,712,131 shares of Class A common stock to AT equity holders, including certain funds affiliated with our sponsor, and 2,650,000 shares of Class A common stock to the subscription investors. As a result, following the consummation of the business combination and related transactions, our public shareholders will hold 8,050,000 shares of Class A common stock of New AT, or approximately 16.3% of New AT issued and outstanding common stock (assuming that no holders of public shares elect to redeem their shares for a portion of the trust account and we do not otherwise issue any additional shares in connection with the business combination), which does not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter.

We issued public warrants to purchase 8,050,000 Class A ordinary shares as part of our IPO and we issued an aggregate of 2,811,250 private warrants to our sponsor, each of which will be exercisable to purchase one whole share of Class A common stock of New AT following the business combination at $11.50 per whole share. If such warrants are exercised, our shareholders will experience dilution. As a result, if all 8,050,000 public warrants and 2,811,250 private warrants were exercisable and exercised following completion of the business combination and related transactions (assuming that no holders of public shares elect to redeem their shares for a portion of the trust account and we do not otherwise issue any additional shares in connection with the business combination), our public shareholders will hold 16,100,000 shares of Class A common stock, representing 26.7% of New AT’s total outstanding shares of common stock.

For additional information, including the anticipated post-business combination ownership of New AT in several different scenarios which illustrate the potential dilution to our shareholders, see the section entitled “Summary of the Proxy Statement / Prospectus — Impact of the Business Combination on LIVK’s Public Float.”

We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an emerging growth company within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could remain an emerging growth company for up to five years from the date of our IPO, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares (or shares of Class A common stock of New AT into which such shares will convert in connection with the domestication) held by non-affiliates exceeds $700,000,000 as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

AT’s financial results forecast relies in large part upon assumptions and analyses developed by AT. If these assumptions or analyses prove to be incorrect, AT’s actual results may be materially different from its forecasted results.

The projected financial information appearing elsewhere in this proxy statement/prospectus reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to AT’s business, all of which are difficult to predict and many of which are beyond AT’s and LIVK’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks and uncertainties set forth in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this proxy statement/prospectus.

The financial projections were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. None of AT’s independent registered accounting firm, LIVK’s independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that LIVK, our board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information. Unfavorable changes in any of these or other factors, most of which are beyond AT’s or LIVK’s control, could materially and adversely affect its business, results of operations and financial results

Our management will be required to evaluate the effectiveness of our internal control over financial reporting. If we are unable to maintain effective internal control over financial reporting, investors may lose confidence in the accuracy of our financial reports.

As a public company, we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal control over financial reporting. Additionally, once we no longer qualify as an “emerging growth company,” our auditor will be required to deliver an attestation report on the effectiveness of our disclosure controls and internal control over financial reporting. An adverse report may be issued in the event our auditor is not satisfied with the level at which our controls are documented, designed or operating.

When evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is ineffective, or if our auditor is unable to express an opinion as to the effectiveness of our internal control over financial reporting, we could fail to meet our reporting obligations or be required to restate our financial statements for prior periods.

In addition, our internal control over financial reporting will not prevent or detect all errors and fraud. Because of the inherent limitations in all control systems, no evaluation can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If there are material weaknesses or failures in our ability to meet any of the requirements related to the maintenance and reporting of our internal control, investors may lose confidence in the accuracy and completeness of our financial reports and that could cause the price of our Class A common stock to decline. In addition, we could become subject to investigations by the applicable stock exchange, the SEC or other regulatory authorities, which could require additional management attention and which could adversely affect our business.

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives. If we complete the business combination and become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and the applicable stock exchange. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives and may not effectively or efficiently manage our transition into a public company. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, its board committees or as executive officers.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the business combination, require substantial financial and management resources and increase the time and costs of completing the business combination.

The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because AT is not currently subject to Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of AT as a privately held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to us after the business combination. If we are not able to implement the requirements of Section 404, including any additional requirements once we are no longer an emerging growth company, in a timely manner or with adequate compliance, we may not be able to assess whether its internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and the market price of our common stock. Additionally, once we are no longer an emerging growth company, we will be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting.

Risks Related to Domestication

Upon consummation of the business combination, the rights of holders of New AT Class A common stock arising under the DGCL as well as the proposed organizational documents will differ from and may be less favorable to the rights of holders of LIVK Class A ordinary shares arising under the Cayman Islands Companies Act as well as our existing organizational documents.

Upon consummation of the business combination, the rights of holders of New AT Class A common stock will arise under the proposed organizational documents as well as the DGCL. Those new organizational documents and the DGCL contain provisions that differ in some respects from those in our existing organizational documents and the Cayman Islands Companies Act and, therefore, some rights of holders of New AT Class A common stock could differ from the rights that holders of Class A ordinary shares currently possess. For instance, while class actions are generally not available to shareholders under Cayman Islands law, such actions are generally available under the DGCL. This change could increase the likelihood that New AT becomes involved in costly litigation, which could have a material adverse effect on New AT.

In addition, there are differences between the new organizational documents of New AT and the existing organizational documents of LIVK. For a more detailed description of the rights of holders of New AT Class A common stock and how they may differ from the rights of holders of Class A ordinary shares, please see “Comparison of Corporate Governance and Shareholder Rights.” The proposed charter and the proposed bylaws of New AT are substantially in the forms attached to this proxy statement/prospectus as Annex B and Annex C, respectively, and we urge you to read them.

Provisions in our proposed organizational documents effected in connection with our domestication as a Delaware corporation, assuming shareholder approval of the Domestication Proposal, may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our existing organizational documents and our proposed organizational documents in connection with our domestication as a Delaware corporation, assuming shareholder approval of the Domestication Proposal, the Charter Amendment Proposal and the Organizational Documents Proposals, contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities

New AT’s proposed organizational documents will designate the Court of Chancery of the State of Delaware and the federal district courts of the United States as the exclusive forums for substantially all disputes between New AT and its stockholders, to the fullest extent permitted by law, which could limit New AT’s stockholders’ ability to obtain a favorable judicial forum for disputes with New AT or its directors, officers, stockholders, employees or agents.

New AT’s proposed organizational documents that will be in effect upon the domestication provide that, to the fullest extent permitted by law, and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

•        any derivative claim or cause of action brought on behalf of New AT;

•        any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of New AT to New AT or New AT’s stockholders;

•        any claim or cause of action against New AT or any current or former director, officer or other employee of New AT arising out of or pursuant to any provision of the DGCL, the proposed charter or the proposed bylaws of New AT (as each may be amended from time to time);

•        any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the proposed charter or the proposed bylaws of New AT (including any right, obligation or remedy thereunder);

•        any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or

•        any claim or cause of action asserting a claim against New AT, or any director, officer or other employee of New AT governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with New AT or any of New AT’s directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived New AT’s compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

New AT’s proposed organizational documents also provide that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum provision providing for exclusive jurisdiction of federal district courts with respect to suits brought to enforce any duty or liability created by the Securities Act.

If a court were to find the choice of forum provisions contained in New AT’s proposed organizational documents to be inapplicable or unenforceable in an action, New AT may incur additional costs associated with resolving such action in other jurisdictions, which could harm New AT’s business, results of operations and financial condition.

Certain holders may be required to recognize gain for U.S. federal income tax purposes as a result of the domestication.

As discussed more fully under the section “U.S. Federal Income Tax Considerations,” the domestication should constitute a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Code. Assuming that the domestication so qualifies, U.S. Holders (as defined in such section) of Class A ordinary shares will be subject to Section 367(b) of the Code and, as a result:

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares whose ordinary shares have a fair market value of less than $50,000 on the date of the domestication and who is not a 10% shareholder (as defined above) will not recognize any gain or loss and will not be required to include any part of LIVK’s earnings in income.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares whose ordinary shares have a fair market value of $50,000 or more, but who is not a 10% shareholder will generally recognize gain (but not loss) on the deemed receipt of New AT Class A common stock in the domestication. As an alternative to recognizing gain as a result of the domestication, such U.S. Holder may file an election to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its LIVK Class A ordinary shares provided certain other requirements are satisfied.

•        Subject to the discussion below concerning PFICs, a U.S. Holder of Class A ordinary shares who on the date of the domestication is a 10% shareholder will generally be required to include in income, as a dividend, the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its LIVK shares provided certain other requirements are satisfied.

•        As discussed further under “U.S. Federal Income Tax Considerations” below, LIVK believes that it is (and has been) treated as a PFIC for U.S. federal income tax purposes. In the event that LIVK is (or in some cases has been) treated as a PFIC, notwithstanding the foregoing, proposed Treasury Regulations under Section 1291(f) of the Code (which have a retroactive effective date), if finalized in their current form, generally would require a U.S. Holder to recognize gain as a result of the domestication unless the U.S. Holder makes (or has made) certain elections discussed further under “U.S. Federal Income Tax Considerations – The Domestication.” The tax on any such gain would be imposed at the rate applicable to ordinary income and an interest charge would apply based on a complex set of rules. It is difficult to predict whether such proposed regulations will be finalized and whether, in what form, and with what effective date, other final Treasury Regulations under Section 1291(f) of the Code will be adopted. Further, it is not clear how any such regulations would apply to the warrants. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the domestication, see the section entitled “U.S. Federal Income Tax Considerations.” Each U.S. Holder of LIVK Class A ordinary shares or warrants is urged to consult its own tax advisor concerning the application of the PFIC rules to the exchange of Class A ordinary shares for New AT Class A common stock and public warrants for New AT warrants pursuant to the domestication.

Additionally, the domestication may cause Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations” below) to become subject to U.S. federal income withholding taxes on any dividends in respect of such Non-U.S. Holder’s New AT Class A common stock subsequent to the domestication.

The tax consequences of the domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the domestication, see the section entitled “U.S. Federal Income Tax Considerations.

Nasdaq may delist New AT’s securities from trading on its exchange, which could limit investors’ ability to make transactions in New AT’s securities and subject New AT to additional trading restrictions.

LIVK’s public shares, public warrants and units are currently listed on Nasdaq and it is a condition to AT’s obligations to complete the business combination that New AT’s Class A common stock shall have been listed on Nasdaq and will be eligible for continued listing on Nasdaq immediately following the business combination after giving effect to the redemptions (as if it were a new initial listing by an issuer that had never been listed prior to closing). However, LIVK cannot assure you that New AT’s securities will continue to be listed on Nasdaq in the future. In addition, in connection with the business combination and as a condition to AT’s obligations to complete the business combination, New AT is required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of New AT’s securities on Nasdaq. For instance, New AT’s stock price would generally be required to be at least $4 per share and its stockholders’ equity would generally be required to be at least $5 million and New AT would be required to have a minimum of 300 public holders of “round lots” of 100 shares. In addition to the listing requirements for New AT’s Class A common stock, Nasdaq imposes listing standards on warrants. LIVK cannot assure you that New AT will be able to meet those initial listing requirements, in which case AT will not be obligated to complete the business combination. In addition, it is possible that New AT’s Class A common stock and public warrants will cease to meet the Nasdaq listing requirements following the business combination.

If Nasdaq delists New AT’s securities from trading on its exchange and New AT is not able to list its securities on another national securities exchange, LIVK expects New AT’s securities could be quoted on an over-the-counter market. If this were to occur, New AT could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity for its securities;

•        a determination that New AT’s Class A common stock is a “penny stock” which will require brokers trading in the Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for New AT’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The Business Combination

The Merger Agreement

This subsection of this proxy statement/prospectus describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex A hereto. You are urged to read the merger agreement in its entirety because it is the primary legal document that governs the business combination.

The merger agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the merger agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the merger agreement. The representations, warranties and covenants in the merger agreement are also modified in important part by the underlying disclosure schedules, which we refer to as the “Schedules,” which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to shareholders. The representations and warranties in the merger agreement and the items listed in the Schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General Description of the Business Combination; Structure of the Business Combination

On May 9, 2021, we entered into the merger agreement with AT, pursuant to which, among other things, LIVK will domesticate as a Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein (the “merger” and together with the domestication and the other transactions contemplated by the merger agreement, the “business combination”).

As a result of the business combination and in connection with the domestication each issued and outstanding Class A ordinary share and Class B ordinary share of LIVK will convert into a share of Class A common stock of New AT, and each issued and outstanding warrant to purchase Class A ordinary shares of LIVK will continue to be exercisable by its terms to purchase an equal number of shares of Class A common stock of New AT.

The merger agreement and the transactions contemplated thereby were unanimously approved by the board of directors of LIVK and the board of directors of AT.

Closing of the Business Combination

Subject to the terms and conditions of the merger agreement, the closing will take place at 10:00 a.m., New York time, on the date which is three (3) business days after the date on which all of the conditions described below under the subsection entitled “The Business Combination — The Merger Agreement — Conditions to Closing of the Business Combination,” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as LIVK and AT may mutually agree.

Consideration

Common Merger Consideration

Subject to the terms and conditions of the merger agreement, the merger consideration to be paid to holders of AT’s common stock at closing, pursuant to the merger agreement will be paid in equity consideration with a number of Class A common stock equal to (i) $347,121,322 divided by (ii) $10.00 (the “common merger consideration”). Each holder of AT’s common stock immediately prior to closing shall have the right to receive a proportionate interest (on a fully diluted basis as of immediately prior to the closing) of the common merger consideration.

Preferred Merger Consideration

Subject to the terms and conditions of the merger agreement, the merger consideration distributable to holders of AT’s preferred stock, par value $0.001 per share (the “AT preferred stock”) at the closing shall be a number of shares of Class A common stock equal to the number of shares of AT preferred stock held by such holder as of immediately prior to the closing.

Minimum Cash Condition

AT’s s obligations to complete the business combination are contingent upon (i) the amount of cash available to be released from LIVK’s trust account (after giving effect to all payments to be made as a result of the completion of any redemptions), plus (ii) the net amount of proceeds actually received by LIVK pursuant to the PIPE subscription financing, plus (iii) $20,000,000, representing the amount of proceeds actually received by AT from certain investment funds affiliated with LIVK’s sponsor (the “LIV Capital Funds”) pursuant to that certain equity contribution agreement (the “available cash”), being greater than or equal to $40,000,000 (the “minimum cash condition”). Under the merger agreement, if LIVK fails to meet the minimum cash condition, AT may waive such minimum cash condition.

Material Adverse Effect

Under the merger agreement, certain representations and warranties of AT are qualified in whole or in part by a “material adverse effect” standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the merger agreement, a “material adverse effect” means any effect, development, event, occurrence, fact, condition, circumstance or change that has had, or would reasonably be expected to have, a material and adverse effect, individually or in the aggregate, on the business, results of operations, financial condition, assets or liabilities of AT and its subsidiaries, taken as a whole; provided, however, that, in the case of the foregoing, no effect, development, event, occurrence, fact, condition, circumstances or change, to the extent resulting from any of the following, either alone or in combination, will be deemed to constitute, or be taken into account in determining whether a “material adverse effect” has occurred or would reasonably be expected to occur in respect of AT and its subsidiaries: (i) the taking by AT or any of its subsidiaries of any reasonable action, taken or omitted to be taken after the date of the merger agreement that is reasonably determined to be necessary or prudent to be taken in response to COVID-19 or any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, directive, guidelines or recommendations by any governmental authority in each case in connection with or in response to COVID-19, including the CARES Act (collectively, the “COVID-19 measures”), including the establishment of any policy, procedure or protocol; (ii) any change in applicable laws, or regulatory policies or interpretations thereof or in accounting or reporting standards or principles or interpretations thereof to the extent that such event does not have a materially disproportionate impact on AT and its subsidiaries, taken as a whole, relative to other participants in the industry in which AT and its subsidiaries operate (iii) any change in interest rates or economic, financial or market conditions generally to the extent that such event does not have a materially disproportionate impact on AT and its subsidiaries, taken as a whole, relative to other participants in the industry in which AT and its subsidiaries operate (iv) the announcement or the execution of the merger agreement, the pendency or consummation of the merger or the performance of the merger agreement (or the obligations thereunder), including the impact thereof on relationships with customers, suppliers or employees; provided that clause (iv) will not prevent a determination that a breach of any representation and warranty set forth in the merger agreement which addresses the consequences of the execution and performance of the merger agreement or the consummation of the merger has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a material adverse effect; (v) any change generally affecting any of the industries or markets in which AT or any of its subsidiaries operate to the extent that such event does not have a materially disproportionate impact on AT and its subsidiaries, taken as a whole, relative to other participants in the industry in which AT and its subsidiaries operates; (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, any epidemic or pandemic (including the COVID-19 pandemic) and any other force majeure event (natural or man-made), or any worsening of any of the foregoing; (vii) the compliance with the express terms of the merger agreement including any actions required to be taken, or required not to be taken, pursuant to the terms of the merger agreement or otherwise taken at the prior written request of LIVK or omitted to be taken to the extent attributable to LIVK unreasonably withholding its consent or (viii) in and of itself, the failure of AT and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period beginning on or after the date of the merger agreement; provided, that this clause (viii) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or budgets has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a material adverse effect.

Under the merger agreement, certain representations and warranties of LIVK are qualified in whole or in part by a “material adverse effect” standard for purposes of determining whether a breach of such representations and warranties has occurred.

Pursuant to the merger agreement, a “material adverse effect” means (a) a material adverse change or a material adverse effect, individually or in the aggregate, upon on the assets, financial condition, business or operations of LIVK, taken as a whole, or (b) any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of LIVK to consummate the transactions contemplated by the merger agreement; provided that in no event shall any LIVK share redemption, individually or in the aggregate with any other LIVK share redemptions, constitute a LIVK material adverse effect.

Conditions to Closing of the Business Combination

Conditions to Obligations of LIVK and AT to Consummate the Business Combination

The obligations of LIVK and AT to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by applicable law) in writing by all of such parties:

•        all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or been terminated (the waiting period under the HSR Act expired on July 6, 2021);

•        the shares of Class A common stock contemplated to be listed pursuant to the merger agreement must have been listed on Nasdaq and shall be eligible for continued listing on Nasdaq immediately following the closing (as if it were a new initial listing by an issuer that had never been listed prior to closing);

•        there must not be in force any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the business combination;

•        the LIVK shareholder approval;

•        the approval of the holders of AT’s common stock with respect to the business combination must have been obtained;

•        the AT lender conversion must have occurred;

•        the registration statement of which this proxy statement/prospectus is a part must have become effective in accordance with the Securities Act, no stop order has been issued by the SEC with respect to the registration statement and no action seeking such stop order has been threatened or initiated;

•        LIVK must have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after LIVK’s shareholders have exercised their right to redeem their shares in connection with the closing; and

•        the domestication must have been consummated.

Conditions to Obligations of LIVK to Consummate the Business Combination

The obligations of LIVK to consummate, or cause to be consummated, the business combination are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by LIVK:

•        the representations and warranties of AT set forth in the merger agreement (without giving effect to any materiality or “company material adverse effect” or similar qualification therein), other than representations and warranties related to corporate organization of AT and its subsidiaries, due authorization to enter the merger agreement and related documentation, capitalization of AT and its subsidiaries, brokers’ fees and no occurrence of a material adverse effect, must be true and correct as of the date of the merger agreement and as of the closing date, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties must be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•        the representations and warranties of AT set forth in the merger agreement related to no occurrence of a material adverse effect must have been true and correct as of the date of the merger agreement and as of the closing, as if made anew at and as of such date;

•        the representations and warranties of AT set forth in the merger agreement related to corporate organization of AT and its subsidiaries, due authorization to enter the merger agreement and related documentation, capitalization of AT and its subsidiaries and brokers’ fees (without giving effect to any materiality or “material adverse effect” or similar qualifications therein), must have been true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of the closing, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty must have been true and correct in all respects except for de minimis inaccuracies as of such earlier date);

•        each of the covenants of AT to be performed as of or prior to the date of closing must have been performed in all material respects;

•        from the date of the merger agreement there must have not occurred a company material adverse effect; and

•        LIVK must have received (i) the audited financial statements of AT and its subsidiaries as of and for the year ended December 31, 2020 and 2019, prepared in accordance with GAAP and Regulation S-X and audited by AT’s independent auditor, (ii) the amended and restated registration rights agreement executed by AT, our sponsor and certain post-merger AT equity holders, (iii) a customary FIRPTA certificate satisfying the Treasury Regulations ions 1.897-2(h) and 1.1445-2(c)(3), (iv) evidence reasonably satisfactory to LIVK that the AT lender conversion has been consummated in accordance with the terms and conditions of the merger agreement and other agreements applicable to such AT lender conversion and (v) a certificate signed by an authorized officer of AT, dated as of the date of the closing, certifying that the preceding five bullets above have been satisfied.

Conditions to Obligations of AT to Consummate the Business Combination

The obligation of AT to consummate the business combination is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by AT:

•        each of the representations and warranties of LIVK set forth in the merger agreement (without giving effect to any materiality or “LIVK material adverse effect” or similar qualifications therein), other than the representations and warranties set forth in the merger agreement related to the corporate organization of LIVK, due authorization to enter the merger agreement and related documentation, capitalization of LIVK, brokers’ fees and no occurrence of a material adverse effect, must be true and correct as of the date of the merger agreement and as of the date of closing, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a LIVK material adverse effect;

•        the representations and warranties of LIVK set forth in the merger agreement related to no occurrence of a LIVK material adverse effect representation have been true and correct as of the date of the merger agreement and as of the closing date, as if made anew at and as of such date;

•        each of the representations and warranties of LIVK set forth in the merger agreement related to corporate organization of LIVK, due authorization to enter the merger agreement and related documentation, capitalization of LIVK and brokers’ fees (without giving effect to any materiality or “LIVK material adverse effect” or similar qualifications therein), must have been true and correct in all respects except for de minimis inaccuracies as of the date of the merger agreement and as of closing date, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and correct in all respects except for de minimis inaccuracies as of such earlier date);

•        each of the covenants of LIVK to be performed as of or prior to the closing must have been performed in all material respects;

•        from the date of the merger agreement there must not have been a LIVK material adverse effect;

•        AT must have received (i) the amended and restated registration rights agreement executed by New AT, our sponsor and certain post-merger AT equity holders and (ii) a certificate signed by an officer of New AT, dated the date of closing, certifying that the conditions described in the preceding five bullets above have been fulfilled; and

•        the available cash must be greater than or equal to $40,000,000.

Representations and Warranties

Under the merger agreement, LIVK made customary representations and warranties relating to: corporate organization; due authorization; no conflict; litigation and proceedings; governmental authorities and consents; capitalization; undisclosed liabilities; LIVK SEC documents and controls; Nasdaq listing; registration statement and proxy statement; brokers’ fees; trust account; compliance with laws and permits; certain business practices and anti-corruption; absence of certain changes; employees and employee benefits plans; properties; contracts; affiliate transactions; taxes; PIPE investment; independent investigation; and no additional representations and warranties and no outside reliance.

Under the merger agreement, AT made customary representations and warranties relating to: corporate organization of AT; subsidiaries; due authorization; no conflict; governmental authorizations and consents; capitalization; financial statements; undisclosed liabilities; litigation and proceedings; compliance with laws and permits; contracts and no defaults; company benefit plans; labor matters; taxes; brokers’ fees; insurance; real property and assets; environmental matters; absence of changes; affiliate transactions; intellectual property; data privacy and security; customers and vendors; certain business practices and anti-corruption; registration statement and proxy statement; and no additional representations and warranties and no outside reliance.

Covenants of the Parties

Covenants of AT

AT made certain covenants under the merger agreement, including, among others, the following, subject to certain exceptions and limitations:

•        From the date of the merger agreement until the closing date or the earlier termination of the merger agreement in accordance with its terms, AT shall, and shall cause its subsidiaries to, except as contemplated by the merger agreement or certain other ancillary agreements expressly contemplated thereby, as consented to by LIVK in writing (which consent will not be unreasonably withheld, conditioned or delayed) or as required by law, (i) use reasonable best efforts to operate its business only in the ordinary course of business, (ii) preserve the business of AT, (iii) maintain the services of its officers and key employees, (iv) make payments of accounts payable and conduct collection of accounts receivable in the ordinary course of business, (v) timely pay all material taxes that become due and payable, (vi) maintain the existing business relationships of AT, and (vii) not:

•        change, amend or propose to amend the certificate of incorporation, bylaws or other organizational documents of AT or any of its subsidiaries;

•        directly or indirectly adjust, split, combine, subdivide, issue, pledge, deliver, award, grant redeem, purchase or otherwise acquire or sell, or authorize or propose the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any equity interests of AT or its subsidiaries, any securities convertible into or exercisable or exchangeable for any such equity interests, or any rights, warrants or options to acquire, any such equity interests or any phantom stock, phantom stock rights, stock appreciation rights or stock-based performance units, other than (i) upon the exercise or settlement of awards outstanding under any AT benefit plan in effect on the date of the merger agreement in accordance with its present terms and (ii) as required by the terms of the AT benefit plans in effect on the date of the merger agreement and made available to LIVK (the “AT benefit plans”);

•        take any action that would constitute or result in leakage with respect to (i) dividends (whether in the form of cash or other property) or distributions declared, made or paid by AT or its subsidiaries to any of its or their related parties, (x) of any equity interests by any subsidiary of AT of any equity interests owned by AT or any of its subsidiaries, or (y) of any equity interest in AT or any of its subsidiaries by AT or any of its subsidiaries, as applicable, in the ordinary course of business in connection with the termination of employment of any employee of AT or its subsidiaries), (iii) any waiver or release (A) in favor of any related party of AT or its subsidiaries of any sum or obligation owing by any such related party to AT or any of its subsidiaries or (B) of any claims or rights of AT or its subsidiaries against any such related parties (in each case, unless expressly contemplated by the merger agreement), (iv) any payments of any nature made to (or assets transferred to) any related party by AT or its subsidiaries (other than any payments made to, or on behalf of, or for the benefit of such parties, in respect of salary, bonus or other ordinary course compensation, director or manage fees, reimbursement or advancement of expenses, indemnification or other benefits due to such individual in their capacity as an employee, independent contractor or director of AT or its subsidiaries, together with an employer-paid portion of any employment or payroll taxes related thereto, in each case, in the ordinary course of business), (v) any liabilities assumed or incurred for the benefit of any related parties of AT or any of its subsidiaries (unless expressly contemplated by the merger agreement), (vi) the creation of any lien or encumbrance or similar restriction over any asset of AT or its subsidiaries for the benefit of any related party (not including any benefit arising by virtue of the related party’s equity interest in AT), (vii) any discharge or waiver by AT or its subsidiaries of any liability or obligation of any of its related parties, (viii) any agreement or arrangement made or enter into by AT or its subsidiaries to do or give effect to any matter referred to in clause (i) through clause (vii) above; or (ix) any tax which is payable by AT or any of its subsidiaries as a result of any clauses (i) through clause (vii) above;

•        other than in the ordinary course of business, (i) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any significant contract or (ii) materially amend, extend or renew any significant contract or (iii) enter into any material contract as contemplated by the merger agreement;

•        except as required by the terms of the AT benefit plans, (i) grant any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former director, officer, employee or individual independent contractor of AT or any of its subsidiaries (each a “service provider”), other than in the ordinary course of business to service providers with annual base compensation of less than $300,000, (ii) increase the compensation or benefits provided to any current or former service provider, other than increases in base compensation of not more than 15% to any individual employee with annual base compensation of less than $300,000 in the ordinary course of business), (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former service provider other than grants to newly hired service providers, (iv) establish, adopt, enter into, amend or terminate any AT benefit plan or labor contract or (v) (x) hire any employees with an annual cash compensation of over $300,000 other than to (A) fill vacancies arising due to terminations of employment of employees or (B) fill an open position listed on the Schedules or (y) terminate the employment of any employees other than for cause or in the ordinary course of business for employees with annual base compensation of over $300,000;

•        acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other person;

•        (i) repurchase, prepay, redeem or incur, create, assume or otherwise become liable for indebtedness of over $100,000 in the aggregate, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of AT or any of its subsidiaries, enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person, or enter into any arrangement having the economic effect of any of the foregoing (other than disclosed on the Schedules), (ii) make any loans, advances or capital contributions to, or investments in, any other person other than another direct or indirect wholly owned subsidiary of AT, (iii) cancel or forgive any debts or other amounts owed to AT or any of its subsidiaries or (iv) commit to do any of the foregoing;

•        (i) make or change any material tax election, (ii) take or fail to take any action that would reasonably be expected to prevent, impair or impede the intended tax treatment of the merger agreement, (iii) adopt or change any material tax accounting method, (iv) settle or compromise any material tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign tax law), (vi) file any amended material tax return, (vii) consent to any extension or waiver of the statute of limitations regarding any material amount of taxes, (viii) settle or consent to any claim or assessment relating to any material amount of taxes or (ix) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a tax return of not more than seven months obtained in the ordinary course of business);

•        except for non-exclusive licenses granted in the ordinary course of business, assign, transfer, license, abandon, sell, lease, sublicense, modify, terminate, permit to lapse, create or incur any lien (other than a permitted lien, as defined in the merger agreement) on, or otherwise fail to take any action necessary to maintain, enforce or protect any intellectual property owned (or purported to be owned) by AT or any of its subsidiaries (“owned intellectual property”), or licensed by AT or any of its subsidiaries from a third party;

•        (i) commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened action that would reasonably be expected to (A) result in any material restriction on New AT or any of its subsidiaries, (B) result in a payment of greater than $50,000 individually or $100,000 in the aggregate or (C) involve any equitable remedies or admission of wrongdoing, or (ii) other than in the ordinary course of business, waive, release or assign any claims or rights of AT and any of its subsidiaries;

•        sell, lease, license, sublicense, exchange, mortgage, pledge, create any liens (other than permitted liens under the merger agreement) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any liens (other than permitted liens under the merger agreement) on or dispose of, any tangible or intangible assets, properties, securities, or interests of AT or any of its subsidiaries that are worth more than $300,000 (individually or in the aggregate) other than non-exclusive licenses of owned intellectual property granted in the ordinary course of business;

•        merge or consolidate itself or any of its subsidiaries with any person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of, AT or any of its subsidiaries;

•        make any change in financial accounting methods, principles or practices of AT and its subsidiaries, except insofar as may have been required by a change in GAAP or law or to obtain compliance with U.S. Public Company Accounting Oversight Board auditing standards;

•        permit any insurance policies listed on the Schedules to be canceled or terminated without using reasonable efforts to prevent such cancellation or termination, other than if, in connection with such cancellation or termination, a replacement policy having comparable deductions and providing coverage substantially similar to the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

•        change, in any material respect, (i) the cash management practices of AT and its subsidiaries or (ii) the policies, practices and procedures of AT and its subsidiaries with respect to collection of accounts receivable and establishment of reserves for uncollectible accounts;

•        make any commitments for capital expenditures or incur any liabilities by AT or any of its subsidiaries in respect of capital expenditures, in either case that individually exceed $25,000 or in the aggregate exceed $100,000;

•        materially amend, modify or terminate any material permits, licenses, certificates of authority, authorizations, approvals, registrations, clearances, orders, variances, exceptions or exemptions and other similar consents issued by or obtained from a governmental authority (“permits”), other than routine renewals, or fail to maintain or timely obtain any permit that is material to the ongoing operations of AT and its subsidiaries; or

•        enter into any agreement to do any prohibited action listed above.

•        AT will take all actions necessary to cause the affiliate transactions as set forth in the Schedules to be terminated effective prior to or as of the closing such that such affiliate transactions are of no further force and effect following the closing, and there will be no further obligations or continuing liabilities of any of the relevant parties thereunder or in connection therewith following the closing (other than those that by the terms of such affiliate transactions expressly survive the termination of such affiliate transactions). Prior to the closing, AT will deliver to LIVK written evidence reasonably satisfactory to LIVK of such termination.

•        AT (i) shall use its reasonable best efforts to obtain a duly executed counterpart to the AT shareholder approval from each AT equity holder as expeditiously as possible after the effectiveness of this registration statement, and AT shall promptly deliver such executed counterparts to LIVK. The materials submitted to such AT equity holders in connection with soliciting counterparts to the AT shareholder approval shall include the unanimous recommendation of the AT board that such AT equity holders vote their AT shares in favor of the adoption of the merger agreement, the business combination and the transactions contemplated thereby and (ii) shall, to the extent any AT equity holder does not sign the AT shareholder approval within two business days following the time at which the registration statement or proxy statement/prospectus is declared effective under the Securities Act, promptly prepare and deliver an information statement to AT equity holders who have not executed such AT shareholder approval for purposes of informing them of the transactions contemplated under the merger agreement, receipt of the AT shareholder approval and such other information as may be required to be included therein by applicable law, including any historical financial statements and other financial information reasonably requested to be included therein by LIVK. AT will provide a draft of such information statement and any amendment or supplement thereto to LIVK and its counsel no later than three business days prior to delivery thereof to AT equity holders, and shall take into account in good faith any reasonable comments made by LIVK and its counsel thereon; provided that LIVK shall in no way be responsible for any of the content of such information statement.

Covenants of LIVK

LIVK made certain covenants under the merger agreement, including, among others, the following, subject to certain exceptions and limitations:

•        From the date of the merger agreement until the closing date, except as set forth in the Schedules, as contemplated by the merger agreement or certain other ancillary agreements expressly contemplated thereby, as required by law or as consented to by AT in writing, LIVK will not, and LIVK will cause the other LIVK parties not to:

•        change, amend or propose to amend (i) the existing organizational documents or the certificate of incorporation, bylaws or other organizational documents of any LIVK party or (ii) the trust agreement or any other agreement related to the trust agreement;

•        directly or indirectly adjust, split, combine, subdivide, issue, pledge, deliver, award, grant redeem, purchase or otherwise acquire or sell, or authorize the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any shares of capital stock of any LIVK party, other than (i) in connection with the exercise of any warrants of LIVK outstanding on the date of the merger agreement, (ii) any redemption made in connection with the redemption rights of the LIVK shareholders, (iii) in connection with any private placement of securities conducted by LIVK after the date of the merger agreement or (iv) as otherwise required by the existing organizational documents in order to consummate the transactions contemplated hereby;

•        merge or consolidate itself with any person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of LIVK (other than pursuant to the merger agreement);

•        take or fail to take any action that would reasonably be expected to prevent, impair or impede the intended tax treatment of the merger;

•        make, authorize or declare any dividend (whether in the form of cash or other property) or distribution;

•        enter into any material contract or, other than in the ordinary course of business, (1) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any material contract or (2) materially amend, extend or renew any material contract;

•        incur any indebtedness for borrowed money;

•        make any loans, advances or capital contributions to, or investments in, any other individual or entity;

•        (i) make or change any material tax election, (ii) take or fail to take any action that would reasonably be expected to prevent, impair or impede the intended tax treatment of the merger, (iii) adopt or change any material tax accounting method, (iv) settle or compromise any material tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign tax law), (vi) file any amended material tax return, (vii) consent to any extension or waiver of the statute of limitations regarding any material amount of taxes, (viii) settle or consent to any claim or assessment relating to any material amount of taxes or (ix) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a tax return of not more than seven months obtained in the ordinary course of business);

•        (i) commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened action that would reasonably be expected to (a) result in any material restriction on New AT or any of its subsidiaries, (b) result in a payment of greater than $50,000 individually or $100,000 in the aggregate or (c) involve any equitable remedies or admission of wrongdoing, or (ii) other than in the ordinary course of business, waive, release or assign any claims or rights of LIVK;

•        sell, lease, license, sublicense, exchange, mortgage, pledge, create any liens (other than permitted liens) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any liens (other than permitted liens) on or dispose of, any material tangible or intangible assets, properties, securities, or interests of LIVK;

•        merge or consolidate itself with any entity, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of, LIVK;

•        make any change in financial accounting methods, principles or practices of LIVK, except insofar as may have been required by a change in GAAP or applicable law;

•        pay, or make any commitments for, capital expenditures; or

•        enter into any agreement to do any prohibited action listed above.

•        For a period of five (5) years after the closing and to the extent consistent with all applicable laws, New AT will make or cause to be made available to AT equity holders all books, records and documents of AT and each of its subsidiaries (and the assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary solely for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any action involving any AT equity holder (other than any action against New AT or any of its affiliates, including AT and its subsidiaries, that relates to the subject matter of the merger agreement), or (b) preparing and delivering any accounting or other statement provided for under the merger agreement; provided, however, that access to such books, records, documents and employees will (i) be conducted in a manner reasonably calculated to minimize disruptions with the normal operation of AT and its subsidiaries and the reasonable out-of-pocket expenses of AT and its subsidiaries incurred in connection therewith will be paid by the applicable AT equity holders and (ii) be permitted only to the extent it does not violate any obligation of confidentiality or jeopardize attorney-client privilege.

•        From the date of the merger agreement through the closing, LIVK will ensure that LIVK remains listed as a public company, and that its Class A ordinary shares remain listed, on Nasdaq. LIVK shall use reasonable best efforts to ensure that New AT is listed as a public company, and that shares of Class A common stock are listed on Nasdaq, in each case, as of the effective time.

•        Unless otherwise approved in writing by AT (such approval not to be unreasonably withheld, conditioned or delayed), LIVK will not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements or terminations of, the subscription agreements in any manner other than to reflect any permitted assignments or transfers of the subscription agreements by the applicable subscription investors pursuant to the subscription agreements. LIVK will use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the subscription agreements on the terms and conditions described therein, including using its reasonable best efforts to enforce its rights under the subscription agreements to cause the subscription investors to pay to (or as directed by) LIVK the applicable purchase price under each subscription investor’s applicable subscription agreement in accordance with its terms. Without limiting the generality of the foregoing, LIVK shall give AT prompt (under the circumstances) written notice: (A) of any amendment to any PIPE subscription agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to any PIPE subscription agreement that is known to LIVK; (C) of the receipt of any written notice or other written communication from any party to any PIPE subscription agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any PIPE subscription agreement or any provisions of any PIPE subscription agreement; and (D) of any underfunding of any amount under any PIPE subscription agreement.

•        Prior to the closing, the board of directors of LIVK, or an appropriate committee thereof, will adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisitions of shares of Class A common stock pursuant to the merger agreement by any officer or director of AT who is expected to become a “covered person” of LIVK for purposes of Section 16 of the Exchange Act (“Section 16”) will be exempt acquisitions for purposes of Section 16.

Joint Covenants

•        LIVK agrees that all rights held by each present and former director and officer of AT and any of its subsidiaries to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time, whether asserted or claimed prior to, at, or after the effective time, provided in the respective certificate of incorporation, certificate of formation, operating agreement, bylaws or other organizational documents of AT or such subsidiary in effect on the date of the merger agreement will survive the business combination and will continue in full force and effect. Without limiting the foregoing, New AT will cause AT and each of its subsidiaries (i) to maintain for a period of not less than six (6) years from the effective time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of AT’s and its subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those persons than the provisions of the certificate of incorporation, certificate of formation, operating agreement, bylaws other organizational documents of AT or such subsidiary, as applicable, in each case, as of the date of the merger agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those persons thereunder, in each case, except as required by law.

•        AT will cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the effective time. If any claim is asserted or made within such six (6) year period, the provisions of the joint indemnification and insurance covenant of the merger agreement will be continued in respect of such claim until the final disposition thereof.

•        LIVK will cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the effective time. If any claim is asserted or made within such six (6) year period, the provisions of the joint indemnification and insurance covenant of the merger agreement will be continued in respect of such claim until the final disposition thereof.

•        Notwithstanding anything contained in the merger agreement to the contrary, the joint indemnification and insurance covenant of the merger agreement will survive the consummation of the business combination indefinitely and will be binding, jointly and severally, on all successors and assigns of New AT and AT. In the event that New AT or AT or any of their respective successors or assigns consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of New AT or AT, as the case may be, will succeed to the obligations set forth in the joint indemnification and insurance covenant of the merger agreement.

•        New AT will maintain customary D&O insurance on behalf of any person who is or was a director or officer of New AT (at any time, including prior to the date hereof) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not New AT would have the power to indemnify such person against such liability under the provisions of the proposed organizational documents or Section 145 of the DGCL or any other provision of law.

•        As promptly as reasonably practicable after the date of the merger agreement, LIVK and AT will prepare, and LIVK will file with the SEC, (i) a proxy statement/prospectus in connection with the business combination to be filed as part of the registration statement and sent to the LIVK shareholders relating to the LIVK extraordinary general meeting for the purposes of the approval of the Transaction Proposals and (ii) the registration statement, in which the proxy statement will be included as a prospectus. LIVK and AT will use reasonable best efforts to cooperate, and cause their respective subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the proxy statement/prospectus and the registration statement. LIVK will use its reasonable best efforts to cause the proxy statement/prospectus and the registration statement to comply with the rules and regulations promulgated by the SEC, to have the registration statement declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the registration statement effective as long as is necessary to consummate the business combination.

•        LIVK will, as promptly as practicable, notify AT of any correspondence with the SEC relating to the proxy statement/prospectus, the receipt of any oral or written comments from the SEC relating to the proxy statement/prospectus, and any request by the SEC for any amendment to the proxy statement/prospectus or for additional information. LIVK will cooperate and provide AT with a reasonable opportunity to review and comment on the proxy statement/prospectus (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC and give due consideration to all comments reasonably proposed by AT in respect of such documents and responses prior to filing such with or sending such to the SEC, and, to the extent practicable, the parties will provide each other with copies of all such filings made and correspondence with the SEC. LIVK will use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the business combination, and AT will promptly furnish all information concerning AT as may be reasonably requested in connection with any such action. Each of LIVK and AT will use reasonable best efforts to promptly furnish to each other party all information concerning itself, its subsidiaries, officers, directors, managers, members and stockholders, as applicable, and such other matters, in each case, as may be reasonably necessary in connection with and for inclusion in the proxy statement/prospectus, the registration statement or any other statement, filing, notice or application made by or on behalf of LIVK and AT or their respective subsidiaries, as applicable, to the SEC or Nasdaq in connection with the business combination (including any amendment or supplement to the proxy statement/prospectus or the registration statement) (collectively, the “offer documents”). LIVK will advise AT, promptly after LIVK receives notice thereof, of the time when the registration statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the ordinary shares or Class A common stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the proxy statement/prospectus, the registration statement or the other offer documents or for additional information.

•        Without limiting the generality of the bullet immediately above, AT will promptly furnish to LIVK for inclusion in the proxy statement/prospectus and the registration statement, (i) with respect to the audited consolidated balance sheets and statements of operations, members’ equity and cash flows of AT and its subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, together with the auditor’s reports (the “audited financial statements”), and consents to use such financial statements and reports and (ii) audited financial statements of AT and its subsidiaries as of and for the year ended December 31, 2020, including the accompanying notes, prepared in accordance with GAAP and Regulation S-X and audited in accordance with PCAOB auditing standards by a PCAOB-qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act, together with auditor’s reports and consents to use such financial statements and reports.

•        LIVK and AT will use reasonable best efforts to ensure that none of the information related to it or any of its affiliates, supplied by or on its behalf for inclusion or incorporation by reference in (i) either proxy statement/prospectus will, as of the date it is first mailed to the LIVK shareholders, or at the time of the LIVK shareholders’ extraordinary general meeting, or (ii) the registration statement will, at the time the registration statement is filed with the SEC, at each time at which it is amended, at the time it becomes effective under the Securities Act and at the effective time, in either case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

•        If, at any time prior to the effective time, any information relating to LIVK, AT or any of their respective subsidiaries, affiliates, directors or officers, as applicable, or the AT equity holders is discovered by any of LIVK or AT and is required to be set forth in an amendment or supplement to either proxy statement/prospectus or the registration statement, so that such proxy statement/prospectus or the registration statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly notify the other parties and an appropriate amendment or supplement describing such information will, subject to the terms of the merger agreement, be promptly filed by LIVK with the SEC and, to the extent required by law, disseminated to the LIVK shareholders.

•        LIVK will take, in accordance with applicable law, Nasdaq rules, and the existing organizational documents, all action necessary to call, hold and convene the extraordinary general meeting of LIVK shareholders to consider and vote upon the Transaction Proposals and to provide the shareholders with the opportunity to effect a LIVK share redemption in connection therewith as promptly as reasonably practicable after the date that the registration statement is declared effective under the Securities Act. LIVK will, through the board of directors of LIVK, recommend to its shareholders (including in the proxy statement/prospectus) and solicit approval of (i) the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement, including the business combination, (ii) the domestication, (iii) in connection with the domestication, the amendment of the existing organizational documents and approval of the proposed organizational documents, (iv) the issuance of (A) Class A common stock issuable in connection with the business combination and (B) Class A common stock issuable in connection with the PIPE subscription financing, (v) the adoption of the New AT 2021 Equity Incentive Plan, (vi) the adoption of the New AT 2021 Employee Stock Purchase Plan, (vii) the election of the directors constituting the board of directors of New AT, (viii) the adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the proxy statement, the registration statement or correspondence related thereto, (ix) the adoption and approval of any other proposals as reasonably agreed by LIVK and AT to be necessary or appropriate in connection with the business combination and (x) adjournment of the extraordinary general meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing.

•        Notwithstanding anything to the contrary contained in the merger agreement, once the extraordinary general meeting to consider and vote upon the Transaction Proposals has been called and noticed, LIVK will not postpone or adjourn the extraordinary general meeting without the consent of AT, other than (i) for the absence of a quorum, in which event LIVK will postpone the meeting up to three (3) times for up to ten (10) business days each time, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that LIVK has determined in good faith, after consultation with its outside legal advisors, is necessary under applicable law, and for such supplemental or amended disclosure to be disseminated to and reviewed by the LIVK shareholders prior to the extraordinary general meeting, or (iii) a one-time postponement of up to ten (10) business days to solicit additional proxies from LIVK shareholders to the extent LIVK has determined that such postponement is reasonably necessary to obtain the approval of the Transaction Proposals.

•        The parties will take all necessary action to cause the board of directors of New AT as of immediately following the closing to consist of twelve (12) directors, of whom one (1) individual will be designated by LIVK, and of whom eleven (11) individuals will be designated by AT no later than fourteen (14) days prior to the effectiveness of the registration statement. Each of such AT designees will meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the board of directors of LIVK, and a number of the AT designees shall qualify as independent directors as determined by the board of directors of LIVK such that a majority of the directors as of immediately following the closing will qualify as independent directors. The AT designees and the LIVK designee will be assigned to classes of the board of directors of New AT as set forth on the Schedules; provided, however, that following the date hereof, AT may designate up to two (2) individuals to the New AT board not set forth on the Schedules.

•        Upon satisfaction or waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the trustee (which notice LIVK will provide to the trustee in accordance with the terms of the trust agreement), in accordance with, subject to and pursuant to the trust agreement and the existing organizational documents, (a) at the closing, (i) LIVK will cause the documents, opinions and notices required to be delivered to the trustee pursuant to the trust agreement to be so delivered, and (ii) will cause the trustee to (A) pay as and when due all amounts payable for LIVK share redemptions and (B) pay all amounts then available in the trust account in accordance with the merger agreement and the trust agreement, including the payment of available cash to AT and (b) thereafter, the trust account will terminate, except as otherwise provided therein.

•        LIVK and AT will mutually agree upon and issue a press release announcing the effectiveness of the merger agreement. LIVK and AT will cooperate in good faith with respect to the prompt preparation of, and, as promptly as practicable after the effective date of the merger agreement (but in any event within four (4) business days thereafter), LIVK will file with the SEC, a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of the merger agreement as of its effective date. Prior to closing, LIVK and AT will mutually agree upon and prepare the closing press release announcing the consummation of the transactions contemplated by the merger agreement. Concurrently with or promptly after the closing, LIVK will issue such closing press release. LIVK and AT will cooperate in good faith with respect to the preparation of, and, prior to the closing, LIVK will prepare a draft Form 8-K announcing the closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by AT and its accountant. Concurrently with the closing, or as soon as practicable (but in any event within four (4) business days) thereafter, New AT will file such 8-K with the SEC.

•        Prior to the effectiveness of the registration statement, LIVK will approve, and subject to approval of the shareholders of LIVK, adopt, (a) the New AT 2021 Equity Incentive Plan that provides for grant of equity-based awards to employees, directors and contractors of New AT and its subsidiaries, in the form set forth as an annex to the merger agreement and (b) the New AT 2021 Employee Stock Purchase Plan, that provides for the grant of purchase rights with respect to Class A common stock to employees of New AT and its subsidiaries, in the form set forth as an annex to the merger agreement.

•        The New AT board of directors will grant the value generation RSUs as soon as practicable following the closing, as further described in the section titled, “Executive Compensation — New AT Executive Officer and Director Compensation Following the Business Combination — Value Generation RSUs.”

•        During the time period from the date of the merger agreement until the closing date, none of LIVK, on the one hand, or AT and its subsidiaries, on the other hand, will, nor will they authorize or permit their respective representatives to, directly or indirectly (i) take any action to solicit, initiate or engage in discussions or negotiations with, or enter into any binding agreement with any person concerning, or which would reasonably be expected to lead to, an acquisition transaction, as defined in the merger agreement, (ii) in the case of LIVK, fail to include the recommendation of the board of directors in (or remove the LIVK board recommendation from) the registration statement, (iii) withhold, withdraw, qualify, amend or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the other party, the approval of such party’s governing body of the merger agreement and/or any of the transactions contemplated thereby, or, in the case of LIVK, the recommendation of the board of directors. Promptly upon receipt of an unsolicited proposal regarding an acquisition transaction, each of LIVK and AT will notify the other party thereof, which notice will include a written summary of the material terms of such unsolicited proposal. Notwithstanding the foregoing, the parties may respond to any unsolicited proposal regarding an acquisition transaction only by indicating that such party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such party or any of its subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning an acquisition transaction.

Fees and Expenses

Subject to certain exceptions set forth below, the merger agreement provides that each party to the merger agreement will bear its own expenses incurred in connection with the merger agreement and the transactions contemplated therein whether or not such transactions are consummated, including all fees of its legal counsel, financial advisers and accountants; provided that, notwithstanding anything to the contrary, (A) if the transactions contemplated by the merger agreement are consummated, New AT shall pay or cause to be paid all (i) commercially reasonable costs and expenses (including fees and expenses of counsel, auditors and financial and other advisors) incurred by AT, its subsidiaries and LIVK in connection with the merger agreement and the transactions contemplated therein and (ii) deferred initial purchaser and underwriting compensation incurred by LIVK in connection with its initial public offering and (B) if the merger agreement is terminated prior to the closing, AT shall, promptly upon written request by LIVK, pay to LIVK $3,500,000 (for purposes of LIVK’s paying all costs and expenses (including fees and expenses of counsel, auditors and financial and other advisors) incurred by LIVK in connection with the merger agreement and the transactions contemplated therein).

The merger agreement also provides that the costs incurred in connection with obtaining the consents of governmental authorities, the expiration or termination of all applicable waiting periods under applicable antitrust laws, including HSR Act filing fees and any filing fees in connection with any other antitrust law, and any fees associated with obtaining approval for listing the Class A common stock issued pursuant to the merger agreement on Nasdaq, will be paid 50% by AT and 50% by LIVK.

However, on July 16, 2021, LIVK and AT agreed that, notwithstanding anything to the contrary in the merger agreement or otherwise (including the foregoing), but without limiting the rights of LIVK in connection with the transactions contemplated by the merger agreement, AT shall, at such times as LIVK may direct (which, for the avoidance of doubt, may be prior to the closing), pay the expenses payable to certain third parties (including (i) governmental authorities in connection with filings submitted under the HSR Act with respect to the transactions contemplated by the merger agreement, (ii) LIVK’s independent registered public accounting firm, (iii) LIVK’s transfer agent, (iv) LIVK’s proxy solicitor, (v) certain third party service providers providing services to LIVK in connection with the general meeting and (vi) Nasdaq (in the case of Nasdaq, with respect to fees associated with obtaining approval for listing the Class A common stock issued pursuant to the merger agreement on Nasdaq)), which expenses are incurred in connection with the merger agreement and the transactions therein contemplated. AT agreed to pay and be responsible for such expenses whether or not the transactions contemplated by the merger agreement shall be consummated.

Survival of Representations, Warranties and Covenants

None of the representations, warranties, covenants and agreements in the merger agreement or in any instrument, document or certificate delivered pursuant to the merger agreement will survive the effective time, except for (i) those covenants or agreements contained therein which by their terms expressly apply in whole or in part after the effective time and then only to such extent such covenants and agreements have been fully performed, (ii) any covenants and agreements in the sections of the merger agreement related to the trust waiver (as defined below) and certain other miscellaneous and general provisions of the merger agreement and (iii) any claim based upon fraud as contemplated by the merger agreement.

Termination

The merger agreement may be terminated and the transactions contemplated thereby may be abandoned prior to the closing:

•        by the written consent of AT and LIVK;

•        by written notice to AT from LIVK, if: (i) there is any breach of any representation, warranty, covenant or agreement on the part of AT set forth in the merger agreement, such that any condition to closing of LIVK related to the accuracy of such representations and warranties or performance of such covenants would not be satisfied at the closing (a “terminating AT breach”), except that, if such terminating AT breach is curable by AT, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date LIVK provides written notice of such violation or breach and the termination date) after receipt by AT of notice from LIVK of such breach, but only as long as AT continues to use its reasonable best efforts to cure such terminating AT breach, such termination will not be effective, and such termination will become effective only if the terminating AT breach is not cured within such cure period; (ii) the closing has not occurred on or before the date that is six (6) months from the date on which the preliminary proxy statement/prospectus contemplated to be filed by the merger agreement is initially filed by LIVK and AT with the SEC; or (iii) the consummation of the business combination is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable governmental order; provided, that the right to terminate the merger agreement under subsection (ii) of this bullet will not be available if LIVK is in breach of the merger agreement and such breach is the primary cause of the failure of any condition to closing of AT, related to the accuracy of its representations and warranties or performance of its covenants, to be satisfied as of the termination date;

•        by written notice to LIVK from AT, if: (i) there is any breach of any representation, warranty, covenant or agreement on the part of LIVK set forth in the merger agreement, such that any condition to closing of AT related to the accuracy of such representations and warranties or performance of such covenants would not be satisfied at the closing (a “terminating LIVK breach”), except that, if any such terminating LIVK breach is curable by LIVK, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date AT provides written notice of such violation or breach and the termination date) after receipt by LIVK of notice from AT of such breach, but only as long as LIVK continues to exercise such reasonable best efforts to cure such terminating LIVK breach, such termination will not be effective, and such termination will become effective only if the terminating LIVK breach is not cured within such cure period; (ii) the closing has not occurred on or before the termination date; or (iii) the consummation of the business combination is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable governmental order; provided, that the right to terminate the merger agreement under subsection (ii) of this bullet will not be available if LIVK is in breach of the merger agreement and such breach is the primary cause of the failure of any condition to closing of AT, related to the accuracy of its representations and warranties or performance of its covenants, to be satisfied as of the termination date;

•        by written notice from either AT or LIVK to the other party if the approval of LIVK’s shareholders is not obtained upon a vote duly taken thereon at the extraordinary general meeting (subject to any permitted adjournment or postponement of the extraordinary general meeting).

Amendments

The merger agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties to the merger agreement; provided that, following the LIVK shareholder approval having been obtained, there shall be no amendment or modification that would require the further approval of LIVK equity holders under applicable law without such approval having first been obtained.

Trust Account Waiver

AT has agreed that it will not have any right, title, interest or claim of any kind in or to any monies in LIVK’s trust account held for its shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom); provided, however, that the foregoing will not amend, limit, alter, change, supersede or otherwise modify the right of AT to (i) bring any action or actions for specific performance, injunctive and/or other equitable relief or (ii) bring or seek a claim for damages against LIVK, or any of its successors or assigns, for any breach of the merger agreement (but such claim shall not be against the trust account or any funds distributed from the trust account to holders of LIVK ordinary shares in accordance with LIVK’s existing organizational documents and the trust agreement) (the “trust waiver”).

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the merger agreement or in connection with the business combination, which we refer to as the “Related Agreements,” but does not purport to describe all of the terms thereof. The Related Agreements are either attached as annexes to this proxy statement/prospectus or have previously been filed with the SEC on LIVK’s Current Report on Form 8-K/A, dated as of May 11, 2021. Shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Voting and Support Agreements

Concurrently with the execution of the merger agreement, certain AT equity holders entered into voting and support agreements in favor of LIVK and AT and their respective successors.

In the voting and support agreements, the AT support agreement equity holders (the “AT support agreement equity holders”) agreed to vote all of their AT equity interests in favor of the merger agreement, the business combination and related transactions and to take certain other actions in support of the merger agreement, the business combination and related transactions. The voting and support agreements also prevent the AT support agreement equity holders from transferring their voting rights with respect to their AT equity interests or otherwise transferring their AT equity interests prior to the closing, except for certain permitted transfers. The AT support agreement equity holders also each agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they receive as merger consideration under the merger agreement.

The foregoing description of the voting and support agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the voting and support agreements, the form of which, is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Sponsor Letter Agreement

Concurrently with the execution of the merger agreement, our sponsor, its permitted transferees and the insiders entered into the sponsor letter agreement with LIVK and AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK (along with the Class A common stock into which such shares are converted as a result of the domestication and the consummation of the transactions contemplated by the merger agreement, the “sponsor shares”) in favor of the business combination and related transactions and to take certain other actions in support of the merger agreement, the business combination and related transactions. Sponsor and the insiders also agreed that, in the event that the amount of available cash is less than $50,000,000, then up to 20% of the sponsor shares will be deemed to be “deferred sponsor shares.” Sponsor, its permitted transferees and the insiders also agreed that each of them will not transfer and, subject to the failure to achieve certain milestones, may be required to forfeit, any such deferred sponsor shares, subject to the terms of the sponsor letter agreement. Sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing.

Sponsor and each of the insiders also agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they will hold as of immediately following the closing.

The sponsor letter agreement also provides that, for so long as sponsor and its affiliates and its and their respective permitted transferees continue to own, directly or indirectly, securities of New AT representing more than 4% of the combined voting power of New AT’s then outstanding voting securities, sponsor will be entitled to nominate one director designee to serve on the board of directors of New AT.

No separate consideration was provided to our sponsor or the insiders in exchange for their execution of the sponsor letter agreement.

The foregoing description of the sponsor letter agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the sponsor letter agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Currently, our sponsor has the benefit of registration rights with respect to our securities that it holds pursuant to a registration rights agreement entered into in connection with our IPO.

In connection with closing of the business combination, our sponsor and certain post-merger holders of New AT’s Class A common stock will enter into an amended and restated registration rights agreement with New AT. As a result, our sponsor and such post-merger holders of New AT’s Class A common stock will be able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of two such demand registrations for our sponsor and five such demand registrations for such post-merger holders of New AT’s Class A common stock party thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the amended and restated registration rights agreement.

In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by New AT subsequent to the consummation of the business combination.

New AT has also agreed to file within 45 days of closing of the business combination a resale shelf registration statement covering the resale of all registrable securities.

Finally, pursuant to the subscription agreements with the subscription investors, we have agreed that we will use our reasonable best efforts to:

•        file within 30 calendar days after the closing of the business combination a resale shelf registration statement with the SEC covering the resale of all shares of New AT’s Class A common stock issued pursuant to the subscription agreements; and

•        maintain the effectiveness of such registration statement until the earliest of (A) the fourth anniversary of the closing of the business combination, (B) the date on which the subscription investors cease to hold any shares of New AT’s Class A common stock issued pursuant to the subscription agreements, or (C) on the first date on which the subscription investors can sell all of their shares issued pursuant to the subscription agreements (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or amount of such securities that may be sold. New AT will bear the cost of registering these securities.

The foregoing description of the registration rights to be in effect is not a complete description thereof and is qualified in its entirety by reference to the full text of the form of amended and restated registration rights agreement and the form of subscription agreement, which are filed as Exhibits 10.4 and 10.1 to this proxy statement/prospectus and incorporated herein by reference.

PIPE Subscription Agreements

In connection with the business combination, we entered into subscription agreements with certain subscription investors pursuant to which we have agreed to issue and sell to the subscription investors, in the aggregate, $26,500,000 or 2,650,000 shares of Class A common stock of New AT at a purchase price of $10.00 per share. The closing of the PIPE subscription financing will occur immediately prior to the closing, and is subject to customary closing conditions, including the satisfaction or waiver of the conditions set forth in the merger agreement.

The foregoing description of the subscription agreements is not complete and is qualified in its entirety by reference to the form of subscription agreements, which is filed as Exhibit 10.1 to this proxy statement/prospectus and is incorporated herein by reference.

Conversion Agreement

Concurrently with the execution of the merger agreement, AT entered into the conversion agreement with the Second Lien Lenders, pursuant to which all of the outstanding total obligations due to each Second Lien Lender under the Second Lien Facility will be converted into shares of common stock of AT immediately prior to the business combination. Subsequently, at the effective time of the business combination, such shares of common stock of AT will automatically be converted into the right to receive the applicable portion of the common merger consideration and each Second Lien Lender will be entitled to receive their proportionate interest of the common merger consideration as a holder of AT common stock. Assuming the business combination closes prior to August 20, 2021, pursuant to the conversion agreement the Second Lien Lenders will receive 115,923 shares of AT common stock immediately prior to the business combination.

The Credit Suisse Lender also agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they receive as merger consideration under the merger agreement.

The foregoing description of the conversion agreement is not complete and is qualified in its entirety by reference to the conversion agreement, which is filed as Exhibit 10.10 to this proxy statement/prospectus and is incorporated herein by reference.

Equity Contribution Agreement

On February 2, 2021, LIV Fund IV entered into the equity contribution agreement with AT and LIVK pursuant to which LIV Fund IV agreed, among other things, to purchase 2,000,000 shares of AT preferred stock, par value $.001 per share, for $10.00 per share, for an aggregate purchase price of $20,000,000 (such purchase, the “LIV Fund IV Investment”). The LIV Fund IV Investment was consummated on March 19, 2021. The proceeds from the purchase were used to partially repay the First Lien Facility.

On March 19, 2021, AT amended and restated its certificate of incorporation to provide for the terms of the AT preferred stock. The AT preferred stock ranks senior to AT’s common stock and any other class or series of AT’s capital stock (whether existing at the time of issuance of the AT preferred stock or thereafter created or issued pursuant to existing agreements of AT or otherwise) with respect to the distribution of assets upon AT’s liquidation, dissolution or winding up or otherwise. The terms of the AT preferred stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of AT or any deemed liquidation event (as defined in AT’s amended and restated certificate of incorporation, which definition includes certain mergers and consolidations involving AT and/or its subsidiaries and certain sales, leases, transfers, exclusive licenses or other dispositions of all or substantially all of the assets of AT and its subsidiaries, but which excludes the business combination), LIV Fund IV, as the holders of AT preferred stock, will be entitled to receive out of the assets of AT available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made to holders of AT’s common stock or of any other class or series of AT’s capital stock, a liquidating distribution in cash in an amount equal to the Required Return (as defined below). After the payment in full of the Required Return, the balance of any assets of AT will be distributed to the holders of AT’s outstanding common stock. Holders of AT preferred stock are not entitled to receive any dividends, and, for so long as the AT preferred stock remains outstanding, no dividend or distribution may be paid or declared or funds set aside for payment on any other stock of AT, and no stock of AT may be purchased, redeemed or otherwise acquired for consideration by AT, directly or indirectly, without the prior written consent of LIV Fund IV, as the holders of AT preferred stock.

If the business combination is consummated, the AT preferred stock will convert into shares of Class A common stock on a one-for-one basis. However, if the merger agreement is terminated prior to the consummation of the business combination (other than as a result of LIVK’s failure to satisfy or perform any of its obligations under the merger agreement), LIV Fund IV, as the holders of AT preferred stock, will be entitled to require the redemption or repurchase of all or any of the AT preferred stock for an amount in cash equal to the greater of (A) the Required Price (as defined below) or (B) $10 per share plus simple interest thereon at an aggregate rate of 18% per annum, compounded quarterly, accruing from and after March 19, 2021 through the time of redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) (such amount, the “Required Return”), but AT is only obligated to redeem or repurchase its preferred stock if: (i) AT is in compliance with its senior secured credit agreement at the time of the redemption or repurchase, (ii) AT will be in compliance with such senior secured credit agreement after giving effect to the redemption or repurchase, and (iii) AT is otherwise permitted to make the redemption or repurchase under applicable law. The “Required Price” is determined as follows: if the redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) occurs (i) on or prior to March 19, 2023, the Required Price will be $15.00 per share of AT preferred stock, (ii) after March 19, 2023 but on or prior to March 19, 2025, the Required Price will be $17.50 per share of AT preferred stock, and (iii) after March 19, 2025, the Required Price will be $20.00 per share of AT preferred stock. In the event AT consummates an IPO while the AT preferred stock is outstanding (which IPO does not include the business combination), the AT preferred stock will convert into a number of shares of voting common stock of AT equal to (a) the Required Return divided by (b) (i) 0.9 multiplied by (ii) the price at which shares of voting common stock of AT are initially priced in such IPO.

The foregoing description of the equity contribution agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the equity contribution agreement, a copy of which is filed as Exhibit 10.11 hereto and is incorporated herein by reference.

Background of the Business Combination

Background of the Business Combination

LIVK is a blank check company incorporated in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. The transactions contemplated by the merger agreement and related agreements, including the business combination and PIPE subscription financing, are a result of an extensive search for a potential transaction utilizing the global network and investing, operating and transaction experience of LIVK’s management team and board of directors.

On December 10, 2019, LIVK consummated its IPO of 8,050,000 units. Each unit consists of one Class A ordinary share and one public warrant. Each whole public warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $80,500,000 (before business combination marketing fees and offering expenses). Simultaneously with the consummation of LIVK’s IPO and the sale of the units, LIVK consummated a private placement of 2,811,250 warrants at a price of $1.00 per warrant, issued to LIVK’s sponsor, generating total proceeds of $2,811,250. A total of $80,500,000 was placed in a trust account established for the benefit of LIVK’s public shareholders.

Prior to the consummation of the IPO, neither LIVK, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with LIVK.

As described in the prospectus for the IPO, LIVK’s business strategy was to identify and complete an initial business combination with a Mexican target business (or a non-Mexican target business with a significant presence in Mexico). LIVK identified certain general, non-exclusive criteria and guidelines that it believed were important in evaluating prospective targets for the initial business combination.

LIVK broadly focused on target businesses that it believed (i) had the potential to further improve their performance from an active “hands-on” role in strategic, operational and financial direction, (ii) had a proven business model with consistent operational performance, (iii) had a top-tier, proven executive management team, (iv) exhibited institutional-level operations and financial controls, (v) had durable competitive advantages that are differentiated in the sector, (vi) would benefit from capital markets access, and (vii) exhibited unrecognized value and desirable returns on capital.

After the IPO, LIVK commenced an active search for prospective business combination candidates. LIVK contacted, and was contacted by, a number of individuals and entities with respect to business combination opportunities. During this search process, LIVK reviewed, and entered into preliminary discussions with respect to, a number of acquisition opportunities.

During that process, LIVK’s management team:

•        developed an initial list of potential business combination candidates that were primarily identified through LIVK’s management team’s general industry knowledge and network;

•        considered and conducted analyses of approximately eighty potential business combination candidates across industry verticals;

•        engaged in meaningful and detailed discussions, due diligence, and negotiations with five potential business combination candidates or their representatives, one of which was AT; and

•        engaged advisors in connection with LIVK’s consideration of a business combination with AT to conduct financial, internal controls and tax diligence and legal diligence as to certain aspects of legal matters related to AT, its subsidiaries and its operations of AT.

In selecting the approximately eighty potential business combination candidates that the LIVK management team considered and conducted analyses of following development of the initial list of potential business combination candidates, LIVK’s management team focused on identifying businesses with a combination of all or certain the following general attributes:

•        a strong domestic presence in Mexico and/or with international presence, as well as candidates based in Latin America and the U.S. that have a significant presence in Mexico;

•        a tangible opportunity to expand the business into Mexico through a business combination with LIVK;

•        the potential to further improve performance from an active “hands-on” role in strategic, operational and financial direction — LIVK searched for target businesses that have clear opportunities for long-term sustainable growth that would benefit from LIVK’s transactional, financial, managerial and investment expertise as well as LIVK’s extensive networks and insights because LIVK believes its management team has the skills and capabilities to enhance target businesses’ results and develop greater managerial depth and sophistication, facilitate new commercial opportunities and work closely with target businesses’ management teams in designing and executing growth strategies;

•        a proven business model with consistent operational performance — LIVK sought to identify a target business that has significant commercial traction, robust growth potential and has historically exhibited profitability or has a clear path towards profitability;

•        a top-tier proven executive management team — LIVK sought to identify a target business that has an experienced managerial group with a clear vision about how to grow their business based on a successful track record of achieving a relevant market position in their industry;

•        exhibiting institutional-level operations and financial controls — LIVK sought to identify a target business that has the underlying infrastructure and operations to build a public company platform;

•        having durable competitive advantages that are differentiated in the applicable sector — LIVK sought to identify a target business that not only benefits from secular tailwinds in its respective industry, but also exhibits hard-to-replicate competitive advantages amongst its peers;

•        may benefit from access to the capital markets — LIVK sought to identify a target business that may benefit from being, or has the potential to become, a public company with an increased public profile, enhanced corporate governance and increased access to a more diversified pool of capital; and

•        exhibiting unrecognized value and desirable returns on capital — LIVK sought to identify a target business that it believes had been undervalued by the marketplace based on LIVK’s analysis and due diligence review.

Based on the foregoing criteria, the LIVK management team believed that forty-three target businesses were not appropriate business combination candidates for reasons that included, among others, such businesses’ organic and inorganic growth plans and opportunities, capital needs, readiness to be public companies, internal controls, corporate governance and valuation expectations. Accordingly, LIVK’s management team proceeded to coordinate LIVK’s entry into non-disclosure agreements with a majority of the thirty-seven potential business combination candidates. Following the execution of such non-disclosure agreements, LIVK received, subject to confidentiality obligations requiring LIVK to keep such materials confidential, and LIVK’s management team reviewed business plans, financial statements and projections and certain other due diligence information of such thirty-seven target businesses.

LIVK’s management team focused on evaluating the following based on the materials received from such thirty-seven target businesses:

•        certain sector-specific criteria, including the following:

•        positive demand elasticity in relation to GDP growth, but with manageable volatility levels;

•        low penetration levels with respect to the total market;

•        high growth expectations as a result of competitive dynamics;

•        capital needs to fund growth;

•        positions to benefit from population growth trends in future years; and/or

•        positions to benefit from the availability of discretionary income in the applicable target market(s).

•        have not achieved their maximum potential in stable industries or industries with sustained growth tendencies. LIVK’s plan consisted of looking for companies which are compatible with LIVK’s management team’s value creation experience, where improvement initiatives prior to LIVK’s investment had been identified and follow-up processes are established to implement and optimize such initiatives;

•        businesses that have reached an inflection point and:

•        that may innovate with new products or services to enhance organic growth;

•        that can achieve better financial performance through an acquisition to improve their growth profile;

•        present recurrent business and financial opportunities to create value to shareholders;

•        have expansion opportunities not yet exploited or implemented;

•        the value of which has not been recognized within their industry or by the broad equity capital markets and has been identified by LIVK’s industry/company analysis, with areas identified to complement this analysis being:

•        opportunity to improve client quality and base;

•        opportunity for generation of higher quality earnings;

•        ability for operational improvements to reduce costs;

•        ability to optimize capital structure;

•        opportunity for corporate governance improvements;

•        opportunity for improvement in the terms and conditions of existing contracts; and

•        opportunity for unidentified potential improvements in the industries, such as a greater level of integration in value chains (both in consumables or products of greater added value);

•        that hold non-strategic businesses or assets that, with constant and defined access to the public markets and an adequate management team, may generate above average returns on invested capital greater;

•        that are experiencing generational changes;

•        that are experiencing shareholder conflicts; and

•        that may offer attractive risk-adjusted returns for LIVK’s shareholders.

Following the LIVK management team’s evaluation and analysis of the foregoing criteria, including consultations with LIVK’s financial advisor, EarlyBird Capital, Inc. (“EarlyBird”), LIVK’s management team decided to pursue further discussions with five potential business combination candidates. LIVK did not further pursue a potential transaction with the other potential business combination targets with which it engaged in discussions for a variety of factors, including, in addition to the LIVK management team’s evaluation and analysis of such business combination targets based on the foregoing criteria, the impact of the COVID-19 pandemic on such businesses, weaknesses in projected financial performance, inability to reach an agreement on valuation, structuring challenges, due diligence findings, potential failures to satisfy the “80% test” included in LIVK’s memorandum and articles of association (which requires any business acquired by LIVK to have a fair market value equal to at least 80% of the balance of the funds in the trust account) and mutual decisions to pursue potential alternative transactions.

LIVK’s management team also engaged in discussions primarily with controlling shareholders, members of boards of directors and key executives of such five potential business combination candidates. LIVK’s management team also received, on a confidential basis, and carefully reviewed diligence materials from each of such five potential business combination candidates of a scope that was customary for the stage of discussions between the parties at the time, including business plans, financial statements and projections and certain other financial and operational due diligence information of such five target businesses. In certain instances, financial and legal advisors to LIVK and the potential business combination candidates took part in the discussions as well and assisted LIVK’s management team with its review of the diligence materials provided to LIVK and its advisors on a confidential basis. LIVK’s management team received a customary detailed management presentation from each of such five potential business combination candidates and also conducted one-on-one interviews with certain of their key executives and board members, all in furtherance of the LIVK management team’s assessment of such five potential business combination candidates.

Following such discussions, LIVK sent non-binding letters of intent to four potential business combination candidates — the fifth did not meet the LIVK management team’s above-described criteria for a target business to engage in a business combination with. LIVK’s discussions with two of the four potential business combination candidates ceased shortly thereafter based primarily on disagreements on valuation, as well as other factors, including expected sources and uses of capital in a potential business combination, expected timing required to reach a closing of a potential business combination and changes in general business and market conditions.

Accordingly, the LIVK management team presented the two potential business combination candidates to LIVK’s board of directors for consideration. Following deliberations, LIVK’s board of directors authorized and directed LIVK’s management team to proceed with continuing to evaluate and negotiating a potential business combination with AT.

On June 22, 2020, Mr. Humberto Zesati and Mr. Alfredo Capote on behalf of LIVK, and Mr. Manuel Senderos, Chairman and CEO of AT, had an initial introductory meeting to discuss the overall structure of a special purpose acquisition company and how it could enhance the growth prospects of AT by enabling AT’s access to the public equity capital markets. During that meeting, Mr. Senderos indicated that AT was focused on other initiatives at the time but noted that it would be prudent to stay in touch as AT’s situation could change.

In early October 2020, LIVK reached out to AT to have an update from both parties. At that time, there was a renewed focus by both parties to continue the general conversation on AT’s growth prospects and how LIVK could complement them.

On October 20, 2020, LIVK and a subsidiary of AT executed a nondisclosure agreement in connection with LIVK’s consideration of a possible business combination involving AT.

Over the following days, both parties’ management teams held several additional meetings during which they discussed:

•        their perspectives on IT spending trends by U.S. companies, including historical growth trends and market share information as well as end-market size and growth projections;

•        AT’s historical operational and financial performance;

•        AT’s expected financial performance under different capital-raising scenarios and potential use of proceeds from a business combination;

•        a company overview of AT, including its organic and inorganic growth strategy; and

•        valuation expectations from both sides.

On October 29, 2020, LIVK held a meeting of the board of directors of LIVK at which LIVK’s management team provided an update to the board of directors on LIVK’s due diligence of AT and reviewed the proposed non-binding indication of interest to combine with AT. The board of directors of LIVK then engaged in extensive discussions and deliberations with LIVK’s management team covering operational, financial and regulatory due diligence completed to date as well as a thorough review of the proposed non-binding letter of intent that LIVK and its external counsel, Davis Polk & Wardwell LLP (“Davis Polk”), had prepared. At the end of this meeting, the board of directors of LIVK approved the submission of a non-binding indication of interest to AT. Following the meeting, Mr. Zesati, Mr. Alexander R. Rossi and Mr. Miguel Ángel Dávila (the “LIV Capital Directors”), along with Mr. Capote, noted to Mr. Senderos that LIVK would be interested in engaging in in-depth conversations on pursuing a business combination with AT. Following this discussion, LIVK sent to AT a draft of a non-binding letter of intent, with preliminary views on how to structure a business combination. The draft included the following core terms:

•        an implied enterprise value of AT equal to approximately $507,444,552 (on a debt- and cash-free basis);

•        consideration to AT’s equity holders of approximately $413,793,000;

•        financing consisting of $80,050,000 of equity capital from the trust account;

•        a goal for having a combined offering with a primary component and a secondary component, following a to be defined waterfall to first cover primary requirements and then have a secondary component with the amount to be defined based on PIPE market conditions and investor feedback;

•        certain conditions to the consummation of the business combination, including shareholder approval and other customary matters, including the receipt of all applicable regulatory and stock exchange clearances;

•        satisfactory completion of LIVK’s ongoing due diligence; and

•        negotiation of an acceptable merger agreement and other transaction documents.

Several conversations took place to clarify different items during the following two days. An updated version of the draft non-binding letter of intent, which reflected LIVK’s understanding of updated 2021 financial projections from AT and the elimination of obtaining third party additional and/or replacement party financing as a component of the proposed business combination, was sent on October 31, 2020 to Mr. Senderos.

On November 2, 2020, Mr. Senderos shared the draft non-binding letter of intent with certain of AT’s shareholders and its external counsel Cooley LLP (“Cooley”).

On November 3, 2020, LIVK sent a sensitivity analysis of different transaction structures and the resulting dilution of sponsor shares, sponsor warrants and LIVK public warrants to the rest of AT’s shareholders. AT sent an analysis to LIVK on several scenarios for the use of proceeds in a potential business combination.

On November 5, 2020, LIVK had a meeting of its board of directors to provide an update on the activities to date and to present to its directors a detailed overview of two potential business combinations, one of which was the potential business combination with AT. After significant deliberation, LIVK’s board of directors agreed with the management team to focus efforts on AT for the following reasons, among others:

•        AT’s global addressable market of $750 billion;

•        AT’s solid track record of growth both organically and inorganically;

•        the strength and experience of AT’s management team and the commitment of AT’s existing controlling shareholders to AT’s growth;

•        AT’s opportunity for geographical expansion into additional markets;

•        AT’s proven track record and significant growth potential on a profitable basis;

•        AT’s competitive position on business and financial metrics in-line with or above global peers;

•        there being comparable companies to AT that are traded on Nasdaq and have similar business and financial metrics, therefore resulting in LIVK being able to more definitively evaluate and confirm the benefits of a potential business combination with AT to LIVK’s shareholders;

•        the potential to complete the business combination at an entry-level valuation with potential for significant capital appreciation; and

•        the expectation to have an attainable minimum cash condition as part of the transaction structure to increase certainty of closing the business combination if it is entered into.

On November 6, 2020, there was a meeting held between LIVK and certain shareholders of AT to discuss the benefits of a potential business combination and have a conversation about the proposed terms in the draft non-binding letter of intent. On that date, LIVK was granted access to the AT virtual data room and began conducting due-diligence.

LIVK’s due diligence with respect to AT was principally focused on financial, tax, and legal. LIVK engaged advisors to conduct (i) financial, internal controls and tax diligence and (ii) legal diligence as to certain aspects of legal matters related to AT, its subsidiaries and its operations. Financial due diligence was principally focused on, among other things, reviewing quality of earnings, net working capital trends and requirements, capital structure and soundness of internal controls and financial reporting. Tax due diligence was principally focused on, among other things, potential tax liabilities, historic income tax filings, tax loss carry forwards, deferred taxes and compliance with tax laws in the U.S. and Mexico Legal due diligence was principally focused on, among other things, AT’s corporate organization, arrangements with shareholders, related party transactions, contracts relating to indebtedness, agreements with material customers and suppliers, intellectual property rights, outstanding and historic litigation matters and other general legal and compliance matters. Additionally, diligence with respect to labor-related matters was principally focused on, among other things, a review of AT’s compensation plans, employee benefits, individual employee agreements, individuals hired under a professional services contract, contributions to third party pension plans, collective bargaining agreements, internal labor practices and policies, labor litigation and related administrative processes and social security and other required employer contributions.

In the course of its due diligence with respect to AT, LIVK and its advisors reviewed the materials provided in the data room prepared by AT, submitted supplemental due diligence requests and held calls with relevant members of AT’s management team to discuss the diligence process generally and various due diligence call agendas prepared by LIVK and its advisors in the course of their due diligence. LIVK’s advisors provided periodic updates to LIVK with respect to the due diligence process and their findings. While LIVK’s due diligence process with respect to AT was conducted in a customary manner and resulted in AT providing information regarding its business and operations to LIVK to aid LIVK’s management team in its continued evaluation of LIVK, LIVK’s management team did not believe that any of the information learned presented any material issues for the potential business combination and none of LIVK’s findings over the course of the due diligence process affected the ultimate structure of the potential business combination. Additionally, none of the reports received by LIVK from its advisors identified issues that LIVK believed to be material to continuing to pursue the business combination transaction and none of such reports included any opinion or appraisal or were related to the consideration or the fairness of the consideration to be offered to LIVK’s security holders or the fairness of the transaction to LIVK’s security holders.

On November 12, 2020 AT sent LIVK a revised version of the draft non-binding letter of intent with the comments provided by its shareholders and Cooley. On that same day, Mr. Senderos presented a company overview to EarlyBird, LIVK’s financial and capital markets advisor, to assist EarlyBird in understanding the benefits of the proposed business combination and AT’s overall strategy. Upon receiving that information, the goal was for EarlyBird to engage in internal conversations with LIVK and provide an assessment to LIVK on the potential institutional investor interest in the proposed business combination and AT.

From November 13, 2020 until November 21, 2020, there were several meetings held between LIVK and certain of AT’s shareholders on the totality of the items included in the draft non-binding letter of intent. In parallel, LIVK held several in-depth meetings both internally and with AT covering business, financial, and regulatory matters as well an in-depth review of historical and projected financial performance. During these meetings, LIVK, AT and their respective advisors discussed AT’s financial statements, growth prospects, customer relationships and marketing efforts, a pipeline for future acquisitions by AT, growth capital needs and similar matters to facilitate the LIVK management team’s ongoing due diligence with respect to AT and consideration of a potential business combination with AT. Additionally, the parties and their advisors discussed the revised version of the draft non-binding letter of intent LIVK received from AT on November 12, 2020.

On November 21, 2020, after extensive internal debate among LIVK’s management team, review of the updated financial projections for the years 2020, 2021 and 2022 and further consultation with the LIVK board of directors and LIVK’s advisors, LIVK delivered to AT an updated non-binding indication of interest to acquire AT, which included the following core terms:

•        an implied enterprise value of AT equal to approximately $603,755,696 (on a debt- and cash-free basis);

•        consideration to AT’s equity holders of $510,100,000;

•        financing consisting of $80,050,000 of equity capital from LIVK’s trust account;

•        a goal for having a combined offering with a primary component and a secondary component, following a to be defined waterfall to first cover primary requirements and then have a secondary component with the amount to be defined based on PIPE market conditions and investor feedback;

•        certain conditions to the consummation of the business combination, including shareholder approval and other customary matters, including the receipt of all applicable regulatory and stock exchange clearances;

•        satisfactory completion of LIVK’s ongoing due diligence; and

•        negotiation of an acceptable merger agreement and other transaction documents.

The updated indication of interest letter provided that the parties would agree to a period of mutual exclusivity during which they would continue diligence and engage in discussions and negotiations to determine whether they would be able to reach an agreement on the terms of a definitive agreement. It also proposed that the parties would obtain additional capital from private investors in connection with the potential business combination via a private placement, that AT’s obligation to complete the transaction would be subject to a minimum cash condition of $60 million and that a portion of the sponsor’s founder shares would be subject to vesting provisions based on the available cash as of closing. Following the receipt of the non-binding indication of interest, AT requested a discussion with LIVK to review and discuss the details of the non-binding indication of interest and to engage in additional negotiations with the goal of coming to an agreement on a non-binding indication of intent in the coming weeks.

Over the next days, numerous formal and informal calls were held between LIVK, AT and their respective financial and legal advisors to discuss legal, structuring, financial and commercial matters. Over this time, significant progress was made both on key due diligence items and also the terms of the non-binding indication of interest.

On the evening of November 26, 2020, LIVK and AT executed this non-binding indication of interest (the “November 26 LOI”). The following were the key matters negotiated by the parties and their advisors prior to the execution of the November 26, 2020 LOI:

•        Transaction Consideration:    The parties negotiated whether there should be a secondary component with respect to cash available at closing or all cash available at closing should be limited to being used as a primary component that will be, following payment of transaction expenses, directed to AT’s balance sheet.

•        Calculation of AT’s Pre-Merger Equity Value:    The parties negotiated whether certain of AT’s shareholders, which also hold certain convertible debt of AT, should have such debt repaid to them at the closing or if such shareholders should elect to have their debt converted into equity in connection with the proposed business combination. The parties, including such shareholders ultimately agreed that it would be in the best interests of all stakeholders for them to convert their debt into equity immediately prior to the closing of the proposed business combination.

•        Minimum Cash Condition:    The parties earlier agreed that the minimum cash condition that would be applicable to the proposed business combination would be $60,000,000. However, after conversations regarding overall market conditions and AT’s capital requirements, the parties agreed to set the minimum cash condition at $50,000,000.

•        Post-Closing Governance Arrangements:    In the course of negotiations, AT proposed that, post-closing, the surviving company in the business combination should have a dual-class shareholding structure, with one class of its shares having super voting rights that would entitle Mr. Senderos, AT’s Chairman and CEO, as well as certain of AT’s shareholders, to maintain control over such surviving company for an extended period of time. LIVK firmly believed that such post-closing governance arrangements were not appropriate and would deprive LIVK’s shareholders of proportional voting rights. Ultimately, the parties agreed that the surviving company in the business combination will have a single class of shares and all of such entity’s shareholders will have equal voting rights.

In the following weeks, LIVK and AT engaged in conversations with several financial institutions to select a financial advisor and financing agent to provide certain financial advisory and investment banking services in connection with the business combination and the PIPE subscription financing and complement the efforts to be made by EarlyBird. LIVK and AT executed an engagement letter with Cowen and Company, LLC (“Cowen”) and William Blair and Company LLC (“WB”), pursuant to which Cowen and WB were engaged as LIVK’s and AT’s financial advisor and financing agent to provide certain financial advisors and investment banking services in connection with the business combination and the PIPE subscription financing.

During the month of January 2021, representatives of LIVK and AT continued discussions regarding the proposed business combination. In the course of such discussions, AT explained to LIVK that, as a result of, among other things, the impact of COVID-19 on AT’s business, AT did not meet its internal financial projections for 2020 and fell out of compliance with respect to certain financial ratio-based covenants under its First Lien Facility and was negotiating with its lenders to determine the appropriate resolution for such non-compliance. Recognizing both parties’ views of the anticipated benefits of the business combination, the parties discussed the potential for LIV Fund IV, which was interested in participating in the PIPE subscription financing for the business combination, to “pre-fund” its intended PIPE subscription financing investment of $20,000,000 to AT as promptly as practicable and even prior to entering into the merger agreement, with such investment to be used by AT to prepay amounts owed to its lenders under the First Lien Facility in exchange for their waiver on the financial ratio-based covenants under the First Lien Facility and agreeing to certain amendments to the First Lien Facility.

Accordingly, during the months of January and February 2021, LIV Fund IV, AT and LIVK extensively negotiated the terms of the LIV Fund IV Investment and the equity contribution agreement (each as defined in the section entitled “Certain LIVK Relationships and Related Party Transactions  — LIV Fund IV Investment in AT”). The parties’ negotiations focused on three primary matters: (1) agreeing on a structure for the LIV Fund IV Investment that would comply with the restrictions relating to issuing new equity under AT’s credit agreements, (2) ensuring that the investment was structured in a manner that satisfies LIV Fund IV’s investment criteria and (3) providing adequate protection to LIV Fund IV with respect to its investment in the event the business combination is not consummated. Following discussions among the parties and their respective advisors, the parties agreed for the LIV Fund IV Investment to be structured as an investment of cash by LIV Fund IV in AT’s preferred stock that would be converted into shares of Class A common stock on a one-for-one basis at the business combination or, in the event the business combination is not consummated, would be entitled to certain economic protections and liquidity rights. The scope of these economic protections and liquidity rights were the focus of the parties’ negotiations, including with respect to matters such as at what rate interest should accrue, what LIV Fund IV’s rights to compel a sale of AT should be, what remedies will be available to LIV Fund IV in the event AT does not repay amounts owing to LIV Fund IV and what protections (such as consent rights over certain actions of AT and its subsidiaries) LIV Fund IV will be entitled to for so long as its investment remains outstanding.

On February 2, 2021, LIV Fund IV, LIVK and AT entered into the equity contribution agreement pursuant to which LIV Fund IV agreed to make an investment of $20,000,000 in shares of AT preferred stock that would, by their terms, be converted to shares of Class A common stock on a one-for-one basis in the business combination  —  i.e., LIV Fund IV would receive the same number of shares of Class A common stock, and at the same price, in connection with the consummation of the business combination as if they had been PIPE Investors and subscribed for 2,000,000 such shares at $10.00 per share in the PIPE subscription financing.

The terms of the LIV Fund IV Investment also provide that, if the merger agreement is terminated prior to the consummation of the business combination (other than as a result of LIVK’s failure to satisfy or perform any of its obligations under the merger agreement), LIV Fund IV, as the holders of AT preferred stock, will be entitled to require the redemption or repurchase of all or any of the AT preferred stock for an amount in cash equal to the greater of (A) the Required Price (as defined below) or (B) $10 per share plus simple interest thereon at an aggregate rate of 18% per annum, compounded quarterly, accruing from and after March 19, 2021 through the time of redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) (such amount, the “Required Return”), but AT is only obligated to redeem or repurchase its preferred stock if: (i) AT is in compliance with its senior secured credit agreement at the time of the redemption or repurchase, (ii) AT will be in compliance with such senior secured credit agreement after giving effect to the redemption or repurchase, and (iii) AT is otherwise permitted to make the redemption or repurchase under applicable law. The “Required Price” is determined as follows: if the redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) occurs (i) on or prior to March 19, 2023, the Required Price will be $15.00 per share of AT preferred stock, (ii) after March 19, 2023 but on or prior to March 19, 2025, the Required Price will be $17.50 per share of AT preferred stock, and (iii) after March 19, 2025, the Required Price will be $20.00 per share of AT preferred stock. In the event AT consummates an IPO while the AT preferred stock is outstanding (which IPO does not include the business combination), the AT preferred stock will convert into a number of shares of voting common stock of AT equal to (a) the Required Return divided by (b) (i) 0.9 multiplied by (ii) the price at which shares of voting common stock of AT are initially priced in such IPO.

The AT preferred stock issued to LIV Fund IV in connection with the LIV Fund IV Investment ranks senior to AT’s common stock and any other class or series of AT’s capital stock (whether existing at the time of issuance of the AT preferred stock or thereafter created or issued pursuant to existing agreements of AT or otherwise) with respect to the distribution of assets upon AT’s liquidation, dissolution or winding up or otherwise. In the event of any voluntary or involuntary liquidation, dissolution or winding up of AT or any deemed liquidation event (as defined in AT’s amended and restated certificate of incorporation, which definition includes certain mergers and consolidations involving AT and/or its subsidiaries and certain sales, leases, transfers, exclusive licenses or other dispositions of all or substantially all of the assets of AT and its subsidiaries, but which excludes the business combination), LIV Fund IV, as the holders of AT preferred stock, will be entitled to receive out of the assets of AT available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made to holders of AT’s common stock or of any other class or series of AT’s capital stock, a liquidating distribution in cash in an amount equal to the Required Return. After the payment in full of the Required Return, the balance of any assets of AT will be distributed to the holders of AT’s outstanding common stock. Holders of AT preferred stock are not entitled to receive any dividends, and, for so long as the AT preferred stock remains outstanding, no dividend or distribution may be paid or declared or funds set aside for payment on any other stock of AT, and no stock of AT may be purchased, redeemed or otherwise acquired for consideration by AT, directly or indirectly, without the prior written consent of LIV Fund IV, as the holders of AT preferred stock.

On February 19, 2021, Cooley sent Davis Polk their markup of the first draft of the merger agreement, which LIVK reviewed and discussed with Davis Polk.

From February 23, 2020 through May 8, 2020, Davis Polk and Cooley continued to exchange revised drafts of the merger agreement following review and discussions with their respective clients.

In early February, 2021, following the roadshow preparation for the PIPE subscription financing, Cowen, WB, EarlyBird, LIVK and AT began marketing an investment in the PIPE subscription financing to a limited number of potential investors with whom they had pre-existing relationships.

On March 19, 2021, LIV Fund IV, LIVK and AT consummated the LIV Fund IV Investment contemplated by the equity contribution agreement and LIV Fund IV acquired 2,000,000 shares of AT’s newly created preferred stock for $10.00 per share. The aggregate proceeds to AT of $20,000,000 were used by AT to prepay amounts outstanding under the First Lien Facility, and in exchange, the lenders under the First Lien Facility waived the non-compliance of certain financial ratio-based covenants under the First Lien Facility and agreed to certain amendments to the First Lien Facility. For more information about the terms of the LIV Fund IV Investment and AT preferred stock held by LIV Fund IV, see the section entitled “Certain LIVK Relationships and Related Party Transactions – LIV Fund IV Investment in AT.”

Given the overall sentiment in the capital markets, a significant weakening of the PIPE market with demand decreasing for transactions for the contemplated amount and institutional investor feedback, it was decided to continue the PIPE process until the end of April 2021, with a revised version of the November 26 LOI that included the following core terms:

•        an implied enterprise value of AT equal to approximately $482,000,000 (on a debt- and cash-free basis);

•        consideration to AT’s equity holders of $490,100,000 (on a post-money basis after taking into account the LIV Fund IV Investment);

•        financing consisting of (i) $80,050,000 of equity capital from LIVK’s trust account, (ii) an anchor investment from LIV Fund IV for $20,000,000 and (iii) a subsequent PIPE subscription financing investment to complement LIV Fund IV’s anchor investment;

•        no secondary component with focus to maximize the primary component;

•        mutual exclusivity provisions, subject to automatic extensions, pending certain milestones;

•        certain conditions to the consummation of the business combination, including shareholder approval and other customary matters, including the receipt of all applicable regulatory and stock exchange clearances and a minimum cash condition of $40,000,000;

•        satisfactory completion of LIVK’s ongoing due diligence; and

•        negotiation of an acceptable merger agreement and other transaction documents.

At the launch of the PIPE process, which occurred when negotiations between LIVK and AT were in early stages, the parties were contemplating a transaction in which the implied enterprise value of AT (on a debt- and cash-free basis) was approximately $630,000,000, which represented an implied revenue multiple of 3.5x with respect to AT’s expected 2021 revenues and 2.9x with respect to AT’s expected 2022 revenues. Additionally, the parties’ financial advisors suggested to the parties at the launch of the PIPE process that this valuation implied a discount of 35% to comparable companies and would be attractive to prospective investors interested in participating in the PIPE subscription financing. However, after approximately 30 meetings with investors between the launch of the PIPE process and April 2021, it was clear that the PIPE market had significantly weakened and the parties would need to negotiate a valuation of AT that was more attractive to prospective PIPE investors. Accordingly, the parties agreed on the valuation described in the foregoing paragraph — an implied enterprise value of AT (on a debt- and cash-free basis) equal to approximately $482,000,000, which represented an implied revenue multiple of 2.6x with respect to AT’s expected 2021 revenues and 2.0x with respect to AT’s expected 2022 revenues. The parties agreed, including based on discussions with their financial advisors, that this 2.0x implied revenue multiple would be viewed by long term investors in the digital transformation sector as one at which prospective PIPE investors would be willing to invest, but also one that would be likely to ensure a capital appreciation if AT’s future results are in line with or exceed its projections as presented to prospective PIPE investors.

Between April 8, 2021 and May 7, 2021 representatives of each of LIVK, AT, Davis Polk and Cooley met telephonically and exchanged numerous emails to finalize the remaining open items related to the merger agreement and various other agreements contemplated therein. Following these discussions, representatives from Davis Polk and Cooley exchanged revised drafts of the merger agreement and such other agreements, which reflected the outcome of their discussions.

In late April 2021, with the PIPE subscription financing commitments covering the minimum cash condition requirement, AT, LIVK and their respective financial and capital markets advisors decided to proceed to finalizing all remaining open issues in the merger agreement and related agreements.

On May 7, 2021, the LIVK board of directors held a telephonic meeting at which all members of LIVK’s senior management and LIVK’s board of directors were in attendance. Prior to the meeting, summaries of the significant transaction documents in substantially final form were distributed to the directors. Mr. Rossi updated LIVK’s board of directors on LIVK’s final due diligence findings and the terms of the proposed business combination, including the resolution of the final outstanding items. The board of directors also discussed the fact that the PIPE subscription financing had been successful at the valuation implied by the transaction indicated support for the reasonableness of the consideration being paid. The board of directors then engaged in extensive discussions and deliberations with LIVK’s management. Following these discussions and deliberations, LIVK’s three independent directors held an executive session to further discuss the merits of the proposed transaction. Upon rejoining the broader board of directors meeting, the three independent directors engaged in an additional questions and answers session mainly expanding on a few key legal and financial due diligence points. The board of directors then unanimously determined that the proposed business combination is in the best interests of LIVK and its shareholders and adopted resolutions (i) approving the business combination, the merger agreement and the consummation of the transactions contemplated thereby and (ii) recommending that the transaction be submitted to LIVK’s shareholders for approval.

On May 9, 2021, following the approval of the business combination by LIVK’s board of directors and AT’s board of directors, LIVK and AT executed the merger agreement. Concurrently with the execution of the merger agreement, (i) LIVK and LIVK’s sponsor entered into the sponsor letter agreement, (ii) LIVK and the subscription investors entered into the subscription agreements, and (iii) LIVK and certain AT equity holders entered into the voting and support agreements.

On the morning of May 10, 2021, prior to the commencement of trading of the shares of LIVK Class A ordinary shares (Ticker: LIVK) on the Nasdaq, LIVK and AT issued a joint press release regarding the business combination.

Since May 10, 2021, LIVK and AT, along with their respective counsel, have worked jointly on the preparation of this proxy statement/prospectus.

LIVK and AT have continued and expect to continue regular discussions regarding the execution and timing of the business combination and to take actions and exercise their respective rights under the merger agreement to facilitate the completion of the business combination.

LIVK’s Board of Directors’ Reasons for Approval of the Business Combination

LIVK’s board of directors considered a wide variety of factors in connection with its evaluation of the business combination. In light of the complexity of those factors, LIVK’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of LIVK’s board of directors may have given different weight to different factors. LIVK’s reasons for the board of directors’ approval of the business combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

Before reaching its decision, LIVK’s board of directors reviewed the results of due diligence conducted by LIVK’s management, together with its advisors, which included, among other things:

•        extensive meetings (both in-person and virtual) with AT’s management team regarding operations and forecasts;

•        research on the IT spending trends by U.S. companies, including historical growth trends and market share information as well as end-market size and growth projections;

•        review of AT’s material contracts and financial, tax, legal, accounting and intellectual property due diligence;

•        consultation with LIVK’s management and legal and financial advisors;

•        review of current and forecasted industry and market conditions;

•        financial and valuation analysis of AT and the business combination and financial projections prepared by AT’s management team;

•        AT’s audited and unaudited financial statements; and

•        reports related to tax and legal diligence prepared by external advisors.

LIVK’s board of directors also reviewed a comparable companies analysis prepared by LIVK’s management team and focused on companies that operate in the same industry as AT and have recently become public companies listed on the New York Stock Exchange or Nasdaq. The comparable companies analysis provided for the following metrics (based on consensus from research analysts as of March 11, 2021):

•        expected revenue growth for 2022 ranging from 20% to 22%;

•        estimated adjusted EBITDA margin for 2022 ranging from 16% to 24%;

•        revenue per billable employee (which is a significant revenue metric for the industry) ranging from $62 to $88 per employee;

•        expected free cash flow conversion for 2022 ranging from 79% to 87%; and

•        implied enterprise value to revenue multiple at time of listing ranging from 1.8x to 4.8x.

Based on this comparable companies analysis and other due diligence, LIVK’s board of directors determined that AT presented an investment case that is in line with comparable companies, including based on the following metrics:

•        AT’s 2022 estimated revenue growth is expected to be 22%;

•        AT’s 2022 estimated adjusted EBITDA margin is expected to be 18%;

•        AT’s 2020 actual revenue per billable employee totaled $76; and

•        AT’s 2022 estimated free cash flow conversion is expected to be 95%.

Additionally, LIVK’s board of directors determined that the agreed implied enterprise value of AT (on a debt- and cash-free basis) of approximately $482,000,000 for purposes of the transaction, which represented an implied revenue multiple of 2.6x with respect to AT’s expected 2021 revenues and 2.0x with respect to AT’s expected 2022 revenues, was in line with the entry valuation at which comparable companies made their debuts as public companies listed on both the New York Stock Exchange and Nasdaq.

In the prospectus for LIVK’s IPO, LIVK identified general, non-exclusive criteria and guidelines that LIVK believed would be important in evaluating prospective target businesses. LIVK indicated its intention to acquire companies that it believes possess the following characteristics:

•        exhibit institutional-level operations and financial controls;

•        have durable competitive advantages that are differentiated in the sector;

•        are fundamentally sound with consistent operational performance and free cash flow generation;

•        are at an inflection point, such as requiring additional capital to achieve a growth strategy;

•        have the potential to further improve their performance under LIVK’s ownership;

•        may benefit from capital markets access; and

•        exhibit unrecognized value and desirable returns on capital.

In considering the business combination, LIVK’s board of directors concluded that AT met all of the above criteria.

In particular, the board of directors considered the following positive factors, although not weighted or in any order of significance:

•        Focus on a high-growth addressable market.

•        LIVK’s board of directors’ expectation that the ad-hoc/agile software development market will continue to grow on the basis of replacing existing legacy systems (referred to in the market as “digital transformation”) and becoming the go-to software to develop new platforms that can replace human-based business processes and update legacy software platform in U.S. companies.

•        The LIVK management team’s diligence on current trends in IT spending, which included the following findings:

•        investment in software development for business processes will approach $7.4 trillion in the period from 2020 to 2023, mainly to replace legacy systems;

•        65% of organizations in the U.S. will invest in modernizing legacy systems with extensive new software development;

•        there will be an increase in initiatives targeted towards improving productivity within organizations;

•        up to 50% of the IT spend managed by Chief Information Officers will be focused on revamping both processes and the IT platform that supports them, via investment in ad-hoc/agile software development;

•        ad-hoc/agile software platforms require continuous investment to upgrade and enhance their functionality; and

•        industry experts anticipate an investment of $265 billion globally to develop artificial intelligence capabilities.

•        Global and recurrent client base.    LIVK’s diligence findings that while AT had focused its operations in the U.S., AT provides software, digital transformation and consulting services to Fortune 1000 companies pursuant to multi-year contracts with diversity across end-markets and industry verticals.

•        Proven business model with recurring profitability.    AT’s historical double-digit EBITDA margin along with the result of their organic growth initiatives, such as the increased focus on financial, retail and services companies.

•        Expansion opportunity.    The expectation that AT will complete select tuck-in acquisitions to increase wallet share in existing customers and to also obtain new customers.

•        Unrecognized value.    LIVK’s board of directors’ and management’s belief that AT would benefit from being a public company with an increased public profile, enhanced corporate governance and increased access to a more diversified pool of capital.

•        Proven management teams.    AT is founder-led and has a strong, cohesive management team which is expected to continue to lead the combined company following the closing, with Mr. Senderos serving as Chairman and CEO and Mr. Rossi serving as a director on the combined company’s board of directors.

•        Terms of the Merger Agreement.    LIVK’s board of directors reviewed the financial and other terms and conditions of the merger agreement and determined that they were reasonable and were the product of arm’s-length negotiations among the parties.

•        Shareholder Approval.    LIVK’s board of directors considered the fact that in connection with the business combination LIVK’s shareholders have the option to (i) remain shareholders of LIVK, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

•        Independent Director Role.    LIVK’s board of directors is comprised of a majority of independent directors who are not affiliated with LIVK’s sponsor and its affiliates. In connection with the business combination, LIVK’s independent directors took an active role in evaluating the proposed terms of the business combination, including the merger agreement and the related agreements. LIVK’s independent directors evaluated and unanimously approved, as members of LIVK’s board of directors, the merger agreement and the related agreements and the transactions contemplated thereby.

•        Other Alternatives.    LIVK’s board of directors’ belief is that the business combination represents the best potential business combination for LIVK based upon the process utilized to evaluate and assess other potential acquisition targets, and LIVK’s board of directors’ and management’s belief that such processes had not presented a better alternative.

In the course of its deliberations, LIVK’s board of directors also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the transaction, including, among others, the following:

•        The risks associated with macroeconomic uncertainty and the effects it could have on AT’s revenues and costs.

•        The risks associated with AT’s ability to maintain its positioning with Fortune 1000 corporations and the existing multi-year contracts.

•        The risk that LIVK will not obtain the PIPE subscription financing or otherwise retain sufficient cash in the trust account or find replacement cash to meet the requirements of the merger agreement.

•        The risk that the business combination might not be consummated in a timely manner or that the closing might not occur despite the companies’ efforts, including by reason of a failure to obtain the approval of LIVK’s shareholders.

•        The fact that LIVK did not obtain an opinion from any independent investment banking or accounting firm that the price LIVK is paying to acquire AT is fair to LIVK or its shareholders from a financial point of view.

•        The risk that AT might not able to protect its trade secrets or maintain its trademarks, patents and other intellectual property consistent with historical practice.

•        The risk that key employees of AT might not remain with AT following the closing.

•        The challenge of attracting and retaining senior management personnel.

•        The possibility of litigation challenging the business combination.

•        The significant fees and expenses associated with completing the business combination and related transactions and the substantial time and effort of management required to complete the business combination.

•        The other risks described in the section entitled “Risk Factors.”

After considering the foregoing potentially negative and potentially positive reasons, LIVK’s board of directors concluded, in its business judgment, that the potentially positive reasons relating to the business combination outweighed the potentially negative reasons. In connection with its deliberations, LIVK’s board of directors did not consider the fairness of the consideration to be paid by LIVK in the business combination to any person other than LIVK.

Certain Projected Financial Information

Certain AgileThought Forecasts

AgileThought does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the sale process, certain financial forecasts for fiscal years 2021 through 2022 were prepared by AT´s management and made available to LIVK (the “AT projections”).

Projected revenue is based on a variety of industry and operational assumptions, including open sales pipeline and backlog carry forward with recurring customers, estimations on AT’s ability to obtain new clients, estimations on clients’ IT spending and projected number of billable employees.

Projected cost of revenue is mainly driven by projected employee-related costs based on assumptions on projected number of billable employees. It includes assumptions on estimated fees from third-party vendors engaged in the delivery of AT’s services, project related travel costs, software licenses and any other costs that would relate directly to the delivery of AT’s services.

Projected selling, general and administrative expenses consist primarily of projected employee-related costs associated with AT’s sales, marketing, legal, accounting and administrative personnel and estimations on other general and administrative expenses such as legal costs, external professional fees, brand marketing, as well as expenses associated with AT’s back-office facilities and office infrastructure, information technology, and other administrative expenses. For purposes of AT´s projections, equity based compensation expense is presented within selling, general and administrative expenses and therefore needs to be adjusted to calculate Adjusted EBITDA.

Projected capital expenditures consist primarily of estimations on the required investments required to properly maintain and operate AT’s property, plant and equipment and estimations on the required investments to maintain and upgrade AT’s systems, technology platforms and infrastructure.

The AT projections were provided by management of LIVK to our board of directors in connection with its evaluation of the business combination.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to AT´s business, all of which are difficult to predict and many of which are beyond AT´s and LIVK´s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The financial projections were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In the view of AT’s management, the financial projections were prepared on a reasonable basis, reflect the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of AT. The AT projections were prepared by AT’s management. None of AT’s independent registered accounting firm, LIVKs independent registered accounting firm or any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the AT projections is provided in this proxy statement/prospectus because the projections were made available to LIVK and our board of directors in connection with their review of the business combination. The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that LIVK, our board of directors, or their respective affiliates, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the Business Combination Proposal. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, BY INCLUDING IN THIS PROXY STATEMENT/PROSPECTUS A SUMMARY OF THE AT PROJECTIONS, LIVK UNDERTAKES NO OBLIGATIONS AND EXPRESSLY DISCLAIMS ANY RESPONSIBILITY TO UPDATE OR REVISE, OR PUBLICLY DISCLOSE ANY UPDATE OR REVISION TO, THESE FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FINANCIAL PROJECTIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR CHANGE.

AT´s projections

	2021E	2022E
	($ in millions)
Revenue	184	240
Cost of revenue	123	158
Gross profit(1)	62	82
Selling, general and administrative expenses	36	50
Equity based compensation expense included in selling, general and administrative expenses (equity based compensation)	(7)	(12)
Net income (loss)
Adjusted EBITDA(2)	33	44
Capital expenditures	2	2

____________

(1)      Gross profit is determined based on GAAP gross profit and represents net revenues less cost of revenue.

(2)      Adjusted EBITDA is calculated as net (loss) income before income tax (benefit) expense, interest expense, net, depreciation and amortization, change in fair value of embedded derivative liabilities, change in fair value of contingent consideration obligations, equity-based compensation expense, impairment charges, restructuring expenses, foreign exchange loss (gain), (gain) loss on business dispositions, (gain) loss on debt extinguishment or debt forgiveness, certain transaction costs and certain other expense, net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of AT.

Satisfaction of 80% Test

It is a requirement under our existing organizational documents and Nasdaq listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the business combination marketing fee and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination.

As of the date of the execution of the merger agreement, the balance of the funds in the trust account was $81,058,086.31 (excluding the business combination marketing fee) and 80% thereof represents $64,846,469.05. In reaching its conclusion that the business combination meets the 80% asset test, our board of directors looked at the enterprise value of AT of approximately $482,000,000 (calculated on a debt and cash free basis). In determining whether the enterprise value described above represents the fair market value of AT, our board of directors considered all of the factors described above in this section and the fact that the purchase price for AT was the result of an arm’s-length negotiation. As a result, our board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the business combination marketing fee and taxes payable on the income earned on the trust account). In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the business combination meets the 80% asset test. Our board of directors did not seek or obtain an opinion of an outside financial advisor as to whether the 80% asset test has been met.

Interests of Certain Persons in the Business Combination

When considering our board of directors’ recommendation that our shareholders vote in favor of the approval of the business combination, our shareholders should be aware that our sponsor and certain of our directors and officers have interests in the business combination that are different from, or in addition to, the interests of other shareholders generally. Our directors were aware of and considered these interests, among other matters, in evaluating the business combination, and in recommending to shareholders that they approve the business combination. Our shareholders should take these interests into account in deciding whether to approve the business combination. These interests include:

•        the fact that certain of our directors and officers are principals of our sponsor and its affiliates;

•        the fact that 2,012,500 founder shares held by our sponsor and its affiliates and its and their respective permitted transferees, for which it paid approximately $25,000, will convert on a one-for-one basis, into 2,012,500 shares of Class A common stock upon the closing, and such shares, if unrestricted and freely tradable would be valued at approximately $20,185,375, based on the closing price of our Class A ordinary shares on the Nasdaq on July 15, 2021;

•        the fact that our sponsor will lose its entire investment in us if we do not complete a business combination by September 13, 2021;

•        the fact that in connection with the business combination, we entered into the subscription agreements with the subscription investors, which provide for the purchase by the subscription investors of an aggregate of 2,650,000 shares of Class A common stock of New AT for a purchase price of $10.00 per ordinary share, in a private placement, the closing of which will occur immediately prior to the closing;

•        the fact that certain funds affiliated with our sponsor entered into the equity contribution agreement pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 which was used to partially repay the First Lien Facility, and that, by their terms, will be converted to shares of Class A common stock on a one-for-one basis in the business combination.

•        the fact that our sponsor has agreed to waive its and its permitted transferees’ rights to liquidating distributions from the trust account with respect to its and its permitted transferees’ founder shares if LIVK fails to complete an initial business combination, including the business combination, by September 13, 2021;

•        the fact that if the trust account is liquidated, including in the event LIVK is unable to complete an initial business combination by September 13, 2021, our sponsor has agreed that it will be liable to LIVK if and to the extent any claims by a third party (other than LIVK’s independent auditors) for services rendered or products sold to LIVK, or a prospective target business with which LIVK has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act;

•        the fact that Alexander R. Rossi, one of our directors will be a director of New AT;

•        the continued indemnification of LIVK’s current directors and officers and the continuation of LIVK’s directors’ and officers’ liability insurance after the business combination;

•        the fact that certain of New AT’s directors and officers may be eligible to participate in the New AT 2021 Equity Incentive Plan; and

•        the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket expenses from any amounts held in the trust account if an initial business combination is not consummated by September 13, 2021.

Total Shares of New AT Outstanding after the Business Combination

Assuming there are no redemptions of our public shares and that no additional shares are issued prior to completion of the business combination, it is anticipated that, upon completion of the business combination and related transactions (including the conversion of all Class B ordinary shares to shares of Class A common stock in accordance with the terms of the merger agreement), the ownership of New AT by our public shareholders, the subscription investors, the holders of the representative shares, our sponsor, New AT’s executive officers and directors and their affiliated entities and the AT equity holders will be as follows:

•        Our public shareholders would own 8,050,000 shares of Class A common stock, representing 16.3% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 5.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and their respective permitted transferees would own 2,012,500 shares of Class A common stock, representing 4.1% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting, but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 59.8% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 14.4% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by LIVK’s existing shareholders in New AT, and the ownership of other shareholders of New AT, following the business combination will be different. For example, if we assume that all 8,050,000 public warrants and 2,811,250 private warrants were exercisable and exercised following completion of the business combination and related transactions, then the ownership of New AT by our public shareholders, the subscription investors, the holders of the representative shares, our sponsor, New AT’s executive officers and directors and their affiliated entities and the AT equity holders would be as follows:

•        Our public shareholders would own 16,100,000 shares of Class A common stock, representing 26.7% of New AT’s total outstanding shares of common stock;

•        The subscription investors would own 2,650,000 shares of Class A common stock, representing 4.4% of New AT’s total outstanding shares of common stock;

•        Our sponsor and affiliates of our sponsor (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and its and their respective permitted transferees would own 4,823,750 shares of Class A common stock, representing 8.0% of New AT’s total outstanding shares of common stock;

•        The holders of representative shares and their permitted transferees would own 70,000 shares of Class A common stock, representing 0.1% of New AT’s total outstanding shares of common stock;

•        New AT’s executive officers and directors and their affiliated entities (including directors nominated for election at the general meeting, but excluding Alexander R. Rossi) would own 29,600,948 shares of Class A common stock, representing 49.0% of New AT’s total outstanding shares of common stock; and

•        The AT equity holders (other than AT equity holders who are New AT’s executive officers and directors and their affiliated entities), including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, would own 7,111,183 shares of Class A common stock, representing 11.8% of New AT’s total outstanding shares of common stock.

The preceding description of the ownership of New AT’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof.

You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Sources and Uses for the Business Combination

The following table summarizes the sources and uses for funding the business combination (assuming no redemptions of public shares outstanding and, for the amounts, that the business combination closes on August 1, 2021, except as otherwise indicated):

Sources		Uses
(in millions)
Cash held in trust account(1)	$81.1	Repayment of First Lien Facility	$80.3
PIPE investment	$26.5	AT lender conversion	$37.6
AT lender conversion	$37.6	Fees and expenses	$15.8
Cash on AT balance sheet	$4.5	Cash to AT balance sheet	$16.0

Total Sources	$149.7	Total Uses	$149.7

____________

(1)      Total amount in trust account as of May 9, 2021.

The following table summarizes the sources and uses for funding the business combination (assuming maximum redemptions of 100% of the public shares outstanding and, for the amounts, that the business combination closes on August 1, 2021, except as otherwise indicated):

Sources		Uses
(in millions)
Cash held in trust account(1)	$—	Repayment of First Lien Facility	$0.2
PIPE investment	$26.5	AT lender conversion	$37.6
AT lenders conversion	$37.6	Fees and expenses	$15.8
Cash on AT balance sheet	$4.5	Cash to AT balance sheet	$15.0

Total Sources	$68.6	Total Uses	$68.6

____________

(1)      Assumes that all cash held in trust account will be used to fund redemptions of 100% of the public shares.

Board of Directors of New AT Following the Business Combination

Upon the closing, assuming the election of each of the director nominees, New AT’s board of directors will consist of eleven (11) directors, Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos. See “Proposal No. 11 — The Director Election Proposal.”

Information about the current LIVK directors and executive officers can be found in the section entitled “Where You Can Find Additional Information; Incorporation by Reference — LIVK SEC Filings.”

Redemption Rights

Pursuant to our existing organizational documents, we are providing the public shareholders with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to the underwriter. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2021 of $81,057,287, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants. Our sponsor, the holder of our founder shares issued in a private placement prior to the IPO, has entered into the sponsor IPO letter agreement with us pursuant to which our sponsor and its permitted transferees has agreed to waive its redemption rights with respect to its founder shares and any public shares our sponsor may have acquired after our IPO in connection with the completion of the business combination. Permitted transferees of our sponsor will be subject to the same obligations.

Additionally, shares properly tendered for redemption will only be redeemed if the business combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to September 13, 2021, and such shares are tendered for redemption in connection with such different initial business combination.

We will pay the redemption price to any public shareholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination Proposal.

If you exercise your redemption rights, your public shares will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of LIVK following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

Appraisal Rights

There are no appraisal rights available to our shareholders in connection with the business combination.

The Domestication

Overview

As discussed in this proxy statement/prospectus, LIVK is asking its shareholders to approve the Domestication Proposal. The board of directors recommends that shareholders approve a change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware. To effect the domestication, LIVK will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which LIVK will be domesticated and continue as a Delaware corporation. The domestication will become effective at least one day prior to the completion of the business combination. On the effective date of the domestication, each of LIVK’s currently issued and outstanding ordinary shares will automatically convert into one share of Class A common stock, in accordance with the terms of the proposed charter. Similarly, all of LIVK’s outstanding warrants will become warrants to acquire shares of Class A common stock, and no other changes will be made to the terms of any outstanding warrants as a result of the domestication.

The Domestication Proposal, if approved, will approve a change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while LIVK is currently governed by the Cayman Islands Companies Act, upon domestication, New AT will be governed by the DGCL. We urge shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.” Additionally, LIVK will also ask its shareholders to approve the Charter Amendment Proposal and the Organizational Documents Proposals, which, if approved, will replace the existing organizational documents with the proposed organizational documents. The proposed organizational documents differ in certain material respects from the existing organizational documents, and we urge shareholders to carefully consult the information provided in the Organizational Documents Proposals, the existing organizational documents, attached hereto as Annex F, and the proposed organizational documents of New AT, forms of which are attached hereto as Annexes B and C.

Reasons for the Domestication

Our board of directors believes that there are significant advantages to New AT that will arise as a result of a change of domicile to Delaware prior to the completion of the business combination. Further, our board of directors believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. The board of directors believes that there are several reasons why a reincorporation in Delaware is in the best interests of LIVK and its shareholders.

As explained in more detail below, our reasons for the domestication can be summarized as follows:

•        Prominence, Predictability, and Flexibility of Delaware Law.    For many years Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours. Based on publicly available data, over half of publicly-traded corporations in the United States and approximately two thirds of all Fortune 500 companies are incorporated in Delaware.

•        Well-Established Principles of Corporate Governance.    There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to New AT, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for New AT’s shareholders from possible abuses by directors and officers. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to New AT’s corporate legal affairs.

•        Increased Ability to Attract and Retain Qualified Directors.    Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and shareholders alike. New AT’s incorporation in Delaware may make New AT more attractive to future candidates for our board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. Directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. Our board of directors therefore believes that providing the benefits afforded directors by Delaware law will enable New AT to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for our shareholders from possible abuses by directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman law on matters regarding a corporation’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable New AT to compete more effectively with other public companies in attracting and retaining new directors.

Anticipated Accounting Treatment of the Domestication

There will be no material accounting effect or change in the carrying amount of the consolidated assets and liabilities of LIVK as a result of domestication. The business, capitalization, assets and liabilities and financial statements of New AT immediately following the domestication will be the same as those of LIVK immediately prior to the domestication.

General Meeting Of LIVK Shareholders

General

LIVK is furnishing this proxy statement/prospectus to our shareholders as part of the solicitation of proxies by our board of directors for use at the general meeting to be held on August 18, 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about August 3, 2021. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the general meeting.

Date, Time and Place

The general meeting will be held at 10:00 a.m., local time, on August 18, 2021, at the offices of LIVK, at Torre Virreyes, Pedregal No. 24, Piso 6-601, Col. Molino del Rey México, CDMX, 11040, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the Transaction Proposals.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the general meeting if you owned ordinary shares at the close of business on July 15, 2021, the record date for the general meeting. You are entitled to one vote for each ordinary share that you owned as of the close of business on the record date on each proposal on which you are entitled to vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 8,050,000 Class A ordinary shares of LIVK outstanding and 2,082,500 Class B ordinary shares of LIVK outstanding.

Vote of the Holders of Founder Shares of LIVK

In connection with the IPO, the holders of our founder shares agreed to vote any ordinary shares owned by them in favor of any shareholder approvals sought by LIVK in connection with the business combination.

The holders of our founder shares have agreed to waive their redemption rights with respect to their founder shares and public shares they may have acquired after our IPO in connection with the completion of the business combination. The founder shares have no redemption rights upon LIVK’s liquidation and will be worthless if no business combination is effected by us by September 13, 2021.

Concurrently with the merger agreement, we entered into the sponsor letter agreement with our sponsor, certain of our directors and AT, pursuant to which our sponsor agreed to waive the anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing. Pursuant to the sponsor letter, the insiders agreed to vote all of their respective Class B ordinary shares of LIVK along with their sponsor shares in favor of the business combination and related transactions and to take certain other actions in support of the merger agreement, the business combination and related transactions.

Quorum and Required Vote for Proposals for the General Meeting

A quorum of LIVK shareholders is necessary to hold a valid meeting. A quorum will be present at the general meeting if a majority of the issued shares entitled to vote at the general meeting is represented in person or by proxy. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals.

The Business Combination Proposal, the Nasdaq Proposal, the Organizational Documents Proposals, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Pursuant to our existing organizational documents, until the closing, only holders of Class B ordinary shares can appoint or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee or re-nominee, as applicable, must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Approval of the Domestication Proposal and the Charter Amendment Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.

Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on any of the Transaction Proposals. A shareholder’s failure to vote by proxy or to vote in person at the general meeting will not be counted towards the number of ordinary shares required to validly establish a quorum, and if a valid quorum is otherwise established, will have no effect on the outcome of any vote on any of the Transaction Proposals.

The closing is conditioned on the approval of the Transaction Proposals (other than the Adjournment Proposal) at the general meeting.

Recommendation to LIVK Shareholders

After careful consideration, LIVK’s board of directors recommends that LIVK’s shareholders vote “FOR” each Transaction Proposal being submitted to a vote of LIVK’s shareholders at the general meeting.

For a more complete description of LIVK’s reasons for the approval of the business combination and the recommendation of LIVK’s board of directors, see the section entitled “The Business Combination — LIVK’s Board of Directors’ Reasons for Approval of the Business Combination.”

When you consider the recommendation of the board of directors to vote in favor of approval of these Transaction Proposals, you should keep in mind that our sponsor and certain of our directors and officers have interests in the business combination that are different from or in addition to (and which may conflict with) your interests as a shareholder. Please see the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination.”

Voting Your Shares

Each Class A ordinary share that you own in your name entitles you to one vote on each of the Transaction Proposals for the general meeting, except for the Director Election Proposal. Each Class B ordinary share that you own in your name entitles you to one vote on each of the Transaction Proposals for the general meeting, including the Director Election Proposal. Your one or more proxy cards show the number of ordinary shares that you own. There are several ways to vote your ordinary shares:

•        You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the general meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your ordinary shares will be voted as recommended by the board of directors. The board of directors recommends voting “FOR” the Business Combination Proposal, “FOR” the Nasdaq Proposal, “FOR” the Domestication Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the Organizational Documents Proposals, “FOR” the Director Election Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Employee Stock Purchase Plan Proposal and “FOR” the Adjournment Proposal.

•        You can attend the general meeting and vote in person even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your ordinary shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your ordinary shares.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before the general meeting or at such meeting by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify LIVK’s secretary, in writing, before the general meeting that you have revoked your proxy; or

•        you may attend the general meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the General Meeting

The general meeting has been called to consider only the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Charter Amendment Proposal, the Director Election Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal. Under Cayman Islands law, other than procedural matters incident to the conduct of the general meeting, no other matters may be considered at the general meeting if they are not included in the notice of the general meeting.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call D.F. King & Co., Inc., our proxy solicitor, at (800) 870-0653 (banks and brokers call collect at (212) 269-5550) or email at LIVK@dfking.com.

Redemption Rights

Pursuant to our existing organizational documents, we are providing the public shareholders with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the business combination marketing fee we will pay to the underwriter. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of March 31, 2021 of $81,057,287, the estimated per share redemption price would have been approximately $10.07. Public shareholders may elect to redeem their public shares even if they vote for the Business Combination Proposal and the other Transaction Proposals. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK. There will be no redemption rights with respect to our warrants. Our sponsor, the holder of our founder shares issued in a private placement prior to the IPO, has entered into the sponsor IPO letter agreement with us pursuant to which our sponsor and its permitted transferees has agreed to waive its redemption rights with respect to its founder shares and any public shares our sponsor may have acquired after our IPO in connection with the completion of the business combination. Permitted transferees of our sponsor will be subject to the same obligations.

In order to exercise your redemption rights, you must:

•        if you hold your public shares through units, elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares;

•        prior to 9:30 a.m., local time, on August 16, 2021 (two (2) business days before the general meeting), tender your shares electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, to the attention of Mark Zimkind at 1 State Street, 30th Floor, New York, New York 10004, or by email at mzimkind@continentalstock.com; and

•        deliver your public shares electronically through DTCC to the transfer agent at least two (2) business days before the general meeting. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

We will pay the redemption price to public shareholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination Proposal. If you tendered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares. You may make such request by contacting the transfer agent at the email or address listed above.

Holders of outstanding units of LIVK must separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares.

If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using DTCC’s DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equal number of public shares and public warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the public shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your public shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights.

Prior to exercising redemption rights, shareholders should review the market price of our Class A ordinary shares as they may receive higher proceeds from the sale of their Class A ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. LIVK cannot assure you that you will be able to sell your Class A ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Class A ordinary shares when you wish to sell your shares.

If you exercise your redemption rights, your public shares will cease to be outstanding immediately prior to the business combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of LIVK following the business combination, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the business combination is not approved and we do not consummate an initial business combination by September 13, 2021, we will be required to liquidate and dissolve our trust account by returning the then-remaining funds in such account to the public shareholders and our warrants will expire worthless.

Appraisal Rights

Appraisal or dissenter rights are not available to holders of ordinary shares in connection with the business combination.

Proxy Solicitation Costs

LIVK and AT are soliciting proxies on behalf of the board of directors of LIVK. This solicitation is being made by mail but also may be made by telephone or in person. LIVK, AT and LIVK’s directors, officers and employees may also solicit proxies in person. LIVK and AT will file with the SEC all scripts and other electronic communications as proxy soliciting materials. LIVK will bear the cost of the solicitation.

LIVK has hired D.F. King & Co., Inc. to assist in the proxy solicitation process. LIVK will pay that firm a fee of $25,000, plus disbursements. LIVK will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. LIVK will reimburse them for their reasonable expenses.

U.S. Federal Income Tax Considerations

General

In the opinion of Davis Polk & Wardwell LLP, the following are the material U.S. federal income tax consequences of (i) the ownership and disposition of Class A ordinary shares and public warrants in the event that the Domestication Proposal is not approved and the domestication does not occur, (ii) the domestication, and (iii) the ownership and disposition of New AT Class A common stock and New AT warrants following the domestication and the business combination. This section applies only to beneficial owners that hold their Class A ordinary shares and public warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of such beneficial owner’s circumstances or status, including:

•        our sponsor;

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market tax accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        “controlled foreign corporations,” PFICs, and corporations that accumulate earnings to avoid U.S. federal income tax;

•        foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii);

•        persons that actually or constructively own 10 percent or more of LIVK shares, by vote or value;

•        persons that acquired our securities as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedge, conversion or other integrated or similar transaction; or

•        U.S. Holders whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address alternative minimum tax considerations, special tax accounting rules under Section 451(b) of the Code, or U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes or the Medicare tax on investment income) nor does it address any aspects of U.S. state or local or non-U.S. taxation.

We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the domestication, an exercise of redemption rights or the business combination. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

As used herein, the term “U.S. Holder” means a beneficial owner of Class A ordinary shares or public warrants or shares of New AT Class A common stock or New AT warrants, as the case may be, who or that is, for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state thereof (including the District of Columbia), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if (A) U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of Class A ordinary shares or public warrants or shares of New AT Class A common stock or New AT warrants that is for U.S. federal income tax purposes: (i) a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates), (ii) a foreign corporation or (iii) an estate or trust that is not a U.S. Holder, but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of our securities.

If a partnership (or any entity so characterized for U.S. federal income tax purposes) holds Class A ordinary shares or public warrants or shares of New AT Class A common stock or New AT warrants, the tax treatment of such partnership, and of a person treated as a partner of such partnership, will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Class A ordinary shares or public warrants or shares of New AT Class A common stock or New AT warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the domestication, an exercise of redemption rights and the business combination to them.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL HOLDERS OF CLASS A ORDINARY SHARES OR PUBLIC WARRANTS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION, AN EXERCISE OF REDEMPTION RIGHTS AND THE BUSINESS COMBINATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants if the Domestication Does Not Occur

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on Class A ordinary shares to the extent the distribution is paid out of LIVK’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular corporate tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares.

With respect to non-corporate U.S. Holders, under tax laws currently in effect but subject to the PFIC rules discussed below, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” below) only if the Class A ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met.

U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to Class A ordinary shares.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of Class A ordinary shares or warrants (including on LIVK’s dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such Class A ordinary shares or warrants exceeds one year at the time of such disposition. It is unclear, however, whether certain redemption rights described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants generally will equal the U.S. Holder’s acquisition cost reduced (in the case of Class A ordinary shares) by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. See “Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in a Class A ordinary share acquired pursuant to the exercise of a warrant. The deduction of capital losses is subject to certain limitations.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s Class A ordinary shares are redeemed (including pursuant to the exercise of its redemption right in connection with the shareholder vote regarding the Business Combination Proposal) or if LIVK purchases a U.S. Holder’s Class A ordinary shares in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale of Class A ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Public Warrants” above. If the redemption or purchase by LIVK does not qualify as a sale of Class A ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption or purchase by LIVK qualifies for sale treatment will depend largely on the total number of Class A ordinary shares treated as held by the U.S. Holder (including any Class A ordinary shares constructively owned by the U.S. Holder as a result of owning warrants) relative to all of LIVK shares outstanding both before and after such redemption or purchase. The redemption or purchase by LIVK of Class A ordinary shares generally will be treated as a sale of the Class A ordinary shares (rather than as a corporate distribution) if such redemption or purchase (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in LIVK or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder (collectively, the “302 tests”). These tests are explained more fully below.

In determining whether any of the 302 tests is satisfied, a U.S. Holder takes into account not only LIVK shares actually owned by the U.S. Holder, but also LIVK shares that are constructively owned by such U.S. Holder under the relevant rules. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of warrants. In order to meet the substantially disproportionate test, the percentage of LIVK outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption of Class A ordinary shares must, among other requirements, be less than 80 percent of the percentage of our outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the LIVK shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the LIVK shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other LIVK shares. The redemption of Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in LIVK. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in LIVK will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the 302 tests are satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed Class A ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining LIVK shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other shares constructively owned by such U.S. Holder.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share on the exercise of a warrant for cash. A U.S. Holder’s tax basis in a Class A ordinary share received upon exercise of the warrant generally will equal the sum of the U.S. Holder’s tax basis in the warrant and the exercise price. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such U.S. Holder’s tax basis in its warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrants. If the cashless exercise was not a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares will commence on the date of exercise of the warrants or the day following the date of exercise of the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrants.

It is also possible that a cashless exercise may be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder may be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the warrants exercised and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary share would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of cashless exercise of warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of Class A ordinary shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of warrants would, however, be treated as receiving a constructive distribution from LIVK if, for example, the adjustment increases the warrant holders’ proportionate interest in LIVK’s assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from LIVK equal to the fair market value of the increase in the interest. For certain information reporting purposes, LIVK is required to determine the date and amount of any such constructive distributions. Proposed Treasury Regulations, which LIVK may rely on prior to the issuance of final Treasury Regulations, specify how the date and amount of constructive distributions are determined.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because LIVK is a blank check company, with no current active business, LIVK (i) will be a PFIC for the current year (which would end with the domestication) if the domestication occurs, and (ii) will be a PFIC for the current year if the domestication does not occur. The determination of whether LIVK is a PFIC for the previous taxable year depends (in part) on the application of a start-up exception, the application of which is unclear in various respects.

Although LIVK’s PFIC status is determined annually, an initial determination that LIVK is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while LIVK was a PFIC, whether or not LIVK meets the test for PFIC status in those subsequent years. If LIVK is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Class A ordinary shares or warrants and, in the case of Class A ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or “mark-to-market” election for LIVK’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, in each case as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrants and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares). Under these rules:

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of LIVK’s first taxable year in which LIVK is a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

A U.S. Holder will avoid the PFIC tax consequences described above in respect of Class A ordinary shares (but not warrants) by making a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of LIVK’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which LIVK’s taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

It is not entirely clear how various aspects of the PFIC rules apply to warrants. However, a U.S. Holder may not make a QEF election with respect to its warrants to acquire Class A ordinary shares. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants) and LIVK was a PFIC at any time during the U.S. Holder’s holding period of such warrants, proposed Treasury Regulations would provide that any gain generally will be treated as an excess distribution, taxed as described above. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to Class A ordinary shares), the QEF election will apply to the newly acquired

Class A ordinary shares. Notwithstanding the foregoing, the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which may be deemed to have a holding period for purposes of the PFIC rules that includes all or a portion of the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election under the PFIC rules. Under the purging election, the U.S. Holder will be deemed to have sold such shares at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the Class A ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election (and a purging election, if applicable) by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the taxable year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from LIVK. There is no assurance that LIVK will timely provide such required information.

If a U.S. Holder has made a QEF election with respect to its Class A ordinary shares, and the excess distribution rules discussed above do not apply to such shares (because of a timely QEF election for LIVK’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of Class A ordinary shares generally will be taxable as capital gain and no additional tax charge will be imposed under the PFIC rules. As discussed above, if LIVK is a PFIC for any taxable year, a U.S. Holder of Class A ordinary shares that has made a QEF election will be currently taxed on its pro rata share of LIVK’s earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if LIVK is not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to Class A ordinary shares for such taxable year.

If the Class A ordinary shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above if such U.S. Holder, at the close of the first taxable year in which it holds (or is deemed to hold) Class A ordinary shares, makes a mark-to-market election with respect to such shares for such taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its Class A ordinary shares at the end of such year over its adjusted basis in its Class A ordinary shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including NYSE, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to Class A ordinary shares under their particular circumstances.

If LIVK is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if LIVK receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. There can be no assurance that LIVK will have timely knowledge of the status of any such lower-tier PFIC. In addition, LIVK may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance LIVK will be able to cause the lower-tier PFIC to provide any required information. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to LIVK securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to LIVK. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in LIVK constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. U.S. Holders are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in Class A ordinary shares and warrants.

Non-U.S. Holders

Dividends (including constructive distributions and amounts paid in connection with a redemption that is treated as a distribution, as discussed under “U.S. Holders — Redemption of Class A Ordinary Shares” above) paid or deemed paid to a Non-U.S. Holder in respect of Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States). In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of Class A ordinary shares or warrants (including a redemption treated as a sale or exchange transaction as discussed above) unless such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of Class A ordinary shares and warrants.

Information Reporting and Backup Withholding

Dividend payments with respect to Class A ordinary shares and proceeds from the sale, exchange or redemption of Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

The Domestication

Effects of the Domestication

Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is defined to include a “mere change in identity, form, or place of organization of one corporation, however effected.” Pursuant to the domestication, LIVK will change its jurisdiction of incorporation from the Cayman Islands to Delaware and, in connection with the merger, will change its name to AgileThought, Inc. The domestication should qualify as an F Reorganization for U.S. federal income tax purposes. However, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. The remainder of this disclosure assumes that the domestication qualifies as an F Reorganization.

Except as provided below under “Section 367” and “PFIC Considerations”:

•        U.S. Holders generally will not recognize taxable gain or loss as a result of the domestication for U.S. federal income tax purposes,

•        the tax basis of a share of New AT Class A common stock or New AT warrant received by a U.S. Holder in the domestication will equal the U.S. Holder’s tax basis in the Class A ordinary share or public warrant, as the case may be, surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below), and

•        the holding period for a share of New AT Class A common stock or a New AT warrant received by a U.S. Holder will include such U.S. Holder’s holding period for the Class A ordinary share or public warrant surrendered in exchange therefor.

Because the domestication will occur prior to the redemption of U.S. Holders that exercise redemption rights, U.S. Holders and Non-U.S. Holders exercising such redemption rights will (if the domestication occurs) be subject to the potential tax consequences of the domestication. All U.S. Holders considering exercising redemption rights are urged to consult with their tax advisors with respect to the potential tax consequences of the domestication and an exercise of redemption rights to them.

Section 367

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of LIVK at the time of the domestication. Because the domestication will occur prior to the redemption of holders that exercise redemption rights, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the domestication.

U.S. Holders of LIVK that Own More Than 10% of LIVK Shares

A U.S. Holder who on the date of the domestication is a 10% shareholder must include in income as a dividend the “all earnings and profits amount” attributable to the LIVK shares it directly owns, within the meaning of Treasury Regulation Section 1.367(b)-2(d). A U.S. Holder’s ownership of warrants will be taken into account in determining whether such U.S. Holder is a 10% shareholder, and complex attribution rules apply in determining whether a U.S. Holder owns 10% or more (by vote or value) of LIVK’s shares.

A 10% shareholder’s all earnings and profits amount with respect to its LIVK shares is the net positive earnings and profits of LIVK (as determined under Treasury Regulation Section 1.367(b)-2(d)(2)) attributable to the shares (as determined under Treasury Regulation Section 1.367(b)-2(d)(3)) but without regard to any gain that would be realized on a sale or exchange of such shares. Treasury Regulation Section 1.367(b)-2(d)(3) provides that the all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

Accordingly, under Treasury Regulation Section 1.367(b)-3(b)(3), a 10% shareholder should be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treasury Regulation Section 1.367(b)-2(d)) with respect to its LIVK shares. If LIVK’s cumulative earnings and profits through the date of the domestication are not greater than zero, then a U.S. Holder should not be required to include in gross income an all earnings and profits amount with respect to its LIVK shares. However, if LIVK’s earnings and profits are greater than zero through the date of the domestication, depending upon the period in which a U.S. Holder held its LIVK shares, such U.S. Holder could be required to include its earnings and profits amount in income as a deemed dividend under Treasury Regulation Section 1.367(b)-3(b)(3) as a result of the domestication. The determination of LIVK’s earnings and profits is complex and may be impacted by numerous factors.

U.S. Holders of Class A Ordinary Shares that Own Less Than 10% of LIVK Shares

A U.S. Holder who on the date of the domestication actually and constructively owns LIVK shares with a fair market value of $50,000 or more but who is not a 10% shareholder will recognize gain (but not loss) with respect to the deemed receipt of shares of New AT Class A common stock in the domestication unless such holder elects to recognize the “all earnings and profits” amount as described below.

Unless a U.S. Holder makes the “all earnings and profits” election as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to the deemed receipt of shares of New AT Class A common stock in the domestication. Any such gain should be equal to the excess of the fair market value of the share of New AT Class A common stock received over the U.S. Holder’s adjusted basis in the Class A ordinary shares deemed to be surrendered in exchange therefor. Such gain should be capital gain, and should be long-term capital gain if the U.S. Holder held the Class A ordinary shares for longer than one year. Long-term capital gains of non-corporate taxpayers are generally subject to tax at preferential rates under current law.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the all earnings and profits amount attributable to its Class A ordinary shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things: (i) a statement that the domestication is a Section 367(b) exchange; (ii) a complete description of the domestication; (iii) a description of any stock, securities, or other consideration transferred or received in the domestication; (iv) a statement describing the amounts required to be taken into account for U.S. federal income tax purposes; (v) a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from LIVK establishing and substantiating the U.S. Holder’s all earnings and profits amount with respect to the U.S. Holder’s LIVK shares and (B) a representation that the U.S. Holder has notified New AT that such U.S. Holder is making the election; and (vi) certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder. In addition, the election must be attached by the U.S. Holder to its timely filed U.S. federal income tax return for the year of the domestication and the U.S. Holder must send notice to New AT of the election no later than the date such tax return is filed. There is no assurance that LIVK will timely provide the required information for making this election.

If LIVK’s cumulative earnings and profits are not greater than zero through the date of the domestication, a U.S. Holder who makes this election should generally not have an income inclusion under Section 367(b) of the Code provided the U.S. Holder properly executes the election and complies with the applicable notice requirements. If LIVK had positive earnings and profits through the date of the domestication, a U.S. Holder that makes the election described herein could have an all earnings and profits amount with respect to its Class A ordinary shares, and thus could be required to include that amount in income as a deemed dividend as a result of the domestication.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING WHEN AND WHETHER TO MAKE THIS ELECTION AND, IF THE ELECTION IS DETERMINED TO BE ADVISABLE, THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO THIS ELECTION.

U.S. Holders that Own Class A Ordinary Shares with a Fair Market Value Less Than $50,000

Subject to the discussion below under “PFIC Considerations,” a U.S. Holder who on the date of the domestication owns (or is considered to own) LIVK shares with a fair market value less than $50,000 and is not a 10% shareholder should not be required to recognize any gain or loss under Section 367 of the Code in connection with the domestication, and generally should not be required to include any part of the all earnings and profits amount in income.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TIMING OF THE APPLICABILITY AND THE CONSEQUENCES OF SECTION 367(B) IN THE CASE OF THE DOMESTICATION.

Tax Consequences for U.S. Holders of Public Warrants

Subject to the considerations described above relating to Section 367(b) of the Code and below relating to PFIC considerations, a U.S. Holder of public warrants should not recognize gain or loss for U.S. federal income tax purposes with respect to the exchange of public warrants for New AT warrants in the domestication.

PFIC Considerations

As discussed under “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants if the Domestication Does Not Occur — U.S. Holders — Passive Foreign Investment Company Rules” above, LIVK believes that it is (and has been) treated as a PFIC for U.S. federal income tax purposes. In addition to the discussion under the heading “Section 367,” above, the domestication could be a taxable event to U.S. Holders under the PFIC provisions of the Code.

Even if the domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of LIVK securities for New AT securities in the domestication if LIVK were classified as a PFIC at any time during such U.S. Holder’s holding period in the LIVK securities unless such U.S. Holder made a timely and effective QEF election for LIVK’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, or made a QEF election along with a purging election, or made a mark-to-market election (a U.S. Holder that has not made such a QEF or mark-to-market election, a “Non-Electing Shareholder” and any U.S. Holder that has made such a QEF election (or QEF election along with a purging election, or mark-to-market election), an “Electing Shareholder”). Any such gain would be treated as an “excess distribution” made in the year of the domestication and subject to the special tax and interest charge rules discussed above under “Passive Foreign Investment Company Rules.” In addition, such regulations would provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of Code requires the shareholder to recognize gain or include an amount in income as a distribution under Section 301 of the Code, the gain realized on the transfer is taxable as an excess distribution under Section 1291 of the Code, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “Section 367.” The proposed Treasury Regulations under Section 1291(f) of the Code (if finalized in their current form) should not apply to an

Electing Shareholder with respect to its Class A ordinary shares for which a timely QEF election (or a QEF election along with a purging election, or mark-to-market election) is made. An Electing Shareholder may, however, be subject to the rules discussed above under the section entitled “Section 367.” The application of the PFIC rules to warrants is unclear. A proposed regulation issued under the PFIC rules generally treats an “option” to acquire the stock of a PFIC as stock of the PFIC, while a final regulation issued under the PFIC rules provides that the holder of an option is not entitled make a QEF election with respect to the option. It is possible that the proposed Treasury Regulations under Section 1291(f) of the Code (if finalized in their current form) may apply to cause gain recognition under the PFIC rules on the exchange of public warrants for New AT warrants pursuant to the domestication.

The rules dealing with PFICs and with the QEF election, purging election and mark-to-market election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Class A ordinary shares or warrants should consult its own tax advisor concerning the application of the PFIC rules to such Class A ordinary shares or public warrants under such U.S. Holder’s particular circumstances.

Tax Consequences of a Redemption of New AT Class A Common Stock

If the Domestication Proposal is approved and the domestication is consummated, LIVK will become New AT prior to any redemption of equity held by holders that elect to redeem their equity interests in LIVK in connection with the vote regarding the Business Combination Proposal. Accordingly, at the time of any such redemption, such holders will hold shares of New AT Class A common stock. The treatment of the redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the common stock under the 302 tests discussed under “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants if the Domestication Does Not Occur — U.S. Holders — Redemption of Class A Ordinary Shares” above. Whether a redemption by New AT meets one of the 302 tests will, in turn, depend largely on the total number of New AT shares treated as held by the holder (including any shares constructively owned by the holder as a result of owning warrants) relative to all New AT shares outstanding both before and after such redemption or purchase.

If the redemption or purchase by New AT qualifies as a sale of New AT Class A common stock, the U.S. Holder will be treated as described under “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants if the Domestication Does Not Occur — U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Ordinary Shares and Warrants” above (other than with respect to the consequences described under “Passive Foreign Investment Company Rules”) and Non-U.S. Holders will be treated as described under “Tax Consequences of the Ownership and Disposition of New AT Class A Common Stock and New AT Warrants Post-Domestication — Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants” below. If the redemption or purchase by New AT does not qualify as a sale of New AT Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences to U.S. Holders described above under “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Public Warrants if the Domestication Does Not Occur — U.S. Holders — Taxation of Distributions” (other than with respect to the consequences described under “Passive Foreign Investment Company Rules”) and the tax consequences to Non-U.S. Holders described below under “Tax Consequences of the Ownership and Disposition of New AT Class A Common Stock and New AT Warrants Post-Domestication — Non-U.S. Holders — Taxation of Distributions on Class A Common Stock.”

Because the satisfaction of the 302 tests described above is dependent on matters of fact, the withholding agents may presume, for withholding purposes, that all amounts paid to Non-U.S. Holders in connection with a redemption are treated as distributions in respect of their shares. Accordingly, a Non-U.S. Holder should expect that a withholding agent will likely withhold U.S. federal income tax on the gross proceeds payable to a Non-U.S. Holder pursuant to a redemption at a rate of 30% unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Each holder should consult with its own tax advisors as to the tax consequences to it of any redemption of its New AT Class A common stock.

See “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants if the Domestication Does Not Occur — U.S. Holders — Redemption of Class A Ordinary Shares” and “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants if the Domestication Does Not Occur — Non-U.S. Holders” above for a discussion of the consequences of a redemption of Class A ordinary shares in the event that the domestication does not occur.

Tax Consequences of the Ownership and Disposition of New AT Class A Common Stock and New AT Warrants Post-Domestication

U.S. Holders

Taxation of Distributions on New AT Class A Common Stock

A U.S. Holder generally will be required to include in gross income as dividends the amount of any cash distribution paid on New AT Class A common stock to the extent the distribution is paid out of New AT’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates but will be eligible (subject to applicable requirements and limitations) for the dividends-received deduction.

Distributions in excess of current and accumulated earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its stock (but not below zero) and, to the extent in excess of basis, will be treated as gain from the sale or exchange of such stock as described below under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants.”

With respect to non-corporate U.S. Holders, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants” below), subject to applicable requirements and limitations.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of New AT Class A common stock or New AT warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for New AT Class A common stock or New AT warrants so disposed of exceeds one year at the time of disposition. It is unclear, however, whether the redemption rights with respect to the New AT Class A common stock described in this proxy statement/prospectus may suspend the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to tax at preferential rates under current law. The deductibility of capital losses is subject to limitations.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its New AT Class A common stock or New AT warrants so disposed of.

Exercise or Lapse of a New AT Warrant

Except with respect to the application of the PFIC rules, the tax consequences of the exercise or lapse of a New AT warrant will generally be the same as the tax consequences of the exercise or lapse of a public warrant, as discussed above under “Tax Consequences of the Ownership and Disposition of Class A Ordinary Shares and Warrants if the Domestication Does Not Occur — U.S. Holders — Exercise or Lapse of a Public Warrant.”

Possible Constructive Distributions

The terms of each New AT warrant provide for an adjustment to the number of shares of New AT Class A common stock for which a New AT warrant may be exercised or to the exercise price of a New AT warrant in certain events, as discussed in the section of this proxy statement/prospectus entitled “Description of Securities — Warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. U.S. Holders of New AT warrants would, however, be treated as receiving a constructive distribution from New AT if, for example, the adjustment increases the warrant holders’ proportionate interest in New AT’s assets or earnings and profits (e.g., through an increase in the number of shares of New AT Class A common stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of New AT Class A common stock which is taxable to the U.S. Holders of such stock as described under “Taxation of Distributions on New AT Class A Common Stock” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the New AT warrants received a cash distribution from New AT equal to the fair market value of such increased interest.

Non-U.S. Holders

Taxation of Distributions on New AT Class A Common Stock

Any cash distribution (or a constructive distribution) New AT makes to a Non-U.S. Holder of New AT securities, to the extent paid out of New AT’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividends paid or deemed paid to a Non-U.S. Holder in respect of New AT Class A common stock (or New AT warrants) that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, or other applicable IRS Form W-8). In satisfying the foregoing withholding obligation with respect to a distribution, the applicable withholding agent may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution New AT projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the Non-U.S. Holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the Non-U.S. Holder’s adjusted tax basis in such securities (but not below zero) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such securities, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants” below.

Dividends (including constructive dividends) New AT pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States generally will not be subject to the foregoing U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, unless an applicable income tax treaty provides otherwise, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder. In addition, if the Non-U.S. Holder is a corporation, such Non-U.S. Holder’s effectively connected earnings and profits (subject to adjustments) may be subject to a U.S. federal “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of New AT Class A Common Stock and New AT Warrants

A Non-U.S. Holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of New AT Class A common stock or New AT warrants unless:

•        the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States;

•        New AT is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and either (i) the New AT Class A common stock and New AT warrants have ceased to be regularly traded on an established securities market or (ii) the Non-U.S. Holder has owned, actually or constructively, more than five percent (5%) of such securities, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the security disposed of.

Unless an applicable tax treaty provides otherwise, any gain described in the first or third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in addition, a Non-U.S. Holder described in the first bullet point that is a foreign corporation will be subject to U.S. federal “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate) on such Non-U.S. Holder’s effectively connected earnings and profits (subject to adjustments).

Information Reporting and Backup Withholding

Dividend payments with respect to shares of New AT Class A common stock and proceeds from the sale, exchange or redemption of shares of New AT Class A common stock or New AT warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

A Non-U.S. Holder generally will eliminate the requirement for information reporting (other than with respect to dividends) and backup withholding by providing certification of its non-U.S. status on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Foreign Account Tax Compliance Act

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), payments of dividends on and the gross proceeds of dispositions of common stock or warrants of a U.S. issuer paid to (i) a “foreign financial institution” (as specifically defined in the Code) or (ii) a “non-financial foreign entity” (as specifically defined in the Code) will be subject to a withholding tax (separate and apart from, but without duplication of, the withholding tax described above) at a rate of 30%, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption from these rules applies. Under proposed Treasury Regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury Regulations until final Treasury Regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of common stock or warrants. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non-U.S. holders should consult their tax advisors regarding the possible implications of this withholding tax on their shares of New AT Class A common stock or New AT warrants.

Proposal No. 1 — The Business Combination Proposal

Overview

Our shareholders are being asked to approve and adopt the merger agreement and the transactions contemplated thereby.

For a summary of the merger agreement and the business combination, including the background of the business combination, LIVK’s board of directors’ reasons for the business combination and related matters, see the section entitled “The Business Combination.” Our shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read carefully the merger agreement in its entirety before voting on this Business Combination Proposal.

Vote Required for Approval

The Business Combination Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Business Combination Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Business Combination Proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that the transactions contemplated by the Agreement and Plan of Merger, dated as of May 9, 2021 (as amended or modified from time to time, the “merger agreement”), by and among LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK”) and AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which LIVK will domesticate as a new Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK will be the surviving corporation, on the terms and subject to the conditions set forth therein be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

Proposal No. 2 — The NASDAQ Proposal

Overview

For purposes of complying with the Nasdaq Stock Market Listing Rules 5635(a), (b) and (d), our shareholders are being asked to approve the issuance of an aggregate of (i) 2,650,000 shares of Class A common stock to the subscription investors pursuant to the subscription agreements and (ii) 36,712,131 shares of Class A common stock to AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, pursuant to the merger agreement.

Under the Nasdaq Stock Market Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under the Nasdaq Stock Market Listing Rule 5635(b), shareholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer. Although The Nasdaq Stock Market has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), The Nasdaq Stock Market has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Under the Nasdaq Stock Market Listing Rule 5635(d), shareholder approval is required prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or “Substantial Shareholders” (as defined in the applicable Nasdaq rules) of a company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance, at a price less than a price that is the lesser of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement (the “minimum price”).

For a summary of the subscription agreements, please see the section entitled “The Business Combination — Related Agreements — PIPE Subscription Agreements.” Our shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information regarding the subscription agreements. You are urged to read carefully the form of subscription agreement in its entirety before voting on this Nasdaq Proposal.

Pursuant to the subscription agreements and the merger agreement, we will issue subscription shares to the subscription investors and shares of Class A common stock to AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, that will exceed 20% of the voting power outstanding before such issuance. As a result, LIVK is required to obtain shareholder approval of such issuances pursuant to the Nasdaq Stock Market Listing Rule 5635(a). In addition, the issuance of the Class A common stock of New AT to the subscription investors and the issuance of the shares of Class A common stock to AT equity holders could collectively be deemed to result in a change of control of LIVK. As a result, LIVK is required to obtain shareholder approval of such issuances pursuant to the Nasdaq Stock Market Listing Rule 5635(b). Subscription investors will purchase, and LIV Fund IV will receive upon conversion of AT’s existing preferred stock that LIV Fund IV holds, shares of Class A common stock at $10.00 per share and AT equity holders will receive Class A common stock based on an implied value of $10.00 per share of Class A common stock, in each case which may be below the minimum price, and thus, LIVK is also obtaining shareholder approval of such issuances pursuant to the Nasdaq Stock Market Listing Rule 5635(d).

Vote Required for Approval

The Nasdaq Proposal will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on the Nasdaq Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Nasdaq Proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC (the “Nasdaq”), the issuance by LIVK of (i) 2,650,000 shares of Class A common stock to the subscription investors pursuant to the subscription agreements and (ii) up to 36,712,131 shares of Class A common stock to equityholders of AgileThought, Inc., including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, pursuant to the merger agreement be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE NASDAQ PROPOSAL.

Proposal No. 3 — The Domestication Proposal

Overview

General

LIVK is proposing to change its corporate structure and domicile from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of LIVK under the applicable laws of the Cayman Islands and the State of Delaware as described in the section entitled “The Domestication.”

The domestication will be effected by the filing of a Certificate of Corporate Domestication and the Certificate of Incorporation with the Delaware Secretary of State and filing an application to de-register LIVK with the Registrar of Companies of the Cayman Islands. In connection with the domestication, all outstanding securities of LIVK will convert to outstanding securities of the continuing Delaware corporation. The domestication will be effectuated prior to, but conditioned upon, the closing. The proposed charter, substantially in the form attached to this proxy statement/prospectus as Annex B, will become effective upon the domestication. The proposed bylaws, substantially in the form attached to this proxy statement/prospectus as Annex C, will become effective upon the domestication.

At the effective time of the domestication, the separate existence of LIVK will cease as a Cayman Islands exempted company and will become and continue as a Delaware corporation. The existing organizational documents will be replaced by the proposed organizational documents and your rights as a shareholder will cease to be governed by the laws of the Cayman Islands and in connection with the merger you will become a stockholder of New AT with all rights as such governed by Delaware law.

Change of LIVK’s Corporate Name

After the domestication, which will be effectuated at least one day prior to the closing of the business combination, in connection with the merger the corporate name of LIVK will change to “AgileThought, Inc.”

Expected Accounting Treatment of the Domestication

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of LIVK as a result of the domestication. The business, capitalization, assets and liabilities and financial statements of New AT immediately following the domestication will be the same as those of LIVK immediately prior to the domestication.

Vote Required for Approval

The Domestication Proposal must be approved by a special resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on the Domestication Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Domestication Proposal.

Full Text of the Resolution

“RESOLVED, as a special resolution that LIV Capital Acquisition Corp. be transferred by way of continuation to Delaware pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and Section 388 of the General Corporation Law of the State of Delaware and, immediately upon being de-registered in the Cayman Islands, LIV Capital Acquisition Corp. be continued and domesticated as a corporation under the laws of the state of Delaware and, conditioned upon, and with effect from, the registration of LIV Capital Acquisition Corp. as a corporation in the State of Delaware, the registered office of LIV Capital Acquisition Corp. be changed to 1209 Orange Street, City of Wilmington, County of New Castle, Delaware, Zip Code 19801, United States.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE DOMESTICATION PROPOSAL.

Proposal no. 4 — Charter amendment Proposal

Overview

If the Transaction Proposals are approved and the business combination is to be consummated, LIVK will replace the existing organizational documents with the proposed organizational documents of New AT, in each case, under the DGCL.

Reasons for the Charter Amendment

The proposed certificate of incorporation, as well as the proposed bylaws, was negotiated as part of the business combination. Our board of directors’ specific reasons for each of the Organizational Documents Proposals (each of which are included in the proposed organizational documents) are set forth in the section “Organizational Documents Proposals.”

Vote Required for Approval

The approval of the Charter Amendment Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of not less than two-thirds of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purpose of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and other will have no effect on a particular proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B) including the authorization of the change in authorized share capital as indicated therein.”

Recommendation of the LIVK Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

Organizational Documents Proposals

In connection with the domestication, LIVK’s shareholders are being asked to consider and vote upon six separate proposals to replace the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, which differ materially from the existing organizational documents in the following respects:

	Existing Organizational Documents	Proposed Organizational Documents
Corporate Name (Organizational Documents Proposal A)	The existing organizational documents provide the name of the company is “LIV Capital Acquisition Corp.” See paragraph 1 of the existing organizational documents.	The proposed organizational documents provide the new name of the corporation will be “AgileThought, Inc.” following the merger. See Article 1 of the proposed charter.
Exclusive Forum (Organizational Documents Proposal A)	The existing organizational documents do not contain a provision adopting an exclusive forum for certain shareholder litigation.	The proposed organizational documents adopt Delaware as the exclusive forum for certain stockholder litigation. See Article 7 of the proposed charter.
Perpetual Existence (Organizational Documents Proposal A)

The existing organizational documents provide that if we do not consummate a business combination (as defined in our existing organizational documents) by September 13, 2021, LIVK will cease all operations except for the purposes of winding-up, liquidation and dissolution and shall redeem the shares issued in its initial public offering and liquidate its trust account.

See Article 49.6 of the existing organizational documents.

The proposed organizational documents do not contain a provision with regard to the cessation of operations if we do not consummate a business combination by September 13, 2021, and New AT’s existence will be perpetual.

Provisions Related to Status as Blank Check Company (Organizational Documents Proposal A)

The existing organizational documents set forth various provisions related to our status as a blank check company prior to the consummation of a business combination.

See Article 49 of the existing organizational documents.

The proposed organizational documents do not contain provisions related to our status as a blank check company prior to the consummation of the business combination and do not contain a provision with regard to the cessation of operations if we do not consummate a business combination.

Classified Board of Directors (Organizational Documents Proposal B)

The existing organizational documents provide that the board of directors will be divided into two classes, with each class generally serving for a term of two years and only one class of directors being elected in each year.

See Article 27 of the existing organizational documents.

The proposed organizational documents provide that the board of directors of New AT will be divided into three classes, with each class generally serving for a term of three years and only one class of directors being elected in each year.

See Article 5 of the proposed charter and Section 18 of the proposed bylaws.

	Existing Organizational Documents	Proposed Organizational Documents
Removal for Cause (Organizational Documents Proposal C)

The existing organizational documents provide that any director may be removed from office (i) if prior to the consummation of a business combination, by an ordinary resolution of the holders of the Class B ordinary shares and (ii) if following the consummation of a business combination, by an ordinary resolution of the holders of ordinary shares.

See Article 29 of the existing organizational documents.

The proposed organizational documents provide that any director may be removed from office at any time, but only for cause by the affirmative vote of the holders of 66⅔% of the total voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors.

See Article 5 of the proposed charter and Section 22 of the proposed bylaws.

Ability of Stockholder to Call a Special Meeting (Organizational Documents Proposal D)

The existing organizational documents provide that the board of directors shall, on a shareholder’s request, proceed to convene an extraordinary general meeting of LIVK, provided that the requesting shareholders hold not less than 30% in par value of the issued shares entitled to vote at a general meeting.

See Article 20.3 and 20.4 of the existing organizational documents.

The proposed organizational documents do not permit the stockholders of New AT to call a special meeting. See Article 4 of the proposed charter and Section 22 of the proposed bylaws.
Action by Written Consent (Organizational Documents Proposal E)

The existing organizational documents provide that a resolution in writing signed by all the shareholders entitled to vote at general meetings shall be as valid and effective as if the same had been passed at a duly convened and held general meeting.

See Article 22.3 of the existing organizational documents.

The proposed organizational documents provide that any action required or permitted to be taken by New AT’s stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

See Article 5 of the proposed charter and Section 13 of the proposed bylaws.

Authorized Shares (Organizational Documents Proposal F)

Our existing organizational documents authorize the issuance of up to 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, each with par value $0.0001 per share.

See paragraph 5 of the existing organizational documents.

The proposed charter authorizes the issuance of shares of Class A common stock and shares of preferred stock, each with par value $0.0001 per share. See Article 4 of the proposed charter.

Proposal No. 5 — Organizational Documents Proposal A

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal A, which would (x) in connection with the replacement of the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, (i) adopt Delaware as the exclusive forum for certain stockholder litigation, (ii) make New AT’s corporate existence perpetual, and (iii) remove certain provisions related to our status as a blank check company that will no longer be applicable to us upon consummation of the business combination and (y) in connection with the merger, change our name from “LIV Capital Acquisition Corp.” to “AgileThought, Inc.”

Our board of directors believes that changing the corporate name is desirable to reflect the business combination with AT and to clearly identify New AT as the publicly traded entity. In addition, adopting Delaware as the exclusive forum for certain stockholder litigation is intended to assist us in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims.

Our proposed charter does not include provisions related to a blank check company (including those related to operation of the trust account, winding up our operations should we not complete an initial business combination by a specified date, and other such blank check-specific provisions as are present in the existing organizational documents) because following the consummation of the business combination, New AT will not be a blank check company. The proposed organizational documents do not contain the requirement to dissolve New AT allowing it to continue as a corporate entity with perpetual existence following the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for New AT following the business combination.

This summary is qualified by reference to the complete text of the proposed charter and proposed bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. All shareholders are encouraged to read the proposed organizational documents in their entirety for a more complete description of their terms.

Vote Required for Approval

Organizational Documents Proposal A will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal A. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal A.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, (x) in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation (i) adopting Delaware as the exclusive forum for certain stockholder litigation, (ii) making New AT’s corporate existence perpetual, and (iii) removing certain provisions related to our status as a blank check company that will no longer be applicable to us upon consummation of the business combination and (y) upon closing of the merger, our name change from “LIV Capital Acquisition Corp.” to “AgileThought, Inc.” be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL A.

Proposal No. 6 — Organizational Documents Proposal B

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal B, pursuant to which, in connection with the replacement of the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, our board of directors will be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year.

Upon the domestication, our board of directors will be divided into three classes. At each annual general meeting of shareholders thereafter, we will nominate one class of directors for election to serve for a three-year term and, in each case, until their successors are elected and qualified or until their earlier death, disqualification, resignation or removal. As a result, only one class may be elected in any given year, which may make it more difficult for a shareholder or group of shareholders to gain control of our board of directors.

Our board of directors believes that a classified board of directors will (i) increase board continuity and the likelihood that experienced board members with familiarity of New AT’s business operations would serve on the board of directors at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of New AT’s board of directors.

This summary is qualified by reference to the complete text of the proposed charter and proposed bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. All shareholders are encouraged to read the proposed organizational documents in their entirety for a more complete description of their terms.

Vote Required for Approval

Organizational Documents Proposal B will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal B. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal B.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to this proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation dividing the board of directors into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL B.

Proposal No. 7 — Organizational Documents Proposal C

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal C, pursuant to which, in connection with the replacement of the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, our directors may only be removed for cause (as defined in the proposed charter).

Our proposed organizational documents provide for a classified board of directors, such that only a specified portion of the directors is to be elected each year. Under the DGCL, unless a company’s certificate of incorporation provides otherwise, removal of a director only for cause is automatic with a classified board. Our proposed organizational documents specify that, subject to any limitations imposed by applicable law, any director may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of New AT entitled to vote generally in the election of directors. Our board of directors believes that such a standard will, in conjunction with the classified nature of New AT’s board of directors, (i) increase board continuity and the likelihood that experienced board members with familiarity of our business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of New AT’s board of directors.

This summary is qualified by reference to the complete text of the proposed charter and proposed bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. All shareholders are encouraged to read the proposed organizational documents in their entirety for a more complete description of their terms.

Vote Required for Approval

Organizational Documents Proposal C will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal C. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal C.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to this proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation providing that the directors may only be removed for cause (as defined in the Certificate of Incorporation) be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL C.

Proposal No. 8 — Organizational Documents Proposal D

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal D, which, in connection with the replacement of the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, removes the ability of shareholders to call a special meeting.

Our existing organizational documents provide that the board of directors shall, on a shareholder’s request, proceed to convene an extraordinary general meeting of LIVK, provided that the requesting shareholder holds not less than 30% in par value of the issued shares entitled to vote at a general meeting. If Organizational Documents Proposal D is approved, shareholders will not have the ability to call a special meeting and all special meetings or annual general meetings must be called by the board of directors.

Limiting shareholders’ ability to call a special meeting limits the opportunities for minority shareholders to remove directors, amend organizational documents or take other actions without the board of directors’ consent or to call a special meeting to otherwise advance minority shareholders’ agenda. Removing the ability of shareholders to call a meeting of shareholders is intended to avoid the expense and distraction of management caused by holding meetings in addition to the annual meeting unless the board of directors (or a class or series of preferred stock, if any) determines that such expense and distraction is warranted.

This summary is qualified by reference to the complete text of the proposed charter and proposed bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. All shareholders are encouraged to read the proposed organizational documents in their entirety for a more complete description of their terms.

Vote Required for Approval

Organizational Documents Proposal D will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal D. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal D.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation removing the ability of shareholders to call a special meeting be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL D.

Proposal No. 9 — Organizational Documents Proposal E

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal E, which, in connection with the replacement of the existing organizational documents of LIVK under the Cayman Islands Companies Act with the proposed organizational documents of New AT under the DGCL, removes the ability of shareholders to act by written consent in lieu of a meeting. Our existing organizational documents currently provide that ordinary resolutions and special resolutions may be passed by unanimous written consent of LIVK’s shareholders. If Organizational Documents Proposal E is approved, shareholders will not have the ability to act by written consent and all actions required or permitted to be taken by the shareholders of New AT must be effected at a duly convened special meeting or annual general meeting.

New AT’s shareholders will have the ability to propose items of business (subject to the restrictions set forth in the proposed charter and proposed bylaws) at duly convened shareholder meetings; this Organizational Documents Proposal E does not foreclose that right, but does limit shareholders’ ability to take such and other actions by written consent. Eliminating the right of shareholders to act by written consent limits the circumstances under which shareholders can act on their own initiative to remove directors, or alter or amend New AT’s organizational documents outside of a duly called extraordinary or annual meeting of the shareholders of New AT. Further, our board of directors believes continuing to limit shareholders’ ability to act by written consent will reduce the time and effort our board of directors and management would need to devote to shareholder proposals, which time and effort could distract our directors and management from other important business.

In addition, the elimination of the shareholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the board of directors only at a duly called special or annual meeting. However, this Organizational Documents Proposal E is not in response to any effort of which we aware to obtain control of LIVK. Further, the board of directors does not believe that the effects of the elimination of shareholder action by written consent will create a significant impediment to a tender offer or other effort to take control of LIVK. Inclusion of these provisions in the proposed organizational documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the board of directors and thereby help protect shareholders from the use of abusive and coercive takeover tactics.

This summary is qualified by reference to the complete text of the proposed charter and proposed bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. All shareholders are encouraged to read the proposed organizational documents in their entirety for a more complete description of their terms.

Vote Required for Approval

Organizational Documents Proposal E will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal E. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal E.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary, advisory resolution, that, in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation removing the ability of shareholders to act by written consent in lieu of a meeting be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL E.

Proposal No. 10 — Organizational Documents Proposal F

Overview

LIVK’s shareholders are being asked to approve Organizational Documents Proposal F to authorize the change in the authorized capital stock of LIVK from (i) 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, par value $0.0001 per share in the existing organizational documents to (ii) 210,000,000 shares of Class A common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share in the proposed organizational documents.

As of the date of this proxy statement/prospectus, there are (i) 10,132,500 ordinary shares issued and outstanding, of which 8,050,000 are public shares and 2,082,500 are Class B ordinary shares, and (ii) 10,861,250 warrants of LIVK outstanding, consisting of 8,050,000 public warrants and 2,811,250 private warrants.

This summary is qualified by reference to the complete text of the proposed charter, substantially in the form attached to this proxy statement/prospectus as Annex B. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

Vote Required for Approval

Organizational Documents Proposal F will be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.  Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on Organizational Documents Proposal F. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on Organizational Documents Proposal F.

Full Text of the Resolution

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary, advisory resolution, that in connection with the amendment and restatement of the Amended and Restated Memorandum and Articles of Association of LIV Capital Acquisition Corp. by deleting them in their entirety and substituting in their place the proposed Certificate of Incorporation (a copy of which is attached to the proxy statement/prospectus in respect of the shareholders meeting as Annex B), the provisions in the proposed Certificate of Incorporation authorizing the change in the authorized capital stock of LIVK from (i) 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares, and 1,000,000 preferred shares, par value $0.0001 per share in the existing organizational documents to (ii) 210,000,000 shares of Class A common stock and 10,000,000 shares of preferred stock, par value $0.0001 per share in the proposed organizational documents be confirmed, ratified, adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF ORGANIZATIONAL DOCUMENTS PROPOSAL F.

Proposal No. 11 — Director Election Proposal

Overview

Our board of directors has (i) re-nominated Alexander R. Rossi, one of our current directors and (ii) nominated Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Arturo Saval and Manuel Senderos to serve as new directors until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Each of the re-nominated and nominated individuals meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the board of directors of LIVK. The Nominating and Corporate Governance Committee has determined that each of Arturo Saval, Roberto Langenauer, Andres Borrego, Gerardo Benitez, Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra qualify as independent directors such that if each of the re-nominated and nominated individuals are elected to the board, a majority of the directors as of immediately following the closing will qualify as independent directors. At the effective time of the domestication, the board of directors will be divided into three classes, with only one class of directors being elected in each year. Each class of directors will generally serve for a three-year term. In addition, if each of the re-nominated and nominated individuals are elected to the board of directors, the classes of the board of directors will be composed as follows: Class I — Gerardo Benitez, Roberto Langenauer and Mauricio Garduño; Class II — Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala; and Class III — Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos. LIVK’s holders of Class B ordinary shares are being asked to re-elect current director of LIVK Alexander R. Rossi and to elect Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Arturo Saval and Manuel Senderos to our board of directors.

For more information on the experience of each of the director nominees, please see the section entitled “Management After the Business Combination” of this proxy statement/prospectus.

Nominees for Election to the Board of Directors

Gerardo Benitez, Roberto Langenauer, Mauricio Garduño, Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas, Diego Zavala, Andres Borrego, Arturo Saval and Manuel Senderos.

Directors Continuing in Office

Alexander R. Rossi.

Interests of LIVK’s Directors and Officers in the Director Election Proposal

When you consider the recommendation of the board of directors of LIVK in favor of approval of the Director Election Proposal, you should keep in mind that certain of LIVK’s directors and officers may have interests that are different from, or in addition to, your interests as a shareholder, including, among other things, the existence of financial and personal interests. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for a further discussion.

Vote Required for Approval

Pursuant to our existing organizational documents, until the closing, only holders of Class B ordinary shares can appoint or remove directors. Therefore, only holders of Class B ordinary shares will vote on the Director Election Proposal. The election of each director nominee must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the Class B ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on the Director Election Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the election of the director nominees.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution of the holders of the Class B ordinary shares of LIV Capital Acquisition Corp. (“LIVK”), that the persons named below be elected to serve as Class I, Class II and Class III directors to serve staggered terms on the board of directors of LIVK (following the domestication and the business combination) until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation or removal be confirmed, ratified, adopted and approved in all respects.”

Name of Director	Class of Director
Gerardo Benitez	Class I
Robert Languenauer	Class I
Mauricio Garduño	Class I
Marina Diaz Ibarra	Class II
Alejandro Rojas	Class II
Mauricio Rioseco	Class II
Diego Zavala	Class II
Andres Borrego	Class III
Alexander R. Rossi	Class III
Arturo Saval	Class III
Manuel Senderos	Class III

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Proposal No. 12 — The Equity Incentive Plan Proposal

Overview

Prior to consummation of the business combination, the board of directors of LIVK is expected to approve and adopt, subject to the approval of our shareholders, the New AT 2021 Equity Incentive Plan (the “equity incentive plan”), effective as of and contingent on the closing. If the equity incentive plan is approved by our shareholders, New AT will be authorized to grant equity and cash incentive awards to eligible service providers. A copy of the equity incentive plan is attached to this proxy statement/prospectus as Annex D.

Purpose of the Equity Incentive Plan

The purpose of the equity incentive plan is to secure and retain the services of employees and directors of, and consultants to, New AT or its affiliates, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Class A common stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the equity incentive plan will motivate award recipients to offer their maximum effort to New AT and help focus them on the creation of long-term value consistent with the interests of our stockholders. LIVK believes that grants of incentive awards are necessary to enable New AT to attract and retain top talent.

Summary of the Equity Incentive Plan

This section summarizes certain principal features of the equity incentive plan. The summary is qualified in its entirety by reference to the complete text of the equity incentive plan.

Eligibility.    Employees and directors of, and consultants to, New AT or its affiliates, are eligible to receive awards under the equity incentive plan. Following the closing, New AT is expected to have approximately 1,547 employees, seven non-employee directors and 695 consultants who may be eligible to receive awards under the equity incentive plan.

Award Types.    The equity incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.

Share Reserve.    The number of shares of Class A common stock initially reserved for issuance under the equity incentive plan is the amount of shares of Class A common stock equal to 10% of the sum of (i) the number of shares of our Class A common stock outstanding as of the consummation of the business combination and (ii) the number of shares of our Class A common stock underlying securities convertible into our Class A common stock. The number of shares of Class A common stock reserved for issuance under the equity incentive plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, in an amount equal to 5% of the total number of shares of New AT capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by the board of directors of New AT. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the equity incentive plan is equal to 300% of the number of shares of Class A common stock initially reserved under the equity incentive plan. Shares issuable under the equity incentive plan will be shares of authorized but unissued or reacquired shares of Class A common stock, including shares repurchased by New AT on the open market or otherwise. Shares subject to awards granted under the equity incentive plan that expire or terminate without the shares covered by such portion of the award having been issued, that are settled in cash rather than in shares, the withholding of shares that would otherwise be issued to satisfy the exercise, strike or purchase price of an award, or the withholding of shares that would otherwise be issued to satisfy a tax withholding obligation in connection with an award will not reduce the number of shares available for issuance under the equity incentive plan. Additionally, shares issued pursuant to awards under the equity incentive plan that are repurchased or forfeited because of a failure to meet a contingency or condition required for the vesting of such shares, shares that are reacquired to satisfy the exercise, strike or purchase price of an award or to satisfy tax withholding obligations related to an award, will be added back to the share reserve and become available for future grant under the equity incentive plan. As of July 15, 2021, the record date for the general meeting, the closing price of a share of LIVK’s Class A ordinary shares as reported on Nasdaq was $10.03 per share.

Plan Administration.    The board of directors of New AT will administer the equity incentive plan unless and until it delegates administration to a committee or committees thereof (as applicable, the “plan administrator”). The plan administrator may also delegate to one or more persons who are officers of New AT (as defined in Section 16 of the Exchange Act) the authority to (i) designate employees other than officers to receive specified awards and (ii) determine the number of shares to be subject to such awards up to the total number of shares determined by the plan administrator that may be granted by such officer.

Subject to the terms of the equity incentive plan, the plan administrator has the authority to determine from time to time the terms of awards, including recipients, when and how each award will be granted, the type or combination of awards granted, the provisions of each award (which need not be identical), the number of shares or cash equivalent subject to each award, the fair market value of a share applicable to an award, and the terms of any performance award that is not valued in whole or in part by reference to, or otherwise based on, the Class A common stock. The plan administrator has the power to, among other things, construe and interpret the equity incentive plan and awards, establish, amend and revoke rules and regulations for the administration thereof, settle all controversies in connection therewith, accelerate the time at which an award may first exercised or the time during which it will vest, prohibit the exercise of any exercisable award during a period of up to 30 days prior to certain transactions or changes affecting the Class A common stock, suspend or terminate the equity incentive plan at any time, amend the equity incentive plan at any time subject to any stockholder approval required by applicable law and to generally exercise such powers and to perform such acts it deems necessary or expedient to promote the best interests of New AT and that are not in conflict with the provisions of the equity incentive plan or awards. Subject to the terms of the equity incentive plan, the plan administrator also has the authority to reduce the exercise (or strike) price of any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new options, stock appreciation rights, restricted stock, restricted stock units or other stock awards covering the same or a different number of shares of Class A common stock, cash and/or other valuable consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options.    ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the equity incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Class A common stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the equity incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the equity incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or for cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship ceases due to death, or an optionholder dies during the period that an option is otherwise exercisable following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event an optionholder’s service relationship ceases due to disability the optionholder may generally exercise any vested options for a period of 18 months. Options generally terminate immediately upon the termination of an optionholder’s service for cause. The period of exercise for an option following a separation from service may be extended as set forth in the equity incentive plan in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or New AT’s insider trading policy. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of Class A common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of Class A common stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Limitations on ISOs.    The aggregate fair market value, determined at the time of grant, of Class A common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by New AT may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of New AT’s total combined voting power or that of any of New AT’s affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant. No ISOs may be granted after the earlier of the tenth anniversary of the date the board of directors of LIVK adopts the equity incentive plan and the date the equity incentive plan is approved by the stockholders of LIVK.

Restricted Stock Awards.    Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Additionally, dividends or dividend equivalents may be credited in respect of shares covered by restricted stock as determined by the plan administrator and specified in the award agreement. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, New AT may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards.    Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units will generally be granted in consideration for the participant’s services. A restricted stock unit may be settled by cash or the issuance of Class A common stock, or a combination of cash and Class A common stock as determined by the plan administrator and specified in the award agreement. Additionally, dividends or dividend equivalents may be credited in respect of shares covered by a restricted stock unit as determined by the plan administrator and specified in the award agreement. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights.    Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator and will be denominated in shares of Class A common stock equivalents. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Class A common stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). A stock appreciation right granted under the equity incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. The appreciation distribution payable to a Participant upon the exercise of a stock appreciation right will not be greater than an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of shares of Class A common stock equal to the number of Class A common stock equivalents that are vested and being exercised, over the strike price of such stock appreciation right Such appreciation distribution may be paid in the form of Class A common stock or cash, any combination thereof, or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation grant agreement.

Performance Awards.    The equity incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of Class A common stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any one of, or combination or, the following as determined by the plan administrator: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of New AT’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the plan administrator whether or not listed in the equity incentive plan.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by New AT achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under New AT’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards.    The plan administrator may grant other awards based in whole or in part by reference to Class A common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid by New AT to any individual for service as a non-employee director with respect to any period commencing on the date of New AT’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of New AT’s annual meeting of stockholders for the next subsequent year (such period, the “annual period”), including awards granted under the equity incentive plan and cash fees paid by New AT to such non-employee director, will not exceed $1,000,000 in total value. For purposes of this limitation, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes. This limitation will apply commencing with the first annual period that begins on New AT’s first annual meeting of stockholders following the effective date of the equity incentive plan.

Non-Exempt Employees.    No option or stock appreciation right, whether or not vested, granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Class A common stock until at least six months following the date of grant of such award. However, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such award may be exercised earlier than six months following the date of grant of such Award in the event of such participant’s death or disability, a corporate transaction, as defined in the equity incentive plan, in which such award is not assumed, continued or substituted, a change in control, as defined in the equity incentive plan, or such participant’s retirement.

Changes to Capital Structure.    In the event there is a change in or other events that occur with respect to the Class A common stock without receipt of consideration by New AT through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate and proportional adjustments will be made to (i) the class(es) and maximum number of shares of Class A common stock subject to the equity incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Class A common stock subject to outstanding awards.

Corporate Transactions.    The following applies to awards under the equity incentive plan in the event of a corporate transaction, as defined in the equity incentive plan, unless otherwise provided in a participant’s award agreement or other written agreement with New AT or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any awards outstanding under the equity incentive plan (or a portion thereof) may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by New AT with respect of Class A common stock issued pursuant to the award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such awards, then with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction (“current participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by New AT with respect to such awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards that are not assumed and that will accelerate upon the occurrence of a corporate transaction and that have multiple vesting levels depending on performance level, unless otherwise provided by an award agreement, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such awards, then with respect to any such awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by New AT with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. The plan administrator is not obligated to treat all awards or portions of awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of the value of the property the participant would have received upon the exercise of the award over any exercise price payable by such holder in connection with such exercise.

Plan Termination.    The board of directors of New AT will have the authority to suspend or terminate the equity incentive plan at any time. No awards may be granted under the equity incentive plan while it is suspended or after it is terminated.

Certain U.S. Federal Income Tax Aspects of Awards Under the Equity Incentive Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the equity incentive plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the equity incentive plan depend upon the type of award.

Incentive Stock Options.    The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of New AT common stock from exercised ISOs are disposed of, by sale or otherwise. If the ISO recipient does not sell or dispose of the shares of New AT common stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of New AT common stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the New AT common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. New AT will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options.    The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the New AT common stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. New AT will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards.    Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no tax deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on unvested restricted shares will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of New AT common stock on the exercise date over the exercise price. New AT will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient. Unless a participant has made a Section 83(b) election, New AT will also be entitled to a tax deduction for dividends paid on unvested restricted shares.

Equity Incentive Plan Benefits

The following table sets forth certain information regarding future benefits under the equity incentive plan:

New Plan Benefits

Name and Position	Dollar Value ($)	Number of Shares (#)
Manuel Senderos Fernández Chief Executive Officer and Chairman of the Board of Directors of AT	(1)	1,050,000
Kevin Johnston Chief Revenue Officer	(1)	50,000
Jorge Pliego Seguin Chief Financial Officer	(1)	50,000
All current executive officers as a group	(1)	2,050,000
All current directors who are not executive officers as a group	(2)	(2)
All employees, including current officers who are not executive officers, as a group	(1)	50,000

____________

(1)      Awards granted under the equity incentive plan to New AT’s officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the equity incentive plan. However, pursuant to the merger agreement, the New AT board of directors anticipates granting the value generation RSUs to certain officers and other employees as soon as practicable following the closing, as further described in the section titled, “Executive Compensation — New AT Executive Officer and Director Compensation Following the Business Combination — Value Generation RSUs.”

(2)      Awards granted under the equity incentive plan to New AT’s non-employee directors are discretionary and are not subject to set benefits or amounts under the terms of the equity incentive plan. It is anticipated that the compensation committee of the board of directors of New AT will determine the annual compensation to be paid to the members of the board of directors of New AT upon completion of the business combination.

Interests of LIVK’s Directors and Officers in the Equity Incentive Plan Proposal

When you consider the recommendation of the board of directors of LIVK in favor of approval of the equity incentive plan, you should keep in mind that certain of LIVK’s directors and officers may have interests in the equity incentive plan that are different from, or in addition to, your interests as a shareholder, including, among other things, the existence of financial and personal interests. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for a further discussion.

Vote Required for Approval

The Equity Incentive Plan Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Equity Incentive Plan Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Equity Incentive Plan Proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that the New AT 2021 Equity Incentive Plan in the form attached to the proxy statement/prospectus dated July 29, 2021 be adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EQUITY INCENTIVE PLAN PROPOSAL.

Proposal No. 13 — The Employee Stock Purchase Plan Proposal

Overview

Prior to consummation of the business combination, the board of directors of LIVK is expected to approve and adopt, subject to approval of LIVK’s shareholders, the New AT 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”), effective as of and contingent on the closing. If the Employee Stock Purchase Plan is approved by LIVK’s shareholders, New AT will be authorized to provide eligible employees with an opportunity to request payroll deductions to purchase a number of shares of Class A common stock at a discount and in an amount determined in accordance with the Employee Stock Purchase Plan’s terms. A copy of the Employee Stock Purchase Plan is attached to this proxy statement/prospectus as Annex E.

Purpose of the Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of New AT by purchasing Class A common stock from New AT on favorable terms and to pay for such purchases through payroll deductions. We believe by providing eligible employees with an opportunity to increase their proprietary interest in the success of New AT, the Employee Stock Purchase Plan will motivate recipients to offer their maximum effort to New AT and help focus them on the creation of long-term value consistent with the interests of our stockholders.

Summary of the Employee Stock Purchase Plan

This section summarizes certain principal features of the Employee Stock Purchase Plan. The summary is qualified in its entirety by reference to the complete text of the Employee Stock Purchase Plan.

Overview.    The Employee Stock Purchase Plan includes a component that is intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “423 component”) and also authorizes the grant of purchase rights under a component that is not intended to meet the requirements of Section 423 of the Code (the “non-423 component”).

Share Reserve.    Following the consummation of the business combination, the Employee Stock Purchase Plan authorizes the issuance of the amount of shares of Class A common stock equal to 2% of the sum of (i) the number of shares of our Class A common stock outstanding as of the consummation of the business combination and (ii) the number of shares of our Class A common stock underlying securities convertible into our Class A common stock. Such shares may be issued under purchase rights granted to New AT’s employees or to employees of any of New AT’s designated affiliates. The number of shares of Class A common stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of New AT capital stock outstanding on December 31 of the preceding calendar year, and (ii) the number of shares equal to 200% of the initial share reserve unless prior to the date of any such increase, the board of directors of New AT determines that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the Employee Stock Purchase Plan terminate without having been exercised, the shares of Class A common stock not purchased under such purchase rights will again become available for issuance under the Employee Stock Purchase Plan. The stock purchasable under the Employee Stock Purchase Plan will be shares of authorized but unissued or reacquired Class A common stock, including shares repurchased by New AT on the open market. As of July 15, 2021, the record date for the general meeting, the closing price of a share of LIVK’s Class A ordinary shares as reported on Nasdaq was $10.03 per share.

Plan Administration.    The board of directors of New AT will have the authority to administer the Employee Stock Purchase Plan unless and until it delegates administration to a committee or committees thereof (as applicable, the “ESPP plan administrator”). To the extent not prohibited by law, the ESPP plan administrator may also delegate some or all of its authority to one or more officers of New AT or other persons or groups as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The ESPP plan administrator has the power to, among other things, determine how and when purchase rights will be granted and the provisions of each offering (which need not be identical), construe and interpret the Employee Stock Purchase Plan and purchase rights thereunder, establish, amend and revoke rules and regulations for the administration thereof, settle all controversies in connection therewith, suspend or terminate the Employee Stock Purchase Plan at any time, amend the Employee Stock Purchase Plan at any time, to generally exercise such powers and to perform such acts it deems necessary or expedient to promote the best interests of New AT and to carry out the intent that the Employee Stock Purchase Plan be treated as an employee stock purchase plan with respect to the 423 Component, and to adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Employee Stock Purchase Plan by employees who are foreign nationals or employed or located outside the United States.

Purchase Rights; Offering.    Generally, all regular employees, including officers and directors who are employed for purposes of Code Section 423(b)(4), employed by New AT or by certain of New AT’s affiliates designated by the ESPP plan administrator as “related corporations” under the Employee Stock Purchase Plan, will be eligible to participate in the Employee Stock Purchase Plan and may purchase, normally through payroll deductions, Class A common stock under the Employee Stock Purchase Plan. Unless otherwise determined by the ESPP plan administrator, Class A common stock will be purchased for the accounts of employees participating in the Employee Stock Purchase Plan at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a share of Class A common stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of Class A common stock on the date of purchase.

The Employee Stock Purchase Plan is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of Class A common stock on specified dates during such offerings. Under the Employee Stock Purchase Plan, the ESPP plan administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Class A common stock will be purchased for employees participating in the offering. An offering under the Employee Stock Purchase Plan may be terminated under certain circumstances.

Following the closing, New AT is expected to have approximately 1,547 employees and 695 consultants who may be eligible to participate under the Employee Stock Purchase Plan.

Limitations.    Employees may have to satisfy one or more of the following service requirements before participating in the Employee Stock Purchase Plan, as determined by the ESPP plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment for a period of time (not to exceed two years). No employee may purchase shares under the 423 component of the Employee Stock Purchase Plan at a rate in excess of $25,000 worth of Class A common stock based on the fair market value per share of Class A common stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 423 component of the Employee Stock Purchase Plan if immediately after such rights are granted, such employee has voting power over 5% or more of New AT capital stock measured by vote or value pursuant to Section 424(d) of the Code. The plan administrator may also exclude highly compensated employees, within the meaning of Section 423(b)(4)(D) of the Code.

Changes to Capital Structure.    In the event that there is a change in or other events that occur with respect to the Class A common stock without receipt of consideration by New AT through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the ESPP plan administrator will make appropriate and proportional adjustments to (i) the class(es) and maximum number of shares reserved under the Employee Stock Purchase Plan, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions.    In the event of a corporate transaction, as defined in the Employee Stock Purchase Plan, any then-outstanding rights to purchase shares under the Employee Stock Purchase Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of Class A common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Employee Stock Purchase Plan Amendment or Termination.    The board of directors of New AT will have the authority to amend the Employee Stock Purchase Plan. New AT must obtain stockholder approval of any amendment to the Employee Stock Purchase Plan to the extent required by applicable law or listing rules. The board of directors of New AT will have the authority to suspend or terminate the Employee Stock Purchase Plan at any time. No such amendment, suspension or termination of the Employee Stock Purchase Plan may materially impair any benefits, privileges, entitlements and obligations under any outstanding purchase rights previously granted except with the consent of the participant, as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

The following brief summary of the effect of U.S. federal income taxation upon the participant and New AT with respect to the shares purchased under the Employee Stock Purchase Plan does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The 423 component of the Employee Stock Purchase Plan, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon whether the sale occurs before or after expiration of the holding periods described in the following sentence. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right as determined on the offering date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. New AT generally will not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

If a purchase right is granted under the non-423 component of the Employee Stock Purchase Plan, then to the extent a participant is subject to U.S. federal income tax, the participant will recognize ordinary income, in the year of purchase, in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares, after such basis adjustment, will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date. New AT may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant.

Employee Stock Purchase Plan Benefits

Purchase rights are subject to an eligible employee’s discretion, including an employee’s decision not to participate in the Employee Stock Purchase Plan, and awards under the Employee Stock Purchase Plan are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the Employee Stock Purchase Plan.

Interests of LIVK’s Directors and Officers in the Employee Stock Purchase Plan Proposal

When you consider the recommendation of the board of directors of LIVK in favor of approval of the Employee Stock Purchase Plan, you should keep in mind that certain of LIVK’s directors and officers may have interests in the Employee Stock Purchase Plan that are different from, or in addition to, your interests as a shareholder, including, among other things, the existence of financial and personal interests. See the section entitled “The Business Combination — Interests of Certain Persons in the Business Combination” for a further discussion.

Vote Required for Approval

The Employee Stock Purchase Plan Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person or represented by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have no effect on the outcome of the vote on the Employee Stock Purchase Plan Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Employee Stock Purchase Plan Proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that the New AT 2021 Employee Stock Purchase Plan in the form attached to the proxy statement/prospectus dated July 29, 2021 be adopted and approved in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

Proposal No. 14 — The Adjournment Proposal

Overview

Our shareholders are being asked to approve a proposal that will grant our board of directors authority to adjourn the general meeting to a later date or dates to permit further solicitation of proxies in the event, based on the tabulated votes, there are not sufficient votes at the time of the general meeting to approve one or more proposals at the general meeting.

If the Adjournment Proposal is not approved by LIVK’s shareholders, the board of directors may not be able to adjourn the general meeting to a later date in the event that there are insufficient votes to approve one or more proposals at the general meeting.

Vote Required for Approval

The Adjournment Proposal must be approved by an ordinary resolution as a matter of Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being represented in person or by proxy and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have no effect on the outcome of the vote on the Adjournment Proposal. Failure to vote by proxy or to vote in person at the general meeting will have no effect on the outcome of the vote on the Adjournment Proposal.

Full Text of the Resolution

“RESOLVED, as an ordinary resolution, that the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that it is determined by LIV Capital Acquisition Corp. that more time is necessary or appropriate to approve one or more proposals at the general meeting be approved and adopted in all respects.”

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of LIVK and AT, adjusted to give effect to the business combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021, gives pro forma effect to the business combination and related transactions, summarized below, as if they had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020, give pro forma effect to the business combination and related transactions, summarized below, as if they had been consummated on January 1, 2020, the beginning of the earliest period presented:

•        the business combination;

•        the domestication; and

•        the issuance and sale of $26,500,000 of LIVK’s Class A ordinary shares (or 2,650,000 shares of Class A common stock into which such shares will convert in connection with the domestication) at a purchase price of $10.00 per share in the PIPE subscription financing.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the historical audited financial statements of LIVK as of and for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus;

•        the historical audited financial statements of AT as of and for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus;

•        the historical unaudited condensed consolidated financial statements of LIVK as of and for the three months ended March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus;

•        the historical unaudited condensed consolidated financial statements of AT as of and for the three months ended March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus; and

•        other information relating to LIVK and AT contained in this proxy statement/prospectus, including the merger agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to the existing organizational documents, LIVK is providing the public shareholders with the opportunity to have their public shares redeemed at the closing of the business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Class A ordinary shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus.

Notwithstanding the legal form of the business combination pursuant to the merger agreement, the business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LIVK is treated as the acquired company and AT is treated as the acquirer for financial statement reporting purposes. AT has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•        Post-merger, holders of AT’s common shares and preferred shares, through their ownership of the Class A common stock, will have the greatest voting interest in the combined entity under the no and maximum redemption scenarios with over 50% of the voting interest in each scenario;

•        AT’s directors will represent the majority of the new board of directors of the combined company;

•        AT’s senior management will be the senior management of the combined company; and

•        AT is the larger entity based on historical operating activity and has the larger employee base.

The unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•        Assuming No Redemptions — This presentation assumes that no LIVK shareholders exercise redemption rights with respect to their public shares. This scenario assumes that there are 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021).

•        Assuming Maximum Redemptions — This presentation assumes that all of LIVK’s public shareholders exercise redemption rights with respect to their public shares. This scenario assumes that 8,050,000 public shares (i.e., all of the public shares outstanding as of March 31, 2021) are redeemed for an aggregate redemption payment of approximately $10.07, based on $81,057,287 in the trust account and 8,050,000 public shares outstanding as of March 31, 2021. Our existing organizational documents provide that a public shareholder, acting together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of LIVK, will be restricted from exercising this redemption right with respect to more than 15% of the public shares in the aggregate without the prior consent of LIVK.

Description of the Business Combination

On May 9, 2021, LIVK (including New AT after the domestication), entered into the merger agreement with AT, pursuant to which LIVK will domesticate as a Delaware corporation and AT will subsequently be merged with and into LIVK, whereupon the separate corporate existence of AT will cease and LIVK (renamed New AT) will be the surviving corporation, on the terms and subject to the conditions set forth therein.

As a result of the business combination and in connection with the domestication, each issued and outstanding Class A ordinary share and Class B ordinary share of LIVK will convert into a share of Class A common stock of New AT, and each issued and outstanding warrant to purchase Class A ordinary shares of LIVK will continue to be exercisable by its terms to purchase an equal number of shares of Class A common stock of New AT.

Merger Consideration

Common Merger Consideration

Subject to the terms and conditions of the merger agreement, the aggregate merger consideration distributable to holders of AT’s common stock at the closing of the business combination pursuant to the merger agreement will be a number of shares of Class A common stock equal to (i) $347,121,322 divided by (ii) $10.00. Each holder of AT’s common stock immediately prior to the closing shall have the right to receive a proportionate interest (on a fully diluted basis immediately prior to the closing) of such merger consideration.

Preferred Merger Consideration

Subject to the terms and conditions of the merger agreement, the merger consideration distributable to holders of AT’s preferred stock at the closing pursuant to the merger agreement will be a number of shares of Class A common stock equal to the number of shares of AT preferred stock outstanding as of immediately prior to the closing.

The following summarizes the pro forma shares of Class A common stock of New AT outstanding following the business combination under the two redemption scenarios:

	Assuming No Redemptions (Shares) %		Assuming Maximum Redemptions (Shares) %
LIVK’s sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and their respective permitted transferees(1)	2,012,500	4.1%	1,871,625	4.5%
LIVK’s public shareholders	8,050,000	16.3%	—	0.0%
Holders of representative shares and their permitted transferees	70,000	0.1%	70,000	0.2%
Subscription investors	2,650,000	5.3%	2,650,000	6.4%
AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder	36,712,131	74.2%	36,712,131	88.9%
Pro Forma Class A Common Stock	49,494,631	100.0%	41,303,756	100.0%

____________

(1)      The maximum redemption scenario excludes 140,875 shares of Class A common stock, which, pursuant to the sponsor letter agreement, in the event that the available cash under the merger agreement at the time of closing is no more than $46.5 million (which is the minimum amount that has already been received pursuant to the equity contribution agreement and is already committed under the subscription agreements for the PIPE financing) our sponsor and its permitted transferees have agreed not to transfer, and, subject to the failure to achieve certain milestones, may be required to forfeit.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of New AT following the completion of the business combination. The unaudited pro forma adjustments represent LIVK management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Current assets:
Cash and cash equivalents	$2,689	$65	$—	$81,057	A	$18,144	$81,057	A	$13,468
				26,500	B		26,500	B
				(15,779)	C		(15,779)	C
				(76,388)	D		(81,064)	J
Accounts receivable, net	29,534	—	—	—		29,534	—		29,534
Prepaid expenses and other current assets	5,984	96	8	—		6,088	—		6,088
Current tax assets	11,139	—	—	—		11,139	—		11,139
Due from related party	—	8	(8)	—		—	—		—
Total current assets	49,346	169	—	15,390		64,905	10,714		60,229
Property, plant and equipment, net	3,358	—	—	—		3,358	—		3,358
Goodwill and indefinite-lived intangible assets, net	86,723	—	—	—		86,723	—		86,723
Finite-lived intangible assets, net	70,541	—	—	—		70,541	—		70,541
Operating lease right of use assets, net	7,711	—	—	—		7,711	—		7,711
Other noncurrent assets	413	—	—	—		413	—		413
Cash and marketable securities held in Trust Account	—	81,057	—	(81,057)	A	—	(81,057)	A	—
Total assets	$218,092	$81,226	$—	$(65,667)		$233,651	$(70,343)		$228,975

Current liabilities:
Accounts payable	23,816	—	157	—		23,973	—		23,973
Accrued liabilities	11,978	—	313	(739)	C	10,533	(739)	C	10,544
				(11)	D		(1,008)	E
				(1,008)	E		—
Income taxes payable	124	—	—	—		124	—		124
Other taxes payable	7,633	—	—	—		7,633	—		7,633
Current portion of operating lease liabilities	3,378	—	—	—		3,378	—		3,378
Deferred revenue	1,938	—	—	—		1,938	—		1,938
Current portion of obligation for contingent purchase price	8,234	—	—	—		8,234	—		8,234
Current portion of long-term debt	11,267	—	—	(9,828)	D	1,439			11,267
Accounts payable and accrued expenses	—	470	(470)	—		—	—		—
Embedded derivative liabilities	2,996	—	—	(2,996)	G	—	(2,996)	G	—
Total current liabilities	71,364	470	—	(14,582)		57,252	(4,743)		67,091
Obligation for contingent purchase price, net of current portion	2,200	—	—	—		2,200	—		2,200
Long-term debt, net of current portion	106,588	—	—	(63,839)	D	7,626	—		71,465
				(35,123)	E		(35,123)	E

Unaudited Pro Forma Condensed Combined Balance Sheet — (Continued)

As of March 31, 2021

(in thousands, except share and per share data)

	AT (Historical)	LIV (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Other noncurrent liabilities	641	—	—	—		641	—		641
Deferred tax liabilities, net	3,036	—	—	—		3,036	—		3,036
Operating lease liability, net of current portion	4,512	—	—	—		4,512	—		4,512
Warrant liabilities	—	7,999	—	—		7,999	—		7,999
Total liabilities	188,341	8,469	—	(113,544)		83,266	(39,866)		156,944

Redeemable convertible preferred stock	15,594	—	—	(15,594)	G	—	(15,594)	G	—
Class A ordinary shares subject to possible redemption	—	67,756	—	(67,756)	F	—	(67,756)	J	—

Preference shares	—	—	—	—		—	—		—
Class A shares	—	—	—	—		—	—		—
				—	E	—	—	E	—
Class B shares	—	—	—	—	I	—	—	I	—
Class A ordinary shares	—	—	—	—	G	—	—	G	—
Class B ordinary shares	—	—	—	—	G	—	—	G	—
New AT common stock	—	—	—	—	B	7	—	B	6
				2	G		2	G
				1	F		4	I
				4	I		—	K
				—	K
Additional paid-in capital	101,509	4,714	—	26,500	B	240,455	26,500	B	159,392
				(15,040)	C		(15,040)	C
				18,588	G		18,588	G
				35,123	E		35,123	E
				67,755	F		(13,308)	J
				(4)	I		(4)	I
				287	H		287	H
				1,023	K		1,023	K
(Accumulated deficit) retained earnings	(70,046)	287	—	(2,710)	D	(72,771)	1,008	D	(70,061)
				1,008	E		(287)	H
				(287)	H		(1,023)	K
				(1,023)	K
Accumulated other comprehensive loss	(17,204)	—	—	—		(17,204)	—		(17,204)
Total equity attributable to the Company	14,259	5,001	—	131,227		150,487	52,873		72,133
Noncontrolling interests	(102)	—	—	—		(102)	—		(102)
Total equity	14,157	5,001	—	131,227		150,385	52,873		72,031
Total liabilities and equity	$218,092	$81,226	$—	$(65,667)		$233,651	$(70,343)		$228,975

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations
For the Three Months Ended March 31, 2021
(in thousands, except share and per share data)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemptions)
Net revenues	$37,213	$—	$—	$—		$37,213	$—		$37,213
Cost of revenue	26,231	—	—	—		26,231	—		26,231
Gross profit	10,982	—	—	—		10,982	—		10,982
Operating expenses:									—
Selling, general and administrative expenses	8,768	—	105	—		8,873	—		8,873
Depreciation and amortization	1,774	—	—	—		1,774	—		1,774
Change in fair value of embedded derivative liabilities	(1,410)	—	—	—		(1,410)	—		(1,410)
Equity-based compensation expense	12	—	—	—		12	—		12
Impairment charges	—	—	—	—		—	—		—
Restructuring expense	10	—	—	—		10	—		10
Other operating expense, net	572	—	—	—		572	—		572
Formation and operating costs	—	105	(105)	—		—	—		—
Total operating expense	9,726	105	—	—		9,831	—		9,831
Income (loss) from operations	1,256	(105)	—	—		1,151	—		1,151
Interest expense	(4,328)	—	—	3,838	BB	(490)	1,197	BB	(3,131)
Interest earned on marketable securities held in Trust Account	—	2	—	(2)	AA	—	(2)	AA	—
Change in fair value of warrant liabilities	—	1,035	—	—		1,035	—		1,035
Other income (expense)	(1,371)	—	—	—		(1,371)	—		(1,371)
(Loss) income before income tax	(4,443)	932	—	3,836		325	1,195		(2,316)
Income tax (benefit) expense	(608)	—	—	(1,128)	DD	(1,736)	(351)	DD	(959)
Net (loss) income	(3,835)	932	—	4,964		2,061	1,546		(1,357)
Net income attributable to noncontrolling interests	30	—	—	—		30	—		30
Net (loss) income attributable to the Company	$(3,865)	$932	$—	$4,964		$2,031	$1,546		$(1,387)
Net income (loss) per common stock – basic and diluted						$0.04			$(0.03)
Weighted average common stock outstanding – basic and diluted						49,494,631			41,303,756

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share data)

	AT (Historical)	LIVK (Historical)	Reclassification Adjustments (Note 2)	Transaction Accounting Adjustments (Assuming No Redemptions)		Pro Forma Combined (Assuming No Redemptions)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemptions)
Net revenues	$163,987	$—	$—	$—		$163,987	$—		$163,987
Cost of revenue	113,465	—	—	—		113,465	—		113,465
Gross profit	50,522	—	—	—		50,522	—		50,522
Operating expenses:
Selling, general and administrative expenses	31,955	—	674	—		32,629	—		32,629
Depreciation and amortization	6,959	—	—	—		6,959	—		6,959
Change in fair value of contingent consideration obligations	(6,600)	—	—	—		(6,600)	—		(6,600)
Equity-based compensation expense	211	—	—	1,023	CC	1,234	1,023	CC	1,234
Impairment charges	16,699	—	—	—		16,699	—		16,699
Restructuring expense	5,524	—	—	—		5,524	—		5,524
Other operating expense, net	6,997	—	—	—		6,997	—		6,997
Formation and operating costs	—	674	(674)	—		—	—		—
Total operating expense	61,745	674	—	1,023		63,442	1,023		63,442
Loss from operations	(11,223)	(674)	—	(1,023)		(12,920)	(1,023)		(12,920)
Interest expense	(17,293)	—	—	13,936	BB	(3,357)	6,084	BB	(11,209)
Interest earned on marketable securities held in Trust Account	—	519	—	(519)	AA	—	(519)	AA	—
Change in fair value of warrant liabilities	—	46	—	—		46	—		46
Other income (expense)	4,525	—	—	—		4,525	—		4,525
(Loss) income before income tax	(23,991)	(109)	—	12,394		(11,706)	4,542		(19,558)
Income tax expense (benefit)	2,341	—	—	(4,246)	DD	(1,905)	(1,937)	DD	404
Net (loss) income	(26,332)	(109)	—	16,640		(9,801)	6,479		(19,962)
Net (loss) attributable to noncontrolling interests	(155)	—	—	—		(155)	—		(155)
Net (loss) income attributable to the Company	$(26,177)	$(109)	$—	$16,640		$(9,646)	$6,479		$(19,807)
Net loss per common stock – basic and diluted						$(0.20)			$(0.48)
Weighted average common stock outstanding – basic and diluted						49,494,631			41,303,756

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.     Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, LIVK is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of AT issuing stock for the net assets of LIVK, accompanied by a recapitalization. The net assets of LIVK are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the business combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020, give pro forma effect to the business combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•        LIVK’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus; and

•        AT’s unaudited condensed consolidated balance sheet as of March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•        LIVK’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus; and

•        AT’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2021 and the related notes, found elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•        LIVK’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus; and

•        AT’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of LIVK and AT.

2.     Reclassifications

Certain reclassification adjustments have been made to conform LIVK’s financial statement presentation to that of AT’s, as noted below:

•        LIVK’s accounts payable and accrued expenses line item was reclassified to accounts payable and accrued liabilities to conform with the AT’s balance sheet presentation. This reclassification has no impact on total liabilities.

•        LIVK’s formation and operating costs line item was reclassified to selling, general and administrative expenses to conform with the AT’s income statement presentation. This reclassification has no impact on expenses.

3.     Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). LIVK has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

LIVK and AT have not had any historical relationship prior to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

A.     Reflects the reclassification of cash and marketable securities investments held in the trust account that becomes available following the business combination.

B.      Reflects the proceeds of $26.5 million from the issuance and sale of 2,650,000 of LIVK’s Class A ordinary shares (or 2,650,000 shares of Class A common stock into which such shares will convert in connection with the domestication) at a purchase price of $10.00 per share in the PIPE subscription financing.

C.     Represents preliminary estimated transaction costs of LIVK and AT of approximately $15.8 million for legal, financial advisory and other professional fees incurred in consummating the business combination. These costs were capitalized as part of the business combination and reflected in the unaudited pro forma condensed combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in additional paid-in capital. As of March 31, 2021, AT had incurred $0.8 million of transaction costs.

D.     Reflects an estimation of the cash payment of third-party debt, including current, non-current, interest payable amounts and the associated write-off of deferred issuance costs, held by AT as of March 31, 2021, as follows:

(1)    Assuming no redemptions, $9.8 million of the current portion of long-term debt and $63.8 million of long-term debt, net of current portion is being repaid from the PIPE subscription financing proceeds and the trust account.

(2)    Assuming maximum redemptions, no long term debt is repaid from the PIPE subscription financing proceeds and the trust account.

E.      Reflects the conversion of debt to equity related to AT’s outstanding amount of borrowings under its Second Lien Facility that were converted into 115,923 shares of AT’s common stock immediately prior to the business combination.

F.      Reflects the reclassification of 6,729,062 of LIVK Class A ordinary shares subject to possible redemption to permanent equity.

G.     Reflects the merger between LIVK and AT with New AT as the surviving entity. As part of the business combination, 2,000,000 shares of AT preferred stock will be automatically converted to shares of Class A common stock of New AT on a one-for-one basis pursuant to the equity contribution agreement, and the corresponding derivative liability associated with the AT preferred stock will be eliminated. LIVK Class A ordinary shares and LIVK Class B ordinary shares will be automatically converted into shares of Class A common stock of New AT on a one-for-one basis. LIVK’s public warrants and private warrants will become warrants for Class A common stock of New AT.

H.     Reflects the elimination of LIVK historical retained earnings.

I.       Reflects the issuance of Class A common stock of New AT to AT equity holders in connection with the closing of the business combination.

J.       Represents redemption of the maximum number of LIVK Class A ordinary shares for $81.1 million allocated to Class A common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share (based on the cash and marketable securities held in the trust account as of March 31, 2021 of $81.1 million).

K.     Reflects the accelerated vesting of AT’s performance-based RSUs for which the performance condition is deemed to be satisfied at the closing of the business combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

Transaction Accounting Adjustments included in the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2021 and year ended December 31, 2020 are as follows:

AA.  Reflects the elimination of interest income on marketable securities related to the trust account.

BB.   Reflects the elimination of historical interest expense, amortization of debt issuance costs and accrued interest, as well as the write off of unamortized debt issuance costs on outstanding long-term debt that will be repaid in cash or converted as part of the business combination.

CC. Represents the recognition of incremental non-recurring equity-based compensation expense associated with the accelerated vesting of AT’s performance-based RSUs for which the performance condition is deemed to be satisfied at the closing of the business combination.

DD.   Reflects the income tax effect of pro forma adjustments by applying the statutory rate to each adjustment based on the applicable jurisdiction. The pro forma combined income tax benefit does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the period presented.

4.     Loss Per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding and giving effect to the issuance of additional shares in connection with the PIPE subscription financing, assuming the shares were outstanding since January 1, 2020. As the business combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the PIPE subscription financing have been outstanding for the entire periods presented. When assuming the maximum redemption, this calculation is adjusted to eliminate the shares subject to redemption for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the three months ended March 31, 2021 and year ended December 31, 2020 (in thousands, except share and per share data):

(in thousands)	Three Months Ended March 31, 2021		Year Ended December 31, 2020
	Assuming No Redemptions	Assuming Maximum Redemptions	Assuming No Redemptions	Assuming Maximum Redemptions
Pro forma net income (loss)	$2,061	$(1,357)	$(9,801)	$(19,962)
Weighted average shares outstanding, basic and diluted	49,494,631	41,303,756	49,494,631	41,303,756
Pro forma net income (loss) per share – basic and diluted(1)	$0.04	$(0.03)	$(0.20)	$(0.48)

Weighted average shares calculation, basis and diluted
LIVK’s sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, but including Alexander R. Rossi, a director nominated for election at the general meeting who is an affiliate of our sponsor) and their respective permitted transferees(1)	2,012,500	1,871,625	2,012,500	1,871,625
LIVK’s public shareholders	8,050,000	—	8,050,000	—
Holders of representative shares and their permitted transferees	70,000	70,000	70,000	70,000
Subscription investors	2,650,000	2,650,000	2,650,000	2,650,000
AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder	36,712,131	36,712,131	36,712,131	36,712,131
Pro Forma Class A Common Stock	49,494,631	41,303,756	49,494,631	41,303,756

____________

(1)      For the purpose of calculating diluted net loss per share, it was assumed that all outstanding public warrants sold in the IPO are exchanged for shares of Class A common stock. However, since this results in anti-dilution, the effect of such exchange was not included in the calculation of diluted net loss per share.

(2)      The maximum redemption scenario excludes 140,875 shares of Class A common stock, which, pursuant to the sponsor letter agreement, in the event that the available cash under the merger agreement at the time of closing is no more than $46.5 million (which is the minimum amount that has already been received pursuant to the equity contribution agreement and is already committed under the subscription agreements for the PIPE financing), our sponsor has agreed not to transfer and, subject to the failure to achieve certain milestones, may be required to forfeit.

Comparison of Corporate Governance and Shareholder Rights

Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication

LIVK is an exempted company incorporated under the Cayman Islands Companies Act. The Cayman Islands Companies Act, Cayman Islands law and LIVK’s existing organizational documents govern the rights of its shareholders. The Cayman Islands Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the existing organizational documents will differ in certain material respects from the proposed organizational documents of New AT. As a result, when you become a stockholder of New AT, your rights will differ in some regards as compared to when you were a shareholder of LIVK before the domestication.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of LIVK and New AT according to applicable law and/or the existing organizational documents of LIVK and proposed organizational documents of New AT. You also should review the existing organizational documents of LIVK and the proposed organizational documents of New AT attached hereto as Annexes B, C and F to this proxy statement/prospectus, as well as the DGCL and corporate laws of the Cayman Islands, including the Cayman Islands Companies Act, to understand how these laws apply to LIVK and New AT.

	Cayman Islands	Delaware
Stockholder/Shareholder Approval of Business Combinations

Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder.

A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50%+1 in number and 75% in value of shareholders in attendance and voting at a shareholders’ meeting.

Mergers generally require approval of a majority of all outstanding shares.

Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.

Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.

Stockholder/Shareholder Votes for Routine Matters

Under Cayman Islands law and the existing organizational documents, routine corporate matters may be approved by an ordinary resolution (being a resolution passed by a simple majority of the shareholders as being entitled to do so).

Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

	Cayman Islands	Delaware
Appraisal Rights

Pursuant to the Cayman Islands Companies Act, shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Generally, a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. Stockholders of a publicly traded corporation do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a merger agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.

Inspection of Books and Records	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.
Stockholder/Shareholder Lawsuits

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Proposal No. 5 — Organizational Documents Proposal A).
Fiduciary Duties of Directors

A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole. In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances.

Directors must exercise a duty of care and duty of loyalty and good faith to a corporation and its stockholders.
Indemnification of Directors and Officers	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud, dishonesty or willful default or to protect from the consequences of committing a crime.	A corporation is generally permitted to indemnify its directors and officers acting in good faith.
Limited Liability of Directors	Liability of directors may be limited, except with regard to their actual fraud or willful default.

Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.

Business of LIVK

LIVK is a blank check company incorporated on October 2, 2019 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. LIVK has not engaged in any operations nor generated any revenue to date. Based on its business activities, LIVK is a “shell company” as defined under the Exchange Act because LIVK has no operations and nominal assets consisting almost entirely of cash. For additional information, see the information set forth under the caption “Item 1. Business” in LIVK’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated herein and attached as Annex G to this proxy statement/prospectus.

Management’s Discussion and Analysis of Financial Condition and
Results of Operations of LIVK

Incorporated by reference herein is the information set forth under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in LIVK’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated herein and attached as Annex G to this proxy statement/prospectus.

Business of AT

For purposes of this subsection only, “AT,” “the Company,” “we,” “us” or “our” refer to AgileThought, Inc. and its subsidiaries, unless the context otherwise requires. In addition, when we refer to our results on a pro forma basis, we are giving effect to our acquisitions of 4th Source, Inc. and AgileThought, LLC as if such acquisitions had occurred on January 1, 2018 and 2019, respectively, as applicable.

Overview

We are a pure-play leading provider of agile-first, end-to-end, digital technology solutions in the North American market using onshore and nearshore delivery. Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We help our clients transform their businesses by innovating, building, continually improving and running new technology solutions at scale. Our services enable our clients to more effectively leverage technology, optimize cost, grow, and compete.

In recent years, technological advances have altered business and competitive landscapes at a pace and scale that are unprecedented in modern industry. The proliferation of new digital technologies, such as cloud computing, mobile, social media, artificial intelligence, machine learning, advanced analytics and automation delivered in an omni-channel way, and the ability to rent them as-a-service instead of acquiring them outright at significant upfront cost, have diminished the scale and infrastructure advantages of incumbent businesses. This, in turn, has enabled the rise of a new breed of companies, known as digital disruptors, across different industries. Digital disruptors build technology platforms by deploying an agile methodology, which is user-driven and focuses on continuous delivery of small upgrades with multi-disciplinary software development teams rapidly designing, developing, testing, delivering and continually monitoring updates to software. The agile method also enables enterprises to innovate and improve products and processes continuously with greater speed than ever before. The traditional waterfall method, premised on a sequential and siloed approach to building software, results in long development cycles, fails to quickly integrate user feedback and is often more expensive than the agile method. Due to these factors, incumbent enterprises have a critical need to digitally transform their businesses in order to compete with new entrants in their markets, enhance customer experiences, drive differentiation, optimize operations and regain their competitive advantages. Based on management’s research, direct digital transformation investment is growing at a 17.1% CAGR (2018-2023) and expected to approach $7.4 trillion between 2020-2023 as companies build on existing strategies and investments.

Incumbent enterprises face numerous challenges in attempting to digitally transform their businesses. These challenges include significant existing investment in legacy technology infrastructure, lack of expertise in next-generation technologies, inexperience with agile development and an inability to find sufficient talent to drive innovation and execution. Incumbent enterprises have invested in core technology infrastructure over the last several decades and typically rely on it for running their day-to-day operations. This can result in engrained methods, data silos and high levels of complexity, which can hinder innovation and impair organizational agility and efficiency. Implementing an agile methodology at scale requires intense collaboration, transparency and communication among cross-functional teams of both technology and business users. Many enterprises lack the knowledge and understanding of next-generation technologies necessary to sufficiently evaluate new technologies through pilot and proof-of-concept programs, implement them at scale and maintain and use them once an investment has been made. Professionals with significant experience in agile development and next generation technologies are valued by our management and, accordingly, enterprises can struggle to acquire talent at scale and at a reasonable cost.

We combine our agile-first approach with expertise in next-generation technologies to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve solutions at scale using DevOps tools and methodologies. We offer client-centric, onshore and nearshore digital transformation services that include consulting, design and user experience, custom enterprise application development, DevOps, cloud computing, mobile, data management, advanced analytics and automation expertise. Our professionals have direct industry operating expertise that allows them to understand the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, which enables a trusted client advisor relationship. By leveraging our AgileThought Scaled Framework and our industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation.

We have built a culture of empowerment that allows employees to be entrepreneurial and nimble. We provide services from onshore and nearshore delivery locations to facilitate increased interaction, responsiveness and close-proximity collaboration, which are necessary to deliver agile services. As of March 31, 2021, we had 7 delivery centers across the United States, Mexico, Costa Rica, Brazil and Argentina. As of March 31, 2021, we had an aggregate of 1,459 delivery and consulting employees in Mexico, representing 73.0% of our total of 2,006 delivery and consulting employees. Our onshore delivery centers in the United States employed 312 delivery and consulting employees as of March 31, 2021, and our nearshore delivery centers in Brazil and Argentina employed 205 delivery and consulting employees as of March 31, 2021.

We have a history of strategically acquiring complementary businesses. We have a focused and proven acquisition methodology in which we seek to acquire capabilities not currently within our portfolio. For example, in November 2018, we acquired 4th Source, Inc., or 4th Source, and, in July 2019, we acquired AgileThought, LLC, or AgileThought, both U.S. headquartered and operated companies, which further supported our transition into the U.S. market. The acquisition of 4th Source added strong capabilities and expertise in the healthcare industry while the acquisition of AgileThought enhanced our agile delivery capabilities and expertise in the professional services industry.

We have an ample base of clients. As of December 31, 2019, we had 282 active clients, compared to 241 active clients as of December 31, 2018. As of March 31, 2021, we had 231 active clients, with the decline from 2019 being primarily due to the effects of the COVID-19 pandemic on our business, and the disposition of our European operations. We define an active client at a specific date as a client with whom we have recognized revenue for our services during the preceding 12-month period. For the years ended December 31, 2020, 2019 and 2018, our revenue was $164.0 million, $173.7 million and $110.5 million, respectively, representing an increase of 48% comparing 2020 to 2018. Our revenue for the three months ended March 31, 2021 was $37.2 million, a 20.2% decrease from $46.7 million for the three months ended March 31, 2020. For the year ended December 31, 2019, our revenue was $218.2 on a pro forma basis, giving a full year effect to the AgileThought LLC acquisition. We generated 69.0% and 48.9% of our revenue for the years ended December 31, 2020 and 2019, respectively, from clients located in the United States, and we generated 51.1% and 31.0% of our revenue for the years ended December 31, 2020 and 2019, respectively, from clients located in Latin America and others. We generated 65.9% of our revenue for the three month period ended March 31, 2021 from clients located in the United States, and we generated 34.1% of our revenue for the period ended March 31, 2021 from clients located in the Latin America and Others.

Industry Background

In recent years, technological advances have altered business and competitive landscapes at a pace and at a scale that are unprecedented in modern industry. The proliferation of new technologies, such as cloud computing, mobile, social media, artificial intelligence, machine learning, advanced analytics and automation delivered in an omni-channel way, and the ability to rent them as-a-service instead of acquiring them outright at significant upfront cost, have diminished the scale and infrastructure advantages of incumbent businesses. This, in turn, has enabled the rise of a new breed of companies, known as “digital disruptors,” across different industries. Digital disruptors use digital technology platforms that are essentially software applications to enable innovative ways of providing products and services to clients. Digital disruptors often differentiate themselves with their extensive expertise in developing and using software. New technologies also provide customers and employees with more information and choices, changing how and where they engage with enterprises.

Best-in-class software developers have also re-imagined the process of software development. Today, digital disruptors build software by deploying an agile methodology. The traditional waterfall method, premised on a sequential and siloed approach to building software, results in long development cycles, fails to quickly integrate user feedback and is often more expensive than the agile method. The agile method is user-driven and focuses on continuous delivery of small upgrades with multi-disciplinary software development teams rapidly designing, developing, testing, delivering and continually monitoring updates to software. The agile method also enables enterprises to innovate and improve products and processes continuously with greater speed than ever before.

Due to these factors, incumbent enterprises with cumbersome processes have a critical need to digitally transform their businesses in order to compete with new entrants in their markets, enhance customer experiences, drive differentiation, optimize operations and regain their competitive advantages. This requires re-imagining and re-engineering their businesses. In order to undertake digital transformation, enterprises need to devise new business strategies, alter their organization structures and cultures, and, most importantly, modernize their technology infrastructures.

Challenges to Digital Transformation

Digital transformation is about investing in and adopting new technologies and business models to enhance the value delivered to end-users. The challenges to digital transformation include significant existing investment in legacy technology infrastructure, lack of expertise in next-generation technologies and experience in agile development and the need to find talent to drive innovation and execution.

Enterprises have a significant investment in existing technology infrastructure

Incumbent enterprises have invested in core technology infrastructure over the last several decades and typically rely on it for running their day-to-day operations. For example, banks and insurance companies use core banking and insurance systems built on legacy technologies, while enterprises in other industries use enterprise resource planning, or ERP, systems. These are deployed on-premise, co-located, or outsourced computing infrastructure. That includes mainframe computers and other legacy computing and storage infrastructure. The legacy software applications can result in data silos and high levels of complexity across enterprises. This not only results in significant portions of information technology budgets being allocated to maintenance, support, security and compliance of legacy infrastructure, but also hinders innovation and organizational agility and efficiency.

Lack of expertise in next-generation technologies

Over the last decade technological developments have revolutionized the technology stack. On-premise, co-located and outsourced hardware is being replaced by “infrastructure-as-a-service” or public cloud, multi-cloud, private cloud and hybrid cloud. On-premise application software is being replaced with “software-as-a-service.” Custom software applications are being built using agile methodology and are being tested, deployed, and managed using automation. These applications are designed to reside in public, multi, or hybrid cloud environments, and are powered by big data and consumed simultaneously on a variety of next-generation devices such as mobile phones. As a result, enterprises have many difficult choices in prioritizing the technology investments they need to make. They need knowledge and understanding of next-generation technologies, with not only the ability to evaluate them through pilots and proofs-of-concept, but also the ability to implement them at scale, maintain and use these technologies once an investment has been made.

Inexperience with agile development

Agile development is a customer-focused, iterative approach enabling continuous delivery of incremental enhancements. Unlike traditional waterfall or plan-driven approaches, agile development requires intense collaboration, transparency and communication among cross-functional teams of both technology and business users. In order to adopt new technologies, it is becoming imperative for enterprises to adopt agile frameworks and rapidly deliver on innovative initiatives. Large enterprises often struggle with implementing agile development at scale given their traditional structures and culture.

Enterprises need to find talent

Digital transformation requires a combination of technology and talent. Enterprises need architects, programmers, data scientists and other professionals who are proficient in next-generation technologies. Given the relatively new nature of some of these technologies, professionals with significant experience are scarce. It is not easy to acquire such talent at scale and at a reasonable cost. Some technology companies, particularly IT services providers, are capable of hiring college graduates in different countries around the world and training them in next-generation technologies. However, it is not easy for an enterprise in other industries, such as healthcare, professional services, financial services and consumer packaged goods, retail and industrial services, to do this on their own. In addition, for technology companies, particularly IT services providers, the COVID-19 pandemic has proven that development and engineering teams do not need to be co-located and remote work can be enabled via distributed teams. However for enterprises in other industries, with traditional structures and cultures that might not be agile-ready, this is not the same reality. Their limitations on managing distributed teams could drive the need to source talent solely in their existing cities of operations so they are co-located with business team members to enable agile development. This practice hinders their access to talent potentially available to them and often contributes to higher talent costs relative to lower cost nearshore locations.

Our Opportunity

Given strong secular drivers, we expect the demand in key industries, such as healthcare, financial services, and professional services to remain robust, driven by the need to modernize legacy systems and ensure compliance with evolving and complex regulations and customer requirements.

Due to increased demand for AI, data analytics, and technologies, we anticipate global IT services spend in the healthcare and financial sectors to increase in the next five years by 20% and 7.8% respectively. Additionally, big four professional services firms have announced a $9 billion spend in various technologies in the next five years.

Our Approach

We are a pure-play provider of agile-first end-to-end digital transformation services in the North American market using onshore and nearshore delivery. Our nearshore delivery provides clients with access to competitive costs and talent that is able to work and collaborate seamlessly during the clients’ typical hours of operation, due to similar time zones. We combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve new solutions at scale. We offer client-centric, onshore and nearshore services that we categorize in three main solution streams:

•        Innovate — through Strategic Consulting

•        Build — through Digital Delivery

•        Run — through Digital Operations

Our Competitive Strengths

We believe the following strengths differentiate us in the marketplace:

Agile-First Capabilities

We embody an agile-first culture that drives us to provide a range of IT services and business solutions to our clients. By leveraging our AgileThought Scaled Framework and our deep industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. We coach our clients, including senior leadership, on the critical role they need to play to enable the successful adoption of agile development practices. Our services span across the entire application lifecycle. We help our clients innovate, build, run and continually improve new technology solutions at scale. Our teams are able to collect feedback at every step of the process. Whether we are helping our clients to rapidly release minimum viable products or build global enterprise solutions at scale, we strive to consistently and predictably help our clients deliver higher-quality products and services.

We have a deep DevOps mind-set. Our consultants establish tight feedback loops with our clients’ operations teams to better ensure, through collaborative agile events and automation practices, that the software they build can be supported effectively in production.

Domain Expertise in Attractive, High Growth, Large Addressable Markets

We have expertise in industry verticals with large and growing addressable markets for our services. Currently, we have strong expertise in healthcare, professional services, financial services, consumer packaged goods and retail, and industrial services. We focus on verticals where we can leverage our industry knowledge with next-generation technologies to build new technology applications and drive the digital transformation of clients’ technology infrastructure. Many of our executives have direct industry operating experience that allows them to understand the business context and the technology pain points that enterprises encounter. We capitalize on this expertise in creating customized frameworks and solutions throughout clients’ digital transformation journeys. For example, we have deep knowledge and experience in the healthcare industry, particularly specialty pharma and pharmacy benefit management, and had 19 active clients in this industry as of March 31, 2021. We define an active client at a specific date as a client with whom we have recognized revenue for our services during the preceding 12-month period.

Customized, Client-Centric Approach

We believe our client-centric approach is a key competitive advantage. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our customized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, enabling a trusted client advisor relationship status. We utilize our capabilities, combined with our personalized approach, to solve our clients’ innovation challenges and to broaden the scope of our relationship over time.

Enterprise-Class Expertise in Next-Generation IT Services

Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation. Our expertise extends to technologies in omni-channel commerce and content management, data management, business intelligence (BI), machine learning (ML), and artificial intelligence (AI). We have built strategic relationships with key vendors in next-generation technologies. We invest in employee training in the latest technologies that are deployed broadly throughout enterprises. For example, in public cloud services, we have deep capabilities in Microsoft Azure. In analytics, we have deep capabilities in tools like Cloudera, Informatica, MicroStrategy and QlikView. During 2019, we were recognized by Microsoft as one of four global finalists for the “Microsoft AI and Machine Learning Partner of the Year Award” for machine-learning solutions we co-developed and deployed for IntelAgree. Using Microsoft Azure, we built an AI solution for IntelAgree’s contract management platform that blends deep learning and natural language processing techniques to interpret uploaded contracts and extract essential information, greatly reducing a time intensive manual process.

Expertise in Leveraging Existing Technology Systems to Enable Digital Transformation

Digital transformation is a holistic process orchestrating the intersection of next-generation technology, human capital, and a firm’s existing technology investments while unlocking the data siloed therein. By constructing digital platforms that are enriched by existing investments, we are able to rapidly overlay new domain models enabling our client’s workforce to focus on high value work and pivot to new business models not afforded by legacy systems. Tactically, we believe this allows accelerated time to market and encourages a feedback loop informing long term investments. As an organization’s digital strategy evolves, and when justified by business drivers, the legacy applications can be modernized to compete in the new digital ecosystem.

When constructing digital platforms for our clients, we incorporate technologies including telemetry capture, API management, and application insights with legacy technology systems. Telemetry capture allows the platform to understand how it is being utilized by end users and what their experience is. API management allows us to understand application consumption across business units and lines of service. Application insights support platform scaling and predictive consumption models. These cross functional capabilities extend to all components of the digital platform and allow informed business decisions on when and if legacy systems should be modernized and where our client’s future investments will yield the highest return.

By taking a human-first approach to digital transformation, we help our clients maximize existing investments while building an informed strategic future on next-generation technologies.

Values and Culture

Our employees are our greatest asset. We have built a culture of empowerment that allows employees to be entrepreneurial and nimble. This culture, combined with strong and pragmatic management oversight and processes, institutional goals and defined key performance metrics, form the basis of our value system. We believe our culture and value system are paramount to best serving our clients. We strive to ensure that our culture of transparency, openness and collaboration is preserved through efforts such as our quarterly town hall, our Ask Me Anything — AMA-recurring forums, and our mentorship programs between our management team and junior professionals. Added to this is our company-wide program where individuals are recognized by their peers for behavior that reflects company values such as prioritizing client-building relationships, taking on new initiatives, going beyond the call of duty to ensure the team’s success and confidently speaking up about a particular subject.

The culture we have built allows us to rapidly absorb organizations we acquire by identifying and integrating the best of their processes and empowering their people to grow within our larger organization. We believe our strong culture and overarching values system have led to our successful track record of acquisitions. The ability to assimilate ideas and retain people differentiates us as a potential acquirer for entrepreneurs and employees seeking a larger platform to grow their businesses.

Founder-Led Experienced Management Team

Our management team is led by our co-founder, President and Chief Executive Officer, Manuel Senderos Fernández, who has significant experience in the technology and services industry. Members of our senior management team have 20+ years of industry experience on average and have been at AgileThought or with its predecessors for an average of over 6 years, giving them a deep understanding of our culture and the industries in which we operate.

Strategy

Key elements of our growth strategy include:

Expand Our Client Footprint in the United States

We are focused on growing our client footprint in the United States and furthering the application of our proven business capabilities in the U.S. market. We acquired 4th Source in 2018 and AgileThought in 2019, both of which are U.S. headquartered and operated companies. These acquisitions have accelerated our growth in the U.S. market. Our 2020 and 2019 revenue from U.S. clients were 69.0% and 48.9% of our total revenue, respectively. With these acquisitions, we have grown our presence in the United States to 382 employees as of March 31, 2021. We had 17 salespeople dedicated to new client acquisitions in the United States as of March 31, 2021 and we believe that our efforts to expand this sales force will be pivotal in further growing our client footprint and revenue in the United States.

Penetrate Existing Clients via Cross-Selling

We seek to deepen our relationships with existing clients through relation-based selling and moving ourselves to a trusted client advisor relationship. We also seek to expand wallet share by cross-selling our additional services. Our client relationships generally begin with a proof-of-concept, or a pilot, to address a specific business challenge. After this initial phase, we are able to more easily cross-sell our portfolio of services across organizations. We believe we have a successful track record of expanding our relationships with clients by offering a wide range of complementary services.

Continue to Identify and Build Competencies in Next-Generation Technologies

We are dedicated to remaining at the forefront of market trends and next-generation technologies. We intend to maintain, improve and extend our expertise and delivery capabilities across next-generation and commercially-proven technologies, in order to enhance our clients’ competitive advantage. As we continue to expand, we will remain focused on attracting engineers with next-generation technologies skill-sets, specifically cloud, predictive analytics and causality analysis, and AI, as well as continue to train and update our existing workforce through classroom, on-the-job, and online training programs in key next-generation technologies including Adobe, Appian, ServiceNow and Microsoft Azure.

Strengthen Onshore and Nearshore Delivery with Diversification in Regions

In order to drive digital transformation initiatives for our clients, we believe that we need to be near the regions in which our clients are located and in similar time zones. Our onshore and nearshore agile methodology not only facilitates efficient and reliable client communication and collaboration, but also facilitates our engineers being onsite quickly when required. We have established a strong base for our onshore and nearshore delivery model across Mexico, and we also have offices in Argentina, Brazil, Costa Rica and the United States in order to source diverse talent and be responsive to clients in our core markets. We have strategically located our onshore and nearshore delivery centers in areas that are desirable for employees to live, have ample access to innovative technical and industry-experienced talent pools, and have lower IT recruiting competition. However, one of the positive outcomes of the COVID-19 pandemic has been that we have further proven our leading agile delivery capabilities via distributed teams working remotely. This outcome has broadened our capacity to attract and recruit talent located in cities different from where our delivery centers are currently located. As we continue to grow our relationships, we will keep looking for the best talent to expand our footprint in other cities in Mexico as well as other countries in similar time zones such as Argentina and Costa Rica, either by establishing additional delivery centers or by using a remote delivery model.

Attract, Develop, Retain and Utilize Highly Skilled Employees

We believe attracting, training, retaining and utilizing highly skilled employees with capabilities in next-generation technologies is key to our success. Historically, we have relied primarily on hiring experienced employees to meet our demand for talent. Today, we are focused on growing our workforce through university recruiting. University recruiting helps us diversify our talent base, build-out our delivery capabilities and lower our overall delivery costs. Our strategy is to grow our university recruiting program in Mexico, which is one of the top countries in the world in terms of the number of engineering, math and science graduates. We will also leverage and deepen our existing relationships with universities in Mexico such as Universidad Nacional Autonoma de Mexico, Instituto Politecnico Nacional, Instituto Tecnologico de Estudios Superiores de Monterrey and Universidad del Valle de Mexico in Mexico.

Selectively Pursue Tuck-in Acquisitions

We have historically pursued acquisitions that expanded our services capabilities, vertical expertise and onshore and nearshore footprint. For example, our acquisition of AgileThought in July 2019 expanded our client base and delivery capabilities in the United States and significantly enhanced our consulting, agile coaching, design and agile software development capabilities. We have a track record of successfully identifying and seamlessly integrating acquired companies into our core business. We plan to selectively pursue “tuck-in” transactions in the future that will help us augment our capabilities, establish new and deeper client relationships, and expand our cross-selling opportunities.

AgileThought Scaled Framework

We use a framework called AgileThought Scaled Framework for continuously and rapidly building the right software at scale. It helps us deliver measurable business value to our clients in a fashion that supports client ownership and shared accountability. AgileThought Scaled Framework is based on common frameworks enhanced by certain elements such as Continuous Discovery, Opportunity Prioritization, and Team Health.

Continuous Discovery allows agile frameworks to be extended to product management and is critical for ensuring that the teams are building viable products in a rapid fashion. In order to achieve this, our teams work in sprints, which are short, focused periods of time (typically one week) in which a small team iterates rapidly to validate customer problems and potential solutions. Opportunity Prioritization and Team Health indicators enable stakeholders to create and prioritize business opportunities long before development work begins. We measure Team Health by monitoring whether a team has everything it needs to achieve its specific goal during a sprint. The Team Health indicators allow stakeholders to visualize the health status of those teams assigned to the specific feature. The Team Health indicators also ensure participation by all stakeholders in the agile development process.

Through the AgileThought Scaled Framework we share accountability with our clients that enables partnership and allows the identification of issues or bottlenecks in near real time. The framework also helps us to retain top talent by cultivating a transparent and forward-thinking work environment. The framework allows enterprise clients to validate and build the right products and features rapidly in an evolving market environment with multiple stakeholders who often have competing priorities. The framework dictates a process that aligns these stakeholders on their product strategies and drives clients to innovative solutions.

Certifications and Methodologies

We deploy industry standard quality and process management methodologies to guarantee our delivery process for our clients. We are ISO CMMI N3-certified, to help ensure secure and timely delivery of our digital product development services.

Our Services

We offer client-centric, onshore and nearshore agile-first digital transformation services that help our clients transform by innovating with them, building solutions and applications, continually improving those solutions and applications, and running new solutions at scale. Our services are delivered through a three-phased continuum:

•        Innovate — Strategic Consulting

Our Innovate practice is built on the basis of providing agile transformation consulting services leveraged in our deep expertise in industry specific technology trends in order to help our clients solve complex business problems, devise new products and applications, and develop tailored solutions. We combine our deep domain expertise with our knowledge of leading next-generation tools and technologies as well as our technical proficiency in legacy technology systems, to create road maps for our clients to transform their businesses. We provide coaching and training services to clients to help them transition from traditional waterfall software development methods to agile development.

We have accelerators for product management, which we refer to as AgileIgnite and DevOpsIgnite, that allow our clients to assess benefits and viability of using these services in short sprints from a two to a four-week period.

Working with our clients, the breadth of our expertise across tools and technologies allows us to deliver transformation consulting services that enhance and broaden the scope of our role with clients from that of a vendor to a long-term trusted advisor.

AgileIgnite

AgileIgnite helps our clients assess their readiness to transition to an agile culture. AgileIgnite begins with an assessment of our clients’ current capabilities and tailors interactive training and workshop sessions to gauge the transition of their workflow to a true agile approach. To help make the development process transition more transparent and efficient, AgileIgnite also produces a custom agile implementation roadmap for each client.

DevOpsIgnite

DevOpsIgnite, our assessment framework, measures and benchmarks our clients’ DevOps maturity against peers to identify strengths and challenges and enables us to create a roadmap for our clients. Our DevOps services focus on quickly building, testing and releasing entirely new applications and new features within existing applications in order to help our clients compete effectively. Post-competitive assessment, our DevOps experts build an action plan to resolve issues and implement a robust continuous delivery release pipeline for targeted software systems.

•        Build — Digital Delivery

Our mission is to deliver business value safely, predictably, and fast, which includes efficiencies and cost optimization to drive growth in our clients’ digital operations. Effective team organization and next-gen technologies allow us to validate and deliver our clients’ most critical business needs at scale while reducing time to market.

Our Digital Delivery services offer a broad range of services to address our client´s business needs and build and deliver their desired solutions. From User Experience, Application Engineering, Modernization and Mobility, Advanced Data Analytics, Cloud Architecture and Migration, Automation and AI and ML, we are the trusted partner for our clients’ digital transformation business initiatives.

User Experience

Our expertise in design and understanding the evolution of user interactions and client demands allows us to bring-to-life enhanced modern designs that help our clients maintain and grow their competitive advantage. We provide extensive analysis and expertise on the usability of our clients’ products and applications, with a focus on designing seamless user interactions. From rapid prototyping and design-thinking workshops to application performance management, our designers have technical expertise in a wide range of collaborative tools, design software and front-end frameworks using digital technologies.

Application Engineering, Modernization and Mobility

We provide comprehensive software application development services that leverage next-generation technologies and proven processes to deliver custom enterprise-grade and scaled software within an agile framework. Our enterprise application services include software product innovation and validation, application software development, software architecture design, systems integration, performance engineering, DevOps, analytics, automation, optimization and testing, pipeline creation, and software quality assurance. Next-generation technologies such as AI, ML, robotic process automation, or RPA, and the internet of things, which leverage capabilities such as data science and causality, are core to our development processes and allow us to develop applications for our clients that enhance their ability to improve internal efficiencies, optimize cost, leverage competitive business insights and make smarter decisions to drive growth.

We take our clients’ complex business challenges and turn them into opportunities using our end-to-end software development and maintenance services that support our clients’ ability to innovate within their lines of business and run mission critical systems and platforms. We leverage our clients’ current technology investments and provide migration and application modernization services which enrich and transform our clients’ legacy systems into cloud-first modern applications within a variety of industries.

Our mobility service offering complements the cycle as we collaborate with clients to develop innovative mobile applications with interactive user interfaces such as data analytics, newsfeeds and video that can be deployed on multiple platforms, such as iOS and Android, and devices in a way that compliments their overall technology strategy. We leverage our deep familiarity with next-generation and legacy technologies to harness the power of mobile connectivity for our clients enabling speed and agility. Our team of highly-skilled software design and development professionals provides insight and guidance to develop and support mobile functionality.

We also have significant expertise in mobile digital banking capabilities that incorporate omni-channel platforms, digital payments, biometrics, digital banking strategic consulting, and Know Your Customer, or KYC, cloud-based solutions to enable the transition from traditional banking to digital banking.

Advanced Data Analytics

We provide services for data architecture, causality, data science and data visualization to enable our clients to harness and leverage big data within their organization. We design systems that can learn from data, identify patterns, make decisions and improve business performance with minimal or limited human intervention in order to quickly and automatically produce models that can analyze bigger, more complex data and deliver faster, more accurate results, even on a very large scale, enabling our clients’ to draw insights and optimize performance. We use cloud-based and on-premise tools that align with our clients’ IT and data workloads and leverage advanced analytics techniques such as machine-learning algorithms and AI in order to provide our clients with data-driven services and solutions. This process of developing algorithms from data allows our clients to automate key processes in an intelligent manner while lowering business costs.

For example, we were admitted to Microsoft’s AI Inner Circle program, which recognizes our unique expertise in specific industries and our ability to drive business transformation using the power of AI and data. As an example, we co-developed and deployed an AI solution for IntelAgree’s contract management platform. This platform helps enterprises automate and optimize their contract management system by blending deep learning and natural language processing techniques to interpret uploaded contracts and extract essential information, ultimately reducing a time intensive manual process. AgileThought was recognized by Microsoft as a global finalist for the 2019 AI and Machine Learning Partner of the Year Award for this project.

Cloud Architecture and Migration

We provide cloud planning, implementation, security, and managed services for public cloud, private cloud, on-premise and multi-cloud hybrid environments. Our next-generation cloud solutions typically include an initial assessment phase where we generate an in-depth report for our clients outlining the current state of their technology, the key risks associated with their transformation to the cloud, and a timeline for cloud migration based on their stated objectives. We leverage different Microsoft Azure cloud services (platform-as-a-service, infrastructure-as-a-service, software-as-a-service and function-as-a-service) both as an end solution and across nearly all of our consulting projects to provide cost-effective solutions and real-time delivery of highly scalable resources, such as storage space, virtualization (virtual machines), containerized hosting, as well as data analytics to minimize development time and effort. For example, we recently helped a leading accounting and professional services firm increase their speed and agility and reduce downtime by 85% through automation of their deployment processes and the creation of predictable, agile support frameworks. This enabled the client to adapt their software on-demand to accommodate user feedback, market shifts, or any changes to requirements, which resulted in increased productivity and more frequent deployments, reducing code release time from 3 hours to 30 minutes.

Automation

We help clients automate their core business operations. We help identify functions that are most likely to benefit from automation and design and implement solutions to address their specific needs. We believe that through RPA we reduce the need for human intervention in testing and decision-making. Our automated functions and processes can include code deployment tasks, testing automation, quality assurance, regression testing and test data management. Our testing approach speeds up processes, reduces the potential for human error and saves man-hours by increasing efficiency.

We help clients plan and implement cloud-computing strategies that integrate with their on-premises legacy systems and provide managed services to support, monitor, and safeguard information and will ensure that users are able to access services 24/7.

AI and ML

We help our clients to apply better AI strategies and deploy production-quality machine learning programs that drive better customer experiences and can generate cost-savings. Our teams of data scientists are experts at corralling big data using cloud-based or on-premise tools.

We focus our work on finding optimization strategies for predictive analytics and machine learning by testing use cases and prioritizing initiatives based on early discoveries so that our clients can be equipped with new product and customer insights within a few weeks.

•        Run — Digital Operations

Our mission is to continue to deliver business value safely, predictably, and fast. Digital operations allow us to leverage agile and DevOps practices to deliver frequent functionality improvements, automate customer business operations and support user personas, while driving down total cost of ownership.

We offer Digital Operations services to help our clients run their operations in a seamless manner. From DevOps & Application Optimization to Application Lifecycle Management Support, we provide a reliable and predictable breadth of services to support our clients mission-critical IT initiatives.

DevOps & Application Optimization

We help our clients by running their applications through a continuous delivery model which we believe allows for higher predictability, fosters agile development, and adaptability to new technologies.  Through DevOps, new features are delivered faster, code quality is higher, risks are mitigated, and costs are lower.

Application optimization services focus on establishing standards for application performance and determining what to re-architect, optimize, or develop. After diagnosing performance issues and mitigating the associated risks, we bolster our clients’ operations with process automation.

Lifecycle Management Support

We help our clients ensure their business continuity with a fully supported and responsive integrated services stack focused on actively addressing mission-critical software challenges, generating superior outcomes and delivering compelling cost savings. Our end-to-end ITIL-aligned processes and SOC 2 Type II audit compliant methodologies provide full-stack support for all technologies and environments 24x7x365.

A recent success story of our Lifecycle Management Support services is a leading gaming developer – creator of one the most-played PC games in the world and a key driver in the explosive growth of e-sports. The client engaged with AgileThought to be the first contact support for its players gaming platform, and perform community platform moderation, project management and organizational change management services. As a result of our involvement, there was a 50% reduction in ticket response and solution, and player support on all levels was automated.

Our Delivery Model

We use a combination of onshore and nearshore delivery to provide digital transformation services to our clients. We are a pure-play, agile-first digital transformation company using enabling digital technologies. Agile requires real time interaction between team members. Therefore, our success depends on onshore and nearshore delivery models. Our delivery model facilitates increased interaction, responsiveness, and close-proximity collaboration, which are necessary to deliver agile services. Our onshore and nearshore model also allows us to quickly travel to our clients’ locations when required. In addition, our ability to collaborate remotely without disruption due to similar time zones propels our productivity and further enhances our agile delivery. The need for enhanced collaboration often means our employees need to travel to spend some time working closer to long-term clients. The ability to move seamlessly between a nearshore base and a co-location facility creates a delivery model that is responsive to client needs and maintains our operational flexibility to deploy from a deep nearby talent market.

As of December 31, 2020, we had 9 delivery centers across United States, Mexico, Central and South America. In addition, we have delivery employees at client locations in Brazil, Mexico and United States. The breakdown of our employees by geography is as follows for the dates presented:

	As of March 31, 2021	As of December 31,
Employees by Geography		2020	2019	2018
United States	382	409	464	90
Latin America and Other	1,941	1,873	2,230	2,653
Total	2,323	2,282	2,694	2,743

We believe Mexico’s proximity to the United States, its similar time zone and its availability of talent, make it an attractive delivery location to serve clients across North America. In Mexico, over 160,000 students graduated with a STEM major in 2020 from over 1,100 universities. Since 2014, in Mexico, over 790,000 STEM professionals have entered the workforce. We have leveraged our management team’s extensive knowledge of Mexico in building and growing our delivery operations in Merida and Colima. These cities are attractive given the high concentration of universities with engineering graduates, and attractive cost structure, desirable living attributes and low employee turnover observed by management. There are over 30 universities with STEM programs near Merida giving us access to a pool of over 2,200 STEM graduates every year. There are 6 universities and over 800 STEM graduates annually in Colima. Based on management’s assessment, we believe that in Merida, we are one of the largest IT employers and have built a reputation as a preferred information technology employer for STEM graduates.

In addition to our strong reputation and hiring capabilities in the aforementioned cities, and mainly as a result of the COVID-19 pandemic, we have amplified our talent sourcing strategy to other cities in Mexico and the United States that we previously did not focus on as they were farther from our delivery centers or client locations. We have proven that our agile delivery model is effective when working with distributed teams and have opened our scope to focus on finding the best talent, attributing less relevance as to where it is located.

As we grow, we will plan to take advantage of both strategies, and look to expand our delivery centers in other attractive onshore and nearshore locations in Mexico as well as other countries in similar time zones such as Argentina and Costa Rica, as well as continue looking for talented individuals in those same countries (to ensure the time zone alignment), regardless of the city in which they reside.

We believe one of our differentiators for our onshore delivery services is what we refer to as our AgileThought Studios. Our AgileThought Studios in Tampa, Florida are immersive, hands-on, high performance environments where teams work with our design, agile and development experts to discover and deliver usable and iterative products and services. AgileThought Studios leverage a repeatable, scalable, delivery system while building measurable value for clients, organization, teams, and customers. We believe that our multiple client engagements benefits us through aligned transformational and technology strategies, higher performance execution, increased speed to market, and removed silos among internal teams. Our client, who supports multiple customer loyalty programs for more than 250 of the world’s largest travel and retail brands were challenged to react faster to their customers, shifting the focus from individual projects to work completed. Our client, who supports multiple customer loyalty programs for more than 250 of the world’s largest travel and retail brands were challenged to react faster to their customers, shifting the focus from individual projects to work completed.

Our Clients

We have built our reputation as a dedicated and trusted partner to our clients on a foundation of deep relationships and a client-centric approach to IT services. We typically start our relationships with large enterprise clients by taking on projects that involve difficult, yet critical, technology problems and build long-term relationships with them.

We focus on enterprise clients based in the United States and Latin America. Our clients operate across a broad range of industries, including includes the healthcare, professional services, financial services, consumer packaged goods, retail, and industrial services industries. As of December 31, 2020, we had 250 active clients across the United States and Latin America, defined as clients from whom we generated revenue over the prior 12 months.

During 2020, 2019 and 2018, our largest 10 clients by revenue accounted for 67.0%, 66.3% and 65.1% of our total revenue, respectively. During the three months ended March 31, 2021, our largest 10 clients by revenue accounted for 68.6% of our total revenue. Historically, excluding the acquisition of AgileThought, LLC, our largest client in 2020 accounted for 17.6% of total revenue, and in 2019 our largest client accounted for 13.1% of total revenue. Our second and third largest clients in 2020, excluding the acquisition of AgileThought, LLC, accounted for 13.1% and 11.8% of our total revenue, respectively, and our second and third largest clients in 2019 accounted for 12.7% and 11.5% of our total revenue, respectively. During the three months ended March 31, 2021, our largest client accounted for 13.3% of our revenue, while our second and third largest clients accounted for 10.5% and 10.4% of our total revenue, respectively.

Sales and Marketing

Our sales and marketing strategy is focused on a client-centric operating model that seeks to drive revenue growth from new client acquisitions and expanding relationships with existing clients. We utilize our capabilities, combined with our customized approach to solve our clients’ innovation challenges, to broaden the scope of our relationship with existing clients over time, moving to trusted client advisor status. Our emphasis is on generating long-term relationships with enterprise clients that have complex businesses to run, and partnering with them in outcome-based deals to solve their business issues while expanding our footprint of global enterprise clients across our large and growing addressable markets.

Our approach to marketing is based on Account-Based Marketing, or ABM, which provides us with a targeted demand generation approach for our marketing campaigns. Through ABM we focus on key accounts and our ideal customer profile, creating targeted content and campaigns. Our demand generation campaigns target the acquisition, retention, and growth of high value clients. This framework delivers a customized experience, which results in generating marketing qualified leads that convert into sales qualified leads. This approach provides us not only with the ability to align sales and marketing, but also clear and consistent reporting that allows us to establish goals and metrics and measure campaign effectiveness, best practices and revenue growth in client relationships over time. Additionally, this approach allows to monitor marketing and sales engagement levels and measure ROI.

As of May 31, 2021, our sales and marketing organization included 65 employees (36 in sales, 37 in client services, and 11 in marketing) primarily located in Mexico City and throughout the United States. Our team of marketing professionals actively promotes our thought leadership, brand and capabilities through a variety of digital channels which includes our website, blogs, digital events such as podcasts and webinars, various social media platforms, participation in technology conferences through speaking engagements and sponsorships, and technology industry research briefings with industry analysts.

Competition

We are a strong provider of digital transformation services in North America. We believe we are well positioned to compete effectively due to our ability to combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments and our onshore and nearshore delivery capabilities. The markets in which we operate are highly competitive, fragmented, and characterized by rapidly changing client needs.

Our competitors include:

•        Next-generation IT services providers such as Endava Plc, EPAM Systems, Inc., Grid Dynamics and Globant S.A.;

•        Large global consulting and traditional global IT services companies such as Accenture plc, Capgemini SE, Cognizant Technology Solutions Corporation, and IBM; and,

•        In-house IT and product development departments of our existing and potential clients.

We believe that the principal differentiating factors in our industry include quality and breadth of product and service offerings for large enterprises; technical prowess in both next-generation technologies and legacy technology systems; domain expertise in large and high-growth addressable markets; track record of high-quality, long-term relationships and on-time delivery of work; price; and scalable agile framework that combines onshore, nearshore and on-location delivery capabilities.

Our People

As of March 31, 2021 we had 2,323 employees. As of December 31, 2020, 2019 and 2018, we had 2,282, 2,694 and 2,743 employees, respectively.

Attract

We recognize that our ability to grow our business is dependent on our ability to attract and retain talent and industry-experienced professionals. We have primarily relied on hiring employees with prior relevant experience. Historically, we have hired a small number of employees from university campuses. Going forward, we intend to increase our focus on hiring college graduates. We have leveraged our management team’s extensive knowledge of Mexico in strategically placing our delivery operations in locations such as Merida and Colima that have high concentrations of universities with engineering graduates, attractive cost structure, desirable living attributes and low employee turnover.

In Mexico, over 160,000 students graduated with a STEM major in 2020 from over 1,100 universities. We are well positioned to benefit from access to talent in Mexico through our relationships with leading universities in Mexico, including the Universidad Tecnologica de Mexico, Universidad Anahuac Mexico and Instituto Tecnologico y de Estudios Superiores de Monterrey and we plan to expand our recruiting efforts at the following universities: Universidad Nacional Autonoma de Mexico, Instituto Politecnico Nacional, Instituto Tecnologico de La Piedad and Universidad del Valle de Mexico.

Train and Retain

We invest in training our employees and offer regular technical and language training as well as other professional advancement programs. Our training includes programs dedicated to enhance our employees’ abilities and includes language proficiency courses, an Analytics-focused three-week academy and a two-week condensed Agile Boot Camp program. Additionally, during 2020 we launched our “AT University” program, which is a program that focuses on providing continuous training tools to our employees through online courses and in-house training in both technical and soft-skill topics. These programs not only help ensure our employees are well trained and knowledgeable, but also help enhance employee retention.

We believe our ability to attract and retain talent is further enhanced by our strategic placement of our onshore and nearshore delivery centers in areas that are desirable for employees to live, have ample access to innovative technical and industry-experienced talent pools, and have reduced IT recruiting competition. Additionally, the work-from-home, or WFH, modality that was implemented during the COVID-19 pandemic has created two benefits for our ability to attract and retain talent. First, the ability of our distributed teams to effectively WFH for our clients has led us to search for and hire talented professionals outside the cities where we have our delivery centers, providing greater employment opportunities with us to individuals that would otherwise have had to relocate and reducing potential effects on our business from region-related attrition. Second, WFH has also reduced commuting and increased family and personal time for many individuals, which management believes has resulted in higher employee satisfaction which we anticipate translating into higher retention rates.

We foster a work environment that rewards entrepreneurial initiative and offers employees’ opportunities to learn and work with cutting-edge technologies on U.S. headquartered multinational accounts. In 2020, our voluntary attrition rate was 20.8%, excluding business dispositions and first year/non-core project departures, which are typically trainees or very junior employees. If we were to normalize the 2020 voluntary attrition rate by excluding client related transitions due to COVID-19 or departures related to discontinued operations, including divested businesses (Eprocure in 2020), and non-core, high-turnover projects, the regular course-of-business attrition rate would be 14%.

We have been recognized as a desirable firm to work at by several organizations, including Great Place to Work in 2020 and being named as one of the 250 Most Successful Companies in Florida in 2020, both recognitions that help us to attract talent to our organization. Prior to our acquisition of AgileThought, LLC, AgileThought, LLC had been recognized by the Great Place to Work Institute as the 25th best place to work in technology and the 10th best place to work for millennials among small and medium companies in 2019.

Intellectual Property

Our ability to obtain, maintain, protect, defend and enforce our intellectual property is important to our success. We rely on intellectual property laws in the U.S. and certain other jurisdictions, as well as confidentiality procedures and contractual restrictions, to protect our intellectual property. We own or have applied for registration of various trademarks, service marks and trade names that we believe are important to our business.

Despite our efforts to obtain, maintain, protect, defend and enforce our trademarks, service marks and other intellectual property rights, our trademarks, service marks or other intellectual property rights could be challenged, invalidated, declared generic, circumvented, infringed or otherwise violated. Opposition or cancellation proceedings have in the past and may in the future be filed against our trademark or service mark applications and registrations, and our trademarks and service marks may not survive such proceedings. Additionally, although we take reasonable steps to safeguard our trade secrets, trade secrets can be difficult to protect, and others may independently discover our trade secrets and other confidential information. We seek to protect our trade secrets and proprietary information, in part, by executing confidentiality and invention assignment agreements with our employees, contractors and other third parties. The confidentiality agreements we enter into are designed to protect our trade secrets and proprietary information, and the agreements or clauses requiring assignment of inventions to us are designed to grant us ownership of all intellectual property and technology that the applicable counterparties develop in connection with their work for us. We cannot guarantee, however, that we have executed such agreements with all applicable counterparties, such agreements will not be breached or that these agreements will afford us adequate protection of our intellectual property, trade secrets and proprietary rights. From time to time, legal action by us may be necessary to enforce or protect our intellectual property rights or to determine the validity and scope of the intellectual property rights of others, and we may also be required from time to time to defend against third-party claims of infringement, misappropriation, other violation or invalidity.

For more information on the risks associated with our intellectual property, see “Risk Factors—Risks Related to AT’s Intellectual Property.”

Facilities

We have offices in two U.S. cities, three cities in Mexico and three additional cities outside the United States and Mexico. Our headquarters are located in Irving, Texas. We believe that our current facilities are adequate to meet our ongoing needs, and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management time and resources and other factors.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations of AT

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties about our business and operations. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those we describe under “Risk Factors” and elsewhere in this proxy statement/prospectus.

For purposes of this subsection only, “AT,” “the Company,” “we,” “us” or “our” refer to AgileThought, Inc. and its subsidiaries, unless the context otherwise requires.

Overview

We are a leading provider of agile-first, end-to-end digital transformation services in the North American market using onshore and nearshore delivery. We offer client-centric, onshore and nearshore agile-first digital transformation services that help our clients transform by building, improving and running new solutions at scale. Our services enable our clients to leverage technology more effectively to obtain better business outcomes. From consulting to application development and cloud services to data management and automation, we strive to create a transparent, collaborative, and responsive experience for our clients.

Since our inception, we have added a variety of services, acquired several businesses and expanded our operations throughout North America:

•        2000: Founded in Mexico.

•        2015 – 2016: Partnered with Nexxus, completed five acquisitions and established capabilities in digital transformation, cloud solutions, advanced analytics and digital marketing. Also launched digital transformation services.

•        2017: Partnered with Credit Suisse, completed three acquisitions and established capabilities in ecommerce.

•        2018: Acquired 4th Source, expanded U.S. footprint and enhanced presence with clients from the healthcare industry.

•        2019: Acquired AgileThought, LLC, expanded U.S. footprint, enhanced delivery capabilities and presence with large clients within the professional services industry, relocated global headquarters to Dallas, Texas and changed name to AgileThought, Inc.

For the three month period ended March 31, 2021, we had 155 active clients, and for the twelve month period ended March 31, 2021, we had 231 active clients.

As of March 31, 2021 we had 7 delivery centers across the United States, Mexico, Brazil, Argentina and Costa Rica from which we deliver services to our clients. As of March 31, 2021, we had 2,006 billable employees providing services remotely, from our talent centers or directly at client locations in the United States and Latin America. The breakdown of our employees by geography is as follows for the dates presented:

	As of March 31,		As of December 31,
Employees by Geography	2021	2020	2020	2019	2018
United States	382	400	409	464	90
Latin America and Other	1,941	2,227	1,873	2,230	2,653
Total	2,323	2,627	2,282	2,694	2,743

The decrease from March 31, 2020 to March 31, 2021 is primarily attributable to the headcount reduction that we implemented as response to the COVID-19 pandemic. The decrease from December 31, 2019 to December 31, 2020 is primarily attributable to actions implemented in response to the COVID-19 pandemic.

The following table presents our revenue by geography for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
Revenue by Geography	2021	2020	2020	2019	2018
			(in thousands)
United States	$24,520	$30,744	$113,073	$84,931	$13,721
Latin America and Other	12,693	15,913	50,914	88,764	96,806
Total	$37,213	$46,657	$163,987	$173,695	$110,527

For the three months ended March 31, 2021, our revenue was $37.2 million compared to $46.7 million for the three months ended March 31, 2020. We generated 65.9% of our revenue from clients located in the United States and 34.1% of our revenue from clients located in Latin America and Other in both the three months ended March 31, 2021 and 2020. For the year ended December 31, 2020, our revenue was $164.0 million, an increase of 48.4% from 2018 and a decrease of 5.6% when compared to 2019. For the years ended December 31, 2019 and 2018, our revenue was $173.7 million and $110.5 million, respectively, an increase of 57.2% year over year. We generated 69.0% and 48.9% of our revenue from clients located in the United States for the years ended December 31, 2020 and 2019, respectively, while clients located in Latin America and Other generated 31.0% and 51.1% of our revenue for the years ended December 31, 2020 and 2019, respectively.

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
(Loss) income before income tax	(4,443)	(8,207)	(23,991)	(10,669)	6,272

Our (loss) income before income tax was $(4.4) million and $(8.2) million for the three months ended March 31, 2021 and 2020, respectively, and, for the same periods, our income (loss) as a percentage of revenue was (12.1)% and (17.5)%, respectively. Our (loss) income before income tax was $(24.0) million, $(10.7) million, and $6.3 million for the years ended December 31, 2020, 2019, and 2018, respectively. For the same periods, our income (loss) as a percentage of revenue was (14.6)%, (6.1)% and 5.7%, respectively.

Impact of COVID-19

The COVID-19 pandemic continued to cause substantial global public health and economic challenges during 2020 and our employees, communities and business operations, as well as the global economy and financial markets continue to be affected. We cannot accurately predict the extent to which the COVID-19 pandemic will continue to directly and indirectly impact our business, results of operations and financial condition. Future developments and actions to contain the public health and economic impact of the COVID-19 pandemic on the markets we serve are rapidly evolving and highly uncertain.

To the extent that the remainder of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, refers to a financial or performance metric that has been affected by a trend or activity, that reference is in addition to any impact of the COVID-19 pandemic disclosed in and supplemented by this section. The information contained in this section is accurate as of the date hereof but may become outdated due to changing circumstances beyond our present awareness or control.

Our COVID-19 Pandemic Response

Since the beginning of the COVID-19 pandemic, we have made the safety and well-being of our employees our top priority. As governments lift and re-impose restrictions on group gatherings, commercial operations, and travel, and as vaccines and therapeutics become available, we have applied those changing requirements to our business to maintain the health and safety of our employees and serve our customers in a manner consistent with appropriate public health considerations.

Our Employees

The vast majority of our employees are able to productively and securely work from a remote location and our remaining personnel are providing services to us or our customers from our offices or our customers’ facilities. We therefore do not expect that COVID-19 related restrictions on group gatherings and non-essential businesses will have a material adverse effect on our ability to operate our business or productively deliver services to our customers, nor on our financial reporting systems, internal control over financial reporting, or disclosure controls and procedures. With the increase in remote access to our systems and networks, we have accelerated some ongoing security initiatives and programs.

Many of the countries where our personnel regularly conduct business have extended or expanded restrictions on travel and immigration from other countries, including a suspension of most immigration and non-immigration visas issued by the United States. Further extensions or tightening of these travel and immigration restrictions may continue to impact our operations. However, we do not believe that the current travel and immigration restrictions will have a material adverse effect on our business or financial condition.

Our Customers

Our adaptive global delivery model enables us to deliver our services and solutions to our customers from remote locations, so we continue to provide our customers with the products, services, and solutions they seek to deliver their business results. We continually assess our customers’ current and future needs for our personnel to work at their facilities and our global delivery centers, so that we can deploy resources safely and in accordance with COVID-19 mitigation efforts.

The prolonged deterioration of economic conditions for some of our customers could materially reduce our revenue and profitability. Reduced demand from our customers, persistent financial distress in our customer base, and the continued volatility in macroeconomic conditions has and could continue to adversely impact revenues and decrease the collectability of our trade receivables. Any or all of these factors could negatively impact our results of operations. Depending on the duration of the COVID-19 pandemic and the timing and speed of economic recovery, reduced revenue growth relative to prior years could extend beyond 2020.

We expect continued uncertainty around the impacts the pandemic will have on our business, results of operations and financial condition. We actively monitor our business and the needs of our employees, customers, and communities to determine the appropriate actions to protect their health and safety and our ongoing operations. This includes actions informed by the requirements and recommendations of public health authorities. Economic and demand uncertainty in the current environment may impact our future results. We continue to monitor the demand for our services including the duration and degree to which we see declines or delays in new customer projects and payment for services performed. We continue to assess how the effects of COVID-19 on the economy may impact human capital allocation, revenues, profitability, and operating expenses.

Acquisitions

We have historically pursued acquisitions that expanded our services capabilities, industry-specific expertise and onshore and nearshore footprint. We plan to selectively pursue “tuck-in” transactions in the future that will help us augment our capabilities, establish new and deeper client relationships and expand our cross-selling opportunities.

In November 2018, we acquired 4th Source, Inc., or 4th Source, headquartered in Tampa, Florida, for a total consideration of $52.8 million. In connection with the acquisition, we agreed to pay certain continuing employees of 4th Source, Inc., up to an aggregate of 8,394 shares of our common stock based on the achievement of certain EBITDA-based performance metrics during each of the following fiscal years: up to 3,222 shares for 2018, up to 4,528 shares for 2019, and up to 644 shares for 2020. The EBITDA-based performance metric was not met in 2020 and the related PSUs were cancelled. The grant fair value of this performance stock units was approximately $2.9 million. The acquisition of 4th Source enhanced our offerings for our healthcare and retail clients and supported our transition into the U.S. market. The acquisition of 4th Source also provided us with more than 500 highly trained bi-lingual consultants located in Merida, Colima, and Mexico City, Mexico, who provide nearshore services to clients in the U.S.

In July 2019, we acquired AgileThought, LLC, headquartered in Tampa, Florida. The fair value of the aggregate consideration on the acquisition date was $60.8 million. In addition, in connection with the acquisition, we have agreed to pay certain continuing employees of AgileThought, LLC up to an aggregate of 3,150 shares of our common stock based on the achievement of certain EBITDA -based performance metrics during each of the following fiscal years: up to 1,050 shares for 2020, up to 1,050 shares for 2021, and up to 1,050 shares for 2022. The EBITDA-based performance metric was not met in 2020 and the related awards were cancelled. The grant fair value of this performance stock units was approximately $1.2 million. The acquisition of AgileThought, LLC, enhanced our delivery capabilities to clients in the professional services industry and further supported our transition into the U.S. market. The acquisition of AgileThought, LLC also provided us with approximately 330 employees based primarily across Florida. Following the acquisition, we changed our name from AN Global Inc. to AgileThought, Inc.

Factors Affecting Our Performance

We believe that the key factors affecting our performance and results of operations include our ability to:

Expand Our Client Footprint in the United States

We are focused on growing our client footprint in the United States and furthering the application of our proven business capabilities in the U.S. market. We acquired 4th Source in 2018 and AgileThought, LLC in 2019, both of which are U.S. headquartered and operated companies. These acquisitions have accelerated our growth in the U.S. market. For the three month periods ended March 31, 2021 and March 31, 2020, we had 59 active clients in the United States, and for the twelve month period ended March 31, 2021 we had 93 active clients in the United States. As of December 31, 2020, we had 92 active clients in the United States compared to 86 active clients in the United States as of December 31, 2019 and 28 as of December 31, 2018. We define an active client at a specific date as a client with whom we have recognized revenue for our services during the preceding 12-month period. As of March 31, 2021, we had over 380 employees located in the United States. We believe we have a significant opportunity to further penetrate the U.S. market and expand our U.S. client base. Our ability to expand our footprint in the United States will depend on a number of factors, including the U.S. market perception of our services, our ability to successfully increase nearshore delivery, our ability to successfully integrate acquisitions, as well as pricing, competition and overall economic conditions, and to a lesser extent our ability to complete future complementary acquisitions.

Penetrate Existing Clients via Cross-Selling

We seek to deepen our relationships with existing clients by cross-selling additional services. We have a proven track-record of expanding our relationship with clients by offering a wide range of complementary services. From 2018 to 2020, the number of active clients that had a minimum annual spend with us of at least $1.0 million increased from 21 to 29. Our 10 largest active clients based on revenue accounted for $25.5 million, or 68.6%, and $31.2 million, or 67.0%, of our total revenue in the three months ended March 31, 2021 and 2020, respectively. Our 10 largest active clients based on revenue accounted for $109.9 million, or 67.0%, $115.2 million, or 66.3%, of our total revenue, and $69.5 million, or 62.9% of our total revenue of our total revenue, in the years ended December 31, 2020, 2019 and 2018, respectively. The average revenue from our 10 largest clients was $10.9 million, $11.5 million and $6.9 million for the years ended December 31, 2020, 2019 and 2018, respectively. The following table shows the active clients concentration from the top client to the top twenty clients, for the periods presented:

	Percent of Revenue for Three Months Ended March 31,		Percent of Revenue for Year Ended December 31,
Client Concentration	2021	2020	2020	2019	2018
Top client	13.3%	20.5%	17.6%	13.1%	22.7%
Top five clients	49.3%	54.7%	54.5%	55.8%	51.2%
Top ten clients	68.6%	67.0%	67.0%	66.3%	65.1%
Top twenty clients	82.4%	79.8%	79.8%	80.4%	78.3%

The following table shows the number of our active clients by revenue for the periods presented:

	As of March 31,		As of December 31,
Revenue	2021	2020	2020	2019	2018
Over $5 Million	0	3	6	5	3
$2 – $5 Million	6	1	10	15	9
$1 – $2 Million	4	5	13	8	9
Less than $1 Million	145	196	221	254	220
Total	155	205	250	282	241

The decrease in total number of active clients from March 31, 2020 to March 31, 2021 is mainly related to the finalization of certain projects in 2020 with smaller customers that were not renewed due to the effects COVID-19 pandemic.

The decrease in total number of active clients from December 31, 2019 to December 31, 2020 is mainly related to the loss of clients from the disposition of our European operations.

The increase in total number of active clients from December 31, 2018 to December 31, 2019 is mainly related to the clients that were integrated through the acquisition of AgileThought LLC.

We believe we have the opportunity to further cross-sell our clients with additional services that we have enhanced through recent acquisitions. Our ability to increase sales to existing clients will depend on a number of factors, including the level of client satisfaction with our services, changes in clients’ strategic priorities and changes in key client personnel or strategic transactions involving clients, as well as pricing, competition and overall economic conditions.

Attract, Develop, Retain and Utilize Highly Skilled Employees

We believe that attracting, training, retaining and utilizing highly skilled employees with capabilities in next-generation technologies will be key to our success. As of March 31, 2021, we had 2,323 employees. From December 31, 2018 to December 31, 2020, our number of employees went from 2,743 to 2,282. The decline is related to the effects the COVID-19 pandemic had in our business, as two of our largest customers in the US region reduced their IT spending, combined with the contract transition with the largest client in Latin America that prompted us to take certain cost-saving actions such as headcount reduction. We continuously invest in training our employees and offer regular technical and language training, as well as other professional advancement programs. These programs not only help ensure our employees are well trained and knowledgeable, but also help enhance employee retention. In 2020, our voluntary attrition rate was 20.8%, excluding business dispositions and first year/non-core project departures, which are typically trainees or very junior employees. If we were to normalize the 2020 voluntary attrition rate by excluding client related transitions due to COVID-19 or departures related to discontinued operations, including divested businesses (Eprocure in 2020), and non-core, high-turnover projects, the regular course-of-business attrition rate would be 14%.

Strengthen Onshore and Nearshore Delivery with Diversification in Regions

In order to drive digital transformation initiatives for our clients, we believe that we need to be near the regions in which our clients are located and in similar time zones. We have established a strong base for our onshore and nearshore delivery model across Mexico, and we also have offices in Argentina, Brazil, Costa Rica and the United States in order to source diverse talent and be responsive to clients in our core markets. Since January 1, 2018, we have added 4 new delivery centers including one in the United States (Tampa, Florida) and three in Mexico (one in Mexico City and the other two in Merida and Colima as a result of the acquisitions). From December 31, 2018 to December 31, 2020, our delivery headcount decreased by 319 employees, or 14.0%. The decrease is mainly explained by the headcount reductions implemented during 2020 as a result of the COVID-19 pandemic impacts in our business. As we continue to grow our relationships, we will expand our delivery centers in other cities in Mexico as well as other countries in similar time zones, such as Argentina and Costa Rica. While we believe that we currently have sufficient delivery center capacity to address our near-term needs and opportunities, as the recovery from the COVID-19 pandemic continues to materialize, and as we continue to expand our relationships with existing clients, attract new clients and expand our footprint in the United States, we will need to expand our teams through remote work opportunities and at existing and new delivery centers in nearshore locations with an abundance of technical talent. As we do so, we compete for talented individuals not only with other companies in our industry, but also with companies in other industries.

COVID-19 Related Updates

In December 2019, a novel coronavirus COVID-19 was reported in China, and in March 2020, the World Health Organization declared it a pandemic. This contagious disease has continued to spread across the globe, including extensively within the United States, and is impacting worldwide economic activity and financial markets, significantly increasing economic volatility and uncertainty. In response to this global pandemic, several local, state, and federal governments have been prompted to take unprecedented steps that include, but are not limited to, travel restrictions, closure of businesses, social distancing, and quarantines.

Starting in March 2020, headwinds to our business related to the pandemic were largely centered around our US customers operating in the professional services industry, as two of our largest customers reduced their IT spending as a result of the negative impacts of the COVID-19 pandemic. After witnessing a low point in December 2020, our business with these two customers started to recover, although recovery to pre-COVID levels is still uncertain. We continue to take precautionary measures intended to minimize the health risk to our employees, customers, and the communities in which we operate. A significant proportion of our employees continue to work remotely while a few are serving customers directly at their locations. Even as certain local governments in the countries in which we operate are beginning to lift restrictions, we have not yet declared a generalized return to our facilities as the safety and health of our team is our top priority. As vaccines and therapeutics become available, we will evaluate a gradual return to our US and Latin America facilities. We continue to deliver services to our customers in this hybrid model and this has resulted in minimal disruption in our operational and delivery capabilities.

In the twelve months ended December 31, 2020, we did not recognize any material allowances to doubtful accounts due to risks posed by the COVID-19 pandemic on our customers’ ability to make payments. We continue to be engaged with all our customers regarding their ability to fulfill their payment obligations. A non-significant number of customers requested extended payment terms during the second and third quarters of 2020, however they have already reverted to their original payment terms. We continue to review our accounts receivable on a regular basis and established processes to ensure payments from our customers.

Key Business Metrics

We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies. See “— Non-GAAP Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

	Three Months Ended March 31,		Year Ended December 31
	2021	2020	2020	2019	2018
Average number of billable employees(1)	2,152	2,277	2,158	2,317	1,949
Revenue per billable employee(1)	$71,814	$82,214	$75,990	$74,965	$56,710
Gross Profit Margin	29.5%	27.6%	30.8%	34.1%	33.5%
Adjusted EBITDA (in thousands)	$1,927	$4,918	$17,865	$24,165	$14,673
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period	27	28	29	28	21
Revenue concentration with top 10 clients	68.6%	67.0%	67.0%	66.3%	62.9%

____________

(1)      Includes 4th Source, Inc. from its acquisition date, November 15, 2018, and AgileThought LLC from its acquisition date, July 19, 2019. For the March 31, 2021 and March 31, 2020 periods, GAAP revenue is calculated on a last twelve month basis.

Average Number of Billable Employees

We monitor our average number of billable employees because we believe it gives us visibility into the size of both, our revenue-producing base and our most significant cost base, which in turn allows us to better understand changes in our utilization rates and gross margins. We calculate the average number of billable employees as the average number of our full-time employees involved in the delivery of our services on the last day of each month in the relevant period, adjusted by significant business acquisitions.

Revenue Per Billable Employee

We monitor revenue per billable employee to understand the value we are delivering to our clients through the services rendered by our delivery base. Revenue per billable employee is calculated as revenue for the period, adjusted to reflect significant acquisitions divided by the average number of billable employees for the same period.

Gross Profit Margin

We monitor gross profit margin to understand the profitability of the services we provide to our clients. Gross profit margin is calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.

Adjusted EBITDA

We monitor Adjusted EBITDA to understand the overall operating profitability of our business. We define and calculate EBITDA as net (loss) income plus income tax (benefit) expense, plus interest expense, net, plus depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude the change in fair value of embedded derivative liabilities, plus change in fair value of contingent consideration obligations, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus foreign exchange loss (gain), plus (gain) loss on business dispositions, plus (gain) loss on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net. These adjustments also include certain costs and transaction related items that are not reflective of the underlying operating performance of the Company.

See “— Non-GAAP Measures” for additional information and a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Number of Large Active Clients

We monitor our number of large active clients to better understand our progress in winning large contracts on a period-over-period basis. We define the number of large active clients as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.

Revenue Concentration with Top 10 clients

We monitor our revenue concentration with top 10 clients to understand our dependence on large clients on a period-over-period basis and to monitor our success in diversifying our revenue base. We define revenue concentration as the percent of our total revenue derived from our ten largest active clients.

Components of Results of Operations

Our business is organized into a single reportable segment. The Company´s chief operating decision maker is the CEO, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources.

Net Revenues

Revenue is derived from the several types of integrated solutions we provide to our clients. Revenue is organized by contract type and geographic location. The type of revenue we generate from customers is classified based on: (i) time and materials, and (ii) fixed price contracts. Time and materials are transaction-based, or volume-based contracts based on input method such as labor hours incurred. Fixed price contracts are contracts where price is contractually predetermined. Revenue by geographic location is derived from revenue generated in the United States and Latin America and Other, which includes Mexico, Argentina, Brazil, Costa Rica, Spain and the United Kingdom. Our European operations were disposed in September 2019.

Cost of Revenue

Cost of revenue consists primarily of employee-related costs associated with our personnel and fees from third-party vendors engaged in the delivery of our services, including: salaries, bonuses, benefits, project related travel costs, software licenses and any other costs that relate directly to the delivery of our services.

Gross Profit

Gross profit represents net revenues less cost of revenue.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consists primarily of employee-related costs associated with our sales, marketing, legal, accounting and administrative personnel. Selling, general and administrative expenses also includes legal costs, external professional fees, brand marketing, provision for doubtful accounts, as well as expenses associated with our back-office facilities and office infrastructure, information technology, and other administrative expenses.

Depreciation and Amortization

Depreciation and amortization consist of depreciation and amortization expenses related to customer relationships, computer equipment, leasehold improvements, furniture and equipment, and other assets.

Change in Fair Value of Contingent Consideration Obligations

Changes in fair value of contingent consideration obligations consists of changes in estimated fair value of earnout arrangements entered into as part of our business acquisition process.

Change in Fair Value of Embedded Derivative Liabilities

Changes in fair value of embedded derivative liabilities consists of changes in the fair value of redemption and conversion features embedded within our preferred stock.

Equity-based Compensation Expense

Equity-based compensation expense consists of compensation expenses recognized in connection with performance incentive awards granted to our employees and board members.

Impairment Charges

Impairment charges relate to losses on impairment of goodwill and intangible assets.

Restructuring Expenses

Restructuring expenses consists of costs associated with business realignment efforts and strategic transformation costs resulting from value creation initiatives following business acquisitions, which primarily relate to severance costs from back-office headcount reductions.

Other Operating Expenses, Net

Other operating expenses, net consists primarily of acquisition related costs and transaction costs related to the transaction contemplated hereby, including: legal, accounting, valuation and investor relations advisors, and compensation consultant fees, mainly incurred in preparation to become a public company, as well as other operating expenses.

Interest Expense

Interest expense consists of interest incurred in connection with our long-term debt obligations, and amortization of debt issuance costs.

Other Income (Expense)

Other income (expense) consists of interest income on invested funds, impacts from foreign exchange transactions, gain (loss) on disposition of businesses, and other expenses.

Income Tax (Benefit) Expense

Income tax (benefit) expense represents benefits or expenses associated with our operations based on the tax laws of the jurisdictions in which we operate. Our calculation of income tax (benefit) expense is based on tax rates and tax laws at the end of each applicable reporting period.

Results of Operations

The following table sets forth our consolidated statements of operations for the presented periods:

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net revenues	$37,213	$46,657	$163,987	$173,695	$110,527
Cost of revenue	26,231	33,773	113,465	114,447	73,506
Gross profit	10,982	12,884	50,522	59,248	37,021
Operating expenses:
Selling, general and administrative expenses	8,768	8,014	31,955	33,854	22,101
Depreciation and amortization	1,774	1,845	6,959	6,401	3,878
Change in fair value of contingent consideration obligations	—	—	(6,600)	2,349	(3,799)
Change in fair value of embedded derivative liabilities	(1,410)	—	—	—	—
Equity-based compensation expense	12	69	211	1,689	1,506
Impairment charges	—	—	16,699	6,639	547
Restructuring expenses	10	378	5,524	—	—
Other operating expenses, net	572	287	6,997	3,285	604
Total operating expenses	9,726	10,593	61,745	54,217	24,837
Income (loss) from operations	1,256	2,291	(11,223)	5,031	12,184
Interest expense	(4,328)	(4,418)	(17,293)	(13,046)	(3,603)
Other (expense) income	(1,371)	(6,080)	4,525	(2,654)	(2,309)
(Loss) income before income tax	(4,443)	(8,207)	(23,991)	(10,669)	6,272
Income tax (benefit) expense	(608)	105	2,341	5,474	2,158
Net (loss) income	(3,835)	(8,312)	(26,332)	(16,143)	4,114
Net income (loss) attributable to noncontrolling interests	30	(129)	(155)	564	(188)
Net (loss) income attributable to the Company	$(3,865)	$(8,183)	$(26,177)	$(16,707)	$4,302

The following table sets forth our consolidated statement of operations information expressed as a percentage of net revenues for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net revenues	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of revenue	70.5	72.4	69.2	65.9	66.5
Gross profit	29.5	27.6	30.8	34.1	33.5
Operating expenses:
Selling, general and administrative expenses	23.6	17.2	19.5	19.5	20.0
Depreciation and amortization	4.8	4.0	4.2	3.7	3.5
Change in fair value of contingent consideration obligations	—	—	(4.0)	1.4	(3.4)
Change in fair value of embedded derivative liabilities	(3.8)	—	—	—	—
Equity-based compensation expense	0.0	0.1	0.1	1.0	1.4
Impairment charges	—	—	10.2	3.8	0.5
Restructuring expenses	0.0	0.8	3.4	—	—
Other operating expenses, net	1.5	0.6	4.3	1.8	0.5
Total operating expenses	26.1	22.7	37.7	31.2	22.5
Income (loss) from operations	3.4	4.9	(6.9)	2.9	11.0
Interest expense	(11.6)	(9.5)	(10.5)	(7.5)	(3.3)
Other (expense) income	(3.7)	(13.0)	2.8	(1.5)	(2.0)
(Loss) income before income tax	(11.9)	(17.6)	(14.6)	(6.1)	5.7
Income tax (benefit) expense	(1.6)	0.2	1.5	3.2	2.0
Net (loss) income	(10.3)	(17.8)	(16.1)	(9.3)	3.7
Net income (loss) attributable to noncontrolling interests	0.1	(0.3)	(0.1)	0.3	(0.2)
Net (loss) income attributable to the Company	(10.4)%	(17.5)%	(16.0)%	(9.6)%	3.9%

Comparison of Three Months Ended March 31, 2021 and 2020

Net revenues

	Three Months Ended March 31		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Net Revenues	$37,213	$46, 657	(20.2)%

Net revenues for the three months ended March 31, 2021 decreased $9.4 million, or 20.2%, to $37.2 million from $46.7 million for the three months ended March 31, 2020. The decline was mainly due to the negative impact of the COVID-19 pandemic on information technology spending of our customers.

Net Revenues by Geographic Location

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
United States	$24,520	$30,744	(20.2)%
Latin America and other	12,693	15,913	(20.2)%
Total	$37,213	$46,657	(20.2)%

Net revenues from our United States operations for the three months ended March 31, 2021 decreased $6.2 million, or 20.2%, to $24.5 million from $30.7 million for the three months ended March 31, 2020. The change was driven by $7.1 million decrease in information technology spending of two of our customers in the professional services industry, offset by an $1.4 million increase in a project that began in August 2020.

Net revenues from our Latin America and other operations for the three months ended March 31, 2021 decreased $3.2 million, or 20.2%, to $12.7 million from $15.9 million for the three months ended March 31, 2020. The change was driven by $2.7 million decrease in service volume of four of our customers in the financial services industry, as well as $0.7 million decrease due to projects that ended during the year ended December 31, 2020.

Net Revenues by Contract Type

The following table sets forth net revenues by contract type and as a percentage of our revenues for the periods indicated:

	Three Months Ended March 31,
	2021		2020
	(in thousands, except percentages)
Time and materials	$30,541	82.1%	$40,907	87.7%
Fixed price	6,672	17.9%	5,750	12.3%
Total	$37,213	100%	$46,657	100%

Net revenues from our time and materials contracts for the three months ended March 31, 2021 decreased $10.4 million, or 25.3%, to $30.5 million from $40.9 million for the three months ended March 31, 2020. The main driver of the variation is related to the decrease in information technology spending due to the effects of the COVID-19 pandemic in the two largest clients in the professional services industry in the US, combined by the decline in services in clients in the Latin America and others region. Net revenues from our fixed price contracts for the three months ended March 31, 2021 increased $0.9 million, or 16.0%, to $6.7 million from $5.8 million for the three months ended March 31, 2020. The main driver of the increase was the recognition of a license sale during January 2021 for $0.9 million.

Cost of revenue

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Cost of revenue	$26,231	$33,773	(22.3)%
% of net revenues	70.5%	72.4%

Cost of revenue for the three months ended March 31, 2021, decreased $7.5 million, or 22.3%, to $26.2 million from $33.8 million for the three months ended March 31, 2020. The decrease was primarily driven by headcount reduction and cost savings strategies, as well as the corresponding decline in revenue.

Selling, general and administrative expenses

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Selling, general and administrative expenses	$8,768	$8,014	9.4%
% of net revenues	23.6%	17.2%

Selling, general and administrative expenses for the three months ended March 31, 2021 increased $0.8 million, or 9.4%, to $8.8 million from $8.0 million for the three months ended March 31, 2020. The increase was mainly due to $0.6 million increase in computing equipment, infrastructure and facilities and $0.3 million increase in external professional service related to accounting and tax advisory, which was offset by $0.2 million decrease in travel expenses primarily driven by the COVID-19 pandemic.

Depreciation and amortization

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Depreciation and amortization	$1,774	$1,845	(3.8)%
% of net revenues	4.8%	4.0%

Depreciation and amortization for three months ended March 31, 2021 and March 31, 2020 was $1.8 million, respectively.

Change in fair value of embedded derivative liabilities

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Change in fair value of embedded derivative liabilities	$(1,410)	$—	100.0%
% of net revenues	(3.8)%	—%

Change in fair value of embedded derivative liabilities for the three months ended March 31, 2021 resulted in a gain of $1.4 million. The gain was primarily driven by a decrease in discount rate used estimate the fair value to value our embedded derivative liabilities from February 2, 2021 (inception date) to March 31, 2021.

Equity-based compensation expense

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Equity-based compensation expense	$12	$69	(82.6)%
% of net revenues	0.0%	0.1%

Equity-based compensation expense for the three months ended March 31, 2021 and 2020 was related to board members’ restricted stock units and was immaterial for the periods presented.

Restructuring expenses

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Restructuring expenses	$10	$378	(97.4)%
% of net revenues	0.0%	0.8%

Restructuring expenses for the three months ended March 31, 2021 decreased $0.4 million, or 97.4%, to $0.0 million from $0.4 million for the three months ended March 31, 2020. The decrease was primarily due to $0.4 million of restructuring costs incurred during the three months ended March 31, 2020 associated with the restructuring implemented in late first quarter 2020 in response to the COVID-19 pandemic.

Other operating expenses, net

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Other operating expense, net	$572	$287	99.3%
% of net revenues	1.5%	0.6%

Other operating expenses, net for the three months ended March 31, 2021 increased $0.3 million, or 99.3%, to $0.6 million from $0.3 million for the three months ended March 31, 2020. The increase was mainly driven by $0.3 million increase related to an adjustment in the balances of value-add tax.

Interest expense

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Interest expense	$(4,328)	$(4,418)	(2.0)%
% of net revenues	(11.6)%	(9.5)%

Interest expense for the three months ended March 31, 2021 decreased $0.1 million, or 2.0%, to $4.3 million from $4.4 million for the three months ended March 31, 2020. The decrease was due to the partial repayment of First Lien Facility of $22.0 million, from which $20 million was related to the proceeds from the issuance of preferred stock that occurred in March 2021 and $2 million of extraordinary repayments in connection with the third amendment to the First Lien Facility entered into in February 2021.

Other expense

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Other expense	$(1,371)	$(6,080)	(77.5)%
% of net revenues	(3.7)%	(13.0)%

Other expense for the three months ended March 31, 2021 decreased $4.7 million, or 77.5%, to $1.4 million from $6.1 million for the three months ended March 31, 2020. The decrease was primarily due to a $4.8 million decrease in net foreign currency exchange losses derived mainly from exchange rate fluctuations of the Mexican peso which impacted accounts receivables, accounts payable, and loan balances during the three months ended March 31, 2021.

Income tax (benefit) expense

	Three Months Ended March 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Income tax (benefit) expense	$(608)	$105	(679.0)%
Effective income tax rate	13.7%	(1.3)%

Income tax expense for the three months ended March 31, 2021 decreased $0.7 million, or 679.0%, to $(0.6) million from $0.1 million for the three months ended March 31, 2020. The decrease was primarily due to a corresponding decline in revenue. For additional information, see Note 9, Income Taxes, to our unaudited condensed consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Comparison of Years Ended December 31, 2020 and 2019

Net revenues

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Net Revenues	$163,987	$173,695	(5.6)%

Net revenues for the year ended December 31, 2020 decreased $9.7 million, or 5.6%, to $164.0 million from $173.7 million for the year ended December 31, 2019. The main drivers of the decrease related to the impact of the COVID-19 pandemic in information technology spending of two of our main customers and a timing-related effect due to a delay in the contract transition with our largest customer in Latin American region. The decrease was partially mitigated by the acquisition of AgileThought, LLC in July 2019, capturing a full year of revenue during the year ended December 31, 2020, as compared to 6.5 months in the year ended December 31, 2019.

Net Revenues by Geographic Location

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
United States	$113,073	$84,931	33.1%
Latin America and other(a)	50,914	88,764	(42.6)
Total	$163,987	$173,695	(5.6)%

____________

(a)      Other represents an insignificant amount of Europe revenues in 2018 and 2019; there were no Europe sales in 2020.

Net revenues from our United States operations for the year ended December 31, 2020 increased $28.2 million, or 33.1%, to $113.1 million from $84.9 million for the year ended December 31, 2019. The increase was primarily driven by the acquisition of AgileThought, LLC in July 2019, thus only partially capturing revenue during the year ended December 31, 2019, as compared to a full year of revenue during the year ended December 31, 2020. AgileThought, LLC contributed $30.2 million or 107.0% to our revenue growth during the year ended December 31, 2020, partially offset by a $2.0 million or 7.0% decrease in the base US business. However, assuming the acquisition occurred as of January 1, 2019on a pro forma basis, the net revenues from our United States operations would have declined $16.4 million, or 13.0%, compared to the year ended December 31, 2019, mainly due to the negative impact of the COVID-19 pandemic on IT spending of the two largest customers of AgileThought LLC.

Net revenues from our Latin America and other operations for the year ended December 31, 2020 decreased $37.9 million, or 42.6%, to $50.9 million from $88.8 million for the year ended December 31, 2019. Of the total decrease, $16.0 million was driven by a reduction in the service volume to our largest customer in the region, due to the transition to a new master services agreement fully oriented to digital services, $10.5 million was due to the negative impact of the COVID-19 pandemic on the IT spending of other customers in the region, $8.4 million was due to business dispositions, and $3.0 million was related to the gradual exit from projects serving government institutions.

Net Revenues by Contract Type

The following table sets forth net revenues by contract type and as a percentage of our revenues for the years indicated:

	Year Ended December 31,
	2020		2019
	(in thousands, except percentages)
Time and materials	$144,658	88.2%	$151,980	87.5%
Fixed price	19,329	11.8%	21,715	12.5%
Total	$163,987	100.0%	$173,695	100.0%

Net revenues from our time and materials contracts for the year ended December 31, 2020 decreased $7.3 million, or 4.8%, to $144.7 million from $152.0 million for the year ended December 31, 2019. The decrease was mainly due to the negative impact of the COVID-19 pandemic on the IT spending of two of our largest customers in the United States region. Net revenues from our fixed price contracts for the year ended December 31, 2020 decreased $2.4 million, or 11.0%, to $19.3 million from $21.7 million for the year ended December 31, 2019. The decrease was primarily due to the contract transition of our largest client in Latin America, from fixed price arrangements to a new time and materials master services agreement.

Cost of revenue

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Cost of revenue	$113,465	$114,447	(0.9)%
% of net revenues	69.2%	65.9%

Cost of revenue for the year ended December 31, 2020 decreased $1.0 million, or 0.9%, to $113.5 million from $114.4 million for the year ended December 31, 2019. The change was driven by a $23 million increase in AgileThought LLC acquisition cost of revenue due to a full year of operating results recognized during the year ended December 31, 2020, and a $24 million decrease due to headcount reduction and cost savings strategies as a result of the business reorganization and the impact of the COVID-19 pandemic.

Selling, general and administrative expenses

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Selling, general and administrative expenses	$31,955	$33,854	(5.6)%
% of net revenues	19.5%	19.5%

Selling, general and administrative expenses for the year ended December 31, 2020 decreased $1.9 million, or 5.6%, to $32.0 million from $33.9 million for the year ended December 31, 2019. The decrease was mainly due to a $3.8 million reduction in employee-related costs as a result of headcount decrease and reversal of variable compensation accruals that were suspended due to the COVID-19 pandemic, and a decrease of $1.6 million in expenses associated with our facilities and office infrastructure, a decrease of $0.6 million in travel expenses driven by the COVID-19 pandemic, partially offset by an of $3.8 million increase in external professional services and a full year of operating expenses related to the acquisition of AgileThought LLC.

Depreciation and amortization

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Depreciation and amortization	$6,959	$6,401	8.7%
% of net revenues	4.2%	3.7%

Depreciation and amortization for the year ended December 31, 2020 increased $0.6 million, or 8.7%, to $7.0 million from $6.4 million for the year ended December 31, 2019. This increase was primarily due to a $0.5 million increase in amortization expense due to additions in finite lived intangible assets.

Change in fair value of contingent consideration obligations

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Change in fair value of contingent consideration obligations	$(6,600)	$2,349	(381.0)%
% of net revenues	(4.0)%	1.4%

Change in fair value of contingent consideration obligations for the year ended December 31, 2020 decreased $8.9 million, or 381.0%, to $(6.6) million from $2.3 million for the year ended December 31, 2019. The change is primarily due to the AgileThought LLC business not meeting some of the 2020 performance metrics established as part of contingent consideration associated with this transaction, thus adjusting the fair value of the earnouts of subsequent periods.

Equity-based compensation expense

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Equity-based compensation expense	$211	$1,689	(87.5)%
% of net revenues	0.1%	1.0%

Equity-based compensation expense for the year ended December 31, 2020 decreased $1.5 million, or 87.5%, to $0.2 million from $1.7 million for the year ended December 31, 2019. The decrease was driven by the performance incentive plans related to the acquisitions of AgileThought, LLC, and 4th Source that did not achieve its performance metrics during the year ended December 31, 2020.

Impairment charges

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Impairment charges	$16,699	$6,639	151.5%
% of net revenues	10.2%	3.8%

Impairment charges for the year ended December 31, 2020 increased $10.1 million, or 151.5%, to $16.7 million from $6.6 million for the year ended December 31, 2019. During the year ended December 31, 2020, we recognized $11.6 million of goodwill impairment, $3.5 million of customer relationships impairment and $1.6 million of indefinite-lived intangible asset impairment, resulting from negative impacts of the COVID-19 pandemic and the disposition of a business within our Latin America reporting unit. During the year ended December 31, 2019, we recognized $6.5 million impairment loss due to discontinued fixed-price projects and a shift in how the Company manages the reporting units and $0.2 million of indefinite-lived intangible asset impairment.

Restructuring expenses

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Restructuring expenses	$5,524	—	100%
% of net revenues	3.4%	—

Restructuring expenses for the year ended December 31, 2020 increased $5.5 million, or 100%. The increase was primarily due to $3.1 million of restructuring costs associated with our expense control plan driven by the COVID-19 pandemic. The remaining $2.4 million increase relates to our OneAgileThought restructuring plan to transition to an integrated organization.

Other operating expenses, net

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Other operating expense, net	$6,997	$3,285	113.0%
% of net revenues	4.3%	1.8%

Other operating expenses, net for the year ended December 31, 2020 increased $3.7 million, or 113.0%, to $7.0 million from $3.3 million for the year ended December 31, 2019. The increase was mainly driven by nonrecurring transaction expenses in connection with the preparation to become a public company, which include legal fees of $1.5 million, accounting and tax advisory fees of $1.3 million and $0.9 million of other expenses primarily related to compensation consultants, investor relations advisors and other advisors.

Interest expense

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Interest expense	$(17,293)	$(13,046)	32.6%
% of net revenues	(10.5)%	(7.5)%

Interest expense for the year ended December 31, 2020 increased $4.2 million, or 32.6%, to $17.3 million from $13.0 million for the year ended December 31, 2019. The increase was primarily due to a full year of interest expense recognized in connection with increased borrowings under the First Lien Facility during the year ended December 31, 2020, an increase of $0.5 million in interest expense due to a $4.1 million increase in principal amount of our convertible note payables to related parties and a $0.2 million increase due to amortization of debt issuance costs charged to interest expense.

Other income (expense)

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Other income (expense)	$4,525	$(2,654)	270.5%
% of net revenues	2.8%	(1.5)%

Other income (expense) for the year ended December 31, 2020 increased $7.2 million, or 270.5%, to $4.5 million from $(2.7) million for the year ended December 31, 2019. The increase was primarily due to a $5.6 million increase in net foreign currency exchange gains derived mainly from costs of revenues denominated in Mexican peso and Brazilian real during the year ended December 31, 2020, a $2.0 million increase in gain on disposition of businesses, partially offset by a $0.3 million decrease in interest income earned on our receivables with related parties.

Income tax expense

	Year Ended December 31,		% Change
	2020	2019	2020 vs. 2019
	(in thousands, except percentages)
Income tax expense	$2,341	$5,474	(57.2)%
Effective income tax rate	(9.8)%	(51.3)%

Income tax expense for the year ended December 31, 2020 decreased $3.1 million, or 57.2%, to $2.3 million from $5.5 million for the year ended December 31, 2019. The decrease was primarily due to a $3.3 million decrease in current income taxes related to the reduction in our income from operations due to the COVID-19 pandemic, partially offset by a $0.2 million increase in deferred income taxes. For additional information, see Note 11, Income Taxes, to our consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Comparison of Years Ended December 31, 2019 and 2018

Net revenues

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Net Revenues	$173,695	$110,527	57.2%

Net revenues for the year ended December 31, 2019 increased $63.2 million, or 57.2%, to $173.7 million from $110.5 million for the year ended December 31, 2018. The change was primarily driven by the acquisition of AgileThought, LLC in July 2019, as well as the acquisition of 4th Source in 2018 that only captured 45 days of revenues during the year ended December 31, 2018, as compared to a full year of revenue during the year ended December 31, 2019.

Net Revenues by Geographic Location

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
United States	$84,931	$13,721	519.0%
Latin America and other(a)	88,764	96,806	(8.3)%
Total	$173,695	$110,527	57.2%

____________

(a)      Other represents an insignificant amount of Europe revenues in 2019 and 2018.

Net revenues from our United States operations for the year ended December 31, 2019 increased $71.2 million, or 519.0%, to $84.9 million from $13.7 million for the year ended December 31, 2018. The increase was primarily driven by the acquisition of AgileThought, LLC in 2019, which contributed 48.0% to our revenue growth during the year ended December 31, 2019, and the acquisition of 4th Source during 2018, which contributed 56.0% to our revenue growth during the year ended December 31, 2019. The increase in revenue was partially offset by a 4.0% decline in the base U.S. business as a result of the gradual phase out of a large project with the former main client of the region.

Net revenues from our Latin America and Other operations for the year ended December 31, 2019 decreased $8.0 million, or 8.3%, to $88.8 million from $96.8 million for the year ended December 31, 2018. This decrease was primarily driven by business dispositions which generated revenues of $7.0 million and $11.0 million, respectively, during the year ended December 31, 2019 as compared to the year ended December 31, 2018. The decrease in revenue was also due to declining revenues generated with public sector customers, which represented $5.0 million and $9.0 million for the years ended December 31, 2019 and 2018, respectively. The decline was strongly driven by market volatility experienced during late 2018 and 2019 as a result of the change in government in Mexico. This resulted in the Company voluntarily deciding to gradually exit from all engagements in the public sector, due to their cyclical nature.

Net Revenues by Contract Type

The following table sets forth net revenues by contract type and as a percentage of our net revenues for the periods presented:

	Year Ended December 31,
	2019		2018
	(in thousands, except percentages)
Time and materials	$151,980	87.5%	$87,270	79.0%
Fixed price	21,715	12.5	23,257	21.0
Total net revenues	$173,695	100.0%	$110,527	100.0%

Net revenues from our time and materials contracts for the year ended December 31, 2019 increased $64.7 million, or 74.1%, to $152.0 million from $87.3 million for the year ended December 31, 2018. Net revenues from our fixed price contracts for the year ended December 31, 2019 decreased $1.5 million, or 6.6%, to $21.7 million from $23.3 million for the year ended December 31, 2018. The acquisitions of AgileThought, LLC and 4th Source were the main contributors to the increase in revenues from time and materials contracts. Conversely, the fixed price contracts revenue decrease was mainly driven by the decline in revenues from public sector customers in Mexico, as government-related projects are typically based on fixed timelines and budgets. We continued to shift our focus on our business from fixed price contracts to time and materials contracts from 2018 to 2019.

Cost of revenue

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Cost of revenue	$114,447	$73,506	55.7%
% of net revenues	65.9%	66.5%

Cost of revenue for the year ended December 31, 2019 increased $40.9 million, or 55.7% to $114.4 million from $73.5 million for the year ended December 31, 2018. The increase was primarily driven by a $46.0 million increase in employee-related costs as a result of increased headcount from December 31, 2018 to December 31, 2019 due to the 4th Source and AgileThought, LLC acquisitions, partially offset by a $5.6 million decrease from the base business mainly driven by a decrease in employee headcount in Latin America as a result of the revenue decrease in the region.

Selling, general and administrative expenses

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Selling, general and administrative expenses	$33,854	$22,101	53.2%
% of net revenues	19.5%	20.0%

Selling, general and administrative expenses for the year ended December 31, 2019 increased $11.8 million, or 53.2%, to $33.9 million from $22.1 million for the year ended December 31, 2018. The increase was primarily due to the acquisitions of 4th Source and AgileThought, LLC, which represented a $7.8 million increase in employee-related costs and $0.8 million increase in travel expenses as a result of headcount increase, and an increase of $3.1 million in expenses associated with our facilities and office infrastructure as a result of the acquisitions that had independent facilities and services related to them.

Depreciation and amortization

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Depreciation and amortization	$6,401	$3,878	65.1%
% of net revenues	3.7%	3.5%

Depreciation and amortization for the year ended December 31, 2019 increased $2.5 million, or 65.1%, to $6.4 million from $3.9 million for the year ended December 31, 2018. The increase was primarily due to the acquisitions of AgileThought LLC in 2019 and 4th Source in 2018, which contributed with a $0.3 million increase in depreciation expense due to increased additions in property, plant and equipment and a $2.2 million increase in amortization expense due to additions in finite lived intangible assets recognized during the years ended December 31, 2019 and 2018.

Change in fair value of contingent consideration obligations

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Change in fair value of contingent consideration obligations	$2,349	$(3,799)	(161.8)%
% of net revenues	1.4%	(3.4)%

Change in fair value of contingent consideration obligations for the year ended December 31, 2019 increased $6.1 million, or 161.8%, to $2.3 million from $(3.8) million for the year ended December 31, 2018. The increase was primarily related to the adjustment in fair value of the AgileThought, LLC contingent consideration recognized during the year ended December 31, 2019 to reflect the higher probability of achieving the 2019 performance target.

Equity-based compensation expense

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Equity-based compensation expense	$1,689	$1,506	12.2%
% of net revenues	1.0%	1.4%

Equity-based compensation expense for the year ended December 31, 2019 increased $0.2 million, or 12.2%, to $1.7 million from $1.5 million for the year ended December 31, 2018. The increase was primarily due to incremental expenses recognized in connection with the performance incentive plans of key executives.

Impairment charges

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Impairment charges	$6,639	$547	1,113.7%
% of net revenues	3.8%	0.5%

Impairment charges for the year ended December 31, 2019 increased by $6.1 million, or 1,113.7%, to $6.6 million from $0.5 million for the year ended December 31, 2018. The increase was primarily driven by a $6.5 million impairment charge recognized during the year ended December 31, 2019, due to the discontinuance of fixed price projects in one reporting unit with a large concentration of clients with these types of contracts, which resulted in a fair value adjustment in the reporting unit’s goodwill.

Other operating expenses, net

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Other operating expense, net	$3,285	$604	443.9%
% of net revenues	1.8%	0.5%

Other operating expenses, net for the year ended December 31, 2019 increased $2.7 million, or 443.9%, to $3.3 million from $0.6 million for the year ended December 31, 2018. The change was mainly due to $3.9 million of acquisition-related expenses recognized in connection with our acquisition of AgileThought LLC during the year ended December 31, 2019, as compared to $1.3 million of acquisition-related expenses recognized in connection with our acquisition of 4th Source during the year ended December 31, 2018.

Interest expense

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Interest expense	$(13,046)	$(3,603)	262.1%
% of net revenues	(7.5)%	(3.3)%

Interest expense for the year ended December 31, 2019 increased $9.4 million, or 262.1%, to $13.0 million from $3.6 million for the year ended December 31, 2018. The increase was mainly due to full year interest expense recognized in connection with our First Lien Facility obtained in November 2018. In July 2019 the Company amended and restated its term loan credit agreement for the First Lien Facility to increase its borrowings by an additional $23.0 million and entered into a convertible note payable to related parties for a total of $25.0 million, which led to an increase of $1.1 million and $1.5 million in interest expense, respectively.

Other income (expense)

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Other expense	$(2,654)	$(2,309)	14.9%
% of net revenues	(1.5)%	(2.0)%

Other expense for the year ended December 31, 2019 increased $0.3 million, or 14.9%, to $2.7 million from $2.3 million for the year ended December 31, 2018. The change was primarily due to a $0.9 million gain on a business disposition recognized during the year ended December 31, 2019, partially offset by a $0.5 million loss on extinguishment of debt.

Income tax expense

	Year Ended December 31,		% Change
	2019	2018	2019 vs. 2018
	(in thousands, except percentages)
Income tax expense	$5,474	$2,158	153.7%
Effective income tax rate	(51.3)%	34.4%

Income tax expense for the year ended December 31, 2019 increased $3.3 million, or 153.7%, to $5.5 million from $2.2 million for the year ended December 31, 2018. The increase was primarily due to a $1.9 million increase in current income taxes, as well as a $1.4 million increase in deferred income taxes, which were driven by changes in tax jurisdiction. The Company was domiciled in the United States during the year ended December 31, 2019, and Mexico during the year ended December 31, 2018.

For additional information, see Note 11, Income Taxes, to our audited consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Non-GAAP Measures

To supplement our consolidated financial data presented on a basis consistent with U.S. GAAP, this proxy statement/prospectus contains certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. We have included the non-GAAP financial measures because they are financial measures used by our management to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.

We believe this supplemental performance measurement is useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.

We define and calculate our non-GAAP financial measures as follows:

•        EBITDA: Net (loss) income plus income tax (benefit) expense, plus interest expense, net, and plus depreciation and amortization.

•        Adjusted EBITDA: EBITDA further adjusted to exclude the change in fair value of embedded derivative liabilities, plus the change in fair value of contingent consideration obligations, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus foreign exchange loss (gain), plus (gain) loss on business dispositions, plus (gain) loss on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net.

The following table presents the reconciliation of our EBITDA and Adjusted EBITDA to our net (loss) income, the most directly comparable GAAP measure, for the annual periods indicated:

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
	(in thousands)		(in thousands)
Net (loss) income	$(3,835)	$(8,312)	$(26,332)	$(16,143)	$4,114
Income tax (benefit) expense	(608)	105	2,341	5,474	2,158
Interest expense, net	4,305	4,394	17,181	12,666	3,105
Depreciation and amortization	1,774	1,845	6,959	6,401	3,878
EBITDA	1,636	(1,968)	149	8,398	13,255
Change in fair value of embedded derivative liability(1)	(1,410)	—	—	—	—
Change in fair value of contingent consideration obligations	—	—	(6,600)	2,349	(3,799)
Equity-based compensation expense	12	69	211	1,689	1,506
Impairment charges	—	—	16,699	6,639	547
Restructuring expenses(2)	10	378	5,524	15	48
Foreign exchange loss (gain)(3)	1,336	6,097	(3,597)	1,962	2,194
(Gain) loss on business dispositions(4)	—	—	(1,110)	890	—
(Gain) loss on debt extinguishment(5)	(63)	—	(142)	—	524
Transaction costs(6)	328	300	6,645	1,996	382
Other expense, net	78	42	86	227	16
Adjusted EBITDA	$1,927	$4,918	$17,865	$24,165	$14,673

____________

(1)      Represents the change in the fair value of redemption and conversion features embedded within our preferred stock. For more information, refer to Note 3, Fair Value Measurements, within our unaudited condensed consolidated financial statements for the three months ended March 31, 2021.

(2)      Represents restructuring expenses associated with the ongoing reorganization of our business operations and realignment efforts. For additional information, refer to Note 12, Restructuring, within our unaudited condensed consolidated financial statements for the three months ended March 31, 2021, as well as Note 14, Restructuring, within our audited consolidated financial statements for the year ended December 31, 2020.

(3)      Represents foreign exchange loss (gain) due to foreign currency transactions.

(4)      Represents a $1.1 million gain on disposition of eProcure during 2020 and a $0.9 million loss on disposition of Spanish operations during 2019. For additional information, refer to Note 10, Other Income (Expense), within our audited consolidated financial statements for the year ended December 31, 2020.

(5)      Represents a $0.1 million gain on forgiveness of PPP loan during three months ended March 31, 2021, $0.1 million gain on forgiveness of PPP loan during the year ended December 31, 2020, and a $0.5 million loss on debt extinguishment during 2018. For additional information, refer to Note 8, Other Expense, within our unaudited condensed consolidated financial statements for the three months ended March 31, 2021, and Note 10, Other Income (Expense), within our audited consolidated financial statements for the year ended December 31, 2020.

(6)      Represents professional service fees primarily comprised of consulting, transaction services, accounting and legal fees in connection with the merger transaction with LIVK, preparation for becoming a public company, and the closed acquisitions of 4th Source and AgileThought LLC.

Liquidity and Capital Resources

Our main sources of liquidity have been our cash and cash equivalents, cash generated from operations, issuance of preferred stock and proceeds from debt issuance. Our main uses of cash are funds to operate our business, capital expenditures, and business acquisitions.

Our future capital requirements will depend on many factors, including our growth rate. Over the past several years, operating expenses have increased as we have invested in growing our business. Payments of principal and interest on our debt and earnout cash payments following our acquisitions have also been cash outflows. Our operating cash requirements may increase in the future as we continue to invest in the growth of our Company.

As of March 31, 2021, we had $2.7 million of cash and cash equivalents, a decrease of $6.7 million from December 31, 2020. We believe that we have sufficient financial resources to fund our operations for the next 12 months.

Debt

Revolving Credit Facility

In 2018, we entered into a revolving credit agreement (the “Revolving Credit Agreement”) with Monroe Capital Management Advisors LLC for a revolving credit facility that permits us to borrow up to $1.5 million through November 15, 2023. In 2019, we amended the Revolving Credit Agreement to increase the borrowing limit to $5.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio (as defined in the Revolving Credit Agreement) as calculated in the most recent Compliance Certificate (as defined in the Revolving Credit Agreement). An additional 2.0% interest may be incurred during periods of loan covenant default.

At March 31, 2021, the interest rate was 10.0%. We are required to pay an annual commitment fee of 0.5% on the unused portion of the commitment. At March 31, 2021 and December 31, 2020, we had no availability under the revolving credit facility.

First Lien Facility

In 2018, we entered into the credit agreement for the First Lien Facility with Monroe Capital Management Advisors LLC pursuant to which we were permitted to borrow up to $75.0 million through November 15, 2023. On July 18, 2019, we entered into an amended and restated credit agreement for the First Lien Facility to increase the borrowing amount to $98.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio (as defined in the First Lien Facility) as calculated in the most recent Compliance Certificate (as defined in the First Lien Facility) delivered quarterly. An additional 2.0% interest may be incurred during periods of loan covenant default. At March 31, 2021, the interest rate was 10.0%. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. At December 31, 2020, the interest rate was 10.0%. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. The amended and restated credit agreement for the First Lien Facility was further amended on February 2, 2021, pursuant to which we agreed to pay in lieu of the first two regular quarterly principal installments in 2021 (February 2021 through and including July 2021), six monthly principal payments of $1.0 million from February 2021 through and including July 2021. Further, the leverage ratio covenant was modified for the periods ending from December 31, 2020 to March 31, 2022.

The amended and restated credit agreement for the First Lien Facility was further amended on April 30, 2021, pursuant to which we are permitted to defer, at our election, the $1.0 million monthly installment payments for April and May, and in the event of such election would incur a fee of $0.5 million for each such deferred payment that would be payable to the lender upon the maturity date. We elected to defer the April and May 2021 payments and incurred a total of $1.0 million fee payable to the lender. Additionally, the leverage and fixed charges coverage ratio covenants were modified for the period ended December 31, 2020 and thereafter.

For additional information, see Note 7, Long-term Debt, to our unaudited condensed consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

We were compliant with all amended financial debt covenants as of March 31, 2021. On June 24, 2021, the amended and restated credit agreement for the First Lien Facility was amended to permit the incurrence of indebtedness (the “June Subordinated Debt”) of up to $8.0 million aggregate principal amount (the “Fifth Amendment to First Lien Facility”). Pursuant to the terms of the amendment and a related subordination agreement, the June Subordinated Debt will be subordinated in right of payment to the First Lien Facility. In addition, the amendment modifies our total leverage ratio covenant and fixed charges coverage ratio covenant to accommodate the incurrence of the June Subordinated Debt. In consideration therefor and for the option to defer the $1.0 million monthly installment payment for April, May, June and July until September, we agreed to pay a fee of $4,000,000 that is payable to the lender on the maturity date. The amended and restated credit agreement for the First Lien Facility was further amended on July 26, 2021 to permit the incurrence of the Exitus Facility.

We intend to use a portion of the PIPE subscription financing and the trust account to repay indebtedness owed under the First Lien Facility at closing. See “Risk Factors — Risks Related to AT’s Business and Industry — Risks Related to AT’s Financial Position and Need for Additional Capital” for a description of how proceeds from the PIPE subscription financing and the trust account will be applied at closing.

Second Lien Facility

On July 18, 2019, we entered into the Second Lien Facility which permitted us to borrow $25 million at 13.73% interest. On January 30, 2020, the Second Lien Facility was amended to increase the borrowing amount by $4.1 million. Interest is capitalized every six months and is payable at termination or conversion. The Second Lien Lenders have the option at their election to convert the loan into AT common shares (a) before January 31, 2022 if we file for an initial public offering or enter into a merger agreement or (b) on or after January 31, 2022. If the Second Lien Lenders decide to exercise their option, the number of shares will be determined at the redemption date at a value equal to the outstanding loan balance.

Concurrently with the execution of the merger agreement, we entered into the conversion agreement with the Second Lien Lenders, pursuant to which all of the outstanding total obligations due to each Second Lien Lender under that the Second Lien Facility shall be converted into shares of common stock of AT immediately prior to the business combination. Subsequently, at the effective time of the business combination, such shares of common stock of AT shall automatically be converted into the right to receive the applicable portion of the common merger consideration and each Second Lien Lender shall be entitled to receive their proportionate interest of the common merger consideration as a holder of AT common stock. Assuming the business combination closes prior to August 20, 2021, pursuant to the conversion agreement the Second Lien Lenders will receive 115,923 shares of AT common stock immediately prior to the business combination.

The Credit Suisse Lender also agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they receive as merger consideration under the merger agreement.

On February 2, 2021, we entered into a waiver and third amendment to the Second Lien Facility wherein the total leverage ratio covenant was modified for the periods from December 31, 2020 to March 31, 2022. On April 30, 2021, we entered into the waiver and third amendment to the Second Lien Facility pursuant to which the leverage and fixed charge coverage ratios were modified for the period ending December 31, 2020 and thereafter. We were compliant with all amended financial debt covenants as of March 31, 2021. On June 24, 2021 we entered into a fourth amendment to the Second Lien Facility to modify the financial covenants in a manner consistent with the Fifth Amendment to First Lien Facility. On July 26, 2021 we entered into a fifth amendment to the Second Lien Facility to permit the incurrence of the Exitus Facility. For additional information, see Note 7, Long-term Debt, to our unaudited condensed consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Paycheck Protection Program Loans

On April 30, 2020, and May 1, 2020, the Company received, through four of its subsidiaries, Paycheck Protection Program loans, or the PPP loans, for a total amount of $9.3 million. The PPP loans bear a fixed interest rate of 1.0% over a two-year term, are guaranteed by the United States federal government, and do not require collateral from the Company. The loans may be forgiven, in part or in full, if the proceeds were used to retain and pay employees and for other qualifying expenditures. The $9.3 million in PPP loans are eligible for forgiveness. The Company submitted its forgiveness applications to the Small Business Administration between November 2020 and January 2021. The monthly repayment terms and/or forgiven amount will be established in the notification letters. On December 25, 2020, $0.1 million of a $0.2 million PPP loan was forgiven. Additionally, on March 9, 2021, $0.1 million of a $0.3 million PPP loan was forgiven. On June 13, 2021, the Company received notification that $1.2 million of a $1.2 million PPP loan was forgiven. This gain will be recognized on the unaudited condensed consolidated statement of operations in the second quarter of 2021.

Exitus Credit Facility

On July 26, 2021, AgileThought Digital Solutions S.A.P.I. de C.V., a wholly owned subsidiary of AT, entered into a credit facility with Exitus Capital S.A.P.I. de C.V., SOFOM E.N.R. (the “Exitus Facility”), pursuant to which it borrowed $3.7 million. There are no regular interest payments on the debt, however in the event of a payment default, interest will accrue on the overdue balance at a rate equal to 36.0% per annum until such balance is paid. The principal balance of the loan is payable at maturity, which is six months from the date of execution. The Exitus Facility is secured by a pledge by Diego Zavala of certain of his real property located in Mexico City and is subordinated in right of payment to the First Lien Facility.

Cash Flows

The following table summarizes our consolidated cash flows for the periods presented:

	Three Months Ended March 31,		Year Ended December 31,
	2021	2020	2020	2019	2018
				(in thousands)
Net cash (used in) provided by operating activities	(4,400)	(26)	(1,066)	6,506	8,949
Net cash used in investing activities	(229)	(289)	(1,585)	(47,036)	(52,151)
Net cash (used in) provided by financing activities	(2,004)	(701)	6,606	33,621	48,580

Operating Activities

Net cash used in operating activities for the three months ended March 31, 2021 decreased $4.4 million to $4.4 million from $0.0 million for the three months ended March 31, 2020. The decrease was mainly driven by decrease of $9.0 million resulting from changes in our operating assets and liabilities, a decrease of $0.1 million in non-cash items, offset by a decrease of $4.5 million in net loss.

The decrease of $9.0 million resulting from changes in our operating assets and liabilities was driven by (i) the increase of $6.3 million in accounts receivable due to new contracts with customers, (ii) the decrease of $3.5 million in prepaid expenses and other assets, and (iii) the cash used of $2.8 million in other current tax assets and liabilities due to an increase of payment obligations; partially offset by (i) the increase of $1.5 million in deferred revenue, (ii) the increase of $1.7 million in income tax payable, and (iii) the increase of $0.4 million in accounts payable offset by accrued liabilities.

The decrease of $0.1 million in non-cash items was driven by (i) a decrease of $2.9 million in foreign currency re-measurement, and (ii) the decrease of $1.4 million from the fair value adjustment of embedded derivatives; partially offset by (i) the increase of $4.1 million in deferred income tax provision, (ii) the increase in the accretion of interest of $0.2 million due to the recognition of the quarterly year interest expense from the Second Lien Facility, and (iii) an increase of $0.2 million of quarterly amortization of debt issue costs.

Net cash (used in) provided by the operating activities for the year ended December 31, 2020 decreased $7.6 million to $(1.1) million from $6.5 million for the year ended December 31, 2019. The decrease was mainly driven by an increase of $10.2 million in net loss, a decrease of $2.6 million in non-cash items, partially offset by an increase of $5.2 million resulting from changes in our operating assets and liabilities.

The increase of $5.2 million resulting from changes in our operating assets and liabilities was driven by (i) the cash provided of $16.4 million through improved performance of the Company’s collection efforts of accounts receivable, net for the year ended December 31, 2020 , partially offset by (i) the cash used of $6.2 million in accounts payable, and $1.8 million in accrued liabilities resulting from paying down our vendors’ balances, (iii) decrease of $1.8 million in deferred revenues and (iv) increase of $1.3 million in prepaid expenses and other assets, primarily driven by the impact of the COVID-19 pandemic.

The decrease of $2.6 million in non-cash items was driven by (i) a decrease of $8.6 million of the obligations for contingent purchase price primarily resulting from the $6.6 million fair value adjustment to the expected earnout of AgileThought LLC, (ii) a decrease of $5.6 million in foreign currency re-measurement, (iii) a decrease of $1.5 million in equity-based compensation as certain awards did not meet their respective performance targets as a result of the COVID-19 pandemic and (iv) the recognition of $1.3 million in gain on divestiture of the eProcure (a non-strategic business); partially offset by (i) an increase of $10.1 million related to the recognition of the goodwill, customer relations and tradenames impairment for the year ended December 31, 2020, $1.2 million increase related to depreciation and amortization expense, and (ii) the increase in the accretion of interest of $2.8 million due to a 16% debt increase and the recognition of a full year of interest under the Second Lien Facility.

Net cash provided by operating activities for the year ended December 31, 2019 decreased $2.4 million to $6.5 million from $8.9 million for the year ended December 31, 2018. The change was primarily driven by a decrease of $20.3 million in net income, and $1.1 million resulting from changes in our operating assets and liabilities, offset by an increase of $19.0 million in non-cash items, primarily driven by the inorganic growth from the acquisition of AgileThought LLC during 2019 which impacted several line items within operating cash flows.

The decrease of $1.1 million resulting from changes in our operating assets and liabilities was driven by (i) the cash provided of $3.9 million in accounts receivable, mainly due to the acquisition of AgileThought LLC during the year 2019, and (ii) an increase of $1.2 million in income taxes payable due to the changes in statutory tax rates and the associated remeasurement of the taxes payable in Mexico and the United States arising from the redomiciliation of the Company to the United States; partially offset by (i) the cash used of $6.3 million due to an increase of VAT payment obligations, and (ii) an increase of $1.2 million in lease liabilities due to the acquisition of AgileThought LLC in the United States.

The increase of $19.0 million in non-cash items was driven by (i) an increase of $6.1 million fair value adjustment to the contingent consideration obligation related to AgileThought LLC caused by the underperformance of our business and a benefit of $2.3 million due to an unrelated earnout liability decrease, (ii) an increase of $6.1 million in impairment of goodwill and other intangible assets explained by discontinued projects and the underperformance of specific reporting units; (iii) an increase of $1.4 million in deferred income tax provision arising from a remeasurement of the Company’s deferred tax balances to the prevailing statutory tax rates in connection with its redomiciliation to the United States, (iv) an increase of $2.5 million amortization and depreciation and $1.2 million in right of use asset amortization due to the acquisition of AgileThought LLC in the United States, and (v) the increase in the accretion of interest of $1.6 million caused by the Second Lien Facility.

Investing Activities

Net cash used in investing activities for the three months ended March 31, 2021 remained consistent as compared to the three months ended March 31, 2020. Changes in net cash used were related to internal software implementation projects.

Net cash used in investing activities for the year ended December 31, 2020 decreased $45.5 million to $1.6 million from $47.0 million for the year ended December 31, 2019. The decrease was primarily driven by the acquisition of AgileThought, LLC for $47.3 million during the year ended December 31, 2019. No acquisitions or divestments occurred during the year ended December 31, 2020. The business disposition related to an Argentina subsidiary that occurred during the year ended December 31, 2020, was settled in a non-cash transaction.

Net cash used in investing activities for the year ended December 31, 2019 decreased $5.1 million to $47.0 million from $52.2 million for the year ended December 31, 2018. The Company acquired AgileThought, LLC (net of cash acquired) for $47.3 million in 2019, and acquired 4th Source LLC for $50.6 million that occurred in 2018.

Financing Activities

Net cash used in financing activities for three months ended March 31, 2021 increased $1.3 million to $2.0 million from $0.7 million for three months ended March 31, 2020. The increase was primarily driven by an increase of $20.0 million in share capital due to the creation and issuance of 2.0 million shares of a new class of preferred stock to LIV Fund IV, with the Company using the proceeds to partially repay the First Lien Facility, and a decrease and/or usage of $4.1 million in proceeds from loans used to pay $4.2 million of contingent consideration.

Net cash provided by financing activities for the year ended December 31, 2020 decreased $27.0 million to $6.6 million from $33.6 million for the year ended December 31, 2019. In 2020, the proceeds from bank loans decreased in comparison with 2019, during which significant funds were received to finance several business acquisitions. In 2020, the Company received PPP loans of $9.3 million in response to the COVID-19 pandemic and $4.1 million to finance working capital for pandemic support. These proceeds from banks loans were offset by a decrease of $1.1 million of repayments of borrowings and debt issuance costs and a decrease of $10.0 million in payments of contingent consideration.

Net cash provided by financing activities for the year ended December 31, 2019 decreased $15.0 million to $33.6 million from $48.6 million for the year ended December 31, 2018. During 2019 the proceeds from bank loans decreased in comparison with 2018, as the Company required less funding for business combinations and contractual repayment of borrowings, net of an increase of $3.7 million of payments of contingent consideration.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of December 31, 2020:

	Payments Due By Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
	(in thousands)
Long-term debt obligations	$140,447	$12,378	$128,069	$—	$—
Operating lease obligations	9,451	3,416	4,971	1,064	—
Total	$149,898	$15,794	$133,040	$1,064	$—

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

On May 3, 2021, under the First Lien Facility, AT elected to defer $1.0 million in monthly installment payments for April and May 2021 and incurred a total of $1.0 million fee payable to the lender. The following deferral is not reflected in the contractual obligations table set forth above.

Additionally, on March 22, 2021, AT used $20.0 million from proceeds of issuance of preferred stock to partially pay the First Lien Facility. For additional information, see Note 7, Long-term Debt, to our unaudited condensed consolidated financial statements appearing elsewhere in this proxy statement/prospectus.

Earnout obligations

The Company records its obligations for contingent purchase price at fair value, based on the likelihood of making contingent earnout payments and stock issuances based on the underlying agreement terms. The earnout payments and value of stock issuances are subsequently remeasured to fair value each reporting date using an income approach determined based on the present value of future cash flows using internal models. As of March 31, 2021, the Company does not have any outstanding stock issuance based earnout obligations.

The following table summarizes the balances of the outstanding cash earnouts for the periods presented:

	Three Months Ended March 31,	Year Ended December 31,
	2021	2020	2019
	(in thousands)
Cash obligations for contingent purchase price	$10,434	$10,304	$22,621

The Company’s contingent purchase price obligations become payable if certain metrics relating to acquired businesses are achieved. As of March 31, 2021, out of the $10.4 million balance, approximately 75% is fixed and 25% is still contingent to the achievement of certain performance metrics in connection with the AgileThought LLC acquisition. The outstanding fixed balance accrues interest at an annual interest rate of 12%. The fixed balance shown at March 31, 2021 and December 31, 2020 includes the related accrued interest. In order for the Company to make payments for its contingent purchase price obligations, in addition to having sufficient cash resources to make the payments themselves, the Company must be in compliance with liquidity and other financial and other covenants included in the First Lien Facility. The Company has not been able to satisfy those covenants to date, and the Company does not expect to be able to satisfy those covenants with respect to any such payments until, at the earliest, following the closing of the business combination. Whether the Company is able to satisfy those covenants then will depend on the extent to which the First Lien Facility is repaid at closing of the business combination and the Company’s overall operating and financial performance, and the Company may continue at such time to be unable to satisfy those covenants. If the First Lien Facility is fully repaid at closing of the business combination or the Company is otherwise able to satisfy its covenants and has sufficient cash flows from operating activities, cash on hand or access to borrowed funds to be able to make the payments required under its contingent purchase price obligations, the impact on the Company’s financial position would be a cash outflow of the fixed balance of $8.1 million plus the applicable accrued interest to the date of payment. The remaining $2.2 million that is still contingent would only be paid if the performance targets are met for the year ended December 31, 2021, with the payment date being in 2022, after annual audited financial statements for 2021 are delivered. There can be no assurance that we will have sufficient cash flows from operating activities, cash on hand or access to borrowed funds to be able to make any contingent purchase price payments when required to do so, and any failure to do so at such time could have a material adverse effect on our business, financial condition, results of operations and prospects.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies

We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 2, Summary of Significant Accounting Policies, to our audited consolidated financial statements, as well as unaudited condensed consolidated financial statements, appearing elsewhere in this proxy statement/prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board’s (“FASB”) Account Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

Revenue is recognized when or as control of promised products or services are transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In instances where revenue is recognized over time, the Company uses an appropriate input or output measurement method, typically based on the contract or labor volume.

The Company applies judgment in determining the customer’s ability and intention to pay based on a variety of factors, including the customer’s historical payment experience. If there is uncertainty about the receipt of payment for the services, revenue recognition is deferred until the uncertainty is sufficiently resolved. Our payment terms are based on customary business practices and can vary by region and customer type, but are generally 30-90 days. Since the term between invoicing and expected payment is less than a year, we do not adjust the transaction price for the effects of a financing component.

The Company may enter into arrangements that consist of any combination of our deliverables. To the extent a contract includes multiple promised deliverables, the Company determines whether promised deliverables are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a single performance obligation. For arrangements with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. The standalone selling price is the price at which we would sell a promised good or service on an individual basis to a customer. When not directly observable, the Company generally estimates standalone selling price by using the expected cost plus a margin approach. The Company reassesses these estimates on a periodic basis or when facts and circumstances change.

Revenues related to software maintenance services are recognized over the period the services are provided using an output method that is consistent with the way in which value is delivered to the customer.

Revenues related to cloud hosting solutions, which include a combination of services including hosting and support services, and do not convey a license to the customer, are recognized over the period as the services are provided. These arrangements represent a single performance obligation.

For software license agreements that require significant customization of third-party software, the software license and related customization services are not distinct as the customization services may be complex in nature or significantly modify or customize the software license. Therefore, revenue is recognized as the services are performed in accordance with an output method which measures progress towards satisfaction of the performance obligation.

Revenues related to our non-hosted third-party software license arrangements that do not require significant modification or customization of the underlying software are recognized when the software is delivered as control is transferred at a point in time.

Revenues related to consulting services (time-and-materials), transaction-based or volume-based contracts are recognized over the period the services are provided using an input method such as labor hours incurred.

The Company may enter into arrangements with third party suppliers to resell products or services, such as software licenses and hosting services. In such cases, the Company evaluates whether the Company is the principal (i.e., report revenues on a gross basis) or agent (i.e., report revenues on a net basis). In doing so, the Company first evaluates whether it controls the good or service before it is transferred to the customer. In instances where the Company controls the good or service before it is transferred to the customer, the Company is the principal; otherwise, the Company is the agent. Determining whether we control the good or service before it is transferred to the customer may require judgment.

Some of our service arrangements are subject to customer acceptance clauses. In these instances, the Company must determine whether the customer acceptance clause is substantive. This determination depends on whether the Company can independently confirm the product meets the contractually agreed-upon specifications or if the contract requires customer review and approval. When a customer acceptance is considered substantive, the Company does not recognize revenue until customer acceptance is obtained.

Client contracts sometimes include incentive payments received for discrete benefits delivered to clients or service level agreements and volume rebates that could result in credits or refunds to the client. Such amounts are estimated at contract inception and are adjusted at the end of each reporting period as additional information becomes available only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Contingent consideration is included within the acquisition cost and is recognized at its fair value on the acquisition date. A liability resulting from contingent consideration is re-measured to fair value as of each reporting date until the contingency is resolved, and subsequent changes in fair value are recognized in earnings. Acquisition-related costs are expensed as incurred within other operating expenses, net.

Equity-Based Compensation

We recognize and measure compensation expense for all equity-based awards based on the grant date fair value.

For performance share units (“PSUs”), we are required to estimate the probable outcome of the performance conditions in order to determine the equity-based compensation cost to be recorded over the vesting period. Vesting is tied to performance conditions that include the achievement of EBITDA-based metrics and/or the occurrence of a liquidity event.

The grant date fair value is determined based on the fair market value of the Company’s shares on the grant date of such awards. Because there is no public market for the Company’s equity, the Company determines the fair value of shares by using an income approach, specifically a discounted cash flow method, and in consideration of a number of objective and subjective factors, including the Company’s actual operating and financial performance, expectations of future performance, market conditions and liquidation events, among other factors.

Determining the fair value of equity-based awards requires estimates and assumptions, including estimates of the period the awards will be outstanding before they are exercised and future volatility in the price of our common shares. We periodically assess the reasonableness of our assumptions and update our estimates as required. If actual results differ significantly from our estimates, equity-based compensation expense and our results of operations could be materially affected. The Company’s accounting policy is to account for forfeitures of employee awards as they occur.

Recent Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to our audited consolidated financial statements, as well as our unaudited condensed consolidated financial statements appearing elsewhere in this proxy statement/prospectus for a description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations.

Qualitative and Quantitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily the result of fluctuations in interest rates and foreign currency exchange rates.

Interest Rate Risk

As of March 31, 2021, we had cash and cash equivalents of $2.7 million. Interest-earning instruments carry a degree of interest rate risk. We do not enter into investments for trading or speculative purposes and have not used any derivative financial instruments to manage our interest rate risk exposure. As of March 31, 2021 we had $76.4 million of borrowings under our First Lien Facility. Interest on the loans under the First Lien Facility accrues, at our option, at a rate per annum equal to either (i) the London Inter-Bank Offered Rate (using one-month interest period), or LIBOR, plus an applicable margin based on our consolidated total leverage ratio (subject to a LIBOR floor of 1.00%), or (ii) the base rate plus an applicable margin based on our consolidated total leverage ratio, in each case payable monthly in arrears. We have also borrowed $29.1 million pursuant to our Second Lien Facility, which bears interest at a fixed rate per annum equal to 13.73%, which is capitalized semi-annually. As of March 31, 2021, the balance under the Second Lien Facility was $35.2 million. A hypothetical 10% change in interest rates would have resulted in a $0.4 million increase in our interest expense for the three months ended March 31, 2021.

Foreign Currency Exchange Risk

We conduct business in multiple countries and currencies, which exposes us to risks associated with fluctuations in currency exchange rates. Our reporting currency is the U.S. dollar, but we transact business in other currencies, principally the Mexican peso and the Brazilian real. Any necessary foreign currency transactions, principally retranslation of monetary items such as short-term inter-company balances and borrowings, are effected using the exchange rates prevailing on the dates of the transactions. In addition, the assets and liabilities of each of our subsidiaries are translated into U.S. dollars at exchange rates in effect at each balance sheet date and operations accounts are translated using the average exchange rate for the relevant period. Foreign currency translation adjustments are accounted for as a component of comprehensive income and reflected in the foreign exchange translation reserve and in comprehensive income on the statement of changes in equity.

In the year ended December 31, 2018, 70% of our revenue was denominated in Mexican pesos, 12% in U.S. dollars, 10% in Euros, 6% in Brazilian reals, and 2% in other currencies. In the year ended December 31, 2019, 41% of our sales were denominated in Mexican pesos, 47% in U.S. dollars, 6% in Brazilian reals, 4% in Euros and 2% in other currencies. In the year ended December 31, 2020, 24% of our sales were denominated in Mexican pesos, 69% in U.S. dollars, 5% in Brazilian reals and 1% in other currencies. In the three months ended March 31, 2021, 29% of our sales were denominated in Mexican pesos, 66% in U.S. dollars, 45% in Brazilian reals and 1% in other currencies. As a result, the weakening of the Mexican peso and the Brazilian real against the U.S. dollar presents the most significant currency risks to our consolidated revenue. Based on our results for the year ended December 31, 2019, from a translation point of view, a (1.0%) devaluation in the value of the Mexican peso, Brazilian real and other currencies against the U.S. dollar would have decreased our revenue by $(0.9) million and decreased our total costs of revenue and operating expenses by $(1.0) million. Based on our results for the year ended December 31, 2020, from a translation point of view, a (1.0)% devaluation in the Mexican peso, Brazilian real and other currencies against the U.S. dollar would have decreased our revenue by $(0.5) million and decreased our total costs of revenue and operating expenses by $(0.7) million.

Our operations in the United States that are based on the nearshore model delivered from Mexico would have been impacted in terms of gross margin in the opposite manner from that described above, as a devaluation of the Mexican peso would reduce our cost of revenue, while an appreciation of the Mexican peso would result in an increase in our cost of revenue. For the year ended December 31, 2020, a 1% appreciation of the Mexican peso would have resulted in a cost increase for our U.S. business in the amount of $0.5 million, while a 1% depreciation of the Mexican peso would have resulted in a cost decrease of $(0.5) million.

To date, currency fluctuations have not had a material impact on our results of operations. We continue to monitor whether hedging is appropriate based on fluctuations in our foreign currency exposure.

Market, Industry and Other Data

This proxy statement/prospectus contains estimates, projections and other information concerning AT’s industry, AT’s business and the markets for AT’s products. Some market data and statistical information contained in this proxy statement/prospectus are also based on AT’s management’s estimates and calculations, which are based on information from various sources, internal research and knowledge of AT’s market. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. Although we have not independently verified the accuracy or completeness of any third-party information, we believe the market position, market opportunity and market size information included in this proxy statement/prospectus is reliable. In addition, projections, assumptions and estimates of the future performance of the industry in which AT operates and New AT’s future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Management After the Business Combination

Executive Officers and Directors

The following table sets forth the names, ages and positions (as of June 30, 2021) of the persons who are expected to serve as executive officers and directors of New AT following the consummation of the business combination and assuming the election of the nominees at the general meeting:

Name	Age	Position(s)
Executive Officers

Manuel Senderos Fernández	48	Chief Executive Officer and Chairman of the Board of Directors
Jorge Pliego Seguin	57	Chief Financial Officer
Kevin Johnston	54	Chief Revenue Officer
Federico Alberto Tagliani	54	Global Chief Operating Officer
Mauricio Garduño González Elizondo	53	Vice President, Business Development and Director
Diego Zavala	59	Vice President, M&A and Director

Non-Employee Directors

Alexander R. Rossi	53	Director
Alejandro Rojas Domene	48	Director
Mauricio Jorge Rioseco Orihuela	58	Director
Arturo José Saval Pérez	63	Director
Roberto Langenauer Neuman	48	Director
Andrés Borrego y Marrón	52	Director
Gerardo Benítez Peláez	44	Director
Marina Diaz Ibarra	40	Director

Executive Officers

Manuel Senderos Fernández.    Upon the consummation of the business combination, Mr. Senderos Fernández will serve as New AT’s Chief Executive Officer and as a member of the board of directors of New AT. Mr. Senderos Fernández has served as the Chief Executive Officer of AT from 2000 to 2010 and again from July 2019 to the present. He has served as Chairman of the board of directors of AT since 2000. Before that, Mr. Senderos Fernández served from 1996 to 2000 on the board of directors of Desc Corporativo, S.A. de C.V., a publicly traded industrial conglomerate trading on The Mexican Stock Exchange (BMV) as Grupo Kuo, S.A.B. de C.V. (KUO). From 1993 to 2000, Mr. Senderos Fernández held various positions in strategic planning and business management at Desc S.A. de C.V. Mr. Senderos Fernández received a Bachelor of Business Administration from the Universidad Iberoamericana in Mexico City, Mexico, and attended the program for Executive Development at IMD Business School in Lausanne, Switzerland.

We believe that Mr. Senderos Fernández is qualified to serve on the board of directors of New AT because of his experience leading AT through years of business and geographic expansions, his experience as a co-founder of AT and his extensive knowledge of AT’s business and innovation, technology, strategic business management and software.

Jorge Pliego Seguin.    Upon the consummation of the business combination, Mr. Pliego will serve as New AT’s Chief Financial Officer. Mr. Pliego has served as the Chief Financial Officer of AT since July 2016. Prior to joining AT, Mr. Pliego served as Senior Vice President of Finance for West Latin America at Diageo from May 2013 through October 2015. From September 2010 through April 2013, Mr. Pliego was Senior Vice President of Audit & Risk for the Americas at Diageo. Prior to joining Diageo, Mr. Pliego was Director of Finance for the South America region for Avery Dennison. From July 2000 to May 2001, Mr. Pliego served as Treasury Manager for Kellogg Company. Mr. Pliego earned a finance administration degree from the Instituto Tecnológico Autónomo de México (ITAM) and an MBA in international finance from European University in Barcelona and completed an executive education program in global strategy at the Massachusetts Institute of Technology.

Kevin Johnston.    Upon the consummation of the business combination, Mr. Johnston will serve as New AT’s Chief Revenue Officer. Mr. Johnston has served as the Chief Revenue Officer of AT since February 2020. Prior to joining AT, Mr. Johnston served as the Chief Sales & Revenue Officer, Americas Region for DXC Technology, a publicly held business-to-business IT services company, from July 2019 to February 20. Mr. Johnston previously held various executive and management positions at HP Inc. from March 2007 to May 2013 and at Hewlett Packard Enterprise from June 2013 to April 2017, most recently as Vice President & General Manager, Americas Workload and Cloud Practice. Mr. Johnston holds a B.S. in Agricultural Business and Management from Iowa State University.

Federico Alberto Tagliani.    Upon the consummation of the business combination, Mr. Tagliani will serve as New AT’s Global Chief Operations Officer. Mr. Tagliani has served as the global Chief Operations Officer and Managing Director of the Latin America business of AT since July 2019. Mr. Tagliani previously served as the Chief Executive Officer of AT from March 2017 through June 2019 and as Chief Operations Officer from October 2016 through March 2017. Prior to joining AT, from September 1992 to September 2016, Mr. Tagliani served as Regional VP and Brazil President of Grupo ASSA (sold to Globant). From 1990 to December 1991, Mr. Tagliani served as a consultant for Ernst & Young. Mr. Tagliani obtained a degree in Industrial Engineering from Universidad Nacional de Lomas de Zamora (UNLZ) in Argentina and an MBA from IAE, Argentina.

Mauricio Garduño González Elizondo.    Upon the consummation of the business combination, Mr. Garduño will serve as New AT’s Vice President, Business Development and as a member of the board of directors of New AT. Mr. Garduño has served as the VP of Business Development of AT since April 2000. Prior to joining AT, Mr. Garduño co-founded Ncubo Capital, a private payment processing company, and Kio Networks, a private data center company. Mr. Garduño is married to a first cousin of Alejandro Rojas Domene, a member of the board of directors of AT.

We believe that Mr. Garduño is qualified to serve on the board of directors of New AT because of his experience leading AT’s business development, his experience as a co-founder of the AT for more than 20 years, his extensive knowledge of AT’s business, and his experience in innovation, technology and software.

Diego Zavala.    Upon the consummation of the business combination, Mr. Zavala will serve as New AT’s Vice President, M&A and as a member of the board of directors of New AT. Mr. Zavala has served as President of AT since July 2017 and as Vice President of M&A of AT since March 2014. Prior to joining the AT, from September 1986 to March 2013, Mr. Zavala served as Founder and Chief Executive Officer of Hildebrando SA de CV, an information technology services firm, partially sold to the global private equity firm Advent International in Dec-2002 and rebought their shares in 2008. In 2013 Mr. Zavala led the team to sell Hildebrando to América Móvil (Telmex). Mr. Zavala holds a Bachelor Degree in Electronics Engineering from the Universidad Anahuac in Mexico and attended and got the Certificate of Professional Development (CPD) at The Wharton School of the University of Pennsylvania.

We believe that Mr. Zavala is qualified to serve on the board of directors of New AT because of his experience leading AT’s mergers and acquisitions, his extensive knowledge of AT’s business, and his deep experience in technology.

Non-Employee Directors

Alexander Roger Rossi.    Upon the consummation of the business combination, Mr. Rossi will serve as a member of the board of directors of New AT. Mr. Rossi has served as Chairman of the board of directors of LIVK since its inception on October 2, 2019. From 2006 to present, Mr. Rossi has served as Managing Partner of LIV Capital Group, a leading private investment firm in Mexico. From 1996 to 2006, Mr. Rossi served as Managing Director of Communications Equity Associates, LLC (“CEA”), a merchant and investment bank specializing in the media, communications and technology sectors. Prior to joining CEA, Mr. Rossi held position at Banoomer securities International, a Mexican Investment Bank, Smith Berney International and PaineWebber Incorporated. Mr. Rossi currently serves on the board of several Mexican companies. Mr. Rossi has an MBA from New York University’s Stern School of Business (1995) and a BA in Economics and Art History from Williams College (1990).

We believe Mr. Rossi’s more than 25 years of experience make him well qualified to serve as a director.

Alejandro Rojas Domene.    Upon the consummation of the business combination, Mr. Domene will serve as a member of the board of directors of New AT. Mr. Domene has served on the board of directors of AT since November 2014. Mr. Rojas is a founder and has served as Chief Executive Officer of Armada Investment Management Ltd., a private investment management firm since September 2007. From 2003 to 2018, Mr. Rojas served on the board of directors of Rotoplas SA de CV, a publicly-traded water solutions company listed on the BMV as AGUA.MX. Mr. Rojas currently serves on the board of directors of Armada Investment Management, Maya Capital, S.A. de C.V., Juganu LTD, Tactile Mobility LTD, Gasngo Latam, and Gasngo de Mexico. Mr. Rojas is a first cousin of the wife of Mr. Garduño, who is also a member of the board of directors of AT.

We believe that Mr. Rojas is qualified to serve on the board of directors of New AT because of his experience as a seasoned investor in both private and public companies and his experience as an entrepreneur advising on acquisitions and corporate strategy.

Mauricio Jorge Rioseco Orihuela.    Upon the consummation of the business combination, Mr. Rioseco will serve as a member of the board of directors of New AT. Mr. Rioseco has served on the board of directors of AT since November 2014. Mr. Rioseco is the Managing Partner of RW Consulting S.A. de C.V., a private consulting firm he founded in 1997, and sits in the board of directors of several companies in Mexico, United States and Europe, Mr. Rioseco holds a Bachelors degree in Economics and Accounting from the ITAM and an MBA from the IPADE in Mexico.

We believe that Mr. Rioseco is qualified to serve on the board of directors of New AT because of his experience in the financial services industry and advising high-growth businesses.

Arturo José Saval Pérez.    Upon the consummation of the business combination, Mr. Saval will serve as a member of the board of directors of New AT. Mr. Saval has served on the board of directors of AT since May 2015. Mr. Saval is a founding partner and Chairman of Nexxus Capital, a private equity investment firm. He has over 35 years of experience in private equity, investment and commercial banking, and has participated in numerous debt and equity transactions, both private and public, as well as in multiple advisory assignments. Before joining Nexxus in 1998 as co-founder, he held senior positions at Grupo Santander Mexico and top positions in international, corporate, commercial and investment banking at Grupo GBM, Interacciones, and Grupo Serfin, where he served as a director and member of multiple investment committees. Mr. Saval currently serves on the board of directors of Nexxus (along with each of its funds), Grupo Hotelero Santa Fe (BMV: HOTEL), Grupo Traxion (BMV: TRAXION), Cox Energy America (BIVA: COXA), Price Travel, Maak Holding, Modatelas, Portafolio Inmobiliario Estrella (in association with ZKC, real estate developer), Pumping Team Holding, Translatum Holding, Grupo Turistore and Redwood Ventures. Mr. Saval also serves as Chairman of the Corporate Practices board of Grupo Hotelero Santa Fe, Chairman of the Corporate Practices board of Traxion, and Chairman of the board of directors of Taco Holding and Immuno Holding. Mr. Saval also serves as a member of the board of Consejo de la Comunicación. He was a member of the board from 2010 to 2012 and later became Chairman of the board of the Mexican Private Equity Association (AMEXCAP) from 2012 to 2014, and he is currently a member of the executive committee. Mr. Saval also served as a member of the board of the Latin American Venture Capital Association, LAVCA, from 2011 to 2014. Mr. Saval studied Industrial Engineering at Universidad Iberoamericana in Mexico.

We believe that Mr. Saval is qualified to serve on the board of directors of New AT because of his extensive knowledge and experience in corporate finance and advisory roles.

Roberto Langenauer Neuman.    Upon the consummation of the business combination, Mr. Langenauer will serve as a member of the board of directors of New AT. Mr. Langenauer has served on the board of directors of AT since May 2015. Mr. Langenauer is a Senior Managing Partner and Chief Executive Officer of Nexxus Capital. He has participated in the completion of all Nexxus´s investment cycles since 1996 and has extensive experience in Private Equity investing. Mr. Langenauer has also extensive experience in private debt, mergers and acquisitions and initial public offerings, participating in several offers of this type. Among his responsibilities, he has been in charge of the design of investment strategies in private equity, mezzanine debt and the evaluation of investment opportunities. Mr. Langenauer currently serves on the board of directors of Nexxus Capital (along with each of its funds), Grupo Traxion (BMV:TRAXIONA), plus ten board positions of the Nexxus’ portfolio companies. Mr. Langenauer obtained a Bachelors degree in Industrial Engineering from the Universidad Iberoamericana in Mexico.

We believe that Mr. Langenauer is qualified to serve on the board of directors of New AT because of his experience in venture capital and private equity investments and advising on corporate strategy.

Andrés Borrego y Marrón.    Upon the consummation of the business combination, Mr. Borrego will serve as a member of the board of directors of New AT. Mr. Borrego has served on the board of directors of AT since December 2017. Mr. Borrego has served as CEO and Co-Portfolio Manager of the Mexico Credit Opportunities funds since 2012 and is the head of the Asset Management business for Credit Suisse in Mexico. As part of the funds responsibilities, Mr. Borrego serves on the board of several of the public and private portfolio companies. From 2009 to 2011, Mr. Borrego was the co-head of the Credit Suisse Emerging Markets business with in Fixed Income for Latin America (ex-Brazil) and prior to that he was the County Head for Credit Suisse in Mexico based in Mexico City. Mr. Borrego obtained a degree in Industrial Engineering from Universidad Iberoamericana in Mexico City.

We believe that Mr. Borrego is qualified to serve on the board of directors of New AT because of his financial services experience and his experience in investment management and corporate finance.

Gerardo Benítez Peláez.    Upon the consummation of the business combination, Mr. Benítez will serve as a member of the board of directors of New AT. Mr. Benítez has served on the board of directors of AT since October 2019. Mr. Benítez is a private equity investment professional at Credit Suisse Asset Management Mexico, and is responsible for managing the portfolios private equity portfolio in Mexico. Mr. Benitez is a seasoned private equity investor and operator having invested and participated in global private equity and M&A over the last 20 years. Mr. Benitez began is private equity career as an investment professional at TPG Capital and served on the board of directors of a number of TPG Capital portfolio companies. Mr. Benítez obtained a Bachelor of Science degree, a Bachelor of Arts degree and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

We believe that Mr. Benítez is qualified to serve on the board of directors of New AT because of his experience in finance with high-growth companies.

Marina Diaz Ibarra.    Upon the consummation of the business combination, Ms. Ibarra will serve as a member of the board of directors of New AT. Ms. Ibarra has served on the board of directors of AT since July 2021. Ms. Ibarra has represented the International Finance Corporation as an independent member of the board of directors of Grupo Los Grobo LLC since May 2021 and has served as a member of the board of directors of Gentera SAB de CV and Grupo Rotoplas SAB de CV since March 2021 and February 2019, respectively. Since June 2020, Ms. Ibarra also has served as an independent member of the advisory board of Bitso SAPI de CV. Previously, Ms. Ibarra served as managing director of Wolox Inc. from January 2017 to March 2020 and as General Manager for Argentina, Chile and Peru for MercadoLibre, Inc. from May 2015 to December 2016. Ms. Ibarra holds a Bachelor of Economics from Torcuato Di Tella University, a Master of Science degree in project valuation and management from the Buenos Aires Institute of Technology and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

We believe that Ms. Ibarra is qualified to serve on the board of directors of New AT because of her experience in finance.

Family Relationships

As of the date of this proxy statement/prospectus, there are no family relationships among any of the anticipated executive officers or directors of New AT, with the exception that Mr. Rojas is the first cousin of Mr. Garduño’s wife.

Board Composition

New AT’s business and affairs will be organized under the direction of the board of directors of New AT. We anticipate that the board of directors of New AT will consist of eleven members upon the consummation of the business combination. Mr. Senderos currently serves as the Chairman of the board of directors of AT, and is expected to continue to serve as the Chairman of the board of directors of New AT subsequent to the consummation of the business combination. The primary responsibilities of the board of directors of New AT will be to provide oversight, strategic guidance, counseling and direction to New AT’s management. The board of directors of New AT will meet on a regular basis and additionally as required.

In accordance with the terms of the proposed charter, which will be effective upon the consummation of the business combination, the board of directors of New AT will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting pursuant to the Director Election Proposal, the Class I directors will be elected to an initial term that will expire at New AT’s first annual meeting of stockholders to be held after the business combination (and three-year terms subsequently), the Class II directors will be elected to an initial term that will expire at New AT’s second annual meeting of stockholders to be held after the business combination (and three-year terms subsequently) and the Class III directors will be elected to an initial term that will expire at New AT’s third annual meeting of stockholders to be held after the business combination (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

The board of directors of New AT will be divided into the following classes:

•        Class I, which AT and LIVK anticipate will consist of Gerardo Benitez, Roberto Langenauer and Mauricio Garduño, whose terms will expire at New AT’s first annual meeting of stockholders to be held after the business combination;

•        Class II, which AT and LIVK anticipate will consist of Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala, whose terms will expire at New AT’s second annual meeting of stockholders to be held after the business combination; and

•        Class III, which AT and LIVK anticipate will consist of Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos, whose terms will expire at New AT’s third annual meeting of stockholders to be held after the business combination.

Director Independence

Upon the consummation of the business combination, the board of directors of New AT is expected to determine that Arturo Saval, Roberto Langenauer, Andres Borrego, Gerardo Benitez, Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra will qualify as “independent directors,” as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and the board of directors of New AT will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, New AT will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below.

Board Committees

Effective upon the consummation of the business combination, the board of directors of New AT will establish an audit committee and a compensation committee. The board of directors of New AT will adopt a charter for each of these committees, which will comply with the applicable requirements of current Nasdaq listing rules. New AT intends to comply with future requirements to the extent they will be applicable to New AT. Following the consummation of the business combination, copies of the charters for each committee will be available on the investor relations portion of New AT’s website.

Audit Committee

New AT’s audit committee will consist of Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra. AT and LIVK expect the board of directors of New AT to examine each audit committee member’s scope of experience and the nature of their prior and/or current employment and to determine that each of the members of the audit committee will satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. AT and LIVK further expects that each member of the audit committee will be able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

We will name a chair of the audit committee prior to the consummation of the business combination. AT and LIVK expect the board of directors of New AT to determine that at least one member of the audit committee will qualify as an audit committee financial expert within the meaning of SEC regulations and meet the financial sophistication requirements of Nasdaq listing rules. Both New AT’s independent registered public accounting firm and management periodically will meet privately with New AT’s audit committee.

The functions of this committee will include, among other things:

•        evaluating the performance, independence and qualifications of New AT’s independent auditors and determining whether to retain New AT’s existing independent auditors or engage new independent auditors;

•        helping ensure the independence and performance of New AT’s independent auditors;

•        helping to maintain and foster an open avenue of communication between management and New AT’s independent auditors;

•        discussing the scope and results of the audit with New AT’s independent auditors, and reviewing, with management, New AT’s interim and year-end operating results;

•        developing procedures for employees to submit concerns anonymously about questionable account or audit matters;

•        reviewing New AT’s policies on risk assessment and risk management;

•        reviewing related party transactions;

•        obtaining and reviewing a report by New AT’s independent auditors at least annually, that describes New AT’s internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•        approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by New AT’s independent auditors.

Compensation Committee

New AT’s compensation committee will consist of Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra. We will name a chair of the compensation committee prior to the consummation of the business combination. AT and LIVK expect the board of directors of New AT to determine that each of the members of the compensation committee will be a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and will satisfy the independence requirements of Nasdaq.

The functions of this committee will include, among other things:

•        approving the retention of compensation consultants and outside service providers and advisors;

•        reviewing and approving, or recommending that the New AT board approve, the compensation, individual and corporate performance goals and objectives and other terms of employments of New AT’s executive officers, including evaluating the performance of New AT’s chief executive officer, and, with his assistance, that of New AT’s other executive officers;

•        reviewing and recommending to the New AT board the compensation of New AT’s directors;

•        administering New AT’s equity and non-equity incentive plans;

•        reviewing New AT’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

•        reviewing and evaluating succession plans for the executive officers;

•        reviewing and approving, or recommending that the New AT board approve, incentive compensation and equity plans;

•        helping the New AT board oversee New AT’s human capital management policies, plans and strategies; and

•        reviewing and establishing general policies relating to compensation and benefits of New AT’s employees and reviewing New AT’s overall compensation philosophy.

Non-Employee Director Compensation

The board of directors of New AT expects to review director compensation periodically to ensure that director compensation remains competitive such that New AT is able to recruit and retain qualified directors. Following the consummation of the business combination, AT intends to develop a board of directors compensation program that is designed to align compensation with New AT’s business objectives and the creation of stockholder value, while enabling New AT to attract, retain, incentivize and reward directors who contribute to the long-term success of New AT.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

The board of directors of New AT will adopt a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of New AT’s employees, executive officers and directors. The Code of Conduct will be available on New AT’s website at https://agilethought.com. Information contained on or accessible through New AT’s website is not a part of this proxy statement/prospectus, and the inclusion of New AT’s website address in this proxy statement/prospectus is an inactive textual reference only. The board of directors or the audit committee of the board of directors of New AT will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. New AT expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Compensation Committee Interlocks and Insider Participation

We expect to determine and disclose whether any of the (1) intended members of New AT’s compensation committee has ever been an executive officer or employee of New AT or (2) executive officers of New AT currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New AT Board or compensation committee.

Limitation on Liability and Indemnification

The proposed charter, which will be effective upon consummation of the business combination, eliminates New AT’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•        for any transaction from which the director derives an improper personal benefit;

•        for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•        for any unlawful payment of dividends or redemption of shares; or

•        for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of New AT’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The proposed charter requires New AT to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. New AT plans to maintain a directors’ and officers’ insurance policy pursuant to which New AT’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the proposed charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

We believe these provisions in the proposed charter are necessary to attract and retain qualified persons as directors and officers for New AT following the completion of the business combination.

EXECUTIVE COMPENSATION

LIVK

The following disclosure concerns the compensation of LIVK’s officers and directors for the fiscal year ended December 31, 2020 (i.e., pre-business combination).

None of our executive officers or directors have received any cash compensation for services rendered to us. Our executive officers and directors and any of their respective affiliates are reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company.

AT

This discussion may contain forward-looking statements that are based on AT’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the business combination may differ materially from the currently planned programs summarized in this discussion. All unit counts in this section are shown on a pre-business combination basis.

AT’s named executive officers, including its principal executive officer and the next two most highly compensated executive officers, as of December 31, 2020, were:

•        Manuel Senderos Fernández, AT’s Chief Executive Officer and the Chairman of the AT board of directors;

•        Kevin Johnston, AT’s Chief Revenue Officer; and

•        Jorge Pliego Seguin, AT’s Chief Financial Officer.

2020 Summary Compensation Table

The following table provides information regarding compensation earned by or paid to AT’s named executive officers with respect to the year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(4)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)(4)	Total ($)
Manuel Senderos Fernández Chief Executive Officer and Chairman of the Board of Directors of AT	2020	450,000	(1)	—		1,249,416	—	—	1,699,416
Kevin Johnston Chief Revenue Officer	2020	350,000(2)		140,000	(3)(2)	399,813	—	6,575	896,388
Jorge Pliego Seguin Chief Financial Officer	2020	330,000		—		499,766	—	40,491	870,257

____________

(1)      For 2020, AT paid Mr. Senderos’ salary to Invertis LLC, or Invertis, an entity controlled by Mr. Senderos, and Mr. Senderos received his salary by an invoice to Invertis.

(2)      The amount represents Mr. Johnston’s base salary, pro-rated for the portion of 2020 during which he provided services to AT. Mr. Johnston commenced services with AT in February 2020.

(3)      This amount represents guaranteed quarterly bonuses paid to Mr. Johnston for the quarters ended March 31, 2020 and June 30, 2020, in accordance with the terms of his employment agreement.

(4)      Amounts reflect the grant date fair value of restricted stock units granted in 2020, in accordance with ASC 718 and excluding the effect of estimated forfeitures. For information regarding assumptions underlying the value of equity awards, see Note 17 to the financial statements included elsewhere in this proxy statement/prospectus. This amount does not reflect the actual economic value that may be realized by the named executive officers. See the section titled “Outstanding Equity Awards at December 31, 2020” for additional information.

(5)      The amounts represent for Messrs. Johnston and Pliego (a) $6,000 and $2,576 in company discretionary contributions to the 401(k) plan as described under the section titled “401(k) Plan” and (b) $575 and $2,995 in life insurance premiums paid by AT for the benefit of each such named executive officer, and with respect to Mr. Pliego, $34,920 in housing and other living expenses at his principal residence.

Narrative Disclosure to Summary Compensation Table

For 2020, the compensation programs for AT’s named executive officers primarily consisted of base salary and incentive compensation delivered in the form of restricted stock units (“RSUs”) granted under the AT 2020 Equity Incentive Plan (the “2020 Plan”).

Base Salary

Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.

Performance Bonus Opportunity

AT seeks to motivate and reward its executives for achievements relative to its corporate goals and expectations for each calendar quarter. Each of AT’s named executive officers was eligible to receive a quarterly performance bonus in 2020 based on the achievement of pre-established corporate performance goals relating to EBIDTA growth measured on a quarterly basis. The target bonus amount for each named executive officer was as follows: for Mr. Senderos, $112,500 per quarter; for Mr. Pliego, $49,500 per quarter, and for Mr. Johnston, $70,000 per quarter. The quarterly bonus was not earned for the quarter ended March 31, 2020 and due to the impact of the COVID-19 pandemic on AT’s business, AT cancelled its bonus program for the year ended December 31, 2020 during the quarter ended June 30, 2020. As a result, none of AT’s named executive officers received a bonus based on 2020 performance. However, pursuant to his employment agreement, Mr. Johnston received a guaranteed cash bonus payment of $140,000 in 2020.

Equity-Based Incentive Awards

AT’s equity award program is the primary vehicle for offering long-term incentives to its executives. AT believes that equity awards provide its executives with a strong link to long-term performance, create an ownership culture and help to align the interests of AT’s executives and stockholders. To date, AT has used RSUs for this purpose. AT believes that its equity awards are an important retention tool for its executive officers, as well as for its other employees.

Prior to the business combination, all of the equity awards AT has granted were made pursuant to the 2020 Plan, the terms of which are described under the section titled “Employee Benefit Plans” below.

Health and Welfare and Retirement Benefits; Perquisites

AT pays premiums for medical insurance and dental insurance for all full-time employees, including its named executive officers who are full-time employees. AT also pays premiums for life insurance and long-term disability insurance benefits for all full-time employees, including its named executive officers who are full-time employees. These benefits are available to all full-time employees, subject to applicable laws. AT generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances. In addition, AT provides the opportunity to participate in a 401(k) plan to its employees, including each of its named executive officers who are employees, as discussed under the section titled “401(k) Plan.”

401(k) Plan

AT maintains the AgileThought, Inc. 401(k) Plan (the “401(k) plan”), a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to make pre-tax or Roth deferrals from their compensation up to certain limits imposed by the Code. AT has the ability to make discretionary contributions to the 401(k) plan to participants who are employed on the last day of the year and who have also completed at least 1,000 hours of service during the year. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions and in any discretionary contributions AT makes to the participant’s accounts. In 2020, AT made discretionary contributions on behalf of Messrs. Johnston and Pliego, as further described under “Summary Compensation Table” above. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to a participating employee until withdrawn or distributed from the 401(k) plan.

Executive Consulting and Employment Arrangements

In September 2020, Mr. Senderos entered into an amended and restated employment agreement with AgileThought, LLC, which was subsequently amended and restated on July 13, 2021. Prior to his employment agreement being amended and restated on July 13, 2021, Mr. Senderos provided the services and received the compensation contemplated under the employment agreement as a consultant pursuant to a consulting agreement entered into in October 2020 between AT and Invertis LLC, an entity Mr. Senderos controls. The key terms of Mr. Senderos’ employment agreement, and AT’s employment arrangements with Messrs. Johnston and Pliego, are described below. Each of its named executive officers provides his services to AT on an at-will basis. Each has executed AT’s standard confidential information, inventions, non-solicitation and non-competition agreement.

Manuel Senderos Fernández

Pursuant to his employment agreement, Mr. Senderos is entitled to an annual base salary of $450,000, and is eligible to receive a quarterly target bonus, which for 2020 was in the amount of $112,500 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” Pursuant to his employment agreement, Mr. Senderos was entitled to an RSU award with a grant date fair value in the amount of $2,500,000 assuming that AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020, the terms of which are described below under “Outstanding Equity Awards as of December 31, 2020.” Mr. Senderos is also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Senderos is eligible for certain standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Kevin Johnston

Effective as of March 2, 2020, AgileThought, LLC, entered into an employment agreement with Mr. Johnston, which governs the current terms of his employment. Pursuant to his employment agreement, Mr. Johnston is entitled to an annual base salary of $400,000, and is eligible to receive a quarterly target bonus, which for 2020 was in the amount of $70,000 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” Mr. Johnston’s employment agreement provided for a guaranteed bonus for the first two quarters in 2020 regardless of performance, which amounts were paid in August and November 2020, respectively. Mr. Johnston is eligible for a relocation reimbursement of up to $50,000, which has not yet been paid, if he relocates his primary residence to Tampa Bay, Florida by September 2021. In addition, Mr. Johnston was entitled to an RSU award with a grant date fair value in the amount of $800,000 assuming that AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020, the terms of which are described above under the section titled “Outstanding Equity Awards as of December 31, 2020.” Mr. Johnston is also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Johnston is eligible for standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Jorge Pliego Seguin

Effective as of August 4, 2020, AgileThought, LLC, entered into an amended and restated employment agreement with Mr. Pliego, which governs the current terms of his employment. Pursuant to his employment agreement, Mr. Pliego is entitled to an annual base salary of $330,000, and is eligible to receive a quarterly target bonus, which for 2020 was in the amount of $49,500 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” Pursuant to his employment agreement, Mr. Pliego was entitled to a RSU award with a grant date fair value in the amount of $1,000,000 assuming that AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020, the terms of which are described above under the section titled “Outstanding Equity Awards as of December 31, 2020.” Mr. Pliego is also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Pliego is eligible for standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Potential Payments upon Termination or Change in Control

Each of AT’s named executive officers is entitled to severance benefits upon (i) a “regular termination” and (ii) a “change in control termination” (each as described below). Upon a regular termination, each of its named executive officers is entitled to (i) continued payment of his base salary for 12 months, (ii) COBRA premiums for up to 12 months, and (iii) a lump sum cash payment equal to the sum of the all quarterly bonus amounts for the calendar year of his termination, paid at target level, with the amount applicable to the calendar quarter in which the executive ceases employment prorated to reflect the portion of the calendar quarter in which he remained employed (reduced for any quarterly bonus amounts already earned and paid for such calendar year). Upon a change in control termination, each of AT’s named executive officers is entitled to (i) continued payment of his base salary for 12 months, (ii) COBRA premiums for up to 12 months, (iii) a lump sum cash payment equal to the sum of the all quarterly bonus amounts for the calendar year of his termination, paid at target level, and (iv) accelerated vesting of all outstanding equity awards held by the executive. All severance benefits are subject to the applicable named executive’s execution of an effective release of claims.

For purposes of its named executive officers’ severance benefits, a “regular termination” is an involuntary termination (i.e., a termination other than for cause or a resignation for good reason, as defined in the employment agreements) that does not occur within 12 months following the effective date of a “change in control” (as defined in the 2020 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.

Outstanding Equity Awards at December 31, 2020

The following table presents information regarding outstanding equity awards held by AT’s named executive officers as of December 31, 2020. As described in the section entitled “The Business Combination Agreement — General; Structure of the Merger — Conversion of Securities” in the Business Combination Proposal above, the number of shares of Class A common stock of New AT that are outstanding at the effective time will be adjusted to reflect the business combination. All of the stock awards were granted under the 2020 Plan.

	Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)(4)
Manuel Senderos Fernández Chief Executive Officer and Chairman of the Board of Directors of AT(1)	8/4/2020	8/4/2020	—	—	1,675	(2)	1,249,416
Kevin Johnston Chief Revenue Officer(3)	8/4/2020	8/4/2020	—	—	536	(2)	399,813
Jorge Pliego Seguin	8/4/2020	3/1/2017	—	—	376	(4)	134,608
Chief Financial Officer(1)	8/4/2020	1/1/2018	—	—	308	(4)	91,670
	8/4/2020	8/4/2020	—	—	670	(2)	499,766

____________

(1)      In May 2021, Mr. Senderos and Mr. Pliego entered into RSU cancellation agreements with AT and agreed to forfeit the equity awards granted to them under the 2020 Plan, contingent and effective upon the closing.

(2)      The shares underlying this RSU vest only if both a Time-Based Requirement and a Liquidity Event Requirement (each as defined below) are satisfied within 10 years of the grant date and are also subject to a liquidity event valuation modifier. The “Time-Based Requirement” will be satisfied as to one-third of the RSUs on each of the first three anniversaries of the vesting commencement date, subject to the executive remaining in continuous service as of each such date. The “Liquidity Event Requirement” will be satisfied on the first to occur of either: (i) a change in control (as defined in the 2020 Plan); or (ii) the first business day following the expiration of the lock-up period specified in the applicable award agreement, provided that the executive is in continuous service immediately prior to such event. None vested as of December 31, 2020.

(3)      In May 2021, the AT board of directors approved vesting acceleration of the equity awards granted to Mr. Johnston pursuant to the 2020 Plan, contingent and effective upon the conversion of all outstanding total obligations pursuant to that certain Conversion Agreement by and between AT and the Second Lien Lenders, dated May 9, 2021.

(4)      The shares underlying this RSU vest only if both a Time-Based Requirement and a Liquidity Event Requirement (each as defined above) are satisfied within 10 years of the grant date. None vested as of December 31, 2020. The grant date fair value is determined based on the fair market value of AT’s shares on the grant date of such awards. Because there is no public market for AT’s equity, AT determines the fair value of shares by using an income approach, specifically a discounted cash flow method, and in consideration of a number of objective and subjective factors, including AT’s actual operating and financial performance, expectations of future performance, market conditions and liquidation events, among other factors.

Employee Benefit Plans

2020 Equity Incentive Plan

AT’s 2020 Equity Incentive Plan, or the 2020 Plan, was adopted by AT’s board of directors in August 2020 and approved by the AT stockholders in September 2020. The 2020 Plan will be terminated prior to the completion of the business combination, and thereafter AT will not grant any additional awards under the 2020 Plan. However, the 2020 Plan generally will continue to govern the terms and conditions of the outstanding awards previously granted under the 2020 Plan, as adjusted for the business combination.

Stock Awards.    The 2020 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code to AT’s employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other forms of stock awards to AT employees, directors and consultants, including employees and consultants of AT’s affiliates.

Authorized Shares.    The maximum number of shares of Class A common stock that may be issued pursuant to stock awards under the 2020 Plan is 48,000 shares. The maximum number of shares of Class A common stock that may be issued pursuant to the exercise of ISOs under the 2020 Plan is 144,000 shares. Shares subject to stock awards granted under the 2020 Plan that, under certain circumstances, expire or terminate or are forfeited back to or repurchased by AT will become available for future grant under the 2020 Plan while it remains in effect. As of April 15, 2021, there were restricted stock unit awards covering 7,510 shares of common stock outstanding under the 2020 Plan, of which restricted stock unit awards covering 3,785 shares of common stock will be cancelled immediately before the closing.

Plan Administration.    The AT board of directors, or a duly authorized committee of the board of directors, administers the 2020 Plan and is referred to as the “plan administrator” herein. The plan administrator may also delegate to one or more of AT’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2020 Plan, the plan administrator has the authority to determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award.

Under the 2020 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the AT board of directors and permissible under applicable law.

Restricted stock unit awards may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason. With limited exceptions for domestic relations orders, official marital settlement agreements or other specified divorce or separation instruments and the laws of descent and distribution, restricted stock unit awards granted under the 2020 Plan are generally non-transferable.

Changes to Capital Structure.    In the event there is a specified type of change in AT’s capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions.    The 2020 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between AT and the award holder or unless otherwise expressly provided by the plan administrator at the time of grant of a stock award, the plan administrator may take one or more of the following actions with respect to such stock awards:

•        arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;

•        arrange for the assignment of any reacquisition or repurchase rights held by AT to the surviving or acquiring corporation;

•        accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

•        arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by AT;

•        cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; and

•        make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Change in Control.    A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between AT and the participant, but in the absence of such provision, no such acceleration will occur.

2020 Director Compensation Table

The following table sets forth in summary form information concerning the compensation that AT paid or awarded during the year ended December 31, 2020 to each of its directors who served on its board of directors during 2020. Mr. Senderos did not receive any additional compensation for his service on the AT board of directors during 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Non-equity incentive plan compensation ($)	Total ($)
Mauricio Garduño González Elizondo(2)	—	—	—	—
Alejandro Rojas Domene	$75,000	$75,000		$150,000
Mauricio Jorge Rioseco Orihuela	—	—	—	—
Arturo José Saval Pérez	—	—	—	—
Roberto Langenauer Neuman	—	—	—	—
Andrés Borrego y Marrón	—	—	—	—
Gerardo Benítez Peláez	—	—	—	—
Michael Monahan(3)	$75,000	$75,000	—	$150,000
Lewis Wirshba(4)	$75,000	$75,000	—	$150,000

____________

(1)      Amounts reflect the grant date fair value of restricted stock units granted in 2020, in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, see Note 17 to the financial statements included elsewhere in this proxy statement/prospectus. As of December 31, 2020, the aggregate number of shares underlying unvested stock awards held by AT’s non-employee directors were: Mr. Rojas, 100 RSUs; Mr. Monahan, 100 RSUs, and Mr. Wirshba, 100 RSUs.

(2)      Mr. Garduño is an executive officer and employee director of AT.

(3)      Mr. Monahan resigned from the board of directors of AT in April 2021.

(4)      Mr. Wirshba resigned from the board of directors of AT in April 2021.

In 2020, prior to their resignations, Mr. Monahan and Mr. Wirshba were parties to a letter agreement with AT. Mr. Rojas entered into a letter agreement with AT in March 2020 which remains in effect. Pursuant to such letter agreements, each of Mr. Monahan, Mr. Wirshba and Mr. Rojas received an annual cash retainer for 2020 in the amount of $75,000, as well as an RSU award with a grant date value of $75,000, which was granted in August 2020. None of the other members of the board of directors received compensation for their service in 2020.

Following the consummation of the business combination, New AT intends to develop a board of directors’ compensation program that is designed to align compensation with New AT’s business objectives and the creation of stockholder value, while enabling New AT to attract, retain, incentivize and reward directors who contribute to the long-term success of New AT.

New AT Executive Officer and Director Compensation Following the Business Combination

Following the consummation of the business combination, New AT intends to develop an executive compensation program that is designed to align compensation with New AT’s business objectives and the creation of stockholder value, while enabling New AT to attract, retain, incentivize and reward individuals who contribute to the long-term success of New AT. Decisions on the executive compensation program will be made by the board of directors of New AT and specifically through a compensation committee that the board of directors of New AT expects to establish.

Executive Compensation

The policies of New AT with respect to the compensation of its executive officers and following the business combination will be administered by the board of directors of New AT in consultation with the compensation committee that the board of directors of New AT expects to establish. New AT expects that the compensation policies followed by New AT will be designed to provide for compensation that is sufficient to attract, motivate and retain executives of New AT and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

In addition to the guidance provided by its compensation committee, the board of directors of New AT may utilize the services of third parties from time to time in connection with the recruiting, hiring and determination of compensation awarded to executive employees.

Value Generation RSUs

Pursuant to the merger agreement, the board of directors of New AT is expected to grant restricted stock unit awards (the “value generation RSUs”) under the New AT 2021 Equity Incentive Plan to certain consultants and employees of New AT, including to the executive officers in the amounts noted below as soon as practicable following the closing, subject to the terms and conditions described below.

Grantee	Number of Shares of Class A Common Stock	Vesting Schedule
Manuel Senderos Fernández Chief Executive Officer and Chairman of the Board of Directors of AT	1,050,000	(1)
Kevin Johnston Chief Revenue Officer	50,000	(1)
Jorge Pliego Seguin Chief Financial Officer	50,000	(1)
Federico Alberto Tagliani Global Chief Operating Officer	50,000	(1)
Mauricio Garduño González Elizondo Vice President, Business Development and Director	180,000	(1)
Diego Zavala Vice President, M&A and Director	670,000	(1)

____________

(1)      The value generation RSUs will vest in accordance with the schedule set forth below. Upon the date of the achievement of the applicable Milestone (as defined below), the specified number of shares of Class A common stock underlying the value generation RSUs will vest, subject to the grantee’s continuous service (as defined in the New AT 2021 Equity Incentive Plan) as of applicable vesting date.

Grantee	Shares Vesting at Stock Price Target 1	Shares Vesting at Stock Price Target 2	Shares Vesting at Stock Price Target 3	Shares Vesting at Stock Price Target 4
Manuel Senderos Fernández Chief Executive Officer and Chairman of the Board of Directors of AT	367,500	262,500	210,000	210,000
Kevin Johnston Chief Revenue Officer	17,500	12,500	10,000	10,000
Jorge Pliego Seguin Chief Financial Officer	17,500	12,500	10,000	10,000
Federico Alberto Tagliani Global Chief Operating Officer	17,500	12,500	10,000	10,000
Mauricio Garduño González Elizondo Vice President, Business Development and Director	63,000	45,000	36,000	36,000
Diego Zavala Vice President, M&A and Director	234,500	167,500	134,000	134,000

For purposes of this vesting schedule, the following terms shall have the following meanings:

•        “Milestone” refers to each of the Stock Price Target 1, Stock Price Target 2, Stock Price Target 3 and Stock Price Target 4.

•        The applicable “Stock Price Level” will be considered achieved only when the dollar volume weighted average price of a share of Class A common stock equals or exceeds the applicable threshold during a period of 21 consecutive trading days commencing on or following the expiration of the lock-up period applicable to the grantee pursuant to the terms of any voting and support agreement. Each Stock Price Level shall be adjusted appropriately in light of any stock dividend, share capitalization, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event related to the shares of Class A common stock.

•        “Stock Price Target 1” means a $15.00 Stock Price Level is reached during the six year period following the date of grant.

•        “Stock Price Target 2” means a $20.00 Stock Price Level is reached during the eight year period following the date of grant.

•        “Stock Price Target 3” means a $25.00 Stock Price Level is reached during the ten year period following the date of grant.

•        “Stock Price Target 4” means a $30.00 Stock Price Level is reached during the ten year period following the date of grant.

Director Compensation

It is anticipated that the compensation committee of the board of directors of New AT will determine the annual compensation to be paid to the members of the board of directors of New AT upon completion of the business combination.

Emerging Growth Company Status

As an emerging growth company, New AT will be exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of New AT’s chief executive officer to the median of the annual total compensation of all of New AT’s employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Beneficial Ownership of Securities

The following table sets forth information known to LIVK regarding (i) the actual beneficial ownership of our ordinary shares as of July 16, 2021 (prior to the business combination and the related transactions) and (ii) the anticipated beneficial ownership of shares of Class A common stock of New AT immediately following the consummation of the business combination and related transactions, assuming that no public shares of LIVK are redeemed, and alternatively that all outstanding public shares are redeemed, in each case, by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares (pre-business combination) or the beneficial owner of more than 5% of New AT’s Class A common stock (post-business combination);

•        each of our executive officers and directors;

•        each person who will become an executive officer or director of New AT post-business combination; and

•        all executive officers and directors as a group pre-business combination and post-business combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The expected beneficial ownership of New AT’s Class A common stock immediately following consummation of the business combination and the related agreements, assuming no public shares of LIVK are redeemed, has been determined based upon the assumptions described in the last paragraph of the section entitled “Certain Defined Terms.”

The expected beneficial ownership of New AT’s Class A common stock immediately following consummation of the business combination and the related transactions, assuming the maximum number of public shares are redeemed, has been determined based upon the following assumptions: (i) public shareholders have exercised their redemption rights with respect to 8,050,000 public shares (i.e., all outstanding public shares) and (ii) the assumptions described in the last paragraph of the section entitled “Certain Defined Terms” (other than (x)(i) thereof).

Prior to the consummation of the IPO, our sponsor purchased 1,725,000 Class B ordinary shares for an aggregate purchase price of $25,000, or approximately $0.0145 per share, and later also received prior to the consummation of the IPO a share dividend resulting in our sponsor owning an aggregate of 2,012,500 Class B ordinary shares. Currently, our sponsor and its affiliates and its and their respective permitted transferees own approximately 19.9% of the outstanding ordinary shares entitled to vote and have agreed to vote any voting ordinary shares owned by them in favor of the Transaction Proposals. In addition, because of their ownership block, our sponsor and certain of its affiliates may be able to effectively influence the outcome of all other matters requiring approval by the LIVK shareholders, including amendments to the existing organizational documents and approval of significant corporate transactions.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

			Immediately After Business Combination and Related Transactions
	Prior to Business Combination and Related Transactions(2)		Assuming No Redemptions(3)		Assuming Maximum Redemptions(4)
Name and Address of Beneficial Owners(1)	Number of Ordinary Shares	Percentage of Outstanding Ordinary Shares	Number of Shares of New AT Class A Common Stock	Percentage of Total Voting Power	Number of Shares of New AT Class A Common Stock	Percentage of Total Voting Power
Directors and executive officers of LIVK prior to the business combination(1):
Alexander R. Rossi	282,693	2.8%	282,693	*	235,735	*
Humberto Zesati	344,360	3.4%	344,360	*	297,402	*
Miguel Ángel Dávila	341,026	3.4%	341,026	*	294,067	*
José Antonio Solano Arroyo	—	—	—	—	—	—
Luis Rodrigo Clemente Gamero	14,203	*	14,203	*	14,203	*
Juan Marco Gutiérrez	—	—	—	—	—	—
Carlos Rohm	—	—	—	—	—	—
Guillermo Gonzalez	—	—	—	—	—	—

All directors and executive officers of LIVK as a group prior to the business combination (8 persons)	982,282	9.7%	—	—	—	2.0%
Directors and executive officers of New AT after the business combination:
Alexander R. Rossi Director	282,693	2.8%	282,693	*	235,735	*
Alejandro Rojas Domene Director	—	—	128,124	*	128,124	*
Mauricio Jorge Rioseco Orihuela Director	—	—	483,031	*	483,031	1.2%
Arturo José Saval Pérez(12) Director	—	—	10,027,639	20.3%	10,027,639	24.3%
Roberto Langenauer Neuman(12) Director	—	—	10,027,639	20.3%	10,027,639	24.3%
Andrés Borrego y Marrón Director	—	—	—	—	—	—
Gerardo Benítez Peláez Director	—	—	—	—	—	—
Marina Diaz Ibarra Director	—	—	—	—	—	—
	—	—	—	—	—	—
Manuel Senderos(5) Chief Executive Officer and Chairman of the New AT Board of Directors	—	—	4,602,180	9.3%	4,602,180	11.1%
Jorge Pliego Chief Financial Officer	—	—	95,199	*	95,199	*
Kevin Johnston Chief Revenue Officer	—	—	39,959	*	39,959	*
Federico Alberto Global Chief Operating Officer	—	—	112,613	*	112,613	*
Mauricio Garduño González Elizondo Vice President, Business Development and Director	—	—	999,149	2.0%	999,149	2.4%
Diego Zavala(6) Vice President, M&A and Director	—	—	3,502,192	7.1%	3,502,192	8.5%

All directors and executive officers after the business combination as a group (14 persons)	—	—	20,272,779	40.9%	20,225,821	48.9%
Five Percent Holders:
Glazer Capital, LLC(7)	749,561	7.4%	749,561	1.5%	—	—
Mizuho Financial Group, Inc.(8)	698,116	6.9%	698,116	1.4%	—	—
Karpus Management, Inc.(9)	1,201,313	11.9%	1,201,313	2.4%	—	—
LIV Capital Acquisition Sponsor, L.P.(10)(11)	218,113	2.2%	218,113	0.4%	218,113	0.5%
LIV Fund IV(14)	—	—	2,000,000	4.0%	2,000,000	4.8%
Nexxus Capital(12)	—	—	10,027,639	20.3%	10,027,639	24.3%
Credit Suisse(13)	—	—	9,610,861	19.4%	9,610,861	23.3%
AGS Group, LLC(6)	—	—	3,502,192	7.1%	3,502,192	8.5%

____________

*        Less than 1%

(1)      Unless otherwise noted, the business address of each of the LIVK directors and executive officers prior to the business combination is Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey, México, CDMX, C.P. 11040.

(2)      Prior to the business combination, the percentage of beneficial ownership of LIVK on the record date is calculated based on (i) 8,050,000 Class A ordinary shares and (ii) 2,082,500 Class B ordinary shares, in each case, outstanding as of such date.

(3)      The expected beneficial ownership of New AT immediately after consummation of the business combination, assuming no holders of public shares exercise their redemption rights in connection therewith and the closing occurs on or before August 20, 2021, is based on 49,494,631 shares of Class A common stock anticipated to be outstanding as of such date, and consists of (i) 8,050,000 Class A ordinary shares and 2,082,500 Class B ordinary shares that will convert into a like number of shares of Class A common stock, (ii) 36,712,131 shares of Class A common stock that will be issued to the AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder, and (iii) 2,650,000 shares of Class A common stock that will be issued in the PIPE subscription financing.

(4)      The expected beneficial ownership of New AT immediately upon consummation of the business combination, assuming holders of all of LIVK’s public shares exercise their redemption rights in connection therewith and the closing occurs on or before August 20, 2021, is based on 41,303,756 shares of Class A common stock anticipated to be outstanding as of such date, and consists of (i) no Class A ordinary shares and 2,082,500 Class B ordinary shares that will convert into 1,941,625 shares of Class A common stock (the maximum redemption scenario excludes 140,875 shares of Class A common stock, which, pursuant to the sponsor letter agreement, in the event that the available cash under the merger agreement at the time of closing is no more than $46.5 million (which is the minimum amount that has already been received pursuant to the equity contribution agreement and is already committed under the subscription agreements for the PIPE financing) our sponsor and its permitted transferees have agreed not to transfer, and, subject to the failure to achieve certain milestones, may be required to forfeit), (ii) 36,712,131 shares of Class A common stock that will be issued to the AT equity holders, including LIV Fund IV solely with respect to its shares held as a pre-merger AT equity holder and (iii) 2,650,000 shares of Class A common stock that will be issued in the PIPE subscription financing.

(5)      Mr. Senderos holds his shares through Invertis, LLC, which has pledged 30% of its shares as security for indebtedness.

(6)      Represents shares held by AGS Group, LLC, of which 87,675 have been pledged by AGS Group, LLC as security for indebtedness. Mr. Zavala has sole voting and investment discretion with respect to the Class A common stock held of record by AGS Group, LLC and may be deemed to have beneficial ownership of the Class A common stock held directly by AGS Group, LLC. Mr. Zavala disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(7)      As of February 16, 2021, as reported on Schedule 13G, Glazer Capital, LLC, a Delaware limited liability company (“Glazer Capital”), with respect to the shares of common stock held by certain funds and managed accounts to which Glazer Capital serves as investment manager (collectively, the “Glazer Funds”), is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Mr. Paul J. Glazer, serves as the Managing Member of Glazer Capital, with respect to the shares of common stock held by the Glazer Funds. The business address of each of Glazer Capital and Mr. Paul J. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.

(8)      As of February 12, 2021, as reported on Schedule 13G, Mizuho Financial Group, Inc. is a non-U.S. institution in accordance with §240.13d – 1(b)(1)(ii)(J). The business address of Mizuho Financial Group, Inc. is 1 – 5 – 5, Otemachi, Chiyoda – ku, Tokyo 100 – 8176, Japan.

(9)      As of May 10, 2021, as reported on Schedule 13G, Karpus Management, Inc., a New York corporation, d/b/a Karpus Investment Management (“Karpus”) is a registered investment adviser under Section 203 of the Investment Advisers Act of 1940. Karpus is controlled by City of London Investment Group plc (“CLIG”), which is listed on the London Stock Exchange. However, in accordance with SEC Release No. 34-39538 (January 12, 1998), effective informational barriers have been established between Karpus and CLIG such that voting and investment power over the subject securities is exercised by Karpus independently of CLIG, and, accordingly, attribution of beneficial ownership is not required between Karpus and CLIG. The shares are owned directly by the accounts managed by Karpus. The members of the Karpus management committee are U.S. citizens. The business address of Karpus is 183 Sully’s Trail, Pittsford, New York 14534.

(10)    Messrs. Rossi, Zesati and Dávila are the three managers of our sponsor’s general partner, LIV GP Master, S.A.P.I. de C.V. Any action by our sponsor’s general partner with respect to our company or the founders shares, including voting and dispositive decisions, requires a majority vote of the managers of our sponsor’s general partner. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the managers of our sponsor’s general partner, none of the managers of our sponsor’s general partner is deemed to be a beneficial owner of our sponsor’s securities, even those in which he holds a pecuniary interest. Accordingly, none of Messrs. Rossi, Zesati and Dávila is deemed to have or share beneficial ownership of the founders shares held by our sponsor.

(11)    Certain transfers by our sponsor of founder shares held by it to certain of its affiliates and its affiliates’ employees have been approved but certain documentation and processes required to consummate such transfers have not yet been completed and are expected to be completed prior to the closing. Changes to our sponsor’s ownership as a result of such transfers will be reflected in a subsequent filing by LIVK with the SEC.

(12)    Consists of (i) 5,245,244 shares of Class A common stock to be held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust No. F/173183, and (ii) 4,782,395 shares Class A common stock to be held of record by Nexxus Capital Private Equity Fund VI, L.P. (collectively, the “Nexxus Funds”), to be issued in exchange for outstanding AT common stock at the closing. The amount of shares of Class A common stock to be received assumes that closing of the business combination occurs by August 20, 2021.

Nexxus Funds’ investors are the record holders of the shares of Class A common stock, notwithstanding the foregoing, the manager of Nexxus Funds, Nexxus Capital Administrador VI, S.C., has, via the Nexxus Funds’ agreements, certain voting and investment discretion. Nexxus Capital Administrador VI, S.C., wholly owned by Nexxus Capital, S.A.P.I. de C.V. and said entity´s majority ownership owned by Roberto Langenauer and Arturo José Saval, thus said individuals have voting and investment discretion of Nexxus Capital, S.A.P.I. de C.V., hence have voting and investment discretion of the Class A common stock. The business address of Nexxus Capital is Av. Vasco de Quiroga No. 3880 — 2nd fl., Lomas de Santa Fe, Cuajimalpa, 05348, Mexico City, Mexico.

(13)    Consists of (i) 6,268,680 shares of Class A common stock to be held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6, to be issued in exchange for outstanding AT common stock at the closing and (ii) 3,342,181 shares of Class A common stock to be held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8 (collectively, the “Credit Suisse Investors”), to be issued in exchange for outstanding AT common stock at the closing. The business address of the Credit Suisse Investors is Av. Paseo de la Reforma 115, Lomas — Virreyes, Lomas de Chapultepec, Miguel Hidalgo, 11000 Ciudad de Mexico, CDMX.

(14)    Consists of (i) 1,751,200 shares of Class A common to be held of record by Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting solely and exclusively as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciarios de Desarrollo Número F/2416 identified as “LIV Mexico Growth IV No. F/2416”, to be issued in exchange for outstanding AT preferred stock at the closing and (ii) 248,800 shares of Class A common stock to be held of record by LIV Mexico Growth Fund IV, L.P. (collectively, “LIV Fund IV”), to be issued in exchange for outstanding AT preferred stock at the closing. The business address of LIV Fund IV is Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey, México, CDMX, C.P. 11040.

Certain LIVK Relationships and Related Party Transactions

Relationships and Related Party Transactions Disclosed in LIVK’s Annual Report

Incorporated by reference herein is the information set forth under the caption “Item 13. Certain Relationships and Related Transactions, and Director Independence” in LIVK’s Annual Report on Form 10-K/A for the year ended December 31, 2020, which is incorporated herein and attached as Annex G to this proxy statement/prospectus.

LIV Fund IV Investment in AT

On February 2, 2021, LIV Fund IV entered into the equity contribution agreement with AT and LIVK pursuant to which LIV Fund IV agreed, among other things, to consummate the LIV Fund IV Investment. The LIV Fund IV Investment was consummated on March 19, 2021.

On March 19, 2021, AT amended and restated its certificate of incorporation to provide for the terms of the AT preferred stock. The AT preferred stock ranks senior to AT’s common stock and any other class or series of AT’s capital stock (whether existing at the time of issuance of the AT preferred stock or thereafter created or issued pursuant to existing agreements of AT or otherwise) with respect to the distribution of assets upon AT’s liquidation, dissolution or winding up or otherwise. The terms of the AT preferred stock provide that, in the event of any voluntary or involuntary liquidation, dissolution or winding up of AT or any deemed liquidation event (as defined in AT’s amended and restated certificate of incorporation, which definition includes certain mergers and consolidations involving AT and/or its subsidiaries and certain sales, leases, transfers, exclusive licenses or other dispositions of all or substantially all of the assets of AT and its subsidiaries, but which excludes the business combination), LIV Fund IV, as the holders of AT preferred stock, will be entitled to receive out of the assets of AT available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, and before any distribution of assets is made to holders of AT’s common stock or of any other class or series of AT’s capital stock, a liquidating distribution in cash in an amount equal to the Required Return (as defined below). After the payment in full of the Required Return, the balance of any assets of AT will be distributed to the holders of AT’s outstanding common stock. Holders of AT preferred stock are not entitled to receive any dividends, and, for so long as the AT preferred stock remains outstanding, no dividend or distribution may be paid or declared or funds set aside for payment on any other stock of AT, and no stock of AT may be purchased, redeemed or otherwise acquired for consideration by AT, directly or indirectly, without the prior written consent of LIV Fund IV, as the holders of AT preferred stock.

If the business combination is consummated, the AT preferred stock will convert into shares of Class A common stock on a one-for-one basis. However, if the merger agreement is terminated prior to the consummation of the business combination (other than as a result of LIVK’s failure to satisfy or perform any of its obligations under the merger agreement), LIV Fund IV, as the holders of AT preferred stock, will be entitled to require the redemption or repurchase of all or any of the AT preferred stock for an amount in cash equal to the greater of (A) the Required Price (as defined below) or (B) $10 per share plus simple interest thereon at an aggregate rate of 18% per annum, compounded quarterly, accruing from and after March 19, 2021 through the time of redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) (such amount, the “Required Return”), but AT is only obligated to redeem or repurchase its preferred stock if: (i) AT is in compliance with its senior secured credit agreement at the time of the redemption or repurchase, (ii) AT will be in compliance with such senior secured credit agreement after giving effect to the redemption or repurchase, and (iii) AT is otherwise permitted to make the redemption or repurchase under applicable law. The “Required Price” is determined as follows: if the redemption or repurchase (or consummation of AT’s IPO or another transaction resulting in liquidity for holders of AT preferred stock (including in connection with a deemed liquidation event)) occurs (i) on or prior to March 19, 2023, the Required Price will be $15.00 per share of AT preferred stock, (ii) after March 19, 2023 but on or prior to March 19, 2025, the Required Price will be $17.50 per share of AT preferred stock, and (iii) after March 19, 2025, the Required Price will be $20.00 per share of AT preferred stock. In the event AT consummates an IPO while the AT preferred stock is outstanding (which IPO does not include the business combination), the AT preferred stock will convert into a number of shares of voting common stock of AT equal to (a) the Required Return divided by (b) (i) 0.9 multiplied by (ii) the price at which shares of voting common stock of AT are initially priced in such IPO.

In addition, the terms of the AT preferred stock, the equity contribution agreement and certain ancillary agreements entered into in connection with the consummation of the LIV Fund IV Investment provide to LIV Fund IV certain limited governance rights and protections, including restrictions on AT’s making of any alteration or changes to, or adoption of or entry into, as applicable, AT’s and its subsidiaries’ certificate of incorporation, bylaws, other governing documents or contracts, in each case, that would adversely affect the rights, preferences and privileges of the AT preferred stock.

In connection with the consummation of the business combination and pursuant to the terms of the merger agreement, the AT preferred stock will cease to be outstanding and LIV Fund IV will receive 2,000,000 shares of Class A common stock.

Certain AT Relationships and Related Party Transactions

The following is a summary of transactions since January 1, 2018 to which AT has been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of its then directors, executive officers or holders of more than 5% of any class of its capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.

Transactions with Principal Stockholders

Agreements with Nexxus Capital and Credit Suisse

Nexxus Capital and its affiliated entities, and Credit Suisse and its affiliated entities, are each principal stockholders of AT.

Second Lien Facility

On January 30, 2020, AT entered into the Second Lien Facility, with GLAS USA LLC, as administrative agent, GLAS AMERICAS LLC, as collateral agent, and certain entities affiliated with Credit Suisse and Nexxus Capital, or the Second Lien Lenders. The Second Lien Facility is secured by a second lien on substantially all of AT’s assets and provides for a term loan facility in an initial aggregate principal amount of approximately $29 million, consisting of two $12.5 million tranches, or the tranche A term loans and the tranche B term loans, respectively, and two approximately $2 million tranches, or the tranche A-2 term loans and the tranche B-2 term loans, respectively. As of March 31, 2021, AT had $35.2 million of borrowings outstanding under the Second Lien Facility, including capitalized interest. The Second Lien Facility matures in July 2024.

Interest on the loans under the Second Lien Facility accrues at a fixed rate per annum equal to 13.73%. Interest on the tranche A term loans and the tranche A-2 term loans is payable semi-annually in arrears by capitalizing such interest and adding such capitalized interest to the outstanding principal amount of the tranche A term loans and the tranche A-2 term loans; provided that so long as AT’s consolidated total leverage ratio is less than or equal to 2.50:1.00, each tranche A term loan Second Lien Lender and tranche A-2 term loan Second Lien Lender has the right to require all or a portion of such interest to be paid in cash. Interest on the tranche B term loan and the tranche B-2 term loans is payable at maturity date or on demand at any time an event of default exists under the Second Lien Facility.

AT is required to make mandatory prepayments of loans under the Second Lien Facility (without payment of a premium) with (i) net cash proceeds from certain non-ordinary course asset sales, (ii) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions) and (iii) net cash proceeds from issuances of equity (subject to reinvestment rights and other exceptions, including with respect to net cash proceeds in connection with an initial public offering).

AT may prepay the loans under the Second Lien Facility in whole (but not in part) at any time after the second anniversary of the closing date of the Second Lien Facility subject to certain conditions, including the compensation of Second Lien Lenders for the lost value of their conversion rights.

The Second Lien Facility contains customary representations and warranties, customary events of default and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Second Lien Facility also contains financial covenants requiring that AT not exceed a maximum consolidated total leverage ratio, that AT maintain a minimum consolidated fixed charge coverage ratio and that AT not exceed a limit on capital expenditures per fiscal year.

Each Second Lien Lender under the Second Lien Facility has the right to convert all, but not less than all, of its outstanding loans into AT’s Class A common stock under certain circumstances, including in connection with an initial public offering. Following the consummation of an initial public offering, the Second Lien Lenders’ conversion rights will terminate.

On February 2, 2021, AT entered into a waiver and second amendment to the Second Lien Facility, or the Second Amendment. The Second Amendment, among other things, (i) amended certain mandatory prepayment provisions, (ii) amended certain covenants and events of default and (iii) provided for the Second Lien Lenders’ consent to the business combination and the other transactions contemplated thereto, subject to certain conditions set forth therein.

On April 30, 2021, AT entered into a third amendment to the Second Lien Facility, or the Third Amendment. The Third Amendment, among other things, (i) amended certain covenants and (ii) amended certain conditions to the Second Lien Lenders’ consent to the business combination and the other transactions contemplated thereto.

Conversion Agreement

Concurrently with the execution of the merger agreement, AT entered into the conversion agreement with the Second Lien Lenders pursuant to which all of the outstanding total obligations due to each Second Lien Lender under the Second Lien Facility, as amended, shall be converted into shares of common stock of AT immediately prior to the business combination. Subsequently, at the effective time, such shares of common stock of AT shall automatically be converted into the right to receive the applicable portion of the common merger consideration (as defined in the conversion agreement) and each Second Lien Lender shall be entitled to receive their proportionate interest of the common merger consideration as a holder of AT common stock. Assuming the business combination closes prior to August 20, 2021, pursuant to the conversion agreement the Second Lien Lenders will receive 115,923 shares of AT common stock immediately prior to the business combination.

The Credit Suisse Lender also agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the date of the closing, with respect to any securities of New AT that they receive as merger consideration under the merger agreement.

Services Agreement with Nexxus Capital

On March 1, 2017, AT entered into a services agreement, or the Nexxus services agreement, with EXTEND SOLUTIONS, S.A. de C.V. and IMPULSORA GESTION 3, S.C, an entity affiliated with Nexxus Capital, or the Nexxus affiliate, pursuant to which AT agreed to deliver Microsoft 365 platform subscription and cloud hosting services to the Nexxus affiliate, with an average monthly value of approximately $30,000. The Nexxus services agreement has no termination date. During the years ended December 31, 2020 and 2019, AT received an aggregate of $31,231 and $36,641, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year, pursuant to the Nexxus services agreement.

Services Agreements with Credit Suisse

In 2018, 2019 and on February 15, 2020, AT entered into services agreements, or the CS services agreements, with BANCO CREDIT SUISSE MEXICO S.A. and AN DATA INTELIGENCE, S.A. DE C.V., an entity affiliated with Credit Suisse, or the Credit Suisse affiliate, pursuant to which AT agreed to deliver maintenance support for Qlik Licensing to the Credit Suisse affiliate, with an average monthly value of approximately $22,000. The CS services agreements are renewable on an annual basis. During the years ended December 31, 2020, 2019 and 2018, AT received an aggregate of $36,426, $35,885 and $33,853, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year, pursuant to the CS services agreement.

Transactions with Executive Officers and Directors

Lease Agreement with NASOFT Systems, S.A. de C.V.

AT leases one of its offices in Mexico City pursuant to a lease agreement dated January 1, 2016 between NASOFT Systems, S.A. de C.V. and North American Software, S.A.P.I. de C.V., one of AT’s wholly owned Mexican subsidiaries. One of the members of AT’s board of directors, Alejandro Rojas Domene, owns a 33.33% equity stake in NASOFT Systems, S.A. de C.V. During the years ended December 31, 2020, 2019 and 2018, pursuant to this lease agreement, AT paid NASOFT Systems, S.A. de C.V. $265,408, $281,091 and $278,476, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year.

Loan Agreements with Invertis, S.A. de C.V.

On April 3, April 5, April 10, May 22 and October 2 of 2017 and on January 10, 2018, AT entered into loan agreements with Invertis, S.A. de C.V., or Invertis, an entity wholly owned by Manuel Senderos Fernández, AT’s chief executive officer and chairman of AT’s board of directors, pursuant to which Invertis made certain loans to AT in the principal amounts of, respectively, up to 10,000,000 Mexican pesos, 40,000,000 Mexican pesos, 10,000,000 Mexican pesos, 1,600,000 Mexican pesos, 12,000,000 Mexican pesos, and 7,500,000 Mexican pesos (approximately $519,778, $2,079,110, $519,778, $83,164, $626,733 and $389,833, respectively, based on an exchange rate of $1.00 equals $19.2390 Mexican pesos, the exchange rate on December 31, 2018). Each of the loans bore an initial commission of 18.5%, with the exception of the loan agreement dated April 5, 2017, which bears an initial commission of 20% out of each disbursement. Each of the loans also bears an annual ordinary interest on outstanding balances equal to 23% (to be doubled in the event of a late repayment). The loan agreements are subject to the laws of Mexico City. Each loan was repaid in its entirety, and each loan agreement terminated, on November 22, 2019.

In June 2016, January, May, July, August 2019 and April 2020, AT entered into several other loan agreements with Invertis, in the principal amounts of up to 1,636,000 Mexican pesos, 7,635,625 Mexican pesos, 2,510,000 Mexican pesos, 5,100,000 Mexican pesos, 4,673,120 Mexican pesos and 30,000 Mexican pesos (approximately $85,036, based on an exchange rate of $1.00 equals 19.2390 Mexican pesos, the exchange rate on December 31, 2018, $396,512, $111,648, $264,839, and $242,671 based on an exchange rate of $1.00 equals 19.2570 Mexican pesos, the exchange rate on December 31, 2019), out of which 1,103,759 Mexican pesos (approximately $51,338, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020) in the aggregate was outstanding as of December 31, 2020. Each of the loans also bears an annual ordinary interest on outstanding balances equal to 8.10%, 15.95%, and 17.759% respectively. No interest has been paid as of December 31, 2020. The loan agreement is subject to the laws of Mexico City. Invertis will repay this loan in its entirety, and the loan agreement will be terminated, prior to the consummation of the business combination.

Loan Agreement with Manuel Senderos Fernández

On July 19, 2016, AT entered into a loan agreement with Manuel Senderos Fernández in the principal amount of up to 500,000 Mexican pesos (approximately $23,256, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020), of which the entire amount was outstanding as of December 31, 2020. The loan agreement is subject to the laws of Mexico City. Mr. Senderos will repay this loan in its entirety, and the loan agreement will be terminated, prior to the consummation of the business combination.

Loan Agreements with Mauricio Garduño González Elizondo

In July, 2014, January 2016, March 2016, August 2016, November 2016, December 2016, January 2017, February 2017, March 2017, April 2017, June 2017, July 2017, August 2017, May 2019, June 2019, July 2019, August 2019, September 2019 and January 2020, AT entered into several loan agreements with Mauricio Garduño González Elizondo, AT’s VP of Business Development and a member of AT’s board of directors in the aggregate principal amount of up to 17,193,039 Mexican pesos (approximately $799,676 based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020), out of which 17,193,039 Mexican pesos (approximately $799,676, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020) was outstanding as of December 31, 2020. No principal and no interest has been paid on the loans as of December 31, 2020. Each of the loans also bears an annual ordinary interest on outstanding balances ranging from 6.796% to 17.759%. The loan agreement is subject to the laws of Mexico City. Mr. Garduño will repay this loan in its entirety, and the loan agreement will be terminated, prior to the consummation of the business combination and the other transactions contemplated thereto.

Professional Services Agreement with Diego Zavala

On January 5, 2018, AT entered into a Professional Services Agreement between North American Software S.A.P.I. de C.V., one of AT’s Mexican wholly owned subsidiaries, and Telte Holdings, S.A. de C.V., a Mexican corporation wholly owned by Mr. Zavala. Mr. Zavala is AT’s Vice President of Mergers and Acquisitions and one of AT’s principal stockholders. Pursuant to this Professional Services Agreement, AT compensated Mr. Zavala for his consulting and advisory services to AT’s company. During the years ended December 31, 2020, 2019 and 2018, AT paid Telte Holdings, S.A. de C.V. an aggregate of $374,191 (including VAT), $588,323 (including VAT) and $96,159, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year. During the year ended December 31, 2018, AT also paid RW Consulting S.A. de C.V, or RW, an aggregate of $96,159 related to consulting and advisory services that Mr. Zavala provided to AT.

Loan Agreement with AGS Group LLC

On June 24, 2021, AT entered into a promissory note with AGS Group LLC, or AGS, an entity over which Diego Zavala maintains sole voting and investment control. Mr. Zavala is AT’s Vice President of Mergers and Acquisitions and one of AT’s principal stockholders. Pursuant to the promissory note, AT borrowed $673,000, the outstanding principal of which will be due on December 20, 2021 (the “original maturity date”) or, at AT’s option, May 19, 2022. Interest will accrue on the unpaid balance of the promissory note at a rate of 14.0% per annum until the original maturity date, after which it will accrue at a rate of 20.0% per annum. No interest has been paid as of June 24, 2021.

Credit Facility with Exitus Capital

On July 26, 2021, AgileThought Digital Solutions S.A.P.I. de C.V., a wholly owned subsidiary of AT, entered into a credit facility with Exitus Capital S.A.P.I. de C.V., SOFOM E.N.R. (the “Exitus Facility”), pursuant to which it borrowed $3.7 million. There are no regular interest payments on the debt, however in the event of a payment default, interest will accrue on the overdue balance at a rate equal to 36.0% per annum until such balance is paid. The principal balance of the loan is payable at maturity, which is six months from the date of execution. The Exitus Facility is secured by a pledge of certain real property by Diego Zavala, AT’s Vice President of Mergers and Acquisitions one of AT’s principal stockholders.

Employment Arrangements

AT has entered into consulting and employment arrangements with several of AT’s executive officers. See “Executive Compensation — Executive Consulting and Employment Arrangements” and “Executive Compensation — Potential Payments upon Termination or Change in Control .”

Compensation Arrangements with Manuel Senderos Fernández

On January 10, 2017, AT entered into a Professional Services Agreement between NASOFT Servicios Administrativos, S.A. de C.V., one of AT’s Mexican wholly owned subsidiaries, and Invertis, S.A. de C.V., a Mexican corporation wholly owned by Mr. Senderos. Pursuant to this Professional Services Agreement, AT compensated Mr. Senderos for his services to AT as a provider of professional services. During the years ended December 31, 2020, 2019 and 2018, AT paid Invertis, S.A. de C.V. $337,500, $478,718 and $370,965, plus $150,000 to Invertis LLC, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year. Invertis LLC is controlled by Mr. Senderos. For more information regarding the compensation paid to Mr. Senderos, see “Executive Compensation — Executive Consulting and Employment Arrangements” and “Executive Compensation — Potential Payments upon Termination or Change in Control.”

Compensation Arrangements with Mauricio Garduño González Elizondo

Mauricio Garduño Gonzalez Elizondo was paid for his services to AT as a consultant and advisor through the following companies during 2018-2020. During the year ended December 31, 2018, AT paid Talentee, S. de R.L. de C.V. $271,492, during the year ended December 31, 2019, AT paid Util Soluciones $225,892, and during the year ended December 31, 2020, AT paid $218,217 through Servicios Kian SA de CV and $24,000 through Aplicaciones Tecnologicas Ingentil. All amounts were paid in Mexican pesos and translated to dollars based on the exchange rate in effect on the last business day of each applicable fiscal year.

Employment Arrangements with Christopher Desautelle

Employment Agreement

On November 15, 2018, AT entered into an Employment Agreement between 4th Source, LLC, AT’s U.S. wholly owned subsidiary, and Christopher Desautelle, AT’s former Chief Operating Officer, under which AT compensated him for his services to AT. In the years ended December 31, 2020, 2019 and 2018, AT paid Mr. Desautelle $659,596, $751,466 and $39,375, respectively, pursuant to this Employment Agreement.

Performance Incentive Plan

On November 12, 2018, AT entered into a Performance Incentive Plan with Mr. Desautelle pursuant to which AT was obligated to pay Mr. Desautelle shares of its common stock if specified performance targets are achieved. Mr. Desautelle was awarded 861 and 613 shares for the years ended December 31, 2019 and December 31, 2018, respectively.

Employment Arrangements with Federico Alberto Tagliani

AT entered into the following Professional Services Agreements with respect to compensation paid to Federico Alberto Tagliani:

•        Professional Services Agreement with IMPULSO EMPRESARIAL ALMERIA SA DE CV, a Mexican company that is one of AT’s third-party service providers, dated February 1, 2017, pursuant to which AT paid $36,263.87, for the year ended December 31, 2019.

•        Professional Services Agreement with Armenia Asesoria Integral, S.A. de C.V., a Mexican company that is one of AT’s third-party service providers, dated November 1, 2017, pursuant to which AT has paid $232,632.29 and $154,860.50 for the years ended December 31, 2019 and 2018, respectively.

•        Professional Services Agreement with Armenia Asesoria Integral, S.A. de C.V., a Mexican company that is one of AT’s third-party service providers, dated November 1, 2017, pursuant to which AT has paid $232,632.29 and $154,860.50 for the years ended December 31, 2019 and 2018, respectively.

•        Mr Tagliani also was paid through Nasoft Servicios Administrativos SA de CV, one of AT’s subsidiaries, the amount of $42,408 and $68,220 for the years ended December 31, 2019 and December 31, 2018 respectively.

•        Mr Tagliani also was paid through 4th Source LLC, one of AT’s subsidiaries, the amount of $288,881 and $87,719 for the years ended December 31, 2020 and December 31, 2019 respectively plus $35,901 of rent allowance during 2020.

Employment Arrangements with Jorge Pliego Seguin

AT entered into the following agreements with respect to compensation paid to Jorge Pliego Seguin:

•        Professional Services Agreement with ARMENIA ASESORIA INTEGRAL, S.A. DE C.V., a Mexican company that is one of AT’s third-party service providers, dated July 18, 2016, pursuant to which AT paid $64,496.98, for the year ended December 31, 2018.

•        Professional Services Agreement with SANELEC ADMINISTRADORA, SA DE CV, a Mexican company that is one of AT’s third-party service providers, dated November 1, 2017, pursuant to which AT has paid $292,894.24 and $98,048.69 for the years ended December 31, 2019 and 2018, respectively.

•        Professional Services Agreement with SAN ISIDRO OPERACION S.A. DE C.V., a Mexican company that is one of AT’s third-party service providers, dated November 1, 2017, pursuant to which AT has paid $249,771.45 and $58,148.75 for the years ended December 31, 2020 and 2019, respectively.

•        Employment Agreement with AN Consorcio Administrativo, S.A. de C.V., a Mexican company that is one of AT’s third-party service providers, dated July 18, 2016, pursuant to which AT has paid $7,100.93, $10,312.87 and $9,879.15 for the years ended December 31, 2020, 2019 and 2018, respectively.

AgileThought LLC, one of AT’s subsidiaries, paid directly to Mr. Pliego $82,500 for the year ended December 31, 2020 plus $34,920 for rent allowance.

Consulting Agreements with RW Consulting

In 2020 we paid $31,483, in 2019 we paid $35,743 and in 2018 we paid $218,482 to RW Consulting S.A. de C.V. for professional services. Mauricio Rioseco, one of our directors, is the managing partner and founder of RW Consulting S.A. de C.V.

Shareholders Agreement

On December 15, 2017, AT entered into a shareholders agreement which was subsequently amended and restated on February 15, 2019 and amended on March 19, 2021. All of the current holders of AT’s Class A common stock and Class B common stock and preferred stock are party to this shareholders agreement. The shareholders agreement, among other things:

•        grants rights to AT’s major shareholders to appoint members of AT’s board of directors and provides for specified board observer rights;

•        grants rights to AT’s major shareholders with respect to the appointment and removal of certain executive officers and the appointment of AT’s auditors;

•        sets forth the board and shareholder approvals required for AT to engage in specified transactions;

•        provides limited anti-dilution rights to two of AT’s large shareholders;

•        grants preemptive rights to AT’s shareholders, subject to specified conditions;

•        provides for restrictions on the transfer of shares and rights of first refusal and tag-along rights with respect to any permitted transfers of shares by AT’s shareholders;

•        grants AT’s major shareholders specified rights with respect to the initiation and conduct of a public offering of AT’s shares and change of control transactions; and

•        obligates AT to deliver periodic financial statements and reports to AT’s shareholders.

The shareholders agreement will automatically terminate upon the completion of the business combination.

Equity Contribution Agreement

On February 2, 2021, AT entered into the equity contribution agreement with LIV Fund IV, pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of AT for $10.00 per share, for an aggregate purchase price of $20,000,000 that, by their terms, will be converted to shares of Class A common stock on a one-for-one basis in the business combination. The proceeds from the purchase were used to partially repay the First Lien Facility. Please see the section entitled “The Business Combination — Related Agreements” for more information.

Indemnification Agreements

New AT plans to enter into indemnification agreements with each of its directors and executive officers in connection with the completion of the business combination. The indemnification agreements and the proposed charter and proposed bylaws of New AT, each to be in effect following closing of the business combination, requires New AT to indemnify New AT’s directors and executive officers to the fullest extent permitted by Delaware law.

Related Person Transaction Policy

Prior to the completion of the business combination, AT has not had a formal policy regarding approval of transactions with related parties. Effective as of the completion of the business combination, New AT expects to adopt a written related person transaction policy that sets forth New AT’s procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of New AT’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which New AT and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to New AT as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of New AT’s voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, New AT’s management must present information regarding the related person transaction to New AT’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of New AT’s board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to New AT of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, New AT will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable New AT to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under New AT’s Code of Conduct, which New AT intends to adopt effective upon the completion of the business combination, New AT’s employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, New AT’s audit committee, or other independent body of New AT’s board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

•        the risks, costs and benefits to New AT;

•        the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, New AT’s audit committee, or other independent body of New AT’s board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, New AT’s best interests and those of New AT’s stockholders, as New AT’s audit committee, or other independent body of New AT’s board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above were entered into prior to the adoption of the written policy.

Description of Securities

The following description of New AT’s capital stock reflects New AT’s capital stock as it will exist upon completion of the domestication and business combination. Subject to the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal and the Organizational Documents Proposals, New AT’s capital stock will be governed by the proposed charter and proposed bylaws and the DGCL. This description is a summary and is not complete. We urge you to read in their entirety New AT’s proposed organizational documents, which, subject to the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal and the Organizational Documents Proposals, will be in effect as of the effective time of the domestication and are incorporated herein by reference and, in the case of the proposed charter and bylaws, substantially in the forms included as Annexes B and C to this proxy statement/prospectus. The following summary should be read in conjunction with the section entitled “Comparison of Corporate Governance and Shareholder Rights.”

Authorized and Outstanding Stock

The proposed charter authorizes the issuance of 220,000,000 shares of capital stock, consisting of (x) 210,000,000 shares of Class A common stock, par value $0.0001 per share and (y) 10,000,000 shares of New AT’s preferred stock, par value $0.0001 per share. All issued and outstanding shares of capital stock of New AT following the business combination will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the general meeting, there were (1) 10,132,500 ordinary shares outstanding, of which 8,050,000 were public shares, held of record by one holder, 2,082,500 were Class B ordinary shares, held by our sponsor and permitted transferees and (2) public warrants outstanding held of record by one holder. Such numbers do not include DTCC participants or beneficial owners holding shares through nominee names.

Class A Common Stock

Upon completion of the business combination, there will be 49,494,631 shares of Class A common stock outstanding, assuming no public shares are redeemed in connection with the business combination and based upon certain other assumptions as described in the last paragraph of the section entitled “Certain Defined Terms.” All shares of Class A common stock will be fully paid and non-assessable. In connection with the business combination, the founder shares held by our sponsor will be converted into shares of Class A common stock of New AT.

Voting Rights

Each holder of the shares of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters properly submitted to the stockholders for their vote; provided, however, that except as otherwise required by applicable law, holders of Class A common stock shall not be entitled to vote on any amendment to the proposed charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to applicable law or the proposed charter (including any certificate of designation filed with respect to any one or more series of preferred stock). The holders of the shares of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of New AT out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of New AT’s affairs, the holders of the shares of Class A common stock are entitled to share ratably in all assets remaining after payment of New AT’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A common stock, then outstanding, if any.

Preemptive or Other Rights

The holders of shares of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A common stock.

Preferred Stock

No shares of preferred stock will be issued or outstanding immediately after the completion of the business combination. The proposed charter will authorize the board of directors of New AT to establish one or more series of preferred stock, and to fix the number of shares of any such series. The board of directors is authorized to determine for such series the powers, including voting powers, full or limited, or no voting powers, and such the designation, preferences and relative, participating, optional or other rights, any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by the board of directors providing for the issuance of such shares and as may be permitted by the DGCL. The number of authorized shares of preferred stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of New AT entitled to vote thereon, without a separate vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any one or more series of preferred stock

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of New AT without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the Class A common stock of New AT by restricting dividends on the shares of Class A common stock, diluting the voting power of the shares of Class A common stock or subordinating the liquidation rights of the shares of Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A common stock. At present, we have no plans to issue any preferred stock.

Warrants

Public Shareholders’ Warrants

Upon the closing, each whole public warrant will entitle the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after the closing, provided that New AT has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or New AT permits holders to exercise their public warrants on a cashless basis under the circumstances specified in the warrant agreement). A warrant holder may exercise its public warrants only for a whole number of shares of Class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder. The public warrants will expire five years after the closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

New AT will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise is then effective and a prospectus relating thereto is current, subject to New AT satisfying its obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and New AT will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the shares of Class A common stock underlying such unit.

New AT has agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing, New AT will use its reasonable best efforts to file with the SEC and have an effective registration statement for covering the issuance, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the public warrants, and New AT will use its reasonable best efforts to cause the same to become effective within sixty (60) business days after the closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective within 60 business days following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, New AT may redeem the public warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per public warrant;

•        upon not less than thirty (30) days’ prior written notice of redemption to each public warrant holder;

•        if, and only if, the reported last sales price of the shares of Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date New AT sends the notice of redemption to the public warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

If and when the public warrants become redeemable by New AT, New AT may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and New AT issues a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the shares of Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 public warrant exercise price after the redemption notice is issued.

If New AT calls the public warrants for redemption as described above, New AT’s management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” If New AT’s management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A common stock for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

Public warrant holders may elect to be subject to a restriction on the exercise of their public warrants such that an electing public warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A common stock outstanding.

The exercise price and number of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or New AT’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A common stock at a price below their respective exercise prices. In addition, if (x) New AT issues additional Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the business combination at a newly issued price of less than $9.20 per Class A common stock, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the business combination on the date of the consummation of the business combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the market value or (ii) the newly issued price and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the greater of (i) the market value or (ii) the newly issued price.

The public warrants are issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and LIVK. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New AT, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their public warrants and receive shares of Class A common stock. After the issuance of the shares of Class A common stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of shares of Class A common stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

Private Warrants

The private warrants (including the shares of Class A common stock issuable upon exercise of the private warrants) will not be transferable, assignable or salable until thirty (30) days after the completion of an initial business combination, including the business combination, subject to certain exceptions and they will not be redeemable by New AT so long as they are held by our sponsor or its permitted transferees. LIVK’s sponsor, as well as its permitted transferees, has the option to exercise the private warrants on a cashless basis and will have certain registration rights related to such private warrants. Otherwise, the private warrants have terms and provisions that are identical to those of the public warrants. If the private warrants are held by holders other than LIVK’s sponsor or its permitted transferees, the private warrants will be redeemable by New AT and exercisable by the holders on the same basis as the public warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their public warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A common stock for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

Dividends

LIVK has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of the business combination. The payment of cash dividends in the future will be dependent upon New AT’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the business combination. The payment of any cash dividends subsequent to the business combination will be within the discretion of New AT’s board of directors at such time. In addition, New AT’s board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if LIVK incurs any indebtedness in connection with the business combination, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Transfer Agent and Warrant Agent

The transfer agent for ordinary shares and warrant agent for warrants is Continental Stock Transfer & Trust Company.

Certain Anti-Takeover Provisions of Delaware Law, the Proposed Charter and Proposed Bylaws

Upon the completion of the domestication, New AT will be, as a corporation incorporated under the laws of the State of Delaware, subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•        A stockholder who owns fifteen percent or more of New AT’s outstanding voting stock (otherwise known as an “interested stockholder”);

•        an affiliate of an interested stockholder; or

•        an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of New AT’s assets.

However, the above provisions of Section 203 do not apply if:

•        New AT’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•        after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of New AT’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•        on or subsequent to the date of the transaction, the business combination is approved by New AT’s board of directors and authorized at a meeting of New AT’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

The proposed organizational documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New AT’s board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of New AT’s board of directors or taking other corporate actions, including effecting changes in our management. For instance, New AT’s proposed charter will not provide for cumulative voting in the election of directors and will provide for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the New AT board of directors. New AT’s board of directors will be empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and New AT’s advance notice provisions in the proposed bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to New AT’s board of directors or to propose matters to be acted upon at a stockholders’ meeting.

New AT’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of New AT by means of a proxy contest, tender offer, merger or otherwise.

Securities Act Restrictions On Resale of Common Stock

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of LIVK for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares or warrants of LIVK for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares of LIVK then outstanding; or

•        the average weekly reported trading volume of LIVK Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, (i) our sponsor will be able to sell its founder shares (or shares of Class A common stock into which such founder shares will convert in connection with the domestication) and private warrants (or warrants of New AT into which they will convert in connection with the domestication), as applicable, (ii) our subscription investors will be able to sell their subscription shares, and (iii) LIV Fund IV will be able to sell the shares of Class A common stock it receives at the closing of the business combination for the shares of AT common stock it receives upon conversion of AT’s preferred stock immediately prior to the closing of the business combination, in each case, pursuant to Rule 144 without registration one year after we have completed the business combination.

We anticipate that following the consummation of the business combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities

Registration Rights

See the section entitled “The Business Combination — Related Agreements — Amended and Restated Registration Rights Agreement.”

Appraisal Rights

Neither LIVK shareholders nor LIVK warrant holders have appraisal or dissenter rights in connection with the business combination or the domestication under Cayman Islands law or under the DGCL.

Stockholder Nominations and Proposals

The disclosure set forth below describes the procedures for stockholder nominations and proposals pursuant to the proposed organizational documents of New AT. The following summary is qualified in its entirety by reference to the complete text of the proposed bylaws, substantially in the form attached to this proxy statement/prospectus as Annex C.

Annual Meeting of Stockholders Notice Requirements

Nominations of persons for election to the board of directors of New AT or the proposal of other business to be transacted by stockholders may only be made at a meeting properly called for such purpose and only (i) pursuant to New AT’s notice of meeting of stockholders; (ii) by or at the direction of the board of directors or a duly authorized committee thereof; or (iii) by a stockholder who (A) was a stockholder of record of New AT when the notice is delivered to the secretary and at the time of the meeting, (B) is entitled to vote for the election of directors or such business, as applicable, at the meeting and (C) complies with the notice and other provisions of the proposed bylaws.

New AT’s proposed bylaws provide that, for nominations or business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to the secretary of New AT and, in the case of proposed business, any such proposed business must constitute a proper matter for stockholder action. To be timely, the notice must be delivered personally or mailed to, and received at, the principal executive offices of New AT, addressed to the secretary, by no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of stockholders; provided, however, that in the event that (A) the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by New AT or (B) New AT did not have an annual meeting in the preceding year, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Special Meeting of Stockholders Notice Requirements

If the election of directors is included as business to be brought before a special meeting in New AT’s notice of meeting, then nominations of persons for election to the board of directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving notice of such nomination and at the time of the special meeting (who will be entitled to vote at the meeting). For nominations to be properly brought by a stockholder before a special meeting of stockholders, the stockholder must have given timely notice thereof in writing to the secretary of New AT. Such notice, to be timely, must be delivered to or mailed, and received at, the principal executive offices of New AT, addressed to the secretary, by no earlier than one hundred and twenty (120) days before and no later than the later of ninety (90) days before such special meeting or the tenth day following the day on which New AT first makes a public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

Additional Stockholder Notice Requirements

For nominations for the election to the board of directors to be properly brought before an annual meeting, any stockholder’s notice to the secretary must set forth as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class or series and number of shares of each class or series of capital stock of New AT that are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the board of directors and (6) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in New AT’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected).

Other than proposals sought to be included in New AT’s proxy materials pursuant to Rule 14a-8 under the Exchange Act, for business other than nominations for the election to the board of directors to be properly brought before an annual meeting, any stockholder’s notice to the secretary must set forth, as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend New AT’s bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of New AT’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent.

In addition, any stockholder’s notice to the secretary must also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, including, if applicable, such name and address as they appear on New AT’s books and records; (B) the class, series and number of shares of each class or series of the capital stock of New AT that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Exchange Act) by each Proponent (provided, that for purposes of this paragraph, such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of New AT as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of New AT) between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of New AT at the time of giving notice, will be entitled to vote at the meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice for nominations for the election to the board of directors) or to propose the business that is specified in the notice (with respect to a notice for proposals other than for nominations); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of New AT’s voting shares to elect such nominee or nominees (with respect to a notice for nominations for the election to the board of directors) or to carry such proposal (with respect to a notice for proposals other than for nominations); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of certain derivative transactions as set forth in the proposed charter by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such derivative transactions.

A stockholder providing the written notice shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement regarding nominations for the election to the board of directors, such update and supplement shall be received by the secretary at the principal executive offices of New AT not later than five business days after the public announcement of the record date for the determination of stockholders entitled to notice of the meeting. In the case of an update and supplement regarding proposals other than for nominations for the election to the board of directors, such update and supplement shall be received by the secretary at the principal executive offices of New AT not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

Director Nominee Eligibility Requirements

To be eligible to be a nominee for election or reelection as a director, a person must deliver alongside the notice to the secretary a completed and signed written questionnaire (in the form provided by the secretary upon written request) with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is made. New AT may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of New AT (as such term is used in any applicable stock exchange listing requirements or applicable law) or on any committee or sub-committee of the board of directors under any applicable stock exchange listing requirements or applicable law, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Shareholder Communications

Shareholders and interested parties may communicate with LIVK’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of LIV Capital Acquisition Corp., Torre Virreyes, Pedregal No. 24, Piso 6-601, Col. Molino del Rey México, CDMX, 11040. Following the business combination, such communications should be sent to c/o AgileThought, Inc., Attn. Corporate Secretary, 222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas 75039. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

Legal Matters

Davis Polk & Wardwell LLP have passed upon the validity of the securities of New AT offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

Experts

The financial statements of LIVK as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report (which report includes an explanatory paragraph relating to our ability to continue as a going concern) thereon, and have been included in Annex G in this proxy statement/prospectus in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of AgileThought, Inc. as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Enforceability of Civil Liability

LIVK is a Cayman Islands exempted company. If LIVK does not change its jurisdiction of incorporation from the Cayman Islands to Delaware by effecting the domestication, you may have difficulty serving legal process within the United States upon LIVK. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against LIVK in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, LIVK may be served with process in the United States with respect to actions against LIVK arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of LIVK’s securities by serving LIVK’s U.S. agent irrevocably appointed for that purpose.

Householding Information

Unless LIVK has received contrary instructions, LIVK may send a single copy of this proxy statement/prospectus to any household at which two or more shareholders reside if we believe the shareholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if shareholders prefer to receive multiple sets of LIVK’s disclosure documents at the same address this year or in future years, the shareholders should follow the instructions described below. We will promptly provide separate copies upon written or oral request. Similarly, if an address is shared with another shareholder and together both of the shareholders would like to receive only a single set of LIVK’s disclosure documents, the shareholders should follow these instructions:

•        If the shares are registered in the name of the shareholder, the shareholder should contact LIVK at its offices at Torre Virreyes, Pedregal No. 24, Piso 6-601, Col. Molino del Rey México, CDMX, 11040 to inform LIVK of his or her request; or

•        If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

Where You Can Find Additional Information; Incorporation By Reference

The SEC allows LIVK to incorporate by reference information in this document. This means that LIVK can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

We are incorporating by reference LIVK’s filings listed below and any additional documents that LIVK may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the general meeting, except we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and corresponding information furnished under Item 9.01 as an exhibit thereto.

LIVK SEC Filings

Set forth below is a list of the documents LIVK previously filed with the SEC under the Exchange Act that are included as annexes to this proxy statement/prospectus:

•        Annual Report on Form 10-K/A for the year ended December 31, 2020, filed with the SEC on March 30, 2021 (included as Annex G to the proxy statement/prospectus);

•        Quarterly Report on Form 10-Q for quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021 (included as Annex I to the proxy statement/prospectus); and

•        The description of LIVK’s Class A ordinary shares contained in LIVK’s Form 8-A filed on December 10, 2019, including any amendments or reports filed for the purpose of updating the description (included as Annex H to the proxy statement/prospectus).

LIVK has supplied all information contained in this document relating to LIVK, as well as all pro forma financial information. AT has supplied all information contained in this document relating to AT. Information provided by LIVK or AT does not constitute any representation, estimate or projection of any other party. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

You can read LIVK’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the business combination or the Transaction Proposals to be presented at the general meeting, you should contact LIVK’s proxy solicitation agent at the following address and telephone number:

Telephone: (800) 870-0653 (banks and brokers call collect at (212) 269-5550)

Email: LIVK@dfking.com

If you are a LIVK shareholder and would like to request documents, please do so by August 11, 2021, in order to receive them before the general meeting. If you request any documents from LIVK, LIVK will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement/prospectus of LIVK for the general meeting. LIVK has not authorized anyone to give any information or make any representation about the business combination, LIVK or AT that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

AgileThought, Inc.

AgileThought, Inc. Unaudited Condensed Consolidated Balance Sheets
(in thousands USD, except share data)	March 31, 2021	December 31 2020
Assets
Current assets:
Cash, cash equivalents and restricted cash	$2,689	$9,432
Accounts receivable, net	29,534	23,800
Prepaid expenses and other current assets	5,984	3,940
Current tax assets	11,139	10,776
Total current assets	49,346	47,948
Property, plant and equipment, net	3,358	3,428
Goodwill and indefinite-lived intangible assets, net	86,723	88,809
Finite-lived intangible assets, net	70,541	71,511
Operating lease right of use assets, net	7,711	8,123
Other noncurrent assets	413	463
Total noncurrent assets	168,746	172,334
Total assets	$218,092	$220,282

Liabilities, Redeemable Convertible Preferred Stock and Shareholders’ Equity
Current liabilities:
Accounts payable	$23,816	$16,486
Accrued liabilities	11,978	15,080
Income taxes payable	124	164
Other taxes payable	7,633	8,203
Current portion of operating lease liabilities	3,378	3,286
Deferred revenue	1,938	2,143
Current portion of obligation for contingent purchase price	8,234	8,104
Current portion of long-term debt	11,267	11,380
Embedded derivative liabilities	2,996	—
Total current liabilities	71,364	64,846
Obligation for contingent purchase price, net of current portion	2,200	2,200
Long-term debt, net of current portion	106,588	125,963
Deferred tax liabilities, net	3,036	3,073
Operating lease liability, net of current portion	4,512	5,010
Other noncurrent liabilities	641	992
Total liabilities	188,341	202,084
Commitments and contingencies (Note 16)

Redeemable convertible preferred stock, $0.001 par value, 2,000,000 shares authorized, 2,000,000 and no shares outstanding as of March 31, 3021 and December 30, 2020, respectively	15,594	__

AgileThought, Inc. Unaudited Condensed Consolidated Balance Sheets — (Continued)
(in thousands USD, except share data)	March 31, 2021	December 31 2020
Equity
Class A shares $0.001 par value, 1,500,000 shares authorized, 431,682 shares outstanding as of March 31, 2021 and December 31, 2020	__	—
Class B shares $0.001 par value, 1,600,000 shares authorized, 37,538 shares outstanding as of March 31, 2021 and December 31, 2020	__	—
Additional paid-in capital	101,509	101,497
Accumulated deficit	(70,046)	(66,181)
Accumulated other comprehensive loss	(17,204)	(16,981)
Total shareholders’ equity attributable to the Company	14,259	18,335
Noncontrolling interests	(102)	(137)
Total shareholders’ equity	14,157	18,198
Total liabilities, redeemable convertible preferred stock, and shareholders’ equity	$218,092	$220,282

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements.

AgileThought, Inc. Unaudited Condensed Consolidated Statements of Operations
(in thousands USD, except share data)	Three Months Ended March 31,
	2021	2020
Net revenues	$37,213	$46,657
Cost of revenue	26,231	33,773
Gross profit	10,982	12,884

Operating expenses:
Selling, general and administrative expenses	8,768	8,014
Depreciation and amortization	1,774	1,845
Change in fair value of embedded derivative liabilities	(1,410)	—
Equity-based compensation expense	12	69
Restructuring expenses	10	378
Other operating expenses, net	572	287
Total operating expense	9,726	10,593
Income from operations	1,256	2,291

Interest expense	(4,328)	(4,418)
Other income (expense)	(1,371)	(6,080)
Loss before income tax	(4,443)	(8,207)

Income tax expense	(608)	105
Net loss	(3,835)	(8,312)

Net income (loss) attributable to noncontrolling interests	30	(129)
Net loss attributable to the Company	$(3,865)	$(8,183)

Loss per share (Note 14):
Basic and Diluted Class A	$(8.10)	$(17.16)
Basic and Diluted Class B	$(8.10)	$(17.16)

Weighted average number of shares:
Basic and Diluted Class A	439,723	439,432
Basic and Diluted Class B	37,538	37,538

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements.

AgileThought, Inc. Unaudited Condensed Consolidated Statements of Comprehensive Loss
(in thousands USD)	Three Months Ended March 31,
	2021	2020
Net loss	$(3,835)	$(8,312)
Foreign currency translation adjustments	(218)	(11,695)
Comprehensive loss	(4,053)	(20,007)
Less: Comprehensive income (loss) attributable to noncontrolling interests	35	(272)
Comprehensive loss attributable to the Company	$(4,088)	$(19,735)

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements.

AgileThought, Inc. Unaudited Condensed Consolidated Statements of Changes in Redeemable Convertible Preferred Stock and Shareholders’ Equity
	Redeemable Convertible Preferred Stock		Class A		Class B		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total Shareholders’ Equity
(in thousands USD, except share data)	Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2019	—	$—	431,682	$—	37,538	$—	$101,286	$(40,004)	$(3,074)	$163	$58,371

Net loss	—	—	—	—	—	—	—	(8,183)	—	(129)	(8,312)
Equity-based compensation	—	—	—	—	—	—	69	—	—	—	69
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(11,552)	(143)	(11,695)
March 31, 2020	—	$—	431,682	$—	37,538	$—	$101,355	$(48,187)	$(14,626)	$(109)	$38,433

December 31, 2020	—	$—	431,682	$—	37,538	$—	$101,497	$(66,181)	$(16,981)	$(137)	$18,198

Net (loss) income	—	—	—	—	—	—		(3,865)	—	30	(3,835)
Issuance of preferred shares	2,000,000	15,594	—	—	—	—	—	—	—		—
Equity-based compensation	—	—	—	—	—	—	12	—	—	—	12
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(223)	5	(218)
March 31, 2021	2,000,000	$15,594	431,682	$—	37,538	$—	$101,509	$(70,046)	$(17,204)	$(102)	$14,157

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements

AgileThought, Inc. Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands USD)	Three Months Ended March 31,
	2021	2020
Operating Activities
Net loss	$(3,835)	$(8,312)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest from convertible notes	1,040	888
Gain on forgiveness of debt	(63)	—
Provision for bad debt expense	(10)	(25)
Equity-based compensation	12	69
Loss on disposal of property, plant and equipment	—	28
Right-of-use asset amortization	780	732
Foreign currency remeasurement	1,715	4,619
Deferred income tax provision	(37)	(4,175)
Obligations for contingent purchase price	130	34
Embedded derivative liabilities	(1,410)	—
Amortization of debt issue costs	269	117
Depreciation and amortization	1,774	1,845
Changes in assets and liabilities:
Accounts receivable	(6,108)	241
Prepaid expenses and other assets	(2,044)	1,507
Accounts payable	7,460	3,079
Accrued liabilities	(2,740)	1,275
Deferred revenues	900	(624)
Other current tax assets and liabilities	(1,419)	1,300
Income taxes payable	(40)	(1,791)
Lease liabilities	(774)	(833)
Net cash used in operating activities	(4,400)	(26)
Investing activities
Purchase of property, plant and equipment	(229)	(289)
Net cash used in investing activities	(229)	(289)
Financing activities
Proceeds from loans	—	4,100
Repayments of borrowings	(22,004)	(613)
Payments of contingent consideration	—	(4,188)
Proceeds from issuance of preferred shares	20,000	—
Net cash used in financing activities	(2,004)	(701)
Effect of exchange rates on cash	(110)	(1,152)
Net decrease in cash and cash equivalents	(6,743)	(2,168)
Cash, cash equivalents and restricted cash at beginning of the period	9,432	6,366
Cash, cash equivalents and restricted cash at end of the period(1)	$2,689	$4,198

(1)Amount of restricted cash at end of period	$168	$—

Supplemental disclosure of non-cash investing activities and financing activities & cash flow information
Forgiveness of loans	$63	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$450	$467
Cash paid during the period for interest	$2,428	$3,082

The accompanying notes are an integral part of the Unaudited Condensed Consolidated Financial Statements

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 — Organization and Basis of Consolidation and Presentation

Organization

AgileThought, Inc. (“AgileThought”) is a global provider of agile-first, end-to-end digital transformation services in the North American market using on-shore and near-shore delivery. As used in these financial statements, and unless the context indicates otherwise, the terms “Company”, “we”, “us”, “our”, “ours” and similar terms refer to AgileThought.

Prior to our incorporation in Delaware, we were a variable stock corporation organized under the laws of Mexico. We filed a Certificate of Domestication and a Certificate of Incorporation to become a Delaware corporation in February 2019 and changed our name to AN Global Inc. On October 23, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation to change our name to AgileThought, Inc., under which we operate today. As part of redomiciling and incorporating in the United States, Mexico-registered shares were converted into Class A and Class B common shares. Earnings per share for the three-month ended March 31, 2021 and 2020 have been presented on a retrospective basis.

Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve new solutions at scale. We offer client-centric, on-shore and near-shore digital transformation services. Our professionals have direct industry operating expertise that allows them to assess the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones. We leverage a model called AgileThought Scaled Framework, enhanced by elements such as continuous discovery, opportunity prioritization and team health, to rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation. The Company has complemented its organic growth with several strategic acquisitions. Most recently, we completed the acquisition of Agile Thought LLC and 4th Source, LLC (“4th Source”) in July 2019 and November 2018, respectively. The results of operations from these acquired businesses have been included in the Unaudited Condensed Consolidated Financial Statements from each acquisition date.

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption across many industries, including Travel & Transportation, Restaurants, and traditional Retailers. While the Company’s exposure to these sectors is limited given our largest clients are in Financial Services, Healthcare, and Professional Services, most sectors implemented some-level of cost-containment measures which did impact our 2020 revenues. In response, the Company took actions beginning in late Q1 2020 and through the rest of the year committed to restructuring plans and cost reduction initiatives to strengthen its financial position and operations (see Note 12, Restructuring, for further discussion).

We continue to monitor and assess the effects of the COVID-19 pandemic on our business and clients. Although signs of recovery are starting to be observed in the demand of our services mainly in our US operations, our ability to staff such demand and build capacity will be an important factor for the achievement of our projected results, and as such the remaining impacts of the outbreak in both the economic and operating fronts remain unknown.

Basis of Consolidation and Presentation

The Unaudited Condensed Consolidated Financial Statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting and do not include all disclosures normally required in annual Consolidated Financial Statements prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). In the opinion of management, all

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 1 — Organization and Basis of Consolidation and Presentation (cont.)

adjustments necessary for a fair statement of the financial information, which are of normal and recurring nature, have been made for the interim periods reported. Operating results for the three months ended March 31, 2021 are not necessarily indicative of results that may be expected for the year ending December 31, 2021. The balance sheet as of December 31, 2020 has been derived from the audited Consolidated Financial Statements at that date but does not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The Condensed Consolidated Financial Statements, should be read in conjunction with our audited Consolidated Financial Statements for the years ended December 31, 2020, 2019 and 2018. All intercompany transactions and balances have been eliminated in consolidation.

Note 2 — Summary of Significant Accounting Policies

Refer to Note 2, Summary of Significant Accounting Policies, within annual Consolidated Financial Statements for the full listing of significant accounting policies.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions about future events that affect the amounts reported in the Unaudited Condensed Consolidated Financial Statements. Further, certain estimates and assumptions include the direct and indirect impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations. The economic impact of the pandemic on the Company’s business depends on its severity and duration, which in turn depend on highly uncertain factors such as the nature and extent of containment efforts and the timing and efficacy of vaccines. The high level of uncertainty regarding this economic impact means that management’s estimates and assumptions are subject to change as the situation develops and new information becomes available. To the extent the actual results differ materially from these estimates and assumptions, the Company’s future financial statements could be materially affected. We also make significant estimates with respect to intangible assets, goodwill, depreciation, amortization, income taxes, equity-based compensation, contingencies, fair value of assets and liabilities acquired, obligations related to contingent consideration in connection with business combinations, fair value of embedded derivative liabilities, and asset and liability valuations.

Fair Value Measurements

The Company records fair value of assets and liabilities in accordance with Financial Accounting Standards Board’s (“FASB”) Account Standards Codification (“ASC”) 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

ASC 820 includes disclosures around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reporting in one of three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are as follows:

Level 1:    Quoted prices for identical instruments in active markets.

Level 2:    Other valuations that include quoted prices for similar instruments in active markets that are directly or indirectly observable.

Level 3:    Valuations made through techniques in which one or more of its significant data are not observable.

See Note 3, Fair Value Measurements, for further discussion.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

Intangible Assets

The Company has customer relationships (finite-lived intangible assets) and trade names (finite-lived and indefinite-lived intangible assets) on its Unaudited Condensed Consolidated Balance Sheets.

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed. We test for impairment when events or circumstances indicate the carrying value of a finite-lived intangible asset may not be recoverable. Consistent with other long-lived assets, if the carrying value is not determined to be recoverable, we calculate an impairment loss based on the excess of the asset’s carrying value over its fair value. The fair value is determined using the discounted cash flow approach of multi-period excess earnings.

During the first quarter of 2021, the Company reassessed and changed the estimated economic life of a certain trade name from indefinite to finite-lived as a result of the shift in operations towards a global strategy as “One AgileThought.” As a result, the Company began amortizing a certain trade name using straight-line method over their average remaining economic life of five years.

Indefinite-lived intangible assets are not amortized but are instead assessed for impairment annually and as needed whenever events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An impairment loss is recognized if the asset’s carrying value exceeds its fair value. The Company uses the relief from royalty method to determine the fair value of its indefinite-lived intangible assets.

Embedded Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to interest rate, market, or foreign currency risks. The Company has evaluated the terms and features of its redeemable convertible preferred stock and identified two embedded derivatives requiring bifurcation from the underlying host instrument pursuant to ASC 815-15, Embedded Derivatives. Embedded derivatives met the criteria for bifurcation due to the instruments containing conversion options and mandatory redemption features that are not clearly and closely related to the host instrument.

Embedded derivatives are bifurcated from the underlying host instrument and accounted for as separate financial instruments. Embedded derivatives are recognized at fair value, with changes in fair value recognized in the Unaudited Condensed Consolidated Statement of Operations each period.

Accounting Pronouncements

The authoritative bodies release standards and guidance, which are assessed by management for impact on the Company’s Unaudited Condensed Consolidated Financial Statements. ASUs not listed below were assessed and determined to be not applicable to the Company’s Unaudited Condensed Consolidated Financial Statements.

The following standards were recently adopted by the Company:

•        In December 2019, the FASB issued ASU No. 2019-12, Income Taxes, to simplify the accounting for income taxes based on changes suggested by stakeholders as part of the FASB’s simplification initiative. This guidance is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Unaudited Condensed Consolidated Financial Statements.

•        In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging-Contracts in Entity’s Own Equity. The amendments in this update simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. This guidance is effective for annual periods beginning after December 15, 2021, with early adoption permitted. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Unaudited Condensed Consolidated Financial Statements.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 2 — Summary of Significant Accounting Policies (cont.)

•        In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform. In response to concerns about structural risks of interbank offered rates (IBORs), and, particularly, the risk of cessation of the London Interbank Offered Rate (LIBOR), regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. This may impact the Company’s borrowing costs in which LIBOR is used as a reference. The amendments in this update are effective immediately for all entities. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Unaudited Condensed Consolidated Financial Statements.

The following recently released accounting standards have not yet been adopted by the Company:

•        In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform, that refined the scope of ASU No. 2020-04 and clarified some of its provisions. The amendments permit entities to elect certain optional expedients and exceptions when accounting for derivative contracts and certain hedging relationships affected by the discounting transition. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted for all entities, including adoption in an interim period. The Company is in the process of assessing the impact of this ASU on its Unaudited Condensed Consolidated Financial Statements.

Note 3 — Fair Value Measurements

The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable and accounts payable approximated their fair value as of March 31, 2021, and December 31, 2020, due to the relative short maturity of these instruments.

Our debt is not actively traded and the fair value estimate is based on discounted estimated future cash flows or a fair value in-exchange assumption, which are significant unobservable inputs in the fair value hierarchy. Our convertible notes payable include the probability of a liquidity event. As such, these estimates are classified as Level 3 in the fair value hierarchy.

The following table summarizes our instruments where fair value differs from carrying value:

(in thousands USD)	Fair Value Hierarchy Level	March 31, 2021		December 31, 2020
		Carry Amount	Fair Value	Carry Amount	Fair Value
Bank credit agreement	Level 3	$71,388	$72,612	$93,388	$92,363
Convertible notes payable	Level 3	$35,242	$51,064	$32,930	$43,303

The above table excludes our revolving credit facility as these balances approximate fair value due to the short-term nature of our borrowings. The above table also excludes our PPP loans as the carrying value of the Company’s PPP loans approximates fair value based on the current yield for debt instruments with similar terms.

In connection with the issuance of redeemable convertible preferred stock, the Company bifurcated embedded derivatives associated with redemption and conversion features. Embedded derivative liabilities are carried at fair value and classified as Level 3 in the fair value hierarchy. The Company determined the fair values of the bifurcated embedded derivatives by using a scenario-based analysis that estimated the fair value of each embedded derivative based on a probability-weighted present value of all possible outcomes related to the features.

The significant unobservable inputs used in the fair value of the Company’s embedded derivative liabilities include the probabilities of the Company’s change in control or qualified financing events, the period in which the outcomes are expected to be achieved and the discount rate. As of March 31, 2021, the fair value of embedded derivative liabilities used a discount rate of 26.1%. Significant changes in unobservable inputs could result in a significantly higher or lower fair value measurement.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 3 — Fair Value Measurements (cont.)

(in thousands USD)	Redemption & Conversion Feature
Opening balance, December 31, 2020	$—
Recognition of embedded derivative liabilities	4,406
Change in fair value	(1,410)
Ending balance, March 31, 2021	2,996

The Company carries its obligations for contingent purchase price at fair value. The Company recorded the acquisition-date fair value of these contingent liabilities based on the likelihood of contingent earn-out payments and stock issuances based on the underlying agreement terms. The earn-out payments and value of stock issuances are subsequently remeasured to fair value each reporting date using an income approach that is determined based on the present value of future cash flows using internal models. This estimate is classified as Level 3 in the fair value hierarchy. The significant unobservable inputs used in the fair value of the Company’s obligation for contingent purchase price are the discount rate, growth assumptions, and earnings thresholds. As of March 31, 2021, the fair value of the contingent liability used a discount rate of 13.5%. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in the other inputs. Significant increases (decreases) in the discount rate would have resulted in a lower (higher) fair value measurement. Significant increases (decreases) in the forecasted financial information would have resulted in a higher (lower) fair value measurement.

The following table provides a roll-forward of the obligations for contingent purchase price:

(in thousands USD)	March 31, 2021
Opening balance	$10,304
Cash payments	—
Change in fair value	—
Accrued interest on the contingent consideration	186
Effect of exchange rate fluctuations	(56)
Ending balance	10,434
Less: Current portion	8,234
Obligation for contingent purchase price, net of current portion	$2,200

Note 4 — Balance Sheet Details

The following table provides detail of selected balance sheet items:

(in thousands USD)	March 31, 2021	December 31, 2020
Accounts receivable:
Accounts receivables	$15,024	$13,974
Unbilled accounts receivables	12,659	7,578
Related party receivables – shareholders & key personnel	1,283	1,305
Other receivables	841	1,210
Allowance for doubtful accounts	(273)	(267)
Total accounts receivable, net	$29,534	$23,800

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 4 — Balance Sheet Details (cont.)

The following table is a rollforward of the allowance for doubtful accounts:

	Three Months Ended March 31,
(in thousands USD)	2021	2020
Beginning balance, January 1	$267	$388
Charges to expense	10	29
Foreign currency translation	(4)	(68)
Ending balance	$273	$349

Note 5 — Property, Plant and Equipment, Net

Property, plant and equipment, net consist of the following:

(in thousands USD)	March 31, 2021	December 31, 2020
Computer equipment	$4,159	$3,727
Leasehold improvements	2,210	2,333
Furniture and equipment	1,625	1,631
Computer software	1,646	1,475
Transportation equipment	105	107
	9,745	9,273
Less: accumulated depreciation	(6,387)	(5,845)
Property, plant and equipment, net	$3,358	$3,428

Depreciation expense was $0.3 million for the three months ended March 31, 2021 and 2020, respectively. The Company did not recognize impairment expense for the three months ended March 31, 2021 or 2020.

Note 6 — Goodwill and Intangible Assets, Net

The Company performs an assessment each year to test goodwill and indefinite-lived intangible assets for impairment, or more frequently in certain circumstances where impairment indicators arise. In the first quarter of 2021, the Company considered potential indicators of impairment for our two reporting units and determined that no triggering events have occurred requiring an interim impairment test for goodwill. Additionally, the Company considered potential indicators of impairment for our indefinite-lived intangible assets (trade names) and determined that no triggering events have occurred requiring an interim impairment test.

The following table presents changes in the goodwill balances as of March 31, 2021:

(in thousands USD)	LATAM	USA	Total
January 1, 2021	$40,470	$30,694	$71,164
Foreign currency translation	(781)	—	(781)
March 31, 2021	$39,689	$30,694	$70,383

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 6 — Goodwill and Intangible Assets, Net (cont.)

Summary of our finite-lived intangible assets is as follows:

(in thousands USD)	As of March 31, 2021
	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life (Years)
Customer relationships	$89,915	$3,319	$(23,827)	$69,407	12.5
Tradename	1,234	(41)	(59)	1,134	4.6
	$91,149	$3,278	$(23,886)	$70,541	12.4
(in thousands USD)	As of December 31, 2020
	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life (Years)
Customer relationships	$89,915	$4,040	$(22,444)	$71,511	12.8
	$89,915	$4,040	$(22,444)	$71,511

In 2021, the Company changed the estimated life of a certain trade name from indefinite to finite-lived and began amortizing it over the average remaining economic life of five years (See Note 2). No impairment charges were recognized related to finite-lived intangible assets during the three months ended March 31, 2021 or 2020.

The Company’s indefinite-lived intangible assets relate to trade names acquired in connection with business combinations. The trade names balance was $16.4 million and $17.6 million as of March 31, 2021 and December 31, 2020, respectively. No impairment expense was recognized for the three months ended March 31, 2021 or 2020.

Note 7 — Long-term Debt

Long-term debt as of March 31, 2021 and December 31, 2020 consists of the following:

(in thousands USD)	March 31, 2021	December 31, 2020
Borrowings under bank revolving credit agreement, principal due Nov. 15, 2023	$5,000	$5,000
Borrowings under bank credit agreement, principal due Nov. 15, 2023	71,388	93,388
Unamortized debt issuance costs(a)	(2,716)	(2,978)
Borrowing under bank credit agreements, net of unamortized debt issuance costs	73,672	95,410

Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	17,621	16,465
Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	17,621	16,465
Unamortized debt issuance costs(a)	(120)	(126)
Convertible notes payable, net of unamortized debt issuance costs	35,122	32,804

Paycheck Protection Program loans, 1% interest, due May 1, 2022	9,061	9,129

Total long-term debt	117,855	137,343
Less: current portion of long-term debt	11,267	11,380
Long-term debt, net of unamortized debt issuance costs and current portion	$106,588	$125,963

____________

(a)      Debt issuance costs are presented as a reduction of the Company’s long-term debt in the Unaudited Condensed Consolidated Balance Sheets. $0.3 million and $0.2 million of debt issuance cost amortization was charged to interest expense for the three months ended March 31, 2021 and 2020, respectively.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 7 — Long-term Debt (cont.)

Credit Agreements

In 2018, the Company entered into a revolving credit agreement with Monroe Capital Management Advisors LLC that permits the Company to borrow up to $1.5 million through November 15, 2023. In 2019, the agreement was amended to increase the borrowing limit to $5.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. As of March 31, 2021, the interest rate was 10.0%. The Company must pay an annual commitment fee of 0.5% on the unused portion of the commitment. As of March 31, 2021 and December 31, 2020, the Company had no availability under this facility.

In 2018, the Company entered into a term loan credit agreement with Monroe Capital Management Advisors LLC (“Monroe term loan”) that permits the Company to borrow up to $75.0 million through November 15, 2023. In 2019, the agreement was amended to increase the borrowing amount to $98.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. As of December 31, 2020, the interest rate was 10.0%. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. Based on amendments dated February 2, 2021, the Company shall pay, in place of the first two regular quarterly principal installments of 2021, from February 2021 through and including July 2021, monthly principal installments of $1.0 million on the last business day of each of these six calendar months.

The First Lien Credit Agreement was further amended on April 30, 2021, pursuant to which we are permitted to defer, at our election, the $1.0 million monthly installment payments for April and May, and in the event of such election would incur a fee of $0.5 million for each such deferred payment that would be payable to the lender upon the maturity date. We elected to defer the April and May 2021 payments and incurred the $0.5 million fee for each deferred payment, payable to the lender upon termination.

On March 22, 2021, the Company used $20.0 million from proceeds of issuance of preferred stock to partially pay the Monroe term loan. Refer to Note 13, Redeemable Convertible Preferred Stock and Stockholders’ Equity, for additional information on issuance of preferred stock.

Convertible Notes

On July 19, 2019, the Company entered into separate credit agreements with Nexxus Capital Equity Fund VI, L.P. and Credit Suisse (The Creditors) that permits the Company to borrow $12.5 million from each bearing 13.73% interest. On January 31, 2020, the agreements were amended to increase the borrowing amount by $2.05 million under each agreement. Interest is capitalized every six months and is payable when the note is due. The Creditors have the option, but not the obligation, to convert the loan to common shares (a) before January 31, 2022 if the Company files for an IPO or enters into a merger agreement or (b) on or after January 31, 2022. If the Creditors decide to exercise their option, the number of shares will be determined at the redemption date at a value equal to the outstanding loan balance.

Paycheck Protection Program Loans

On April 30, 2020 and May 1, 2020, the Company received Paycheck Protection Program loans (“PPP loans”) through four of its subsidiaries for a total amount of $9.3 million. The PPP loans bear a fixed interest rate of 1% over a two-year term, are guaranteed by the United States federal government, and do not require collateral. The loans may be forgiven, in part or whole, if the proceeds are used to retain and pay employees and for other qualifying expenditures. The $9.3 million in PPP loans are eligible for forgiveness, and the Company expects a significant amount to be forgiven which would result in a gain to the Consolidated Statement of Operations. The Company submitted its forgiveness applications to the Small Business Administration (“SBA”) between November 2020 and January 2021. The monthly

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 7 — Long-term Debt (cont.)

repayment terms will be established in the notification letters with the amount of loan forgiveness. On December 25, 2020, $0.1 million of a $0.2 million PPP loan was forgiven, and this was recognized in other income (expense) in the Consolidated Statement of Operations. On March 9, 2021, $0.1 million of a $0.3 million PPP loan was forgiven, and this was recognized in other income (expense) in the Unaudited Condensed Consolidated Statement of Operations.

Financial Covenants

The Monroe term loan and the convertible notes payable establish the following financial covenants for the consolidated group:

Fixed Charge Coverage Ratio.    The Fixed Charge Coverage Ratio applies to the consolidated group and is determined in accordance with US GAAP. For each Computation Period, it is the ratio of (a) EBITDA (as defined in the credit agreement) minus permitted tax distributions (or other provisions for taxes based on income) made during the Computation Period, minus all unfinanced capital expenditures made thereby in such Computation Period to (b) fixed charges (as defined in the credit agreement).

Capital Expenditures.    Requires the Company’s aggregate capital expenditures in any fiscal year to not exceed the capital expenditures limit for that fiscal year.

Total Leverage Ratio.    The Total Leverage Ratio applies to the consolidated group and is determined in accordance with US GAAP. It is calculated as of the last day of any Computation Period as the ratio of (a) total debt (as defined in credit agreement) to (b) EBITDA for the Computation Period ending on such day. The Company was in compliance with all amended debt covenants as of March 31, 2021.

On June 24, 2021, a Fifth Amendment was signed to modify the debt covenants for the periods June 30, 2021 and thereafter. The amended covenants that will be in place as of the June 30th, 2021 computation period will be the following:

Computation Period Ending	Fixed Charge Coverage Ratio to exceed	Capital Expenditure Annual Limit	Total Leverage Ratio not to exceed
June 30, 2019	1.15:1.00		3.75:1.00
September 30, 2019	1.15:1.00		3.50:1.00
December 31, 2019	1.20:1.00	$1.90 million	3.50:1.00
March 31, 2020 and each Computation Period ending thereafter	1.25:1.00		3.25:1.00
June 30, 2020			3.00:1.00
September 30, 2020			3.50:1.00
December 31, 2020	1.15:1.00	$2.00 million	5.40:1.00
March 31, 2021	1.10:1.00		5.25:1.00
June 30, 2021	0.65:1.00		8.00:1.00
September 30, 2021	0.75:1.00		6.50:1.00
December 31, 2021 and each Computation Period ending thereafter	1.25:1.00	$2.10 million	4.00:1.00
March 31, 2022 and each Computation Period ending thereafter			3.00:1.00
December 31, 2022		$2.20 million

In addition to the covenant adjustments, the Fifth Amendment also establishes the deferral of the monthly $1.0 million extraordinary payments that were due in April and May, along with the $1.0 million payments due in June and July to September 30, 2021. The First Lien lenders will charge a $4.0 million deferral fee that, along with the $1.0 million fee already incurred, will be paid upon termination.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 8 — Other Income (Expense)

Items included in other income (expense) in the Unaudited Condensed Consolidated Statements of Operations are as follows:

(in thousands USD)	Three Months Ended March 31,
	2021	2020
Foreign exchange loss	$(1,336)	$(6,097)
Forgiveness of PPP loan	63	—
Interest income	23	24
Other non-operating expense	(121)	(7)
Total	$(1,371)	$(6,080)

Note 9 — Income Taxes

Income tax (benefit) expense and effective income tax rate were as follows for the periods indicated:

(in thousands USD)	Three Months Ended March 31,
	2021	2020
Income tax (benefit) expense	$(608)	$105
Effective tax rates	13.7%	(1.3)%

The Company computes its year-to-date provision for income taxes by applying the estimated annual effective tax rate to year-to-date pretax income or loss and adjusts the provision for discrete tax items recorded in the period.

For the three months ended March 31, 2021, the Company reported a tax benefit of $0.6 million on a pretax loss of $4.4 million which resulted in an effective tax rate of 13.7%. The Company’s effective tax rate differs from the U.S. statutory rate of 21% due to discrete tax items recorded in the first quarter primarily related to provision to return adjustments and losses incurred in jurisdictions for which no tax benefit is recognized.

For the three months ended March 31, 2020, the Company reported a tax expense of $0.1 million on a pretax loss of $8.2 million, which resulted in a negative effective tax rate of 1.3%. The Company’s effective tax rate differs from the U.S. Statutory rate of 21% primarily due to losses incurred in jurisdictions for which no tax benefit is recognized.

Note 10 — Net Revenues

Disaggregated revenues by contract type and the timing of revenue recognition are as follows:

(in thousands USD)	Timing of Revenue Recognition	Three Months Ended March 31,
		2021	2020
Time and materials	over time	$30,541	$40,907
Fixed price	over time	6,672	5,750
Total		$37,213	$46,657

Liabilities by contract related to contracts with customers

As of March 31, 2021 and December 31, 2020, deferred revenues was $1.9 million and $2.1 million, respectively. During the three months ended March 31, 2021 and 2020, the Company recognized revenue of $0.8 million and $0.7 million, respectively, that was deferred in the previous period.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 10 — Net Revenues (cont.)

Major Customers

The Company derived 13%, 11% and 11% of its revenues for the three months ended March 31, 2021 from three significant customers. In addition, 21%, 11% and 11% of our revenues for the three months ended March 31, 2020 were from three significant customers. Sales to these customers occur at multiple locations and the Company believes that the loss of these customers would have only a short-term impact on our operating results. There is risk, however, that the Company would not be able to identify and access a replacement market at comparable margins.

Note 11 — Segment Reporting and Geographic Information

The Company operates as a single operating segment. The Company’s CODM is the CEO, who reviews financial information presented on a consolidated basis, for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents the Company’s geographic net revenues based on the geographic market where revenues are accumulated, as determined by customer location:

(in thousands USD)	Three Months Ended March 31,
	2021	2020
United States	$24,520	$30,744
Latin America	12,693	15,913
Total	$37,213	$46,657

The following table presents certain of our long-lived assets by geographic area, which includes property, plant and equipment, net and operating lease right of use assets, net:

(in thousands USD)	March 31, 2021	December 31, 2020
United States	$6,136	$7,748
Latin America	4,933	3,803
Total long-lived assets	$11,069	$11,551

Note 12 — Restructuring

Restructuring expenses consist of costs associated with the ongoing reorganization of our business operations and expense re-alignment efforts, which primarily relate to severance costs from workforce reductions due to the impacts of the COVID-19 pandemic and organizational changes to capture synergies from past acquisitions as we move toward one global AgileThought. We also incurred an immaterial amount of facility related exit costs. When business slowed as a result of COVID-19, there was a reduction in force to control expenses, as not all resources could be usefully reallocated. As of March 31, 2021, the majority of the pre-tax COVID-related expenses had been paid. At this time, we do not anticipate material additional restructuring charges related to COVID-19, and remaining payments will occur in the second quarter of 2021.

In December 2020, the Company communicated a restructuring plan to transition to an integrated, one AgileThought approach rather than managing recent acquisitions and regions separately. By creating a global organization for the information technology, human resources, and finance functions, the Company was able to capture synergies, resulting in the elimination of certain positions. The Company incurred severance costs related to these terminations, and all activity is expected to be completed by March 31, 2022.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 12 — Restructuring (cont.)

The following table summarizes the Company’s restructuring activities included in accrued liabilities:

(in thousands USD)	One AgileThought	COVID Plan	Restructuring Total
Balance as of December 31, 2020	$2,222	$717	$2,939
Restructuring charges	—	10	10
Payments	648	282	930
Balance as of March 31, 2021	$1,574	$445	$2,019
(in thousands USD)	One AgileThought	COVID Plan	Restructuring Total
Balance as of December 31, 2019	$—	$—	$—
Restructuring charges	378	—	378
Payments	378	—	378
Balance as of March 31, 2020	$—	$—	$—

Note 13 — Redeemable Convertible Preferred Stock and Stockholders’ Equity

Class A and Class B Shares

As of March 31, 2021 and December 31, 2020, the capital stock is represented by 431,682 Class A Shares and 37,538 Class B Shares. Holders of Class A Shares are entitled to one vote per share and Holders of Class B Shares are not entitled to vote. The common shares have no preemptive, subscription, redemption or conversion rights.

Redeemable Convertible Preferred Stock

On February 2, 2021, LIV Capital Acquisition Corp (“LIVK”), related parties to LIVK (and together with LIVK, the “Equity Investors”) and the Company entered into an equity contribution agreement. Per the agreement, the Equity Investors purchased 2 million shares of a newly created class of preferred stock at a purchase price of $10 per share for an aggregate purchase price of $20 million.

The redeemable convertible preferred stock would be redeemable for an amount in cash equal to the greater of $15 per share (the “Required Price”), or $10 per share of redeemable convertible preferred stock plus 18% interest if the transaction does not occur (defined in the agreement as the “Required Return”), other than as a result of LIVK’s failure to negotiate in good faith or failure to satisfy or perform any of its obligations under the merger agreement.

Additionally, the redeemable convertible preferred stock is convertible into common shares of the Company either on a one to one basis in the event of the closing of the merger agreement, or if the merger agreement is terminated and the Company subsequently consummates an initial public offering, into a number of common shares of the Company equal to the Required Return divided by 0.9, or $16.6667, multiplied by the price at which the shares of voting common stock of the Company are initially priced in such initial public offering.

The redeemable convertible preferred stock has no voting and dividend rights until converted into common stock and has a liquidation preference equal to the amount of the Required Return.

The Company has concluded that because the redemption and conversion features of the Preferred Stock are outside of the control of the Company, the instrument is to be recorded as temporary or mezzanine equity in accordance with the provisions of Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stocks.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 14 — Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

(in thousands USD, except share and loss per share data)	Three Months Ended March 31,
	2021		2020
	Class A	Class B	Class A	Class B
Net loss attributable to common stockholders for Basic	$(3,561)	$(304)	$(7,539)	$(644)
Effect of dilutive instruments	—	—	—	—
Net loss attributable to common stockholders for Diluted	$(3,561)	$(304)	$(7,539)	$(644)

Weighted average number of common shares used in computing basic loss per common share	439,723	37,538	439,432	37,538
Effect of dilutive instruments	—	—	—	—
Weighted average number of common shares used in computing dilutive loss per common share	439,723	37,538	439,432	37,538
Loss per common share attributable to common stockholders:
Basic	$(8.10)	$(8.10)	$(17.16)	$(17.16)
Diluted	$(8.10)	$(8.10)	$(17.16)	$(17.16)

As of March 31, 2021, the Company’s potentially dilutive securities were related to redeemable convertible preferred stock which has been excluded from the computation of diluted loss per share as the effect would be to reduce the net loss per share attributable to common stockholders, and at both March 31, 2021 and 2020, the Company’s potentially dilutive securities were related to granted but unvested stock awards which have been excluded from diluted loss per share because the conditions for issuance of common shares had not been met at the balance sheet date. The potential shares of common stock that were antidilutive are as follows:

	March 31,
	2021	2020
Redeemable convertible preferred stock	2,000,000	—
Unvested stock based compensation awards for Class A shares with service and performance vesting conditions	1,500	3,794
Unvested stock based compensation awards for Class A shares that vest upon occurrence of liquidity event	10,858	3,112

Note 15 — Equity-based Arrangements

The Company has granted various equity-based awards to its employees and board members as described below. The Company issues, authorized but unissued shares, for the settlement of equity-based awards.

2020 Equity Plan

On August 4, 2020, the Company adopted the 2020 Equity Plan with the intent to encourage and retain certain of the Company’s senior employees, as well as board members. Pursuant to the 2020 Equity Plan, senior employees may receive up to 7,746 of Class A restricted stock units (RSUs) subject to time-based vesting and the occurrence of a liquidity event while board members may receive up to 300 Class A RSUs subject to time-based vesting. The awards were granted on August 4, 2020 and generally vest ratably over a three-year service period on each successive August 4th. On the grant date, the Company determined the achievement of a liquidity event was not probable as it is

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 15 — Equity-based Arrangements (cont.)

outside of the control of the Company, and therefore has not recognized any stock compensation expense for employee RSUs as of March 31, 2021. Expense during the three months ended March 31, 2021 related to board members’ RSUs was immaterial. Expense during the three months ended March 31, 2020 related to board members’ RSUs was $0.1 million. The grant date fair value for the RSUs under the 2020 Equity Plan was approximately $6.0 million.

AgileThought, LLC PIP

In connection with the AgileThought, LLC acquisition in July 2019, the Company offered a performance incentive plan (“AT PIP”) to key AgileThought, LLC employees. Pursuant to the AT PIP, participants may receive up to an aggregate of 3,150 Class A shares based on the achievement of certain EBITDA -based performance metrics during each of the fiscal years as follows: up to 1,050 shares for 2020, up to 1,050 shares for 2021, and up to 1,050 shares for 2022. The EBITDA-based performance metric was not met in 2020 and the related awards were cancelled. The remaining AT PIP will be paid to the participants as follows:

Performance incentive 2021:    50% within the first 60 days of calendar year 2022; and the remaining 50% within the first 60 days of calendar year 2023

Performance incentive 2022:    50% within the first 60 days of calendar year 2023; and the remaining 50% within the first 60 days of calendar year 2024.

Participants do not begin to vest in the performance share units (“PSUs”) granted under the AT PIP until January 1, 2020. In order to qualify for payment, the Participant has to be (a) actively employed by the Company or one of its affiliates, and (b) has not breached any of his or her noncompetition covenants in the definitive documents. During the three months ended March 31, 2021 and 2020, the Company did not recognize any equity-based compensation expense related to this plan as performance metrics were not probable of being achieved. The grant date fair value for the PSUs under the AT PIP was approximately $1.2 million.

4th Source Performance Incentive Plan

On November 15, 2018, the Company acquired 4th Source and offered shares to key 4th Source employees under a Performance Incentive Plan (PIP).

Pursuant to the 4th Source PIP, participants may receive up to an aggregate of 8,394 shares based on the achievement of certain EBITDA-based performance metrics during each of the fiscal years as follows: up to 3,222 shares for 2018, up to 4,528 shares for 2019, and up to 644 shares for 2020. The EBITDA-based performance metric was not met in 2020 and the related PSUs were cancelled. Shares for vested PSUs will be issued in 2021.

There was no expense recognized during the three months ended March 31, 2021 and 2020.

The grant date fair value for the PSUs was approximately $2.9 million. The Company estimated the fair value of the awards that are subject to service-based vesting requirements and performance vesting requirements, based upon our common shares’ fair value, as of the grant dates.

AgileThought Inc. Management Performance Share Plan

In 2018, the Company adopted the Management Performance Share Plan, which provides for the issuance of PSUs. These awards representing an aggregate of 1,232 Class A shares vest upon the occurrence of a liquidity event, attainment of certain performance metrics and service-based vesting criteria.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 15 — Equity-based Arrangements (cont.)

The following table summarizes all of our equity-based awards activity for the plans described above:

	Number of Awards	Weighted Average Grant Date Fair Value
Awards outstanding as of December 31, 2020	20,408	$580.61
Awards granted	—	—
Awards forfeited/cancelled	—	—
Awards outstanding as of March 31, 2021	20,408	$580.61

Awards vested as of March 31, 2021	8,050	$377.45
Awards expected to vest as of March 31, 2021	1,500	$389.00

As of March 31, 2021, the Company had $6.4 million of unrecognized stock-based compensation expense related to the AT PIP and 2020 Equity Plan. The unrecognized stock-based compensation expense related to the AT PIP is expected to be recognized over a weighted-average period of 1.3 years. No stock-based compensation expense for RSUs granted to senior employees under the 2020 Equity Plan will be recognized until a liquidity event is probable.

Note 16 — Commitments and Contingencies

In accordance with Ley del Impuesto Sobre la Renta (Mexico’s Income Tax Law or “LISR”) provisions, companies that carry out transactions with related parties must execute these transactions at prices comparable to those used with third parties in similar operations. If legal authorities test the prices and determine the amounts deviate from the assumption foreseen in the Law, they could impose fines in addition to the tax and late fees.

The Company and its subsidiaries hire professional service providers, administrative, consulting, etc. In the normal course of business, there is a possibility third parties take legal action against subcontractors or workers hired by the Company and its subsidiaries. In order to reduce this exposure, the Company ensures service providers comply with all legal and contractual obligations applicable to them.

The Company is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on the Company’s Unaudited Condensed Consolidated Balance Sheets, Unaudited Condensed Consolidated Statements of Operations or Unaudited Condensed Consolidated Statements of Cash Flows. As of March 31, 2021 and December 31, 2020, the Company had labor lawsuits in process, whose resolution is pending. As of March 31, 2021 and December 31, 2020, the Company has recorded liabilities for labor lawsuits and/or litigation of $0.7 million and $0.8 million, respectively.

Note 17 — Subsequent Events

Agreement and Plan of Merger

On May 9, 2021, the Company entered into a definitive agreement and plan of merger with LIV Capital Acquisition Corp. (“LIVK”). LIVK is a special purpose acquisition company incorporated as a Cayman Islands exempted company, listed on NASDAQ and formed to acquire one or more operating businesses through a business combination. Under the terms of the proposed transaction, LIVK will combine with the Company and, in connection with the business combination, the Company will become a NASDAQ publicly traded entity under the name “AgileThought” and ticker symbol AGIL. The acquisition is expected to be been accounted for as a reverse recapitalization resulting in no change in the carrying amount of the Company’s assets and liabilities. Existing company equity holders, will remain the largest investors in the Company.

AgileThought, Inc. Notes to Unaudited Condensed Consolidated Financial Statements

Note 17 — Subsequent Events (cont.)

Completion of this transaction is subject to approval by LIVK Stockholders, the effectiveness of a registration statement to be filed with the Securities and Exchange Commission in connection with the transaction, and other customary closing conditions, including the receipt of certain regulatory approvals. The transaction is expected to close in the third quarter of 2021.

Acceleration/Cancellation of RSUs

On May 9, 2021 the Company entered into RSU cancellation agreements with existing shareholders, cancelling a total of 6,113 RSUs that the Board previously granted which covered shares of the Company’s Class A common stock pursuant to the Company’s 2020 Equity Plan, AgileThought Inc. Management Performance Share Plan and the Company’s 2017 Equity Plan. The cancellations are contingent upon and effective immediately prior to the closing of the merger between the Company and LIV Capital Acquisition Corp.

Additionally, on May 9, 2021, the Company announced the acceleration of 1,372 performance-based RSUs that the Board previously granted which covered shares of the Company’s Class A common stock pursuant to the Company’s 2020 Equity Plan. Accelerated vesting of RSUs is contingent and effective upon closing of the merger between the Company and LIV Capital Acquisition Corp. The Company will record expense of $1.0 million based on the grant date fair value at the closing of the merger.

Debt Forgiveness

On June 13, 2021, we received notification that $1.2 million of a $1.2 million PPP loan was forgiven. This gain will be recognized on the Unaudited Condensed Consolidated Statement of Operations in the second quarter of 2021.

As these events arose after the reporting date and did not provide evidence of a condition that existed as of March 31, 2021, these are considered non-adjusting subsequent events. Management has evaluated subsequent events up until June 24, 2021, the date the financial statements were issued.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

AgileThought, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AgileThought, Inc. and subsidiaries (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2020, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2019.

Dallas, Texas

May 5, 2021

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31, 2020 and 2019

	December 31,
(In thousands USD, except share data)	2020	2019
Assets
Current assets:
Cash, cash equivalents and restricted cash	$9,432	$6,366
Accounts receivable, net	23,800	43,797
Prepaid expenses and other current assets	3,940	2,547
Current tax assets	10,776	9,116
Total current assets	47,948	61,826
Property, plant and equipment, net	3,428	3,203
Goodwill and indefinite-lived intangible assets	88,809	106,816
Finite-lived intangible assets, net	71,511	82,823
Operating lease right of use assets, net	8,123	10,823
Other noncurrent assets	463	1,101
Total noncurrent assets	172,334	204,766
Total assets	$220,282	$266,592

Liabilities and equity
Current liabilities:
Accounts payable	$16,486	$19,866
Accrued liabilities	15,080	18,777
Income taxes payable	164	3,893
Other taxes payable	8,203	4,247
Current portion of operating lease liabilities	3,286	3,380
Deferred revenue	2,143	3,246
Current portion of obligation for contingent purchase price	8,104	10,066
Current portion of long-term debt	11,380	6,473
Total current liabilities	64,846	69,948
Obligation for contingent purchase price, net of current portion	2,200	12,555
Long-term debt, net of current portion	125,963	115,334
Deferred tax liabilities, net	3,073	2,823
Operating lease liability, net of current portion	5,010	7,561
Other noncurrent liabilities	992	—
Total liabilities	202,084	208,221
Commitments and contingencies (Note 18)

Equity
Class A shares $.001 par value, 1,500,000 shares authorized, 431,682 shares outstanding as of December 31, 2020 and 2019		—
Class B shares $.001 par value, 1,600,000 shares authorized, 37,538 shares outstanding as of December 31, 2020 and 2019		—
Additional paid-in capital	101,497	101,286
Accumulated deficit	(66,181)	(40,004)
Accumulated other comprehensive loss	(16,981)	(3,074)
Total equity attributable to the Company	18,335	58,208
Noncontrolling interests	(137)	163
Total equity	18,198	58,371
Total liabilities and equity	$220,282	$266,592

The accompanying notes are an integral part of the Consolidated Financial Statements.

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31, 2020 and 2019

	Year ended December 31,
(In thousands USD, except share data)	2020	2019	2018
Net revenues	$163,987	$173,695	$110,527
Cost of revenue	113,465	114,447	73,506
Gross profit	50,522	59,248	37,021

Operating expenses:
Selling, general and administrative expenses	31,955	33,854	22,101
Depreciation and amortization	6,959	6,401	3,878
Change in fair value of contingent consideration obligations	(6,600)	2,349	(3,799)
Equity-based compensation expense	211	1,689	1,506
Impairment charges	16,699	6,639	547
Restructuring expenses	5,524	—	—
Other operating expenses, net	6,997	3,285	604
Total operating expense	61,745	54,217	24,837
Income (loss) from operations	(11,223)	5,031	12,184

Interest expense	(17,293)	(13,046)	(3,603)
Other income (expense)	4,525	(2,654)	(2,309)
Income (loss) before income tax	(23,991)	(10,669)	6,272

Income tax expense	2,341	5,474	2,158
Net income (loss)	(26,332)	(16,143)	4,114

Net income (loss) attributable to noncontrolling interests	(155)	564	(188)
Net income (loss) attributable to the Company	$(26,177)	$(16,707)	$4,302

Earnings (loss) per share (Note 16):
Basic Class A	$(54.87)	$(37.07)	$9.84
Diluted Class A	$(54.87)	$(37.07)	$7.80
Basic and Diluted Class B	$(54.87)	$(37.07)	$9.84

Weighted average number of shares:
Basic Class A	439,530	413,192	399,733
Diluted Class A	439,530	413,192	407,255
Basic and Diluted Class B	37,538	37,538	37,538

The accompanying notes are an integral part of the Consolidated Financial Statements.

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the years ended December 31, 2020 and 2019

	Year ended December 31,
(In thousands USD)	2020	2019	2018
Net income (loss)	$(26,332)	$(16,143)	$4,114
Foreign currency translation adjustments	(14,052)	3,231	(185)
Comprehensive income (loss)	(40,384)	(12,912)	3,929
Less: Comprehensive income (loss) attributable to noncontrolling interests	(300)	35	(177)
Comprehensive income (loss) attributable to the Company	$(40,084)	$(12,947)	$4,106

The accompanying notes are an integral part of the Consolidated Financial Statements.

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the years ended December 31, 2020 and 2019

			U.S. Shares				Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive income (loss)	Non- controlling interests	Total Stockholders’ Equity
	Mexico Shares		Class A		Class B
(In thousands USD, except share data)	Shares	Value	Shares	Par value	Shares	Par value
December 31, 2017	432,356	$85,395	—	—	—	—	$—	$(27,599)	$(6,638)	$305	$51,463

Net income (loss)	—	—	—	—	—	—	—	4,302	—	(188)	4,114
Equity-based compensation	—	—	—	—	—	—	1,506	—	—	—	1,506
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(196)	11	(185)
December 31, 2018	432,356	85,395	—	—	—	—	1,506	(23,297)	(6,834)	128	56,898

Redomiciling in the United States (See Note 1)	(432,356)	(85,395)	394,818	—	37,538	—	85,395	—	—	—	—
Net income (loss)	—	—	—	—	—	—	—	(16,707)	—	564	(16,143)
Shares issued in connection with contingent purchase price	—	—	35,415	—	—	—	12,696	—	—	—	12,696
Equity-based compensation	—	—	1,449	—	—	—	1,689	—	—	—	1,689
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	3,760	(529)	3,231
December 31, 2019	—	—	431,682	—	37,538	—	101,286	(40,004)	(3,074)	163	58,371

Net loss	—	—	—	—	—	—	—	(26,177)	—	(155)	(26,332)
Equity-based compensation	—	—	—	—	—	—	211	—	—	—	211
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	(13,907)	(145)	(14,052)
December 31, 2020	—	$—	431,682	$—	37,538	$—	$101,497	$(66,181)	$(16,981)	$(137)	$18,198

The accompanying notes are an integral part of the Consolidated Financial Statements.

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2020 and 2019

	Year ended December 31,
(In thousands USD)	2020	2019	2018
Operating Activities
Net income (loss)	$(26,332)	$(16,143)	$4,114
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Accretion of interest from convertible notes	4,380	1,573	—
(Gain on forgiveness) loss on extinguishment of debt	(142)	—	524
Impairment of goodwill and other intangible assets	16,699	6,639	547
Provision for bad debt expense	11	70	80
Equity-based compensation	211	1,689	1,506
Loss on disposal of property, plant and equipment	43	26	—
Right-of-use asset amortization	2,899	2,266	1,113
Foreign currency remeasurement	(3,597)	1,962	2,194
Deferred income tax provision	1,398	1,135	(277)
Obligations for contingent purchase price	(6,240)	2,349	(3,799)
Gain on divestiture, net of cash retained	(1,302)	—	—
Amortization of debt issue costs	925	728	116
Depreciation and amortization	6,959	6,401	3,878
Changes in assets and liabilities:
Accounts receivable	16,866	444	(3,503)
Prepaid expenses and other assets	(1,393)	(55)	(988)
Accounts payable	(3,380)	2,911	(16,210)
Accrued liabilities	(3,697)	(1,872)	16,526
Deferred revenues	(1,103)	647	1,131
Other current tax assets	2,296	(4,967)	1,284
Income taxes payable	(3,729)	2,919	1,736
Lease liabilities	(2,838)	(2,216)	(1,023)
Net cash provided by (used in) operating activities	(1,066)	6,506	8,949
Investing activities
Acquisition of businesses, net of cash acquired	—	(47,250)	(50,629)
Sale of a business, net of cash and cash equivalents	—	890	—
Purchase of property, plant and equipment	(1,585)	(676)	(1,522)
Net cash used in investing activities	(1,585)	(47,036)	(52,151)
Financing activities
Proceeds from loans	13,370	51,500	96,059
Payments of debt issue costs	—	(1,358)	(3,495)
Repayments of borrowings	(2,450)	(2,161)	(33,288)
Payments of contingent consideration	(4,314)	(14,360)	(10,696)
Net cash provided by financing activities	6,606	33,621	48,580
Effect of exchange rates on cash	(889)	(752)	(5,066)
Increase (decrease) in cash and cash equivalents	3,066	(7,661)	312
Cash, cash equivalents and restricted cash at beginning of the year	6,366	14,027	13,715
Cash, cash equivalents and restricted cash at end of the year (1)	$9,432	$6,366	$14,027
	$176	$—	$7,808

____________

(1)      Amount of restricted cash at end of period

AGILETHOUGHT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
For the years ended December 31, 2020 and 2019

	Year ended December 31,
(In thousands USD)	2020	2019	2018
Supplemental disclosure of non-cash investing activities & cash flow information
Contingent considerations paid in shares	$—	$12,696	$—
Acquisition of business, paid with contingent consideration	$—	$11,200	$—
Contingent consideration forgiven upon disposition of business	$1,413	$—	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$572	$7,804	$5,139
Forgiveness of loans	$142	$—	$—
Cash paid during the year for interest	$10,289	$9,079	$3,536
Cash paid during the year for income tax	$2,532	$4,322	$547

The accompanying notes are an integral part of the Consolidated Financial Statements

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 1 — Organization and Basis of Consolidation and Presentation

Organization

AgileThought, Inc. (“AgileThought”) is a global provider of agile-first, end-to-end digital transformation services in the North American market using on-shore and near-shore delivery. As used in these financial statements, and unless the context indicates otherwise, the terms “Company”, “we”, “us”, “our”, “ours” and similar terms refer to AgileThought.

Prior to our incorporation in Delaware, we were a variable stock corporation organized under the laws of Mexico. We filed a Certificate of Domestication and a Certificate of Incorporation to become a Delaware corporation in February 2019 and changed our name to AN Global Inc. On October 23, 2019, we filed a Certificate of Amendment to our Certificate of Incorporation to change our name to AgileThought, Inc., under which we operate today. As part of redomiciling and incorporating in the United States, Mexico-registered shares were converted into Class A and Class B common shares. Earnings per share for both years have been presented as though the share conversion took place on January 1, 2018.

Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve new solutions at scale. We offer client-centric, on-shore and near-shore digital transformation services. Our professionals have direct industry operating expertise that allows them to assess the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones. We leverage a model called AgileThought Scaled Framework, enhanced by elements such as continuous discovery, opportunity prioritization and team health, to rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation.

AgileThought’s solutions are delivered through an end-to-end cycle that has the following phases:

Innovate — Our experienced teams provide consulting and training to organizations seeking to embrace and optimize an agile DevOps culture. We help our clients to rapidly adapt to the changing needs of their marketplace and their internal stakeholders.

Build — Build focuses on enterprise application development engineered to meet the complex ideation and development needs of a large, modern enterprise. Scalable high-performance teams offer deep technical and business skill sets in next-gen technologies and agile delivery across client, employee and partner ecosystems.

Run — The Run practice provides operational horsepower to optimize application performance as client technology landscape evolves. Run teams provide critical guidance, management, and real-time support to enhance the user experience and maximize return on investment.

AgileThought’s principal solutions are designed to build the best business outcomes enabling customers to:

•        Transform their core business processes to compete in their market,

•        Improve user engagement of customers and workers,

•        Optimize digital infrastructure to meet digital-business requirements and

•        Simplify their management (infrastructure and service delivery).

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 1 — Organization and Basis of Consolidation and Presentation (cont.)

The Company has complemented its organic growth with several strategic acquisitions. Most recently, we completed the acquisition of Agile Thought LLC and 4th Source, LLC (“4th Source”) in July 2019 and November 2018, respectively. The results of operations from these acquired businesses have been included in the Consolidated Financial Statements from each acquisition date. See Note 3 for additional disclosures related to these acquisitions.

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus (“COVID-19”) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains and created significant volatility and disruption across many industries, including Travel & Transportation, Restaurants, and traditional Retailers. While the Company’s exposure to these sectors is limited given our largest clients are in Financial Services, Healthcare, and E-Commerce (online retail), most sectors implemented some-level of cost-containment measures which did impact our 2020 revenues. In response, the Company took actions during 2020 and committed to restructuring plans and cost reduction initiatives to strengthen its financial position and operations (see Note 14 for further discussion). Additionally, the negative impacts of COVID-19 was a significant driver in the Company’s 2020 intangible asset impairment charges (see Note 7 for further discussion).

Although we are continuing to monitor and assess the effects of the COVID-19 pandemic on our business and clients, the ultimate impact of the outbreak in both the economic and operating fronts remains unknown.

Basis of Consolidation and Presentation

The Consolidated Financial Statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”). The Consolidated Financial Statements include AgileThought and all its subsidiaries and entities in which the Company maintains a controlling interest. All intercompany transactions and balances have been eliminated in consolidation.

Note 2 — Summary of significant accounting policies

Use of estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions about future events that affect the amounts reported in the Consolidated Financial Statements. Further, certain estimates and assumptions include the direct and indirect impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations. The economic impact of the pandemic on the Company’s business depends on its severity and duration, which in turn depend on highly uncertain factors such as the nature and extent of containment efforts and the timing and efficacy of vaccines. The high level of uncertainty regarding this economic impact means that management’s estimates and assumptions are subject to change as the situation develops and new information becomes available. To the extent the actual results differ materially from these estimates and assumptions, the Company’s future financial statements could be materially affected. We also make significant estimates with respect to intangible assets, goodwill, depreciation, amortization, income taxes, equity-based compensation, contingencies, fair value of assets and liabilities acquired and obligations related to contingent consideration in connection with business combinations, and asset and liability valuations.

Revenue recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board’s (“FASB”) Account Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

Revenue is recognized when or as control of promised products or services are transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In instances where revenue is recognized over time, the Company uses an appropriate input or output measurement method, typically based on the contract or labor volume.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

The Company applies judgment in determining the customer’s ability and intention to pay based on a variety of factors, including the customer’s historical payment experience. If there is uncertainty about the receipt of payment for the services, revenue recognition is deferred until the uncertainty is sufficiently resolved. Our payment terms are based on customary business practices and can vary by region and customer type, but are generally 30-90 days. Since the term between invoicing and expected payment is less than a year, we do not adjust the transaction price for the effects of a financing component.

The Company may enter into arrangements that consist of any combination of our deliverables. To the extent a contract includes multiple promised deliverables, the Company determines whether promised deliverables are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a single performance obligation. For arrangements with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. The standalone selling price is the price at which we would sell a promised good or service on an individual basis to a customer. When not directly observable, the Company generally estimates standalone selling price by using the expected cost plus a margin approach. The Company reassesses these estimates on a periodic basis or when facts and circumstances change.

Revenues related to software maintenance services are recognized over the period the services are provided using an output method that is consistent with the way in which value is delivered to the customer.

Revenues related to cloud hosting solutions, which include a combination of services including hosting and support services, and do not convey a license to the customer, are recognized over the period as the services are provided. These arrangements represent a single performance obligation.

For software license agreements that require significant customization of third-party software, the software license and related customization services are not distinct as the customization services may be complex in nature or significantly modify or customize the software license. Therefore, revenue is recognized as the services are performed in accordance with an output method which measures progress towards satisfaction of the performance obligation.

Revenues related to our non-hosted third-party software license arrangements that do not require significant modification or customization of the underlying software are recognized when the software is delivered as control is transferred at a point in time.

Revenues related to consulting services (time-and-materials), transaction-based or volume-based contracts are recognized over the period the services are provided using an input method such as labor hours incurred.

The Company may enter into arrangements with third party suppliers to resell products or services, such as software licenses and hosting services. In such cases, the Company evaluates whether the Company is the principal (i.e., report revenues on a gross basis) or agent (i.e., report revenues on a net basis). In doing so, the Company first evaluates whether it controls the good or service before it is transferred to the customer. In instances where the Company controls the good or service before it is transferred to the customer, the Company is the principal; otherwise, the Company is the agent. Determining whether we control the good or service before it is transferred to the customer may require judgment.

Some of our service arrangements are subject to customer acceptance clauses. In these instances, the Company must determine whether the customer acceptance clause is substantive. This determination depends on whether the Company can independently confirm the product meets the contractually agreed-upon specifications or if the contract requires customer review and approval. When a customer acceptance is considered substantive, the Company does not recognize revenue until customer acceptance is obtained.

Client contracts sometimes include incentive payments received for discrete benefits delivered to clients or service level agreements and volume rebates that could result in credits or refunds to the client. Such amounts are estimated at contract inception and are adjusted at the end of each reporting period as additional information becomes available only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

Segments

Operating segments are defined as components of an enterprise for which discrete financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”) for purposes of allocating resources and evaluating financial performance. The Company’s Chief Executive Officer, who has been identified as the CODM, reviews financial information at the consolidated group level in order to assess Company performance and allocate resources. As such, the Company has determined that it operates a single operating and reporting segment.

Fair value measurements

The Company records fair value of assets and liabilities in accordance with ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

ASC 820 includes disclosures around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reporting in one of three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are as follows:

Level 1: Quoted prices for identical instruments in active markets.

Level 2: Other valuations that include quoted prices for similar instruments in active markets that are directly or indirectly observable.

Level 3: Valuations made through techniques in which one or more of its significant data are not observable.

See Note 4 for further discussion.

Cash, cash equivalents and restricted cash

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less when purchased. The Company maintains cash and cash equivalents balances with major financial institutions. At times, these balances exceed federally insured limits. The Company periodically assesses the financial condition of these financial institutions where the funds are held and believes the credit risk is remote. In 2020, the Company held restricted cash in connection with litigation. In 2018, the Company held restricted cash in conjunction with a 2017 acquisition; these funds were associated with contingent consideration that was subsequently paid in 2019.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are recorded at the invoiced or to be invoiced amount, do not bear interest, and are due within one year or less. Amounts collected on trade accounts receivable are included in net cash flows from operating activities in the Consolidated Statements of Cash Flows. As of January 1, 2020, the Company maintains an allowance for doubtful accounts for estimated credit losses inherent in its accounts receivable portfolio consistent with the requirements of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments. In establishing the required reserve, management considers historical experience, the age of the accounts receivable balances and current payment patterns, and current economic conditions that may affect a client’s ability to pay. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its clients.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

Property, plant and equipment

Property, plant and equipment are measured at cost less accumulated depreciation or amortization. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred. The Company depreciates property, plant and equipment using the straight-line method over the following estimated economic useful lives of the assets:

Useful life (years)
Furniture and fixtures	5 – 10
Computer equipment	3 – 5
Computer software	3

Leasehold improvements are amortized over the lease term or the useful life of the asset, whichever is shorter. When these assets are sold or otherwise disposed of, the asset and related depreciation and amortization is relieved, and any gain or loss is included in the Consolidated Statements of Operations.

The Company capitalizes certain development costs incurred in connection with its internal-use software. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, payroll and payroll-related expenses of employees, are capitalized until the software is substantially complete and ready for its intended use. Capitalized costs are amortized on a straight-line basis over three years, the estimated useful life of the software.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We test for recoverability by comparing the sum of estimated future discounted cash flows to an asset’s carrying value. If we determine the carrying value is not recoverable, we calculate an impairment loss based on the excess of the asset’s carrying value over its fair value. The fair value is determined using a discounted cash flow approach.

Business combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Contingent consideration is included within the acquisition cost and is recognized at its fair value on the acquisition date. A liability resulting from contingent consideration is re-measured to fair value as of each reporting date until the contingency is resolved, and subsequent changes in fair value are recognized in earnings. Acquisition-related costs are expensed as incurred within other operating expenses, net.

Goodwill

Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased and is allocated to a reporting unit when the acquired business is integrated into the Company. Goodwill is not amortized but is tested for impairment annually. The Company changed its annual assessment date from December 31st to October 1st in 2020. The Company will also perform an assessment whenever events or changes in circumstances indicate that the carrying amount of a reporting unit may be more than its recoverable amount. Under FASB guidance, Management may first assess certain qualitative factors to determine whether it is necessary to perform a quantitative goodwill impairment test.

When needed, the Company performs a quantitative assessment of goodwill impairment if it determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In the quantitative test, we compare the fair value of the reporting unit with the respective carrying value. Management uses a combined

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

income and public company market approach to estimate the fair value of each reporting unit. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to the excess, limited to the total amount of goodwill allocated to that reporting unit.

This analysis requires significant assumptions, such as estimated future cash flows, long-term growth rate estimates, weighted average cost of capital, and market multiples. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors. Changes in these estimates and assumptions could materially affect the determination of fair value and goodwill impairment for each reporting unit. See Note 7 for additional information on Goodwill.

Intangible assets

The Company has customer relationships (finite-lived intangible assets) and trade names (indefinite-lived intangible assets) on its Consolidated Balance Sheets.

Intangible assets with finite lives are amortized on a straight line basis over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed. We test for impairment when events or circumstances indicate the carrying value of a finite-lived intangible asset may not be recoverable. Consistent with other long-lived assets, if we determine the carrying value is not recoverable, we calculate an impairment loss based on the excess of the asset’s carrying value over its fair value. The fair value is determined using the discounted cash flow approach of multi-period excess earnings.

Indefinite-lived intangible assets are not amortized but are instead assessed for impairment annually and as needed. The Company changed its annual assessment from December 31st to October 1st in 2020. The Company will also perform an assessment whenever events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An impairment loss is recognized if the asset’s carrying value exceeds its fair value. The Company uses the relief from royalty method to determine the fair value of its indefinite-lived intangible assets. Refer to Note 7 for additional information.

Leases

The Company is a lessee in several non-cancellable leases, primarily for office space and computer equipment. The Company accounts for leases under ASC Topic 842, Leases (“ASC 842”). We determine if an arrangement is or contains a lease at inception. For operating leases, the lease liability is initially measured at the present value of future lease payments at the lease commencement date. Lease payments included in the measurement of the lease liability are comprised of the following:

•        Fixed payments, including in-substance fixed payments, owed over the lease term;

•        Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

•        Amounts expected to be payable under a Company-provided residual value guarantee; and

•        The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to calculate the present value of future lease payments and (2) lease term. These are described in more detail as follows:

•        ASC 842 requires a lessee to calculate its lease liability using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. This is the rate the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

•        The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any periods covered by a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

The right of use (“ROU”) asset is initially measured at the initial amount of the lease liability, adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The ROU asset is subsequently amortized over the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term in selling, general and administrative expenses in the Consolidated Statements of Operations.

Variable lease payments are immaterial and our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company uses the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment — Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company has elected to apply the short-term lease recognition and measurement exemption and not recognize ROU assets and lease liabilities for leases with a lease term of 12 months or less. The Company recognizes the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

We have lease agreements with lease and non-lease components, for which we have elected the practical expedient to account for as a single lease component. Additionally, for certain equipment leases, we apply a portfolio approach to effectively account for the operating lease ROU assets and operating lease liabilities. Refer to Note 8 for additional information.

Foreign currency

The Company’s Consolidated Financial Statements are reported in US dollars. The Company has determined that its international subsidiaries’ functional currency is the local currency in each country. The translation of the functional currencies of subsidiaries into US dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as foreign currency translation adjustments within accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the Consolidated Statements of Operations.

Income taxes

The Company accounts for income taxes using the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

financial statement carrying amounts of existing assets and liabilities and their tax bases and all operating loss and tax credit carry forwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. Pursuant to FASB guidance related to accounting for uncertainty in income taxes, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the tax position and also the past administrative practices and precedents of the taxing authority.

Equity-based compensation

We recognize and measure compensation expense for all equity-based awards based on the grant date fair value.

For performance share units (“PSUs”), we are required to estimate the probable outcome of the performance conditions in order to determine the equity-based compensation cost to be recorded over the vesting period. Vesting is tied to performance conditions that include the achievement of EBITDA-based metrics and/or the occurrence of a liquidity event.

The grant date fair value is determined based on the fair market value of the Company’s shares on the grant date of such awards. Because there is no public market for the Company’s equity, the Company determines the fair value of shares by using an income approach, specifically a discounted cash flow method, and in consideration of a number of objective and subjective factors, including the Company’s actual operating and financial performance, expectations of future performance, market conditions and liquidation events, among other factors.

Determining the fair value of equity-based awards requires estimates and assumptions, including estimates of the period the awards will be outstanding before they are exercised and future volatility in the price of our common shares. We periodically assess the reasonableness of our assumptions and update our estimates as required. If actual results differ significantly from our estimates, equity-based compensation expense and our results of operations could be materially affected. The Company’s accounting policy is to account for forfeitures of employee awards as they occur.

Defined Contribution Plan

The Company maintains a 401(k) savings plan covering all U.S. employees. Participating employees may contribute a portion of their salary into the savings plan, subject to certain limitations. The Company matches 100% of the first 4% of each employee’s contributions and 50% of the next 1% of the employee’s base compensation contributed, with a maximum contribution of $6,000 per employee. Prior to April 2020, the Company match for the former 4th Source employees was 100% of each employee’s contributions up to 4% of the employee’s eligible earnings, with no maximum contribution per employee. All matching contributions vest immediately. For the fiscal years ended December 31, 2020 and 2019, the Company’s matching contributions totaled $1.5 million and $0.9 million, respectively, and were expensed as incurred. Given 4th Source was acquired on November 15, 2018, the Company’s matching contributions in 2018 were minimal.

Earnings (loss) per share

Basic and diluted earnings (loss) per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Class A and B common shares have identical liquidation and distribution rights. The net earnings (loss) is allocated on a proportionate basis to Class A and B. Basic net earnings (loss) per share attributable to common stockholders is computed by dividing the net earnings (loss) by the

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

weighted-average number of shares of common stock outstanding during the period. The diluted net loss per share attributable to common stockholders is computed by giving effect to all potential dilutive common stock equivalents outstanding for the period using the if-converted or treasury stock method, as applicable. For purpose of this calculation, the convertible notes, contingent consideration payable in shares, and outstanding stock awards are considered and included in the computation of diluted earnings (loss) per share, except for where the result would be anti-dilutive or the required conditions for issuance of common shares have not been met as of the balance sheet date. Diluted earnings (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Accounting pronouncements

The authoritative bodies release standards and guidance, which are assessed by management for impact on the Company’s Consolidated Financial Statements. Accounting Standards Updates (“ASU”) not listed below were assessed and determined to be not applicable to the Company’s Consolidated Financial Statements.

The following standards were adopted by the Company during the current year:

•        In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments, which changes accounting requirements for the measurement and recognition of expected credit losses from an incurred or probable methodology to a current expected credit loss methodology. Trade accounts receivable, including the allowance for credit losses, is the only financial instrument currently held by the Company that is in scope for ASU 2016-13. Effective January 1, 2020, we adopted this standard using the modified retrospective approach. This adoption had no cumulative effect adjustment as of January 1, 2020 and no material impact on the Company’s Consolidated Financial Statements. See “Accounts Receivable” above for additional information.

•        In August 2018, the FASB issued ASU No. 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract. The ASU modifies the capitalization requirements with respect to implementation costs incurred by the customer in a hosting arrangement that is a service contract. This ASU was adopted by the Company on January 1, 2020, resulting in no material impact to the Consolidated Financial Statements.

The following recently released accounting standards have not yet been adopted by the Company:

•        In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging-Contracts in Entity’s Own Equity. The amendments in this update simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. This guidance is effective for annual periods beginning after December 15, 2021, with early adoption permitted. The Company is in the process of assessing the impact of this ASU on its Consolidated Financial Statements.

•        In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform. In response to concerns about structural risks of interbank offered rates (IBORs), and, particularly, the risk of cessation of the London Interbank Offered Rate (LIBOR), regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 2 — Summary of significant accounting policies (cont.)

or transaction based and less susceptible to manipulation. This may impact the Company’s borrowing costs in which LIBOR is used as a reference. The Company is in the process of assessing the impact of this ASU on its Consolidated Financial Statements.

•        In December 2019, the FASB issued ASU No. 2019-12, Income Taxes, to simplify the accounting for income taxes based on changes suggested by stakeholders as part of the FASB’s simplification initiative. This guidance is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. We expect to adopt this guidance on January 1, 2021. The Company is in the process of assessing the impact of this ASU on its Consolidated Financial Statements.

Note 3 — Business combinations

2019

On July 19, 2019, we completed the acquisition of 100% of the equity interest in AgileThought, LLC for consideration of approximately $60.8 million. Total consideration was comprised of $49.6 million in cash, including a working capital adjustment, and $11.2 million in the estimated fair value of contingent consideration. We incurred $3.9 million in acquisition-related costs that are recognized in other operating expenses, net in the Consolidated Statements of Operations.

Contingent consideration is based on AgileThought, LLC’s earnings before interest, income taxes, depreciation, and amortization for the three years ending June 30 following the date of acquisition. The fair value of the recognized liability for contingent consideration was estimated using an income approach. Refer to Note 4 for additional information.

AgileThought, LLC is a full-service software consulting firm that specializes in custom software development, user interface and experience design, rapid prototyping, managed cloud services, data analytics and collaboration, SharePoint and business intelligence solutions, and agile and DevOps consulting and training. The Company acquired AgileThought, LLC to further expand the Company’s services and positioning, and to provide long-term business relationships with reputable clients.

Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the fair value of the net assets acquired, and represents the future economic benefits that we expect to achieve as a result of the acquisition. All of the goodwill recorded for the AgileThought, LLC acquisition is tax deductible.

The allocation of purchase price to the estimated fair value of the aggregate assets acquired and liabilities assumed was as follows:

(in thousands USD)	Fair value
Cash and cash equivalents	$2,325
Accounts receivable	8,452
Unbilled client charges	4,831
Prepaid expenses & other	75
Prepaid insurance	21
Security deposits	72
Property, plant and equipment	1,094
Customer relationships	29,300
Trade name	8,300
Deferred tax asset	1,679
Operating lease right of use assets	6,995
Assets acquired	63,144

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 3 — Business combinations (cont.)

(in thousands USD)	Fair value
Accounts payable	1,469
Accrued expenses	2,595
Deferred revenue	2,846
Operating lease liabilities	6,995
Deferred tax liability	1,679
Liabilities assumed	15,584
Goodwill	13,217
Total consideration	$60,777

2018

On November 15, 2018, we completed the acquisition of 100% of the common stock of 4th Source for cash consideration of approximately $52.8 million. 4th Source provides consulting, software development and application management services and was acquired to expand the Company’s healthcare industry knowledge, positioning, and to provide several long-time business relationships with reputable companies in healthcare and retail. We incurred $1.3 million in acquisition-related costs that are recognized in other operating expenses, net in the Consolidated Statements of Operations.

Goodwill is calculated as the difference between the acquisition date fair value of the consideration transferred and the fair value of the net assets acquired, and represents the future economic benefits that we expect to achieve as a result of the acquisition. All of the goodwill recorded for the 4th Source acquisition is tax deductible.

The allocation of purchase price to the estimated fair value of the aggregate assets acquired and liabilities assumed was as follows:

(in thousands USD)	Fair value
Cash and cash equivalents	$2,160
Accounts receivable	5,189
Prepaid expenses and other current assets	594
Due from related party	235
Property, plant and equipment	791
Customer relationships	26,800
Operating lease right of use assets	1,110
Trade name	5,900
Deferred tax asset	266
Assets acquired	43,045
Accounts payable	802
Accrued payroll and payroll taxes	2,542
Accrued other expenses	1,824
Deferred revenue	36
Current portion of income taxes payable	342
Other liability	811
Operating lease liabilities	1,110
Deferred tax liability	266
Liabilities assumed	7,733
Goodwill	17,477
Total consideration	$52,789

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 3 — Business combinations (cont.)

Unaudited Supplemental Pro Forma Information

The unaudited supplemental pro forma information presented below includes the effects of the Company’s acquisitions of 4th Source and AgileThought, LLC as if the acquisitions occurred on January 1, 2018. The unaudited pro forma financial information reflects certain adjustments related to the acquisitions, such as to record certain adjustments resulting from purchase accounting, such as depreciation and amortization expense in connection with fair value adjustments to property, plant and equipment and intangible assets. The unaudited pro forma financial information is for illustrative purposes only and should not be relied upon as being indicative of the historical results that would have been obtained if the acquisitions had actually occurred on that date, nor the results of operations in the future.

The following supplemental unaudited pro forma combined financial information assumes that the acquisitions had occurred as of January 1, 2018:

	December 31,
(in thousands USD)	2019	2018
Consolidated net revenues	$173,695	$110,527
AgileThought, LLC	44,543	73,283
4th Source	—	30,153
Pro forma combined revenues	$218,238	$213,963
	December 31,
(in thousands USD)	2019	2018
Consolidated net income (loss)	$(16,143)	$4,114
AgileThought, LLC	3,258	7,180
4th Source	—	3,313
Pro forma combined net income (loss)	$(12,885)	$14,607

Note 4 — Fair value measurements

The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable and accounts payable approximated their fair value as of December 31, 2020, and December 31, 2019, due to the relative short maturity of these instruments.

Our debt is not actively traded and the fair value estimate is based on discounted estimated future cash flows or a fair value in-exchange assumption, which are significant unobservable inputs in the fair value hierarchy. Our convertible notes payable include the probability of a liquidity event. As such, these estimates are classified as Level 3 in the fair value hierarchy. The following table summarizes our debt instruments where fair value differs from carrying value:

	Fair Value Hierarchy Level	December 31, 2020		December 31, 2019
(in thousands USD)		Carry Amount	Fair Value	Carry Amount	Fair Value
Bank credit agreement	Level 3	$93,388	$92,363	$95,816	$95,816
Convertible notes payable	Level 3	$32,930	$43,303	$25,000	$25,000

The above table excludes our revolving credit facility as these balances approximate fair value due to the short-term nature of our borrowings. The above table also excludes our PPP loans as the carrying value of the Company’s PPP loans approximates fair value based on the current yield for debt instruments with similar terms.

The Company carries its obligations for contingent purchase price at fair value. The Company recorded the acquisition-date fair value of these contingent liabilities based on the likelihood of contingent earn-out payments and stock issuances based on the underlying agreement terms. The earn-out payments and value of stock issuances are subsequently remeasured to fair value each reporting date using an income approach that is determined based on the present value of future cash flows using internal models. This estimate is classified as Level 3 in the fair

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 4 — Fair value measurements (cont.)

value hierarchy. The significant unobservable inputs used in the fair value of the Company’s obligation for contingent purchase price are the discount rate, growth assumptions, and earnings thresholds. As of December 31, 2020, the fair value of the contingent liability used a discount rate of 13.5%. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in the other inputs. Significant increases (decreases) in the discount rate would have resulted in a lower (higher) fair value measurement. Significant increases (decreases) in the forecasted financial information would have resulted in a higher (lower) fair value measurement.

The following table provides a roll-forward of the obligations for contingent purchase price:

(in thousands USD)	2020	2019
Opening balance	$22,621	$34,982
Contingent consideration payable in connection with acquisition	—	11,200
Cash payments	(4,314)	(14,360)
Equity-based payments	—	(12,696)
Contingent consideration derecognized in connection with divesture of a business	(1,413)	—
Change in fair value	(6,600)	2,349
Accrued interest on the contingent consideration	360	—
Effect of exchange rate fluctuations	(350)	1,146
Ending balance	10,304	22,621
Less: Current portion	8,104	10,066
Obligation for contingent purchase price, net of current portion	$2,200	$12,555

Note 5 — Balance sheet details

The following table provides detail of selected balance sheet items:

	December 31,
(in thousands USD)	2020	2019
Accounts receivable:
Accounts receivables	$13,974	$27,312
Unbilled accounts receivables	7,578	12,686
Related party receivables – shareholders & key personnel	1,305	1,491
Other receivables	1,210	2,696
Allowance for doubtful accounts	(267)	(388)
Total accounts receivable, net	$23,800	$43,797

Prepaid expenses and other current assets:
Income tax receivables	$1,119	$77
Prepaid expenses and other current assets	2,821	2,470
Total prepaid expenses and other current assets	$3,940	$2,547

Accrued liabilities:
Accrued wages, vacation & other employee related items	$5,871	$4,209
Accrued interest	2,223	3,175
Accrued incentive compensation	795	2,442
Receipts not vouchered	1,791	5,146
Other accrued liabilities	4,400	3,805
Total accrued liabilities	$15,080	$18,777

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 5 — Balance sheet details (cont.)

The following table is a rollforward of the allowance for doubtful accounts:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
Beginning balance, January 1	$388	$436	$346
Charges to expense	11	70	94
Write-offs and recoveries	(126)	(130)	(5)
Foreign currency translation	(6)	12	1
Ending balance, December 31	$267	$388	$436

Note 6 — Property, plant and equipment, net

Property, plant and equipment, net consist of the following:

	December 31,
(in thousands USD)	2020	2019
Computer equipment	$3,727	$3,187
Leasehold improvements	2,333	2,079
Furniture and equipment	1,631	1,622
Computer software	1,475	—
Transportation equipment	107	114
	9,273	7,002
Less: accumulated depreciation	(5,845)	(3,799)
Property, plant and equipment, net	$3,428	$3,203

Depreciation expense was $1.0 million, $0.8 million and $0.5 million for the years 2020, 2019 and 2018, respectively. The Company did not recognize impairment expense in 2020, 2019 or 2018.

Note 7 — Goodwill and intangible assets, net:

The Company performs an assessment each year to test goodwill for impairment, or more frequently in certain circumstances where impairment indicators arise. In the second quarter of 2020, the Company determined a triggering event had occurred requiring an interim impairment assessment resulting from the disposition of a business within the Commerce reporting unit. As a result, the Company recognized a $4.9 million non-cash impairment charge related to goodwill allocated to its Commerce reporting unit which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

In the third quarter of 2020, we made organizational changes to adopt a customer-centric model and align operations around the two primary regions in which we operate (Latin America and the United States), resulting in a change in our reporting unit structure from five to two reporting units. Accordingly, we first assessed our goodwill for impairment under our previous five reporting unit structure as of September 30, 2020. Upon completion of this assessment, the Company determined that impairments existed in our Analytics and Cloud reporting units, resulting from negative impacts of the COVID-19 pandemic. Accordingly, we recognized a $6.7 million non-cash impairment charge as of September 30, 2020, which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

Subsequent to this review and after allocating goodwill to the two new reporting units based on relative fair value, the Company reassessed goodwill for impairment under the new regional reporting unit structure as of October 1st, our new annual testing date. The Company historically tested goodwill for impairment as of December 31st each year; however, in 2020, we elected to change the date of our annual goodwill impairment test to October 1st. We believe this new testing date allows the Company to better align the annual goodwill impairment testing procedures with the

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 7 — Goodwill and intangible assets, net: (cont.)

Company’s year-end financial reporting, as well as its annual budgeting and forecasting process. This change does not delay, accelerate or avoid an impairment charge. Based upon the October 1st assessments, no impairments existed for the new Latin America (“LATAM”) and United States (“USA”) reporting units.

The Company performed an assessment as of December 31, 2020, to identify potential indicators of impairment for our two reporting units. Among qualitative and quantitative factors considered, management reviewed key assumptions and information, including updated macroeconomic indicators that impact the markets we serve, and fourth quarter 2020 performance compared to forecast used in the last October 1st assessment. As a result, we did not identify impairment indicators and no interim impairment test for goodwill was performed as of December 31, 2020.

During 2019, we performed a quantitative assessment as of December 31st and determined that our Commerce reporting unit was impaired due to discontinued fixed-price projects and a shift in how the Company manages the reporting unit. Accordingly, we recognized a $6.5 million non-cash impairment charge which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2019. There were no goodwill impairment charges recognized in 2018.

The following table presents goodwill by reporting unit and changes in goodwill through September 30, 2020:

(in thousands USD)	Analytics	Commerce	Cloud	Agile Nearshore	Transformation	Total
December 31, 2018	$14,922	$12,853	$5,717	$17,477	$27,416	$78,385
Acquisitions	—	—	—	13,217	—	13,217
Disposals	—	—	—	—	(494)	(494)
Impairments	—	(6,480)	—	—	—	(6,480)
Foreign currency translation	644	505	248	—	959	2,356
December 31, 2019	15,566	6,878	5,965	30,694	27,881	86,984

Disposals	—	(69)	—	—	—	(69)
Impairments	(5,652)	(4,915)	(1,027)	—	—	(11,594)
Foreign currency translation	(2,431)	(1,243)	(932)	—	(3,716)	(8,322)
September 30, 2020	$7,483	$651	$4,006	$30,694	$24,165	$66,999

As discussed above, we revised our reporting unit structure on October 1, 2020. The following table presents changes in the goodwill balances for the fourth quarter of 2020:

(in thousands USD)	LATAM	USA	Total
October 1, 2020	$36,305	$30,694	$66,999
Foreign currency translation	4,165	—	4,165
December 31, 2020	$40,470	$30,694	$71,164

Summary of our finite-lived intangible assets is as follows:

	December 31, 2020
(in thousands USD)	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life (Years)
Customer relationships	$89,915	$4,040	$(22,444)	$71,511	12.8
	December 31, 2019
(in thousands USD)	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Weighted Average Remaining Useful Life (Years)
Customer relationships	$95,498	$3,120	$(15,795)	$82,823	13.5

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 7 — Goodwill and intangible assets, net: (cont.)

The impairment of goodwill in the Commerce reporting unit as of June 30, 2020, signaled us to test its long-lived asset group in accordance with ASC 360. Upon completion of this testing, the Company determined that the customer relationship within the Commerce reporting unit was fully impaired, resulting from the disposition of a business within the Commerce reporting unit, the termination of the relationships with established customers in this reporting unit and the negative impacts of COVID-19 on this reporting unit. Accordingly, we recognized a $3.5 million non-cash impairment charge as of June 30, 2020, which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

The Analytics and Cloud asset groups were tested in accordance with ASC 360 at September 30, 2020, resulting in no further impairment charges to customer relationships. No impairment charges were recognized related to customer relationships during 2019 or 2018.

The estimated amortization schedule for the Company’s intangible assets for future periods is as follows:

(in thousands USD)	Year ending December 31,
2021	$5,567
2022	5,567
2023	5,567
2024	5,567
2025	5,567
Thereafter	43,676
Total	$71,511

The Company’s indefinite-lived intangible assets relate to trade names acquired in connection with business combinations. The trade names balance was $17.6 million and $19.8 million as of December 31, 2020 and 2019, respectively. We recognized impairment expense of $1.6 million, $0.2 million and $0.5 million for the years 2020, 2019 and 2018, respectively, which is recorded within Impairment charges in the Consolidated Statements of Operations. Of the $1.6 million impairment in 2020, $0.7 million relates to the Commerce reporting unit and was recognized in the second quarter, and the remaining $0.9 million impairment related to Analytics and Cloud was recognized in the third quarter of 2020.

Note 8 — Leases:

The Company enters into operating leases for office space, IT equipment, and furniture and equipment used in operations. As of December 31, 2020, these leases have remaining terms of up to 6 years, some of which may contain options to extend or terminate the lease before the expiration date. As of December 31, 2020 the Company did not have any finance lease arrangements.

The components of lease expense were as follows for the years ended:

	December 31,
(in thousands USD)	2020	2019	2018
Operating lease costs(a)	$4,224	$2,585	$1,334
Reimbursement from third party	(1,010)	(423)	—
Total lease expense, net	$3,214	$2,162	$1,334

____________

(a)      Includes short-term and variable lease costs.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 8 — Leases: (cont.)

Supplemental information related to leases is as follows for the year ended:

	December 31,
	2020	2019
Weighted average remaining lease term, in years:
Operating leases	3.39	2.77
Weighted average discount rate:
Operating leases	8.5%	8.9%
Cash Flows from Operating Activities, (in thousands USD)
Cash paid for operating leases included in the measurement of lease liabilities	$3,699	$3,000

Future expected maturities of lease obligations as of December 31, 2020 are as follows:

(in thousands USD)	Lease Payments
2021	$3,416
2022	2,647
2023	1,414
2024	910
2025	775
Thereafter	289
Total undiscounted lease payments	9,451
Less: imputed interest	1,155
Present value of operating lease liability	$8,296

Note 9 — Long-term debt

Long-term debt at December 31, 2020 and 2019 consists of the following:

(in thousands USD)	2020	2019
Borrowings under bank revolving credit agreement, principal due Nov. 15, 2023	$5,000	$5,000
Borrowings under bank credit agreement, principal due Nov. 15, 2023	93,388	95,816
Unamortized debt issuance costs(a)	(2,978)	(3,857)
Borrowing under bank credit agreements, net of unamortized debt issuance costs	95,410	96,959

Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	16,465	12,500
Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	16,465	12,500
Unamortized debt issuance costs(a)	(126)	(152)
Convertible notes payable, net of unamortized debt issuance costs	32,804	24,848
Paycheck Protection Program loans, 1% interest, due May 1, 2022	9,129	—

Total long-term debt	137,343	121,807
Less: current portion of long-term debt	11,380	6,473
Long-term debt, net of unamortized debt issuance costs and current portion	$125,963	$115,334

____________

(a)      Debt issuance costs are presented as a reduction of the Company’s long-term debt in the Consolidated Balance Sheets. $0.9 million, $0.7 million, and $0.1 million of debt issuance cost amortization was charged to interest expense for the years ended December 31, 2020 and 2019, and 2018 respectively.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 9 — Long-term debt (cont.)

Credit Agreements

In 2018, the Company entered into a revolving credit agreement with Monroe Capital Management Advisors LLC that permits the Company to borrow up to $1.5 million through November 15, 2023. In 2019, the agreement was amended to increase the borrowing limit to $5.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. At December 31, 2020, the interest rate was 10.0%. The Company must pay an annual commitment fee of 0.5% on the unused portion of the commitment. At December 31, 2020 and 2019, the Company had no availability under this facility.

In 2018, the Company entered into a term loan credit agreement with Monroe Capital Management Advisors LLC (“Monroe term loan”) that permits the Company to borrow up to $75.0 million through November 15, 2023. In 2019, the agreement was amended to increase the borrowing amount to $98.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. At December 31, 2020, the interest rate was 10.0%. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. Based on amendments dated February 2, 2021, the Company shall pay, in place of the first two regular quarterly principal installments of 2021, from February 2021 through and including July 2021, monthly principal installments of $1.0 million on the last business day of each of these six calendar months.

Convertible Notes

On July 19, 2019, the Company entered into separate credit agreements with Nexxus Capital Equity Fund VI, L.P. and Credit Suisse (The Creditors) that permits the Company to borrow $12.5 million from each bearing 13.73% interest. On January 31, 2020, the agreements were amended to increase the borrowing amount by $2.05 million under each agreement. Interest is capitalized every six months and is payable when the note is due. The Creditors have the option, but not the obligation, to convert the loan to common shares (a) before January 31, 2022 if the Company files for an IPO or enters into a merger agreement or (b) on or after January 31, 2022. If The Creditors decide to exercise their option, the number of shares will be determined at the redemption date at a value equal to the outstanding loan balance.

Paycheck Protection Program Loans

On April 30, 2020 and May 1, 2020, the Company received Paycheck Protection Program loans (“PPP loans”) through four of its subsidiaries for a total amount of $9.3 million. The PPP loans bear a fixed interest rate of 1% over a two-year term, are guaranteed by the United States federal government, and do not require collateral. The loans may be forgiven, in part or whole, if the proceeds are used to retain and pay employees and for other qualifying expenditures. The $9.3 million in PPP loans are eligible for forgiveness, and the Company expects a significant amount to be forgiven which would result in a gain to the Consolidated Statement of Operations. The Company submitted its forgiveness applications to the Small Business Administration (“SBA”) between November 2020 and January 2021. The monthly repayment terms will be established in the notification letters with the amount of loan forgiveness. On December 25, 2020, $0.1 million of a $0.2 million PPP loan was forgiven, and this was recognized in other income (expense) in the Consolidated Statement of Operations. See Note 19, Subsequent Events, for the forgiveness notifications received after year-end.

Previous Loan Arrangement

On November 15, 2018, the Company paid in full the debt held with our previous lender, Banco Santander, with proceeds from the Monroe term loan.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 9 — Long-term debt (cont.)

Financial Covenants

The Monroe term loan and the convertible notes payable establish the following financial covenants for the consolidated group:

Fixed Charge Coverage Ratio.    The Fixed Charge Coverage Ratio applies to the consolidated group and is determined in accordance with US GAAP. For each Computation Period, it is the ratio of (a) EBITDA (as defined in the credit agreement) minus permitted tax distributions (or other provisions for taxes based on income) made during the Computation Period, minus all unfinanced capital expenditures made thereby in such Computation Period to (b) fixed charges (as defined in the credit agreement). As a result of an April 30, 2021 amendment, the Company’s Fixed Charge Coverage Ratio was modified as presented in the below table for each Computation Period.

Capital Expenditures.    Requires the Company’s aggregate capital expenditures in any fiscal year to not exceed the capital expenditures limit for that fiscal year.

Total Leverage Ratio.    The Total Leverage Ratio applies to the consolidated group and is determined in accordance with US GAAP. It is calculated as of the last day of any Computation Period as the ratio of (a) total debt (as defined in credit agreement) to (b) EBITDA for the Computation Period ending on such day. As a result of the aforementioned February 2, 2021 amendment, and an April 30, 2021 amendment, the Company’s Total Leverage Ratio was modified as presented in the below table for each Computation Period.

Computation Period Ending	Fixed Charge Coverage Ratio to exceed	Capital Expenditure Annual Limit	Total Leverage Ratio not to exceed
June 30, 2019	1.15:1.00		3.75:1.00
September 30, 2019	1.15:1.00		3.50:1.00
December 31, 2019	1.20:1.00	$1.90 million	3.50:1.00
March 31, 2020 and each Computation Period ending thereafter	1.25:1.00		3.25:1.00
June 30, 2020			3.00:1.00
September 30, 2020			3.50:1.00
December 31, 2020	1.15:1.00	$2.00 million	5.40:1.00
March 31, 2021	1.10:1.00		5.25:1.00
June 30, 2021	1.10:1.00		5.25:1.00
September 30, 2021	1.20:1.00		4.50:1.00
December 31, 2021 and each Computation Period ending thereafter	1.25:1.00	$2.10 million	3.50:1.00
March 31, 2022 and each Computation Period ending thereafter			3.00:1.00
December 31, 2022		$2.20 million

The Company was compliant with all debt covenants as of December 31, 2019. As of December 31, 2020, the Company was in compliance with the Fixed Charge Coverage Ratio and Capital Expenditures covenants. For the September 30, 2020 Computation Period, in connection with the impact of the COVID-19 pandemic on the Company’s operations, the Company was not in compliance with the Total Leverage Ratio covenant, as described in the Amended and Restated Credit Agreement dated July 18, 2019. On February 2, 2021, we received a waiver from Monroe Capital Management Advisors LLC for the September 30, 2020 covenant violation. In addition, the Total Leverage Ratio covenant was modified for the periods from December 31, 2020 to March 31, 2022. On April 30, 2021, the Total Leverage Ratio covenant was increased to 5.40:1.00 as of December 31, 2020, and the Fixed Charge Coverage Ratio was modified for the Computation Period ending December 31, 2020 and thereafter. The above table presents the modified covenants.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 9 — Long-term debt (cont.)

The annual maturities of our long-term debt for the next five years and beyond are as follows:

Year, (in thousands USD)	Amount
2021	$12,378
2022	11,426
2023	83,713
2024	32,930
2025	—
Thereafter	—
Total long-term debt	140,447
Less: unamortized debt issuance cost	(3,104)
Total debt, net of unamortized debt issuance costs	$137,343

Note 10 — Other income (expense)

Items included in other income (expense) in the Consolidated Statements of Operations are as follows:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
Foreign exchange gain (loss), net	$3,597	$(1,962)	$(2,194)
Gain (loss) on disposition of a business	1,110	(890)	—
Loss on debt extinguishment	—	—	(524)
Forgiveness of PPP loan	142	—	—
Interest income	112	380	498
Other non-operating income (expense)	(436)	(182)	(89)
Total	$4,525	$(2,654)	$(2,309)

Note 11 — Income taxes

Income (loss) before income tax for the years 2020, 2019 and 2018 is allocated as follows:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
USA	$(2,608)	$(18,004)	$(1,656)
Mexico	(22,082)	6,122	6,657
Other Countries	699	1,213	1,271
Total	$(23,991)	$(10,669)	$6,272

Income tax expense (benefit) for the years 2020, 2019 and 2018 is allocated as follows:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
Current income tax	$943	$4,339	$2,435
Deferred income tax	1,398	1,135	(277)
Total income tax expense	$2,341	$5,474	$2,158

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 11 — Income taxes (cont.)

The reconciliation between our effective income tax rate and the statutory tax rates were as follows:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
Income (loss) before income tax expense	$(23,991)	$(10,669)	$6,272
Statutory tax rates	21%	21%	30%

Computed expected income tax expense (benefit)	(5,038)	(2,240)	1,882
Increase (decrease) in income taxes resulting from:
Change in deferred tax asset valuation allowance	4,751	4,680	226
Permanent amortization	3,498	713	(931)
Non-deductible expenses	1,724	1,607	904
Foreign tax rate differential	(2,320)	808	144
State and local income taxes, net of federal income tax benefit	(51)	(187)	(30)
Taxable inflation adjustment	23	(27)	114
Non deductible interest	210	113	—
Provision to return	483	—	—
Effect of change in state rate	(167)	—	—
CARES Act	(337)	—	—
Tax loss carryforwards applied	—	—	(386)
Net GILTI Inclusion	—	—	313
Other, net	(435)	7	(78)
Reported income tax expense (benefit)	$2,341	$5,474	$2,158
Effective tax rate	(9.8)%	(51.3)%	34.4%

The statutory tax rate changed from 2018 to 2019 because of a change in jurisdiction, as a result of the Company redomiciling from Mexico to the United States.

The Company has the following tax rates in relevant jurisdiction:

	Tax rates
	2020	2019	2018
United States	21%	21%	21%
Mexico	30%	30%	30%
Brazil	34%	34%	34%
Spain	25%	25%	25%
Argentina	30%	30%	30%

The components of the Company’s deferred tax balances are as follows:

	December 31,
(in thousands USD)	2020	2019
Deferred tax assets:
Tax loss carryforward	$6,353	$3,878
Provision for doubtful accounts	67	83
Fixed assets	250	220
Accrued liabilities and other expenses	3,444	4,738
Deferred revenues	445	422
Business interest limitation	2,225	1,433

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 11 — Income taxes (cont.)

	December 31,
(in thousands USD)	2020	2019
Operating lease liability	2,178	2,900
Equity-based compensation	648	558
Intangible assets	177	—
Other	369	347
Gross deferred tax assets:	16,156	14,579
Less: Valuation allowance	(10,010)	(5,124)
Total deferred tax assets	6,146	9,455

Deferred tax liabilities:
Intangible assets	5,123	6,580
Operating lease ROU assets	2,130	2,851
Insurance	21	365
Fixed assets	515	—
Obligation for contingent purchase price	777	—
Other	653	2,482
Total deferred tax liabilities	9,219	12,278
Net deferred tax assets (liabilities)	$(3,073)	$(2,823)

The change in the total valuation allowance for deferred tax assets is as follows:

	December 31,
(in thousands USD)	2020	2019	2018
Opening balance January 1,	$5,124	$535	$—
Utilization during the year	(99)	—	—
Increases during the year	4,985	4,589	535
Closing balance December 31,	$10,010	$5,124	$535

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which temporary differences are deductible.

Management considers the scheduled reversal of deferred tax liabilities and projected taxable income in making this assessment. In order to fully realize a deferred tax asset, the Company must generate future taxable income prior to the expiration of the deferred tax asset under applicable law. Based on the level of historical taxable income and projections for future taxable income over the periods during which the Company’s deferred tax assets are deductible, management believes that it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances as of December 31, 2020. The amount of the Company’s deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

As of December 31, 2020, the Company is in a full valuation allowance for its deferred tax assets for which the Company does not has enough evidence to support its realization. The total amount of valuation allowance as of December 31, 2020 is $10.0 million, primarily related to a full valuation allowance on the Company’s tax loss carryforwards in Mexico and a partial valuation allowance for the Company’s net deferred tax assets in the U.S.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 11 — Income taxes (cont.)

The Company’s remaining tax loss carryforwards as of December 31, 2020, expire as follows:

Year of expiration, (in thousands USD)	Amount
2027	$764
2028	$600
2029	$11,371
2030	$7,156

The Company has not accrued any income, distribution or withholding taxes that would arise if the undistributed earnings of the Company’s foreign subsidiaries, which cannot be repatriated in a tax-free manner, were repatriated.

The Company accounts for tax contingencies by assessing all material positions, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Those positions that have only timing consequences are separately analyzed based on the recognition and measurement model.

As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company is subject to income taxes in the U.S. federal jurisdiction, Mexico, and various state and foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. With few exceptions, the Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for the years before 2017. The Company applies the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. The Company’s policy is to classify interest accrued as interest expense and penalties as other income (expense). As of December 31, 2020 and 2019, the Company did not have any amounts accrued for interest and penalties or recorded for uncertain tax positions.

Note 12 — Net Revenues

Disaggregated revenues by contract type and the timing of revenue recognition are as follows:

(in thousands USD)	Timing of Revenue Recognition	Year ended December 31,
		2020	2019	2018
Time and materials	over time	$144,658	$151,980	$87,270
Fixed price	over time	19,329	21,715	23,257
Total		$163,987	$173,695	$110,527

Liabilities by contract related to contracts with customers

Details of our liabilities related to contracts with customers and related timing of revenue recognition are as follows:

	December 31,
(in thousands USD)	2020	2019
Deferred revenues	$2,143	$3,246
Revenue recognized, that was deferred in the previous year	$1,649	$2,131

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 12 — Net Revenues (cont.)

Major Customers

The Company derived 18%, 13% and 12% of its revenues for the year ended December 31, 2020 from three significant customers. In addition, 13%, 13%, 12%, and 11% of our revenues for 2019 were from four significant customers, and 23% and 12% of our revenues in 2018 came from two significant customers. Sales to these customers occur at multiple locations and we believe that the loss of these customers would have only a short-term impact on our operating results. There is risk, however, that we would not be able to identify and access a replacement market at comparable margins.

Note 13 — Segment reporting and geographic information

The Company operates as a single operating segment. The Company’s CODM is the CEO, who reviews financial information presented on a consolidated basis, for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents the Company’s geographic net revenues based on the geographic market where revenues are accumulated, as determined by customer location:

	Year ended December 31,
(in thousands USD)	2020	2019	2018
United States	$113,073	$84,931	$13,721
Latin America and other(a)	50,914	88,764	96,806
Total	$163,987	$173,695	$110,527

____________

(a)      Other represents an insignificant amount of Europe revenues in 2019 and 2018; there were no Europe sales in 2020.

The following table presents certain of our long-lived assets by geographic area, which includes property, plant and equipment, net and operating lease ROU assets, net:

	December 31,
(in thousands USD)	2020	2019
United States	$7,748	$8,842
Latin America	3,803	5,184
Total long-lived assets	$11,551	$14,026

Note 14 — Restructuring

Restructuring expenses of $5.5 million in 2020 consist of costs associated with the ongoing reorganization of our business operations and expense re-alignment efforts, which primarily relate to severance costs from workforce reductions due to the impacts of the COVID-19 pandemic and organizational changes to capture synergies from past acquisitions as we move toward one global AgileThought. We also incurred an immaterial amount of facility related exit costs. When business slowed as a result of COVID-19, there was a reduction in force to control expenses, as not all resources could be usefully reallocated. As of December 31, 2020, the majority of the $3.1 million pre-tax COVID-related expenses had been paid. At this time, we do not anticipate additional restructuring charges related to COVID-19, and remaining payments will occur in the first half of 2021.

In December 2020, we communicated a restructuring plan to transition to an integrated, one AgileThought approach rather than managing recent acquisitions and regions separately. By creating a global organization for the information technology, human resources, and finance functions, we were able to capture synergies, resulting in the elimination of certain positions. The Company incurred severance costs related to these terminations, and all activity is expected to be completed by March 31, 2022.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 14 — Restructuring (cont.)

The following table summarizes the Company’s restructuring activities included in accrued liabilities:

(in thousands USD)	One AgileThought	COVID Plan	Restructuring Total
Balance as of December 31, 2019	$—	$—	$—
Restructuring charges	2,376	3,148	5,524
Payments	154	2,431	2,585
Balance as of December 31, 2020	$2,222	$717	$2,939

Note 15 — Stockholders’ Equity

As of December 31, 2020, the capital stock is represented by 431,682 Class A Shares and 37,538 Class B Shares. Holders of Class A Shares are entitled to one vote per share and Holders of Class B Shares are not entitled to vote. The common shares have no preemptive, subscription, redemption or conversion rights.

Note 16 — Earnings (loss) per share

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

(dollar amounts in thousands USD, except earnings per share)	Year ended December 31,
	2020		2019		2018
	Class A	Class B	Class A	Class B	Class A	Class B
Net earnings (loss) attributable to common stockholders for Basic	$(24,117)	$(2,060)	$(15,316)	$(1,391)	$3,933	$369
Effect of dilutive instruments	—	—	—	—	(758)	—
Net earnings (loss) attributable to common stockholders for Diluted	$(24,117)	$(2,060)	$(15,316)	$(1,391)	$3,175	$369

Weighted average number of common shares used in computing basic earnings per common share	439,530	37,538	413,192	37,538	399,733	37,538
Effect of dilutive instruments	—	—	—	—	7,492	—
Weighted average number of common shares used in computing dilutive earnings per common share	439,530	37,538	413,192	37,538	407,225	37,538
Earnings (loss) per common share attributable to common stockholders:
Basic	$(54.87)	$(54.87)	$(37.07)	$(37.07)	$9.84	$9.84
Diluted	$(54.87)	$(54.87)	$(37.07)	$(37.07)	$7.80	$9.84

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 16 — Earnings (loss) per share (cont.)

As of December 31, 2020 and December 31, 2019, the Company’s potentially dilutive securities were related to contingent consideration payable in Class A and Class B shares which have been excluded from the computation of diluted earnings (loss) per share as the effect would be to reduce the net loss per share attributable to common stockholders, and granted but unvested stock awards which have been excluded from diluted earnings (loss) per share because the conditions for issuance of common shares had not been met at the balance sheet date. The potential shares of common stock that were antidilutive are as follows:

	December 31,
	2020	2019	2018
Contingent consideration payable in Class A shares	—	—	4,491
Contingent consideration payable in Class B shares	—	—	209
Unvested stock based compensation awards for Class A shares with service and performance vesting conditions	1,517	3,794	5,172
Unvested stock based compensation awards for Class A shares that vest upon occurrence of liquidity event	10,858	3,112	3,112

Note 17 — Equity-based Arrangements

The Company has granted various equity-based awards to its employees and board members as described below. The Company issues, authorized but unissued shares, for the settlement of equity-based awards.

2020 Equity Plan

On August 4, 2020, the Company adopted the 2020 Equity Plan with the intent to encourage and retain certain of the Company’s senior employees, as well as board members. Pursuant to the 2020 Equity Plan, senior employees may receive up to 7,746 of Class A restricted stock units (RSUs) subject to time-based vesting and the occurrence of a liquidity event while board members may receive up to 300 Class A RSUs subject to time-based vesting. The awards were granted on August 4, 2020 and generally vest ratably over a three-year service period on each successive August 4th. On the grant date, the Company determined the achievement of a liquidity event was not probable as it is outside of the control of the Company, and therefore has not recognized any stock compensation expense for employee RSUs as of December 31, 2020. Expense in 2020 related to board members’ RSUs was $0.2 million. The grant date fair value for the RSUs under the 2020 Equity Plan was approximately $6.0 million.

AgileThought, LLC PIP

In connection with the AgileThought, LLC acquisition in July 2019, the Company offered a performance incentive plan (“AT PIP”) to key AgileThought, LLC employees. Pursuant to the AT PIP, participants may receive up to an aggregate of 3,150 Class A shares based on the achievement of certain EBITDA -based performance metrics during each of the fiscal years as follows: up to 1,050 shares for 2020, up to 1,050 shares for 2021, and up to 1,050 shares for 2022. The EBITDA-based performance metric was not met in 2020 and the related awards were cancelled. The remaining AT PIP will be paid to the participants as follows:

Performance incentive 2021: 50% within the first 60 days of calendar year 2022; and the remaining 50% within the first 60 days of calendar year 2023

Performance incentive 2022: 50% within the first 60 days of calendar year 2023; and the remaining 50% within the first 60 days of calendar year 2024.

Participants do not begin to vest in the PSUs granted under the AT PIP until January 1, 2020. In order to qualify for payment, the Participant has to be (a) actively employed by the Company or one of its affiliates, and (b) has not

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 17 — Equity-based Arrangements (cont.)

breached any of his or her noncompetition covenants in the definitive documents. In fiscal 2020, the Company did not recognize any equity-based compensation expense related to this plan as performance metrics were not achieved. The grant date fair value for the PSUs under the AT PIP was approximately $1.2 million.

4th Source Performance Incentive Plan

On November 15, 2018, the Company acquired 4th Source and offered shares to key 4th Source employees under a Performance Incentive Plan (PIP).

Pursuant to the 4th Source PIP, participants may receive up to an aggregate of 8,394 shares based on the achievement of certain EBITDA-based performance metrics during each of the fiscal years as follows: up to 3,222 shares for 2018, up to 4,528 shares for 2019, and up to 644 shares for 2020. The EBITDA-based performance metric was not met in 2020 and the related PSUs were cancelled. Shares for vested PSUs will be issued in 2021, 30 days after the issuance of 2020 audited financial statements.

In fiscal 2019 and 2018, the Company recognized approximately $1.4 million and $1.2 million, respectively, in compensation expense for these awards. There was no expense recognized in fiscal 2020.

The grant date fair value for the PSUs was approximately $2.9 million. We estimated the fair value of the awards that are subject to service-based vesting requirements and performance vesting requirements, based upon our common shares’ fair value, as of the grant dates.

AgileThought Inc. Management Performance Share Plan

In 2018, the Company adopted the Management Performance Share Plan, which provides for the issuance of PSUs. These awards representing an aggregate of 1,232 Class A shares vest upon the occurrence of a liquidity event, attainment of certain performance metrics and service-based vesting criteria. In 2018, the metrics were achieved and the Company recognized $0.4 million of expense related to this plan. During 2019, this expense was reversed as the awards were also subject to a liquidity event which was not considered probable of being met.

The following table summarizes all of our equity-based awards activity for the plans described above:

	Number of Awards	Weighted Average Grant Date Fair Value
Awards outstanding as of January 1, 2018	1,880	$358.00
Awards granted – 4th Source PIP	8,394	$348.67
Awards granted – Management Performance Share Plan	1,232	$297.63
Awards outstanding as of December 31, 2018	11,506	$345.53
Awards granted – AgileThought, LLC PIP	3,150	$389.00
Awards outstanding as of December 31, 2019	14,656	$355.79
Awards granted – 2020 Equity Plan	8,046	$745.92
Awards forfeited/cancelled – AgileThought, LLC PIP	(1,650)	$389.00
Awards forfeited/cancelled – 4th Source PIP	(644)	$348.67
Awards outstanding as of December 31, 2020	20,408	$580.61

Awards vested as of December 31, 2020	8,033	$377.45
Awards expected to vest as of December 31, 2020	1,517	$396.59

As of December 31, 2020, the Company had $6.4 million of unrecognized stock-based compensation expense related to the AT PIP and 2020 Equity Plan. The unrecognized stock-based compensation expense related to the AT PIP is expected to be recognized over a weighted-average period of 1.5 years. No stock-based compensation expense for RSUs granted to senior employees under the 2020 Equity Plan will be recognized until a liquidity event is probable.

AGILETHOUGHT, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2020, and 2019

Note 18 — Commitments and contingencies

In accordance with Ley del Impuesto Sobre la Renta (Mexico’s Income Tax Law or “LISR”) provisions, companies that carry out transactions with related parties must execute these transactions at prices comparable to those used with third parties in similar operations. If legal authorities test the prices and determine the amounts deviate from the assumption foreseen in the Law, they could impose fines in addition to the tax and late fees.

The Company and its subsidiaries hire professional service providers, administrative, consulting, etc. In the normal course of business, there is a possibility third parties take legal action against subcontractors or workers hired by the Company and its subsidiaries. In order to reduce this exposure, we ensure service providers comply with all legal and contractual obligations applicable to them.

The Company is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on the Company’s consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows. As of December 31, 2020 and 2019, the Company had labor lawsuits in process, whose resolution is pending. As of December 31, 2020 and 2019, the Company has recorded liabilities for labor lawsuits and/or litigation of $0.8 million and $0.6 million, respectively.

Note 19 — Subsequent events

Equity Contribution

On March 19, 2021, LIVK, related parties to LIVK (and together with LIVK, the “Equity Investors”) and the Company entered into an equity contribution agreement (the “Contribution Agreement”) in which the Company created and issued 2.0 million shares of a new class of Preferred Stock to the Equity Investors in exchange for a capital investment in the aggregate amount of $20.0 million. The proceeds were used to partially repay the Monroe term loan.

Also in March 2021, we received notification that $0.1 million of a $0.3 million PPP loan was forgiven. This gain was recognized on the Statement of Operations in the first quarter of 2021.

In June 2021, we received notification that the full amount of a $1.2 million PPP loan was forgiven. This gain will be recognized on the Statement of Operations in the second quarter of 2021.

As these events arose after the reporting date and did not provide evidence of a condition that existed at December 31, 2020, these are considered non-adjusting subsequent events. Management has evaluated subsequent events up until June 24, 2021, the date the financial statements were issued.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

LIV CAPITAL ACQUISITION CORP.,

and

AGILETHOUGHT, INC.

dated as of May 9, 2021

Annex A-i

Annex A-ii

Annex A-iii

ANNEXES

Annex A	—	Form of Surviving Pubco Certificate of Incorporation
Annex B	—	Form of Surviving Pubco Bylaws
Annex C	—	Form of Voting and Support Agreement
Annex D	—	Form of Company Shareholder Approval
Annex E	—	Form of Sponsor Letter Agreement
Annex F	—	Form of Amended and Restated Registration Rights Agreement
Annex G	—	Form of Certificate of Merger
Annex H	—	Form of Allocation Schedule
Annex I	—	Form of Incentive Equity Plan
Annex J	—	Form of Purchase Plan

Annex A-iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (as it may be amended, restated or otherwise modified from time to time, this “Agreement”), dated as of May 9, 2021, is entered into by and among LIV Capital Acquisition Corp., a Cayman Islands exempted company (“LIVK”), and AgileThought, Inc., a Delaware corporation (the “Company”). LIVK and the Company are referred to herein as the “Parties.”

RECITALS

WHEREAS, LIVK is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, at least one day prior to the Closing Date, upon the terms and subject to the conditions of this Agreement, LIVK will domesticate as a Delaware corporation (LIVK following such domestication, “Surviving Pubco”) in accordance with the DGCL and the Cayman Islands Companies Law (the “Domestication”);

WHEREAS, concurrently with the Domestication, LIVK will file a certificate of incorporation (the “Surviving Pubco Certificate of Incorporation”) with the Secretary of State of Delaware substantially in the form attached as Annex A hereto and adopt bylaws substantially in the form attached as Annex B hereto which provide, among other things, that Surviving Pubco will have one class of common stock: Surviving Pubco Common Stock;

WHEREAS, following the Domestication, upon the terms and subject to the conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Surviving Pubco, whereupon the separate corporate existence of the Company shall cease and Surviving Pubco shall be the surviving corporation and continue its existence under the DGCL;

WHEREAS, the respective boards of directors or equivalent governing bodies of LIVK and the Company have unanimously approved and declared advisable the transactions contemplated by this Agreement (including, as applicable, the Domestication, the Merger and the issuance of Surviving Pubco Common Stock in connection with the Merger) upon the terms and subject to the conditions of this Agreement and in accordance with the Cayman Islands Companies Act and the DGCL, as applicable;

WHEREAS, prior to the Merger, LIVK will provide an opportunity to its shareholders to have their issued and outstanding LIVK Class A Ordinary Shares redeemed on the terms and subject to the conditions set forth in the Amended and Restated Memorandum and Articles of Association of LIVK, effective as of December 10, 2019, as the same may be amended from time to time (the “LIVK Governing Document”), in connection with the transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as an inducement to LIVK’s willingness to enter into this Agreement, certain of the Holders have entered into Voting and Support Agreements with LIVK substantially in the form attached as Annex C hereto (the “Voting and Support Agreement”);

WHEREAS, as promptly as reasonably practicable (and in any event within two Business Days) following the time at which the Registration Statement is declared effective under the Securities Act, the Company will obtain the approval of this Agreement by Holders holding at least 85% of the Company Common Shares in the form attached as Annex D hereto (the “Company Shareholder Approval”), and deliver a copy of the Company Shareholder Approval to LIVK;

WHEREAS, concurrently with the execution and delivery of this Agreement, LIVK, Sponsor, the Company and the other persons named therein and party thereto have entered into a Sponsor Letter Agreement (the “Sponsor Letter Agreement”) in the form attached as Annex E hereto;

WHEREAS, concurrently with the consummation of the transactions contemplated by this Agreement, LIVK will cause the Registration Rights Agreement, dated December 10, 2019, to be amended and restated in the form of the Amended and Restated Registration Rights Agreement attached as Annex F hereto (the “Amended and Restated Registration Rights Agreement”);

WHEREAS, (i) prior to or concurrently with the execution and delivery of this Agreement, the PIPE Investors and LIVK have entered into subscription agreements (the “Signing PIPE Subscription Agreements”) pursuant to

Annex A-1

which the PIPE Investors have agreed to purchase an aggregate of 2,250,000 shares of Surviving Pubco Common Stock at a price per share equal to $10.00 at the Closing immediately prior to the Effective Time (the “Initial PIPE Financing”) and (ii) as soon as practicable after the date of this Agreement, LIVK may enter into additional subscription agreements (the “Additional PIPE Subscription Agreements,” and together with the Signing PIPE Subscription Agreements, the “PIPE Subscription Agreements”) pursuant to which PIPE Investors will agree to purchase up to an additional aggregate of 250,000 shares of Surviving Pubco Common Stock at a price per share equal to $10.00 at the Closing immediately prior to the Effective Time (the “Additional PIPE Financing,” and together with the Initial PIPE Financing, the “PIPE Financing” and the aggregate amount of the PIPE Financing, the “PIPE Financing Amount”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, AN EXTEND, S.A. de C.V., AN GLOBAL LLC and each of the agents and lenders named therein and party thereto have entered into a Conversion Agreement (the “Conversion Agreement”) pursuant to which, among other matters, all Outstanding Total Obligations (as defined in the Conversion Agreement) due to each lender will be converted into a specified number of Company Common Shares immediately prior to the Effective Time as set forth in the Conversion Agreement (such conversion, the “AT Lender Conversion”); and

WHEREAS, for U.S. federal income Tax purposes, the parties intend that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Treasury Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, LIVK and the Company agree as follows:

Article 1
Certain Definitions

Section 1.01. Definitions. As used herein, the following terms shall have the following meanings:

“Acquisition Transaction” has the meaning specified in Section 9.10.

“Action“ means any claim, action, suit, investigation, assessment, arbitration, or proceeding, in each case that is by or before any Governmental Authority.

“Additional PIPE Financing” has the meaning specified in the recitals hereto.

“Additional PIPE Subscription Agreements” has the meaning specified in the recitals hereto.

“Adjusted Stock Award” has the meaning specified in Section 4.02.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. For purposes of this definition “control” when used with respect to any Person means the power to direct the management of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlling” and “controlled” shall have correlative meanings.

“Affiliate Transactions” has the meaning specified in Section 5.20.

“Affiliated Group” means a group of Persons that elects, is required to, or otherwise files a Tax Return or pays a Tax as an affiliated group, consolidated group, combined group, unitary group, or other group recognized by applicable Tax Law.

“Agreement” has the meaning specified in the preamble hereto.

“Allocation Schedule” has the meaning specified in Section 4.06.

“Amended and Restated Registration Rights Agreement” has the meaning specified in the recitals hereto.

Annex A-2

“Ancillary Agreements” means the Voting and Support Agreement, the Sponsor Letter Agreement, the Amended and Restated Registration Rights Agreement, the Surviving Pubco Certificate of Incorporation, the Surviving Pubco Bylaws, the Conversion Agreement and the other agreements, instruments and documents expressly contemplated hereby.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act, UK Bribery Act and all other applicable anti-corruption laws.

“Antitrust Laws” means any federal, state, provincial, territorial and foreign statutes, rules, regulations, Governmental Orders, administrative and judicial doctrines and other Applicable Laws that are designed or intended to prohibit, restrict or regulate foreign investment or actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person.

“AT Lender Conversion” has the meaning specified in the recitals hereto.

“Available Cash” means, as of immediately prior to the Closing, an amount equal to the sum of (i) the amount of cash available to be released from the Trust Account (after giving effect to all payments to be made as a result of the completion of all LIVK Share Redemptions), plus (ii) the net amount of proceeds actually received by LIVK pursuant to the Equity Financing, plus (iii) $20,000,000, representing the amount of proceeds actually received by the Company from (A) Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting solely and exclusively as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciarios de Desarrollo Número F/2416 identified as “LIV Mexico Growth IV No. F/2416” and (B) LIV Mexico Growth Fund IV, L.P., collectively, pursuant to that certain Equity Contribution Agreement dated as of February 2, 2021 by and among such Persons and the Company.

“Business Combination” has the meaning given to such term in the LIVK Governing Document.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act.

“Cayman Islands Companies Law” means the Companies Law (2020 Revision) of the Cayman Islands.

“Cayman Islands Registrar of Companies” means the Registrar of Companies of the Cayman Islands under the Cayman Islands Companies Law.

“Certificate of Merger” has the meaning specified in Section 3.01(a).

“Class A Common Stock” means shares of Class A common stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means shares of Class B common stock, par value $0.001 per share, of the Company.

“Closing” has the meaning specified in Section 3.03.

“Closing Date” has the meaning specified in Section 3.03.

“Closing Press Release” has the meaning specified in Section 9.08.

“Closing Statement” has the meaning specified in Section 4.05.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Merger Consideration” means a number of shares of Surviving Pubco Common Stock issuable to holders of Company Common Shares in the Merger equal to (A) the Equity Value divided by (B) the LIVK Share Value.

Annex A-3

“Company” has the meaning specified in the preamble hereto.

“Company Anti-Money Laundering Laws” has the meaning specified in Section 5.24(h).

“Company Benefit Plan” has the meaning specified in Section 5.12(a).

“Company Board” means the board of directors of the Company.

“Company Common Shares” means shares of Class A Common Stock and shares of Class B Common Stock.

“Company Cure Period” has the meaning specified in Section 11.01(b)(i).

“Company Designees” has the meaning specified in Section 9.06.

“Company Disclosure Schedule” means the confidential disclosure schedule delivered by the Company to LIVK concurrently with the execution and delivery of this Agreement.

“Company Equity Plan” means the AgileThought, Inc. 2020 Equity Incentive Plan, as amended from time to time.

“Company IT Systems” means any and all computers, Software, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, including all documentation related to the foregoing, owned by, or licensed or leased to, the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any effect, development, event, occurrence, fact, condition, circumstance or change that has had, or would reasonably be expected to have, a material and adverse effect, individually or in the aggregate, on the business, results of operations, financial condition, assets or liabilities of the Company and its Subsidiaries, taken as a whole; provided, however, that, in the case of the foregoing, no effect, development, event, occurrence, fact, condition, circumstances or change, to the extent resulting from any of the following, either alone or in combination, shall be deemed to constitute, or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur in respect of the Company and its Subsidiaries: (i) the taking by the Company or any of its Subsidiaries of any COVID-19 Response Measures; (ii) any change in Applicable Laws, or regulatory policies or interpretations thereof or in accounting or reporting standards or principles or interpretations thereof; (iii) any change in interest rates or economic, financial or market conditions generally; (iv) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement (or the obligations hereunder), including the impact thereof on relationships with customers, suppliers or employees; provided that this clause (iv) shall not prevent a determination that a breach of any representation and warranty set forth herein which addresses the consequences of the execution and performance of this Agreement or the consummation of the Merger has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect; (v) any change generally affecting any of the industries or markets in which the Company or any of its Subsidiaries operates; (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster or act of God, any epidemic or pandemic (including the COVID-19 pandemic) and any other force majeure event (natural or man-made), or any worsening of any of the foregoing; (vii) the compliance with the express terms of this Agreement, including any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement or otherwise taken at the prior written request of LIVK or omitted to be taken to the extent attributable to LIVK unreasonably withholding its consent pursuant to Section 7.01; or (viii) in and of itself, the failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets or estimates of revenues, earnings or other financial metrics for any period; provided that this clause (viii) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or budgets has resulted in or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect, except in the case of clauses (ii), (iii) and (v), to the extent that such event does not have a materially disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate.

“Company Permits” has the meaning specified in Section 5.10(b).

“Company PII” means any and all Personally Identifiable Information that is Processed by or on behalf of the Company or its Subsidiaries in connection with the development, marketing, delivery, servicing, use or other exploitation of the Company’s or its Subsidiaries’ products, services or operations.

Annex A-4

“Company Preferred Shares” means shares of preferred stock, par value $0.001 per share, of the Company.

“Company Privacy Policies” means all current and, to the extent applicable, prior public or internal policies, procedures and representations of the Company or its Subsidiaries to the extent relating to data security or the Processing of Personally Identifiable Information, including the Data Protection Program.

“Company Shareholder Approval” has the meaning specified in the recitals hereto.

“Company Shares” means Company Common Shares and Company Preferred Shares.

“Company Waiving Parties” has the meaning specified in Section 12.17.

“Completion 8-K” has the meaning specified in Section 9.08.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of October 20, 2020, by and between LIVK and the Company.

“Conversion Agreement” has the meaning specified in the recitals hereto.

“Contracts” means any contract, agreement, subcontract, lease, sublease, conditional sales contract, purchase or service order, license, indenture, note, bond, loan, understanding, undertaking, commitment or other arrangement or instrument, including any exhibits, annexes, appendices and attachments thereto and any amendments, statements of work, modifications, supplements, extensions or renewals thereto, whether written or oral.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, mutations or variations thereof or any other related or associated public health conditions, emergencies, epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Authority in each case in connection with or in response to COVID-19, including the CARES Act.

“COVID-19 Response Measures” means any reasonable action, taken or omitted to be taken after the date of this Agreement that is reasonably determined to be necessary or prudent to be taken in response to COVID-19 or any of the measures described in the definition of “COVID-19 Measures”, including the establishment of any policy, procedure or protocol.

“Damages” means all fines, losses, damages, liabilities, penalties, judgments settlements, assessments and other reasonable costs and expenses (including reasonable legal, attorneys’ and other experts’ fees).

“Data Protection Program” has the meaning specified in Section 5.22(a).

“DGCL” means the Delaware General Corporation Law.

“Domestication” has the meaning specified in the recitals hereto.

“Domestication Effective Time” has the meaning specified in Section 2.01.

“Effective Time” has the meaning specified in Section 3.03.

“Employment Laws” has the meaning specified in Section 5.13(b).

“Environmental Laws” means any and all Applicable Laws relating to pollution or the protection of the environment, including those related to the use, generation, treatment, storage, handling, emission, transportation, disposal or Release of Hazardous Materials, each as in effect on and as interpreted as of the date of this Agreement.

“Equity Financing” means the PIPE Financing and any additional private placement offering of shares of LIVK Ordinary Shares or Surviving Pubco Common Stock and any additional private placement of capital stock of LIVK completed at or prior to the Closing to raise proceeds in connection with the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any working capital loans).

“Equity Value” means $347,121,322.

“ERISA” has the meaning specified in Section 5.12(a).

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“Exchange Act” has the meaning specified in Section 6.08.

“Exchange Agent” has the meaning specified in Section 4.07(a).

“Exchange Agent Agreement” means an exchange agent agreement in customary form to be entered into between the Surviving Pubco and the Exchange Agent.

“Exchange Ratio” means the (i) Per Share Equity Value divided by (ii) the LIVK Share Value.

“Financial Statements” has the meaning specified in Section 5.07(a).

“Fraud” means actual and intentional common law fraud committed by a party hereto with respect to the making of the representations and warranties set forth in Article 5 or Article 6, as applicable. Under no circumstances shall “fraud” include any equitable fraud, constructive fraud, negligent misrepresentation, unfair dealings, or any other fraud or torts based on recklessness or negligence.

“Fully Diluted Shares Outstanding” means (a) the aggregate number of Company Common Shares (for clarity, after having given effect to the AT Lender Conversion) outstanding immediately prior to the Effective Time (other than Company Common Shares owned by the Company which are to be cancelled and retired in accordance with Section 4.01), plus (b) the aggregate number of Company Shares underlying, or issuable upon the exercise or settlement, as may be applicable, in full of, any Stock Awards (whether vested or unvested) outstanding immediately prior to the Effective Time.

“Funding Amount” has the meaning specified in Section 4.07(a).

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Government Official” means any public or elected official or officer, employee (regardless of rank), or person acting on behalf of a national, provincial, or local government, including a department, agency, instrumentality, state-owned or state-controlled company, public international organization (such as the United Nations or World Bank), or non-U.S. political party, non-U.S. party official or any candidate for political office. Officers, employees (regardless of rank), or persons acting on behalf of an entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government should also be considered “Government Officials.”

“Governmental Authority” means any supra-national, federal, regional, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, agency or instrumentality, court, arbitral body or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, issued, promulgated, made or entered by or with any Governmental Authority.

“Hazardous Material” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” (or words of similar intent or meaning) under applicable Environmental Law, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.

“Holders” means the holders of Company Shares.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Equity Plan” has the meaning specified in Section 9.09.

“Indebtedness” has the meaning specified in Section 5.07(f).

“Information Statement” has the meaning specified in Section 7.05(b).

“Initial PIPE Financing” has the meaning specified in the recitals hereto.

“Intellectual Property” means any and all intellectual property and similar proprietary rights in any jurisdiction throughout the world, whether registered or unregistered, including all: (i) patents and patent applications, (ii) trademarks, service marks, trade dress, trade names, Internet domain names, and any and all other indications of

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origin, including all goodwill associated therewith, (iii) copyrights, works of authorship, mask work rights and any and all renewals, extensions, reversions, restorations, derivative works and moral rights in connection with the foregoing, now or hereafter provided by Applicable Law, regardless of the medium of fixation or means of expression, (iv) trade secrets, know-how (including manufacturing and production processes and research and development information), technical data, algorithms, formulae, procedures, protocols, techniques, results of experimentation and testing, and proprietary business information, (v) Software, (vi) databases and data collections, and (vii) all registrations of and applications (whether provisional, pending or final) to register the foregoing, and all common law rights thereto.

“Intended Tax Treatment” has the meaning specified in Section 9.03(a).

“Interim Period” has the meaning specified in Section 7.01.

“International Plan” means any Company Benefit Plan that is not a US Plan.

“Labor Contract” has the meaning specified in Section 5.11(a)(iv).

“Leakage” means, without duplication, to the extent paid or incurred after the date hereof and prior to the Closing Date, in each case, other than Permitted Leakage: (i) any dividend (whether in the form of cash or other property) or distribution declared, made or paid, by the Company or any Subsidiary of the Company to any Related Party; (ii) any repurchase or redemption of any equity interest in the Company or any Subsidiary of the Company, other than any such repurchase or redemption of any equity interests by any Subsidiary of the Company of any equity interests owned by the Company or any of its Subsidiaries; (iii) any waiver or release (A) in favor of any Related Party of any sum or obligation owing by any such Related Party to the Company or any of its Subsidiaries or (B) of any claims or rights of the Company or any of its Subsidiaries against any such Related Party, in each case, other than as expressly contemplated by this Agreement; (iv) any payments of any nature made to (or assets transferred to) any Related Party by the Company or any of its Subsidiaries; (v) any liabilities assumed or incurred for the benefit of any Related Party by the Company or any of its Subsidiaries, other than as expressly contemplated by this Agreement; (vi) the creation of any Lien over any asset of any Company or any of its Subsidiaries for the benefit of any Related Party (not including any benefit arising by virtue of the Related Party’s equity interest in the Company); (vii) any discharge or waiver by the Company or any of its Subsidiaries of any liability or obligation of any Related Party; (viii) any agreement or arrangement made or entered into by the Company or any of its Subsidiaries to do or give effect to any matter referred to in clause (i) through clause (vii) above; or (ix) any Tax which is payable by any the Company or any of its Subsidiaries as a result of any of clause (i) through clause (viii) above.

“Leased Real Property” means all real property and interests in real property leased, subleased or otherwise occupied or used but not owned by the Company or any of its Subsidiaries.

“Licensed Intellectual Property” means any and all Intellectual Property owned by a third party and licensed or sublicensed (or purported to be licensed or sublicensed) to either the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, license, security interest, claim, restriction or other lien of any kind.

“LIVK” has the meaning specified in the preamble hereto.

“LIVK Anti-Money Laundering Laws” has the meaning specified in Section 6.14(c).

“LIVK Board Recommendation” has the meaning specified in Section 6.02(c).

“LIVK Class A Ordinary Shares” means Class A ordinary shares, par value $0.0001 per share, of LIVK.

“LIVK Class B Ordinary Shares” means Class B ordinary shares, par value $0.0001 per share, of LIVK.

“LIVK Common Warrant” means a right to acquire LIVK Ordinary Shares that was included in the units sold as part of LIVK’s initial public offering.

“LIVK Cure Period” has the meaning specified in Section 11.01(c)(i).

“LIVK Designee” has the meaning specified in Section 9.06.

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“LIVK Disclosure Schedule” means the confidential disclosure schedule delivered by LIVK to the Company concurrently with the execution and delivery of this Agreement.

“LIVK Extraordinary General Meeting” has the meaning specified in Section 9.05(a).

“LIVK Governing Document” has the meaning specified in the recitals hereto.

“LIVK Material Adverse Effect” means (a) a material adverse change or a material adverse effect, individually or in the aggregate, upon on the assets, financial condition, business or operations of LIVK, taken as a whole, or (b) any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of LIVK to consummate the transactions contemplated by this Agreement; provided that in no event shall any LIVK Share Redemption, individually or in the aggregate with any other LIVK Share Redemptions constitute a LIVK Material Adverse Effect.

“LIVK Material Contract” has the meaning specified in Section 6.18.

“LIVK Ordinary Shares” means LIVK Class A Ordinary Shares and LIVK Class B Ordinary Shares.

“LIVK Permits” has the meaning specified in Section 6.13(f).

“LIVK Share Redemption” means the election of an eligible (as determined in accordance with the LIVK Governing Document) Pre-Closing LIVK Holder to exercise its LIVK Shareholder Redemption Right in connection with the consummation of the transactions contemplated by this Agreement.

“LIVK Share Value” means $10.00.

“LIVK Shareholder Approval” means the approval of the Transaction Proposals (other than the Transaction Proposal contemplated by clause (ix) of the definition thereof), in each case, by a two-thirds vote of votes cast by the holders of LIVK Ordinary Shares at the LIVK Extraordinary General Meeting, or such lesser standard as may be applicable to a specific Transaction Proposal, in accordance with the Proxy Statement and the LIVK Governing Document.

“LIVK Shareholder Redemption Right” means the right to elect an IPO Redemption, as such term is defined in Section 49.5 of the LIVK Governing Document.

“LIVK Sponsor Warrant” means a right to acquire LIVK Ordinary Shares that was issued to Sponsor in a private placement.

“LIVK Warrants” means LIVK Common Warrants and LIVK Sponsor Warrants.

“Merger” has the meaning specified in Section 3.01(a).

“Merger Consideration” means the Common Merger Consideration and the Preferred Merger Consideration.

“Minimum Cash” means $40,000,000.

“Nasdaq” means the Nasdaq Stock Market.

“Offer Documents” has the meaning specified in Section 9.04(b).

“Open Source Software” means Software that (a) is distributed as free Software, open source Software, copyleft Software or similar licensing or distribution models, or (b) requires as a condition of use, modification or distribution (including under an ASP or “software as a service” model) of such Software that other Software using, incorporating, linking, integrating or distributing or bundling with such Software be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributable at no charge. “Open Source Software” includes Software licensed or distributed under any license or distribution agreement or arrangement now listed as open source licenses on www.opensource.org or any successor website thereof or in the Free Software Directory maintained by the Free Software Foundation on http://directory.fsf.org/ or any successor website thereof.

“Ordinary Course of Business” means, at any given time, the ordinary and usual course of operations of the business of the Company and its Subsidiaries (as applicable), consistent with past practice, subject to any reasonable

Annex A-8

changes required to address any then current facts and circumstances (including requirements to comply with Applicable Law), and a COVID-19 Response Measure taken to reasonably preserve the health and safety of current employees and independent contractors of the Company or any of its Subsidiaries who are natural persons.

“Owned Intellectual Property” means any and all Intellectual Property owned (or purported to be owned) by the Company or any of its Subsidiaries.

“Parties” has the meaning specified in the preamble hereto.

“PCAOB” means the U.S. Public Company Accounting Oversight Board.

“Per Share Equity Value” means the quotient of (a) the Equity Value divided by (b) the Fully Diluted Shares Outstanding.

“Permits“ means all permits, licenses, certificates of authority, authorizations, approvals, registrations, clearances, orders, variances, exceptions or exemptions and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Leakage” means (i) any repurchase or redemption of any equity interest in the Company or any of its Subsidiaries by the Company or any of its Subsidiaries, as applicable, in the Ordinary Course of Business in connection with the termination of employment of any employee of the Company or its Subsidiaries, (ii) any payment by the Company or any of its Subsidiaries to (or on behalf of, or for the benefit of) any Related Party in respect of salary, bonus or other ordinary course compensation, director or manager fees, reimbursement or advancement of expenses, indemnification or other benefits due to such individual in their capacity as an employee, independent contractor or director of the Company or any of its Subsidiaries, together with any employer-paid portion of any employment or payroll Taxes related thereto, in each case, in the Ordinary Course of Business or (iii) any payments made by the Company or any of its Subsidiaries to a Related Party in the Ordinary Course of Business pursuant to any of the Contracts or arrangements set forth on Section 1.01(a) of the Company Disclosure Schedule.

“Permitted Liens” means (i) statutory or common law mechanics, materialmen, warehousemen, landlords, carriers, repairmen and construction contractors and other similar Liens that arise in the Ordinary Course of Business and which are not yet due and payable or which are being contested in good faith through appropriate Actions, (ii) pledges or deposits incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other social security legislation, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions and with respect to which adequate reserves have been made in accordance with GAAP, (iv) Liens on real property (including zoning, building or other similar restrictions, variances, covenants, rights of way, encumbrances, easements, covenants, rights of way and similar restrictions of record and irregularities in title) that do not, individually or in the aggregate, materially interfere with the present uses of such real property, (v) statutory, common law and contractual Liens of landlords with respect to leased real property and the rights of lessors under any leases, (vi) non-exclusive licenses of Intellectual Property granted in the Ordinary Course of Business, (vii) that do not result in a material liability to the Company and its Subsidiaries or materially interfere with the present use of the assets of the Company or any of its Subsidiaries or the rights of the Company or any of its Subsidiaries under its respective licenses or leases and (viii) Liens described on Section 1.01(b) of the Company Disclosure Schedule.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personally Identifiable Information” means any and all (i) information relating to an individual that either contains data elements that identify the individual or that can be used, directly or indirectly, to identify, contact or locate the individual, (ii) “personal data” as that or similar term is defined under any Applicable Law and (iii) other information, the Processing of which is regulated by an Applicable Law in relation to data protection or data privacy. Personally Identifiable Information includes (A) personal identifiers, such as name, address, telephone number, Social Security Number, date of birth, driver’s license number, identification number issued by a Governmental Authority, Taxpayer Identification Number and passport number, (B) online identifiers, e-mail addresses social media handles, Internet or Software-based usernames, Internet protocol addresses, cookie identifiers, device identifiers, (C) financial information, including credit or debit card numbers, account numbers, access codes, consumer report information and insurance policy numbers, (D) demographic information, including information relating to an individual’s race,

Annex A-9

gender, age, ethnicity, religion or philosophy, political affiliation or sexual orientation, (E) biometric data, such as fingerprint, retina or iris image, voice print or other unique physical representation or characteristic and (F) individual medical or health information, including protected health information governed by the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder.

“PIPE Financing” has the meaning specified in the recitals hereto.

“PIPE Financing Amount” has the meaning specified in the recitals hereto.

“PIPE Investors” means those Persons who are participating in the PIPE Financing pursuant to a PIPE Subscription Agreement entered into with LIVK on, prior to or after the date hereof.

“PIPE Subscription Agreements” has the meaning specified in the recitals hereto.

“Pre-Closing LIVK Holders” means the Members (as defined in the LIVK Governing Document) of LIVK at any time prior to the Effective Time.

“Preferred Merger Consideration” has the meaning specified in Section 4.01(c).

“Privacy Requirements” means any and all (a) Company Privacy Policies, (b) Contracts involving the Processing of Personally Identifiable Information, (c) Applicable Laws that apply to the security, privacy or Processing of Personally Identifiable Information or other data, (d) industry self-regulatory principles applicable to the protection or Processing of Personally Identifiable Information to which the Company purports to adhere and (e) binding guidance issued by any Governmental Authority that pertains to any of the Applicable Laws or principles outlined in the foregoing clauses (c) or (d).

“Process” or “Processing” means, with respect to any data or Personally Identifiable Information, the collection, recording, use, processing, storage, organization, modification, transfer, sale, retrieval, access, disclosure, deletion, dissemination or combination of such data or Personally Identifiable Information.

“Proportionate Interest” has the meaning specified in Section 4.06.

“Prospectus” has the meaning specified in Section 7.04.

“Proxy Statement” has the meaning specified in Section 9.04(a).

“Purchase Plan” has the meaning specified in Section 9.09.

“Real Property Leases” has the meaning specified in Section 5.11(a)(v).

“Registered Intellectual Property” has the meaning specified in Section 5.21(a).

“Registration Statement” means the Registration Statement on Form S-4, or other appropriate form determined by the Parties, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by LIVK under the Securities Act with respect to the Surviving Pubco Common Stock to be issued pursuant to this Agreement.

“Related Party” has the meaning specified in Section 5.20.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into or through the indoor or outdoor environment.

“Representatives” means, collectively, with respect to any Person, such Person’s officers, directors, Affiliates, employees, agents or advisors, including any investment banker, broker, attorney, accountant, consultant or other authorized representative of such Person.

“Required Company Shareholder Vote” means the affirmative vote or consent of (i) the holders of at least 51% of the shares of Class A common stock, (ii) the Series N Shareholders (as defined in the Shareholders Agreement), (iii) the Series CS Shareholders (as defined in the Shareholders Agreement) and (iv) the Series C Shareholders (as defined in the Shareholders Agreement).

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“Sanctions” has the meaning specified in Section 5.24(g).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning specified in Section 6.08(a).

“Section 16” has the meaning specified in Section 8.05.

“Securities Act” means the Securities Act of 1933.

“Security Incident” means any incident involving (i) information security breaches, intrusions, failures of the Company IT Systems or (ii) unauthorized access, theft, extraction, Processing, transfer, loss, disclosure, corruption, destruction or encryption of Company PII or other data held, in whatever form, by or on behalf of the Company or its Subsidiaries, including where the unauthorized event results from the use of any malicious code (including without limitation viruses, Trojan horses, worms, malware and ransomware), social engineering, unauthorized access to physical premises, loss of devices, disclosure of passwords or otherwise.

“Service Provider” means, as of any relevant time, any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries.

“Shareholders Agreement” means the Shareholders Agreement dated as of February 15, 2019 and entered into by and among AN Global Inc. and the shareholder parties thereto.

“Significant Contract” has the meaning specified in Section 5.11(a).

“Signing PIPE Subscription Agreements” has the meaning specified in the recitals hereto.

“Software” means any and all (a) computer, mobile, or device programs, systems, applications and code, including any software implementations of algorithms, models and methodologies and any source code, object code, firmware, middleware, APIs, development and design tools, applets, compilers and assemblers, and (b) machine readable databases and compilations, including any and all libraries, data and collections of data.

“Sponsor” means LIV Capital Acquisition Sponsor, L.P., a Cayman Islands exempted limited partnership.

“Sponsor Letter Agreement” has the meaning specified in the recitals hereto.

“Stock Award” means an award of restricted stock units or stock-settled performance incentives (in either case, whether subject to time-based, performance-based, liquidity-based or other vesting conditions) whether or not granted under the Company Equity Plan.

“Subsidiary” means, with respect to a specified Person, a corporation or other entity (i) of which fifty percent (50%) or more of the voting power of the equity securities or equity interests is owned, directly or indirectly, by such specified Person or (ii) with respect to which such specified Person controls the management.

“Surviving Corporation” has the meaning specified in Section 3.01(b).

“Surviving Provisions” has the meaning specified in Section 11.02.

“Surviving Pubco” has the meaning specified in the recitals hereto.

“Surviving Pubco Board” has the meaning specified in Section 9.06.

“Surviving Pubco Bylaws” has the meaning specified in Section 2.02.

“Surviving Pubco Certificate of Incorporation” has the meaning specified in the recitals hereto.

“Surviving Pubco Common Stock” means shares of Class A common stock of the Surviving Pubco, as set forth in the Surviving Pubco Certificate of Incorporation.

“Surviving Pubco Common Warrant” has the meaning specified in Section 2.03(c).

“Tax” means all federal, state, local, or foreign taxes, fees or levies imposed by a Governmental Authority (including income, profits, franchise, alternative minimum, gross receipts, sales, use, customs duties, value added,

Annex A-11

ad valorem, escheat, transfer, real property, personal property, stamp, capital stock, excise, premium, social security, payroll, occupation, employment, unemployment, severance, disability, registration, license, withholding and estimated tax), and any interest, penalty, or addition with respect thereto.

“Tax Grant” means any Tax exemption, Tax holiday, reduced Tax rate or other Tax benefit granted by a Taxing Authority with respect to the Company or any of its Subsidiaries that is not generally available without specific application therefor.

“Tax Return” means any return, report, schedule, form, statement, declaration, or document (including any refund claim, information statement, or amendment) required to be filed with or submitted to a Governmental Authority in connection with the determination, assessment, collection or payment of any Tax.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the administration, imposition, regulation, enforcement, assessment, determination or collection of any Tax.

“Terminating Company Breach” has the meaning specified in Section 11.01(b)(i).

“Terminating LIVK Breach” has the meaning specified in Section 11.01(c)(i).

“Termination Date” has the meaning specified in Section 11.01(b)(ii).

“Top 15 Customers” has the meaning specified in Section 5.23.

“Top 15 Vendors” has the meaning specified in Section 5.23.

“Transaction Proposals” has the meaning specified in Section 9.05(a).

“Transfer Tax” means any direct or indirect transfer (including real estate transfer), sales, use, stamp, documentary, registration, conveyance, recording, or other similar Taxes or governmental fees (and any interest, penalty, or addition with respect thereto) payable as a result of the consummation of the transactions contemplated hereby.

“Treasury Regulations” means the temporary and final regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Trust Account” means the account established by LIVK for the benefit of its public shareholders pursuant to the Trust Agreement.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of December 10, 2019, by and between LIVK and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company.

“US Plan” means any Company Benefit Plan that covers Service Providers located primarily within the United States.

“Value Generation RSUs” means the RSU Awards (as defined in the Incentive Equity Plan) set forth on Section 9.09 of the Company Disclosure Schedule.

“Voting and Support Agreement” has the meaning specified in the recitals hereto.

“WARN” has the meaning specified in Section 5.13(b).

Section 1.02. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender and neuter form, (ii) words using the singular or plural form also include the plural or singular form, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement (including the Annexes and Appendices hereto) and not to any particular provision of this Agreement, (iv) the terms “Article,” “Section” and “Annex” refer to the specified Article, Section or Annex of or to this Agreement unless otherwise specified, (v) whenever any other word derived from a defined term shall be used in this Agreement, such derived word shall have the meaning correlative to such defined term (e.g., “controlled” or

Annex A-12

“controlling” shall have the meaning correlative to “control”), (vi) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” whether or not they are in fact followed by such phrase or phrases or words of like import, (vii) the word “or” shall be disjunctive but not exclusive and (viii) references to anything having been “provided”, “made available” or “delivered” (or any other similar references) to LIVK means the relevant item has been posted in the electronic data site maintained by or on behalf of the Company in a location accessible to LIVK no later than 8:00 p.m. on the day immediately prior to the date hereof.

(b) All Annexes or Schedules (including the Company Disclosure and the LIVK Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term(s) used in any Annex or Schedule (including the Company Disclosure Schedule and the LIVK Disclosure Schedule) annexed hereto or referred to herein but not otherwise defined therein shall have the meaning ascribed to such term(s) in this Agreement.

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto; provided that, with respect to any agreement or other document identified in the Company Disclosure Schedule or the LIVK Disclosure Schedule, such amendment or other modification thereto is also identified in the Company Disclosure Schedule or the LIVK Disclosure Schedule, respectively.

(d) Unless the context of this Agreement otherwise requires, references to any statute, law or other Applicable Law shall include all regulations and rules promulgated thereunder and references to any statute, law or other Applicable Law shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) References to any Person include references to such Person’s successors and assigns (provided, however, that nothing contained in this clause is intended to authorize any assignment or transfer not otherwise permitted by this Agreement), and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(f) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. The Parties acknowledge that each Party and its counsel has reviewed and participated in the drafting of this Agreement and that no rule of strict construction, presumption or burden of proof favoring or disfavoring a Party shall be applied against any Party.

(g) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. Except as otherwise expressly provided herein, (i) any reference in this Agreement to a date or time shall be deemed to be such date or time in New York, New York and (ii) references from or through any date mean, unless otherwise specified, from and including or through and including, such date, respectively.

(h) The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(i) The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in visible form.

(j) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(k) All monetary figures used herein, including references to “$,” shall be in United States dollars unless otherwise specified.

Section 1.03. Knowledge. As used herein, the phrase “to the knowledge” of any Person shall mean the actual knowledge, after reasonable inquiry, of (a) in the case of the Company, Manuel Senderos, Jorge Pliego and Ana Hernández, and (b) in the case of LIVK, Alex Rossi and Alfredo Capote.

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Article 2
Domestication

Section 2.01. Domestication. Subject to receipt of the LIVK Shareholder Approval, at least one day prior to the Closing Date, LIVK shall cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, together with the Surviving Pubco Certificate of Incorporation, in each case, in accordance with the provisions thereof and Applicable Law, (b) completing and making and procuring all those filings required to be made with the Cayman Islands Registrar of Companies in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Islands Registrar of Companies. The Domestication shall become effective at the time when a Certificate of Domestication with respect thereto has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by LIVK and the Company in writing and specified in such Certificate of Domestication (the “Domestication Effective Time”).

Section 2.02. Bylaws of LIVK. LIVK shall take all actions necessary so that, at the Domestication Effective Time, the bylaws of the Surviving Pubco shall be substantially in the form attached as Annex B hereto (the “Surviving Pubco Bylaws”).

Section 2.03. Effects of the Domestication on the Capital Stock of LIVK. At the Domestication Effective Time, by virtue of the Domestication and without any action on the part of LIVK or any holder of LIVK Ordinary Shares or LIVK Warrants:

(a) each then issued and outstanding LIVK Class A Ordinary Share will convert automatically, on a one-for-one basis, into one share of Surviving Pubco Common Stock;

(b) each then issued and outstanding LIVK Class B Ordinary Share will convert automatically, on a one-for-one basis, into one share of Surviving Pubco Common Stock;

(c) each then issued and outstanding LIVK Common Warrant will convert automatically, on a one-for-one basis, into a warrant to acquire Surviving Pubco Common Stock, in the same form and on the same terms and conditions (including the same “Warrant Price” and number of shares of common stock subject to such warrant) as the converted LIVK Common Warrant (a “Surviving Pubco Common Warrant”); and

(d) each then issued and outstanding LIVK Sponsor Warrant will continue to remain outstanding in the same form and on the same terms and conditions (including the same “Warrant Price” and number of shares of common stock subject to such warrant) as were applicable to such LIVK Sponsor Warrant as of immediately prior to the Closing.

Article 3
Merger; Closing

Section 3.01. Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company shall be merged with and into Surviving Pubco in accordance with the DGCL, with Surviving Pubco being the surviving corporation (the “Merger”). The Merger shall be evidenced by a Certificate of Merger filed by Surviving Pubco and the Company with the Secretary of State of the State of Delaware in substantially the form attached as Annex G hereto (the “Certificate of Merger”).

(b) Upon consummation of the Merger at the Effective Time, the separate corporate existence of the Company shall cease and Surviving Pubco, as the surviving corporation of the Merger (the “Surviving Corporation”), shall continue its corporate existence under the DGCL.

Section 3.02. Effects of the Merger. From and after the Effective Time, the effects of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL and the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Surviving Pubco and the Company, all as provided under the DGCL.

Section 3.03. Closing; Effective Time. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York,

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NY 10017, commencing at 10:00 a.m. (New York time) on the date which is three (3) Business Days after the date on which all conditions set forth in Article 10 shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as LIVK and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” Subject to the satisfaction or waiver of all of the conditions set forth in Article 10 of this Agreement, LIVK and the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL on the Closing Date. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by LIVK and the Company in writing and specified in the Certificate of Merger, but in any event not prior to immediately after the Domestication Effective Time (the “Effective Time”).

Section 3.04. Certificate of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time, by virtue of the Merger and without any action on the part of LIVK, the Company or any other Person, the Surviving Pubco Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall become the certificate of incorporation of the Surviving Corporation and shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein and under the DGCL, except that the name of the Surviving Corporation reflected therein shall be “AgileThought, Inc.” At the Effective Time, by virtue of the Merger and without any action on the part of LIVK, the Company or any other Person, the Surviving Pubco Bylaws, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation and shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein, in the certificate of incorporation of the Surviving Corporation and under the DGCL, except that the name of the Surviving Corporation reflected therein shall be “AgileThought, Inc.”

Section 3.05. Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of the Surviving Corporation shall be the twelve (12) individuals designated in accordance with Section 9.06, each to hold office in accordance with the bylaws of the Surviving Corporation until the earlier of his or her resignation or removal or he or she otherwise ceases to be a director or until his or her respective successor is duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the bylaws of the Surviving Corporation until the earlier of his or her resignation or removal or he or she otherwise ceases to be an officer or until his or her respective successor is duly elected and qualified, as the case may be.

Article 4
Effects of the Merger on the Company Shares; Closing Deliveries

Section 4.01. Conversion of Company Shares.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of Surviving Pubco, the Company, any Holder or any other Person, each Company Share that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive the applicable share of the Merger Consideration, as determined pursuant to this Section 4.01. As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Company Shares shall thereafter cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 4.01.

(b) Each Holder of a Company Common Share shall be entitled to receive such Holder’s Proportionate Interest of the Common Merger Consideration.

(c) Each Holder of a Company Preferred Share shall be entitled to receive a number of shares of Surviving Pubco Common Stock equal to the number of Company Preferred Shares held by such Holder as of immediately prior to the Effective Time (collectively, the “Preferred Merger Consideration”).

Section 4.02. Treatment of Stock Awards. As of the Effective Time, each Stock Award that is outstanding immediately prior to the Effective Time shall be converted into the right to receive a stock award based on shares of Surviving Pubco Common Stock (each, an “Adjusted Stock Award”) with substantially the same terms and conditions as were applicable to such Stock Award immediately prior to the Effective Time (including with respect to vesting and termination-related provisions), except that such Adjusted Stock Award shall relate to such number of shares of

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Surviving Pubco Common Stock as is equal to the product of (i) the number of Company Common Shares subject to such Stock Award immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share.

Section 4.03. Surviving Pubco Shares. At the Effective Time, by virtue of the Merger and without any action on the part of LIVK, the Company or any other Person, each share of Surviving Pubco Common Stock outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted.

Section 4.04. Treatment of Warrants. At the request of the Company, LIVK will use commercially reasonable efforts to seek an amendment of the outstanding LIVK Warrants to cause such LIVK Warrants to not be treated as liabilities on the balance sheet of LIVK and to enable the Company, following the Closing, to account for such warrants as equity on the financial statements of the Company and LIVK shall recommend to the holders of LIVK Warrants entitled to vote thereon that the proposed amendment be approved; provided that (i) any such request shall come to LIVK in writing from the Company no later that at least thirty days prior to the effective date of the Registration Statement, (ii) the approval or execution of any such amendment by or on behalf of the holders of LIVK Warrants shall not be required as a condition to closing or otherwise affect, in any way, the parties’ obligations to consummate the transactions contemplated hereby and (iii) nothing in this Section 4.04 shall require LIVK to pay any amount or transfer any value to any holder of LIVK Warrants in connection with such amendment. Notwithstanding anything to the contrary, LIVK shall not be restricted from, at any time, taking the actions described in the preceding sentence upon its determination to do so without regard to whether the Company has requested that LIVK take such actions in accordance with the preceding sentence.

Section 4.05. Consideration Calculation. No later than 12 p.m. New York City time on the third (3rd) Business Day prior to the Closing Date, LIVK will deliver to the Company a statement setting forth LIVK’s good faith calculation of Available Cash and the Common Merger Consideration (the “Closing Statement”). Following delivery of the Closing Statement, LIVK will provide the Company, its accountants and other representatives with a reasonable opportunity to review the Closing Statement and LIVK shall consider in good faith the Company’s, its accountants’ and its other representatives’ reasonable comments thereto (or to any component thereof).

Section 4.06. Allocation Schedule. Attached as Annex H hereto is an allocation schedule (the “Allocation Schedule”) setting forth (i) each Holder’s proportionate interest in the Company and its Subsidiaries, taken as a whole (such Holder’s “Proportionate Interest”), based on the Fully Diluted Shares Outstanding (assuming for such purpose that the AT Lender Conversion has occurred) as of the date hereof and (ii) an illustrative calculation of the Exchange Ratio and an illustrative allocation of Common Merger Consideration among the Holders entitled thereto based on the illustrative amounts set forth in such Annex. Not less than two (2) Business Days prior to the Closing, following the delivery of the Closing Statement, the Company shall deliver to LIVK an updated version of the Allocation Schedule, which shall be updated solely to reflect any changes to the Fully Diluted Shares Outstanding (taking into account the occurrence of the AT Lender Conversion) and shall set forth the allocation of the Common Merger Consideration as set forth in the Closing Statement among the Holders entitled thereto. Notwithstanding anything to the contrary in this Agreement, LIVK and, following the Closing, the Surviving Pubco, the Surviving Corporation and its Subsidiaries, shall be entitled to rely on, without any obligation to investigate or verify the accuracy or correctness thereof, the Allocation Schedule (including all determinations therein), and no Holder shall be entitled to any amount in excess of the amounts to be paid to such Holder in accordance with this Agreement and the Allocation Schedule.

Section 4.07. Payment.

(a) Immediately prior to or at the Effective Time, LIVK shall deposit, or cause to be deposited, with an exchange agent selected by the Company and reasonably acceptable to LIVK (the “Exchange Agent”) evidence in book-entry form of shares of Surviving Pubco Common Stock representing the number of shares of Surviving Pubco Common Stock sufficient to deliver the Merger Consideration (the “Funding Amount”).

(b) LIVK shall instruct the Exchange Agent to issue to each Holder the portion of the Merger Consideration to which such Holder is entitled pursuant to Section 4.01 at or promptly after the Closing. From and after the Effective Time, all previous Holders of Company Shares shall cease to have any rights as Holders other than the right to receive the portion of the Merger Consideration to which such Holder is entitled pursuant to Section 4.01, without interest. From and after the Effective Time, there shall be no further registration of transfers of Company Shares on the transfer books of the Surviving Corporation.

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(c) Notwithstanding anything to the contrary contained herein, no fraction of a share of Surviving Pubco Common Stock will be issued by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Surviving Pubco Common Stock (after aggregating all shares of Surviving Pubco Common Stock to which such Person otherwise would be entitled) shall instead have the number of shares of Surviving Pubco Common Stock (with 0.5 of a share or greater rounded up), as applicable.

Section 4.08. Pre-Closing Actions; Closing Deliverables.

(a) The Company shall take all actions necessary to consummate the AT Lender Conversion in accordance with the Conversion Agreement.

(b) At or prior to the Closing, the Company shall deliver or cause to be delivered:

(i) the Amended and Restated Registration Rights Agreement, duly executed by the respective Holders party thereto;

(ii) a certificate signed by an authorized officer of the Company, dated the Closing Date, certifying that the conditions specified in Section 10.02(a), Section 10.02(b) and Section 10.02(c) have been fulfilled;

(iii) a certification satisfying the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), that the Company is not, nor has it been within the period described in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and an accompanying notice to the Internal Revenue Service satisfying the requirements of Treasury Regulations Section 1.897-2(h)(2); provided that if the Company fails to deliver such certificate, the transactions shall nonetheless be able to close and Surviving Pubco shall be entitled to withhold from any consideration paid pursuant to this Agreement the amount required to be withheld under Section 1445 of the Code; and

(iv) evidence reasonably satisfactory to LIVK that the AT Lender Conversion has been consummated in accordance with the Conversion Agreement.

(c) At or prior to the Closing, the Surviving Pubco shall deliver or cause to be delivered:

(i) the Amended and Restated Registration Rights Agreement, duly executed by Sponsor and the Surviving Pubco; and

(ii) a certificate signed by an officer of the Surviving Pubco, dated the Closing Date, certifying that the conditions specified in Section 10.03(a) and Section 10.03(b) have been fulfilled.

Section 4.09. Exchange Agent. The Exchange Agent shall invest any cash included in the Funding Amount as directed by, prior to the Closing, LIVK and, after, the Closing, the Surviving Pubco; provided, however, that no such investment or loss thereon shall affect the amounts payable to the Holders pursuant to this Article 4. Any interest or other income resulting from such investments shall be paid to the Surviving Pubco, upon demand. Promptly following the earlier of (i) the date on which the entire Funding Amount has been disbursed and (ii) the date which is twelve (12) months after the Effective Time, the Surviving Pubco shall instruct the Exchange Agent to deliver to the Surviving Pubco any remaining portion of the Funding Amount and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent’s duties shall terminate. Thereafter, each Holder may look only to the Surviving Pubco (subject to applicable abandoned property, escheat or other similar Applicable Laws), as general creditors thereof, for satisfaction of such Holder’s claim for Merger Consideration that such Holder may have the right to receive pursuant to this Article 4 without any interest thereon.

Section 4.10. No Liability; Withholding.

(a) None of LIVK, the Surviving Pubco, the Surviving Corporation or the Exchange Agent shall be liable to any Person for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration that remains undistributed to the Holders as of immediately prior to the date on which the Merger Consideration would otherwise escheat to or become the property of any Governmental Authority shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

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(b) Each of LIVK, the Surviving Pubco, the Surviving Corporation and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any Applicable Law; provided, however, that the relevant payor will reasonably cooperate with the relevant payee prior to the making of such deductions and withholding payments to determine whether any such deductions or withholding payments (other than with respect to compensatory payments) are required under Applicable Law and in obtaining any available exemption or reduction of, or otherwise minimizing to the extent permitted by Applicable Law, such deduction and withholding. Any amounts so deducted and withheld shall be paid over to the appropriate Governmental Authority in accordance with Applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made. The parties to this Agreement acknowledge that no withholding is required under applicable U.S. federal income Tax Law as in effect as of the Effective Time (other than with respect to compensatory payments or any deduction or withholding required by reason of the failure by the Company to provide the certification described in Section 4.08(b)(iii) or by any Holder to timely provide a duly executed and properly completed IRS Form W-9 or W-8BEN, as may be applicable) with respect to any amounts payable pursuant to this this Agreement.

Article 5
Representations and Warranties of the Company

Except as set forth in the corresponding section of the Company Disclosure Schedule, the Company represents and warrants to LIVK as of the date hereof and as of the Closing Date as follows:

Section 5.01. Corporate Organization of the Company.

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the State of Delaware and has the corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted.

(b) A true and complete copy of the certificate of incorporation, certified by the Secretary of State of the State of Delaware, and a true and correct copy of the bylaws of the Company have been made available by the Company to LIVK and each is in full force and effect and the Company is not in violation of any of the provisions thereof.

(c) The Company is duly licensed or qualified and, where applicable, in good standing as a foreign corporation in each jurisdiction in which the ownership or lease of its property or the character of its activities is such as to require it to be so licensed, qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not reasonably be expected to have a Company Material Adverse Effect.

Section 5.02. Subsidiaries.

(a) The Subsidiaries of the Company are set forth on Section 5.02 of Company Disclosure Schedule. The Subsidiaries have been duly incorporated, formed or organized and are validly existing and in good standing, where applicable, under the Laws of their respective jurisdiction of incorporation, formation or organization and have the power and authority to own or lease their respective properties and to conduct their respective businesses as they are now being conducted. Each Subsidiary of the Company is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership or lease of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Company Material Adverse Effect.

(b) True and complete copies of the organizational documents of the Subsidiaries of the Company have been made available to LIVK, and are in full force and effect and such Subsidiaries are not in violation of any of the provisions thereof.

Section 5.03. Due Authorization.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its obligations hereunder and thereunder, and (subject to the approvals described in Section 5.05) to consummate the transactions contemplated hereby and thereby. The

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execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by the Company Board and, except for the Required Company Shareholder Vote, no other corporate action on the part of the Company or any of its Subsidiaries or any holders of any securities of the Company or any of its Subsidiaries is necessary to authorize the execution and delivery by the Company of this Agreement or the Ancillary Agreements to which the Company is (or will be) a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Each Ancillary Agreement to which the Company is a party, when executed and delivered by the Company, will be duly and validly executed and delivered by the Company, and, assuming such Ancillary Agreement constitutes a legal, valid and binding obligation of the other parties thereto, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The Company Board has, by duly adopted resolutions, (i) approved this Agreement, the Merger and the transactions contemplated by this Agreement, (ii) determined that this Agreement, the Merger and the transactions contemplated by this Agreement are advisable and in the best interests of the Company and the Holders, (iii) directed that the adoption of this Agreement be submitted for approval by the Holders and (iv) resolved to recommend that the Holders approve this Agreement, the Merger and the transactions contemplated by this Agreement.

Section 5.04. No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which the Company is a party by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or violate any provision of, or result in the breach of, any Applicable Law, or the certificate of incorporation, operating agreement or other organizational documents of the Company or any of its Subsidiaries, (b) assuming the receipt of the consents, approvals, authorizations and other requirements set forth in Section 5.05, conflict with, violate or result in a breach of any term, condition or provision of any Significant Contract, or terminate or result in a default under, or require any consent, notice or other action by any Person under (with or without notice, or lapse of time, or both) or the loss of any right under, or create any right of termination, acceleration or cancellation of any Significant Contract, or (c) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, or constitute an event which, with or without notice or lapse of time or both, would result in any such violation, breach, termination or creation of a Lien or result in a violation or revocation of any required license, Permit or approval from any Governmental Authority or other Person, except, in the case of clauses (b) and (c) above, to the extent that the occurrence of any of the foregoing would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 5.05. Governmental Authorizations; Consents. No consent, approval or authorization of, or designation, declaration to or filing with, notice to, or any other action by or in respect of, any Governmental Authority or other Person is required on the part of the Company with respect to the Company’s execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby and thereby, except for (a) applicable requirements of the HSR Act or foreign Antitrust Laws, (b) the filing of the Certificate of Merger in accordance with the DGCL and (c) any consents, approvals, authorizations, designations, declarations, filings, notices or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

Section 5.06. Capitalization.

(a) All of the issued and outstanding Company Shares have been duly authorized and validly issued in accordance with all Laws, including all applicable federal securities Laws, and the organizational documents of the Company, and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights, and are free and clear of all Liens and other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Company Shares). Section 5.06(a) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all

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of the Company Shares that are authorized, issued or outstanding and the holders of such equity interests. Except as set forth in Section 5.06(a) of the Company Disclosure Schedule, there are no other authorized, issued or outstanding equity interests of the Company.

(b) Set forth on Section 5.06(b) of the Company Disclosure Schedule is (i) the capitalization of each direct and indirect Subsidiary of the Company, including the number of equity interests authorized, issued and outstanding (including the holder of any such equity interests) for each such Subsidiary and (ii) the name of each other corporation, limited liability company, trust, partnership, joint venture or other entity in which the Company or any of its Subsidiaries owns equity interests and the amount and the ownership percentage represented by such interests. The outstanding equity interests of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights. The Company or one or more of its wholly owned Subsidiaries own of record and beneficially all the issued and outstanding equity interests of such Subsidiaries free and clear of any Liens other than Permitted Liens.

(c) Other than as set forth on Section 5.06(a) of the Company Disclosure Schedule or Section 5.06(b) of the Company Disclosure Schedule, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for any equity interests of the Company or any Subsidiary of the Company, or any other Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or a Subsidiary of the Company to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any equity interests in or debt securities of, the Company or a Subsidiary of the Company or obligating the Company or a Subsidiary of the Company to grant, extend or enter into options, warrants, calls, rights, subscriptions or other securities, and (ii) no equity equivalents, equity appreciation rights, stock options, restricted stock or restricted stock units, phantom equity ownership interests, profits interests or similar rights in the Company or any Subsidiary of the Company. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of the Company or any Subsidiary of the Company. There are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the equityholders of any Subsidiary of the Company may vote. None of the Company or any of its Subsidiaries is a party to any equityholders’ agreement, voting agreement or registration rights agreement relating to the equity interests of the Company or any Subsidiary of the Company. There are no declared but unpaid dividends or other distributions with regard to any issued and outstanding equity interests of the Company or any Subsidiary of the Company.

Section 5.07. Financial Statements.

(a) Attached as Section 5.07(a) of the Company Disclosure Schedule are the audited consolidated balance sheets and statements of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries as of and for the years ended December 31, 2020 and December 31, 2019, including the accompanying notes and together with the auditor’s reports related thereto (the “Financial Statements”). The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, and changes in shareholders’ equity and cash flow of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements, as applicable, in conformity with GAAP consistently applied throughout the period indicated of footnotes and other presentation items required by GAAP and for normal and recurring year-end adjustments that are not material).

(b) The Financial Statements have been, and any other audited financial statements of the Company and its Subsidiaries required to be included in the Proxy Statement and the Registration Statement or any other filings to be made by LIVK with the SEC in connection with the transactions contemplated in this Agreement when delivered in accordance with this Agreement will be, audited in accordance with PCAOB auditing standards by a PCAOB-qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act.

(c) To the knowledge of the Company, the systems of internal accounting controls maintained by the Company and its Subsidiaries are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (iii) material information is communicated to management as appropriate.

(d) Neither the Company nor any of its Subsidiaries is a party to, or is subject to any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or

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arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act), in each case, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Financial Statements.

(e) Neither the Company nor any of its Subsidiaries has received from any employee of the Company or its Subsidiaries any written or, to the knowledge of the Company, oral, complaint, allegation, assertion or claim with respect to unlawful or potentially unlawful activity regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not independently identified or received any written notice from their independent accountants regarding any of the foregoing.

(f) As of the date hereof, the Company and its Subsidiaries do not have any (i) indebtedness, whether or not contingent, for borrowed money, or (ii) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security or similar instrument (collectively, “Indebtedness”).

Section 5.08. Undisclosed Liabilities. There is no material liability, debt or obligation of the Company or any of its Subsidiaries, except for liabilities, debts and obligations (a) as (and to the extent) reflected or reserved for on the balance sheet of the Company as of December 31, 2020 included in the Financial Statements, (b) that have arisen since December 31, 2020 in the Ordinary Course of Business (none of which results from, arises out of or was caused by any tortious conduct, breach of Contract, infringement or violation of Applicable Law) or (c) incurred in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries has applied for or received any loan under the Paycheck Protection Program under the CARES Act.

Section 5.09. Litigation and Proceedings. Since January 1, 2018 there have not been any, and there are currently no, pending or, to the knowledge of the Company, threatened, Actions against the Company or any of its Subsidiaries or any of their respective properties or assets, or, to the knowledge of the Company, any of their respective directors or employees, in their capacity as such except, in each case, as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2018, neither the Company nor any of its Subsidiaries nor any property or asset of the Company or any such Subsidiary, has been subject to any Governmental Order.

Section 5.10. Compliance with Laws; Permits.

(a) The Company, its Subsidiaries, and, to the knowledge of the Company and its Subsidiaries’ officers, directors and employees are, and since January 1, 2018 have been, in compliance with all Applicable Laws in all material respects, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2018, (i) none of the Company or any of its Subsidiaries has been subjected to, or received any notification from, any Governmental Authority of a violation of any Applicable Law or any investigation by a Governmental Authority for actual or alleged violation of any Applicable Law, (ii) to the knowledge of the Company, no claims have been filed against the Company or any of its Subsidiaries with any Governmental Authority alleging any material failure by the Company or any of its Subsidiaries to comply with any Law to which it is subject, and (iii) none of the Company nor any of its Subsidiaries has made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Law.

(b) The Company and each of its Subsidiaries has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted and as proposed to be conducted (the “Company Permits”), except where the failure to have such Company Permits would not be material to the Company and its Subsidiaries, taken as a whole. As of the date hereof, (i) each Company Permit is in full force and effect in accordance with its terms, (ii) no outstanding notice of revocation, cancellation or termination of any Company Permit has been received by the Company or any of its Subsidiaries, (iii) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, suspension, withdrawal, adverse modification, cancellation or termination of any Company Permit, (iv) each of the Company and each of its Subsidiaries is, and has been since January 1, 2018, in compliance with all material Company Permits applicable to the Company or such Subsidiary and no condition exists that with notice or lapse of time or both would constitute a default under such Company Permits, in

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each case, except as would not be material to the Company and its Subsidiaries, taken as a whole. The consummation of the transactions contemplated by this Agreement will not cause the revocation, modification or cancellation of any Company Permits, except for any such revocation, modification or cancellation that would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Section 5.10(b) of the Company Disclosure Schedule contains a complete list of all material Company Permits.

Section 5.11. Contracts; No Defaults.

(a) Section 5.11(a) of the Company Disclosure Schedule contains a listing of all Contracts described in clauses (i) through (xiv) below to which the Company or any of its Subsidiaries is a party or by which it is bound (each Contract required to be listed on Section 5.11(a) of the Company Disclosure Schedule, a “Significant Contract”):

(i) any Contract, the performance of which involves payments (A) by the Company or its Subsidiaries in the aggregate in excess of $300,000 in fiscal year 2020 and projected in good faith for fiscal year 2021 or (B) to the Company or its Subsidiaries in the aggregate in excess of $300,000 in fiscal year 2020 and projected in good faith for fiscal year 2021;

(ii) any Contract with a Top 15 Vendor or Top 15 Customer (other than purchase or service orders accepted, confirmed or entered into in the Ordinary Course of Business);

(iii) each employment Contract with any employee of the Company or one of its Subsidiaries that provides for annual base compensation in excess of $300,000;

(iv) each collective bargaining Contract (a “Labor Contract”);

(v) any Contract pursuant to which the Company or any of its Subsidiaries leases, subleases, occupies or otherwise uses any material real property, including the Leased Real Property (the “Real Property Leases”);

(vi) (A) any Contract under which the Company or any of its Subsidiaries has granted to a third party any license or covenant not to sue with respect to any material Intellectual Property, other than non-exclusive licenses granted in the Ordinary Course of Business, or (B) any Contract pursuant to which the Company or any of its Subsidiaries obtains any license or covenant not to sue from a third party with respect to any material Intellectual Property, other than licenses of “off-the-shelf” Software that is commercially available to the public generally on non-discriminatory pricing terms and licenses of Open Source Software;

(vii) any Contract that (A) (1) contains a covenant binding on the Company or any of its Subsidiaries not to compete in any line of business or solicit persons for employment (other than non-disclosure agreements and confidentiality agreements entered into in the Ordinary Course of Business), (2) grants exclusive or preferential rights or “most favored nations” status to any person that has a relationship with the Company that is material to the Company, or (3) obligates the Company or any of its Subsidiaries to purchase or obtain a minimum or specified amount of any product or service in excess of $300,000 in the aggregate in fiscal year 2020 and projected in good faith for fiscal year 2021, in each case that is applicable to the Company or any of its Subsidiaries or (B) prohibits the Company or any of its Subsidiaries from soliciting any customers or strategic partners;

(viii) any Contract under which the Company or any of its Subsidiaries has (A) created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for money borrowed (excluding, for the avoidance of doubt, any intercompany arrangements solely between or among the Company or any of its Subsidiaries), (B) granted a Lien on its assets or group of assets, whether tangible or intangible, to secure any indebtedness for money borrowed, (C) extended credit to any Person (other than Contracts involving immaterial advances made to an employee of the Company or any of its Subsidiaries in the Ordinary Course of Business) or (D) granted a material performance bond, letter of credit or any other similar instrument, in each case, in excess of $300,000;

(ix) any Contract with any Governmental Authority;

(x) each Contract with a Related Party (other than Company Benefit Plans or Contracts for compensation for services performed by a Related Party as director, officer, service provider or employee of the Company or any of its Subsidiaries and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business);

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(xi) each Contract relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) that contains covenants, indemnities or other payment obligations (including “earn-out” or other contingent payment obligations) that may result in the making of payments by the Surviving Corporation and its Subsidiaries after the Closing Date or otherwise impose material obligations on the Surviving Corporation and its Subsidiaries after the Closing;

(xii) any Contract establishing any joint venture, strategic alliance, partnership or other collaboration;

(xiii) any Contract involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute under which the Company or any of its Subsidiaries has any ongoing obligations (either monetary or non-monetary); and

(xiv) any Contract which grants any Person a right of first refusal, right of first offer or similar right with respect to any properties, assets or businesses of the Company or any of its Subsidiaries.

(b) True and correct copies of each Significant Contract have been delivered to or made available to LIVK. Each Significant Contract is in full force and effect and represents the legal, valid and binding obligations of the Company, and to the knowledge of the Company, the other parties thereto and is enforceable against the Company, and to the knowledge of the Company, against the other parties thereto, in accordance with its terms and conditions. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to any such Significant Contract is in breach of or in default under such Significant Contract. Neither the Company nor any of its Subsidiaries has received any written claim or notice of any material breach of or default under any Significant Contract, and, to the knowledge of the Company, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a default under any Significant Contract by the Company or any Subsidiary of the Company party thereto or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both). No party to any Significant Contract has exercised termination rights with respect thereto or has indicated in writing that it intends to terminate or materially modify its relationship with the Company or any of its Subsidiaries.

Section 5.12. Company Benefit Plans.

(a) Section 5.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of each material Company Benefit Plan (excluding (i) any Stock Award granted pursuant to a form of award agreement delivered or made available to LIVK and (ii) any Contract for employment or engagement of any director, officer, employee or independent contractor that does not materially deviate from the forms delivered or made available to LIVK) and specifies whether such plan is a US Plan or an International Plan. A “Company Benefit Plan” means any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whether or not subject to ERISA, and all other employee compensation and benefit contracts, plans, policies, programs, or arrangements, and each other equity or equity-based compensation, severance, retention, employment, change-of-control, bonus, incentive, deferred compensation, retirement, pension, profit-sharing, vacation, disability, medical (including any self-insured arrangement), dental, vision, disability or sick leave benefits, post-retirement medical or life insurance, health, welfare, prescription, or other fringe or employee benefit plan, agreement, program, policy, or arrangement (other than (x) offer letters for at-will employment without an obligation for severance or guaranteed bonus or similar payment and (y) plans, agreements, programs, policies, or arrangements that are statutorily required, government sponsored or not otherwise maintained, sponsored or controlled by the Company and its Affiliates), in each case whether written or unwritten (i) that is maintained, sponsored, or contributed to (or required to be contributed to) by the Company or any of its Affiliates for the benefit of any current or former Service Provider or (ii) under which the Company or any of its Subsidiaries has or is reasonably expected to have any direct or indirect obligation or liability. As of the date hereof, neither the Company nor any of its Subsidiaries has made any plan or commitment to establish or contribute to any new Company Benefit Plan or modify any existing Company Benefit Plan.

(b) With respect to each Company Benefit Plan, the Company has delivered or made available to LIVK copies of, if applicable, (i) such Company Benefit Plan (or, if oral, a written summary thereof) and any trust or funding agreement related thereto, (ii) the most recent summary plan description (if applicable), (iii) the most recent annual report on Form 5500 and all attachments thereto filed with the Internal Revenue Service (if applicable) including all schedules thereto, financial statements and any related actuarial reports, (iv) all material correspondence or other communications received from any Governmental Authority regarding such Company Benefit Plan, (v) the most

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recent determination or opinion letter issued by the Internal Revenue Service, and (vi) if such Company Benefit Plan is an International Plan, documents that are substantially comparable (taking into account differences in Applicable Law and practices) to the documents provided in clauses (i) through (v).

(c) Except as would not be material to the Company and its Subsidiaries, individually or taken as a whole, each Company Benefit Plan has been established, maintained, and administered in compliance in all respects with its terms and all Applicable Laws, including ERISA, the Code, and the Patient Protection and Affordable Care Act (as amended). All contributions and other payments required by and due under the terms of each Company Benefit Plan have been timely made. All forms, reports, or returns required to be filed with the Department of Labor, Internal Revenue Service, or any other Governmental Authority with respect to each Company Benefit Plan have been timely and properly filed. Each Company Benefit Plan can be terminated or otherwise discontinued following the Effective Time in accordance with its terms, without material liability to LIVK, the Company or its Subsidiaries or any Affiliate of the foregoing (subject to Applicable Laws).

(d) Each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification, or (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Nothing has occurred to cause, or that could reasonably be expected to cause, the disqualification of any Company Benefit Plan that is intended to be so qualified and no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA, has occurred with respect to any Company Benefit Plan.

(e) None of the Company, any of its Subsidiaries, or any trade or business (whether or not incorporated) that is treated as a “single employer” together with, or under “common control” or part of a “controlled group” with, any of the foregoing (within the meaning of Section 414(b), (c), (m), or (o) of the Code) sponsors, maintains, contributes to (or is obligated to contribute to), or has any material liability in respect of, or at any time in the six (6) years preceding the date hereof has sponsored, maintained, contributed to (or was obligated to contribute to), or had any material liability in respect of, (i) an “employee pension benefit plan,” as defined in Section 3(2) of ERISA, including a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or a “single-employer plan” (as defined in Section 4001(a)(15) of ERISA), that is subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA, (ii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iii) a “multiple employer plan” (as described in Section 210 of ERISA). No Company Benefit Plan provides any post-termination or retiree life insurance, health insurance, or other employee welfare benefits to any Person, except as may be required by COBRA or similar applicable state or local Law.

(f) There are, and since January 1, 2018, there have been, (i) no pending or, to the knowledge of the Company, threatened, Actions (other than routine claims for benefits in the Ordinary Course of Business) with respect to any Company Benefit Plan, and (ii) no audits, material inquiries, or proceedings pending or, to the knowledge of the Company, threatened, by the Department of Labor, Internal Revenue Service, or any other Governmental Authority with respect to any Company Benefit Plan.

(g) Each Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been documented and operated in all material respects in compliance with Section 409A of the Code. There is no agreement, plan, arrangement, or other contract by which the Company or any of its Subsidiaries is bound to compensate any Person for excise Taxes, penalties or interest pursuant to Section 4999 of the Code or additional Taxes, penalties or interest pursuant to Section 409A of the Code.

(h) Each International Plan (i) has been maintained in compliance in all material respects with its terms and Applicable Law, (ii) if intended to qualify for special tax treatment, meets all the requirements for such treatment, and (iii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable accounting principles. From and after the Closing Date, the Surviving Corporation, LIVK and its Affiliates will receive the full benefit of any funds, accruals and reserves under the International Plans.

(i) Except as disclosed on Section 5.12(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation of any of the transactions contemplated by this Agreement (either alone or in connection with any other event, contingent or otherwise) will (i) result in any payment or benefit (including notice, severance, golden parachute, bonus, commission, or otherwise), becoming due to any

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current or former Service Provider, (ii) result in any forgiveness of indebtedness to any current or former Service Provider, (iii) increase any compensation or benefits otherwise payable by the Company or any of its Subsidiaries or under any Company Benefit Plan, (iv) result in the acceleration of the time of payment or vesting of any compensation or benefits except as required under Section 411(d)(3) of the Code, or require the funding of any Company Benefit Plan, or (v) result in or satisfy a condition to the payment or vesting of any compensation or benefit (or any acceleration of the foregoing) that would, in combination with any other such payment, benefit, or acceleration, result in an “excess parachute payment” within the meaning of Section 280G(b) of the Code.

Section 5.13. Labor Matters.

(a) The Company has delivered to LIVK a complete and accurate (anonymized) list of all current employees, workers and individual consultants of the Company and its Subsidiaries as of the date hereof, which list includes the following information with respect to each such employee: (i) the employee’s name, (ii) the position held by the employee (and whether part- or full-time), (iii) the employee’s principal location of employment and the name of the applicable employer entity, (iv) the employee’s base salary, target bonus and 2020 bonus paid or accrued, (v) the employee’s date of hire (and service period for the purpose of employee-related entitlements if not tied to date of hire), (vi) the employee’s accrued paid time off/vacation balance as of March 31, 2021, (vii) the employee’s leave status (and, if on leave, the nature of the leave and the expected return date), and (viii) exempt or non-exempt status under the Fair Labor Standards Act (for Company employees located in the United States). Except as set forth on Section 5.13(a) of the Company Disclosure Schedule and except as would not reasonably be expected to result in material liabilities to the Company or any of its Subsidiaries, no freelancer, consultant or other contracting party treated as self-employed whose services the Company or any of its Subsidiaries uses or has used can effectively claim the existence of an employment relationship with one of these companies.

(b) Neither the Company nor any of its Subsidiaries is a party to, subject to, or in the process of entering into, any Labor Contract (whether written or unwritten) applicable to current or former Service Providers, nor are there any Service Providers represented by a works council or a labor organization or activities or proceedings of any labor union to organize any Service Providers. The consent of or consultation with, or the rendering of formal advice by, any labor or trade union, works council or other employee representative body is not required for the Company to enter into this Agreement or to consummate any of the transactions contemplated hereby. Since January 1, 2018, (i) the Company and each of its Subsidiaries has been in compliance in all material respects with all Applicable Laws regarding labor and employment, including provisions thereof relating to wages, hours, collective bargaining, labor management relations, overtime, employee classification, discrimination, sexual harassment, civil rights, equal opportunity, affirmative action, work authorization, immigration, safety and health, plant closings and mass layoffs, workers compensation, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes (collectively, the “Employment Laws”), (ii) there are no pending or, to the knowledge of the Company, threatened, complaints against the Company or its Subsidiaries regarding unfair labor practices before the National Labor Relations Board or any other Governmental Authority, (iii) there has been no pending or, to the knowledge of the Company, threatened (and the Company does not otherwise reasonably anticipate), strike, labor dispute, slowdown, work stoppage or other labor stoppage or disruption with respect to the Company or any of its Subsidiaries, (iv) there are no pending or, to the knowledge of the Company, threatened, Actions against the Company or any of its Subsidiaries with respect to the Employment Laws that would reasonably be expected to result in material liability to the Company and (v) neither the Company nor any of its Subsidiaries has (x) taken any action which would constitute a “plant closing” or “mass lay-off” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988 or similar Law (collectively, “WARN”) or issued any notification of a plant closing or mass lay-off required by WARN, or (y) incurred any liability or obligation under WARN that remains unsatisfied. Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification of: (A) any Person as an independent contractor rather than as an employee, (B) any employee currently self-employed or employed by another employer, or (C) any employee currently or formerly classified as exempt from any entitlement to overtime wages. Neither the Company nor any of its Subsidiaries has any “joint employer” liability with respect to any use of service providers, including any independent contractors or other Persons employed by a third-party employment agency or similar provider. Since January 1, 2018: (x) no current or former Service Provider has, to the knowledge of the Company, made allegations of sexual harassment against (A) any officer or director of the Company or its Subsidiaries or (B) any employee of the Company or its Subsidiaries who, directly or indirectly, supervises at least twenty (20) Service Providers, and (y) neither the Company nor any of its Subsidiaries have entered into any settlement agreement related to sexual harassment or sexual misconduct by a Service Provider.

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Section 5.14. Taxes.

(a) All material federal, state, local and foreign income and other material Tax Returns required to be filed by the Company or any of its Subsidiaries (taking into account applicable extensions) have been timely filed, and all such Tax Returns are true, correct and complete in all material respects.

(b) The Company and its Subsidiaries have paid all material amounts of Taxes (whether or not shown on any Tax Return) that are due and payable by the Company and its Subsidiaries, except with respect to matters contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP.

(c) Except for Permitted Liens, there are no Liens for Taxes upon the property or assets of the Company or any of its Subsidiaries.

(d) All material amounts of Taxes required to be withheld by the Company and its Subsidiaries have been withheld and, to the extent required, have been paid over to the appropriate Governmental Authority.

(e) None of the Company or any of its Subsidiaries has received from any Governmental Authority any written notice of any threatened, proposed, or assessed deficiency for Taxes of the Company or any of its Subsidiaries, except for such deficiencies that have been satisfied by payment, settled or withdrawn. No audit or other proceeding by any Governmental Authority is in progress with respect to any Taxes due by the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority that any such audit or proceeding is contemplated or pending.

(f) Neither the Company nor any of its Subsidiaries has received a written claim to pay Taxes or file Tax Returns from a Governmental Authority in a jurisdiction where the Company or such Subsidiary has not paid Taxes or filed Tax Returns, except for claims that have been finally resolved.

(g) Neither the Company nor any of its Subsidiaries has a request for a private letter ruling, a request for administrative relief, a request for technical advice or a request for a change of any method of accounting pending with any Governmental Authority. Neither the Company nor any of its Subsidiaries has extended the statute of limitations for assessment, collection or other imposition of any Tax (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the ordinary course of business), which extension is currently in effect.

(h) Neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing, indemnification or allocation agreement or other similar Contract, other than (i) any customary commercial Contracts entered into in the Ordinary Course of Business which do not primarily relate to Taxes or (ii) any such agreement solely among the Company and its Subsidiaries.

(i) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the prior two (2) years.

(j) Neither the Company nor any of its Subsidiaries has ever been a member of an Affiliated Group (other than an Affiliated Group the common parent of which is the Company or any of its Subsidiaries and which consists only of the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries has liability for the Taxes of any other Person (other than the Company and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as transferor or successor, by Contract or otherwise (other than pursuant to any customary commercial Contract entered into in the Ordinary Course of Business which does not principally relate to Taxes).

(k) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (i) any change in method of accounting for a taxable period ending on or prior to the Closing; (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing; (iii) any installment sale or open transaction disposition made on or prior to the Closing; (iv) any prepaid amount received on or prior to the Closing outside the ordinary course of business; or (v) Section 965(a) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

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(l) Neither the Company nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m) The Company and its Subsidiaries have complied in all material respects with the conditions stipulated in each Tax Grant that the Company and its Subsidiaries have utilized.

(n) Neither the Company nor any of its Subsidiaries is a party to a gain recognition agreement under Section 367 of the Code that is currently in effect.

(o) Neither the Company nor any of its Subsidiaries has (i) deferred any Taxes under Section 2302 of the CARES Act or (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act, as may be amended.

(p) To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 5.15. Brokers’ Fees. Section 5.15 of the Company Disclosure Schedule sets forth each broker, finder, investment banker, intermediary or other Person that is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, any of its Subsidiaries or any of their Affiliates.

Section 5.16. Insurance. Section 5.16 of the Company Disclosure Schedule sets forth a true, correct and complete list of all material policies of property, fire and casualty, product liability, workers’ compensation, and other forms of insurance held by, or for the benefit of, the Company or any of its Subsidiaries as of the date of this Agreement. True, correct and complete copies of such insurance policies, together with all amendments, modifications, or supplements thereto, have been made available to LIVK. With respect to each such insurance policy: (a) the policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect, (b) neither the Company nor any of its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with or without notice or the lapse of time or both, will constitute such a breach or default, or permit termination or modification, under the policy, (c) to the knowledge of the Company, no insurer on any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation, (d) no written or, to the knowledge of the Company, oral notice of cancellation, termination, non-renewal, disallowance or reduction in coverage has been received (or, to the Company’s knowledge, threatened), nor has there been any lapse in coverage since January 1, 2018 and (e) there are no claims by the Company nor any of its Subsidiaries pending under any of the insurance policies as to which coverage has been denied or disputed by the underwriters of such policies or in respect of which such underwriters have reserved their rights. Neither the Company nor any of its Subsidiaries have any material self-insurance programs. There is no fact, condition, situation or set of circumstances (including the consummation of the transactions contemplated hereby) that could reasonably be expected to result in or be the basis for any material premium increase with respect to, or material alteration of coverage under, any insurance policy. The insurance policies are with reputable insurance carriers and provide coverage to the Company and its Subsidiaries against all risks of the businesses of the Company and its Subsidiaries as are reasonable and appropriate considering the business of the Company and its Subsidiaries (including the Contracts to which they are bound).

Section 5.17. Real Property; Assets.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 5.17 of the Company Disclosure Schedule sets forth a complete and accurate list of Leased Real Property. The Leased Real Property constitutes all of the real property occupied or operated by the Company or its Subsidiaries in connection with their business.

(c) Each lease related to the Leased Real Property to which the Company or any of its Subsidiaries is a party is a legal, valid, binding and enforceable obligation of each of the parties thereto and is in full force and effect. The Company and its Subsidiaries have valid leasehold interests in, and enjoy undisturbed possession under, all Leased Real Property. Neither the Company nor any of its Subsidiaries is in material breach or material default under any such lease, and no condition exists which (with or without notice or lapse of time or both) would constitute a default by the Company or any of its Subsidiaries thereunder or, to the knowledge of the Company, by the other parties thereto.

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(d) Neither the Company nor any of its Subsidiaries have subleased or otherwise granted any Person the right to use or occupy any Leased Real Property, which is still in effect. Neither the Company nor any of its Subsidiaries have collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein, which is still in effect. Except for Permitted Liens, there exist no Liens affecting all or any portion of the Leased Real Property created by, through or under the Company or any of its Subsidiaries.

(e) There are no pending or, to the knowledge of the Company, threatened, (i) Actions or other proceedings to take all or any portion of the Leased Real Property or any interests therein by eminent domain or any condemnation proceeding (or the jurisdictional equivalent thereof) or (ii) sales or dispositions in relation to any such Action or proceeding.

(f) Except for Permitted Liens, the Company and each of its Subsidiaries have good and valid title to the material tangible assets of the Company and such Subsidiary. The assets of the Company and its Subsidiaries to be acquired by LIVK pursuant to this Agreement constitute all material tangible assets used or held for use by the Company and its Affiliates in, and necessary and sufficient for the operation of the businesses of the Company and its Subsidiaries as presently operated.

Section 5.18. Environmental Matters.

(a) The Company and its Subsidiaries are, and at all times since January 1, 2018 have been, in compliance with all Environmental Laws in all material respects, and all Permits held by the Company pursuant to applicable Environmental Laws are in all material respects in in full force and effect and to the knowledge of the Company no appeal or any other Action is pending to revoke or modify any such Permit.

(b) No written or, to the knowledge of the Company, oral, notice of violation, demand, request for information, citation, summons or order has been received by the Company relating to or arising out of any Environmental Laws, other than those relating to matters that have been fully resolved or that remain pending and, if adversely determined, would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries has agreed to indemnify any other Person against liability under Environmental Laws, or to assume or undertake any liability of another Person under Environmental Laws (other than pursuant to any customary commercial Contract entered into in the Ordinary Course of Business which does not principally relate to Environmental Laws).

(d) Copies of all material written reports (in the case of reports with multiple drafts or versions, the final draft or version), notices of violation, orders, audits, assessments and all other material environmental reports, in the possession, custody or control of the Company or its Subsidiaries, relating to environmental conditions in, on or about the Leased Real Property or to the Company’s or its Subsidiaries’ compliance with Environmental Laws have been made available to LIVK.

Section 5.19. Absence of Changes.

(a) Since December 31, 2020 through the date hereof, there has not been any Company Material Adverse Effect.

(b) Since December 31, 2020, the Company and its Subsidiaries (i) have, in all material respects, conducted their business and operated their properties in the Ordinary Course of Business and (ii) have not taken any action (or failed to take any action) that would violate Section 7.01 if such action had been taken (or failed to be taken) after the date of this Agreement.

Section 5.20. Affiliate Transactions. Except for any Company Benefit Plan (including any employment or stock appreciation rights agreements entered into in the Ordinary Course of Business by the Company or any of its Subsidiaries), no (a) Holder, (b) former or current director, officer, manager or employee of the Company or any of its Subsidiaries or (c) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Securities Exchange Act of 1934), of any Person described in the foregoing clauses (a) or (b), in each case, other than the Company or any of its Subsidiaries (each a “Related Party”), is (i) a party to any Contract or business arrangement with the Company or any of its Subsidiaries, (ii) provides any services to, or is owed any money by or owes any money to, or has any claim or right against, the Company or any of

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its Subsidiaries (other than, in each case, compensation for services performed by a Person as director, officer, service provider or employee of the Company or any of its Subsidiaries and amounts reimbursable for routine travel and other business expenses in the Ordinary Course of Business), or (iii) directly or indirectly owns, or otherwise has any right, title or interest in, to or under, any tangible or intangible property, asset, or right that is, has been, or is currently planned to be used by the Company or any of its Subsidiaries (the Contracts, relationships, or transactions described in clauses (i) through (iii), the “Affiliate Transactions”).

Section 5.21. Intellectual Property.

(a) Section 5.21(a) of the Company Disclosure Schedule contains a complete and accurate list of all issued patents, pending patent applications, registered trademarks, trademark applications, registered copyrights, and Internet domain name registrations included in the Owned Intellectual Property as of the date of this Agreement (the “Registered Intellectual Property”), including as to each such item, as applicable, (i) the current owner or registrant, (ii) the title, (iii) the jurisdiction where the application, registration or issuance is filed, and (iv) the application, registration or issue number. Each item of Registered Intellectual Property is solely and exclusively owned by either the Company or one of its Subsidiaries, free and clear of any Liens (other than Permitted Liens). Each item of Registered Intellectual Property is subsisting and in full force and effect and, to the Company’s knowledge, valid and enforceable.

(b) The Company and its Subsidiaries solely and exclusively own all Owned Intellectual Property free and clear of all Liens (other than any Permitted Liens).

(c) The Company and its Subsidiaries use commercially reasonable efforts to maintain, enforce and protect the confidentiality of all material trade secrets owned by the Company and its Subsidiaries, including maintaining policies requiring all employees, consultants and independent contractors to agree to maintain the confidentiality of such trade secrets. To the Company’s knowledge, there has been no disclosure by the Company or any of its Subsidiaries of any material trade secrets or confidential information owned by the Company other than under written confidentiality agreements.

(d) The Company and its Subsidiaries own or have a valid and enforceable right to use any and all material Intellectual Property used or held for use in, or otherwise necessary for, the conduct of the business of the Company and its Subsidiaries as currently conducted. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby will not result in the loss, alteration, encumbrance, termination, or impairment of any Owned Intellectual Property or any material Licensed Intellectual Property.

(e) To the Company’s knowledge, neither the Company nor any of its Subsidiaries has infringed, misappropriated or otherwise violated, nor are any of them infringing, misappropriating or otherwise violating, any third party’s Intellectual Property rights. No Action is pending or, to the knowledge of the Company, since January 1, 2018, has been threatened, against the Company or any of its Subsidiaries (i) alleging any infringement, misappropriation or violation of any third party’s Intellectual Property rights by the Company or any of its Subsidiaries or (ii) based upon, or challenging or seeking to deny or restrict, the rights of the Company or any of its Subsidiaries in any of the Owned Intellectual Property or material Licensed Intellectual Property. To the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any material Owned Intellectual Property.

(f) All current and former employees, independent contractors and consultants who contributed to the discovery, creation or development of any material Intellectual Property for or on behalf of the Company or any of its Subsidiaries have transferred all of their rights and interest in such Intellectual Property to the Company or one of its Subsidiaries pursuant to written agreements containing assignment language and acknowledge the Company’s or its Subsidiaries’ ownership of all such Intellectual Property. No such employee, independent contractor or consultant has asserted any right, license, claim or interest whatsoever in or with respect to any such Intellectual Property.

(g) The Company and its Subsidiaries and the operation of their businesses, including the use and distribution of products and services by or on behalf of the Company and its Subsidiaries and all use by the Company or any of its Subsidiaries of any Open Source Software, are in compliance with the terms and conditions of all licenses for the Open Source Software. The Company and its Subsidiaries have not used any Open Source Software in a manner that requires that any Software included in the Owned Intellectual Property be (A) made available or distributed in source code form, (B) licensed for the purpose of making derivative works, (C) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (D) redistributable at no charge.

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(h) The Company and its Subsidiaries have not disclosed, delivered, licensed or otherwise made available (other than to current and former employees, independent contractors and consultants who contributed to the development of Software for the Company and who are bound by written confidentiality agreements), and do not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code that embodies any Owned Intellectual Property to any Person. To the Company’s knowledge there are no viruses, worms, Trojan horses, bombs, backdoors, clocks, timers or similar harmful, malicious or hidden programs in any Software included in the Owned Intellectual Property.

(i) The Company IT Systems operate and perform in a manner that, in all material respects, permits the Company and its Subsidiaries to conduct their business as currently conducted. The Company and its Subsidiaries have in place commercially reasonable measures, consistent with current industry standards, designed to protect the confidentiality, integrity and security of the Company IT Systems, and all information and transactions stored or contained therein or transmitted thereby, against any unauthorized use, access, interruption, modification or corruption, and such measures include commercially reasonable security protocol technologies. Since January 1, 2018, there has been no material security breach or unauthorized access to the Company IT Systems or any material unauthorized access, use, disclosure, modification, corruption, or encryption of any data or information, or any Personally Identifiable Information, stored therein.

Section 5.22. Data Privacy and Security.

(a) The Company and its Subsidiaries have developed, implemented and maintained a written data protection, data privacy and cybersecurity program (the “Data Protection Program”) that is in material compliance with all Privacy Requirements. The Company and its Subsidiaries have not experienced any material Security Incident. Since January 1, 2018, no Person has brought, or threatened in writing to bring, any Action against the Company or any of its Subsidiaries in relation to any actual or alleged Security Incident or violation or breach of any Privacy Requirement.

(b) Since January 1, 2018, the Company and its Subsidiaries have at all times complied in all material respects with all Privacy Requirements with respect to the Processing of Personally Identifiable Information and other data. The Company and its Subsidiaries are not and since January 1, 2018, have not been subject to a Governmental Order of, or have received a notice from, a Governmental Authority regarding actual or alleged non-compliance with or violation of any Privacy Requirement. The Company and its Subsidiaries have taken commercially reasonable steps to ensure the reliability of their employees, representatives, consultants, contractors and agents that have access to Company PII, to train such individuals on all applicable Privacy Requirements and to ensure that all such employees, representatives, consultants, contractors and agents with the right to access such Company PII are under written obligations of confidentiality with respect to such Company PII.

(c) To the knowledge of the Company, each of the Company’s and its Subsidiaries’ third-party data suppliers, vendors, and partners that Process any Company PII or other Personally Identifiable Information on behalf of the Company or its Subsidiaries are in compliance in all material respects with the Privacy Requirements and there have been no unauthorized or illegal Processing, or other breach, violation or default (or event that, with or without the giving of notice or lapse of time, would constitute a breach, violation or default) by any such supplier, vendor or other partner of any Privacy Requirements. No circumstances have arisen in which the Privacy Requirements would require or recommend the Company or its Subsidiaries to notify any Governmental Authority of any Security Incident.

(d) The consummation of transactions contemplated by this Agreement will not breach any Privacy Requirement.

Section 5.23. Customers and Vendors. Section 5.23 of the Company Disclosure Schedule sets forth a complete and accurate list of (a) the fifteen (15) most significant customers of the Company, together with its Subsidiaries, as measured by revenues received by the Company and its Subsidiaries for the twelve (12) month period ended December 31, 2020 (the “Top 15 Customers”), and the amount of revenues received from such customers for such period and (b) the fifteen (15) most significant vendors of the Company, together with its Subsidiaries, as measured by amounts paid by the Company and its Subsidiaries for the twelve (12) month period ended December 31, 2020 (the “Top 15 Vendors”), and the amount of consideration paid to such suppliers for such period. Since December 31, 2020, no Top 15 Customer or Top 15 Vendor has cancelled, terminated, reduced or altered (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) its business relationship with the Company or any of its Subsidiaries, and the Company has not received written or, to the knowledge of the Company, oral, notice from any of the Top 15 Customers or Top 15 Vendors stating the intention of such Person to do so.

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Section 5.24. Certain Business Practices; Anti-Corruption.

(a) The Company and its Subsidiaries, and, to the knowledge of the Company, each of the Company’s and its Subsidiaries’ respective officers, directors, employees, agents, representatives or other persons acting on its behalf have complied with and are in compliance with Anti-Corruption Laws.

(b) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ respective officers, directors, employees, agents, representatives or other persons acting on its behalf (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another person or entity, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of the foregoing clauses (A) and (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Governmental Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has or will make or authorize any other person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business. For purposes of the foregoing clauses (A) and (B), a person shall be deemed to have “knowledge” with respect to conduct, circumstances or results if such person is aware of (i) the existence of or (ii) a high probability of the existence of such conduct, circumstances or results.

(c) The Company and each of its Subsidiaries has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of the Company and its Subsidiaries were, have been and are executed only in accordance with management’s general or specific authorization.

(d) The Company and each of its Subsidiaries has in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with Anti-Corruption Laws.

(e) None of the Company’s nor any of its Subsidiaries’ respective beneficial owners, officers, directors, employees, agents, representatives or other persons acting on their behalf is or was a Government Official or a close family member of a Government Official.

(f) No Governmental Authority is investigating or has in the past five (5) years conducted, initiated or threatened any investigation of the Company or any of its Subsidiaries, or the Company’s or its Subsidiaries’ respective officers, directors or employees for alleged violation of Anti-Corruption Laws in connection with activities relating to the Company or any of its Subsidiaries.

(g) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any of the Company’s or its Subsidiaries’ Affiliates, nor any of the Company’s or its Subsidiaries’ directors, officers, employees, agents or representatives, is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) or has conducted business with any Person or entity or any of its respective officers, directors, employees, agents, representatives or other Persons acting on its behalf that is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(h) The operations of the Company and each of its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any

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Governmental Authority (collectively, the “Company Anti-Money Laundering Laws”); and no Action involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

Section 5.25. Registration Statement and Proxy Statement. On the date the Proxy Statement is first mailed to LIVK Shareholders, and at the time of the LIVK Extraordinary General Meeting, none of the information furnished by or on behalf of the Company in writing specifically for inclusion in the Registration Statement or Proxy Statement will include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.26. No Additional Representations and Warranties; No Outside Reliance. Except for the representations and warranties provided in this Article 5, and the representations and warranties as may be provided in the Ancillary Agreements, neither the Company nor any of its Subsidiaries or Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby or thereby to LIVK. Neither the Company nor any of its Subsidiaries or Affiliates, nor any of their respective directors, managers, officers, employees, equityholders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating or with respect to any financial information, financial projections, forecasts, budgets or any other document or information made available to LIVK or any other Person (including information in the “data site” maintained by or on behalf of the Company or provided in any formal or informal management presentation) except for the representations and warranties made by the Company to LIVK in this Article 5 and the representations and warranties as may be provided in the Ancillary Agreements. Each of the Company and its Subsidiaries hereby expressly disclaims any representations or warranties other than those expressly given by the Company in this Article 5 and as may be provided in the Ancillary Agreements. The Company acknowledges and agrees that, except for the representations and warranties contained in Article 6 or the Ancillary Agreements, none of LIVK or any of its Subsidiaries or Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding LIVK or the transactions contemplated hereunder or thereunder, including in respect of LIVK, the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information not expressly set forth in Article 6 or the Ancillary Agreements. The Company is not relying on any representations or warranties other than those representations or warranties set forth in Article 6 or the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 5.26 shall limit LIVK’s remedies in the event of fraud.

Article 6
Representations and Warranties of LIVK

Except as set forth in the corresponding section of the LIVK Disclosure Schedule or in any publicly available SEC Document filed by LIVK before the date of this Agreement (other than disclosures in the “Risk Factors” or “Forward Looking Statements” of any such SEC Document and other disclosures to the extent that such disclosure is predictive or forward-looking in nature, except for any specific factual information contained therein, which shall not be excluded), LIVK represents and warrants to the Company as of the date hereof and as of the Closing as follows:

Section 6.01. Corporate Organization.

(a) LIVK has been duly incorporated, organized or formed and is validly existing and in good standing under the Laws of the Cayman Islands and has the corporate power and authority to own or lease its properties and to conduct its business as it is now being conducted.

(b) A true and complete copy of the certificate of incorporation of LIVK, certified by the Registrar of Companies in the Cayman Islands and a true and correct copy of the bylaws of LIVK, have been made available by LIVK to the Company and each is in full force and effect and LIVK is not in violation of any of the provisions thereof.

(c) LIVK is duly licensed or qualified and, where applicable, in good standing as a foreign corporation or other entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified would not reasonably be expected to have a LIVK Material Adverse Effect.

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Section 6.02. Due Authorization.

(a) LIVK has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which LIVK is or will be a party and to perform all obligations to be performed by it hereunder and thereunder. The execution and delivery of this Agreement and each Ancillary Agreement to which LIVK is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors of LIVK, and no other corporate action on the part of LIVK or any holders of any securities of LIVK is necessary to authorize the execution and delivery by LIVK of this Agreement or the Ancillary Agreements to which LIVK is (or will be) a party (other than the LIVK Shareholder Approval). This Agreement has been duly and validly executed and delivered by LIVK and, assuming this Agreement constitutes a legal, valid and binding obligation of the other parties hereto, this Agreement constitutes a legal, valid and binding obligation of LIVK, enforceable against LIVK in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity. Each Ancillary Agreement to which LIVK will be a party, when executed and delivered by LIVK, will be duly and validly executed and delivered by LIVK, and, assuming such Ancillary Agreement constitutes a legal, valid and binding obligation of the other parties thereto, will constitute a legal, valid and binding obligation of LIVK, enforceable against LIVK in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b) The LIVK Shareholder Approval is the only vote of any of LIVK’s capital stock necessary in connection with the entry into this Agreement by LIVK, and the consummation of the transactions contemplated hereby, including the Closing.

(c) At a meeting duly called and held, the board of directors of LIVK has unanimously (i) determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of their respective stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the Trust Account, as applicable; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) resolved to recommend to the Pre-Closing LIVK Holders approval of the transactions contemplated by this Agreement (the “LIVK Board Recommendation”).

Section 6.03. No Conflict. The execution, delivery and performance of this Agreement and each Ancillary Agreement to which LIVK will be a party by LIVK and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with or violate any provision of, or result in the breach of, any Applicable Law, or the certificate of incorporation, bylaws or other organizational documents of LIVK or any Subsidiary of LIVK, (b) assuming the receipt of the consents, approvals, authorizations and other requirements set forth in Section 6.05, conflict with, violate or result in a breach of any term, condition or provision of any material Contract to which LIVK or any Subsidiary of LIVK is a party or by which LIVK or any Subsidiary of LIVK is bound, or terminate or result in a default under, or require any consent, notice or other action by any Person under (with or without notice or lapse of time, or both) or the loss of any right under, or create any right of termination, acceleration or cancellation of any material Contract, or (c) result in the creation of any Lien upon any of the properties or assets of LIVK or any Subsidiary of LIVK or constitute an event which, after notice or lapse of time or both, would reasonably be expected to result in any such violation, breach, termination or creation of a Lien, except to the extent that the occurrence of each of the foregoing would not reasonably be expected to have a LIVK Material Adverse Effect.

Section 6.04. Litigation and Proceedings. There are no Actions (other than investigations), or, to the knowledge of LIVK, investigations, pending before or by any Governmental Authority or, to the knowledge of LIVK, threatened, against LIVK that would reasonably be expected to have, individually or in the aggregate, a LIVK Material Adverse Effect or which in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby. There is no unsatisfied judgment or any open injunction binding upon LIVK.

Section 6.05. Governmental Authorities; Consents. Assuming the representations and warranties of the Company contained in this Agreement are true, correct and complete, no consent, approval or authorization of, or designation, declaration, filing, notice or action with, any Governmental Authority or other Person is required on the part of LIVK with respect to LIVK’s execution or delivery of this Agreement or any Ancillary Agreement to which LIVK is a party or the consummation of the transactions contemplated hereby or thereby, except for (a) applicable requirements of the HSR Act or foreign Antitrust Laws, (b) any consents, approvals, authorizations, designations, filings, notices

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or actions, the absence of which would not reasonably be expected to be, individually or in the aggregate, material to LIVK, taken as a whole, and (c) approval for listing the Surviving Pubco Common Stock issued pursuant to this Agreement on Nasdaq.

Section 6.06. LIVK Capitalization.

(a) The authorized capital stock of LIVK consists of (i) 200,000,000 LIVK Class A Ordinary Shares, of which 8,050,000 LIVK Class A Ordinary Shares are issued and outstanding as of the date hereof, (ii) 20,000,000 LIVK Class B Ordinary Shares, of which 2,082,500 LIVK Class B Ordinary Shares are issued and outstanding as of the date hereof, and (iii) 1,000,000 preference shares, par value $0.0001 per share, of which no preference shares are issued and outstanding as of the date hereof. As of the date hereof, there are issued and outstanding LIVK Warrants in respect of 10,861,250 LIVK Class A Ordinary Shares, which will entitle the holders thereof to purchase shares of Surviving Pubco Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding LIVK Class A Ordinary Shares and LIVK Class B Ordinary Shares (i) have been duly authorized and validly issued and are fully paid and nonassessable and are not subject to, nor were they issued in violation of, any preemptive rights, rights of first refusal or similar rights, and (ii) are free and clear of all Liens and other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such equity interests).

(b) Except for the LIVK Warrants, there are no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for the LIVK Ordinary Shares or the equity interests of LIVK, or any other Contracts to which LIVK is a party or by which LIVK is bound obligating LIVK to issue, transfer, register or sell, or cause to be issued, transferred, registered or sold, any shares of capital stock of, other equity interests in or debt securities of, LIVK to grant, extend or enter into options, warrants, calls, rights, subscriptions or other securities. Other than the LIVK Shareholder Redemption Right, there are no outstanding contractual obligations of LIVK to repurchase, redeem or otherwise acquire any securities or equity interests of LIVK.

(c) The Surviving Pubco Common Stock to be issued to certain of the Holders pursuant to this Agreement will, and any Surviving Pubco Common Stock issuable to Holders pursuant to the PIPE Subscription Agreements, upon issuance and delivery at the Closing, will (i) be duly authorized and validly issued, and fully paid and nonassessable, (ii) be issued in compliance in all material respects with Applicable Law, (iii) not be issued in breach or violation of any preemptive rights or Contract, and (iv) be issued to such Holders with good and valid title, free and clear of any Liens other than Liens arising out of, under or in connection with applicable federal, state and local securities Laws and any restrictions set forth in the Surviving Pubco Certificate of Incorporation.

Section 6.07. Undisclosed Liabilities.

(a) LIVK was formed solely for the purpose of effecting a Business Combination and has not engaged in any business activities or conducted any operations other than in connection with its formation and funding, including its initial public offering, and the sourcing, evaluation and negotiations of potential business combinations and the execution, delivery and performance of this Agreement and the Ancillary Agreements.

(b) There is no material liability, debt or obligation of LIVK, except for liabilities, debts and obligations (i) reflected or reserved for on LIVK’s balance sheet for the fiscal year ended December 31, 2019 as reported on Form 10-K or disclosed in the notes thereto, (ii) that have arisen since December 31, 2019 in the ordinary course of the operation of business of LIVK consistent with past practice or (iii) incurred in connection with the transactions contemplated by this Agreement.

Section 6.08. LIVK SEC Documents; Controls.

(a) Since December 10, 2019, LIVK has timely filed or furnished with the SEC all forms, reports, schedules and statements required to be filed or furnished under the means the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such forms, reports, schedules, and statements other than the Proxy Statement and the Registration Statement, the “SEC Documents”). As of their respective filing (or furnishing) dates, each of the SEC Documents, as amended (including all exhibits and schedules and documents incorporated by reference therein), complied in all materials respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained, when filed or, if amended prior to the date hereof, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of material fact or omitted to state a material fact

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required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the SEC Documents are the subject of ongoing SEC review or outstanding SEC comment and, to LIVK’s knowledge, neither the SEC nor any other Governmental Authority is conducting any investigation or review of any SEC Document. No notice of any SEC review or investigation of LIVK or the SEC Documents has been received by LIVK.

(b) The financial statements of LIVK included in the SEC Documents, including all notes and schedules thereto, complied in all material respects when filed, or if amended prior to the date hereof, as of the date of such amendment, with the rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated in the notes thereto, or in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in all material respects in accordance with the applicable requirements of GAAP (except as may be indicated in the notes thereto, subject, in the case of the unaudited statements, to normal year-end audit adjustments that are not material) the financial position of LIVK, as of their respective dates, and the results of operations and cash flows of LIVK, for the periods presented therein.

(c) LIVK has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act and the listing standards of Nasdaq). LIVK’s disclosure controls and procedures are (i) designed to provide reasonable assurance regarding the reliability of LIVK’s financial reporting and the preparation of financial statements for external purposes in material conformity with GAAP and (ii) reasonably designed to ensure that material information relating to LIVK is accumulated and communicated to LIVK’s management as appropriate. Since LIVK’s formation, there have been no significant deficiencies or material weakness in LIVK’s internal control over financial reporting (whether or not remediated) and no change in LIVK’s control over financial reporting that has materially affected, or is reasonably likely to materially affect, LIVK’s internal control over financial reporting.

Section 6.09. Listing. The issued and outstanding LIVK Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. As of the date hereof, there is no Action pending, or to the knowledge of LIVK, threatened, against LIVK by Nasdaq or the SEC with respect to any intention by such entity to deregister any LIVK Ordinary Shares or prohibit or terminate the listing of any LIVK Ordinary Shares on Nasdaq.

Section 6.10. Registration Statement and Proxy Statement. At the Effective Time, the Registration Statement, and when first filed in accordance with Rule 424(b) or filed pursuant to Section 14A, the Proxy Statement (or any amendment or supplement thereto), will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. On the date of any filing pursuant to Rule 424(b), the date the Proxy Statement is first mailed to LIVK Shareholders, and at the time of the LIVK Extraordinary General Meeting, the Proxy Statement (together with any amendments or supplements thereto) will not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that LIVK makes no representations or warranties as to the information contained in or omitted from the Registration Statement or Proxy Statement in reliance upon and in conformity with information furnished in writing to LIVK by or on behalf of the Company specifically for inclusion in the Registration Statement or the Proxy Statement.

Section 6.11. Brokers’ Fees. Except fees described on Section 6.11 of the LIVK Disclosure Schedule, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by LIVK or any of its Affiliates.

Section 6.12. Trust Account. As of the date of this Agreement, LIVK has (and, assuming no holders of LIVK Ordinary Shares exercise the LIVK Shareholder Redemption Right, will have immediately prior to the Closing) at least $81,058,086.31 in the Trust Account, with such funds invested in United States Government securities meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 and held in trust by the Trustee pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of LIVK and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and (except for the Trust Agreement) there are no agreements, contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (a) cause the description of the Trust Agreement in the Prospectus to be inaccurate in any material respect or (b) entitle any Person (other than (x) holders of LIVK Ordinary Shares who

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shall have exercised their LIVK Shareholder Redemption Right, (y) any underwriters in connection with LIVK’s initial public offering which may be entitled to deferred underwriting discounts and commissions specified in the Prospectus and (z) other advisors of LIVK) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released except (i) to pay income and franchise Taxes from any interest income earned in the Trust Account and (ii) to redeem LIVK Ordinary Shares pursuant to the LIVK Shareholder Redemption Right. LIVK has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and, to the knowledge of LIVK, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. There are no Actions pending or, to the knowledge of LIVK, threatened, with respect to the Trust Account.

Section 6.13. Compliance with Laws; Permits.

(a) LIVK and each of LIVK’s officers, directors and employees are, and since its date of formation have been, in compliance with all Applicable Laws in all material respects, except as would not reasonable be expected to have a LIVK Material Adverse Effect. Since LIVK’s date of formation, (i) LIVK has not been subjected to, or received any notification from, any Governmental Authority of a violation of any Applicable Law or any investigation by a Governmental Authority for actual or alleged violation of any Applicable Law, (ii) to the knowledge of LIVK, no claims have been filed against LIVK with any Governmental Authority alleging any material failure by LIVK to comply with any Law to which it is subject, and (iii) LIVK has not made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Law.

(b) Neither LIVK, nor any of LIVK’s respective officers, directors or employees, nor, to the knowledge of LIVK, any of LIVK’s other agents, representatives or other persons acting on its behalf (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another person or entity, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of cases (A) and (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Governmental Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has or will make or authorize any other person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business.

(c) LIVK has maintained and currently maintains (i) books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of LIVK, and (ii) internal accounting controls sufficient to provide reasonable assurances that all transactions and access to assets of LIVK were, have been and are executed only in accordance with management’s general or specific authorization.

(d) To the knowledge of LIVK, none of LIVK’s respective beneficial owners, officers, directors or employees is or was a Government Official or a close family member of a Government Official.

(e) To the knowledge of LIVK, no Governmental Authority is investigating or has in the past five (5) years conducted, initiated or threatened any investigation of LIVK, or LIVK’s respective officers, directors or employees for alleged violation of Anti- Corruption Laws in connection with activities relating to LIVK.

(f) LIVK has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted and as proposed to be conducted (the “LIVK Permits”), except where the failure to have such LIVK Permits would be material to LIVK, taken as a whole. As of the date hereof, (i) each LIVK Permit is in full force and effect in accordance with its terms, (ii) no outstanding notice of revocation, cancellation or termination of any LIVK Permit has been received by LIVK, (iii) there are no Actions pending or, to the knowledge of LIVK, threatened, that seek the revocation, suspension, withdrawal, adverse modification, cancellation or termination of any LIVK Permit, (iv) LIVK is, and has been since its formation, in compliance with all material LIVK Permits applicable to LIVK and no condition exists that with notice or lapse of time or both would constitute a default under such LIVK Permits, in each case, except as would not be material to LIVK, taken as a whole. The consummation of the transactions contemplated by this Agreement will not cause the revocation, modification or cancellation of any LIVK Permit, except for any such revocation, modification or cancellation that would not reasonably be expected to be, individually or in the aggregate, material to LIVK, taken as a whole. Section 6.13(b) of the LIVK Disclosure Schedule contains a complete list of all material LIVK Permits.

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Section 6.14. Certain Business Practices; Anti-Corruption.

(a) LIVK, and, to the knowledge of LIVK, LIVK’s respective officers, directors, employees, agents, representatives or other persons acting on its behalf, have complied with and are in compliance with Anti-Corruption Laws.

(b) Neither LIVK nor any of its Affiliates, nor any of LIVK’s directors, officers, employees, agents or representatives is, or is owned or controlled by one or more Persons that are: (i) the subject of any Sanctions, or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria) or has conducted business with any Person or entity or any of its respective officers, directors, employees, agents, representatives or other Persons acting on its behalf that is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(c) The operations of LIVK are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where LIVK conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “LIVK Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Authority involving LIVK with respect to the LIVK Anti-Money Laundering Laws is pending or, to LIVK’s knowledge, threatened.

Section 6.15. Absence of Certain Changes. Since its formation through the date of this Agreement, LIVK has not (a) conducted business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the Prospectus (including the investigation of the Company and its Subsidiaries and the negotiation and execution of this Agreement) and related activities and (b) been subject to a LIVK Material Adverse Effect. Except as set forth in LIVK’s SEC reports filed prior to the date of this Agreement, and except as contemplated by this Agreement, since December 31, 2020 through the date of this Agreement, there has not been any action taken or agreed upon by LIVK or any of its Subsidiaries that would be prohibited by Section 8.01 if such action were taken on or after the date hereof without the consent of the Company.

Section 6.16. Employees and Employee Benefits Plans. LIVK (a) has no paid employees or (b) does not maintain, sponsor, contribute to or otherwise have any liability under any employee benefit plans. Neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of the transactions contemplated by this Agreement will: (a) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of LIVK; or (b) result in the acceleration of the time of payment or vesting of any such benefits. Other than reimbursement of any out-of-pocket expenses incurred by LIVK’s officers and directors in connection with activities on LIVK’s behalf in an aggregate amount not in excess of the amount of cash held by LIVK outside of the Trust Account, LIVK has no unsatisfied material liability with respect to any officer or director.

Section 6.17. Properties. LIVK does not own, license or otherwise have any right, title or interest in any material Intellectual Property rights (other than trademarks). LIVK does not own, or otherwise have an interest in, any real property sublease, space sharing, license or other occupancy agreement.

Section 6.18. Contracts. Other than this Agreement, the Ancillary Agreements and any Contracts that are exhibits to the SEC Documents, there are no Contracts to which LIVK is a party or by which LIVK’s properties or assets may be bound, subject or affected, which (a) creates or imposes a liability greater than $50,000, (b) may not be cancelled by LIVK on less than sixty (60) calendar days’ prior notice without payment of a material penalty or termination fee or (c) prohibits, prevents, restricts or impairs in any material respect any business practice of LIVK as its business is currently conducted, any acquisition of material property by LIVK, or restricts in any material respect the ability of LIVK from engaging in business as currently conducted by it or from competing with any other Person (each such contract, a “LIVK Material Contract”). All LIVK Material Contracts have been made available to the Company.

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Section 6.19. Affiliate Transactions. Except for equity ownership or employment relationships (including any employment or similar Contract) expressly contemplated by this Agreement, any non-disclosure or confidentiality Contract entered into in connection with the “wall-crossing” of LIVK Shareholders, any Ancillary Agreement or any Contract that is an exhibit to the SEC Documents or described therein, (a) there are no transactions or Contracts, or series of related transactions or Contracts, between LIVK, on the one hand, and any related party of LIVK, Sponsor, any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of five percent (5%) or more of the LIVK Ordinary Shares or, to the knowledge of LIVK, any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act), on the other hand, nor is any Indebtedness owed by or to LIVK, on the one hand, to or by Sponsor or any such related party, beneficial owner, associate or immediate family member, and (b) none of the officers or directors (or members of a similar governing body) of LIVK, Sponsor, any beneficial owner of five percent (5%) or more of the LIVK Ordinary Shares or, to the knowledge of LIVK, their respective “associates” or “immediate family members” owns directly or indirectly in whole or in part, or has any other material interest in, (i) any material tangible or real property that LIVK or uses, owns or leases (other than through any equity interest in LIVK) or (ii) any customer, vendor or other material business relation of LIVK or Sponsor.

Section 6.20. Taxes.

(a) All federal, state, local and foreign income and other material Tax Returns required to be filed by LIVK (taking into account applicable extensions) have been timely filed in all material respects, and all such Tax Returns are true, correct and complete in all material respects.

(b) LIVK has paid all material amounts of Taxes (whether or not shown on any Tax Return) that are due and payable by LIVK, except with respect to matters contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with GAAP.

(c) Except for Permitted Liens, there are no Liens for Taxes upon the property or assets of LIVK.

(d) All material amounts of Taxes required to be withheld by LIVK have been withheld and, to the extent required, have been paid over to the appropriate Governmental Authority.

(e) LIVK has not received from any Governmental Authority written notice of any threatened, proposed, or assessed deficiency for Taxes of LIVK, except for such deficiencies that have been satisfied by payment, settled or withdrawn. No audit or other proceeding by any Governmental Authority is in progress with respect to any Taxes due by LIVK, and LIVK has not received written notice from any Governmental Authority that any such audit or proceeding is contemplated or pending.

(f) LIVK has not received a written claim to pay Taxes or file Tax Returns from a Governmental Authority in a jurisdiction where LIVK has not paid Taxes or filed Tax Returns, except for claims that have been finally resolved.

(g) LIVK does not have a request for a private letter ruling, a request for administrative relief, a request for technical advice or a request for a change of any method of accounting pending with any Governmental Authority. LIVK has not extended the statute of limitations for assessment, collection or other imposition of any Tax (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the ordinary course of business) which extension is currently in effect.

(h) LIVK is not a party to or bound by any Tax sharing, indemnification or allocation agreement or other similar Contract, other than any customary commercial Contracts entered into in the ordinary course of business which do not primarily relate to Taxes.

(i) LIVK has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the prior two (2) years.

(j) LIVK has never been a member of an Affiliated Group. LIVK has no liability for the Taxes of any other Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as transferor or successor, by Contract or otherwise (other than pursuant to any customary commercial Contract entered into in the ordinary course of business which does not principally relate to Taxes).

(k) LIVK will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result

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of: (1) any change in method of accounting for a taxable period ending on or prior to the Closing; (2) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing; (3) any installment sale or open transaction disposition made on or prior to the Closing; (4) any prepaid amount received on or prior to the Closing outside the ordinary course of business; or (5) Section 965(a) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(l) LIVK has not been a party to any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m) LIVK has complied in all material respects with the conditions stipulated in each Tax Grant that LIVK has utilized.

(n) LIVK is not a party to a gain recognition agreement under Section 367 of the Code that is currently in effect.

(o) LIVK has not (i) deferred any Taxes under Section 2302 of the CARES Act or (ii) claimed any Tax credit under Section 2301 of the CARES Act or Sections 7001-7003 of the Families First Coronavirus Response Act, as may be amended.

(p) To the knowledge of LIVK, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 6.21. PIPE Investment.

(a) LIVK has delivered to the Company true, correct and complete copies of each of the PIPE Subscription Agreements entered into by LIVK with the applicable PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide the PIPE Financing. To the knowledge of LIVK, with respect to each PIPE Investor, the PIPE Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by LIVK. Each PIPE Subscription Agreement is a legal, valid and binding obligation of LIVK and, to the knowledge of LIVK, each PIPE Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity, and none of the execution, delivery or performance of obligations under such PIPE Subscription Agreement by LIVK or, to the knowledge of LIVK, each PIPE Investor, violates any Laws. There are no other agreements, side letters or arrangements between LIVK and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investors to contribute to LIVK the applicable portion of the PIPE Financing Amount set forth in the PIPE Subscription Agreement of such PIPE Investors, and, as of the date hereof, LIVK does not know of any facts or circumstances that may reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied, or the PIPE Financing Amount not being available to LIVK, on the Closing Date. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of LIVK under any material term or condition of any PIPE Subscription Agreement and, as of the date hereof, LIVK has no reason to believe that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any PIPE Subscription Agreement. The PIPE Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other agreements related to the transactions contemplated herein) to the obligations of the PIPE Investors to contribute to LIVK the applicable portion of the PIPE Financing Amount set forth in the PIPE Subscription Agreements on the terms therein.

(b) No fees, consideration or other discounts are payable or have been agreed by LIVK or any of its Subsidiaries (including, from and after the Closing, the Surviving Corporation and its Subsidiaries) to any PIPE Investor in respect of its portion of the PIPE Financing Amount, except as may be set forth in the PIPE Subscription Agreements.

Section 6.22. Independent Investigation. LIVK and its Affiliates and their respective representatives have conducted their own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company and its Subsidiaries, and LIVK acknowledges that it and they have been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company and its Subsidiaries for such purpose. LIVK acknowledges and agrees that: (a) in

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making its decision to enter into this Agreement and to consummate the transactions contemplated herein, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article 5 (including the related portions of the Company Disclosure Schedule) or of the Company or Holders set forth in the Ancillary Agreements; and (b) none of the Company, its Affiliates nor their respective representatives have made any express or implied representation or warranty as to the Company and its Subsidiaries, or this Agreement, except as expressly set forth in Article 5 (including the related portions of the Company Disclosure Schedule) or in the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 6.21 shall limit LIVK’s remedies in the event of fraud.

Section 6.23. No Additional Representations and Warranties; No Outside Reliance. Except for the representations and warranties provided in this Article 6, and the representations and warranties as may be provided in the Ancillary Agreements, neither LIVK, nor any of its respective directors, managers, officers, employees, equity holders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating to or with respect to this Agreement or the transactions contemplated hereby or thereby to the Company or any Holder. Neither LIVK, nor any of its respective directors, managers, officers, employees, equityholders, partners, members, advisors, agents or representatives has made, or is making, any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, relating or with respect to any information regarding LIVK or otherwise, except for the representations and warranties made by LIVK to the Company in this Article 6 and the representations and warranties as may be provided in the Ancillary Agreements. LIVK hereby expressly disclaims any representations or warranties other than those expressly given by LIVK in this Article 6 and as may be provided in the Ancillary Agreements. LIVK acknowledges and agrees that, except for the representations and warranties contained in Article 5 or the Ancillary Agreements, none of the Company or any of its Subsidiaries or Affiliates nor any other Person has made or is making any representation or warranty, express or implied, as to the accuracy or completeness of any information, data, or statement regarding the Company or any of the Subsidiaries of the Company or the transactions contemplated hereunder or thereunder, including in respect of the Company, the business, the operations, prospects, or condition (financial or otherwise), or the accuracy or completeness of any document, projection, material, statement, or other information, not expressly set forth in Article 5 or the Ancillary Agreements. LIVK is not relying on any representations or warranties other than those representations or warranties set forth in Article 5 or as may be provided in the Ancillary Agreements. Notwithstanding the foregoing, nothing in this Section 6.22 shall limit LIVK’s remedies in the event of fraud.

Article 7
Covenants of the Company

Section 7.01. Conduct of Business. From the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as contemplated by this Agreement or the Ancillary Agreements, as consented to by LIVK in writing (which consent shall not be unreasonably withheld, conditioned or delayed) or as required by Law, (i) use reasonable best efforts to operate its business only in the Ordinary Course of Business, (ii) preserve the business of the Company, (iii) maintain the services of its officers and key employees, (iv) make payments of accounts payable and conduct collection of accounts receivable in the Ordinary Course of Business, (v) timely pay all material Taxes that become due and payable, (vi) maintain the existing business relationships of the Company, and (vii) not:

(a) change, amend or propose to amend the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries;

(b) directly or indirectly adjust, split, combine, subdivide, issue, pledge, deliver, award, grant, redeem, purchase or otherwise acquire or sell, or authorize or propose the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any equity interests of the Company, including any Company Shares or the equity interests of any of its Subsidiaries, any securities convertible into or exercisable or exchangeable for any such equity interests, or any rights, warrants or options to acquire, any such equity interests or any phantom stock, phantom stock rights, stock appreciation rights or stock-based performance units, other than (i) upon the exercise or settlement of awards outstanding under any Company Benefit Plan in effect on the date of this Agreement in accordance with its present terms, (ii) as required by the terms of the Company Benefit Plans in effect on the date of this Agreement and made available to LIVK, and (iii) any arrangement set forth on Section 7.01(e) of the Company Disclosure Schedule;

(c) take any action that would constitute or result in Leakage (other than Permitted Leakage);

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(d) other than in the Ordinary Course of Business, (i) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any Significant Contract, (ii) materially amend, extend or renew any Significant Contract or (iii) enter into any Significant Contract;

(e) except as required by the terms of the Company Benefit Plans in effect on the date hereof and as made available to LIVK, (i) grant any severance, retention or termination pay to, or enter into or amend any severance, retention, termination, employment, consulting, bonus, change in control or severance agreement with, any current or former Service Provider, other than in the Ordinary Course of Business to Service Providers with annual base compensation of less than $300,000, (ii) increase the compensation or benefits provided to any current or former Service Provider, other than increases in base compensation of not more than 10% to any individual with annual base compensation of less than $300,000 in the Ordinary Course of Business, (iii) grant any equity or equity-based awards to, or discretionarily accelerate the vesting or payment of any such awards held by, any current or former Service Provider, other than grants to newly hired Service Providers, (iv) establish, adopt, enter into, amend, or terminate any Company Benefit Plan or Labor Contract or (v) (x) hire any employees with an annual base compensation of over $300,000 other than to (A) fill vacancies arising due to terminations of employment of employees following the date hereof or (B) fill an open position listed on Section 7.01(e) of the Company Disclosure Schedule, or (y) terminate the employment of any employees, other than for cause or in the Ordinary Course of Business for employees with annual base compensation of over $300,000;

(f) acquire (whether by merger or consolidation or the purchase of a substantial portion of the equity in or assets of or otherwise) any other Person;

(g) (i) repurchase, prepay, redeem or incur, create, assume or otherwise become liable for Indebtedness of over $100,000 in the aggregate, including by way of a guarantee or an issuance or sale of debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than any arrangement set forth on Section 7.01(g) of the Company Disclosure Schedule, (ii) make any loans, advances or capital contributions to, or investments in, any other Person other than another direct or indirect wholly owned Subsidiary of the Company, (iii) cancel or forgive any debts or other amounts owed to the Company or any of its Subsidiaries or (iv) commit to do any of the foregoing;

(h) (i) make or change any material Tax election, (ii) take or fail to take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment, (iii) adopt or change any material Tax accounting method, (iv) settle or compromise any material Tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (vi) file any amended material Tax Return, (vii) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes, (viii) settle or consent to any claim or assessment relating to any material amount of Taxes or (ix) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the ordinary course of business);

(i) except for non-exclusive licenses granted in the Ordinary Course of Business, assign, transfer, license, abandon, sell, lease, sublicense, modify, terminate, permit to lapse, create or incur any Lien (other than a Permitted Lien) on, or otherwise fail to take any action necessary to maintain, enforce or protect any Owned Intellectual Property or Licensed Intellectual Property;

(j) (i) commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened Action that would reasonably be expected to (A) result in any material restriction on the Company or any of its Subsidiaries, (B) result in a payment of greater than $25,000 individually or $100,000 in the aggregate or (C) involve any equitable remedies or admission of wrongdoing, or (ii) other than in the Ordinary Course of Business, waive, release or assign any claims or rights of the Company and any of its Subsidiaries;

(k) sell, lease, license, sublicense, exchange, mortgage, pledge, create any Liens (other than Permitted Liens) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any Liens (other than Permitted Liens) on or dispose of, any tangible or intangible assets, properties, securities, or interests of the Company or any of its Subsidiaries that are worth more than $300,000 (individually or in the aggregate) other than non-exclusive licenses of Owned Intellectual Property granted in the Ordinary Course of Business;

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(l) merge or consolidate itself or any of its Subsidiaries with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of, the Company or any of its Subsidiaries;

(m) make any change in financial accounting methods, principles or practices of the Company and its Subsidiaries, except insofar as may have been required by a change in GAAP or Law or to obtain compliance with PCAOB auditing standards;

(n) permit any insurance policies listed in Section 5.16 of the Company Disclosure Schedule to be canceled or terminated without using reasonable best efforts to prevent such cancellation or termination, other than if, in connection with such cancellation or termination, a replacement policy having comparable deductions and providing coverage substantially similar to the coverage under the lapsed policy for substantially similar premiums or less is in full force and effect;

(o) change, in any material respect, (i) the cash management practices of the Company and its Subsidiaries or (ii) the policies, practices and procedures of the Company and its Subsidiaries with respect to collection of accounts receivable and establishment of reserves for uncollectible accounts;

(p) make any commitments for capital expenditures or incur any liabilities by the Company or any of its Subsidiaries in respect of capital expenditures, in either case that individually exceed $25,000 or in the aggregate exceed $100,000;

(q) materially amend, modify or terminate any material Permit, other than routine renewals, or fail to maintain or timely obtain any Permit that is material to the ongoing operations of the Company and its Subsidiaries; or

(r) enter into any agreement to do any action prohibited under this Section 7.01.

Nothing contained in this Section 7.01 shall give to LIVK, directly or indirectly, the right to control or direct the ordinary course of business operations of the Company prior to the Closing Date. Prior to the Closing Date, each of LIVK and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Law.

Section 7.02. Inspection. The Company shall, and shall cause its Subsidiaries to, afford to LIVK and its officers, employees, accountants, counsel, financing sources and other representatives reasonable access during the Interim Period, during normal business hours, to all of their respective properties, books and records (including, but not limited to, Tax Returns and work papers of, and correspondence with, the Company’s independent auditors), Contracts, commitments, customers, vendors and other business relations and officers and employees of the Company and its Subsidiaries, and shall furnish such representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries as such representatives may reasonably request in connection with the consummation of this Agreement or the transactions contemplated hereby; provided that no investigation pursuant to this Section 7.02 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or LIVK and, provided, further, that any investigation pursuant to this Section 7.01 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company during normal business hours under the supervision of appropriate personnel of the Company.

Section 7.03. Termination of Certain Agreements. Prior to the Closing, the Company shall take all actions necessary to cause the Affiliate Transactions, other than those set forth on Section 7.03 of the Company Disclosure Schedule, to be terminated effective prior to or as of the Closing such that such Affiliate Transactions are of no further force and effect following the Closing, and there shall be no further obligations or continuing liabilities of any of the relevant parties thereunder or in connection therewith following the Closing (other than those that by the terms of such Affiliate Transactions expressly survive the termination of such Affiliate Transactions). Prior to the Closing, the Company shall deliver to LIVK written evidence reasonably satisfactory to LIVK of such termination.

Section 7.04. Trust Account Waiver. The Company acknowledges that LIVK is a blank check company with the powers and privileges to effect a Business Combination. The Company further acknowledges that, as described in the prospectus dated December 10, 2019 (the “Prospectus”), substantially all of LIVK’s assets consist of the cash proceeds of LIVK’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of LIVK, certain of its public shareholders and the underwriters of LIVK’s initial public offering. The Company acknowledges that it has been advised by LIVK that,

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except with respect to interest earned on the funds held in the Trust Account that may be released to LIVK to pay its income and franchise Taxes, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if LIVK completes the transactions which constitute a Business Combination, then to those Persons and in such amounts as described in the Prospectus; and (b) if LIVK fails to complete a Business Combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement and the LIVK Governing Document, to LIVK to permit LIVK to pay the costs and expenses of its dissolution, and then to LIVK’s public shareholders. For and in consideration of LIVK entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Company hereby irrevocably waives any right, title, interest or claim of any kind it have or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement and any negotiations, contracts or agreements with LIVK or any other Person; provided, however, that nothing in this Section 7.04 shall amend, limit, alter, change, supersede or otherwise modify the right of the Company to (i) bring any action or actions for specific performance, injunctive and/or other equitable relief hereunder or (ii) bring or seek a claim for Damages against LIVK, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account to holders of LIVK Ordinary Shares in accordance with the LIVK Governing Document and the Trust Agreement).

Section 7.05. Written Consent; Information Statement.

(a) The Company shall use its reasonable best efforts to obtain a duly executed counterpart to the Company Shareholder Approval from each Holder as expeditiously as possible after the effectiveness of the Registration Statement, and the Company shall promptly deliver such executed counterparts to LIVK. The materials submitted to such Holders in connection with soliciting counterparts to the Company Shareholder Approval shall include the unanimous recommendation of the Company Board that such Holders vote their Company Shares in favor of the adoption of this Agreement, the Merger and the transactions contemplated hereby.

(b) If any Holder does not sign the Company Shareholder Approval within two Business Days following the time at which the Registration Statement is declared effective under the Securities Act, the Company shall promptly prepare and deliver an information statement (the “Information Statement”) to Holders who have not executed such Company Shareholder Approval for purposes of informing them of the transactions contemplated hereby, receipt of the Company Stockholder Approval and such other information as may be required to be included therein by Applicable Law, including any historical financial statements and other financial information reasonably requested to be included therein by LIVK. The Company will provide a draft of such Information Statement and any amendment or supplement thereto to LIVK and its counsel no later than three Business Days prior to delivery thereof to Holders, and shall take into account in good faith any reasonable comments made by LIVK and its counsel thereon; provided that LIVK shall in no way be responsible for any of the content of the Information Statement.

Article 8
Covenants of LIVK

Section 8.01. Conduct of Business. During the Interim Period, except as set forth on Section 8.01 of the LIVK Disclosure Schedule, as contemplated by this Agreement, the Ancillary Agreements or the PIPE Subscription Agreements, as required by Law or as consented to by the Company in writing, LIVK shall not:

(a) change, amend or propose to amend (i) the LIVK Governing Document or the certificate of incorporation, bylaws, memorandum and articles of association or other organizational documents of LIVK or (ii) the Trust Agreement or any other agreement related to the Trust Agreement;

(b) directly or indirectly adjust, split, combine, subdivide, issue, pledge, deliver, award, grant redeem, purchase or otherwise acquire or sell, or authorize the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any shares of capital stock of LIVK, other than (i) in connection with the exercise of any LIVK Warrants outstanding on the date hereof, (ii) any redemption made in connection with the LIVK Shareholder Redemption Right, (iii) in connection with any private placement of securities conducted by LIVK after the date hereof, or (iv) as otherwise required by the LIVK Governing Document in order to consummate the transactions contemplated hereby;

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(c) merge or consolidate itself with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of LIVK (other than the Merger);

(d) take or fail to take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment;

(e) make, authorize or declare any dividend (whether in the form of cash or other property) or distribution;

(f) enter into any material Contract or, other than in the ordinary course of business, (i) modify, voluntarily terminate, permit to lapse, waive, or fail to enforce any material right or remedy under any material Contract or (ii) materially amend, extend or renew any material Contract;

(g) incur any indebtedness for borrowed money;

(h) make any loans, advances or capital contributions to, or investments in, any other Person;

(i) (i) make or change any material Tax election, (ii) take or fail to take any action that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment, (iii) adopt or change any material Tax accounting method, (iv) settle or compromise any material Tax liability, (v) enter into any closing agreement within the meaning of Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (vi) file any amended material Tax Return, (vii) consent to any extension or waiver of the statute of limitations regarding any material amount of Taxes, (viii) settle or consent to any claim or assessment relating to any material amount of Taxes or (ix) consent to any extension or waiver of the statute of limitations for any such claim or assessment (other than pursuant to an extension of time to file a Tax Return of not more than seven months obtained in the ordinary course of business);

(j) (i) commence, discharge, settle, compromise, satisfy or consent to any entry of any judgment with respect to any pending or threatened Action that would reasonably be expected to (A) result in any material restriction on Surviving Pubco, the Surviving Corporation or any of their Subsidiaries, (B) result in a payment of greater than $50,000 individually or $100,000 in the aggregate or (C) involve any equitable remedies or admission of wrongdoing, or (ii) other than in the ordinary course of business, waive, release or assign any claims or rights of LIVK;

(k) sell, lease, license, sublicense, exchange, mortgage, pledge, create any Liens (other than Permitted Liens) on, transfer or otherwise dispose of, or agree to sell, lease, license, sublicense, exchange, mortgage, pledge, transfer or otherwise create any Liens (other than Permitted Liens) on or dispose of, any material tangible or intangible assets, properties, securities, or interests of LIVK;

(l) merge or consolidate itself with any Person, restructure, reorganize or completely or partially liquidate or dissolve, or adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of, LIVK;

(m) make any change in financial accounting methods, principles or practices of LIVK, except insofar as may have been required by a change in GAAP or Applicable Law;

(n) pay, or make any commitments for, capital expenditures; or

(o) enter into any agreement to do any action prohibited under this Section 8.01.

Nothing contained in this Section 8.01 shall give to the Company, directly or indirectly, the right to control or direct the ordinary course of business operations of LIVK to the Closing Date. Prior to the Closing Date, each of LIVK and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its respective operations, as required by Applicable Law.

Section 8.02. Post-Closing Access; Preservation of Records. For a period of five (5) years after the Closing and to the extent consistent with all Applicable Laws, the Surviving Pubco will make or cause to be made available to the Holders all books, records and documents of the Company and each of its Subsidiaries (and the assistance of employees responsible for such books, records and documents) during regular business hours as may be reasonably necessary solely for (a) investigating, settling, preparing for the defense or prosecution of, defending or prosecuting any Action involving any Holder (other than any Action against the Surviving Pubco or any of its Affiliates, including the Company

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and its Subsidiaries, that relates to the subject matter hereof), or (b) preparing and delivering any accounting or other statement provided for under this Agreement; provided, however, that access to such books, records, documents and employees shall (i) be conducted in a manner reasonably calculated to minimize disruptions with the normal operation of the Company and its Subsidiaries and the reasonable out-of-pocket expenses of the Company and its Subsidiaries incurred in connection therewith will be paid by the applicable Holders and (ii) be permitted only to the extent it does not violate any obligation of confidentiality or jeopardize attorney-client privilege.

Section 8.03. Nasdaq Listing. From the date hereof through the Closing, LIVK shall use reasonable best efforts to ensure that LIVK remains listed as a public company, and that LIVK Ordinary Shares remain listed, on Nasdaq. LIVK shall use reasonable best efforts to ensure that the Surviving Pubco is listed as a public company, and that shares of Surviving Pubco Common Stock are listed on Nasdaq, in each case, as of the Effective Time.

Section 8.04. PIPE Subscription Agreements. Unless otherwise approved in writing by the Company, such approval not to be unreasonably withheld, conditioned or delayed, LIVK shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, or any replacements or terminations of, the PIPE Subscription Agreements in any manner other than to reflect any permitted assignments or transfers of the PIPE Subscription Agreements by the applicable PIPE Investors pursuant to the PIPE Subscription Agreements. LIVK shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the PIPE Subscription Agreements on the terms and conditions described therein, including using its reasonable best efforts to enforce its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) LIVK the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, LIVK shall give the Company prompt (under the circumstances) written notice: (A) of any amendment to any PIPE Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (B) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, would reasonably be expected to give rise to any breach or default) by any party to any PIPE Subscription Agreement that is known to LIVK; (C) of the receipt of any written notice or other written communication from any party to any PIPE Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any PIPE Subscription Agreement or any provisions of any PIPE Subscription Agreement; and (D) of any underfunding of any amount under any PIPE Subscription Agreement.

Section 8.05. Section 16 of the Exchange Act. Prior to the Closing, the LIVK board of directors, or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule 16b-3(d) under the Exchange Act, such that the acquisitions of the Surviving Pubco Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of LIVK for purposes of Section 16 of the Exchange Act (“Section 16”) shall be exempt acquisitions for purposes of Section 16.

Article 9
Joint Covenants

Section 9.01. Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each Party shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated hereby (including (x) the satisfaction, but not waiver, of the closing conditions set forth in Article 10, (y) obtaining consents of all Governmental Authorities and the expiration or termination of all applicable waiting periods under applicable Antitrust Laws necessary to consummate the transactions contemplated hereby, and (z) obtaining approval for listing the Surviving Pubco Common Stock issued pursuant to this Agreement on Nasdaq). Subject to Section 12.06, the costs incurred in connection with obtaining such consents of all Governmental Authorities, such expiration or termination of all applicable waiting periods under applicable Antitrust Laws, including HSR Act filing fees and any filing fees in connection with any other Antitrust Law, and any fees associated with obtaining approval for listing the Surviving Pubco Common Stock issued pursuant to this Agreement on Nasdaq, shall be paid 50% by the Company and 50% by LIVK. Each Party shall make or cause to be made (and not withdraw) an appropriate filing, if necessary, pursuant to the HSR Act and any other applicable Antitrust Laws with respect to the transactions contemplated hereby as promptly as practicable after the date hereof (and in any event, with respect to filings required under the HSR Act, within ten (10) Business Days). The Parties shall request early termination of the

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waiting period in any filings submitted under the HSR Act and shall use reasonable best efforts to supply as promptly as practicable to the appropriate Governmental Authorities additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law. The foregoing notwithstanding, nothing herein shall require the Company or LIVK to incur any liability or expense (other than de minimis costs and expenses) or subject itself or its business to any imposition of any material limitation on the ability to conduct its respective business or to own or exercise control of its respective assets or respective properties.

(b) Each Party shall cooperate in connection with any investigation of the transactions contemplated hereby or litigation by, or negotiations with, any Governmental Authority or other Person relating to the transactions contemplated hereby or regulatory filings under Applicable Law and (B) obtaining approval for listing the Surviving Pubco Common Stock issued pursuant to this Agreement on Nasdaq.

(c) Each Party shall, in connection with the Agreement and the transactions contemplated hereby, to the extent permitted by Applicable Law: (i) promptly notify the other Party, and if in writing, furnish the other Party with copies of (or, in the case of oral communications, advise the other Party of) any material substantive communications from or with any Governmental Authority or Nasdaq, (ii) cooperate in connection with any proposed substantive written or oral communication with any Governmental Authority and permit the other Party to review and discuss in advance, and consider in good faith the view of the other Party in connection with, any proposed substantive written or oral communication with any Governmental Authority or Nasdaq, (iii) not participate in any substantive meeting or have any substantive communication with any Governmental Authority or Nasdaq unless it has given the other Party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority or Nasdaq, gives the other Party or its outside counsel the opportunity to attend and participate therein, (iv) furnish the other Party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Authority or Nasdaq and (v) furnish the other Party’s outside legal counsel with such necessary information and reasonable assistance as the other Party’s outside legal counsel may reasonably request in connection with its preparation of necessary submissions of information to any such Governmental Authority or Nasdaq; provided that materials required to be provided pursuant to this Section 9.01(c) may be restricted to outside legal counsel and may be redacted (A) as necessary to comply with contractual arrangements, and (B) to remove references to privileged information.

Section 9.02. Indemnification and Insurance.

(a) LIVK agrees that all rights held by each present and former director and officer of the Company and any of its Subsidiaries to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at, or after the Effective Time, provided in the respective certificate of incorporation, certificate of formation, operating agreement, bylaws or other organizational documents of the Company or such Subsidiary in effect on the date of this Agreement shall survive the Merger and shall continue in full force and effect. Without limiting the foregoing, the Surviving Pubco shall cause the Company and each of its Subsidiaries (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of the Company’s and its Subsidiaries’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of the certificate of incorporation, certificate of formation, operating agreement, bylaws or other organizational documents of the Company or such Subsidiary, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) The Company shall cause coverage to be extended under its current directors’ and officers’ liability insurance by obtaining a six (6) year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time. If any claim is asserted or made within such six (6) year period, the provisions of this Section 9.02 shall be continued in respect of such claim until the final disposition thereof.

(c) LIVK shall cause coverage to be extended under its current directors’ and officers’ liability insurance by obtaining a six year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time. If any claim is asserted or made within such six year period, the provisions of this Section 9.02 shall be continued in respect of such claim until the final disposition thereof.

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(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 9.02 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of the Surviving Pubco and the Surviving Corporation. In the event that the Surviving Pubco or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Pubco or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 9.02.

(e) The Surviving Pubco shall maintain customary D&O insurance on behalf of any Person who is or was a director or officer of the Surviving Pubco (at any time, including prior to the date hereof) against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Surviving Pubco would have the power to indemnify such Person against such liability under the provisions of the Surviving Pubco Certificate of Incorporation, the Surviving Pubco Bylaws or Section 145 of the DGCL or any other provision of Law.

Section 9.03. Tax Matters.

(a) The Parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes: (i) the Domestication be treated as a reorganization within the meaning of Section 368(a)(1)(F) of the Code and that this Agreement be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder with respect thereto and (ii) the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code and that this Agreement be adopted as a “plan of reorganization” for purposes of Section 368 of the Code and the Treasury Regulations promulgated thereunder with respect thereto (the “Intended Tax Treatment”). The Parties will not take any action that could reasonably be expected to prevent, impair or impede the Intended Tax Treatment and will not take any inconsistent position for Tax purposes unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. This Agreement is intended to constitute and hereby is adopted as a “plan of reorganization” with respect to the Domestication and with respect to the Merger within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder.

(b) All Transfer Taxes incurred in connection with this Agreement shall be borne by the Surviving Pubco and paid when due. The Surviving Pubco shall timely file all necessary Tax Returns and other documentation with respect to all such Tax Returns and, if required by Applicable Law, the Holders will join in the execution of any such Tax Return or documentation.

(c) The Surviving Pubco and the Holders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing or amendment of Tax Returns and any audit or other proceeding with respect to Taxes or Tax Returns of the Surviving Pubco, the Surviving Corporation, the Company or its Subsidiaries. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(d) The Surviving Pubco will use commercially reasonable efforts to provide the Pre-Closing LIVK Holders information that is reasonably required to (i) determine the amount that is required to be taken into income in connection with Treasury Regulations Section 1.367(b)-3 as a result of the Domestication; (ii) make the election contemplated by Treasury Regulations Section 1.367(b)-3(c)(3); and (iii) make a timely and valid election as contemplated by Section 1295 of the Code (and the Treasury Regulations promulgated thereunder) with respect to LIVK for each year that LIVK is considered a passive foreign investment company (including through provision of the Annual Information Statement described in Treasury Regulations Section 1.1295-1(g)).

(e) If, in connection with the preparation and filing of the Registration Statement/Proxy Statement, the SEC requests or requires that a tax opinion be prepared and submitted, LIVK and the Company shall deliver to Cooley LLP and/or Davis Polk & Wardwell LLP, as relevant, customary Tax representation letters reasonably satisfactory to such counsel, dated and executed as of the date the Registration Statement/Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement/Proxy Statement.

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Section 9.04. Proxy Statement; Registration Statement.

(a) As promptly as reasonably practicable after the date of this Agreement, LIVK and the Company shall prepare, and LIVK shall file with the SEC, (i) a preliminary proxy statement in connection with the Merger to be filed as part of the Registration Statement and sent to the Pre-Closing LIVK Holders relating to the LIVK Extraordinary General Meeting (such proxy statement, together with any amendments or supplements thereto, the “Proxy Statement”) for the purposes of the approval of the Transaction Proposals and (ii) the Registration Statement, in which the Proxy Statement will be included as a prospectus. LIVK and the Company shall use reasonable best efforts to cooperate, and cause their respective Subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the Proxy Statement and the Registration Statement. LIVK shall use its reasonable best efforts to cause the Proxy Statement and the Registration Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after the filing thereof and to keep the Registration Statement effective as long as is necessary to consummate the Merger.

(b) LIVK shall, as promptly as practicable notify the Company of any correspondence with the SEC relating to the Proxy Statement, the receipt of any oral or written comments from the SEC relating to the Proxy Statement, and any request by the SEC for any amendment to the Proxy Statement or for additional information. LIVK shall cooperate and provide the Company with a reasonable opportunity to review and comment on the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC and give due consideration to all comments reasonably proposed by the Company in respect of such documents and responses prior to filing such with or sending such to the SEC, and, to the extent practicable, the Parties will provide each other with copies of all such filings made and correspondence with the SEC. LIVK shall use reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the Merger, and the Company shall promptly furnish all information concerning the Company as may be reasonably requested in connection with any such action. Each of LIVK and the Company shall use reasonable best efforts to promptly furnish to each other party all information concerning itself, its Subsidiaries, officers, directors, managers, members and stockholders, as applicable, and such other matters, in each case, as may be reasonably necessary in connection with and for inclusion in the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of LIVK and the Company or their respective Subsidiaries, as applicable, to the SEC or Nasdaq in connection with the Merger (including any amendment or supplement to the Proxy Statement or the Registration Statement) (collectively, the “Offer Documents”). LIVK will advise the Company, promptly after LIVK receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the LIVK Ordinary Shares or the Surviving Pubco Common Stock for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement, the Registration Statement or the other Offer Documents or for additional information.

(c) Without limiting the generality of Section 9.04(b), the Company shall promptly furnish to LIVK for inclusion in the Proxy Statement and the Registration Statement, (i) with respect to the Financial Statements, auditor’s reports and consents to use such financial statements and reports and (ii) the audited financial statements of the Company and its Subsidiaries required to be included in the Proxy Statement and the Registration Statement or any other filings to be made by LIVK with the SEC in connection with the transactions contemplated in this Agreement (including, for the avoidance of doubt, audited financial statements of the Company and its Subsidiaries as of and for the year ended December 31, 2020), including the accompanying notes, prepared in accordance with GAAP and Regulation S-X and audited in accordance with PCAOB auditing standards by a PCAOB-qualified auditor that was independent under Rule 2-01 of Regulation S-X under the Securities Act, together with auditor’s reports and consents to use such financial statements and reports.

(d) Each of LIVK and the Company shall use reasonable best efforts to ensure that none of the information related to it or any of its Affiliates, supplied by or on its behalf for inclusion or incorporation by reference in (i) either Proxy Statement will, as of the date it is first mailed to the Pre-Closing LIVK Holders, or at the time of the LIVK Extraordinary General Meeting, or (ii) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at each time at which it is amended, at the time it becomes effective under the Securities Act and at the Effective Time, in either case, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

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(e) If, at any time prior to the Effective Time, any information relating to LIVK, the Company, or any of their respective Subsidiaries, Affiliates, directors or officers, as applicable, or the Holders is discovered by any of LIVK or the Company and is required to be set forth in an amendment or supplement to either Proxy Statement or the Registration Statement, so that such Proxy Statement or the Registration Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Party and an appropriate amendment or supplement describing such information shall, subject to the other provisions of this Section 9.04, be promptly filed by LIVK with the SEC and, to the extent required by Law, disseminated to the Pre-Closing LIVK Holders.

Section 9.05. LIVK Shareholder Approval.

(a) LIVK shall take, in accordance with Applicable Law, Nasdaq rules, and the LIVK Governing Document, all action necessary to call, hold, and convene an extraordinary general meeting of holders of LIVK Ordinary Shares (including any permitted adjournment or postponement, the “LIVK Extraordinary General Meeting”) to consider and vote upon the Transaction Proposals and to provide the LIVK Shareholders with the opportunity to effect a LIVK Share Redemption in connection therewith as promptly as reasonably practicable after the date that the Registration Statement is declared effective under the Securities Act. LIVK shall, through the LIVK board of directors, recommend to the LIVK Shareholders (including in the Proxy Statement) and solicit approval of (i) the adoption and approval of this Agreement and the transactions contemplated by this Agreement, including the Merger, (ii) the Domestication, (iii) in connection with the Domestication, the amendment of the LIVK Governing Document and approval of the Surviving Pubco Certificate of Incorporation and Surviving Pubco Bylaws, (iv) the issuance of (A) the Surviving Pubco Common Stock issuable in connection with the Merger and (B) the Surviving Pubco Common Stock issuable in connection with the PIPE Financing, (v) the adoption of the Incentive Equity Plan, (vi) the adoption of the Purchase Plan, (vii) the election of the directors constituting the Surviving Pubco Board, (viii) the adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement, the Registration Statement or correspondence related thereto, (ix) the adoption and approval of any other proposals as reasonably agreed by LIVK and the Company to be necessary or appropriate in connection with the Merger and (x) adjournment of the LIVK Extraordinary General Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (x), together, the “Transaction Proposals”).

(b) Notwithstanding anything to the contrary contained in this Agreement, once the LIVK Extraordinary General Meeting to consider and vote upon the Transaction Proposals has been called and noticed, LIVK will not postpone or adjourn the LIVK Extraordinary General Meeting without the consent of the Company, other than (i) for the absence of a quorum, in which event LIVK shall postpone the meeting up to three (3) times for up to ten (10) Business Days each time, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure that LIVK has determined in good faith, after consultation with its outside legal advisors, is necessary under Applicable Law, and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of LIVK Ordinary Shares prior to the LIVK Extraordinary General Meeting, or (iii) a one-time postponement of up to ten (10) Business Days to solicit additional proxies from holders of LIVK Ordinary Shares to the extent LIVK has determined that such postponement is reasonably necessary to obtain the approval of the Transaction Proposals.

Section 9.06. Surviving Pubco Board of Directors. The Parties shall take all necessary action to cause the Board of Directors of the Surviving Pubco (the “Surviving Pubco Board”) as of immediately following the Closing to consist of twelve (12) directors, of whom one (1) individual shall be designated by LIVK (the “LIVK Designee”), and of whom eleven (11) individuals shall be designated by the Company no later than fourteen (14) days prior to the effectiveness of the Registration Statement (the “Company Designees”). Each Company Designee shall meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the Board of Directors of LIVK, and a number of Company Designees shall qualify as independent directors as determined by the Board of Directors of LIVK such that a majority of the directors as of immediately following the Closing shall qualify as independent directors. The Company Designees and the LIVK Designee shall be assigned to classes of the Surviving Pubco Board as set forth on Section 9.06 of the Company Disclosure Schedule; provided, however, that following the date hereof, the Company may designate up to two (2) individuals to the Surviving Pubco Board not set forth on Section 9.06 of the Company Disclosure Schedule.

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Section 9.07. Trust Account. Upon satisfaction or waiver of the conditions set forth in Article 10 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the Trustee (which notice LIVK shall provide to the Trustee in accordance with the terms of the Trust Agreement), in accordance with, subject to and pursuant to the Trust Agreement and the LIVK Governing Document, (a) at the Closing, (i) LIVK shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) shall cause the Trustee to (A) pay as and when due all amounts payable for LIVK Share Redemptions and (B) pay all amounts then available in the Trust Account in accordance with this Agreement and the Trust Agreement, including the payment of Available Cash to the Surviving Corporation and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 9.08. Form 8-K Filings. LIVK and the Company shall mutually agree upon and issue a press release announcing the effectiveness of this Agreement. LIVK and the Company shall cooperate in good faith with respect to the prompt preparation of, and, as promptly as practicable after the effective date of this Agreement (but in any event within four (4) Business Days thereafter), LIVK shall file with the SEC, a Current Report on Form 8-K pursuant to the Exchange Act to report the execution of this Agreement. Prior to Closing, LIVK and the Company shall mutually agree upon and prepare the press release announcing the consummation of the transactions contemplated by this Agreement (“Closing Press Release”). Concurrently with or promptly after the Closing, LIVK shall issue the Closing Press Release. LIVK and the Company shall cooperate in good faith with respect to the preparation of, and, prior to the Closing, LIVK shall prepare a draft Form 8-K announcing the Closing, together with, or incorporating by reference, the required pro forma financial statements and the historical financial statements prepared by the Company and its accountant (the “Completion 8-K”). Concurrently with the Closing, or as soon as practicable (but in any event within four (4) Business Days) thereafter, the Surviving Pubco shall file the Completion 8-K with the SEC.

Section 9.09. Incentive Equity Plan; Purchase Plan; Value Generation RSUs. Prior to the effectiveness of the Registration Statement, LIVK shall approve, and subject to approval of the LIVK Shareholders, adopt, (a) an incentive equity plan that provides for grant of awards to employees and other service providers of the Surviving Pubco and its Subsidiaries in the form set forth as Annex I (the “Incentive Equity Plan”) and (b) an employee stock purchase plan, that provides for grant of purchase rights with respect to LIVK Class A Ordinary Shares to employees of the Surviving Pubco and its Subsidiaries in the form set forth as Annex J (the “Purchase Plan”). The Surviving Pubco Board shall grant the Value Generation RSUs under the Incentive Equity Plan as soon as practicable following the Closing; provided that, for the avoidance of doubt, the Value Generation RSUs shall reduce the initial incentive equity award pool under the Incentive Equity Plan.

Section 9.10. No Shop. During the Interim Period, neither LIVK, on the one hand, or the Company and its Subsidiaries, on the other hand, will, nor will they direct, authorize or permit their respective Representatives to, directly or indirectly (a) take any action to solicit, initiate or engage in discussions or negotiations with, or enter into any binding agreement with, any Person concerning, or which would reasonably be expected to lead to, an Acquisition Transaction, (b) in the case of LIVK, fail to include the LIVK Board Recommendation in (or remove the LIVK Board Recommendation from) the Registration Statement, or (c) withhold, withdraw, qualify, amend or modify (or publicly propose or announce any intention or desire to withhold, withdraw, qualify, amend or modify), in a manner adverse to the other Party, the approval of such Party’s governing body of this Agreement and/or any of the transactions contemplated hereby, or, in the case of LIVK, the LIVK Board Recommendation. Promptly upon receipt of an unsolicited proposal regarding an Acquisition Transaction, LIVK and the Company shall notify the other party thereof, which notice shall include a written summary of the material terms of such unsolicited proposal. Notwithstanding the foregoing, each Party may respond to any unsolicited proposal regarding an Acquisition Transaction only by indicating that such Party has entered into a binding definitive agreement with respect to a business combination and is unable to provide any information related to such Party or any of its Subsidiaries or entertain any proposals or offers or engage in any negotiations or discussions concerning an Acquisition Transaction. For the purposes hereof, “Acquisition Transaction” means, (i) with respect to the Company, any merger, consolidation, liquidation, recapitalization, tender offer, share exchange or other business combination transaction (other than the transactions contemplated hereby and transactions with customers in the Ordinary Course of Business), whether in a single transaction or a series of related transactions, in each case, involving the sale, lease, exchange, issuance or other disposition or transfer of properties or assets or equity interests of the Company or any of the Company’s Subsidiaries and (ii) with respect to LIVK, any transaction (other than the transactions contemplated hereby), whether in a single transaction or a series of related transactions, involving, directly or indirectly, any merger or consolidation with or acquisition of, purchase of assets

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or equity of, consolidation or similar business combination with or other transaction that would constitute a Business Combination with or involving LIVK (or any Affiliate or Subsidiary of LIVK), on the one hand, and any party other than the Company or the Holders, on the other hand.

Section 9.11. Notification of Certain Matters. Each of the Company and LIVK shall give prompt notice to the other Party of (a) any Action or investigation that would have been required to be disclosed under Section 5.09 if the Company had knowledge of it as of the date hereof or if LIVK had knowledge of it as of the date hereof, respectively; (b) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in Section 10.02 or Section 10.03 not to be satisfied at any time from the date of this Agreement to the Effective Time; (c) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement; (d) without limiting Section 9.01, any regulatory notice or report from a Governmental Authority in respect of the transactions contemplated by this Agreement; and (e) in the case of the Company, any information or knowledge obtained by the Company or any of its Subsidiaries that could reasonably be expected to materially affect the Company’s or any of its Subsidiaries’ current projections, forecasts or budgets or estimates of revenues, earnings or other measures of financial performance for any period.

Article 10
Conditions to Obligations

Section 10.01. Conditions to Obligations of LIVK and the Company. The obligations of LIVK and the Company to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by Applicable Law) in writing by all of such parties:

(a) HSR Act. All applicable waiting periods (and any extensions thereof) under the HSR Act shall have expired or been terminated.

(b) Nasdaq Listing Requirements. The shares of Surviving Pubco Common Stock contemplated to be listed pursuant to this Agreement shall have been listed on Nasdaq and shall be eligible for continued listing on Nasdaq immediately following the Closing (as if it were a new initial listing by an issuer that had never been listed prior to Closing).

(c) Applicable Law. There shall not be in force any Applicable Law or Governmental Order enjoining, prohibiting, making illegal, or preventing the consummation of the Merger.

(d) LIVK Shareholder Approval. The LIVK Shareholder Approval shall have been obtained.

(e) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(f) Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the Securities Act, no stop order shall have been issued by the SEC with respect to the Registration Statement and no Action seeking such stop order shall have been threatened or initiated.

(g) Net Tangible Assets. LIVK shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing of the LIVK Share Redemption.

(h) Domestication. The Domestication shall have been consummated.

(i) AT Lender Conversion. The AT Lender Conversion shall have been consummated in accordance with the Conversion Agreement.

Section 10.02. Conditions to Obligations of LIVK. The obligations of LIVK to consummate, or cause to be consummated, the Merger are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by LIVK:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality or “Company Material Adverse Effect” or similar qualifications therein), other than the representations and warranties set forth in Section 5.01 (Corporate Organization of the Company), Section 5.02 (Subsidiaries), Section 5.03 (Due Authorization), Section 5.06 (Capitalization), Section 5.15
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(Brokers’ Fees), and Section 5.19(a) (Absence of Changes (No Company Material Adverse Effect)), shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) The representations and warranties of the Company contained in Section 5.19(a) (Absence of Changes (No Company Material Adverse Effect)) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made anew at and as of such date.

(iii) Each of the representations and warranties of the Company contained in Section 5.01 (Corporate Organization of the Company), Section 5.02 (Subsidiaries), Section 5.03 (Due Authorization), Section 5.06 (Capitalization), and Section 5.15 (Brokers’ Fees) (without giving effect to any materiality or “Company Material Adverse Effect” or similar qualifications therein), shall be true and correct in all respects except for de minimis inaccuracies as of the date of this Agreement and as of Closing Date, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and correct in all respects except for de minimis inaccuracies as of such earlier date).

(b) Covenants. Each of the covenants of the Company to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) No Company Material Adverse Effect. From the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(d) Closing Deliverables. LIVK shall have received the deliverables set forth in Section 4.08(b).

(e) Financial Statements. The Company shall have delivered to LIVK the financial statements required to be included in the Completion 8-K.

Section 10.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Each of the representations and warranties of LIVK contained in this Agreement (without giving effect to any materiality or “LIVK Material Adverse Effect” or similar qualifications therein), other than the representations and warranties set forth in Section 6.01 (Corporate Organization), Section 6.02 (Due Authorization), Section 6.06 (LIVK Capitalization), Section 6.11 (Brokers’ Fees), and Section 6.14(b) (Absence of Changes (No LIVK Material Adverse Effect)), shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made anew at and as of such date, except with respect to representations and warranties which speak as to an earlier date, which representations and warranties shall be true and correct at and as of such date, except for, in each case, such failures to be true and correct as would not reasonably be expected to have, individually or in the aggregate, a LIVK Material Adverse Effect.

(ii) The representations and warranties of LIVK contained in Section 6.14(b) (Absence of Changes (No LIVK Material Adverse Effect)) shall be true and correct as of the date of this Agreement and as of the Closing Date, as if made anew at and as of such date.

(iii) Each of the representations and warranties of LIVK contained in Section 6.01 (Corporate Organization), Section 6.02 (Due Authorization), Section 6.06 (LIVK Capitalization), and Section 6.11 (Brokers’ Fees) (without giving effect to any materiality or “LIVK Material Adverse Effect” or similar qualifications therein), shall be true and correct in all respects except for de minimis inaccuracies as of the date of this Agreement and as of Closing Date, as if made anew at and as of such date (except to the extent that any such representation and warranty speaks expressly as of an earlier date, in which case such representation and warranty shall be true and correct in all respects except for de minimis inaccuracies as of such earlier date).

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(b) Covenants. Each of the covenants of LIVK to be performed as of or prior to the Closing shall have been performed in all material respects.

(c) No LIVK Material Adverse Effect. From the date of this Agreement, there shall not have occurred a LIVK Material Adverse Effect.

(d) Closing Deliverables. The Company shall have received the deliverables set forth in Section 4.08(c).

(e) Minimum Cash. Available Cash shall be greater than or equal to Minimum Cash.

Section 10.04. Satisfaction of Conditions. All conditions to the obligations of the Company and LIVK to proceed with the Closing under this Agreement will be deemed to have been fully and completely satisfied or waived for all purposes if the Closing occurs.

Article 11
Termination/Effectiveness

Section 11.01. Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(a) by written consent of the Company and LIVK;

(b) by written notice to the Company from LIVK, if:

(i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date LIVK provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from LIVK of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period;

(ii) the Closing has not occurred on or before the date (such date, the “Termination Date”) that is six (6) months from the date on which the Proxy Statement and the Registration Statement are initially filed with the SEC; or

(iii) the consummation of the Merger is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable Governmental Order;

provided that the right to terminate this Agreement under subsection (ii) of this Section 11.01(b) shall not be available if LIVK is in breach of this Agreement and such breach is the primary cause of the failure of the conditions set forth in Section 10.03(a) or Section 10.03(b) to be satisfied as of the Termination Date;

(c) by written notice to LIVK from the Company, if:

(i) there is any breach of any representation, warranty, covenant or agreement on the part of LIVK set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating LIVK Breach”), except that, if any such Terminating LIVK Breach is curable by LIVK, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by LIVK of notice from the Company of such breach, but only as long as LIVK continues to use its reasonable best efforts to cure such Terminating LIVK Breach (the “LIVK Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating LIVK Breach is not cured within the LIVK Cure Period;

(ii) the Closing has not occurred on or before the Termination Date;

(iii) the consummation of the Merger is permanently enjoined, prohibited, deemed illegal or prevented by the terms of a final, non-appealable Governmental Order; or

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provided that the right to terminate this Agreement under subsection (ii) of this Section 11.01(c) shall not be available if the Company is in breach of this Agreement and such breach is the primary cause of the failure of the conditions set forth in Section 10.02(a) or Section 10.02(b) to be satisfied as of the Termination Date;

(d) by written notice from either the Company or LIVK to the other Party if the LIVK Shareholder Approval is not obtained upon a vote duly taken thereon at the LIVK Extraordinary General Meeting (subject to any permitted adjournment or postponement of the LIVK Extraordinary General Meeting).

Section 11.02. Effect of Termination. Except as otherwise set forth in this Section 11.02, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors or stockholders, other than liability of any of the Parties for any (i) intentional and willful breach of this Agreement by such Party occurring prior to such termination or (ii) fraud by such Party. The provisions of Sections 7.04, 11.02, 12.05, 12.06, 12.07, 12.08, 12.09, 12.12, 12.13, 12.15, 12.16 and 12.17 (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any defined term or other Section or Article of this Agreement referenced in the Surviving Provisions which are required to survive in order to give appropriate effect to the Surviving Provisions, shall, in each case, survive any termination of this Agreement.

Article 12
Miscellaneous

Section 12.01. Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument, document or certificate delivered pursuant to this Agreement shall survive the Effective Time, except for (i) those covenants and agreements contained herein and therein which by their terms expressly apply in whole or in part after the Effective Time and then only to such extent until such covenants and agreements have been fully performed, (ii) any covenants and agreements in Sections 7.04, 12.02, 12.05, 12.06, 12.07, 12.08, 12.09, 12.12, 12.13, 12.15, 12.16 and 12.17 and (iii) any claim based upon Fraud.

Section 12.02. Waiver. Any Party may, at any time prior to the Closing, waive any of the terms or conditions of this Agreement. No waiver of any term or condition of this Agreement shall be valid unless the waiver is in writing and signed by the waiving Party.

Section 12.03. Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service, or (d) when delivered by email or other electronic transmission (in each case in this clause (d), solely if receipt is confirmed), addressed as follows:

(i) If to LIVK, to:

LIV Capital Acquisition Corp.
Torre Virreyes
Pedregal No. 24, Piso 6-601
Col. Molino del Rey
México, CDMX, 11040
Attention: Alex Rossi; Mariana Romero
Email: arossi@livcapital.mx; mromero@livcapital.mx

with copies (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Derek Dostal
Leonard Kreynin
Lee Hochbaum

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Email: derek.dostal@davispolk.com
leonard.kreynin@davispolk.com
lee.hochbaum@davispolk.com

(ii) If to the Company, to:

AgileThought, Inc.
222 Urban Towers
Suite 1650 E
Irving, TX 75039
Attention: Manuel Senderos

Jorge Pliego
Diana Abril

Email: manuel.senderos@agilethought.com

jorge.pliego@agilethought.com

diana.abril@agilethought.com

with copies (which shall not constitute notice) to:

Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
Attention: Nicole Brookshire
Alfred Browne
Matthew Browne
Email: nbrookshire@cooley.com
abrowne@cooley.com
mbrowne@cooley.com

or to such other address or addresses as the parties may from time to time designate in writing by notice to the other parties in accordance with this Section 12.03.

Section 12.04. Assignment. No Party may assign, delegate or otherwise transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement or any part hereof without the prior written consent of the other Party; provided that no such assignment by LIVK shall relieve LIVK of its obligations hereunder. Any assignment in contravention of the preceding sentence shall be null and void ab initio. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.05. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 9.02, (b) from and after the Effective Time, the Holders (and their successors, heirs and representatives) shall be intended third-party beneficiaries of, and may enforce, Article 3, Article 4, and this Section 12.05, (c) the past, present and future directors, managers, officers, employees, incorporators, members, partners, equityholders, Affiliates, agents, attorneys, advisors and representatives of the parties and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, this Section 12.05 and Section 12.14 and (d) the prospective grantees of the Value Generation RSUs, as set forth in Section 9.09 of the Company Disclosure Schedule, shall be the intended third-party beneficiaries of, and may enforce, the final sentence of Section 9.09 and this Section 12.05.

Section 12.06. Expenses. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided that, notwithstanding anything to the contrary, (A) if the transactions herein contemplated are consummated, Surviving Pubco shall pay or cause to be paid all (i) commercially reasonable costs and expenses (including fees and expenses of counsel, auditors and financial and other advisors) incurred by the Company, its Subsidiaries and LIVK in connection with this Agreement and the transactions herein contemplated and (ii) deferred initial purchaser and underwriting compensation incurred

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by LIVK in connection with its initial public offering and (B) if this Agreement is terminated prior to the Closing, the Company shall, promptly upon written request by LIVK, pay to LIVK $3,500,000 (for purposes of LIVK’s paying all costs and expenses (including fees and expenses of counsel, auditors and financial and other advisors)) incurred by the LIVK Parties in connection with this Agreement and the transactions herein contemplated).

Section 12.07. Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 12.08. Headings and Captions; Counterparts. The headings and captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any facsimile or .pdf copies hereof or signatures hereon shall, for all purposes, be deemed originals. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 12.09. Entire Agreement. This Agreement (including, for the avoidance of doubt, any Annexes, Appendices, Exhibits or Schedules annexed hereto or referred to herein, including the Company Disclosure and the LIVK Disclosure Schedule), the Confidentiality Agreement, and the Ancillary Agreements constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth in this Agreement and the Ancillary Agreements.

Section 12.10. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties; provided that, after the LIVK Shareholder Approval has been obtained, there shall be no amendment or modification that would require the further approval of the Pre-Closing LIVK Holders under Applicable Law without such approval having first been obtained.

Section 12.11. Publicity. Except (a) communications consistent with the final form of joint press release announcing the transactions contemplated by this Agreement and the investor presentation given to investors in connection with the announcement of the transactions contemplated by this Agreement or (b) as may be required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, LIVK, on the one hand, and the Company, on the other hand, shall consult with each other, and provide meaningful opportunity for review and give due consideration to reasonable comment by the other, prior to issuing any press releases or other public written communications or otherwise making planned public statements with respect to the transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Authority with respect thereto, and shall not make or issue any such press release or other public written communications or otherwise make any planned public statements without the prior written consent of the other Party.

Section 12.12. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 12.13. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court or such state appellate court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience

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of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.13. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.13.

Section 12.14. Disclosure Schedules. Each of the Company and LIVK have set forth information on their respective disclosure schedules in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of a disclosure schedule need not be set forth in any other section so long as its relevance to such other section of the disclosure schedule or section of the Agreement is reasonably apparent. Any item of information, matter or document disclosed or referenced in, or attached to, the Company Disclosure Schedules or the LIVK Disclosure Schedules shall not (a) be used as a basis for interpreting the terms “material,” “Company Material Adverse Effect,” “LIVK Material Adverse Effect,” “material adverse effect” or other similar terms in this Agreement or to establish a standard of materiality, (b) represent a determination that such item or matter did not arise in the Ordinary Course of Business, (c) constitute, or be deemed to constitute, an admission of liability or obligation regarding such matter (other than with respect to any Section of the Company Disclosure Schedules or LIVK Disclosure Schedules, as applicable, referred to in any representation or warranty in this Agreement that expressly requires listing facts, circumstances or agreements in such section of the Company Disclosure Schedules or LIVK Disclosure Schedules, as applicable), or (d) notwithstanding the foregoing in the preceding clause (c), constitute, or be deemed to constitute, an admission to any third party in any respect concerning such item or matter.

Section 12.15. Enforcement.

(a) The Parties agree that irreparable damage for which monetary Damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that each Party shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of Damages or inadequacy of any remedy at Law, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they a Party is entitled under this Agreement or Applicable Law.

(b) Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party has an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 12.15(b) shall not be required to provide any bond or other security in connection with any such injunction. The Parties acknowledge and agree that nothing contained in this Section 12.15 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 12.15 before exercising any termination right under Section 11.01 or pursuing Damages.

Section 12.16. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties or as intended third party beneficiaries hereof and then only with respect to the specific obligations set forth herein with respect to a Party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have

Annex A-57

any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company or LIVK under this Agreement of or for any Action based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Section 12.16, nothing in this Section 12.16 shall limit (a) any liabilities or obligations against any party to an Ancillary Agreement in respect thereof or (b) any Party’s remedies in the event of Fraud.

Section 12.17. Legal Representation. The Company hereby agrees on behalf of itself and its directors, members, partners, officers, employees and Affiliates, and each of their respective successors and assigns (all such parties, the “Company Waiving Parties”), that any legal counsel (including Davis Polk & Wardwell LLP) that represented LIVK, the Sponsor and/or the LIVK Designee prior to the Closing may represent the LIVK Designee, the Sponsor or any of the Sponsor’s Affiliates or the Sponsor’s or its Affiliates’ respective directors, members, partners, officers or employees, in each case, in connection with any Action or obligation arising out of or relating to this Agreement, notwithstanding its representation (or any continued representation) of LIVK or other Company Waiving Parties, and each of LIVK and the Company on behalf of itself and the Company Waiving Parties hereby consents thereto and irrevocably waives (and will not assert) any conflict of interest, breach of duty or any other objection arising therefrom or relating thereto. Each of LIVK and the Company on behalf of itself and the Company Waiving Parties hereby further agrees that, as to all legally privileged communications prior to the Closing between or among any legal counsel (including Davis Polk & Wardwell LLP) that represented the LIVK Designee, the Sponsor or any of the Sponsor’s Affiliates or the Sponsor’s or its Affiliates’ respective directors, members, partners, officers or employees prior to the Closing in any way related to the transactions contemplated hereby, the attorney/client privilege and the expectation of client confidence belongs to the LIVK Designee and the Sponsor and may be controlled by the LIVK Designee and the Sponsor, and shall not pass to or be claimed or controlled by the Surviving Pubco (after giving effect to the Closing), the Surviving Corporation or any other Company Waiving Party; provided that the LIVK Designee and the Sponsor shall not waive such attorney/client privilege other than to the extent they determine appropriate in connection with the enforcement or defense of their respective rights or obligations existing under this Agreement. Notwithstanding the foregoing, any privileged communications or information shared by the Company or any Company Waiving Party prior to the Closing with LIVK, the Sponsor or the LIVK Designee (in any capacity) under a common interest agreement shall remain the privileged communications or information of the Surviving Corporation.

[Signature pages follow.]

Annex A-58

IN WITNESS WHEREOF the parties have hereunto caused this Agreement to be duly executed as of the date hereof.

LIV CAPITAL ACQUISITION CORP.
By:	/s/ Alexander R. Rossi
Name: Alexander R. Rossi
Title: Chief Executive Officer and Chairman

[Signature Page to Agreement and Plan of Merger]

Annex A-59

AGILETHOUGHT, INC.
By:	/s/ Manuel Senderos Fernández
Name: Manuel Senderos Fernández
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Annex A-60

Annex B

[Form of]
Certificate of Incorporation
of
[NAME]
(a Delaware Corporation)

I.

The name of the corporation is [NAME]. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

IV.

A.        The Corporation is authorized to issue two classes of stock to be designated, respectively, “Class A Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 220,000,000 shares. 210,000,000 shares shall be Class A Common Stock, each having a par value of $0.0001. 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.

B.        The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized by resolution or resolutions to provide for the issue of all or any of the remaining shares of the Preferred Stock, in one or more series, and to fix the number of shares of any such series and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any one or more series of Preferred Stock.

C.        Each outstanding share of Class A Common Stock shall entitle the holder thereof to one vote for each share of Class A Common Stock held of record by such holder on all matters properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation filed with respect to any one or more series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to applicable law or this Certificate of Incorporation (including any certificate of designation filed with respect to any one or more series of Preferred Stock).

Annex B-1

V.

For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and stockholders, or any class thereof, as the case may be, it is further provided that:

A.     Management of the Business.

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. Subject to any rights of the holders of shares of any one or more series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be at least seven and no more than twelve. The exact number of directors shall be fixed from time to time by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.     Board of Directors

Subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Each class will consist, as nearly as possible, of a number of directors equal to one-third of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders held after December 31, 2021, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders held after December 31, 2021, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders held after December 31, 2021, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.     Removal of Directors

1.     Subject to the rights of any one or more series of Preferred Stock to remove directors elected by such series of Preferred Stock, neither the entire Board of Directors nor any individual director may be removed from office without cause.

2.     Subject to any limitations imposed by applicable law and the rights of any one or more series of Preferred Stock to remove directors elected by such series of Preferred Stock, any individual director or the entire Board of Directors may be removed from office with cause by the affirmative vote of the holders of at least 662/3% of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally at an election of directors.

D.     Vacancies

Subject to any limitations imposed by applicable law and subject to the rights of the holders of any one or more series of Preferred Stock to elect additional directors or fill vacancies in respect of such directors, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors or by the sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified or such director’s earlier death, resignation, disqualification or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Annex B-2

E.     Bylaw Amendments.

The Board of Directors is expressly authorized and empowered to adopt, amend or repeal any provisions of the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of at least 70% of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 662/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

F.      Stockholder Actions.

1. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

2. No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VI.

A.        The liability of the directors for monetary damages shall be eliminated to the fullest extent permitted under applicable law. In furtherance thereof, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing two sentences shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

B.        To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise.

C.        Any repeal or modification of this Article VI shall only be prospective and shall not adversely affect the rights or protections or increase the liability of any officer or director under this Article VI as in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A.        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (A) any derivative claim or cause of action brought on behalf of the Corporation; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Corporation, to the Corporation or the Corporation’s stockholders; (C) any claim or cause of action against the Corporation or any current or former director, officer or other employee of the Corporation, arising out of or pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Certificate of Incorporation or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Corporation or any current

Annex B-3

or former director, officer or other employee of the Corporation, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.        Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.

VIII.

A.        Any person or entity holding, owning, or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Certificate of Incorporation.

B.        Subject to Sections A and C of Article VI, and to the rights of any holders of any shares of Preferred Stock which may from time to time come into existence and be outstanding, the Corporation reserves the right to amend, alter, change or repeal, at any time and from time to time, any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph C. of this Article VIII, and all rights, preferences and privileges of whatsoever nature conferred upon the stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended herein are granted subject to this reservation.

C.        Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation or any certificate of designation filed with respect to a series of Preferred Stock, the affirmative vote of the holders of at least 662/3% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal (whether by merger, consolidation or otherwise) Articles V, VI, VII and VIII.

Annex B-4

Annex C

[Form Of]
Bylaws
of
[NAME]
(A Delaware Corporation)

ARTICLE I

Offices

Section 1.        Registered Office.    The registered office of the corporation in the State of Delaware shall be as set forth in the Certificate of Incorporation of the corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 2.        Other Offices.    The corporation may also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors of the corporation (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Corporate Seal

Section 3.        Corporate Seal.    The Board of Directors may adopt a corporate seal. If adopted, the corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

Stockholders’ Meetings

Section 4.        Place of Meetings.    Meetings of the stockholders of the corporation may be held at such place, if any, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of the State of Delaware (“DGCL”) and Section 14 below.

Section 5.        Annual Meetings.

(a)        The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and proposals of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors or a duly authorized committee thereof; or (iii) by any stockholder of the corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving the stockholder’s notice provided for in Section 5(b) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

Annex C-1

(b)        At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law, the Certificate of Incorporation and these Bylaws, and as shall have been properly brought before the meeting in accordance with the procedures below.

(i)     For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class or series and number of shares of each class or series of capital stock of the corporation that are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by the Board of Directors and (6) all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved and whether or not proxies are being or will be solicited), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the corporation’s proxy statement and associated proxy card as a nominee of the stockholder and to serving as a director if elected); and (B) all of the information required by Section 5(b)(iv) and shall be accompanied by a completed and signed written questionnaire (in the form provided by the Secretary upon written request) with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is made. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation (as such term is used in any applicable stock exchange listing requirements or applicable law) or on any committee or sub-committee of the Board of Directors under any applicable stock exchange listing requirements or applicable law, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii)     Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14a-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii), and must update and supplement such written notice on a timely basis as set forth in Section 5(c). Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv).

(iii)     To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that (A) the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later than the 90th day prior to such annual meeting, the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation or (B) the corporation did not have an annual meeting in the preceding year, notice by the stockholder to be timely must be so received not later than the tenth day following the day on which public announcement of the date of such

Annex C-2

meeting is first made. In no event shall an adjournment or postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv)     The written notice required by Sections 5(b)(i) or 5(b)(ii) shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, including, if applicable, such name and address as they appear on the corporation’s books and records; (B) the class, series and number of shares of each class or series of the capital stock of the corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the 1934 Act) by each Proponent (provided, that for purposes of this Section 5(b)(iv), such Proponent shall in all events be deemed to beneficially own all shares of any class or series of capital stock of the corporation as to which such Proponent has a right to acquire beneficial ownership at any time in the future); (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal (and/or the voting of shares of any class or series of capital stock of the corporation) between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation at the time of giving notice, will be entitled to vote at the meeting, and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i)) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i)) or to carry such proposal (with respect to a notice under Section 5(b)(ii)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12 month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

(c)     A stockholder providing the written notice required by Section 5(b)(i) or (ii) shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the determination of stockholders entitled to notice of the meeting and (ii) the date that is five Business Days (as defined below) prior to the meeting and, in the event of any adjournment or postponement thereof, five Business Days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five Business Days after the public announcement of the record date for the determination of stockholders entitled to notice of the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two Business Days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two Business Days prior to such adjourned or postponed meeting.

(d)     Notwithstanding anything in Section 5(b)(iii) to the contrary, in the event that the number of directors in an Expiring Class (as defined below) to be elected to the Board of Directors at the next annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for the Expiring Class or specifying the size of the increased Expiring Class at least 100 days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 and that complies with the requirements in Section 5(b)(i), other than the timing requirements in Section 5(b)(iii), shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation. For purposes of this section, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e)     A person shall not be eligible for election or re-election as a director at an annual meeting, unless the person is nominated in accordance with either clause (ii) or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b), Section 5(c), and Section 5(d), as applicable. Only such business shall be conducted at any annual meeting of the stockholders of the corporation as shall have been brought before the meeting in accordance with clauses (i), (ii), or (iii) of Section 5(a) and in accordance with the procedures set forth in Section 5(b) and Section

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5(c), as applicable. Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, or that such business shall not be transacted, notwithstanding that proxies in respect of such nomination or such business may have been solicited or received.

(f)     Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii). Nothing in these Bylaws shall be deemed to affect any rights of holders of any class or series of preferred stock to nominate and elect directors pursuant to and to the extent provided in any applicable provision of the Certificate of Incorporation.

(g)     For purposes of Sections 5 and 6,

(i)     “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”);

(ii)     “Business Day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;

(iii)     “close of business” means 6:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a Business Day;

(iv)     “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(A)     the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation;

(B)     that otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation;

(C)     the effect or intent of which is to mitigate loss, manage risk or benefit from changes in value or price with respect to any securities of the corporation; or

(D)     that provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, directly or indirectly, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation or similar right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member; and

(v)     “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act or by such other means reasonably designed to inform the public or security holders in general of such information, including, without limitation, posting on the corporation’s investor relations website.

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Section 6.        Special Meetings.

(a)     Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, only by the Chairperson of the Board of Directors, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and may not be called by any other person.

(b)     The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7. No business may be transacted at such special meeting otherwise than as specified in the notice of meeting.

(c)     Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or a duly authorized committee thereof or (ii) by any stockholder of the corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving notice provided for in this paragraph, who is entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Sections 5(b)(i) and 5(b)(iv). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Sections 5(b)(i) and 5(b)(iv) shall be received by the Secretary at the principal executive offices of the corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting or the tenth day following the day on which the corporation first makes a public announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 5(c). In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A person shall not be eligible for election or re-election as a director at the special meeting unless the person is nominated either in accordance with clause (i) or clause (ii) of this Section 6(c). Except as otherwise required by applicable law, the chairperson of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or if the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E), to declare that such nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nomination may have been solicited or received.

(d)     Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c).

Section 7.        Notice of Meetings.    Except as otherwise provided by applicable law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice shall specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such record date is different from the record date for determining stockholders entitled to notice of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is given when directed to such stockholder’s electronic mail address unless (a) the stockholder has notified the corporation in writing or by

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electronic transmission of an objection to receiving notice by electronic mail or (b) electronic transmission of such notice is prohibited by applicable law. Notice of the time, place, if any, and purpose of any meeting of stockholders (to the extent required) may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his or her attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8.        Quorum and Vote Required.    At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairperson of the meeting or by vote of the holders of a majority of the voting power of the shares represented thereat and entitled to vote thereon, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and voting affirmatively or negatively (excluding abstentions and broker non-votes) on such matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or any applicable stock exchange rules, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws or any applicable stock exchange rules, the affirmative vote of the holders of a majority (plurality, in the case of the election of directors) of the voting power of the shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting and voting affirmatively or negatively (excluding abstention and broker non-votes) on such matter shall be the act of such class or classes or series.

Section 9.        Adjournment and Notice of Adjourned Meetings.    Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairperson of the meeting or by the vote of the holders of a majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote thereon. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and may vote at such meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 10.        Voting Rights.    For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders or adjournment thereof, except as otherwise provided by applicable law, only persons in whose names shares of such class or classes or series having voting power stand on the stock records of the corporation on the record date shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the

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right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 11.        Joint Owners of Stock.    If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his or her act binds all; (b) if more than one votes, the act of the majority so voting binds all; (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in Section 217(b) of the DGCL. If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

Section 12.        List of Stockholders.    The corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number and class of shares registered in the name of each stockholder; provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the meeting date, the list shall reflect all of the stockholders entitled to vote as of the tenth day before the meeting date. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by applicable law.

Section 13.        Action without Meeting.

No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders duly called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

Section 14.        Remote Communication.    For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(a)     participate in a meeting of stockholders; and

(b)     be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 15.        Organization.

(a)     At every meeting of stockholders, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed, is absent or refuses to act, the Chief Executive Officer, or if no Chief Executive Officer is then serving or the Chief Executive Officer is absent or refuses to act, the President, or, if the President is absent or refuses to act, a chairperson of the meeting designated by the Board of Directors, or, if the Board of Directors does not

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designate such chairperson, a chairperson of the meeting chosen by a majority of the voting power of the stockholders entitled to vote, present in person or by proxy duly authorized, shall act as chairperson of the meeting of stockholders. The Chairperson of the Board of Directors may appoint the Chief Executive Officer as chairperson of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary or other officer or other person directed to do so by the chairperson of the meeting, shall act as secretary of the meeting.

(b)     The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters that are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

Directors

Section 16.        Number and Term of Office.    The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 17.        Powers.    The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the Certificate of Incorporation or the DGCL.

Section 18.        Classes of Directors.    The directors shall be divided into classes as and to the extent provided in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 19.        Vacancies.    Vacancies on the Board of Directors shall be filled as provided in the Certificate of Incorporation, except as otherwise required by applicable law.

Section 20.        Resignation.    Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Board of Directors or the Secretary. Such resignation shall take effect at the time of delivery of the notice or at any later time specified therein. Acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his or her successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 21.        Removal.

(a)        Subject to any rights of any one or more series of preferred stock to remove directors elected by such series of preferred stock, neither the Board of Directors nor any individual director may be removed from office without cause.

(b)        Subject to any limitation imposed by applicable law and any rights of any one or more series of preferred stock to remove directors elected by such series of preferred stock, any individual director or the entire Board

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of Directors may be removed from office with cause by the affirmative vote of the holders of 66 2/3% of the voting power of all the then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Section 22.        Meetings.

(a)        Regular Meetings.    Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware that has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b)        Special Meetings.    Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware as designated and called by the Chairperson of the Board of Directors, the Chief Executive Officer or any two directors.

(c)        Meetings by Electronic Communications Equipment.    Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d)        Notice of Special Meetings.    Notice of the time and place, if any, of all special meetings of the Board of Directors shall be transmitted orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, postage prepaid, at least three days before the date of the meeting.

(e)        Waiver of Notice.    Notice of any meeting of the Board of Directors may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 23.        Quorum and Voting.

(a)        Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 46 for which a quorum shall be one-third of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the total number of directors then serving on the Board of Directors or, if greater, one-third of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation. At any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)        At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by applicable law, the Certificate of Incorporation or these Bylaws.

Section 24.        Action without Meeting.    Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

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Section 25.        Fees and Compensation.    Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, or a committee thereof to which the Board of Directors has delegated such responsibility and authority, including, if so approved, by resolution of the Board of Directors or a committee thereof to which the Board of Directors has delegated such responsibility and authority, a fixed sum and reimbursement of expenses incurred, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors, as well as reimbursement for other reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 26.        Committees.

(a)        Executive Committee.    The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by applicable law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b)        Other Committees.    The Board of Directors may, from time to time, appoint such other committees as may be permitted by applicable law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c)        Term.    The Board of Directors, subject to any requirements of any outstanding series of preferred stock and the provisions of subsections (a) or (b) of this Section 26, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)        Meetings.    Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 26 shall be held at such times and places, if any, as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at such place, if any, that has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place, if any, of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place, if any, of special meetings of the Board of Directors. Notice of any meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

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Section 27.        Duties of Chairperson of the Board of Directors and Lead Independent Director.

(a)        The Chairperson of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairperson of the Board of Directors shall perform such other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(b)        The Chairperson of the Board of Directors, or if the Chairperson is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director to serve until replaced by the Board of Directors (“Lead Independent Director”). The Lead Independent Director will preside over meetings of the independent directors and perform such other duties as may be established or delegated by the Board of Directors.

Section 28.        Organization.    At every meeting of the directors, the Chairperson of the Board of Directors, or, if a Chairperson has not been appointed or is absent, the Lead Independent Director, or if a Lead Independent Director has not been appointed or is absent, the Chief Executive Officer (if a director), or, if a Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairperson of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his or her absence, any Assistant Secretary or other officer, director or other person directed to do so by the person presiding over the meeting, shall act as secretary of the meeting.

ARTICLE V

Officers

Section 29.        Officers Designated.    The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and any such other officers as the Board of Directors shall deem appropriate or necessary. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem appropriate or necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by applicable law, the Certificate of Incorporation or these Bylaws. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility.

Section 30.        Tenure and Duties of Officers.

(a)        General.    All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by a committee thereof to which the Board of Directors has delegated such responsibility or, if so authorized by the Board of Directors, by the Chief Executive Officer or another officer of the corporation.

(b)        Duties of Chief Executive Officer.    The Chief Executive Officer shall preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors, unless a Chairperson of the Board of Directors or Lead Independent Director has been appointed and is present. The Chief Executive Officer shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of Chief Executive Officer. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

(c)        Duties of President.    The President shall preside at all meetings of the stockholders and, if a director, at all meetings of the Board of Directors, unless a Chairperson of the Board of Directors, Lead Independent Director, or Chief Executive Officer has been appointed and is present. Unless another officer has been appointed

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Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and, subject to the supervision, direction and control of the Board of Directors, shall have the general powers and duties of supervision, direction, management and control of the business and officers of the corporation as are customarily associated with the position of President. The President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors (or the Chief Executive Officer, if the Chief Executive Officer and President are not the same person and the Board of Directors has delegated the designation of the President’s duties to the Chief Executive Officer) shall designate from time to time.

(d)        Duties of Vice Presidents.    A Vice President may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant (unless the duties of the President are being filled by the Chief Executive Officer). A Vice President shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e)        Duties of Secretary and Assistant Secretary.    The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts, votes and proceedings thereof in the minute books of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties customarily associated with the office and shall also perform such other duties and have such other powers, as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

(f)        Duties of Chief Financial Officer.    The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer, or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer.

(g)        Duties of Treasurer and Assistant Treasurer.    Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation, shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties customarily associated with the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time. The Chief Executive Officer, or if no Chief Executive Officer is then serving, the President may direct any Assistant Treasurer or other officer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or if no Chief Executive Officer is then serving, the President shall designate from time to time.

Section 31.        Delegation of Authority.    The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

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Section 32.        Resignations.    Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 33.        Removal.    Any officer may be removed from office at any time, either with or without cause, by the Board of Directors, or by any committee thereof or any superior officer upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

Execution Of Corporate Instruments And Voting Of Securities Owned By The Corporation

Section 34.        Execution of Corporate Instruments.    The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute, sign or endorse on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by applicable law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall from time to time authorize so to do.

Unless otherwise specifically determined by the Board of Directors or otherwise required by applicable law, the execution, signing or endorsement of any corporate instrument or document may be effected manually, by facsimile or (to the extent permitted by applicable law and subject to such policies and procedures as the corporation may have in effect from time to time) by electronic signature.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 35.        Voting of Securities Owned by the Corporation.    All stock and other securities of or interests in other corporations or entities owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors.

ARTICLE VII

Shares Of Stock

Section 36.        Form and Execution of Certificates.    The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation represented by certificates shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers of the corporation, certifying the number, and the class or series, of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 37.        Lost Certificates.    A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation

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may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 38.        Transfers.

(a)        Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)        The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the DGCL.

Section 39.        Fixing Record Dates.

(a)        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a record date for determining the stockholders entitled to notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes the record date for determining the stockholders entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in accordance with the provisions of this Section 39(a).

(b)        In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 40.        Registered Stockholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 41.        Additional Powers of the Board.    In addition to, and without limiting, the powers set forth in these Bylaws, the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the corporation, including the use of uncertificated shares of stock, subject to the provisions of the DGCL, other applicable law, the Certificate of Incorporation and these Bylaws. The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

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ARTICLE VIII

Other Securities Of The Corporation

Section 42.        Execution of Other Securities.    All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 36), may be signed by the Chairperson of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

Dividends

Section 43.        Declaration of Dividends.    Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 44.        Dividend Reserve.    Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, determines proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose or purposes as the Board of Directors shall determine to be conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

Fiscal Year

Section 45.        Fiscal Year.    The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and failing such resolution shall be the calendar year ending on December 31st.

ARTICLE XI

Indemnification

Section 46.        Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.

(a)        Directors and Executive Officers. The corporation shall indemnify to the full extent permitted under and in any manner permitted under the DGCL or any other applicable law, any person who is made or threatened to be made a party to or is otherwise involved (as a witness or otherwise) in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter, a “Proceeding”), by reason of the fact that such person is or was a director or executive officer (for the purposes of this Article XI, “executive officers” shall be those persons designated by the corporation as (a) executive officers for purposes of the disclosures required in the corporation’s proxy and periodic reports or (b) officers for purposes of Section 16 of the

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1934 Act) of the corporation, or while serving as a director or executive officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”), against expenses (including attorneys’ fees), judgments, fines (including ERISA excise taxes or penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such Proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by applicable law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d) of this Section 46.

(b)        Other Officers, Employees and Other Agents.    The corporation shall have power to indemnify (including the power to advance expenses in a manner consistent with subsection (c) of this Section 46) its other officers, employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except executive officers) to such officers or other persons as the Board of Directors shall determine.

(c)        Expenses.    The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding, by reason of the fact that such person is or was a director or executive officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of Another Enterprise, prior to the final disposition of the Proceeding, promptly following request therefor, all expenses (including attorneys’ fees) incurred by any director or executive officer in connection with such Proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 46 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (d) of this Section 46, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any Proceeding, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the Proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)        Enforcement.    Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Section 46 shall be deemed to be contractual rights, shall vest when the person becomes a director or executive officer of the corporation, shall continue as vested contract rights even if such person ceases to be a director or executive officer of the corporation, and shall be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this Section 46 to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. To the fullest extent permitted by applicable law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an executive officer

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of the corporation (except in any Proceeding, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his or her conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 46 or otherwise shall be on the corporation.

(e)        Non-Exclusivity of Rights.    The rights conferred on any person by this Section 46 shall not be exclusive of any other right that such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f)        Survival of Rights.    The rights conferred on any person by this Section 46 shall continue as to a person who has ceased to be a director, executive officer, other officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)        Insurance.    To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase and maintain insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 46.

(h)        Amendments.    Any repeal or modification of this Section 46 shall only be prospective and shall not affect the rights under this Section 46 as in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any Proceeding against any agent of the corporation.

(i)        Saving Clause.    If this Article XI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article XI that shall not have been invalidated, or by any other applicable law. If this Article XI shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

(j)        Certain Definitions and Construction of Terms.    For the purposes of Article XI of these Bylaws, the following definitions and rules of construction shall apply:

(i)        The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)        The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.

(iii)        The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent

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of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 46 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)        References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)        References to “Another Enterprise” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 46.

ARTICLE XII

Notices

Section 47.        Notices.

(a)        Notice to Stockholders.    Notice to stockholders of stockholder meetings shall be given as provided in Section 7. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by applicable law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by electronic mail or other electronic means.

(b)        Notice to Directors.    Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws (including by any of the means specified in Section 22(d)), or by overnight delivery service. Any notice sent by overnight delivery service or U.S. mail shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)        Affidavit of Mailing.    An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)        Methods of Notice.    It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)        Notice to Person with Whom Communication is Unlawful.    Whenever notice is required to be given, under applicable law or any provision of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

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(f)        Notice to Stockholders Sharing an Address.    Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

Amendments

Section 48.        Amendments.    Subject to the limitations set forth in Section 46(h) or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of at least 70% of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by applicable law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 662/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XIV

Loans To Officers

Section 49.        Loans to Officers.    Except as otherwise prohibited by applicable law, the corporation may lend money to any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan may reasonably be expected to benefit the corporation. The loan may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

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Annex D

AgileThought, Inc.
2021 Equity Incentive Plan

Adopted by the Board of Directors: [•]
Approved by the Stockholders: [•]

1.     General.

(a)     Plan Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b)     Available Awards.    The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c)     Adoption Date; Effective Date.    The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2.     Shares Subject to the Plan.

(a)     Share Reserve.    Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [•] shares of Common Stock (equal to ten percent (10%) of the sum of (i) the number of shares of Common Stock outstanding as of the consummation of the transactions contemplated by the Merger Agreement and (ii) the number of shares of Common Stock underlying securities convertible into Common Stock). In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to five percent (5%) of the total number of shares of the Company’s Capital Stock outstanding on December 31 of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b)     Aggregate Incentive Stock Option Limit.    Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [•] shares (equal to three hundred percent (300%) of the total number of shares of Common Stock initially reserved for issuance under Section 2(a)).

(c)     Share Reserve Operation.

(i)     Limit Applies to Common Stock Issued Pursuant to Awards.    For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii)     Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve.    The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued; (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock); (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award.

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(iii)     Reversion of Previously Issued Shares of Common Stock to Share Reserve.    The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares, (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award, and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3.     Eligibility and Limitations.

(a)     Eligible Award Recipients.    Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b)     Specific Award Limitations.

(i)     Limitations on Incentive Stock Option Recipients.    Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii)     Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii)     Limitations on Incentive Stock Options Granted to Ten Percent Stockholders.    A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (1) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (2) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv)     Limitations on Nonstatutory Stock Options and SARs.    Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the requirements of Section 409A.

(c)     Aggregate Incentive Stock Option Limit.    The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d)     Non-Employee Director Compensation Limit.    The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year (the “Annual Period”), including Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (1) $1,000,000 in total value or (2) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 3(d) shall apply commencing with the Annual Period that begins on the Company’s first Annual Meeting of Stockholders following the Effective Date.

4.     Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of

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Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a)     Term.    Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b)     Exercise or Strike Price.    Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c)     Exercise Procedure and Payment of Exercise Price for Options.    In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i)     by cash or check, bank draft or money order payable to the Company;

(ii)     pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii)     by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)     if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)     in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d)     Exercise Procedure and Payment of Appreciation Distribution for SARs.    In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

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(e)     Transferability.    Options and SARs may not be transferred to third party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i)     Restrictions on Transfer.    An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii)     Domestic Relations Orders.    Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f)     Vesting.    The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g)     Termination of Continuous Service for Cause.    Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)     Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause.    Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i)     three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii)     12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii)     18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv)     18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

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(i)     Restrictions on Exercise; Extension of Exercisability.    A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions); provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j)     Non-Exempt Employees.    No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k)     Whole Shares.    Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5.     Awards Other Than Options and Stock Appreciation Rights.

(a)     Restricted Stock Awards and RSU Awards.    Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i)     Form of Award.

(1)     Restricted Stock Awards: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (A) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (B) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2)     RSU Awards: An RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of an RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

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(ii)     Consideration.

(1)     Restricted Stock Awards: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration (including future services) as the Board may determine and permissible under Applicable Law.

(2)     RSU Awards: Unless otherwise determined by the Board at the time of grant, an RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii)     Vesting.    The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv)     Termination of Continuous Service.    Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates for any reason, (1) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and the Participant will have no further right, title or interest in the Restricted Stock Award, the shares of Common Stock subject to the Restricted Stock Award, or any consideration in respect of the Restricted Stock Award and (2) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v)     Dividends and Dividend Equivalents.    Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement.

(vi)     Settlement of RSU Awards. An RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b)     Performance Awards.    With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c)     Other Awards.    Other forms of Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6.     Adjustments upon Changes in Common Stock; Other Corporate Events.

(a)     Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan, and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a); (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options

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pursuant to Section 2(a); and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b)     Dissolution or Liquidation.    Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)     Corporate Transaction.    The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11 unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i)     Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii)     Awards Held by Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction in which the Awards are not assumed in accordance with Section 6(c)(i). With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction or such later date as required to comply with Section 409A of the Code.

(iii)     Awards Held by Persons other than Current Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards

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will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv)     Payment for Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d)     Appointment of Stockholder Representative.    As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)     No Restriction on Right to Undertake Transactions.    The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7.     Administration.

(a)     Administration by Board.    The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b)     Powers of Board.    The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine from time to time (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii)     To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)     To settle all controversies regarding the Plan and Awards granted under it.

(iv)     To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v)     To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

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(vi)     To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii)     To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii)     To submit any amendment to the Plan for stockholder approval.

(ix)     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(x)     Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi)     To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant foreign jurisdiction).

(xii)     To effect, at any time and from time to time, subject to the consent of any Participant whose Award is Materially Impaired by such action, (1) the reduction of the exercise price (or strike price) of any outstanding Option or SAR; (2) the cancellation of any outstanding Option or SAR and the grant in substitution therefor of (A) a new Option, SAR, Restricted Stock Award, RSU Award or Other Award, under the Plan or another equity plan of the Company, covering the same or a different number of shares of Common Stock, (B) cash and/or (C) other valuable consideration (as determined by the Board); or (3) any other action that is treated as a repricing under generally accepted accounting principles.

(c)     Delegation to Committee.

(i)     General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)     Rule 16b-3 Compliance.    To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act and thereafter any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

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(d)     Effect of Board’s Decision.     All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)     Delegation to an Officer.     The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8.     Tax Withholding

(a)     Withholding Authorization.     As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. federal, state, local and/or foreign tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b)     Satisfaction of Withholding Obligation.     To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. federal, state, local and/or foreign tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; or (vi) by such other method as may be set forth in the Award Agreement.

(c)     No Obligation to Notify or Minimize Taxes; No Liability to Claims.    Except as required by Applicable Law the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the Internal Revenue Service.

(d)     Withholding Indemnification.    As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

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9.     Miscellaneous.

(a)     Source of Shares.     The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b)     Use of Proceeds from Sales of Common Stock.    Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c)     Corporate Action Constituting Grant of Awards.     Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d)     Stockholder Rights.     No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e)     No Employment or Other Service Rights.     Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f)     Change in Time Commitment.     In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g)     Execution of Additional Documents.     As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h)     Electronic Delivery and Participation.     Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive

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documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i)     Clawback/Recovery.     All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j)     Securities Law Compliance.    A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k)     Transfer or Assignment of Awards; Issued Shares.     Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l)     Effect on Other Employee Benefit Plans.    The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m)     Deferrals.     To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may also establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n)     Section 409A.    Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

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(o)     Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10.     Covenants of the Company.

(a)     Compliance with Law.    The Company will seek to obtain from each regulatory commission or agency, as may be deemed to be necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11.     Additional Rules for Awards Subject to Section 409A.

(a)     Application.    Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b)     Non-Exempt Awards Subject to Non-Exempt Severance Arrangements.    To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i)     If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii)     If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii)     If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

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(c)     Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants.    The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i)     Vested Non-Exempt Awards.    The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1)     If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2)     If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii)     Unvested Non-Exempt Awards.     The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1)     In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2)     If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3)     The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d)     Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors.     The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

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(i)     If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii)     If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e)     If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i)     Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii)     The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii)     To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provides that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv)     The provisions in this subsection (e) for delivery of the shares in respect of the settlement of an RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12.     Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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13.     Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14.     Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a)     “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b)     “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c)     “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d)     “Applicable Law” means any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange, or the Financial Industry Regulatory Authority).

(e)     “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, an RSU Award, a SAR, a Performance Award or any Other Award).

(f)     “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided, including through electronic means, to a Participant along with the Grant Notice.

(g)     “Board” means the Board of Directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h)     “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(i)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(j)     “Cause” has the meaning ascribed to such term in any written agreement between a Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers, vendors or other third parties with which such entity does business; (ii) the Participant’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Participant’s failure to perform the Participant’s assigned duties and responsibilities to the reasonable satisfaction of the Company which failure continues, in the reasonable

Annex D-16

judgment of the Company, after written notice given to the Participant by the Company; (iv) the Participant’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the Participant’s material violation of any provision of any agreement(s) between the Participant and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(k)     “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii)     there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the Acquiring Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the Acquiring Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii)     there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv)     individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous

Annex D-17

term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(l)     “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(m)     “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(n)     “Common Stock” means the Class A common stock of the Company.

(o)     “Company” means AgileThought, Inc., a Delaware corporation.

(p)     “Compensation Committee” means the Compensation Committee of the Board.

(q)     “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(r)     “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(s)     “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii)     a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii)     a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

Annex D-18

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Corporate Transaction shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, (B) the definition of Corporate Transaction (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Corporate Transaction or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply, and (C) with respect to any nonqualified deferred compensation that becomes payable on account of the Corporate Transaction, the transaction or event described in clause (i), (ii), (iii), or (iv) also constitutes a Section 409A Change in Control if required in order for the payment not to violate Section 409A of the Code.

(t)     “Director” means a member of the Board.

(u)     “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(v)     “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(w)     “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Merger Agreement, provided that this Plan is approved by the Company’s stockholders prior to such date.

(x)     “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(y)     “Employer” means the Company or the Affiliate of the Company that employs the Participant.

(z)     “Entity” means a corporation, partnership, limited liability company or other entity.

(aa)     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)     “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(cc)     “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)     If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)     In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

Annex D-19

(dd)     “Governmental Body” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) federal, state, local, municipal, foreign or other government; (iii) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any Tax authority) or other body exercising similar powers or authority; or (iv) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(ee)     “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ff)     “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(gg)     “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option or SAR that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A,or (v) to comply with other Applicable Laws.

(a)     “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among LIV Capital Acquisition Corp., a Cayman Islands exempted company, and AgileThought, Inc., a Delaware corporation.

(hh)     “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(ii)     “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company, or (ii) the terms of any Non-Exempt Severance Agreement.

(jj)     “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(kk)     “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(ll)     “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

Annex D-20

(mm)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(nn)     “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(oo)     “Option Agreement” means a written or electronic agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided, including through electronic means, to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(pp)     “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(qq)     “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Option, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(rr)     “Other Award Agreement” means a written or electronic agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(ss)     “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(tt)     “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(uu)     “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(vv)     “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing,

Annex D-21

distribution and sale of the Company’s products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee whether or not listed herein.

(ww)     “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board may establish or provide for other adjustment items in the Award Agreement at the time the Award is granted or in such other document setting forth the Performance Goals at the time the Performance Goals are established. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(xx)     “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(yy)     “Plan” means this AgileThought, Inc. 2021 Equity Incentive Plan, as amended from time to time.

(zz)     “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day to day operations of the Plan and the Company’s other equity incentive programs.

(aaa)     “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(bbb)     “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(ccc)     “Restricted Stock Award Agreement” means a written or electronic agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ddd)     “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

Annex D-22

(eee)     “RSU Award Agreement” means a written or electronic agreement between the Company and a holder of an RSU Award evidencing the terms and conditions of an RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(fff)     “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ggg)     “Rule 405” means Rule 405 promulgated under the Securities Act.

(hhh)     “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(iii)     “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(jjj)     “Securities Act” means the Securities Act of 1933, as amended.

(kkk)     “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(lll)     “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(mmm)    “SAR Agreement” means a written or electronic agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided, including by electronic means, to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(nnn)     “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ooo)     “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ppp)     “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(qqq)     “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(rrr)     “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Annex D-23

Annex E

AgileThought, Inc.
2021 Employee Stock Purchase Plan

Adopted by the Board of Directors: [•]
Approved by the Stockholders: [•]

1.     General; Purpose.

(a)     The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b)     The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes grants of Purchase Rights under the Non-423 Component that do not meet the requirements of an Employee Stock Purchase Plan. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, the Company may make separate Offerings which vary in terms (provided that such terms are not inconsistent with the provisions of the Plan or the requirements of an Employee Stock Purchase Plan to the extent the Offering is made under the 423 Component), and the Company will designate which Designated Company is participating in each separate Offering.

(c)     The Company, by means of the Plan, seeks to retain the services of Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.     Administration.

(a)     The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)     The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)     To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii)     To designate from time to time (A) which Related Corporations of the Company will be eligible to participate in the Plan as Designated 423 Companies, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Companies, (C) which Affiliates or Related Corporations may be excluded from participation in the Plan, and (D) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii)     To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv)     To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v)     To suspend or terminate the Plan at any time as provided in Section 12.

(vi)     To amend the Plan at any time as provided in Section 12.

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(vii)     Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii)     To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Company, do not have to comply with the requirements of Section 423 of the Code.

(c)     The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan and any applicable Offering Document to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d)     All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.     Shares of Common Stock Subject to the Plan.

(a)     Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed [•] shares of Common Stock (equal to two percent (2%) of the sum of (i) the number of shares of Common Stock outstanding as of the consummation of the transactions contemplated by the Merger Agreement and (ii) the number of shares of Common Stock underlying securities convertible into Common Stock) (the “Initial Share Reserve”), plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (x) one percent (1%) of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year, and (y) [•] shares of Common Stock (equal to two hundred percent (200%) of the Initial Share Reserve). Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

(b)     If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c)     The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

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4.     Grant of Purchase Rights; Offering.

(a)     The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b)     If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c)     The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5.     Eligibility.

(a)     Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company, the Related Corporation or the Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may (unless prohibited by Applicable Law) require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

(b)     The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i)     the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii)     the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii)     the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

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(c)     No Employee will be eligible for the grant of any Purchase Rights under the 423 Component if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d)     As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the 423 Component only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e)     Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f)     Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

6.     Purchase Rights; Purchase Price.

(a)     On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b)     The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c)     In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d)     The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be specified by the Board prior to commencement of an Offering and will not be less than the lesser of:

(i)     an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii)     an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

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7.     Participation; Withdrawal; Termination.

(a)     An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering and to the extent permitted by Section 423 of the Code with respect to the 423 Component, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

(b)     During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c)     Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d)     Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e)     During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f)     Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8.     Exercise of Purchase Rights.

(a)     On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

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(b)     Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest (unless the payment of interest is otherwise required by Applicable Law). If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

(c)     No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and, subject to Section 423 of the Code with respect to the 423 Component, the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9.     Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.     Designation of Beneficiary.

(a)     The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b)      If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law) to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.     Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)     In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the

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class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights, and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

(b)     In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase.

12.     Amendment, Termination or Suspension of the Plan.

(a)     The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b)     The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c)     Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.     Tax Qualification; Tax Withholding.

(a)     Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan.  The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b)     Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other

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cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

(c)     The 423 Component is exempt from the application of Section 409A of the Code, and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A, the Committee may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a participant or any other party if the option under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

14.     Effective Date of Plan.

The Plan will become effective immediately prior to and contingent upon the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15.     Miscellaneous Provisions.

(a)     Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b)     A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)     The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(d)     The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e)     If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f)     If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

16.     Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)     “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

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(b)     “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)     “Applicable Law” means shall mean the Code and any applicable securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the New York Stock Exchange, NASDAQ Stock Market or the Financial Industry Regulatory Authority).

(d)     “Board” means the Board of Directors of the Company.

(e)     “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)     “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)     “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h)     “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(i)     “Common Stock” means the Class A common stock of the Company.

(j)     “Company” means AgileThought, Inc., a Delaware corporation.

(k)     “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions and, with respect to the 423 Component, to the extent permitted by Section 423.

(l)     “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)     a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii)     a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii)     a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m)     “Designated 423 Company” means any Related Corporation selected by the Board as participating in the 423 Component.

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(n)     “Designated Company” means any Designated Non-423 Corporation or Designated 423 Company, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(o)     “Designated Non-423 Company” means any Related Corporation or Affiliate selected by the Board as participating in the Non-423 Component.

(p)     “Director” means a member of the Board.

(q)     “Effective Date” means the effective date of this Plan, which is the date of the closing of the transactions contemplated by the Merger Agreement.

(r)     “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(s)     “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)     “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(u)     “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

(v)     “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii)     In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code.

(w)     “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the New York Stock Exchange, the NASDAQ Stock Market and the Financial Industry Regulatory Authority).

(x)     “Merger Agreement” means that certain Agreement and Plan of Merger, dated as of May 9, 2021, by and among LIV Capital Acquisition Corp., a Cayman Islands exempted company, and AgileThought, Inc., a Delaware corporation.

(y)     “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(z)     “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

Annex E-10

(aa)     “Offering Date” means a date selected by the Board for an Offering to commence.

(bb)     “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(cc)     “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(dd)     “Plan” means this AgileThought, Inc. 2021 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(ee)     “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(ff)     “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(gg)     “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(hh)     “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(ii)     “Securities Act” means the U.S. Securities Act of 1933, as amended.

(jj)     “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(kk)     “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the New York Stock Exchange, Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

Annex E-11

Annex F

THE COMPANIES LAW (2018 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

LIV CAPITAL ACQUISITION CORP.

(adopted by special resolution dated [Date])

Annex F-1

THE COMPANIES LAW (2018 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

LIV CAPITAL ACQUISITION CORP.

(adopted by special resolution dated [Date])

1           The name of the Company is LIV Capital Acquisition Corp.

2           The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3           The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4           The liability of each Member is limited to the amount unpaid on such Member’s shares.

5           The share capital of the Company is US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each.

6           The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7           Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

Annex F-2

THE COMPANIES LAW (2018 Revision)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

LIV CAPITAL ACQUISITION CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED [DATE])

1           Interpretation

1.1         In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”

in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”

means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Business Combination”

means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”), which Business Combination: (a) must occur with one or more target businesses that together have an aggregate fair market value of at least 80 per cent of the assets held in the Trust Fund (excluding taxes payable on the income earned on the Trust Fund) at the time of the agreement to enter into such Business Combination; and (b) must not be effectuated with another blank cheque company or a similar company with nominal operations.

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

Annex F-3

“Clearing House”

means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Share”	means a class A ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Class B Share”	means a class B ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name.
“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.
“Electronic Communication”

means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.
“Electronic Transactions Law”	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.
“Equity-linked Securities”

means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”

means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Founders”	means all Members immediately prior to the consummation of the IPO.
“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“IPO”	means the Company’s initial public offering of securities.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.

Annex F-4

“Nominating Committee”	means the nominating committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.
“Officer”

means an officer of the Company appointed by the Directors including, for the avoidance of doubt and without limitation, any chairman of the Board of Directors, chief executive officer, chief financial officer, chief operating officer, chief information officer, chief investment officer, chief marketing officer, chief compliance officer, general counsel president, executive vice-president, senior vice-president, vice-president, secretary, assistant secretary, treasurer, assistant treasurer, manager, controller or any other officer as may be determined by the Directors.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Over-Allotment Option”

means the option of the Underwriters to purchase up to an additional 15 per cent of the units (as described in the Articles) sold in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.
“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.
“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Representative”	means a representative of the Underwriters from time to time and any successor representative.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means a Class A Share, a Class B Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	subject to Article 29.4, has the same meaning as in the Statute, and includes a unanimous written resolution.
“Sponsor”	means LIV Capital Acquisition Sponsor, L.P., a Cayman Islands exempted limited partnership, and its successors or assigns.
“Statute”	means the Companies Law (2018 Revision) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

Annex F-5

“Trust Fund”

means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants simultaneously with the closing date of the IPO, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.

1.2         In the Articles:

(a)     words importing the singular number include the plural number and vice versa;

(b)    words importing the masculine gender include the feminine gender;

(c)     words importing persons include corporations as well as any other legal or natural person;

(d)    “written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)     “shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)     references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)    any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)    the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)     headings are inserted for reference only and shall be ignored in construing the Articles;

(j)     any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)    any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)     sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)   the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)    the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2           Commencement of Business

2.1         The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2         The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

Annex F-6

3           Issue of Shares

3.1         Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion set out in the Articles.

3.2         The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3         The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4         The Company shall not issue Shares to bearer.

4           Register of Members

4.1         The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2         The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5           Closing Register of Members or Fixing Record Date

5.1         For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2         In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3         If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

Annex F-7

6           Certificates for Shares

6.1         A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2         The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3         If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4         Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5         Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7           Transfer of Shares

7.1         Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2         The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8           Redemption, Repurchase and Surrender of Shares

8.1         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)     Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

Annex F-8

(b)    Class B Shares held by the Founders shall be surrendered by the Founders on a pro rata basis for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Founders will own 20 per cent of the Company’s issued Shares after the IPO (exclusive of any securities issued to the Representative prior to the IPO and of any securities purchased in a private placement simultaneously with the IPO); and

(c)     Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2         Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3         The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4         The Directors may accept the surrender for no consideration of any fully paid Share.

9           Treasury Shares

9.1         The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2         The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10          Variation of Rights of Shares

10.1       Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2       For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3       The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

Annex F-9

11          Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12          Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13          Lien on Shares

13.1       The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2       The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3       To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4       The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14          Call on Shares

14.1       Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2       A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3       The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

Annex F-10

14.4       If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5       An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6       The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7       The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8       No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15          Forfeiture of Shares

15.1       If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2       If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3       A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4       A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5       A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6       The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

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16          Transmission of Shares

16.1       If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2       Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3       A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17          Class B Share Conversion

17.1       The rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article, the Appointment and Removal of Directors Article and the Business Combination Article) with the exception that the holder of a Class B Share shall have the Conversion Rights referred to in this Article.

17.2       Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”) on the first business day following the closing of a Business Combination.

17.3       Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities convertible or exercisable for Class A Shares, are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of a Business Combination, the ratio at which Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the Class B Shares in issue agree to waive such adjustment) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, on an as-converted basis, 20 per cent of the sum of all Class A Shares and Class B Shares issue upon completion of the IPO plus the number of Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination (net of redemptions pursuant to Article 49 hereof), excluding any Class A Shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination and any private placement warrants issued to the Sponsor, Affiliates of the Sponsor, or any of the Directors or Officers.

17.4       Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

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17.5       The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6       Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7       References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.8       Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

18          Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1       The Company may by Ordinary Resolution:

(a)     increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)    consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)     convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)    by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)     cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2       All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3       Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 29.4, the Company may by Special Resolution:

(a)     change its name;

(b)    alter or add to the Articles (subject to Article 29.4);

(c)     alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)    reduce its share capital or any capital redemption reserve fund.

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19          Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20          General Meetings

20.1       All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2       The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year (beginning in 2020) at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3       The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings, and they shall on a Members’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

20.4       A Members’ requisition is a requisition of Members holding at the date of deposit of the requisition not less than thirty per cent in par value of the issued Shares which as at that date carry the right to vote at general meetings of the Company.

20.5       The Members’ requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

20.6       If there are no Directors as at the date of the deposit of the Members’ requisition or if the Directors do not within twenty-one days from the date of the deposit of the Members’ requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of the requisitionists, may themselves convene a general meeting, but any meeting so convened shall be held no later than the day which falls three months after the expiration of the said twenty-one day period.

20.7       A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

20.8       Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

21          Notice of General Meetings

21.1       At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)     in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)    in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2       The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

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22          Proceedings at General Meetings

22.1       No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

22.2       A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3       A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4       If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5       The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6       If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7       The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8       When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9       If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

22.10     When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11     A resolution put to the vote of the meeting shall be decided on a poll.

22.12     A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

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22.13     A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

22.14     In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

23          Votes of Members

23.1       Subject to any rights or restrictions attached to any Shares, including as set out at Article 29.4, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2       In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3       A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4       No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5       No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6       Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7       A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24          Proxies

24.1       The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2       The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

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24.3       The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4       The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5       Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25          Corporate Members

25.1       Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2       If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26          Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

27          Directors

27.1       There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

27.2       The Directors shall be divided into two classes: Class I and Class II. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I Directors or Class II Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting and the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual general meeting after their election. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A Director elected to fill a vacancy resulting from the death,

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resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

28          Powers of Directors

28.1       Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

28.2       All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

28.3       The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

28.4       The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

29          Appointment and Removal of Directors

29.1       Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination holders of Class A Shares shall have no right to vote on the appointment or removal of any Director.

29.2       The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

29.3       After the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

29.4       Article 29.1 may only be amended by a Special Resolution passed by at least 90 per cent of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

30          Vacation of Office of Director

The office of a Director shall be vacated if:

(a)     the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)    the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)     the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

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(d)    the Director is found to be or becomes of unsound mind; or

(e)     all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

31          Proceedings of Directors

31.1       The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

31.2       Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

31.3       A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

31.4       A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

31.5       A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

31.6       The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

31.7       The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

31.8       All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

31.9       A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

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32          Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

33          Directors’ Interests

33.1       A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

33.2       A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

33.3       A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

33.4       No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

33.5       A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

34          Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

35          Delegation of Directors’ Powers

35.1       The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

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35.2       The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

35.3       The Directors may adopt formal written charters for committees and, if so adopted, shall review and assess the adequacy of such formal written charters on an annual basis. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law). For so long as any class of Shares is listed on the Designated Stock Exchange, the Audit Committee, the Compensation Committee and the Nominating Committee shall be made up of such number of Independent Directors as is required from time to time by the rules and regulations of the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

35.4       The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

35.5       The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

35.6       The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

36          No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

37          Remuneration of Directors

37.1       The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no cash remuneration shall be paid to any Director by the Company prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.
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37.2       The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

38          Seal

38.1       The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

38.2       The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

38.3       A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

39          Dividends, Distributions and Reserve

39.1       Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

39.2       Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

39.3       The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

39.4       The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

39.5       Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

39.6       The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

39.7       Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing

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direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

39.8       No Dividend or other distribution shall bear interest against the Company.

39.9       Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

40          Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

41          Books of Account

41.1       The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

41.2       The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

41.3       The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

42          Audit

42.1       The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

42.2       Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other

Annex F-23

competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

42.3       If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

42.4       The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

42.5       If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

42.6       Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

42.7       Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

43          Notices

43.1       Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

43.2       Where a notice is sent by:

(a)     courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)    post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)     cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)    e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)     placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

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43.3       A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

43.4       Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

44          Winding Up

44.1       If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)     if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)    if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

44.2       If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

45          Indemnity and Insurance

45.1       Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

45.2       The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the

Annex F-25

Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

45.3       The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

46          Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

47          Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

48          Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

49          Business Combination

49.1       Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Fund pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

49.2       Prior to the consummation of a Business Combination, the Company shall either:

(a)     submit such Business Combination to its Members for approval; or

(b)    provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Fund (net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 immediately prior to or upon consummation of such Business Combination.

49.3       If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds general meeting to approve a Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

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49.4       At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to, or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination.

49.5       Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, in connection with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Fund calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Fund and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”). The Company shall not redeem Public Shares that would cause the Company’s net tangible assets to be less than US$5,000,001 (the “Redemption Limitation”).

49.6       In the event that:

(a)     the Company does not consummate a Business Combination by 21 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in the case of (ii) and (iii) above to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law; and

(b)    any amendment is made to this Article that would affect the substance or timing of the Company’s obligation to (i) provide for the redemption of the Public Shares in connection with a Business Combination or (ii) redeem 100 per cent of the Public Shares if the Company has not consummated a Business Combination within 21 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Fund, including interest earned on the funds held in the Trust Fund and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

49.7       A holder of Public Shares shall be entitled to receive distributions from the Trust Fund only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this ArticleError! Reference source not found., or a distribution of the Trust Fund pursuant to this Article. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Fund.

49.8       After the issue of Public Shares, and prior to the consummation of a Business Combination, the Directors shall not issue additional Shares or any other securities that would entitle the holders thereof to (i) receive funds from the Trust Fund or (ii) vote as a class with Public Shares on a Business Combination.

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49.9       A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

49.10     The Company must complete one or more Business Combinations having an aggregate fair market value of at least 80 per cent of the assets held in the Trust Fund (net of amounts previously disbursed to the Company’s management for taxes) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. A Business Combination must not be effectuated with another blank cheque company or a similar company with nominal operations

49.11     The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Founder, a Director or an Officer. In the event the Company seeks to complete a Business Combination with a target that is Affiliated with the Sponsor, a Founder, a Director or an Officer, the Company, or a committee of Independent Directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that such a Business Combination is fair to the Company from a financial point of view.

Annex F-28

Annex G

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 10-K/A

_________________

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2020

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________

Commission File Number 001-39157

LIV CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

_________________

Cayman Islands	001-39157	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Torre Virreyes
Pedregal No. 24, Piso 6-601
Col. Molino del Rey México, CDMX, 11040

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: +52 55 1100 2470

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	LIVK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LIVKW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one redeemable warrant	LIVKU	The Nasdaq Stock Market LLC

_________________

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐ No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☒ No ☐

As of June 30, 2020 (the last business day of the registrant’s second fiscal quarter), the aggregate market value of the Class A ordinary shares outstanding, other than shares held by persons who may be deemed affiliates of the registrant, computed using the closing sale price for the Class A ordinary shares on June 30, 2020 as reported on the Nasdaq was $79,373,000.

As of March 29, 2021, 8,050,000 Class A ordinary shares, par value $0.0001 per share, and 2,082,500 Class B ordinary shares, par value $0.0001 per share, were issued and outstanding, respectively.

Documents Incorporated by Reference: None.

Annex G-1

EXPLANATORY NOTE

LIV Capital Acquisition Corp. (the “Company,” “we”, “our” or “us”) is filing this Annual Report on Form 10-K/A (Amendment No. 1), or this Annual Report, to amend its Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the Securities and Exchange Commission, or the SEC, on March 30, 2021, or the Original Filing, to restate our financial statements for the period ended December 31, 2020. As a result, this Amendment No. 1 describes the restatement and its impact on previously reported amounts.

Background of Restatement

The restatement results from the Company’s prior accounting for its outstanding warrants issued in connection with its initial public offering in December 2019 as components of equity instead of as derivative liabilities relating to the SEC’s statement on April 12, 2021 (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of ordinary shares, could be read to provide that all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”). In other words, in the event of a qualifying cash tender offer (which could be outside the control of the Company), all warrant holders would be entitled to cash, while only certain of the holders of the underlying ordinary shares would be entitled to cash.

In connection with the audit of the Company’s financial statements for the period ended December 31, 2020, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s warrants are not indexed to the Company’s ordinary shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. In addition, a portion of the initial transaction costs related to the initial public offering and attributable to the warrants must be immediately expensed, and the difference between the fair market value of the private placement warrants and the initial purchase consideration thereof is recorded as a compensation expense.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses or cash.

In connection with the restatement, the Company’s management reassessed the effectiveness of its disclosure controls and procedures for the periods affected by the restatement. As a result of that reassessment, the Company’s management determined that its disclosure controls and procedures for such periods were not effective due to a material weakness in internal control over financial reporting related to the classification of the Company’s warrants as components of equity instead of as derivative liabilities and the allocation and treatment of the initial transaction costs of the initial public offering. For more information, see Item 9A included in this Annual Report on Form 10-K.

The Company has not amended its previously filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K for the period affected by the restatement. The financial information that has been previously filed or otherwise reported for these periods is superseded by the information in this Annual Report on Form 10-K, and the financial statements and related financial information contained in such previously filed reports should no longer be relied upon.

The restatement is more fully described in Note 2 of the notes to the financial statements included herein.

Annex G-2

Items Amended in this Amendment No. 1

This Amendment No. 1 presents the Original Filling, amended and restated with modifications as necessary to reflect the restatements.

The following items have been amended to reflect the restatement:

Part I, Item 1A. Risk Factors

Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Part II, Item 8. Financial Statements

Part II, Item 9A. Controls and Procedures

In addition, the Company’s Chief Executive Officer and Chief Financial Officer have provided new certifications dated as of the date of this filing in connection with this Amendment No. 1 (Exhibits 31.1, 31.2, 32.1 and 32.2).

Except as described above, this Amendment No. 1 does not amend, update or change any other items or disclosures in the Original Filing and does not purport to reflect any information or events subsequent to the filing thereof. As such, this Amendment No. 1 speaks only as of the date the Original Filing was filed, and we have not undertaken herein to amend, supplement or update any information contained in the Original Filing to give effect to any subsequent events. Accordingly, this Amendment No. 1 should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Filing, including any amendment to those filings.

Annex G-3

LIV CAPITAL ACQUISITION CORP.
ANNUAL REPORT ON FORM 10-K/A

Annex G-4

CERTAIN TERMS

Unless otherwise stated in this Annual Report on Form 10-K/A (this “Annual Report”), references to:

•        “we,” “us,” “our,” “company” or “our company” are to LIV Capital Acquisition Corp., a Cayman Islands exempted company;

•        “amended and restated memorandum and articles of association” are to our Amended and Restated Memorandum and Articles of Association;

•        “Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;

•        “Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;

•        “Companies Law” are to the Companies Law (2018 Revision) of the Cayman Islands as the same may be amended from time to time;

•        “directors” are to our current directors

•        “founders shares” are to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to our initial public offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such Class A ordinary shares will not be “public shares”);

•        “initial shareholders” are to our sponsor and other holders of our founders shares prior to our initial public offering (including 25,000 founders shares our sponsor transferred thereafter to our initial independent director), but excludes EarlyBirdCapital, Inc. in respect of the representative shares held by it;

•        “letter agreement” refers to the letter agreement entered into between us and our initial shareholders, directors and officers on December 10, 2019;

•        “management” or our “management team” are to our officers and directors;

•        “ordinary shares” are to our Class A ordinary shares and our Class B ordinary shares;

•        “private warrants” are to the warrants issued to our sponsor in a private placement simultaneously with the closing of our initial public offering;

•        “public shares” are to our Class A ordinary shares sold as part of the units in our initial public offering (whether they were purchased in our initial public offering or thereafter in the open market);

•        “public shareholders” are to the holders of our public shares, including our sponsor, officers and directors to the extent our sponsor, officers or directors purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares; and

•        “representative shares” are to the 70,000 Class B ordinary shares that we have issued to EarlyBirdCapital, Inc. (and/or its designees), which representative shares will automatically convert into Class A ordinary shares at the time of our initial business combination.

Annex G-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some statements contained in this Annual Report are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Annual Report may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our ability to complete our initial business combination;

•        our expectations around the performance of a prospective target business or businesses;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        the ability of our officers and directors to generate a number of potential business combination opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•        our ability to consummate an initial business combination due to the uncertainty resulting from the COVID-19 pandemic and our ability to conduct necessary due diligence in view of the COVID-19 pandemic and steps taken by governments to respond to the pandemic;

•        the trust account not being subject to claims of third parties; or

•        our financial performance following our initial public offering or following our initial business combination.

The forward-looking statements contained in this Annual Report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Annex G-6

PART I

Item 1. Business

We are a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this Annual Report as our initial business combination.

Our sponsor is an affiliate of LIV Capital, a private investment firm founded in 2000 in order to make equity investments in high-growth businesses in Mexico or with a significant presence in that country. LIV Capital has a deep history of successfully realizing returns on equity investments in a range of Mexican sectors and companies and investing in various phases of growth and maturity. As a result, LIV Capital has established itself as one of the main investment advisers in the country, raising several institutional funds. Throughout its almost twenty years, LIV Capital has raised, administered and invested in six funds, focusing on Mexican companies and/or companies with a significant presence in Mexico. Humberto Zesati, Alexander R. Rossi and Miguel Ángel Dávila, whom we refer to as our “LIV Capital Directors,” have substantial experience and expertise in the Mexican corporate market where they have served as investors, operators, administrators and advisors. Collectively, our LIV Capital Directors have made private equity investments in more than 20 companies and have transactional experience in more than 35 Mexican companies and 100 Latin American and U.S. companies. Together, our LIV Capital Directors have more than 90 years of professional experience.

While we may pursue a business combination target in any business, industry or geographical location, we intend to focus our search on Mexican target businesses (or non-Mexican target businesses with a significant presence in Mexico). We intend to identify and acquire a business that could benefit from leveraging our extensive operational, capital markets and investment management experience in the Mexican and Latin American markets and that presents the potential for an attractive risk-adjusted return profile under our management. We will seek to capitalize on Mexico’s growing and underinvested sectors, by seeking to meet the capital needs of high potential middle-market companies that are well positioned in the competitive local and regional landscape and that have the potential to thrive as public businesses. LIV Capital has a dedicated operations team that initially assists in due diligence processes and oversees the onboarding of new investments, negotiates with management teams, assess key valuation metrics and develops initiatives to enhance the performance of the invested companies. We anticipate utilizing LIV Capital’s platform to provide us with access to its team, deal prospects and network, along with any necessary resources to aid in the identification, diligence and operational support of a target for our initial business combination.

Mexico currently represents an attractive investment destination, underpinned by stable macroeconomic fundamentals. The country’s US$2.5 trillion economy as of 2018 is globally integrated, with approximately 90% of trade flowing through free trade agreements with 46 countries. From an economic growth perspective, Mexico has delivered consistent results, with positive growth in gross domestic product since 2010. Despite lower oil prices, weak growth in global trade volumes and political uncertainties stemming from the global spread of populist policies, we expect growth to continue in the years ahead. The uncertainties surrounding the end of the North American Free Trade Agreement have subsided substantially as a new treaty called the United States-Mexico-Canada Agreement has been signed by the presidents of the three countries, ratified by Mexico and the United States and is soon expected to replace the North American Free Trade Agreement. While the new trade agreement is pending approval by the legislative branch of Canada, this recent development is likely to reaffirm Mexico’s position as a significant export-oriented manufacturing country and an important supply chain hub for industries ranging from automobiles, to oil & gas and to medical devices. Mexico’s commitment to drive economic growth through global trade is further evidenced by the signing and ratification of the Comprehensive and Progressive Agreement for Trans-Pacific Partnership, whose 11 signatories represent approximately 13.5% of global gross domestic product.

Our LIV Capital Directors share a long collaboration history, having worked together for approximately 21 years. Since its formation in early 2000, LIV Capital has raised six funds totaling $375 million in committed capital, which includes equity funds focused on investing in growth stage companies and a venture capital fund. LIV Capital has

Annex G-7

become an institutionalized platform with the direction and leadership of our LIV Capital Directors, as well as with the support of highly qualified internal investment, finance, legal, investor relations and support teams, that are integral to the platform’s success.

Notwithstanding the foregoing, the past performance of our LIV Capital Directors and other members of our management team is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance.

Target Business Focus

We intend to focus our search on Mexican target businesses (or non-Mexican target businesses with a significant presence in Mexico). However, we are not limited to companies in this geographic area. We believe that there is a rich opportunity to focus on many Mexican growth-stage businesses that have limited access to credit or other capital sources, and that have high-growth prospects and proven business models and are led by qualified entrepreneurs and/or strong management teams that focus on value creation. This, we believe, will in turn result in the potential for attractive entry valuations and a favorable investment climate for providers of intelligent capital. Mexico is an emerging economy with high rates of growth projected for innovative businesses and relatively scarce equity financing available. We intend to capitalize on this unfulfilled equity demand.

Mexico has established operators seeking access to capital and managerial expertise. We intend to leverage our team’s collective managerial, operational, financial and transactional expertise to build a strong business with competitive advantages to emerge as a leading public company.

We believe that many companies will need a partner that can assist in providing a level of operational and financial expertise to support their growth. Our team includes a variety of professionals who will assist a target business access the public markets. Our team consists of professionals who have decades of experience in capital markets globally.

In addition, we intend to provide not only specific operating expertise, but also strategic, marketing and planning guidance in conjunction with high-level access to relevant industry players. We will seek to play an active role in the institutionalization of the target company, not only in terms of corporate governance and information compliance, but also in strengthening management capacity by leading the selection of key individuals that complement the skills of existing teams. Further, we believe that through our extensive networks and recognized position in the industry, we will also help foster new sales, suppliers and strategic relationship opportunities, including joint ventures, acquisitions and other partnerships that represent significant value creation opportunities for the target company.

Our acquisition plan is to utilize our management team’s networks of potential transaction sources where we believe a combination of our management team’s relationships, knowledge and experience could affect a positive transformation or augmentation of existing businesses or assets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships that we believe will serve as a useful source of acquisition opportunities. We plan to leverage relationships with management teams of public and private companies, investment professionals at private equity firms and other financial sponsors, institutional investors, development banks, owners of private businesses, investment bankers, restructuring advisers, consultants, attorneys and accountants, which we believe should provide us with numerous business combination opportunities.

Notwithstanding the foregoing, effecting a business combination with a company located in Mexico, or another jurisdiction outside of the United States, could subject us to a variety of additional risks that may negatively impact our operations. See the risk factor titled “If we effect a business combination with a company located in Mexico or outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations” for more information on the risks attendant to acquiring a target business. Furthermore, if we determine to acquire a target business located outside of Mexico, the positive aspects of consummating a business combination in Mexico would not be applicable to our business going forward.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general, non-exclusive criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination. We will use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business

Annex G-8

combination with a target that does not meet one or more of these criteria and guidelines. We expect to weigh potential upside from growth in the target business and an improved capital structure against any identified downside risks. We intend to focus on target businesses that we believe:

•        have the potential to further improve their performance from an active “hands-on” role in strategic, operational and financial direction.    We intend to look for targets that have clear opportunities for long-term sustainable growth that may benefit from our transactional, financial, managerial and investment expertise as well as our extensive networks and insights. We believe our management team has the skills and capabilities to enhance companies’ results and intend to develop greater managerial depth and sophistication, facilitate new commercial opportunities and work closely with management in designing and executing growth strategies;

•        have a proven business model with consistent operational performance.    We expect to target a business that has significant commercial traction, robust growth potential and has historically exhibited profitability or has a clear path towards profitability;

•        have top-tier proven executive management teams.    We intend to seek a target that has an experienced managerial group with a clear vision about how to grow their company based on a successful track record of achieving a relevant market position in their industry;

•        exhibit institutional-level operations and financial controls.    We intend to seek a target that has the underlying infrastructure and operations to build a public platform;

•        have durable competitive advantages that are differentiated in the sector.    We intend to acquire an asset that not only benefits from secular tailwinds in its respective industry, but also exhibit hard-to-replicate competitive advantages amongst its peers;

•        may benefit from capital markets access.    We intend to seek a target that may benefit from being, or has the potential to become, a public company with an increased public profile, enhanced corporate governance and increased access to a more diversified pool of capital; and

•        exhibit unrecognized value and desirable returns on capital.    We intend to look for targets that we believe have been undervalued by the marketplace based on our analysis and due diligence review.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management may deem relevant. We believe our management team’s extensive contacts, broad industry knowledge and highly regarded experience will yield a robust deal flow from which we may select a target. We will seek to acquire the target on terms and in a manner that leverages our management team’s experience. The potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks designed to balance value creation with capital preservation. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this Annual Report, would be in the form of proxy solicitation or tender offer materials that we would file with the U.S. Securities and Exchange Commission (the “SEC”).

Significant Activities Since Inception

On December 13, 2019, we consummated our initial public offering of 7,000,000 units. Each unit consists of one Class A ordinary share and one redeemable warrant of the Company, each warrant entitling the holder thereof to purchase one Class A Ordinary Share for $11.50 per share. The units were sold at a price of $10.00 per unit, generating gross proceeds to the Company of $70,000,000.

Substantially concurrently with the closing of the initial public offering, we completed the private sale of 2,575,000 private warrants to our sponsor at a purchase price of $1.00 per private warrant, generating gross proceeds to us of $2,575,000.

Annex G-9

A total of $70,000,000, comprised of $68,425,000 of the proceeds from the initial public offering, including $2,450,000 of the underwriter’s advisory fee in connection with the initial business combination, and $1,575,000 of the proceeds of the sale of the Private warrants was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On December 18, 2019, we consummated the sale of an additional 1,050,000 units that were subject to the underwriter’s over-allotment option at $10.00 per unit, generating gross proceeds of $10,500,000. Simultaneously with the closing of the sale of additional units, we consummated the sale of an additional 236,250 private warrants at a price of $1.00 per private warrant, generating total proceeds of $236,250. Following the closing of the over-allotment option and sale of additional private warrants, an aggregate amount of $80,500,000 has been placed in our trust account established in connection with our initial public offering.

Our units began trading on December 11, 2019 on the Nasdaq Capital Market, or Nasdaq, under the symbol “LIVKU.” Commencing on January 14, 2020, the securities comprising the units began separate trading. The ordinary shares and warrants are trading on the Nasdaq under the symbols “LIVK” and “LIVKW,” respectively.

Competitive Strengths

Management Team

We believe that our management team’s extensive relationships and excellent reputation throughout Mexico will enable us to identify business combination opportunities with significant potential upside. We expect that our management team’s more than 90 years of combined experience in a wide variety of industries, when paired with our management team’s ability to consistently perform under varying economic environments in emerging markets, will be a differentiating factor that is highly attractive to potential target companies. In addition, we believe our relationship with LIV Capital, with its deep history of successfully realizing returns on equity investments in a range of Mexican sectors and companies, and investing in various phases of growth and maturity, will enhance our capabilities beyond the management team to source and fulfill business combination opportunities.

Status as a Public Company

We believe that our structure makes us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction; and the existence of our outstanding warrants, which may represent a source of future dilution.

Annex G-10

Financial Position

As of December 31, 2020, the net proceeds from our initial public offering and the private placement of warrants provide us with approximately $81,055,288 that we may use to complete our initial business combination (after payment of offering costs and assuming no shareholder seeks redemption of their shares or seeks to sell their shares to us in any tender offer in relation to such business combination), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third-party financing, and there can be no assurance that it will be available to us.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following our initial public offering. We intend to utilize cash derived from the proceeds of our initial public offering and the private placement of private warrants, our capital stock, debt or a combination of these in effecting a business combination which has not yet been identified. Accordingly, investors in our initial public offering invested without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business

To date, we have not selected any target business on which to concentrate our search for a business combination. None of our sponsor, officers, directors, promoters and other affiliates has engaged in any substantive discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate such companies. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms or at all.

Subject to our management team’s pre-existing fiduciary obligations and the fair market value requirement described below, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses other than as described above. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We expect that our principal means of identifying potential target businesses will be through the extensive contacts and relationships of our sponsor, initial shareholders, officers and directors. While our officers and directors are not required to commit any specific amount of time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers and their access to our sponsor’s contacts and resources will generate a number of potential business combination opportunities

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that will warrant further investigation. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read our final prospectus relating to our initial public offering and know what types of businesses we are targeting.

Our officers and directors must present to us all target business opportunities that have a fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income accrued in the trust account) at the time of the agreement to enter into the initial business combination, subject to any pre-existing fiduciary or contractual obligations. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis (other than EarlyBirdCapital, Inc. as described elsewhere in the prospectus relating to our initial public offering), we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will our sponsor, initial shareholders, officers, directors or their respective affiliates be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than the $10,000 administrative services fee, the payment of consulting, success or finder fees to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination, the repayment of the $150,000 loan and reimbursement of any out-of-pocket expenses. Our audit committee will review and approve all reimbursements and payments made to our sponsor, officers, directors or our or their respective affiliates, with any interested director abstaining from such review and approval. We have no present intention to enter into a business combination with a target business that is affiliated with any of our officers, directors or sponsor. However, we are not restricted from entering into any such transactions and may do so if (i) such transaction is approved by a majority of our disinterested independent directors and (ii) we obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, that the business combination is fair to our unaffiliated shareholders from a financial point of view.

Selection of a Target Business and Structuring of a Business Combination

Subject to our management team’s pre-existing fiduciary obligations and the limitations that a target business have a fair market value of at least 80% of the balance in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and that we must acquire a controlling interest in the target business, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•        financial condition and results of operation;

•        growth potential;

•        brand recognition and potential;

•        experience and skill of management and availability of additional personnel;

•        capital requirements;

•        competitive position;

•        barriers to entry;

•        stage of development of the products, processes or services;

•        existing distribution and potential for expansion;

•        degree of current or potential market acceptance of the products, processes or services;

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•        proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•        impact of regulation on the business;

•        regulatory environment of the industry;

•        the target business’s compliance with U.S. federal law;

•        costs associated with effecting the business combination;

•        industry leadership, sustainability of market share and attractiveness of market industries in which a target business participates; and

•        macro competitive dynamics in the industry within which the company competes.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

Nasdaq listing rules require that the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.

We currently anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination where we merge directly with the target business or where we acquire less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we could acquire a 100% controlling interest in the target; however, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of trust account balance test.

The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public shareholders with our analysis of the fair market value of the target business, as well

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as the basis for our determinations. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm, or another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

We have filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Lack of Business Diversification

We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•        subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•        result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

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Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination

In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek shareholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon such consummation and, if we seek shareholder approval, a majority of the outstanding ordinary shares voted are voted in favor of the business combination.

We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 21 months from the closing of our initial public offering in order to be able to receive a pro rata share of the trust account. Our sponsor, initial shareholders, officers and directors have agreed (1) to vote any ordinary shares owned by them in favor of any proposed business combination, (2) not to convert any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination and (3) not sell any ordinary shares in any tender in connection with a proposed initial business combination.

None of our officers, directors, sponsor, initial shareholders or their affiliates has indicated any intention to purchase units or Class A ordinary shares in our initial public offering or from persons in the open market or in private transactions. However, if we hold a meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to have their shares redeemed, our officers, directors, sponsor, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of redemptions. Notwithstanding the foregoing, our officers, directors, sponsor, initial shareholders and their affiliates will not make purchases of Class A ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.

Conversion Rights

At any meeting called to approve an initial business combination, public shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or do not vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination, less any taxes then due but not yet paid. Alternatively, we may provide our public

Annex G-15

shareholders with the opportunity to sell their Class A ordinary shares to us through a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, less any taxes then due but not yet paid.

Our sponsor, initial shareholders and our officers and directors will not have conversion rights with respect to any ordinary shares owned by them, directly or indirectly, whether acquired prior to our initial public offering or purchased by them in our initial public offering or in the aftermarket. Additionally, the holders of the representative shares will not have conversion rights with respect to the representative shares.

We may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either (i) tender their certificates to our transfer agent or (ii) deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, in each case prior to a date set forth in the proxy materials sent in connection with the proposal to approve the business combination.

There is a nominal cost associated with the above-referenced delivery process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights. The need to deliver shares is a requirement of exercising conversion rights regardless of the timing of when such delivery must be effectuated. However, in the event we require shareholders seeking to exercise conversion rights prior to the consummation of the proposed business combination and the proposed business combination is not consummated this may result in an increased cost to shareholders.

Any proxy solicitation materials we furnish to shareholders in connection with a vote for any proposed business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, a shareholder would have from the time the shareholder received our proxy statement up until two business days prior to the scheduled vote on the proposal to approve the business combination to deliver his, her or its shares if he, she or it wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he, she or it is a record holder or his, her or its shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his, her or its shares through the DWAC System, we believe this time period is sufficient for an average investor. However, we cannot assure you of this fact.

Any request to convert such shares once made, may be withdrawn at any time up to the vote on the proposed business combination or the expiration of the tender offer. Furthermore, if a holder of Class A ordinary shares delivered his certificate in connection with an election of their conversion and subsequently decides prior to the applicable date not to elect to exercise such rights, he or she may simply request that the transfer agent return the certificate (physically or electronically).

If the initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their conversion rights would not be entitled to convert their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any shares delivered by public holders.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our sponsor, officers and directors have agreed that we will have only 21 months from the closing of our initial public offering to complete our initial business combination. If we are unable to complete our initial business combination within such 21-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the 21-month time period.

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Our initial shareholders have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to their founders shares if we fail to complete our initial business combination within 21 months from the closing of our initial public offering. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 21-month time frame.

Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $500,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of our initial public offering and the sale of the private warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of

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the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our initial public offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of our initial public offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $500,000 from the proceeds of our initial public offering and the sale of the private warrants, with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $500,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $500,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. Additionally, if we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or

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timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 21 months from the closing of our initial public offering, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with our initial business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association contains certain requirements and restrictions that will apply to us until the completion of our initial business combination. Our amended and restated memorandum and articles of association contains a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•        prior to the completion of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each case, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein;

•        we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 upon completion of our initial business combination and, solely if we seek shareholder approval, a majority of the issued and outstanding ordinary shares voted are voted in favor of the business combination;

•        if our initial business combination is not consummated within 21 months from the closing of our initial public offering, then our existence will terminate and we will distribute all amounts in the trust account; and

•        prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 21 months from the closing of our initial public offering or (y) amend the foregoing provisions.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our amended and restated memorandum and articles of association will provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held shareholders meeting.

Additionally, our amended and restated memorandum and articles of association provides that, prior to our initial business combination, only holders of our founders shares will have the right to vote on the election of directors and that holders of a majority of our founders shares may remove a member of the board of directors for any reason. These

Annex G-19

provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founders shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.

Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of our initial public offering and the sale of the private warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Conflicts of Interest

All of our executive officers and certain of our directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Annex G-20

Facilities

We currently maintain our executive offices at Torre Virreyes, Pedregal No. 24, floor 6-601, Col. Molino del Rey, México, CDMX, 11040. The cost for the space is included in the up to $10,000 monthly fee that we pay our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers and do not intend to have more than one full-time employee prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period may vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We have registered our units, Class A ordinary shares and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public auditors. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.

We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2020 as required by the Sarbanes-Oxley Act of 2002, or Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to herein as the JOBS Act). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

Annex G-21

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Item 1A. Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Annual Report, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Business

Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.

On April 12, 2021, the SEC issued a statement (the “Statement”) discussing the accounting implications of certain terms that are common in warrants issued by special purpose acquisition companies (“SPACs”). In light of the Statement and guidance in ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity”, the Company’s management evaluated the terms of the Warrant Agreement entered into in connection with the Company’s initial public offering and concluded that the Company’s public warrants and private placement warrants (together, the “Warrants”) include provisions that, based on the Statement, preclude the Warrants from being classified as components of equity. As a result, the Company has classified the Warrants as liabilities. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside our control. We expect that we will recognize non-cash gains or losses due to the quarterly fair valuation of our Warrants and that such gains or losses could be material.

Annex G-22

We have identified a material weakness in our internal control over financial reporting as of December 31, 2020. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.

Following the issuance of the SEC Statement, our management and our audit committee concluded that, in light of the SEC Statement, it was appropriate to restate our previously issued audited financial statements as of and for the period ended December 31, 2020. See “—Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such process, we identified a material weakness in our internal controls over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis. Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.

If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

We may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.

Following the issuance of the SEC Statement, our management and our audit committee concluded that it was appropriate to restate our previously issued audited financial statements as of December 31, 2020 and for the period ended December 31, 2020. See “— Our warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.” As part of such restatement, we identified a material weakness in our internal controls over financial reporting. As a result of such material weakness, the restatement described above, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the restatement and material weaknesses in our internal control over financial reporting and the preparation of our financial statements. As of the date of this Annual Report, we have no knowledge of any such litigation or dispute arising due to restatement or material weakness of our internal controls over financial reporting. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete a business combination.

We have no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We were incorporated on October 2, 2019 under the laws of the Cayman Islands and have no operating results, and all of our activities to date have been related to our formation, our initial public offering, and our search for a business combination target. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Annex G-23

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital are discussed in the section of this Annual Report titled “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We will either (1) seek shareholder approval of our initial business combination at a meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Accordingly, it is possible that we will consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination we consummate. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. For instance, Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding shares, we would seek shareholder approval of such business combination instead of conducting a tender offer.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination or less than such greater amount necessary to satisfy a closing

Annex G-24

condition as described above, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing.

Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within 21 months from the closing of our initial public offering. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 21-month period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers and directors have agreed that we must complete our initial business combination within 21 months from the closing of our initial public offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein.

Annex G-25

If we are unable to complete our initial business combination within such 21-month period, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may elect to purchase shares or warrants from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, directors, officers, advisors or any of their affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation or duty to do so. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against our initial business combination, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against our initial business combination. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.

Annex G-26

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public shareholders are entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (3) the redemption of our public shares if we are unable to complete our initial business combination within 21 months from the closing of our initial public offering, subject to applicable law and as further described herein. In no other circumstances will a shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units Class A ordinary shares and warrants are listed on Nasdaq. Although we expect to meet on a pro forma basis Nasdaq’s minimum initial listing standards, which generally only require that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Additionally, in connection with our initial business combination, it is likely that Nasdaq will require us to file a new initial listing application and meet its initial listing requirements as well as certain qualitative requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity with respect to such securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage for our company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units and our Class A ordinary shares and warrants are listed on Nasdaq, our units, Class A ordinary shares and warrants qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

Annex G-27

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of our initial public offering and the sale of the private warrants are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we have net tangible assets in excess of $5,000,000 upon the successful completion of our initial public offering and the sale of the private warrants and we have filed a Current Report on Form 8-K, including an audited balance sheet of the Company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means that since our units were immediately tradable we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if our initial public offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in our initial public offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of our initial public offering and the sale of the private warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Annex G-28

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 21 months following the closing of our initial public offering, we may be unable to complete our initial business combination.

Of the net proceeds of our initial public offering and the sale of the private warrants, as of December 31, 2020, $135,975 were available to us outside the trust account to fund our working capital requirements. The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 21 months following the closing of our initial public offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to, or invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless.

Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements

Annex G-29

with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent auditors) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriter of our initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Accordingly, our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.00 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or insolvency laws as a voidable performance. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

Annex G-30

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a winding-up or bankruptcy petition or an involuntary winding-up or bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our liquidation estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any liquidation claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities;

each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we are required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

Annex G-31

If we are unable to consummate our initial business combination within 21 months of the closing of our initial public offering, our public shareholders may be forced to wait beyond such 21 months before redemption from our trust account.

If we are unable to consummate our initial business combination within 21 months from the closing of our initial public offering, we will distribute the aggregate amount then on deposit in the trust account, including interest (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), pro rata to our public shareholders by way of redemption and cease all operations except for the purposes of winding up of our affairs, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond the initial 21 months before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine of up to $18,293 and to imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting of shareholders until after the completion of our initial business combination. Our public shareholders will not have the right to elect directors prior to the consummation of our Business Combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual or general meetings to elect directors. Until we hold an annual general meeting of shareholders, public shareholders may not be afforded the opportunity to discuss company affairs with management. As holders of our Class A ordinary shares, our public shareholders also will not have the right to vote on the election of directors prior to completion of our initial business combination. In addition, holders of a majority of our founders shares may remove a member of the board of directors for any reason.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants except on a cashless basis and potentially causing such warrants to expire worthless.

We are not registering the Class A ordinary shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we agreed, as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, to use our reasonable best efforts to file a registration statement under the Securities Act covering the issuance of such shares, to use our reasonable best efforts to cause the same to become effective within 60 business days after the closing of our

Annex G-32

initial business combination and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under applicable state securities laws and no exemption is available. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant shall not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying Class A ordinary shares for sale under all applicable state securities laws.

The grant of registration rights to our initial shareholders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

The holders of the founders shares, private warrants and any warrants that may be issued on conversion of working capital loans (and any ordinary shares issuable upon the exercise of the private warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founders shares) are entitled to registration rights pursuant to a registration rights agreement requiring us to register such securities for resale. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the Class A ordinary shares owned by our initial shareholders or their permitted transferees, our private warrants or warrants issued in connection with working capital loans are registered for resale.

Because we are not limited to a particular industry or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its early stages of development or growth, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in a target business.

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the Company.

Information regarding performance by our management team and their affiliates is presented for informational purposes only. Past performance by our management team and their affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any

Annex G-33

business combination we may consummate. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm, or from another independent entity that commonly renders valuation opinions, that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

We may issue additional Class A ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founders shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would substantially dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association authorizes the issuance of ordinary shares, including 200,000,000 Class A ordinary shares, par value $0.0001 per share, and 20,000,000 Class B ordinary shares,

Annex G-34

par value $0.0001 per share, as well as 1,000,000 preferred shares, par value $0.0001. There are 181,088,750 and 17,917,500 authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount takes into account shares reserved for issuance upon exercise of outstanding warrants, and 1,000,000 authorized but unissued preferred shares available for issuance.

We may issue a substantial number of additional Class A ordinary shares, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our amended and restated memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 21 months from the closing of our initial public offering or (y) amend the foregoing provisions. The issuance of additional ordinary shares or preferred shares:

•        may significantly dilute the equity interest of investors in our initial public offering;

•        may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change in control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants.

Unlike certain other blank check companies, our initial shareholder will receive additional Class A ordinary shares if we issue shares to consummate an initial business combination.

The founders shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in our initial public offering and related to the closing of our initial business combination, the ratio at which founders shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of our initial public offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding the representative shares and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private warrants issued to our sponsor, an affiliate of our sponsor or any of our officers or directors. This is different than certain other blank check companies in which the initial shareholder will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to our initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse United States federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a beneficial owner of units, Class A ordinary shares or warrants who or that is for United States federal income tax purposes: (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person (a “U.S. Holder”), such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years

Annex G-35

may depend on whether we qualify for the PFIC start-up exception. Depending on the particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year, moreover, will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year (of which there can be no assurance), we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to our warrants in all cases. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on shareholders.

We may, in connection with our initial business combination and subject to requisite shareholder approval under the Companies Law, reincorporate in the jurisdiction in which the target company or business is located or in another jurisdiction. The transaction may require a shareholder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders to pay such taxes. Shareholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. In addition, our officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. Moreover, certain of our officers and directors have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Our ability to successfully effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial

Annex G-36

business combination, it is likely that some or all of the management of the target business will remain in place. While we closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of our initial business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to their fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, shareholders or warrant holders who choose to remain shareholders or warrant holders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders or warrant holders are unlikely to have a remedy for such reduction in value.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Annex G-37

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have more than one full-time employee prior to the completion of our initial business combination. Each of our officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers and board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs, which may have a negative impact on our ability to complete our initial business combination.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

We are engaged in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, or may in the future become, affiliated with entities that are engaged in a similar business, and they are not prohibited from sponsoring, or otherwise becoming involved with, other blank check companies prior to us completing our initial business combination. Moreover, certain of our officers and directors have time and attention requirements for investment funds of which affiliates of our sponsor are the investment managers.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to other entities prior to its presentation to us, subject to their fiduciary duties under Cayman Islands law.

Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, directors or officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our sponsor have invested in industries as diverse as financial services, medical technologies, entertainment and IT services. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers or directors which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers and directors. Our officers and directors also serve as officers and board members for other entities. Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for a business combination.

Annex G-38

Since our initial shareholders will lose their entire investment in us if our initial business combination is not completed (other than with respect to any public shares they may acquire), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

As of December 31, 2020, our sponsor owned an aggregate of 2,012,500 founders shares, which will be worthless if we do not complete an initial business combination. In addition, our sponsor owns 2,811,250 private warrants that will also be worthless if we do not complete a business combination. Each private warrant may be exercised for one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein.

The founders shares are identical to the ordinary shares included in the units being sold in our initial public offering except that: (1) prior to our initial business combination, only holders of the founders shares have the right to vote on the election of directors and holders of a majority of our founders shares may remove a member of the board of directors for any reason; (2) the founders shares are subject to certain transfer restrictions; (3) our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive: (x) their redemption rights with respect to their founders shares and any public shares held by them in connection with the completion of our initial business combination (and not seek to sell its shares to us in any tender offer we undertake in connection with our initial business combination); (y) their redemption rights with respect to their founders shares and any public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (z) their rights to liquidating distributions from the trust account with respect to any founders shares they hold if we fail to complete our initial business combination within 21 months from the closing of our initial public offering (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founders shares will automatically convert into our Class A ordinary shares on the first business day following the completion of our initial business combination on a one-for-one basis subject to adjustment pursuant to certain anti-dilution rights and (5) the founders shares are entitled to registration rights. Our directors and officers have also entered into the letter agreement with respect to public shares acquired by them, if any.

The personal and financial interests of our sponsor, officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 21-month deadline following the closing of our initial public offering nears, which is the deadline for the completion of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this Annual Report to issue any notes or other debt securities, or to otherwise incur outstanding debt following our initial public offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

Annex G-39

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of our initial public offering and the sale of the private warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset; or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

Annex G-40

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in a business combination with a company that is not as profitable as we suspected, if at all.

We expect to need to comply with the rules of Nasdaq that require our initial business combination to occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the assets held in the trust account at the time of the agreement to enter into the initial business combination.

The rules of Nasdaq require that our initial business combination occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. This restriction may limit the type and number of companies that we may complete a business combination with. If we are unable to locate a target business or businesses that satisfy this fair market value test, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. If we are not then listed on Nasdaq for whatever reason, we would not be required to satisfy the foregoing 80% fair market value test and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the trust account.

EarlyBirdCapital, Inc. may have a conflict of interest in rendering services to us in connection with our initial business combination.

We have engaged EarlyBirdCapital, Inc. to assist us in connection with our initial business combination. We will pay EarlyBirdCapital, Inc. a cash fee for such services upon the consummation of our initial business combination in an aggregate amount equal to 3.5% of the total gross proceeds raised in our initial public offering. The representative shares will also be worthless if we do not consummate an initial business combination. These financial interests may result in EarlyBirdCapital, Inc. having a conflict of interest when providing the services to us in connection with an initial business combination.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the issued and outstanding capital stock or shares of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

Annex G-41

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon completion of our initial business combination (such that we do not then become subject to the SEC’s “penny stock” rules), or any greater net tangible asset or cash requirement that may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or any of their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, in a manner that will make it easier for us to complete our initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law. A resolution is deemed to be a special resolution as a matter of Cayman Islands law where it has been approved by either (1) at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given or (2) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Our amended and restated memorandum and articles of association provides that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a shareholders meeting (i.e., the lowest threshold permissible under Cayman Islands law) (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting), or by a unanimous written resolution of all of our shareholders. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments or extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote at a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-business combination activity, without approval by holders of a certain percentage of the company’s shares. In those companies, amendment of these provisions typically requires approval by holders holding between 90% and 100% of the company’s public shares. Our amended and restated memorandum and articles of association provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of our initial public offering and the private

Annex G-42

placement of warrants into the trust account and not release such amounts except in specified circumstances), may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares (other than amendments relating to the appointment or removal of directors prior to our initial business combination, which require the approval of at least 90% of our ordinary shares voting in a general meeting). Our initial shareholders, who collectively beneficially own 20% of our ordinary shares upon the closing of our initial public offering (excluding the representative shares), may participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree. However, our amended and restated memorandum and articles of association prohibits any amendment of its provisions (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 21 months from the closing of our initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide public shareholders with the opportunity to redeem their public shares. Furthermore, our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose such an amendment unless we provide our public shareholders with the opportunity to redeem their public shares. In certain circumstances, our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least a majority of the then outstanding public warrants.

Our warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least a majority of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

Certain agreements related to our initial public offering may be amended without shareholder approval.

Each of the agreements related to our initial public offering to which we are a party, other than the warrant agreement and the investment management trust agreement, may be amended without shareholder approval. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founders shares, private warrants and other securities held by our initial shareholders, officers and directors.

Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any material amendment entered into in connection with the completion of our initial business combination will be disclosed in our proxy solicitation or tender offer materials, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

Annex G-43

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of our initial public offering and the sale of the private warrants will be sufficient to allow us to complete our initial business combination, because we have not yet negotiated the acquisition of any target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of our initial public offering and the sale of the private warrants prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our search for a business combination, and any prospective partner business with which we ultimately consummate a business combination, may be materially adversely affected by the coronavirus (COVID-19) pandemic and the status of debt and equity markets.

In March 2020, the World Health Organization declared novel coronavirus disease 2019 (COVID-19) a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, disrupted global supply chains, lowered equity market valuations, created significant volatility and disruption in financial markets, and increased unemployment levels, all of which may become heightened concerns upon a second wave of infection or future developments. In addition, the pandemic has resulted in temporary closures of many businesses and the institution of social distancing and sheltering in place requirements in many states and communities. The COVID-19 pandemic has and a significant outbreak of other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any prospective partner business with which we consummate a business combination could be materially and adversely affected.

Furthermore, we may be unable to complete a business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the prospective partner business’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a prospective partner business with which we ultimately consummate a business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

Our initial shareholders will control the election of our board of directors until completion of our initial business combination and will hold a substantial interest in us. As a result, they will elect all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Our initial shareholders own 20% of our issued and outstanding ordinary shares (excluding the representative shares). In addition, prior to our initial business combination, only the founders shares, all of which are held by our initial shareholders, will have the right to vote on the election of directors, and holders of a majority of our founders shares may remove a member of the board of directors for any reason.

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Neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities, other than as disclosed in this Annual Report. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any Class A ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

If:

(i)     we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per Class A ordinary share;

(ii)    the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and

(iii)   the Market Value is below $9.20 per share,

then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like or as indicated above) for any 20 trading days within a 30 trading-day period commencing on the date they become exercisable and ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

Our warrants and founders shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.

We issued warrants to purchase up to 8,050,000 Class A ordinary shares, at a price of $11.50 per warrant (subject to adjustment as provided in our final prospectus relating to our initial public offering), as part of the units offered in our initial public offering and, simultaneously with the closing of our initial public offering, we issued in a private placement an aggregate of 2,811,250 private warrants, each exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided in our final prospectus relating to our initial public offering. Our initial shareholders currently hold 2,012,500 founders shares. In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $1,500,000 of such loans

Annex G-45

may be converted into warrants, at the price of $1.00 per warrant, at the option of the lender. Such warrants would be identical to the private warrants. To the extent we issue ordinary shares to effectuate a business transaction, the potential for the issuance of a substantial number of additional Class A ordinary shares upon exercise of these warrants or conversion rights could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our warrants and founders shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

The private warrants are identical to the warrants sold as part of the units in our initial public offering except that, so long as they are held by our sponsor or its permitted transferees: (1) they will not be redeemable by us; (2) they (including the ordinary shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination; (3) they may be exercised by the holders on a cashless basis; and (4) they (including the ordinary shares issuable upon exercise of these warrants) are entitled to registration rights.

A market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2020. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

Annex G-47

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (1) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (2) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association contains provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include two-year director terms and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the Company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various

Annex G-48

sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

We will be subject to changing laws and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations of various governing bodies, including, for example, the SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from our search for a business combination target to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

Risks Associated with Acquiring and Operating a Business Outside the United States

If we effect a business combination with a company located in Mexico or outside the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will likely govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. If we are successful in consummating a business combination with a target business in Mexico, or if we effect a business combination with a company located in another foreign country, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        public health or safety concerns and governmental restrictions, including those caused by outbreaks of pandemic disease such as the recent coronavirus (COVID-19) outbreak;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States, which could result in uncertainty and/or changes in or to existing trade treaties.

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In particular, if we acquire a target business in Mexico, we would be subject to the risk of changes in economic conditions, social conditions and political conditions inherent in Mexico, including changes in laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, including the North American Free Trade Agreement.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

We may re-incorporate in another jurisdiction in connection with our initial business combination, and the laws of such jurisdiction will likely govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to Mexico or another jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States or the Cayman Islands. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such reincorporation may subject us to foreign regulations that could materially and adversely affect our business.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

Item 1B. Unresolved Staff Comments

None.

Item 2. Property

We currently maintain our executive offices at Torre Virreyes, Pedregal No. 24, floor 6-601, Col. Molino del Rey, México, CDMX, 11040. The cost for the space is included in the up to $10,000 monthly fee that we will pay our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.

Item 3. Legal Proceedings

To the knowledge of our management, there is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Item 4. Mine Safety Disclosures

Not applicable.

Annex G-50

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

(a)    Market Information

Our units, Class A ordinary shares and warrants are each traded on the Nasdaq under the symbols “LIVKU,” “LIVK” and “LIVKW,” respectively. Our units commenced public trading on December 11, 2019. Our Class A ordinary shares and warrants began separate trading on January 14, 2020.

(b)    Holders

On March 29, 2021, there was one holder of record of our units, one holder of record of our Class A ordinary shares, two holders of our Class B ordinary shares and two holders of record of our warrants.

(c)     Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness in connection with a business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

(d)    Securities Authorized for Issuance Under Equity Compensation Plans

None.

(e)     Performance Graph

Not applicable.

(f)     Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

Unregistered Sales

On October 4, 2019, we issued an aggregate of 1,725,000 Class B ordinary shares to the sponsor for an aggregate purchase price of $25,000 (the founder shares). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 2,012,500 founder shares outstanding.

On October 8, 2019, we issued to EarlyBirdCapital, Inc. and its designees an aggregate of 60,000 Class B ordinary shares (the representative shares). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 70,000 Representative Shares outstanding.

The founders shares will automatically convert into Class A ordinary shares on the first business day following the completion of our initial business combination on a one-for-one basis, subject to certain adjustments. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in our initial public offering and related to the closing of our initial business combination, the ratio at which founders shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of our initial public offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding the representative shares and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination and any private warrants issued to our sponsor, an affiliate of our sponsor or any of our officers or directors.

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With certain limited exceptions, the founders shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom are subject to the same transfer restrictions) until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Our sponsor purchased 2,575,000 private warrants at a price of $1.00 per warrant in a private placement that occurred concurrently with the closing of our initial public offering and generated gross proceeds of $2,575,000. Each private warrant is exercisable for one Class A ordinary share at a price of $11.50 per share. The proceeds from the sale of the private warrants were added to the net proceeds from the initial public offering held in the trust account. If we do not complete a business combination within 21 months from the closing of our initial public offering, the private warrants will expire worthless. The private warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the sponsor or its permitted transferees. The sale of the private warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Use of Proceeds

A total of $70,000,000, comprised of $68,425,000 of the proceeds from the initial public offering, including $2,450,000 of the underwriter’s advisory fee in connection with the initial business combination, and $1,575,000 of the proceeds of the sale of the private warrants, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee.

On December 18, 2019, we consummated the sale of an additional 1,050,000 units that were subject to the underwriter’s over-allotment option at $10.00 per unit, generating gross proceeds of $10,500,000. Simultaneously with the closing of the sale of additional units, we consummated the sale of an additional 236,250 private warrants at a price of $1.00 per private warrant, generating total proceeds of $236,250. Following the closing of the over-allotment option and sale of additional private warrants, an aggregate amount of $80,500,000 has been placed in our trust account established in connection with our initial public offering.

There has been no material change in the planned use of proceeds from such use as described in the Company’s final prospectus (File No. 333-234799 and File No. 333-235447), dated December 10, 2019, which was declared effective by the SEC on December 10, 2019.

(g)    Purchases of Equity Securities by the Issuer and Affiliated Purchasers

None.

Item 6. Selected Financial Data

Not applicable.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Forward-Looking Statements

All statements other than statements of historical fact included in this annual report including, without limitation, statements under this “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding our financial position, business strategy and the plans and objectives of management for future operations, are forward looking statements. When used in this annual report, words such “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to us or our management, identify forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information

Annex G-52

currently available to, our management. No assurance can be given that results in any forward-looking statement will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. The cautionary statements made in this annual report should be read as being applicable to all forward-looking statements whenever they appear in this annual report. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in our filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph.

This Management’s Discussion and Analysis of Financial Condition and Results of Operations has been amended and restated to give effect to the restatement and revision of our financial statements as more fully described in the Explanatory Note and in “Note 2—Restatement of Previously Issued Financial Statements” to our accompanying financial statements. For further detail regarding the restatement adjustments, see Explanatory Note and Item 9A: Controls and Procedures, both contained herein.

Overview

We are a blank check company incorporated in the Cayman Islands on October 2, 2019 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash derived from the proceeds of the Initial Public Offering, our shares, debt or a combination of cash, shares and debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from October 2, 2019 (inception) through December 31, 2020 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and the Company’s search for a target business with which to complete a Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We generate non-operating income in the form of interest income on marketable securities. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the year December 31, 2020, we had a net loss of $109,449, which consisted of operating costs of $673,625, offset by interest earned on marketable securities held in the Trust Account of $519,105 and change in the fair value of warrant liabilities of $45,071.

For the period from October 2, 2019 (inception) through December 31, 2019, we had a net loss of $534,344, which consisted of operating costs of $103,585, a change in the fair value of warrant liabilities of $279,026, transactions costs allocable to warrant liabilities of $187,916 and an unrealized loss on marketable securities held in the Trust Account of $13,602, offset by interest earned on marketable securities held in the Trust Account of $49,785.

For the three months ended September 30, 2020, we had a net loss of $2,114,261, which consisted of operating costs of $77,000 and a change in warrant liabilities of $2,040,407, offset by interest income on marketable securities held in the Trust Account of $3,146.

For the nine months ended September 30, 2020, we had net income of $2,077,399, which consisted of interest income on marketable securities held in the Trust Account of $517,062 and a change in warrant liabilities of $1,885,154, offset by operating costs of $324,817.

For the three months ended June 30, 2020, we had a net loss of $550,146, which consisted of operating costs of $120,468, a change in the fair value of warrant liabilities of $444,076 and an unrealized loss on marketable securities held in the Trust Account of $182,776, offset by interest income on marketable securities held in the Trust Account of $197,174.

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For the six months ended June 30, 2020, we had net income of $4,191,660, which consisted of interest income on marketable securities held in the Trust Account of $513,916 and a change in the fair value of warrant liabilities of $3,925,561, offset by operating costs of $247,817.

For the three months ended March 31, 2020, we had net income of $4,741,806, which consisted of interest income on marketable securities held in the Trust Account of $316,742, a change in the fair value of warrant liabilities of $4,369,637 and an unrealized gain on marketable securities held in the Trust Account of $182,776, offset by operating costs of $127,349.

As a result of the restatement described in Note 2 of the notes to the financial statements included herein, we classify the warrants issued in connection with our Initial Public Offering as liabilities at their fair value and adjust the warrant instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations.

Liquidity and Capital Resources

We have principally financed our operations from the sale of equity securities. As of December 31, 2020, we had $135,975 held outside of the Trust Account. On July 31, 2020, the Sponsor committed to provide an aggregate of $250,000 in loans to us. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven.

We have incurred a net loss of $109,449 during the year ended December 31, 2020 and have a working capital deficit of $196,438. Cash used in operating activities was $353,141 for the year ended December 31, 2020. The aforementioned factors raise substantial doubt about our ability to continue as a going concern within one year after the issuance date of the financial statements.

On December 13, 2019, we consummated the Initial Public Offering of 7,000,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $70,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 2,575,000 Private Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $2,575,000.

On December 18, 2019, as a result of the underwriters’ election to fully exercise their over-allotment option, we consummated the sale of an additional 1,050,000 Units, at $10.00 per Unit, and the sale of an additional 236,250 Private Warrants, at a price of $1.00 per Private Warrant, generating total gross proceeds of $10,736,250.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Warrants, a total of $80,500,000 was placed in the Trust Account. We incurred $2,256,347 in transaction costs, including $1,811,250 of underwriting fees and $445,097 of other costs from operating activities.

For the year ended December 31, 2020, cash used in operating activities was $353,141. Net loss of $109,449 was affected by interest earned on marketable securities held in the Trust Account of $519,105, a change in the fair value of warrant liabilities of $45,071, and changes in operating assets and liabilities, which provided $320,484 of cash from operating activities.

For the nine months ended September 30, 2020, cash used in operating activities was $330,714. Net income of $2,077,399 was offset by interest earned on marketable securities held in the Trust Account of $517,062, a change in the fair value of warrant liabilities of $1,885,154 and changes in operating assets and liabilities, which used $5,897 of cash.

For the six months ended June 30, 2020, cash used in operating activities was $314,410. Net income of $4,191,660 was offset by interest earned on marketable securities held in the Trust Account of $513,916, a change in the fair value of warrant liabilities of $3,925,561 and changes in operating assets and liabilities, which used $66,593 of cash.

For the three months ended March 31, 2020, cash used in operating activities was $225,774. Net income of $4,741,806 was offset by interest earned on marketable securities held in the Trust Account of $316,742, a change in the fair value of warrant liabilities of $4,369,637 an unrealized gain on marketable securities of $182,776 and changes in operating assets and liabilities, which used $98,425 of cash.

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For the period from October 2, 2019 (inception) through December 31, 2019, cash used in operating activities was $84,321. Net loss of $534,344 was affected by interest earned on marketable securities held in the Trust Account of $49,785, an unrealized loss on marketable securities of $13,602, a change in the fair value of warrant liabilities of 279,026, transaction costs allocable to warrant liabilities of $187,916, and changes in operating assets and liabilities, which provided of $19,264 of cash from operating activities.

As of December 31, 2020, we had cash and marketable securities held in the Trust Account of $81,055,288. As of September 30, 2020, we had cash and marketable securities held in the Trust Account of $81,053,245. As of June 30, 2020, we had cash and marketable securities held in the Trust Account of $81,050,099. As of March 31, 2020, we had cash and marketable securities held in the Trust Account of $81,035,701. As of December 31, 2019, we had cash and marketable securities held in the Trust Account of $80,536,183. We may withdraw interest to pay our income taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable) to complete our Business Combination. To the extent that our share capital is used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2020, we had cash of $135,975. As of September 30, 2020, we had cash of $165,737. As of June 30, 2020, we had cash of $182,041. As of March 31, 2020, we had cash of $302,968. As of December 31, 2019, we had cash of $528,742. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.

Other than as described below, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant unit at the option of the lender. The warrants would be identical to the Private Warrants.

Through March 29, 2021, the Sponsor has committed to providing us with an aggregate of $650,000 in loans. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven. Based on the foregoing, we believe we have sufficient cash to meet our needs through the earlier of consummation of a Business Combination or September 10, 2021, the date that we will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, and administrative and support services, provided to the Company. We began incurring these fees on December 10, 2019 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and the Company’s liquidation.

We engaged EarlyBirdCapital as an advisor in connection with our Business Combination to assist in holding meetings with our shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering, or $2,817,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 25% of the fee may be allocated at our sole discretion to other FINRA members that assisted in identifying and consummating an initial Business Combination.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for the warrants issued in connection with our Initial Public Offering in accordance with the guidance contained in ASC 815-40 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The initial fair value of the public warrants and the private placement warrants was estimated using a Monte Carlo simulation approach. As of December 31, 2020, the fair value of the Public Warrants was estimated using the Company’s publicly traded warrant price, and the fair value of the Private Placement Warrants was estimated using a Monte Carlo simulation approach.

Class A Ordinary Shares Subject to Redemption

We account for our Class A ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our Class A ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our balance sheets.

Net Loss Per Ordinary Share

We apply the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to ordinary shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.

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Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

Item 7A. Quantitative and Qualitative Disclosures about Market Risk

Following the consummation of our Initial Public Offering, the net proceeds of our Initial Public Offering, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in US treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Item 8. Financial Statements and Supplementary Data

This information appears following Item 15 of this Report and is included herein by reference.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. In connection with this Amendment, our management re-evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of December 31, 2020, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, solely due to the material weakness in our internal control over financial reporting that led to the Company’s restatement of its financial statements to reclassify the Company’s warrants as described in the Explanatory Note to this Amendment, our Certifying Officers concluded that, as of December 31, 2020, our disclosure controls and procedures were not effective.

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Management’s Report on Internal Controls Over Financial Reporting

As required by SEC rules and regulations implementing Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes in accordance with GAAP. Our internal control over financial reporting includes those policies and procedures that:

(1)    pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company,

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(2)    provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and

(3)    provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in our financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of our internal control over financial reporting at December 31, 2020. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) in Internal Control — Integrated Framework (2013). Based on our assessments and those criteria, management determined that we did not maintain effective internal control over financial reporting as of December 31, 2020.

This Annual Report on Form 10-K does not include an attestation report of internal controls from our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

Restatement of Previously Issued Financial Statements

In May 2021, we revised our prior position on accounting for warrants and concluded that our previously issued financial statements as of and for the period from inception through December 31, 2020 should not be relied on because of a misapplication in the guidance on warrant accounting. However, the non-cash adjustments to the financial statements do not impact the amounts previously reported for our cash and cash equivalents, total assets, revenue or cash flows.

Changes in Internal Control over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, as the circumstances that led to the restatement of our financial statements described in this Report had not yet been identified.

Our internal control over financial reporting did not result in the proper classification of our warrants. Since their issuance on December 13, 2019, our warrants have been accounted for as equity within our balance sheet. On April 12, 2021, the SEC Staff issued the SEC Staff Statement in which the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. After discussion and evaluation, taking into consideration the SEC Staff Statement, including with our independent auditors, we have concluded that our warrants should be presented as liabilities with subsequent fair value remeasurement.

To remediate this material weakness, we developed a remediation plan with assistance from our accounting advisors and have dedicated significant resources and efforts to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance our system of evaluating and implementing the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications.  The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects. For a discussion of management’s consideration of the material weakness identified related to our accounting for a significant and unusual transaction related to the warrants we issued in connection with our initial public offering, see “Note 2 — Restatement of Previously Issued Financial Statements” to the accompanying financial statements.

Item 9B. Other Information.

None.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

Directors and Executive Officers

Our officers and directors are as follows:

Name	Age	Position
Alexander R. Rossi	52	Chief Executive Officer and Chairman
Humberto Zesati	53	Director
Miguel Ángel Dávila	55	Director
José Antonio Solano Arroyo	64	Director
Luis Rodrigo Clemente Gamero	51	Chief Financial Officer
Juan Marco Gutiérrez	61	Director
Carlos Rohm	48	Director
Guillermo Gonzalez	56	Director

Alexander R. Rossi has been the Chairman of our Board of Directors and has served as our Chief Executive Officer since our inception. Since 2006, Mr. Rossi has served as Managing Partner of LIV Capital Group, a leading private investment firm in Mexico. From 1996 to 2006, Mr. Rossi served as Managing Director of Communications Equity Associates, LLC (“CEA”), a merchant and investment bank specializing in the media, communications and technology sectors. Prior to joining CEA, Mr. Rossi held position at Bancomer Securities International, a Mexican Investment Bank, Smith Barney International and PaineWebber Incorporated. Mr. Rossi currently serves on the board of several Mexican companies. Mr. Rossi has an MBA from New York University’s Stern School of Business (1995) and a BA in Economics and Art History from Williams College (1990). We believe Mr. Rossi’s more than 25 years of experience makes him well qualified to serve as a director and Chief Executive Officer.

Humberto Zesati has been a member of our Board of Directors since October 2019. Since 2006, Mr. Zesati has served as Managing Partner of LIV Capital Group. From 1999 to 2006, Mr. Zesati served as Managing Director of Latin Idea.com, LLC, the predecessor of LIV Capital. Prior to founding Latin Idea.com, LLC, Mr. Zesati was Managing Director of Grupo Infinitti, S.A. de C.V., a Mexican real estate company focused on tourism. Mr. Zesati currently serves on the board of several Mexican companies. Mr. Zesati has an MBA from New York University’s Stern School of Business (1996) and a BA in Economics from Universidad Iberoamericana (1992). We believe Mr. Zesati’s more than 20 years of experience makes him well qualified to serve as a director.

Miguel Ángel Dávila has been a member of our Board of Directors since October 2019. Since 2009, Mr. Dávila has served as Managing Partner of LIV Capital. Mr. Dávila founded Cinemex, the largest capitalized venture start-up in Mexican history and a leading Mexican chain of cinemas, in 1993 and served as its Chief Executive Officer until 2008. Prior to founding Cinemex, Mr. Dávila was a Business Analyst of McKinsey & Company, an American worldwide management consulting firm. Mr. Dávila currently serves on the board of several Mexican companies and Endeavor México, a not-for-profit organization leading the high-impact entrepreneurship movement around Mexico and the world. Mr. Dávila has an MBA from Harvard Business School (1993) and a CPA from Instituto Tecnológico Autónomo de México (1989). We believe Mr. Dávila’s more than 25 years of experience makes him well qualified to serve as a director.

José Antonio Solano Arroyo has been appointed as a member of our board of directors in connection with our initial public offering. Since January 2002, Mr. Solano has been general director and shareholder of Diseño y Gestión Empresarial S.C., a company that provides consulting services in Mexico. From January 2002 to April 2016, Mr. Solano served as director and shareholder of Recuperación Crediticia de Mexico S.C., a collection agency. From June 2000 to November 2001, Mr. Solano was the Chief Executive Officer of retail operations at Citibank, Grupo Financiero. From 1992 to May 2000, Mr. Solano acted as Chief Executive Officer of retail operations at Grupo Financiero Serfin, which provides commercial banking services and other financial services to individuals and businesses, and which was later merged into Grupo Financiero Santander Mexicano. From 1990 to 1992, Mr. Solano acted as executive director of private banking investments at Operadora de Bolsa S.A. de C.V., a securities brokerage company. As of the date hereof, Mr. Solano serves on the board of directors and executive committees of several other companies including Central

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de Corretajes S.A.P.I. de C.V., Industrial and Commercial Bank of China (ICBC) and Concrédito (Fin Útil, S.A. de C.V. SOFOM ENR). During his career, Mr. Solano has also served on the board of directors and executive committees of several other companies including BEPENSA S.A. de C.V., Fondo Nacional de Infraestructura, Grupo Financiero Intercam S.A., Grupo Financiero Interacciones S.A., Buró de Crédito de México SA de C.V., Total System Services de México, S.A. de C.V., Visa International México, S.A. de C.V. and Impulsora del Fondo Mexico, S.C. Mr. Solano received an MA in economics from Boston University in 1980, an MA in Economic Policy from Boston University in 1981, and a PhD in Economics from Boston University in 1982. We believe Mr. Solano’s more than 29 years of experience makes him well qualified to serve as a director.

Luis Rodrigo Clemente Gamero has served as our Chief Financial Officer since October 2019. From 2016 to present, Mr. Gamero has served as Chief Financial Officer of LIV Capital. From 2014 to 2016, Mr. Gamero served as Chief Financial Officer of Grupo Diagnostico Proa, a leading medical diagnosis and clinical analysis laboratories company in Mexico. Mr. Gamero has been working in finance for 26 years and has acted as Chief Financial Officer in several industries, such as entertainment, retail, gaming, medical diagnosis and clinical analysis laboratories and private equity firms. He has also served on the board of directors and executive committees of several companies including Administradora Mexicana de Hipódromo, S. A de C. V., Impulsora de Centros de Entretenimiento las Américas, S.A.P.I. de C.V., Promociones Recreativas Mexicanas, S.A. de C.V., Calle de Entretenimiento de las Américas, S. A. de C. V., Entretenimiento Recreativo, S. A. de C. V., Entretenimiento Virtual, S. A. de C. V., Hotel de Entretenimiento de las Américas, S. A. de C. V., Centro de Convenciones las Américas, S. A. de C. V., Impulsora Recreativa de Entretenimiento AMH, S. A. de C. V., Juegamax de las Américas, S. A. de C. V., Servicios Administrativos del Hipódromo S. A. de C. V., Servicios Compartidos en Factor Humano Hipódromo S. A. de C. V., Comercializadora de Sortijuegos, S. A. de C. V. Mr. Gamero holds a CPA from Universidad de Guadalajara in Jalisco Mexico (1993) and an MBA from ITAM (2001) in Mexico City. We believe Mr. Gamero’s more than 26 years of experience make well qualified to serve as Chief Financial Officer.

Carlos Alberto Rohm Campos has been a member of our Board of Directors since March 2020. Since 2007, Mr. Rohm has been Chief Executive Officer of LCA Capital, a leading family office with ties to Mexico. From 2004 to 2007 Mr. Rohm served as Chief Executive Officer of HSM Americas which provides business management services. Prior to joining HSM Americas, Mr. Rohm was Principal of JPMorgan Partners, a company that provides investment opportunities. From 1995 to 1997, Mr. Rohm was an analyst of Chase Manhattan Bank, a consumer and commercial bank. Mr. Rohm currently serves on the board of directors of several Mexican companies, including Grupo Aeroportuario del Pacifico (GAP), an airport operator in Mexico, and FIBRA Storage, a real estate developer that develops and manages self storage facilities and mini warehouses. Mr. Rohm has a Bachelor’s in Business Administration from Universidad de San Andrés, Argentina (1994). We believe Mr. Rohm’s more than 22 years of experience make him well qualified to serve as a director.

Mr. Guillermo González Guajardo has been a member of our Board of Directors since March 2020. Since 2000, Mr. González has been a Partner of Taller de Empresa, S.C., a not-for-profit organization dedicated to the promotion of projects in the education sector. From 1988 to 2000, Mr. González served as Chief Executive Officer of ECE, S.A. de C.V., a corporate conglomerate of companies with business units in the restaurant and retail sectors. Prior to joining ECE, Mr. González was a money market trader of Operadora de Bolsa, S.A. de C.V., a brokerage services firm. Mr. González currently serves on the board of directors of Kimberly Clark de México, S.A.B. de C.V., the Mexican subsidiary of American corporation Kimberly-Clark. Mr. González has a Bachelor of Economics from Instituto Tecnológico Autónomo de México (1988). We believe Mr. González’s more than 20 years of experience makes him well qualified to serve as a director.

Mr. Juan Marco Gutiérrez Wanless has been a member of our Board of Directors since March 2020. Since May 2015, Mr. Gutiérrez has been Managing Director of Anteris Capital, a venture lending fund. From 2004 to 2014, Mr. Gutiérrez served as Chief Executive Officer and Chief Corporate Officer of Grupo Kuo, an industrial conglomerate of companies with business units divided in the chemical, automotive and consumer sectors. Prior to joining Grupo Kuo, Mr. Gutiérrez served as Deputy General Director of Telefónica Móviles México, S.A. de C.V. (Telefónica), which provides radiotelephone communication services. From 1998 to 2002, Mr. Gutiérrez was General Director of Pegaso PCS, a provider of two-way radiotelephone communication services. From 1997 to 1998, Mr. Gutiérrez acted as Managing Director of PROMECAP, a Mexican private equity firm. From 1992 to 1997, Mr. Gutiérrez currently served as Chief Financial Officer of Grupo Financiero Invermexico (Banco Mexicano, S.A.), a Mexican group of banking and financial institutions. From 1985 to 1991, Mr. Gutiérrez was Chief Financial Officer

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of Casa de Bolsa Inverlat, a brokerage services firm. Mr. Gutiérrez currently serves on the board of directors and executive committees of several Mexican companies, including Qualitas, S.A.B. de C.V. Mr. Gutiérrez has a Bachelor of Science in Mechanical Electrical Engineering from Universidad Anahuac (1981). We believe Mr. Gutiérrez’s more than 34 years of experience make him well qualified to serve as a director.

Number and Terms of Office of Officers and Directors

Our board of directors currently consists of seven members. Our board of directors is divided into two classes with only one class of directors being elected in each year and each (except for those directors appointed prior to our first annual meeting of shareholders) serving a two-year term. The term of office of the first class of directors will expire at our first annual meeting of shareholders and the term of office of the second class of directors will expire at our second annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination (unless required by Nasdaq). Subject to any other special rights applicable to the shareholders, any vacancies on our board of directors may be filled by the affirmative vote of a majority of the directors present and voting at the meeting of our board or by a majority of the holders of our ordinary shares (or, prior to our initial business combination, holders of our founders shares).

Our officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of a Chairman, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer, Vice Presidents, a Secretary, Assistant Secretaries, a Treasurer and such other offices as may be determined by the board of directors.

Committees of the Board of Directors

Pursuant to Nasdaq listing rules we have established three standing committees - an audit committee in compliance with Section 3(a)(58)(A) of the Exchange Act, a compensation committee and a nominating committee, each comprised of independent directors.

Audit Committee

Our audit committee consists of three members, Mr. Solano, Mr. Gutiérrez and Mr. Rohm. Mr. Solano serves as chairman of the audit committee. We believe that our audit committee complies with the applicable requirements of the Nasdaq.

Each member of the audit committee is or will be financially literate and our board of directors has determined that Mr. Solano qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We have adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence and (4) the performance of our internal audit function and independent auditors;

•        the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent auditors;

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•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Our compensation committee consists of three members, Mr. Solano, Mr. Gutiérrez and Mr. Rohm. Mr. Gutiérrez serves as chairman of the compensation committee. We believe that our compensation committee complies with the applicable requirements of the Nasdaq. We have adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•        reviewing and making recommendations to our board of directors with respect to the compensation and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

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Nominating Committee

Our nominating committee consists of three members, Mr. Solano, Mr. Gutiérrez and Mr. Rohm. Mr. Rohm serves as chairman of the nominating committee. We believe that our nominating committee complies with the applicable requirements of the Nasdaq. We have adopted a nominating committee charter, which details the purpose and responsibilities of the nominating committee, including:

•        identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual meeting of shareholders or to fill vacancies on the board of directors;

•        developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;

•        coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and

•        reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter also provides that the nominating committee may, in their sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and is directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our ordinary shares to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that during the year ended December 31, 2020 there were no delinquent filers.

Code of Ethics

We have adopted a code of ethics applicable to our directors, officers and employees (our “Code of Ethics”). Our Code of Ethics is available on our website. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website.

Conflicts of Interest

All of our executive officers and certain of our directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.

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Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise authority for the purpose for which it is conferred;

•        duty to not improperly fetter the exercise of future discretion;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care, which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position at the expense of the company. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders; provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity that is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor these fiduciary or contractual obligations to present such business combination opportunity to such entity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Potential investors should also be aware of the following potential conflicts of interest:

•        None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•        In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•        Our initial shareholders have agreed to waive their redemption rights with respect to their founders shares and any public shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Additionally, our initial shareholders have agreed to waive their redemption rights with respect to their founders shares if we fail to consummate our initial business combination within 21 months after the closing of our initial public offering. However, if our initial shareholders or any of our officers, directors or affiliates acquire public shares in or after our initial public offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to consummate our initial business combination within the prescribed time frame. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private warrants held in the trust account will be used to fund the redemption of our public shares, and the private warrants will expire worthless. With certain limited exceptions, the founders shares will not be transferable, assignable or salable by our initial shareholders until the earlier of (1) one year after the completion of our initial business combination and (2) the date on which

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we consummate a liquidation, merger, amalgamation, share exchange, reorganization, or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the last reported sale price of our Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, the founders shares will be released from the lock-up. With certain limited exceptions, the private warrants and the Class A ordinary shares underlying such warrants, will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination. Since our sponsor and officers and directors may directly or indirectly own ordinary shares and warrants following our initial public offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our officers and directors may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether to proceed with a particular business combination.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Accordingly, as a result of multiple business affiliations, our officers and directors have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Below is a summary of the entities and businesses to which our officers and directors currently have fiduciary duties or contractual obligations:

•        Alexander R. Rossi, Humberto Zesati and Miguel Ángel Dávila currently have fiduciary duties or contractual obligations to LIV Capital (private equity fund manager) and LIV Capital’s current portfolio companies, which include: Screencast (digital-out-of-home advertising), YellowPepper (mobile banking, digital payments and loyalty solutions provider), Ánima Estudios (animation and media company), Logyt (consulting and logistics firm), WOBI (executive education and content firm), CENTRO (higher education institution focused on creativity and design), Boletia (ticket distribution company), Econduce (network of shared electric motor bikes), CENCOR (financial services), Grupo Proa (medical laboratory company), BIVA (stock exchange) and Nubity (cloud management, monitoring and devops as a service company).

•        Humberto Zesati also currently has fiduciary duties or contractual obligations to Special Olympics México (non-for-profit whose mission is to provide year-round sports training and athletic competition for children and adults with intellectual disabilities) and Fóndika (investment funds manager).

•        Miguel Ángel Dávila also currently has fiduciary duties or contractual obligations to Endeavor México (high-impact entrepreneurship network).

•        José Antonio Solano Arroyo currently has fiduciary duties or contractual obligations to Diseño y Gestión Empresarial S.C., Central de Corretajes S.A.P.I. de C.V., Industrial and Commercial Bank of China (ICBC) and Concrédito (Fin Útil, S.A. de C.V. SOFOM ENR).

•        Luis Rodrigo Clemente Gamero currently has fiduciary duties or contractual obligations to LIV Capital.

•        Carlos Rohm currently has fiduciary duties or contractual obligations to LCA Capital, Grupo Aeroportuario del Pacífico and Fibra Storage.

•        Juan Marco Gutierrez currently has fiduciary duties or contractual obligations to Anteris Capital, Qualitas, S.A.B. de C.V., UNIFIN, S.A.B. de C.V. and Central de Corretajes, S.A.P.I. de C.V.

•        Guillermo González Guajardo currently has fiduciary duties or contractual obligations to Taller de Empresa and Kimberly Clark de México, S.A.B. de C.V.

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Accordingly, if any of the above officers or directors become aware of a business combination opportunity which is suitable for any of the above entities to which he or she has then-current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity chooses not to pursue the opportunity, subject to their fiduciary duties under Cayman Islands law. We do not believe, however, that any of the foregoing fiduciary duties or contractual obligations will materially affect our ability to complete our initial business combination.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we would obtain an opinion from an independent investment banking firm or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

In addition, our sponsor or any of its affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our sponsor or any of its affiliates elects to make additional investments, such proposed investments could influence our sponsor’s motivation to complete an initial business combination.

In the event that we submit our initial business combination to our public shareholders for a vote, our initial shareholders have agreed, pursuant to the terms of a letter agreement entered into with us, to vote their founders shares (and their permitted transferees will agree) and any public shares held by them in favor of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. We also intend to enter into indemnity agreements with them.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if we (i) have sufficient funds outside of the trust account or (ii) consummate an initial business combination. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 11. Executive Compensation.

None of our officers or directors have received or, prior to our initial business combination, will receive any cash compensation for services rendered to us. We pay our sponsor up to $10,000 per month for office space, administrative and support services. Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates.

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After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the completion of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information regarding the beneficial ownership of our ordinary shares available to us at March 29, 2021, with respect to our ordinary shares held by:

•        each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

•        each of our officers and directors; and

•        all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the private warrants as these warrants are not exercisable within 60 days of March 29, 2021.

	Class B ordinary shares(2)			Class A ordinary shares		Approximate Percentage of Voting Control
Name of Beneficial Owners(1)	Number of Shares Beneficially Owned		Approximate Percentage of Class	Number of Shares Beneficially Owned	Approximate Percentage of Class
Davidson Kempner Capital Management LP(3)	—		—	425,000	5.28%	4.19%
Periscope Capital Inc.(4)				357,900	6.32%	5.02%
Glazer Capital, LLC(5)				749,561	9.31%	7.40%
Mizuho Financial Group, Inc.(6)				698,116	8.67%	6.89%
LIV Capital Acquisition Sponsor, L.P.	2,012,500	(7)	96.64%	—	—	19.86%
Alexander R. Rossi	—		—	—	—	—
Humberto Zesati	—		—	—	—	—
Miguel Ángel Dávila	—		—	—	—	—
José Antonio Solano Arroyo	—		—	—	—	—
Luis Rodrigo Clemente Gamero	—		—	—	—	—
Juan Marco Gutiérrez	—		—	—	—	—
Carlos Rohm	—		—	—	—	—
Guillermo Gonzalez	—		—	—	—	—
All directors and officers as a group (eight individuals)	—		—	—	—	—

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the following entities or individuals is Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey, México, CDMX, C.P. 11040.

(2)      Interests shown consist solely of Class B ordinary shares, which will automatically convert into Class A ordinary shares on the first business day following our initial business combination on a one-for-one basis, subject to adjustment as described in this Annual Report.

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(3)      As of February 11, 2021 as reported on Schedule 13G, Davidson Kempner Partners is a New York limited partnership (“DKP”). MHD Management Co., a New York limited partnership (“MHD”), is the general partner of DKP and MHD Management Co. GP, L.L.C., a Delaware limited liability company, is the general partner of MHD. DKCM (as defined below) is responsible for the voting and investment decisions of DKP. Davidson Kempner Institutional Partners, L.P. is a Delaware limited partnership (“DKIP”). Davidson Kempner Advisers Inc., a New York corporation, is the general partner of DKIP. DKCM is responsible for the voting and investment decisions of DKIP. Davidson Kempner International, Ltd. is a British Virgin Islands business company (“DKIL”). DKCM is the investment manager of DKIL and is responsible for the voting and investment decisions of DKIL. Davidson Kempner Capital Management LP is a Delaware limited partnership and a registered investment adviser with the SEC, acts as investment manager to each of DKP, DKIP and DKIL (“DKCM”). DKCM GP LLC, a Delaware limited liability company, is the general partner of DKCM. The managing members of DKCM are Anthony A. Yoseloff, Eric P. Epstein, Conor Bastable, Shulamit Leviant, Morgan P. Blackwell, Patrick W. Dennis, Gabriel T. Schwartz, Zachary Z. Altschuler, Joshua D. Morris, and Suzanne K. Gibbons and Yoseloff, through DKCM, are responsible for the voting and investment decisions relating to the securities held by DKP, DKIP and DKIL reported herein. The business address of Davidson Kempner Capital Management LP is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(4)      As of February 16, 2021, as reported on Schedule 13G, Periscope Capital Inc. is a non-U.S. institution in accordance with Rule 240.13d-1(b)(1)(ii)(J). The business address of Periscope Capital Inc. is 333 Bay Street, Suite 1240, Bay Adelaide Centre Toronto, A6 M5H 2R2.

(5)      As of February 16, 2021, as reported on Schedule 13G, Glazer Capital, LLC, a Delaware limited liability company (“Glazer Capital”), with respect to the shares of common stock held by certain funds and managed accounts to which Glazer Capital serves as investment manager (collectively, the “Glazer Funds”), is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) and a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G). Mr. Paul J. Glazer, serves as the Managing Member of Glazer Capital, with respect to the shares of common stock held by the Glazer Funds. The business address of each of Glazer Capital and Mr. Paul J. Glazer is 250 West 55th Street, Suite 30A, New York, New York 10019.

(6)      As of February 12, 2021, as reported on Schedule 13G, Mizuho Financial Group, Inc. is a non-U.S. institution in accordance with §240.13d–1(b)(1)(ii)(J). The business address of Mizuho Financial Group, Inc. is 1–5–5, Otemachi, Chiyoda–ku, Tokyo 100–8176, Japan.

(7)      Messrs. Rossi, Zesati and Dávila are the three managers of our sponsor’s general partner, LIV GP Master, S.A.P.I. de C.V. Any action by our sponsor’s general partner with respect to our company or the founders shares, including voting and dispositive decisions, requires a majority vote of the managers of our sponsor’s general partner. Under the so-called “rule of three,” because voting and dispositive decisions are made by a majority of the managers of our sponsor’s general partner, none of the managers of our sponsor’s general partner is deemed to be a beneficial owner of our sponsor’s securities, even those in which he holds a pecuniary interest. Accordingly, none of Messrs. Rossi, Zesati and Dávila is deemed to have or share beneficial ownership of the founders shares held by our sponsor.

Our initial shareholders beneficially own 20% of the issued and outstanding ordinary shares (excluding the representative shares). Prior to our initial business combination, only holders of our founders’ shares have the right to vote on the election of directors, and holders of a majority of our founders shares may remove a member of the board of directors for any reason. In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

Our sponsor has purchased an aggregate of 2,811,250 private warrants at a price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of our initial public offering. Each private warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. If we do not complete our initial business combination within 21 months from the closing of our initial public offering, the proceeds of the sale of the private warrants held in the trust account will be used to fund the redemption of our public shares, and the private warrants will expire worthless. The private warrants are subject to the transfer restrictions described below. The private warrants will not be redeemable by us so long as they are held by our sponsor or its permitted transferees. If the private warrants are held by holders other than our sponsor or its permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in our initial public offering. Otherwise, the private warrants have terms and provisions that are identical to those of the warrants sold as part of the units in our initial public offering.

Our sponsor and our officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

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Transfers of Founders shares and Private Warrants

The founders shares, private warrants and any Class A ordinary shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the letter agreement with us to be entered into by our initial shareholders. Those lock-up provisions provide that such securities are not transferable or salable (1) in the case of the founders shares, until the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like and as otherwise described in the final prospectus related to our initial public offering) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (2) in the case of the private warrants and the respective Class A ordinary shares underlying such warrants, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any partners of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) in the event of our liquidation prior to our completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands or our sponsor’s exempted limited partnership agreement, as amended, upon liquidation of our sponsor; or (h) in the event of our completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) and (g) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

Registration Rights

The holders of the founders shares, representative shares, private warrants and any warrants that may be issued on conversion of working capital loans (and any ordinary shares issuable upon the exercise of the private warrants or warrants issued upon conversion of the working capital loans and upon conversion of the founders shares) are entitled to registration rights pursuant to a registration rights agreement requiring us to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the founders shares, on the earlier of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date following the completion of our initial business combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (2) in the case of the representative shares, private warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Equity Compensation Plans

As of December 31, 2020, we had no compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance.

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Item 13. Certain Relationships and Related Transactions, and Director Independence

In October 2019, our sponsor purchased an aggregate of 1,725,000 founder shares, for an aggregate purchase price of $25,000, or approximately $0.0145 per share. On December 10, 2019, we effected a share dividend resulting in there being an aggregate of 2,012,500 founders shares outstanding. Our initial shareholders collectively own 20% of our issued and outstanding shares (excluding the representative shares).

Our sponsor has purchased 2,811,250 private warrants for a purchase price of $1.00 per warrant in a private placement simultaneously with the closing of our initial public offering. Each private warrant may be exercised for one Class A ordinary share at a price of $11.50 per share, subject to adjustment as provided herein. The private warrants (including the Class A ordinary shares issuable upon exercise of the private warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of our initial business combination.

We entered into an Administrative Services Agreement pursuant to which we pay our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying any of these monthly fees. Accordingly, in the event the consummation of our initial business combination takes the maximum 21 months, our sponsor will be paid up to $10,000 per month ($210,000 in the aggregate) for office space, administrative and support services and will be entitled to be reimbursed for any out-of-pocket expenses.

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or any of their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor agreed to loan us up to $150,000 under an unsecured promissory note to be used to pay for a portion of the expenses of our initial public offering. As of December 31, 2020, there were no outstanding amounts under this promissory note with our sponsor.

Through March 29, 2021, the Sponsor has committed to providing us with an aggregate of $650,000 in loans. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private warrants issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Related Party Policy

We have adopted a policy for the review, approval or ratification of related party transactions. Also, our Code of Ethics requires us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our Code of Ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company.

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In addition, our audit committee is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee constitutes a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or any of their affiliates.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent and disinterested directors, have obtained an opinion from an independent investment banking firm or an independent accounting firm that our initial business combination is fair to our company from a financial point of view.

Furthermore, no finder’s fees, reimbursements or cash payments will be made by us to our sponsor, officers or directors, or our or any of their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of our initial public offering and the sale of the private warrants held in the trust account prior to the completion of our initial business combination:

•        Payment to our sponsor of up to $10,000 per month for office space, administrative and support services;

•        Payment of consulting, success or finder fees to our sponsor, officers, directors, initial shareholders or their affiliates in connection with the consummation of our initial business combination;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender.

The above payments may be funded using the net proceeds of the initial public offering and the sale of the private warrants not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that José Antonio Solano Arroyo, Juan Marco Gutiérrez, Carlos Rohm and Guillermo González are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Item 14. Principal Accounting Fees and Services

The following is a summary of fees paid or to be paid to Marcum LLP, or Marcum, for services rendered.

Audit Fees.    Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Marcum in connection with regulatory filings. The aggregate fees billed by Marcum for professional services rendered for the audit of our annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the

Annex G-71

SEC for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019 totaled $37,500 and $34,505, respectively. The above amounts include interim procedures and audit fees, as well as attendance at audit committee meetings.

Audit-Related Fees.    Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. We did not pay Marcum for consultations concerning financial accounting and reporting standards for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019.

Tax Fees.    We did not pay Marcum for tax planning and tax advice for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019.

All Other Fees.    We did not pay Marcum for other services for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019.

Pre-Approval Policy

Our audit committee was formed upon the consummation of our Initial Public Offering. As a result, the audit committee did not pre-approve all of the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

Annex G-72

PART IV

Item 15. Exhibits, Financial Statement Schedules

(a)     The following documents are filed as part of this Form 10-K:

(1)    Financial Statements:

(2)    Financial Statement Schedules:

None.

(3)    Exhibits

We hereby file as part of this Report the exhibits listed in the attached Exhibit Index.

Exhibit No.	Description
3.1

Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.2 of the registrant’s Registrant Statement on Form S-1 (Registration No. 333-234799) filed with the SEC on November 20, 2019)

4.1*	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, As Amended
4.2

Warrant Agreement, dated December 10, 2019, between the Company and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

10.1

Letter Agreement, dated December 10, 2019, among the Company and its officers and directors and LIV Capital Acquisition Sponsor, L.P. (incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

10.2

Investment Management Trust Agreement, dated December 10, 2019, between the Company and Continental Stock Transfer & Trust Company, as trustee (incorporated herein by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

10.3

Registration Rights Agreement, dated December 10, 2019, between the Company and certain security holders (incorporated herein by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

10.4

Administrative Services Agreement, dated December 10, 2019, between the Company and LIV Capital Acquisition Sponsor, L.P. (incorporated herein by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

10.5

Sponsor Warrants Purchase Agreement, dated December 10, 2019, between the Company and LIV Capital Acquisition Sponsor, L.P. (incorporated herein by reference to Exhibit 10.5 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019)

31.1*

Certification of the Registrant’s Chief Executive Officer (Principal Executive Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*

Certification of the Registrant’s Chief Financial Officer (Principal Financial and Accounting Officer) Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of the Registrant’s Chief Executive Officer (Principal Executive Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*

Certification of the Registrant’s Chief Financial Officer (Principal Financial and Accounting Officer) Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Annex G-73

Exhibit No.	Description
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema
101.CAL	XBRL Taxonomy Extension Calculation Linkbase
101.DEF	XBRL Taxonomy Extension Definition Linkbase
101.LAB	XBRL Taxonomy Extension Label Linkbase
101.PRE	XBRL Taxonomy Extension Presentation Linkbase

____________

*        Filed herewith.

Item 16. Form 10-K Summary

Not applicable.

Annex G-74

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, as amended, the registrant has duly caused this Annual Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized, on May 13, 2021.

LIV Capital Acquisition Corp.
By:	/s/ Alexander R. Rossi
	Name:	Alexander R. Rossi
	Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Annual Report on Form 10-K has been signed by the following persons in the capacity and on the dates indicated.

Name	Position	Date
/s/ Alexander R. Rossi	Chief Executive Officer and Chairman	May 13, 2021
Alexander R. Rossi	(Principal Executive Officer)

/s/ Luis Rodrigo Clemente Gamero	Chief Financial Officer	May 13, 2021
Luis Rodrigo Clemente Gamero	(Principal Financial and Accounting Officer)

/s/ Humberto Zesati	Director	May 13, 2021
Humberto Zesati

/s/ Miguel Ángel Dávila	Director	May 13, 2021
Miguel Ángel Dávila

/s/ José Antonio Solano Arroyo	Director	May 13, 2021
José Antonio Solano Arroyo

/s/ Juan Marco Gutiérrez	Director	May 13, 2021
Juan Marco Gutiérrez

/s/ Carlos Rohm	Director	May 13, 2021
Carlos Rohm

/s/ Guillermo González Guajardo	Director	May 13, 2021
Guillermo González Guajardo
Annex G-75

LIV CAPITAL ACQUISITION CORP.

Annex G-76

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

LIV Capital Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of LIV Capital Acquisition Corp. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. The Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Financial Statements

As disclosed in Note 2 the accompanying financial statements as of December 31, 2020 and 2019 and for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) through December 31, 2019, have been restated to correct errors related to warrants.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits

Annex G-77

also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2019

New York, NY

March 29, 2021, except for the effects of the restatement discussed in Note 2 and the subsequent event discussed in Note 11, as to which the date is May 13, 2021.

Annex G-78

LIV CAPITAL ACQUISITION CORP.
BALANCE SHEETS (As Restated)

	December 31,
	2020	2019
ASSETS
Current Assets
Cash	$135,975	$528,742
Prepaid expenses and other current assets	59,000	23,017
Due from Related Party	7,335	—
Total Current Assets	202,310	551,759

Cash and marketable securities held in Trust Account	81,055,288	80,536,183
Total Assets	$81,257,598	$81,087,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$398,748	$42,281
Promissory note – related party	—	32,291
Total Current Liabilities	398,748	74,572

Warrant Liabilities	9,033,095	9,078,166
Total Liabilities	9,431,843	9,152,738

Commitments
Class A ordinary shares subject to possible redemption, 6,636,795 and 6,690,513 shares at redemption value at December 31, 2020 and 2019, respectively	66,825,754	66,935,203

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,413,205 and 1,359,487 shares issued and outstanding (excluding 6,636,795 and 6,690,513 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	141	136
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,082,500 shares issued and outstanding at December 31, 2020 and 2019	208	208
Additional paid-in capital	5,643,445	5,534,001
Accumulated deficit	(643,793)	(534,344)
Total Shareholders’ Equity	5,000,001	5,000,001
Total Liabilities and Shareholders’ Equity	$81,257,598	$81,087,942

The accompanying notes are an integral part of the financial statements.

Annex G-79

LIV CAPITAL ACQUISITION CORP.
STATEMENTS OF OPERATIONS (As Restated)

	Year Ended December 31, 2020	For the Period from October 2, 2019 (Inception) Through December 31, 2019
Formation and operating costs	$673,625	$103,585
Loss from operations	(673,625)	(103,585)

Other income (expense):
Interest earned on marketable securities held in Trust Account	519,105	49,785
Unrealized loss on marketable securities held in Trust Account	—	(13,602)
Transaction costs attributable to the Initial Public Offering	—	(187,916)
Change in fair value of warrant liabilities	45,071	(279,026)
Other income (expense), net	564,176	(430,759)
Net loss	$(109,449)	$(534,344)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	6,932,496	6,460,450
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.06	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	3,200,004	2,112,827
Basic and diluted net loss per share, Non-redeemable ordinary shares	$(0.17)	$(0.27)

The accompanying notes are an integral part of the financial statements.

Annex G-80

LIV CAPITAL ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY (As Restated)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – October 2, 2019 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	2,012,500	201	24,799	—	25,000
Issuance of Representative Shares	—	—	70,000	7	862	—	869
Sale of 8,050,000 Units, net of underwriting discounts and offering expenses	8,050,000	805	—	—	72,182,581	—	72,183,386
Sale of 2,811,250 Private Warrants	—	—	—	—	260,293	—	260,293
Class A ordinary shares subject to possible redemption	(6,690,513)	(669)	—	—	(66,934,534)	—	(66,935,203)
Net loss	—	—	—	—	—	(534,344)	(534,344)
Balance – December 31, 2019	1,359,487	136	2,082,500	208	5,534,001	(534,344)	5,000,001
Change in value of Class A ordinary shares subject to possible redemption	53,718	5	—	—	109,444	—	109,449
Net loss	—	—	—	—	—	(109,449)	(109,449)
Balance – December 31, 2020	1,413,205	$141	2,082,500	$208	$5,643,445	$(643,793)	$5,000,001

The accompanying notes are an integral part of the financial statements.

Annex G-81

LIV CAPITAL ACQUISITION CORP.
STATEMENT OF CASH FLOWS (As Restated)

	Year Ended December 31, 2020	For the Period from October 2, 2019 (Inception) Through December 31, 2019
Cash Flows from Operating Activities:
Net loss	$(109,449)	$(534,344)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(519,105)	(49,785)
Unrealized loss on marketable securities held in Trust Account	—	13,602
Transaction costs allocable to warrant liabilities	—	187,916
Change in fair value of warrant liabilities	(45,071)	279,026
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(35,983)	(23,017)
Accounts payable and accrued expenses	356,467	42,281
Net cash used in operating activities	(353,141)	(84,321)
Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(80,500,000)
Net cash used in investing activities	—	(80,500,000)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds from issuance of Representative Shares		6
Proceeds from sale of Units, net of underwriting discounts paid		78,688,750
Proceeds from sale of Private Warrants		2,811,250
Proceeds from promissory note – related party		60,000
Repayment of promissory note – related party	(32,291)	(27,709)
Payments of related party expenses	(7,335)	—
Payment of offering costs	—	(444,234)
Net cash (used in) provided by financing activities	(39,626)	81,113,063

Net Change in Cash	(392,767)	528,742
Cash – Beginning	528,742	—
Cash – Ending	$135,975	$528,742

Non-Cash Investing and Financing Activities:
Initial classification of Class A ordinary shares subject to redemption	$—	$67,235,420
Change in value of Class A ordinary shares subject to possible redemption	$(109,449)	$(300,217)
Issuance of Representative Shares	$—	$863

The accompanying notes are an integral part of the financial statements.

Annex G-82

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

LIV Capital Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 2, 2019. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on Mexican target businesses (or non-Mexican target businesses with a significant presence in Mexico). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on December 10, 2019. On December 13, 2019, the Company consummated the Initial Public Offering of 7,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $70,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,575,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to LIV Capital Acquisition Sponsor, L.P. (the “Sponsor”), generating gross proceeds of $2,575,000, which is described in Note 4.

Following the closing of the Initial Public Offering on December 13, 2019, an amount of $70,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On December 16, 2019, the underwriter notified the Company of its intention to fully exercise its over-allotment option on December 18, 2019. As such, on December 18, 2019, the Company consummated the sale of an additional 1,050,000 Units, at $10.00 per Unit, and the sale of an additional 236,250 Private Warrants, at $1.00 per Private Warrant, generating total gross proceeds of $10,736,250. A total of $10,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $80,500,000.

Transaction costs amounted to $2,256,347, consisting of $1,811,250 of underwriting fees and $445,097 of other offering costs, of which $187,916 was recorded as an expense of the offering in the accompanying statement of operations.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

Annex G-83

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote and a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with its initial business combination) and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) that would affect the ability of holders of Public Shares to convert or sell their shares to the Company in connection with a Business Combination or to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 21 months from the closing of the Public Offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until September 13, 2021 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal

Annex G-84

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern for the next twelve months from the filing of this Form 10-K. The Company incurred a net loss of $109,449 during the year ended December 31, 2020 and has a working capital deficit of $196,438. Cash used in operating activities was $353,141 for the year ended December 31, 2020. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of the financial statements.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of December 31, 2020, the Company had $135,975 held outside of the Trust Account. Through March 29, 2021, the Sponsor has committed to provide an aggregate of $650,000 in loans to the Company. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to the Company would be forgiven. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or September 10, 2021, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Annex G-85

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In addition, the warrant agreement includes a provision that in the event of a tender or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of common shares, all holders of the warrants would be entitled to receive cash for their warrants (the “tender offer provision”).

On April 12, 2021, the SEC released a Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (the “SEC Staff Statement”). Specifically, the SEC Staff Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing our warrants. Following the SEC Staff Statement, the Company’s management further evaluated the warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity.  ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock.  Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. The Company’s Private Placement Warrants are not indexed to the Company’s common shares in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, the tender offer provision included in the warrant agreement fails the “classified in shareholders’ equity” criteria as contemplated by ASC Section 815-40-25.

As a result of the above, the Company should have classified the warrants as derivative liabilities in its previously issued financial statements. Under this accounting treatment, the Company is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

The Company’s accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses or cash.

The impact of the restatement on the Company’s financial statements for each respective period is presented below.

Balance Sheet as of December 13, 2019	As Reported	Period Adjustment	As Restated
Warrant Liability	$—	$7,770,452	$7,770,452
Class A common stock subject to possible redemption	65,534,560	(7,770,452)	57,764,108
Class A common stock	45	77	122
Additional paid-in capital	$5,045,959	$169,544	$5,215,503
Accumulated deficit	$(46,207)	$(169,621)	$(215,828)
Total Stockholders’ Equity	$5,000,005	$—	$5,000,005
Number of shares subject to possible redemption	6,553,456	(777,045)	5,776,411
Balance Sheet as of December 31, 2019
Warrant Liability	$—	$9,078,166	$9,078,166
Class A common stock subject to possible redemption	76,013,369	(9,078,166)	66,935,203
Class A common stock	45	91	136
Additional paid-in capital	$5,067,150	$466,851)	$5,534,001
Retained earnings	$(67,402)	$(466,942)	$(534,344)
Total Stockholders’ Equity	$5,000,001	$—	$5,000,001
Number of shares subject to possible redemption	7,597,922	(1,606,227)	6,690,513

Annex G-86

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Statement of Operations for the year ended December 31, 2019
Transaction costs allocable to warrant liabilities	$—	$(187,916)	$(187,916)
Change in fair value of warrant liabilities	$—	$(279,026)	$(279,026)
Net loss	$(67,402)	$(466,942)	$(534,344)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	7,311,789	(851,339)	6,460,450
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.00	$—	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	1,942,559	170,268	2,112,827
Basic and diluted net loss per share, Non-redeemable ordinary shares	(0.05)	(0.22)	(0.27)
Statement of Cash Flows for the year ended December 31, 2019
Transaction costs allocable to warrant liabilities	$—	$(187,916)	$(187,916)
Change in fair value of warrant liabilities	$—	$(279,026)	$(279,026)
Net loss	$(67,402)	$(466,942)	$(534,344)
Initial classification of Class A ordinary shares subject to possible redemption	76,034,560	(8,799,140)	67,235,420
Change in value of Class A ordinary shares subject to possible redemption	(21,191)	(279,026)	(300,217)
Balance Sheet as of March 31, 2020	As Reported	Period Adjustment	As Restated
Warrant Liability	$—	$4,708,529	$4,708,529
Class A common stock subject to possible redemption	76,385,530	(4,708,529)	71,677,001
Class A common stock	46	47	93
Additional paid-in capital	$4,694,988	$(3,902,742)	$792,246
Retained earnings	$304,767	$3,902,695	$4,207,462
Total Stockholders’ Equity	$5,000,009	$—	$5,000,009
Number of shares subject to possible redemption	7,588,057	(467,740)	7,120,317
Balance Sheet as of June 30, 2020
Warrant Liability	$—	$5,152,605	$5,152,605
Class A common stock subject to possible redemption	76,279,468	(5,152,605)	71,126,863
Class A common stock	47	52	99
Additional paid-in capital	$4,801,049	$(3,458,671)	$1,342,378
Retained earnings	$198,697	$3,458,619	$3,657,316
Total Stockholders’ Equity	$5,000,001	$—	$5,000,001
Number of shares subject to possible redemption	7,576,175	(511,763)	7,064,412
Balance Sheet as of September 30, 2020
Warrant Liability	$—	$7,193,012	$7,193,012
Class A common stock subject to possible redemption	76,205,607	(7,193,012)	69,012,595
Class A common stock	48	72	120
Additional paid-in capital	$4,874,909	$(1,418,284)	$3,456,625
Retained earnings	$124,843	$1,418,212	$1,543,055
Total Stockholders’ Equity	$5,000,008	$—	$5,000,008
Number of shares subject to possible redemption	7,568,545	(714,391)	6,854,154

Annex G-87

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Balance Sheet as of December 31, 2020
Warrant Liability	$—	$9,033,095	$9,033,095
Class A common stock subject to possible redemption	75,858,849	(9,033,095)	66,825,754
Class A common stock	52	89	141
Additional paid-in capital	$5,221,663	$421,782	$5,643,445
Retained earnings (Accumulated deficit)	$(221,922)	$(421,871)	$(643,793)
Total Stockholders’ Equity	$5,000,001	$—	$5,000,001
Number of shares subject to possible redemption	7,533,916	(897,121)	6,636,795
Statement of Operations for the period ended March 31, 2020
Change in fair value of warrant liabilities	$—	$4,369,637	$4,369,637
Net income	372,169	4,369,637	4,741,806
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	7,597,922	(907,409)	6,690,513
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,534,578	907,409	3,441,987
Basic and diluted net income (loss) per share, Non-redeemable ordinary shares	$0.04	$1.23	$1.27
Statement of Operations for the period ended June 30, 2020
Change in fair value of warrant liabilities	$—	$3,925,561	$3,925,561
Net income	266,099	3,925,561	4,191,660
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	7,592,990	(687,575)	6,905,415
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,539,511	687,575	3,227,085
Basic and diluted net income (loss) per share, Non-redeemable ordinary shares	$(0.09)	$1.13	$1.22
Statement of Operations for the period ended September 30, 2020
Change in fair value of warrant liabilities	$—	$1,885,154	$1,885,154
Net income	192,245	1,885,154	2,077,399
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	7,587,344	(628,543)	6,958,801
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,545,156	628,543	3,173,699
Basic and diluted net loss per share, Non-redeemable ordinary shares	$(0.12)	$0.47	$0.59
Statement of Operations for the year ended December 31, 2020
Change in fair value of warrant liabilities	$—	$45,071	$45,071
Net loss	(154,520)	45,071	(109,449)
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	7,582,576	(650,080)	6,932,496
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.06	$—	$0.06
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	2,549,822	650,182	3,200,004
Basic and diluted net loss per share, Non-redeemable ordinary shares	(0.25)	0.08	(0.17)

Annex G-88

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

Statement of Cash Flows for the year ended March 31, 2020
Change in fair value of warrant liabilities	$—	$(4,369,637)	$(4,369,637)
Net loss	372,169	4,369,637	4,741,806
Change in value of Class A ordinary shares subject to possible redemption	372,161	4,369,645	4,741,806
Statement of Cash Flows for the year ended June 30, 2020
Change in fair value of warrant liabilities	$—	$(3,925,561)	$(3,925,561)
Net loss	266,099	3,925,561	4,191,660
Change in value of Class A ordinary shares subject to possible redemption	266,099	3,925,561	4,191,660
Statement of Cash Flows for the year ended September 30, 2020
Change in fair value of warrant liabilities	$—	$(1,885,154)	$(1,885,154)
Net loss	192,245	1,885,154	2,077,399
Change in value of Class A ordinary shares subject to possible redemption	192,238	1,885,161	2,077,399
Statement of Cash Flows for the year ended December 31, 2020
Change in fair value of warrant liabilities	$—	$(45,071)	$(45,071)
Net loss	(154,520)	45,071	(109,449)
Change in value of Class A ordinary shares subject to possible redemption	(154,520)	45,071	(109,449)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial

Annex G-89

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Marketable Securities Held in Trust Account

At December 31, 2020, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills. At December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. The Company’s marketable securities are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized gains (losses) on marketable securities held in Trust Account in the accompanying statement of operations.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Warrant Liability (restated)

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

Annex G-90

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the warrants initially was estimated using a Monte Carlo simulation approach (see Note 10).

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Based on the Mexican tax regulations, specifically article 9, section II of the Federal Tax Code and articles 2 and 3 of the Mexican Income Tax Law, considering the Company’s current and expected presence in the country, it is potentially subject to Mexican income tax with respect to income derived from its activities. As part of the development of its operations in the country, the Company is in the process of registering with the Mexican tax authorities in order to comply with the respective tax obligations for conducting business in the country. Under current tax law, income generated by legal entities resident in Mexico is subject to tax at a rate of 30 percent and losses can be carried forward for a period of 10 years. The Company does not believe it has incurred any material Mexican income taxes or penalties for the periods ended December 31, 2020 or 2019.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. The CARES Act did not have a material impact on the Company.

Annex G-91

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Ordinary Share (restated)

Net income (loss) per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 10,861,250 shares in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted, for Ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Ordinary shares subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Year Ended December 31, 2020	For the Period from October 2, 2019 (Inception) Through December 31, 2019
Class A Ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Class A ordinary subject to possible redemption
Interest earned on marketable securities held in Trust Account	$427,950	$30,072
Net income allocable to Class A ordinary shares subject to possible redemption	$427,950	$30,072
Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	6,932,496	6,460,450
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.06	$0.00

Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net loss	$(109,449)	$(534,344)
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(427,950)	(30,072)
Non-Redeemable Net Loss	$(537,399)	$(564,416)
Denominator: Weighted Average Non-redeemable ordinary shares
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	3,200,004	2,112,827
Basic and diluted net loss per share, Non-redeemable ordinary shares	$(0.17)	$(0.27)
Annex G-92

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments (Restated)

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,050,000 Units at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriter of its over-allotment option to purchase an additional 1,050,000 Units on December 18, 2019. Each Unit consists of one Class A ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 2,575,000 Private Warrants at a purchase price of $1.00 per Private Warrant from the Company in a private placement, for an aggregate purchase price of $2,575,000. As a result of the underwriters’ election to exercise their over-allotment option in full on December 18, 2019, the Sponsor purchased an additional 236,250 Private Warrants at a purchase price of $1.00 per Private Warrant, for an aggregate purchase price of $236,250. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

On October 4, 2019, the Company issued an aggregate of 1,725,000 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000 (the “Founder Shares”). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 2,012,500 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

The Founder Shares included an aggregate of up to 262,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares (excluding the Representative Shares) upon the completion of the Initial Public Offering. As a result of the underwriter’s election to fully exercise its over-allotment option on December 18, 2019, a total of 262,500 Founder Shares are no longer subject to forfeiture.

Annex G-93

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. RELATED PARTY TRANSACTIONS (cont.)

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on December 10, 2019, the Company pays the Sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the year ended December 31, 2020, and for the period from October 2, 2019 (inception) through December 31, 2019, the Company incurred $120,000 and $6,774 of such fees, respectively. As of December 31, 2020 and 2019, $126,774 and $6,774 is included in accounts payable and accrued expenses, respectively, in the accompanying balance sheets.

Promissory Note — Related Party

On October 3, 2019, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $150,000. The note is non-interest bearing and payable on the earlier of (i) March 31, 2020 and (ii) the completion of the Initial Public Offering. As of December 31, 2020 and 2019, there was $0 and $32,291 outstanding under the Promissory Note, respectively.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On July 31, 2020, the Sponsor committed to provide an aggregate of $250,000 in loans to the Company the “Sponsor Commitment”). On February 24, 2021, the Sponsor Commitment was amended to provide an aggregate of $650,000 in loans to the Company (see Note 9). The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to the Company would be forgiven.

Due from Related Party

During the year ended December 31, 2020, the Company paid expenses on behalf of an affiliate. The balance due from this affiliate as of December 31, 2020 was $7,335.

Annex G-94

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2019, the holders of the Founder Shares, Representative Shares, Private Warrants and any warrants that may be issued on conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the Founders Shares, on the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date following the completion of a Business Combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (2) in the case of the Representative Shares, Private Warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was paid a cash underwriting discount of $0.225 per Unit, or $1,811,250 in the aggregate.

Business Combination Marketing Agreement

The Company engaged EarlyBirdCapital, Inc., the underwriter in the Initial Public Offering, as an advisor in connection with its Business Combination to assist in holding meetings with the Company shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital, Inc. a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering, or $2,817,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 25% of the fee may be allocated at the Company’s sole discretion to other FINRA members that assisted in identifying and consummating an initial Business Combination.

NOTE 8. SHAREHOLDERS’ EQUITY (restated)

Preferred Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At December 31, 2020 and 2019, there were no preference shares issued or outstanding.

Annex G-95

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 8. SHAREHOLDERS’ EQUITY (restated) (cont.)

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020 and 2019, there were 1,413,205 and 1,359,487 Class A ordinary shares issued or outstanding, excluding 6,636,795 and 6,690,513 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020 and 2019, there were 2,082,500 Class B ordinary shares, including 70,000 Representative Shares (as defined below), issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.

The Class B Shares will automatically convert into Class A ordinary shares on the first business day following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares) so that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Warrants issued to the Sponsor.

NOTE 9. WARRANT LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use it reasonable best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement.

Annex G-96

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANT LIABILITIES (cont.)

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Annex G-97

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 9. WARRANT LIABILITIES (cont.)

Representative Shares

On October 8, 2019, the Company issued to EarlyBirdCapital, Inc. and its designees an aggregate of 60,000 Class B ordinary shares (the “Representative Shares”). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 70,000 Representative Shares outstanding.

The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $869 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 10. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

Annex G-98

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$81,055,288	$80,536,183

Liabilities:
Warrant Liability – Public Warrants	1	5,635,000	6,476,686
Warrant Liability – Private Warrants	2	3,398,095	2,601,480

The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Company’s consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the consolidated statement of operations.

Initial Measurement

The Company established the initial fair value for the Warrants on December 13, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Public Warrants and a modified Black-Scholes model for the Private Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of common stock and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares subject to possible redemption, and common shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Public Warrants were as follows at initial measurement:

Input	December 13, 2019 (Initial Measurement)
Risk-free interest rate	0.85%
Expected term (years)	1.5 to 6.5
Expected volatility	15%
Exercise price	$11.50

The key inputs into the modified Black-Scholes model for the Private Warrants were as follows at initial measurement:

Input	December 13, 2019 (Initial Measurement)
Risk-free interest rate	0.85%
Expected term (years)	6.5
Expected volatility	15%
Exercise price	$11.50

Annex G-99

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 10. FAIR VALUE MEASUREMENTS (cont.)

On December 13, 2019, the fair value of the Private Warrants and Public Warrants were determined to be $0.91 and $0.77 per warrant for aggregate values of $2.3 million and $5.4 million, respectively. On December 18, 2019, the overallotment date, the fair value of the Private Warrants and Public Warrants were determined to be $0.91 and $0.77 per warrant for aggregate values of $0.3 million and $0.4 million, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2019 is classified as Level 1 due to the use of an observable market quote in an active market. The fair value of the Private Warrants as of December 31, 2019 is classified as Level 2 due to the use of a observable market quote in an active market for a similar instrument.

As of December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were $3.4 million and $5.6 million, respectively.

The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value –	$—	$—	$—
Initial measurement on December 13, 2019 (Initial Public Offering)	2,349,781	5,420,671	7,770,452
Measurement on December 18, 2019 (Over-Allotment)	215,587	813,101	1,028,688
Change in valuation inputs or other assumptions	36,112	242,914	279,026
Fair value as of December 31, 2019	$2,601,480	$6,476,686	$9,078,166
Change in valuation inputs or other assumptions	796,615	(841,686)	(45,071)
Fair value as of December 31, 2020	$3,398,095	$5,635,000	$9,033,095

Due to the use of quoted prices in an active market (Level 1) to measure the fair value of the Public Warrants, subsequent to initial measurement, the Company had transfers out of Level 3 totaling $6,233,772 during the period from December 13, 2019 through December 31, 2019.

Level 3 financial liabilities consist of the Private Placement Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 11. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below or in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 24, 2021, the Sponsor Commitment was amended to provide for an aggregate of $650,000 in loans to the Company (see Note 5).

On May 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which, among other things, the Company will domesticate as a Delaware corporation (the “Domestication”) and AT will subsequently be merged with and into the Company, whereupon the separate corporate existence of AT will cease and the Company will be the surviving corporation (“Surviving Pubco”), on the terms and subject to the conditions set forth therein. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors of and

Annex G-100

LIV CAPITAL ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 11. SUBSEQUENT EVENTS (cont.)

the board of directors of AT. As a result of the proposed business combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock of Surviving Pubco (“Class A Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will continue to be exercisable by its terms to purchase an equal number of shares of Class A Common Stock.

Concurrently with the execution of the Merger Agreement, the Sponsor, its permitted transferees and certain individuals (the “Insiders”) entered into a letter agreement (the “Sponsor Letter Agreement”) with the Company and AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK (along with the Class A Common Stock into which such shares are converted as a result of the Domestication and the consummation of the transactions contemplated by the Merger Agreement, the “Sponsor Shares”) in favor of the proposed business combination and related transactions and to take certain other actions in support of the Merger Agreement, the proposed business combination and related transactions. Sponsor and the Insiders also agreed that, subject to certain conditions, up to 20% of the Sponsor Shares would be deemed to be “Deferred Sponsor Shares.” Sponsor and the Insiders also agreed that each of them will not transfer and, subject to the achievement of certain milestones, may be required to forfeit, any such Deferred Sponsor Shares, subject to the terms of the Sponsor Letter Agreement. Sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE Financing (as defined below).

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements with certain subscription investors pursuant to which the Company has agreed to issue and sell to the subscription investors (the “PIPE Investors”), in the aggregate, $22,500,000 of LIVK’s Class A Ordinary Shares (or 2,250,000 shares of Class A Common Stock into which such shares will convert in connection with the Domestication) at a purchase price of $10.00 per share (the “PIPE Financing”). The closing of the PIPE Financing will occur immediately prior to the closing of the proposed merger of the Company and AT, and is subject to customary closing conditions, including the satisfaction or waiver of the conditions set forth in the Merger Agreement.

In addition, at the closing of the proposed business combination, the Company, the Sponsor and certain other holders of Class A Common Stock will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other matters, certain stockholders of the Company and AT will be granted certain customary demand and “piggy-back” registration rights with respect to their respective shares of Class A Common Stock.

Annex G-101

Annex H

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-A

___________________

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

___________________

LIV Capital Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX	11040
(Address of Principal Executive Offices)	(Zip Code)

___________________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one redeemable warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-234799
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A
(Title of Class)

Annex H-1

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and redeemable warrants to purchase Class A ordinary shares of LIV Capital Acquisition Corp. (the “Company”). The description of the units, Class A ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-234799) initially filed with the Securities and Exchange Commission on November 20, 2019 (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1

Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

3.2

Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

4.1

Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

4.2

Specimen Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

4.3

Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

10.3

Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

10.4

Form of Registration Rights Agreement between the Registrant and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-234799), filed with the Securities and Exchange Commission on November 20, 2019).

Annex H-2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,
LIV CAPITAL ACQUISITION CORP.
By:	/s/ Alexander R. Rossi
Name: Alexander R. Rossi
Title: Chief Executive Officer and Chairman

Dated: December 10, 2019

Annex H-3

Annex I

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 10-Q

______________________

(Mark One)

☒    QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended March 31, 2021

☐    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from          to

Commission File No. 001-39157

______________________

LIV CAPITAL ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

______________________

Cayman Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Torre Virreyes Pedregal No. 24, Piso 6-601 Col. Molino del Rey México, CDMX, 11040
(Address of Principal Executive Offices, including zip code)
+52 55 1100 2470
(Registrant’s telephone number, including area code)
N/A
(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	LIVK	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	LIVKW	The Nasdaq Stock Market LLC
Units, each consisting of one Class A ordinary share and one redeemable warrant	LIVKU	The Nasdaq Stock Market LLC

______________________

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act): Yes ☒ No ☐

As of May 24, 2021, 8,050,000 Class A ordinary shares, par value $0.0001 per share, and 2,082,500 Class B ordinary shares, par value $0.0001 per share, were issued and outstanding, respectively.

LIV CAPITAL ACQUISITION CORP.
QUARTERLY REPORT ON FORM 10-Q

Annex I-i

PART 1 — FINANCIAL INFORMATION

ITEM 1.     FINANCIAL STATEMENTS

LIV CAPITAL ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$64,655	$135,975
Prepaid expenses	96,083	59,000
Due from Related Party	7,335	7,335
Total Current Assets	168,073	202,3109

Cash and Marketable securities held in Trust Account	81,057,287	81,055,288
TOTAL ASSETS	$81,225,360	$81,257,598

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$469,748	$398,748
Total Current Liabilities	469,748	398,748

Warrant liabilities	$7,999,141	$9,033,095
TOTAL LIABILITIES	$8,468,889	$9,431,843

Commitments

Class A ordinary shares subject to possible redemption, 6,729,062 and 6,636,795 shares at redemption value at March 31, 2021 and December 31, 2020, respectively	67,756,461	66,825,754

Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,320,938 and 1,413,205 issued and outstanding (excluding 6,729,062 and 6,636,795 shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	132	141
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 2,082,500 shares issued and outstanding at March 31, 2021 and December 31, 2020	208	208
Additional paid-in capital	4,712,747	5,643,445
Retained earnings (Accumulated deficit)	286,923	(643,793)
Total Shareholders’ Equity	5,000,010	5,000,001
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$81,225,360	$81,257,598

The accompanying notes are an integral part of the unaudited condensed financial statements.

Annex I-1

LIV CAPITAL ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating costs	$105,237	$127,349
Loss from operations	(105,237)	(127,349)

Other income:
Interest income on marketable securities held in Trust Account	1,999	316,742
Change in fair value of warrant liability	1,033,954	4,369,637
Unrealized gain on marketable securities held in Trust Account	—	182,776
Other income	1,035,953	4,869,155

Net income	$930,716	$4,741,806

Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	6,636,795	6,690,513

Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$(0.00)	$0.07

Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	3,495,705	3,441,987

Basic and diluted net loss per share, Non-redeemable ordinary shares	$0.27	$1.25

The accompanying notes are an integral part of the unaudited condensed financial statements.

Annex I-2

LIV CAPITAL ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

THREE MONTHS ENDED MARCH 31, 2021

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	1,413,205	$141	2,082,500	$208	$5,643,445	$(643,793)	$5,000,001

Change in value of Class A ordinary shares subject to possible redemption	(92,267)	(9)	—	—	(930,698)	—	(930,707)

Net income	—	—	—	—	—	930,716	930,716

Balance – March 31, 2021	1,320,938	$132	2,082,500	$208	$4,712,747	$286,923	$5,000,010

THREE MONTHS ENDED MARCH 31, 2020

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	(Accumulated Deficit)/ Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2020	1,359,487	$136	2,082,500	$208	$5,534,001	$(534,344)	$5,000,001

Change in value of Class A ordinary shares subject to possible redemption	(429,805)	(43)	—	—	(4,741,763)	—	(4,741,806)

Net income	—	—	—	—	—	4,741,806	4,741,806

Balance – March 31, 2020	929,682	$93	2,082,500	$208	$792,238	$4,207,462	$5,000,010

The accompanying notes are an integral part of the unaudited condensed financial statements.

Annex I-3

LIV CAPITAL ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2021 and 2020
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities:
Net income	$930,716	$4,741,806
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(1,033,954)	(4,369,637)
Interest earned on marketable securities held in Trust Account	(1,999)	(316,742)
Unrealized gain on marketable securities held in Trust Account	—	(182,776)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(37,083)	(127,755)
Accounts payable and accrued expenses	71,000	29,330
Net cash used in operating activities	(71,320)	(225,774)

Net Change in Cash	(71,320)	(225,774)
Cash – Beginning	135,975	528,742
Cash – Ending	$64,655	$302,968

Non-Cash Investing and Financing Activities:
Change in value of Class A ordinary shares subject to possible redemption	$930,707	$4,741,806

The accompanying notes are an integral part of the unaudited condensed financial statements.

Annex I-4

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

LIV Capital Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on October 2, 2019. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (“Business Combination”).

Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on Mexican target businesses (or non-Mexican target businesses with a significant presence in Mexico). The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of March 31, 2021, the Company had not commenced any operations. All activity through March 31, 2021 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statements for the Company’s Initial Public Offering were declared effective on December 10, 2019. On December 13, 2019, the Company consummated the Initial Public Offering of 7,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $70,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 2,575,000 warrants (the “Private Warrants”) at a price of $1.00 per Private Warrant in a private placement to LIV Capital Acquisition Sponsor, L.P. (the “Sponsor”), generating gross proceeds of $2,575,000, which is described in Note 4.

Following the closing of the Initial Public Offering on December 13, 2019, an amount of $70,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Warrants was placed in a trust account (“Trust Account”) and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.

On December 16, 2019, the underwriter notified the Company of its intention to fully exercise its over-allotment option on December 18, 2019. As such, on December 18, 2019, the Company consummated the sale of an additional 1,050,000 Units, at $10.00 per Unit, and the sale of an additional 236,250 Private Warrants, at $1.00 per Private Warrant, generating total gross proceeds of $10,736,250. A total of $10,500,000 of the net proceeds was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $80,500,000.

Transaction costs amounted to $2,256,347, consisting of $1,811,250 of underwriting fees and $445,097 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Nasdaq rules provide that the Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

Annex I-5

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share) as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 upon such completion of a Business Combination and, if the Company seeks shareholder approval, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote and a general meeting of the Company. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination or seek to sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, subject to the immediately succeeding paragraph, each public shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.

If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination (and not seek to sell its shares to the Company in any tender offer the Company undertakes in connection with its initial business combination) and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) that would affect the ability of holders of Public Shares to convert or sell their shares to the Company in connection with a Business Combination or to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within 21 months from the closing of the Public Offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment and (c) that the Founder Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until September 13, 2021 (the “Combination Period”) to consummate a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price,

Annex I-6

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party (other than the Company’s independent auditors) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern for the next twelve months from the filing of this Form 10-Q. The Company incurred a net income of $930,716, of which $1,033,954 related to a non-cash gain from the change in fair value of warrant liabilities, during the three months ended March 31, 2021 and has a working capital deficit of $301,675. Cash used in operating activities was $71,320 for the three months ended March 31, 2021. The aforementioned factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the issuance date of the condensed financial statements.

The Company has principally financed its operations from inception using proceeds from the sale of its equity securities to its shareholders prior to the Initial Public Offering and such amount of proceeds from the Initial Public Offering that were placed in an account outside of the Trust Account for working capital purposes. As of March 31, 2021, the Company had $64,655 held outside of the Trust Account. Through March 29, 2021, the Sponsor has committed to provide an aggregate of $650,000 in loans to the Company. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to the Company would be forgiven. Based on the foregoing, the Company believes it will have sufficient cash to meet its needs through the earlier of consummation of a Business Combination or September 13, 2021, the date that the Company will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its

Annex I-7

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

operations and/or search for a target company, the specific impact is not readily determinable as of the date of these condensed financial statements. The condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (the “SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020 as filed with the SEC on May 13, 2021, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2020 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2020. The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future interim periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.

Annex I-8

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2021 and December 31, 2020.

Cash and Marketable Securities Held in Trust Account

At March 31, 2021 and December 31. 2020, substantially all of the assets held in the Trust Account were held in money market funds, which primarily invest in U.S. Treasury Bills. Trading securities are presented on the condensed balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in unrealized gains (losses) on marketable securities held in Trust Account in the accompanying condensed statement of operations.

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Warrant Liability

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company accounts for the warrants issued in connection with its Initial Public Offering in accordance with the guidance contained in ASC 815-40-15-7D, under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the

Annex I-9

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the warrants initially was estimated using a Monte Carlo simulation approach (see Note 9).

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Based on the Mexican tax regulations, specifically article 9, section II of the Federal Tax Code and articles 2 and 3 of the Mexican Income Tax Law, considering the Company’s current and expected presence in the country, it is potentially subject to Mexican income tax with respect to income derived from its activities. As part of the development of its operations in the country, the Company is in the process of registering with the Mexican tax authorities in order to comply with the respective tax obligations for conducting business in the country. Under current tax law, income generated by legal entities resident in Mexico is subject to tax at a rate of 30 percent and losses can be carried forward for a period of 10 years. The Company does not believe it has incurred any material Mexican income taxes or penalties for the periods ended December 31, 2020 or 2019.

On March 27, 2020, the CARES Act was enacted in response to COVID-19 pandemic. Under ASC 740, the effects of changes in tax rates and laws are recognized in the period which the new legislation is enacted. The CARES Act made various tax law changes including among other things (i) increasing the limitation under Section 163(j) of the Internal Revenue Code of 1986, as amended (the “IRC”) for 2019 and 2020 to permit additional expensing of interest (ii) enacting a technical correction so that qualified improvement property can be immediately expensed under IRC Section 168(k), (iii) making modifications to the federal net operating loss rules including permitting federal net operating losses incurred in 2018, 2019, and 2020 to be carried back to the five preceding taxable years in order to generate a refund of previously paid income taxes and (iv) enhancing the recoverability of alternative minimum tax credits. The CARES Act did not have a material impact on the Company.

Net income Per Ordinary Share

Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company has not considered

Annex I-10

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 10,861,250 shares in the calculation of diluted income per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income (loss) per ordinary share, basic and diluted, for Ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Ordinary shares subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to Ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.

Non-redeemable ordinary shares stock includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except share and per share amounts):

	Three Months Ended March 31,
	2021	2020
Class A Ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Class A ordinary subject to possible redemption
Interest earned on marketable securities held in Trust Account	$1,671	$280,159
Unrealized interest on marketable securities held in Trust Account	—	161,665
Net income allocable to Class A ordinary shares subject to possible redemption	$1,671	$441,824
Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	6,636,795	6,690,513
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.06	$0.07

Non-Redeemable Ordinary Shares
Numerator: Net income minus Net Earnings allocable to Class A ordinary shares subject to possible redemption
Net income	$930,716	$4,741,806
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(1,671)	(441,824)
Non-Redeemable Net income	$929,045	$4,299,982
Denominator: Weighted Average Non-redeemable ordinary shares
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	3,495,705	3,441,987
Basic and diluted net loss per share, Non-redeemable ordinary shares	$0.27	$1.25

Annex I-11

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

Recently Issued Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 8,050,000 Units at a purchase price of $10.00 per Unit, which includes the full exercise by the underwriter of its over-allotment option to purchase an additional 1,050,000 Units on December 18, 2019. Each Unit consists of one Class A ordinary share and one Public Warrant. Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 2,575,000 Private Warrants at a purchase price of $1.00 per Private Warrant from the Company in a private placement, for an aggregate purchase price of $2,575,000. As a result of the underwriters’ election to exercise their over-allotment option in full on December 18, 2019, the Sponsor purchased an additional 236,250 Private Warrants at a purchase price of $1.00 per Private Warrant, for an aggregate purchase price of $236,250. The proceeds from the sale of the Private Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. Each Private Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Warrants will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On October 4, 2019, the Company issued an aggregate of 1,725,000 Class B ordinary shares to the Sponsor for an aggregate purchase price of $25,000 (the “Founder Shares”). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 2,012,500 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the share dividend. The Founder Shares will automatically convert into Class A ordinary shares on the first business day following the completion of a Business Combination on a one-for-one basis, subject to certain adjustments, as described in Note 7.

Annex I-12

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

The Founder Shares included an aggregate of up to 262,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the number of Founder Shares would collectively represent 20% of the Company’s issued and outstanding shares (excluding the Representative Shares) upon the completion of the Initial Public Offering. As a result of the underwriter’s election to fully exercise its over-allotment option on December 18, 2019, a total of 262,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier of: (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On October 3, 2019, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company could borrow up to an aggregate principal amount of $150,000. The note is non-interest bearing and payable on the earlier of (i) March 31, 2020 and (ii) the completion of the Initial Public Offering. The outstanding balance of $32,391 under the Promissory Note was repaid in full in June 2020. No amounts remain outstanding as of March 31, 2021.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on December 10, 2019, the Company pays the Sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the three months ended March 31, 2021 and 2020, the Company incurred $30,000 of such fees. As of March 31, 2021 and December 31, 2020, $156,774 and $36,774 is included in accounts payable and accrued expenses, respectively, in the accompanying condensed balance sheets.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of notes may be converted upon completion of a Business Combination into warrants at a price of $1.00 per warrant. Such warrants would be identical to the Private Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.

On July 31, 2020, the Sponsor committed to provide an aggregate of $250,000 in loans to the Company the “Sponsor Commitment”). On February 24, 2021, the Sponsor Commitment was amended to provide an aggregate of $650,000 in loans to the Company. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to the Company would be forgiven.

Annex I-13

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Due from Related Party

During the year ended December 31, 2020, the Company paid expenses on behalf of an affiliate. The balance due from this affiliate as of March 31, 2021 and December 31, 2020 was $7,335 and $7,335, respectively.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on December 10, 2019, the holders of the Founder Shares, Representative Shares, Private Warrants and any warrants that may be issued on conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Warrants or warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the Founders Shares, on the earlier of (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last reported sale price of Class A ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date following the completion of a Business Combination on which we complete a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction that results in all of our public shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property, and (2) in the case of the Representative Shares, Private Warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was paid a cash underwriting discount of $0.225 per Unit, or $1,811,250 in the aggregate.

Business Combination Marketing Agreement

The Company engaged EarlyBirdCapital, Inc., the underwriter in the Initial Public Offering, as an advisor in connection with its Business Combination to assist in holding meetings with the Company shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EarlyBirdCapital, Inc. a cash fee for such services upon the consummation of its initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering, or $2,817,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 25% of the fee may be allocated at the Company’s sole discretion to other FINRA members that assisted in identifying and consummating an initial Business Combination.

Annex I-14

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. At March 31, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 1,320,938 and 1,413,205 Class A ordinary shares issued or outstanding, excluding 6,729,062 and 6,636,795 Class A ordinary shares subject to possible redemption, respectively.

Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 2,082,500 Class B ordinary shares, including 70,000 Representative Shares (as defined below), issued and outstanding.

Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as otherwise required by law.

The Class B Shares will automatically convert into Class A ordinary shares on the first business day following the completion of the Business Combination, on a one-for-one basis, subject to adjustment. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Founder Shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares) so that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the ordinary shares issued and outstanding upon completion of the Initial Public Offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with a Business Combination (net of redemptions), excluding any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any Private Warrants issued to the Sponsor.

NOTE 8. WARRANT LIABILITIES

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Annex I-15

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 8. WARRANT LIABILITIES (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, it will use its reasonable best efforts to file with the SEC a registration statement registering the issuance, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the Public Warrants. The Company will use it reasonable best efforts to cause the same to become effective within 60 business days after the closing of the Business Combination and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement.

Once the Public Warrants become exercisable, the Company may redeem the Public Warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder and

•        if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

•        if, and only if, there is a current registration statement in effect with respect to the Class A ordinary shares underlying such warrants.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “newly issued price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the completion of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Public Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the newly issued price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the newly issued price.

Annex I-16

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 8. WARRANT LIABILITIES (cont.)

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Class A ordinary shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Representative Shares

On October 8, 2019, the Company issued to EarlyBirdCapital, Inc. and its designees an aggregate of 60,000 Class B ordinary shares (the “Representative Shares”). On December 10, 2019, the Company effected a share dividend resulting in there being an aggregate of 70,000 Representative Shares outstanding.

The Company accounted for the Representative Shares as an offering cost of the Initial Public Offering, with a corresponding credit to shareholders’ equity. The Company estimated the fair value of Representative Shares to be $869 based upon the price of the Founder Shares issued to the Sponsor. The holders of the Representative Shares have agreed not to transfer, assign or sell any such shares until 30 days after the completion of a Business Combination. In addition, the holders have agreed (i) to waive their redemption rights with respect to such shares in connection with the completion of a Business Combination and (ii) to waive their rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement related to the Initial Public Offering pursuant to Rule 5110(g)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(g)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the effective date of the registration statements related to the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC Topic 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at each reporting period.

On May 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which, among other things, the Company will domesticate as a Delaware corporation (the “Domestication”) and AT will subsequently be merged with and into the Company, whereupon the separate corporate existence of AT will cease and the Company will be the surviving corporation (“Surviving Pubco”), on the terms and subject to the conditions set forth therein. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors of and the board of directors of AT. As a result of the proposed business combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock of Surviving Pubco (“Class A Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will continue to be exercisable by its terms to purchase an equal number of shares of Class A Common Stock.

Annex I-17

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

Concurrently with the execution of the Merger Agreement, the Sponsor and certain individuals (the “Insiders”) entered into a letter agreement (the “Sponsor Letter Agreement”) with the Company and AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK (along with the Class A Common Stock into which such shares are converted as a result of the Domestication and the consummation of the transactions contemplated by the Merger Agreement, the “Sponsor Shares”) in favor of the proposed business combination and related transactions and to take certain other actions in support of the Merger Agreement, the proposed business combination and related transactions. Sponsor and the Insiders also agreed that, subject to certain conditions, up to 20% of the Sponsor Shares would be deemed to be “Deferred Sponsor Shares.” Sponsor and the Insiders also agreed that each of them will not transfer and, subject to the achievement of certain milestones, may be required to forfeit, any such Deferred Sponsor Shares, subject to the terms of the Sponsor Letter Agreement. Sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE Financing (as defined below).

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements with certain subscription investors pursuant to which the Company has agreed to issue and sell to the subscription investors (the “PIPE Investors”), in the aggregate, $22,500,000 of LIVK’s Class A Ordinary Shares (or 2,250,000 shares of Class A Common Stock into which such shares will convert in connection with the Domestication) at a purchase price of $10.00 per share (the “PIPE Financing”). The closing of the PIPE Financing will occur immediately prior to the closing of the proposed merger of the Company and AT, and is subject to customary closing conditions, including the satisfaction or waiver of the conditions set forth in the Merger Agreement.

In addition, at the closing of the proposed business combination, the Company, the Sponsor and certain other holders of Class A Common Stock will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other matters, certain stockholders of the Company and AT will be granted certain customary demand and “piggy-back” registration rights with respect to their respective shares of Class A Common Stock.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:      Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:      Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:      Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021, there were 8,050,000 Public Warrants and 2,811,250 Private Placement Warrants outstanding.

Annex I-18

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 9. FAIR VALUE MEASUREMENTS (cont.)

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2021	December 31, 2020
Assets:
Marketable securities held in Trust Account	1	$81,057,287	$81,055,288

Liabilities:
Warrant Liability – Public Warrants	1	4,589,305	5,635,000
Warrant Liability – Private Warrants	2	3,409,836	3,398,095

The Company established the initial fair value for the Warrants on December 13, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Public Warrants and a modified Black-Scholes model for the Private Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one ordinary share and one-third of one Public Warrant), (ii) the sale of Private Placement Warrants, and (iii) the issuance of common shares, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to common shares subject to possible redemption, and common shares based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

Subsequently, the Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2019 is classified as Level 1 due to the use of an observable market quote in an active market. The fair value of the Private Warrants as of December 31, 2019 is classified as Level 2 due to the use of an observable market quote in an active market for a similar instrument. As such, the classification of warrant liabilities for public and private warrants remain consistent for all reporting periods from December 31, 2019 through March 31, 2021 as Level 1 and Level 2, respectively.

The following table presents the changes in the fair value of warrant liabilities at March 31, 2021:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2020	$3,398,095	$5,635,000	$9,033,095
Change in valuation inputs or other assumptions	11,741	(1,045,695)	(1,033,954)
Fair value as of March 31, 2021	$3,409,836	$4,589,305	$7,999,141

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

On May 9, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AgileThought, Inc., a Delaware corporation (“AT”), pursuant to which, among other things, the Company will domesticate as a Delaware corporation (the “Domestication”) and AT will subsequently be merged with and into the Company, whereupon the separate corporate existence of AT will cease and the Company will be the surviving corporation (“Surviving Pubco”), on the terms and subject to the conditions set forth therein. The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Company’s board of directors of and the board of directors of AT. As a result of the proposed business combination, each issued and outstanding Class A ordinary share and Class B ordinary share of the Company will convert into a share of Class A common stock of

Annex I-19

LIV CAPITAL ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)

NOTE 10. SUBSEQUENT EVENTS (cont.)

Surviving Pubco (“Class A Common Stock”), and each issued and outstanding warrant to purchase Class A ordinary shares of the Company will continue to be exercisable by its terms to purchase an equal number of shares of Class A Common Stock.

Concurrently with the execution of the Merger Agreement, the Sponsor and certain individuals (the “Insiders”) entered into a letter agreement (the “Sponsor Letter Agreement”) with the Company and AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK (along with the Class A Common Stock into which such shares are converted as a result of the Domestication and the consummation of the transactions contemplated by the Merger Agreement, the “Sponsor Shares”) in favor of the proposed business combination and related transactions and to take certain other actions in support of the Merger Agreement, the proposed business combination and related transactions. Sponsor and the Insiders also agreed that, subject to certain conditions, up to 20% of the Sponsor Shares would be deemed to be “Deferred Sponsor Shares.” Sponsor and the Insiders also agreed that each of them will not transfer and, subject to the achievement of certain milestones, may be required to forfeit, any such Deferred Sponsor Shares, subject to the terms of the Sponsor Letter Agreement. Sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE Financing (as defined below).

In connection with the execution of the Merger Agreement, the Company entered into subscription agreements with certain subscription investors pursuant to which the Company has agreed to issue and sell to the subscription investors (the “PIPE Investors”), in the aggregate, $22,500,000 of LIVK’s Class A Ordinary Shares (or 2,250,000 shares of Class A Common Stock into which such shares will convert in connection with the Domestication) at a purchase price of $10.00 per share (the “PIPE Financing”). The closing of the PIPE Financing will occur immediately prior to the closing of the proposed merger of the Company and AT, and is subject to customary closing conditions, including the satisfaction or waiver of the conditions set forth in the Merger Agreement.

In addition, at the closing of the proposed business combination, the Company, the Sponsor and certain other holders of Class A Common Stock will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) pursuant to which, among other matters, certain stockholders of the Company and AT will be granted certain customary demand and “piggy-back” registration rights with respect to their respective shares of Class A Common Stock.

Annex I-20

ITEM 2.     MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this report (the “Quarterly Report”) to “we,” “us” or the “Company” refer to LIV Capital Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors, and references to the “Sponsor” refer to LIV Capital Acquisition Sponsor, L.P. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this Quarterly Report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Special Note Regarding Forward-Looking Statements

This Quarterly Report on Form 10-Q includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements other than statements of historical fact included in this Form 10-Q including statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K/A for the year ending December 31, 2020 filed with the SEC on May 13, 2021. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated in the Cayman Islands on October 2, 2019 formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash derived from the proceeds of the Initial Public Offering, our shares, debt or a combination of cash, shares and debt.

The issuance of additional ordinary shares in a Business Combination:

•        may significantly dilute the equity interest of investors, which dilution would increase if the anti-dilution provisions of the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        may subordinate the rights of holders of Class A ordinary shares if preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•        could cause a change of control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

Annex I-21

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete a Business Combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from October 2, 2019 (inception) through March 31, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering, described below, and the Company’s search for a target business with which to complete a Business Combination. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We generate non-operating income in the form of interest income on marketable securities. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with completing a Business Combination.

For the three months ended March 31, 2021, we had net income of $930,716, which consisted of interest income on marketable securities held in the Trust Account of $1,999 and a change in the fair value of warrant liabilities of $1,033,954, offset by operating costs of $105,237.

For the three months ended March 31, 2020, we had net income of $4,741,806, which consisted of interest income on marketable securities held in the Trust Account of $316,742, a change in the fair value of warrant liabilities of $4,369,637 and an unrealized gain on marketable securities held in the Trust Account of $182,776, offset by operating costs of $127,349.

Liquidity and Capital Resources

We have principally financed our operations from the sale of equity securities. As of March 31, 2021, we had $64,655 held outside of the Trust Account. On July 31, 2020, the Sponsor committed to provide an aggregate of $250,000 in loans to us. On February 24, 2021, the Sponsor Commitment was amended to provide an aggregate of $650,000 in loans to the Company. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven.
Annex I-22

We had net income of $930,716 during the three months ended March 31, 2021 and have a working capital deficit of $301,675. Cash used in operating activities was $71,320 for the three months ended March 31, 2021. The aforementioned factors raise substantial doubt about our ability to continue as a going concern within one year after the issuance date of the financial statements.

On December 13, 2019, we consummated the Initial Public Offering of 7,000,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $70,000,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 2,575,000 Private Warrants to the Sponsor at a price of $1.00 per warrant, generating gross proceeds of $2,575,000.

On December 18, 2019, as a result of the underwriters’ election to fully exercise their over-allotment option, we consummated the sale of an additional 1,050,000 Units, at $10.00 per Unit, and the sale of an additional 236,250 Private Warrants, at a price of $1.00 per Private Warrant, generating total gross proceeds of $10,736,250.

Following the Initial Public Offering, the exercise of the over-allotment option and the sale of the Private Warrants, a total of $80,500,000 was placed in the Trust Account. We incurred $2,256,347 in transaction costs, including $1,811,250 of underwriting fees and $445,097 of other costs.

For the three months ended March 31, 2021, cash used in operating activities was $71,320. Net income of $930,716 was offset by interest earned on marketable securities held in the Trust Account of $1,999, a change in the fair value of warrant liabilities of $1,033,954, and changes in operating assets and liabilities, which used $33,917 of cash.

For the three months ended March 31, 2020, cash used in operating activities was $225,774. Net income of $4,741,806 was offset by interest earned on marketable securities held in the Trust Account of $316,742, a change in the fair value of warrant liabilities of $4,369,637 an unrealized gain on marketable securities of $182,776 and changes in operating assets and liabilities, which used $98,425 of cash.

As of March 31, 2021, we had cash and marketable securities held in the Trust Account of $81,057,287. We may withdraw interest to pay our income taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (which interest shall be net of taxes payable) to complete our Business Combination. To the extent that our share capital is used, in whole or in part, as consideration to complete a Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of March 31, 2021, we had cash of $64,655. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete a Business Combination.

Other than as described below, in order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant unit at the option of the lender. The warrants would be identical to the Private Warrants.

Through March 29, 2021, the Sponsor has committed to providing us with an aggregate of $650,000 in loans. The loans shall be non-interest bearing, unsecured and due upon the consummation of a Business Combination. In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination. Moreover, we may need to obtain

Annex I-23

additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our public shares upon completion of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination.

In the event that a Business Combination does not close, the loans would be repaid only out of funds held outside the Trust Account to the extent such funds are available. Otherwise, all amounts loaned to us would be forgiven. Based on the foregoing, we believe we have sufficient cash to meet our needs through the earlier of consummation of a Business Combination or September 13, 2021, the date that we will be required to cease all operations except for the purpose of winding up, if a Business Combination is not consummated.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of March 31, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay the Sponsor a monthly fee of $10,000 for office space, and administrative and support services, provided to the Company. We began incurring these fees on December 10, 2019 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and the Company’s liquidation.

We engaged EarlyBirdCapital as an advisor in connection with our Business Combination to assist in holding meetings with our shareholders to discuss the potential Business Combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with our initial Business Combination, assist in obtaining shareholder approval for the Business Combination and assist with press releases and public filings in connection with the Business Combination. We will pay EarlyBirdCapital a cash fee for such services upon the consummation of our initial Business Combination in an amount equal to 3.5% of the gross proceeds of the Initial Public Offering, or $2,817,500 (exclusive of any applicable finders’ fees which might become payable); provided that up to 25% of the fee may be allocated at our sole discretion to other FINRA members that assisted in identifying and consummating an initial Business Combination.

Critical Accounting Policies

The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liability

We account for the warrants issued in connection with our Initial Public Offering in accordance with the guidance contained in ASC 815-40 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The initial fair value of the public warrants and the private placement warrants was estimated using a Monte Carlo simulation approach. As of March 31, 2021, the fair value of the Public Warrants was estimated using the Company’s publicly traded warrant price, and the fair value of the Private Placement Warrants was estimated using a Monte Carlo simulation approach.

Annex I-24

Class A Ordinary Shares Subject to Possible Redemption

The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.

Net Income (Loss) per Ordinary Share

We apply the two-class method in calculating earnings per share. Net income (loss) per common share, basic and diluted for Class A ordinary shares subject to possible redemption is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, if any, by the weighted average number of shares of Class A ordinary shares subject to possible redemption outstanding for the period. Net income (loss) per ordinary share, basic and diluted for and non-redeemable ordinary shares is calculated by dividing net loss less income attributable to Class A ordinary shares subject to possible redemption, by the weighted average number of shares of non-redeemable ordinary shares outstanding for the period presented.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

ITEM 3.     QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of March 31, 2021, we were not subject to any market or interest rate risk. Following the consummation of our Initial Public Offering, the net proceeds of our Initial Public Offering, including amounts in the Trust Account, have been invested in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

ITEM 4.     CONTROLS AND PROCEDURES

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Evaluation of Disclosure Controls and Procedures

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in our reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to our management, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. In connection with this Amendment, our management re-evaluated, with the participation of our current chief executive officer and chief financial officer (our “Certifying Officers”), the effectiveness of our disclosure controls and procedures as of March 31, 2021, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, solely due to the material weakness in our internal control over financial reporting that led to the Company’s restatement of its financial statements to reclassify the Company’s warrants as described in the Explanatory Note to this Amendment, our Certifying Officers concluded that, as of March 31, 2021, our disclosure controls and procedures were not effective.

Annex I-25

We do not expect that our disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that we have detected all our control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control Over Financial Reporting

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting, as the circumstances that led to the restatement of our financial statements described in this Report had not yet been identified.

Our internal control over financial reporting did not result in the proper classification of our warrants. Since their issuance on December 13, 2019, our warrants have been accounted for as equity within our balance sheet. On April 12, 2021, the SEC Staff issued the SEC Staff Statement in which the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. After discussion and evaluation, taking into consideration the SEC Staff Statement, including with our independent auditors, we have concluded that our warrants should be presented as liabilities with subsequent fair value remeasurement.

To remediate this material weakness, we developed a remediation plan with assistance from our accounting advisors and have dedicated significant resources and efforts to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance our system of evaluating and implementing the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

Annex I-26

PART II — OTHER INFORMATION

ITEM 1.     LEGAL PROCEEDINGS.

None.

ITEM 1A.     RISK FACTORS.

Factors that could cause our actual results to differ materially from those in this report include the risk factors described in our Annual Report on Form 10-K/A for the year ended December 31, 2020 filed with the SEC on May 13, 2021. As of the date of this Quarterly Report, there have been no material changes to the risk factors disclosed in our Annual Report filed with the SEC.

ITEM 2.     UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On December 13, 2019, we consummated the Initial Public Offering of 7,000,000 Units. The Units sold in the Initial Public Offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $70,000,000. EarlyBirdCapital, Inc. acted as sole book-running manager, of the Initial Public Offering. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-234799 and 333-235447). The Securities and Exchange Commission declared the registration statement effective on December 10, 2019.

Simultaneous with the consummation of the Initial Public Offering, the Sponsor consummated the private placement of an aggregate of 2,575,000 warrants at a price of $1.00 per Private Warrant, generating total proceed of $2,575,000. The issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

The Private Warrants are identical to the warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions.

On December 18, 2019, the underwriters exercised their over-allotment option in full, resulting in an additional 1,050,000 Units for $10,500,000, less the underwriters’ discount of $236,250. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 236,250 Private Warrants, at $1.00 per Private Warrant, generating total proceeds of $10,736,250. A total of $10,500,000 was deposited into the Trust Account.

Of the gross proceeds received from the Initial Public Offering, the exercise of the over-allotment option and the Private Warrants, $80,500,000 was placed in the Trust Account.

We paid a total of $1,811,250 in underwriting discounts and commissions and $445,097 for other costs and expenses related to the Initial Public Offering.

For a description of the use of the proceeds generated in our Initial Public Offering, see Part I, Item 2 of this Form 10-Q.

ITEM 3.     DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.     MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5.     OTHER INFORMATION.

None.

Annex I-27

ITEM 6.     EXHIBITS.

The following exhibits are filed as part of, or incorporated by reference into, this Quarterly Report on Form 10-Q.

No.	Description of Exhibit
31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
101.INS*	XBRL Instance Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

____________

*        Filed herewith.

**      Furnished.

Annex I-28

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIV CAPITAL ACQUISITION CORP.
Date: May 24, 2021		/s/ Alexander R. Rossi
	Name:	Alexander R. Rossi
	Title:	Chief Executive Officer and Chairman (Principal Executive Officer)
Date: May 24, 2021		/s/ Luis Rodrigo Clemente Gamero
	Name:	Luis Rodrigo Clemente Gamero
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Annex I-29

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement/Prospectus are available at

www.proxyvote.com

D57714-S28603

LIV CAPITAL ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON AUGUST 18, 2021

CLASS A PROXY CARD

The undersigned hereby appoints Alexander R. Rossi (the "Proxy"), with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the "general meeting") of LIV Capital Acquisition Corp. ("LIVK"), to be held on August 18, 2021, at 10:00 a.m. local time, at the offices of LIVK, at Torre Virreyes, Pedregal No. 24, Piso 6-60, Col. Molino del Rey México, CDMX, 11040, and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxy's discretion on such other matters as may properly come before the general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS, THIS WILL BE TREATED AS AN ABSTENTION.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be marked, dated and signed reverse side)

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57715-S28603

LIV CAPITAL ACQUISITION CORP.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends a vote "FOR" each proposal

For Against Abstain

The Organizational Documents Proposals.

For Against Abstain

11. **The Director Election Proposal.** To approve by ordinary resolution of the holders of the Class B ordinary shares of LIV Capital Acquisition Corp. ("LIVK"), that Arturo Saval, Alexander Rossi, Mauricio Garduño, Robert Languenauer, Gerardo Benitez, Mauricio Rioseco, Andres Borrego, Manuel Senderos, Diego Zavala and Alejandro Rojas be elected to serve as Class I, Class II and Class III directors as set forth in the proxy statement/prospectus to serve staggered terms on the board of directors of LIVK (following the domestication and the business combination) until their respective successors are duly elected and qualified, or until their earlier death, disqualification, resignation or removal be confirmed, ratified, adopted and approved in all respects. ☐ ☐ ☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be treated as an abstention. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxy will vote on such matters in his discretion.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement/Prospectus are available at

www.proxyvote.com

D57716-S28603

LIV CAPITAL ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON AUGUST 18, 2021

CLASS B PROXY CARD

The undersigned hereby appoints Alexander R. Rossi (the "Proxy"), with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the "general meeting") of LIV Capital Acquisition Corp. ("LIVK"), to be held on August 18, 2021, at 10:00 a.m. local time, at the offices of LIVK, at Torre Virreyes, Pedregal No. 24, Piso 6-60, Col. Molino del Rey México, CDMX, 11040, and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxy's discretion on such other matters as may properly come before the general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS, THIS WILL BE TREATED AS AN ABSTENTION.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be marked, dated and signed reverse side)